UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

________________

Schedule 14A

________________

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.    )

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Filed by a party other than the Registrant	☐

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☐	Preliminary Proxy Statement
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Mountain Crest Acquisition Corp. V
(Name of Registrant as Specified In Its Charter)

_________________________________________________________________

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PROXY STATEMENT FOR SPECIAL MEETING OF STOCKHOLDERS OF
MOUNTAIN CREST ACQUISITION CORP. V
AND PROSPECTUS FOR ORDINARY SHARES, RIGHTS AND UNITS
OF AUM BIOSCIENCES LIMITED

Proxy Statement/Prospectus dated May 12, 2023
and first mailed to the stockholders of Mountain Crest Acquisition Corp. V on or about May 22, 2023

To the Stockholders of Mountain Crest Acquisition Corp. V:

You are cordially invited to attend the special meeting of the Stockholders of Mountain Crest Acquisition Corp. V (“Mountain Crest,” “we,” “our” or “us”), which will be held at 10:00 a.m., Eastern time, on June 23, 2023 (the “Special Meeting”). Due to the public health concerns relating to the coronavirus pandemic, and our concerns about protecting the health and well-being of our stockholders, the board of directors of Mountain Crest (the “Mountain Crest Board”) has determined to convene and conduct the Special Meeting in a virtual meeting format at https://www.cstproxy.com/mcacquisitionv/2023. You will need the 12-digit meeting control number that is printed on your proxy card to enter the Special Meeting. Stockholders will NOT be able to attend the Special Meeting in person. This proxy statement includes instructions on how to access the virtual Special Meeting and how to listen and vote from home or any remote location with Internet connectivity.

Mountain Crest is a Delaware corporation incorporated as a blank check company for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses.

On October 19, 2022, Mountain Crest and AUM Biosciences Pte. Ltd., a private company limited by shares incorporated in Singapore, with company registration number 201810204D (“AUM”) entered into that certain Business Combination Agreement (as may be amended, supplemented or otherwise modified from time to time, the “Business Combination Agreement”), which was subsequently amended on February 10, 2023, March 30, 2023 and April 19, 2023. On January 27, 2023, AUM Biosciences Limited, a Cayman Islands exempted company (“Holdco”), AUM Biosciences Subsidiary Pte. Ltd., a private company limited by shares incorporated in Singapore, with company registration number 202238778Z (“Amalgamation Sub”) and AUM Biosciences Delaware Merger Sub, Inc., a Delaware corporation (“Merger Sub”) executed a joinder agreement with Mountain Crest and AUM and joined the Business Combination Agreement as parties, thereby committing to be legally bound by the Business Combination Agreement. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Business Combination Agreement.

The Business Combination Agreement provides that the business combination between Mountain Crest and AUM will be completed through a two-step process consisting of the Amalgamation (as defined below) and the SPAC Merger (as defined below). Amalgamation Sub will amalgamate with and into AUM, with AUM continuing as the surviving corporation of the amalgamation and a direct wholly-owned subsidiary of Holdco (the “Amalgamation”), and following confirmation of the effective filing of the Amalgamation but on the same day, Merger Sub will merge with and into Mountain Crest, with Mountain Crest continuing as the surviving entity and a direct wholly-owned subsidiary of Holdco (the “SPAC Merger,” and together with the Amalgamation, the “Merger” or the “Business Combination”). Following the Business Combination, Holdco will be a publicly traded holding company listed on a national stock exchange in the United States. As used herein, the “Combined Company” refers to Holdco and its consolidated subsidiaries after the consummation of the Business Combination.

As a result of the Merger, among other things, (i) all outstanding ordinary shares of AUM will be cancelled in exchange for approximately 40 million ordinary shares, par value of US$0.0001 each, of Holdco (the “Holdco Ordinary Shares”), valued at $10.00 per Holdco share, on a fully-diluted basis (as described below in more detail), subject to Closing adjustments, (ii) each outstanding unit of Mountain Crest (the “Mountain Crest Unit”) will be automatically detached, (iii) each unredeemed outstanding share of common stock of Mountain Crest (the “Mountain Crest Common Stock”) will be cancelled in exchange for the right to receive one (1) Holdco Ordinary Share, and (iv) every ten (10) outstanding rights of Mountain Crest (the “Mountain Crest Rights”) will be contributed in exchange for one (1) Holdco Ordinary Share, cancelled and cease to exist.

Pursuant to the Business Combination Agreement, each AUM ordinary share issued and paid-up in the share capital of AUM shall be automatically cancelled and each AUM shareholder shall be entitled to receive, as consideration for such AUM ordinary share, such number of newly issued Holdco Ordinary Shares equal to the Company Exchange Ratio. The Company Exchange Ratio means the quotient obtained by dividing the Price per Company Share by $10.00 (ten dollars). The Price per Company Share is a dollar number, dividing the Purchase Price by the Fully-Diluted Company Shares. The Purchase Price is $400,000,000 plus the Post-Signing Investment Amount. The Post-Signing Investment Amount means the amount of proceeds received by the AUM Companies from the sale of AUM Company Interests for not more than $10,000,000 in the aggregate after the Business Combination Agreement was signed and before the Closing. The number of Fully-Diluted Company Shares is the sum of (a) the total number of outstanding AUM ordinary shares and (b) the total number of AUM ordinary shares subject to issuance pursuant to the vested AUM options, in each case, as of immediately prior to the Closing.

881,350 Holdco Ordinary Shares will be reserved and authorized for issuance under the 2023 Share Incentive Plan (the “2023 Plan”) if the 2023 Plan is approved by Mountain Crest’s stockholders at the Special Meeting. The actual grants of the awards under the 2023 Plan will occur after the closing of the Business Combination (the “Closing”).

This proxy statement/registration statement is registering the following securities:

●	2,654,874 Holdco Ordinary Shares issuable in exchange for all outstanding shares of Mountain Crest Common Stock in connection with the SPAC Merger on a one-for-one basis, including (i) 528,974 Holdco Ordinary Shares issuable in exchange for shares of Mountain Crest Common Stock owned by Mountain Crest’s public stockholders; (ii) 1,948,000 Holdco Ordinary Shares issuable in exchange for shares of Mountain Crest Common Stock owned by Mountain Crest’s founders including Mountain Crest’s sponsor; and (iii) 177,900 Holdco Ordinary Shares issuable in exchange for shares of Mountain Crest Common Stock owned by Chardan Capital Markets LLC (“Chardan”);

●	712,300 Holdco Ordinary Shares representing (i) 690,000 Holdco Ordinary Shares in exchange for the cancellation of 6,900,000 Mountain Crest Rights held by Mountain Crest’s public rightsholders; and (ii) 22,300 Holdco Ordinary Shares in exchange for the cancellation of 223,000 Mountain Crest Rights held by Mountain Crest’s sponsor.

At the Special Meeting, Mountain Crest stockholders will be asked to consider and vote upon the following proposals:

1.	The Business Combination Proposal: a proposal to approve and adopt the Business Combination Agreement (the “Business Combination Proposal” or “Proposal No. 1”). A copy of the Business Combination Agreement is attached to this proxy statement/prospectus as Annex A;

2.	The Redomestication Proposal: a proposal to approve the “redomestication” from Delaware to Cayman Islands that will take place with respect to the new public holding company pursuant to the terms of the Business Combination Agreement (the “Redomestication Proposal” or “Proposal No. 2”);

3.	The Nasdaq Proposal: a proposal to approve, for purposes of complying with applicable listing rules of Nasdaq, or Nasdaq Listing Rules, the issuance of more than 20% of the current total issued and outstanding Holdco Ordinary Shares pursuant to the terms of the Business Combination Agreement (the “Nasdaq Proposal” or “Proposal No. 3”);

4.	The Incentive Plan Proposal: a proposal to approve the 2023 Plan (the “Incentive Plan Proposal” or “Proposal No. 4”). A copy of the 2023 Plan is attached to the accompanying proxy statement/prospectus as Annex B;

5.	The Holdco Charter Proposal: a proposal to amend and restate Holdco’s memorandum and articles of association (the “Holdco Charter Proposal” or “Proposal No. 5”). A copy of the proposed amended and restated memorandum and articles of association of Holdco is attached to the accompanying proxy statement/prospectus as Annex C;

6.	The Escrow Proposal: a proposal to terminate the Stock Escrow Agreement (the “Stock Escrow Agreement”), dated as of November 12, 2021, entered into by and among Mountain Crest, Mountain Crest’s initial stockholders and Continental Stock Transfer & Trust Company as the escrow agent (the “Escrow Proposal” or “Proposal No. 6”). A copy of the proposed termination agreement is attached to the accompanying proxy statement/prospectus as Annex D;

7.	The NTA Requirement Amendment Proposal: a proposal to amend Mountain Crest’s Amended and Restated Certificate of Incorporation to expand the methods that Mountain Crest may employ to not become subject to the “penny stock” rules of the Securities and Exchange Commission (the “NTA Requirement Amendment Proposal” or “Proposal No. 7”). A copy of the proposed amendment No. 3 to Mountain Crest’s Amended and Restated Certificate of Incorporation is attached to the accompanying proxy statement/prospectus as Annex E;

8.	The Adjournment Proposal: a proposal to adjourn the Special Meeting under certain circumstances, which is more fully described in the accompanying proxy statement/prospectus (the “Adjournment Proposal” or “Proposal No. 8” and, together with the Business Combination Proposal, the Redomestication Proposal, the Nasdaq Proposal, the Incentive Plan Proposal, the Holdco Charter Proposal, the Escrow Proposal and the NTA Requirement Amendment Proposal, the “Proposals”).

Each Public Unit consists of one Public Share and one Public Right. Each Public Right will convert into one-tenth (1/10) of one Holdco Ordinary Share upon the consummation of the Business Combination.

If the Mountain Crest stockholders approve the Business Combination Proposal, immediately prior to the consummation of the Business Combination, all outstanding Public Units will separate into their individual components of Public Shares and Public Rights and will cease separate existence and trading.

Upon the consummation of the Business Combination, the current equity holdings of the Mountain Crest stockholders shall be exchanged as follows:

(i)	Each share of Mountain Crest Common Stock issued and outstanding immediately prior to the effective time of the SPAC Merger (other than any redeemed shares), will automatically be cancelled and cease to exist and for each share of such Mountain Crest Common Stock, Holdco shall issue to each Mountain Crest stockholder (other than Mountain Crest stockholders who exercise their redemption rights in connection with the Business Combination) one validly issued Holdco Ordinary Share, which, unless explicitly stated herein, shall be fully paid, in exchange for Holdco receiving subscription capital in Mountain Crest and Mountain Crest becoming a direct wholly-owned subsidiary of Holdco; and

(ii)	The holders of Mountain Crest Rights convertible into one-tenth (1/10) of one share of Mountain Crest Common Stock issued and outstanding immediately prior to the effective time of the SPAC Merger will receive one-tenth (1/10) of one Holdco Ordinary Share in exchange for the cancellation of each Mountain Crest Right; provided, however, that no fractional shares will be issued and all fractional shares will be rounded to the nearest whole share, in exchange for Holdco receiving subscription capital in Mountain Crest and Mountain Crest becoming a direct wholly-owned subsidiary of Holdco.

It is anticipated that, upon consummation of the Business Combination, Mountain Crest’s existing stockholders, including the Sponsor (as defined below), will own approximately 7.4% of the issued Holdco Ordinary Shares, and AUM’s current shareholders will own approximately 89.7% of the issued Holdco Ordinary Shares. These relative percentages assume that none of Mountain Crest’s existing public stockholders exercise their redemption rights, as discussed herein. If any of Mountain Crest’s existing public stockholders exercise their redemption rights, the anticipated percentage ownership of Mountain Crest’s existing stockholders will be reduced. You should read “Summary of the Proxy Statement/Prospectus — The Business Combination and the Business Combination Agreement” and “Unaudited Pro Forma Condensed Combined Financial Statements” for further information.

The Mountain Crest Units, Mountain Crest Common Stock and Mountain Crest Rights are currently listed on the Nasdaq Stock Market under the symbols “MCAGU,” “MCAG” and “MCAGR,” respectively. Holdco has applied to list the Holdco Ordinary Shares on the Nasdaq Stock Market under the symbol “AUMB” in connection with the Closing. Mountain Crest cannot assure you that the Holdco Ordinary Shares will be approved for listing on Nasdaq.

Investing in Holdco Ordinary Shares involves a high degree of risk. See “Risk Factors” beginning on page 40 for a discussion of information that should be considered in connection with an investment in Holdco Ordinary Shares.

In connection with the special meeting of stockholders held by Mountain Crest on December 20, 2022 where the stockholders approved certain proposals giving Mountain Crest the right to extend the date by which it has to complete a business combination (the “Combination Period”) for an additional three months, from February 16, 2023 to May 16, 2023, by depositing into the Trust Account $300,000, a total of 4,965,892 shares were properly tendered for redemption, resulting in 1,934,108 shares held by Mountain Crest public stockholders. Approximately $50.1 million was withdrawn from Mountain Crest’s trust account (the “Trust Account”) to pay for the redemption, leaving approximately $19.6 million in the Trust Account as of January 31, 2023. On February 15, 2023, Mountain Crest deposited $300,000 into the Trust Account and extended the Combination Period for a period of 3 months from February 16, 2023 to May 16, 2023. On May 12, 2023, Mountain Crest’s stockholders approved an amendment to the Mountain Crest Charter extending the Combination Period from May 16, 2023 to February 16, 2024. In connection with the stockholders’ vote at the Special Meeting of Stockholders held by Mountain Crest on May 12, 2023, 1,405,134 shares were tendered for redemption. As a result of the redemptions, Mountain Crest now has less liquidity and fewer round-lot holders of Mountain Crest’s public shares, which may make it more difficult to meet Nasdaq listing requirements. Since it is a condition to closing to receive approval for listing by Nasdaq of the shares of Mountain Crest Common Stock to be issued in connection with the transactions contemplated by the Business Combination Agreement, Mountain Crest’s reduced public float may make it more difficult for Mountain Crest to meet one of the Nasdaq listing requirements and to consummate the Business Combination.

As of May 17, 2023, there was approximately $5.5 million in the Trust Account. On May 17, 2023, the record date for the Special Meeting, the last sale price of Mountain Crest Common Stock was $10.2403.

Pursuant to Mountain Crest’s amended and restated certificate of incorporation, Mountain Crest is providing its public stockholders with the opportunity to redeem all or a portion of their shares of Mountain Crest Common Stock at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account as of two business days prior to the Special Meeting, including interest, less taxes payable, divided by the number of then outstanding shares of Mountain Crest Common Stock that were sold as part of the Mountain Crest Units in Mountain Crest’s initial public offering (“IPO”), subject to the limitations described herein. Mountain Crest estimates that the per-share price at which public shares may be redeemed from cash held in the trust account will be approximately $10.41 (before deducting estimated taxes payable) at the time of the Special Meeting. Mountain Crest’s public stockholders may elect to redeem their shares even if they vote for the Merger or do not vote at all. Mountain Crest has no specified maximum redemption threshold under Mountain Crest’s amended and restated certificate of incorporation. Holders of outstanding Mountain Crest Rights do not have redemption rights in connection with the Business Combination.

Mountain Crest is providing this proxy statement/prospectus and accompanying proxy card to its stockholders in connection with the solicitation of proxies to be voted at the Special Meeting and at any adjournments or postponements of the Special Meeting. The Initial Stockholders and Chardan, which owns approximately 4.8% of Mountain Crest Common Stock as of the record date, have agreed to vote its Mountain Crest Common Stock in favor of the Business Combination Proposal, and intend to vote for the Redomestication Proposal, the Nasdaq Proposal, the Incentive Plan Proposal, the Holdco Charter Proposal, the Escrow Proposal, the NTA Requirement Amendment Proposal and the Adjournment Proposal.

Each stockholder’s vote is very important. Whether or not you plan to attend the Special Meeting via the virtual meeting platform, please submit your proxy card without delay. Mountain Crest’s stockholders may revoke proxies at any time before they are voted at the meeting. Voting by proxy will not prevent a stockholder from voting at the meeting if such stockholder subsequently chooses to attend the Special Meeting. If you are a holder of record and you attend the Special Meeting and wish to vote at the meeting, you may withdraw your proxy and vote at the meeting. Assuming that a quorum is present, attending the Special Meeting either via the virtual meeting platform or by proxy and abstaining from voting will have the same effect as voting against all the Proposals. And broker non-votes will have no effect on any of the Proposals.

If you sign, date and return your proxy card without indicating how you wish to vote, your proxy will be voted in favor of each of the Proposals presented at the Special Meeting. If you fail to return your proxy card or fail to instruct your bank, broker or other nominee how to vote, and do not attend the Special Meeting via the virtual meeting platform, the effect will be that your shares will not be counted for purposes of determining whether a quorum is present at the Special Meeting of stockholders and, if a quorum is present, will have the effect of a vote against the Business Combination Proposal and no effect on the Adjournment Proposal. If you are a stockholder of record and you attend the Special Meeting and wish to vote at the meeting, you may withdraw your proxy and vote at the meeting.

We encourage you to read this proxy statement/prospectus carefully. In particular, you should review the matters discussed under the caption “Risk Factors” beginning on page 40.

The Mountain Crest Board has unanimously approved the Business Combination Agreement, and unanimously recommends that Mountain Crest stockholders vote “FOR” approval of each of the Proposals. When you consider Mountain Crest Board’s recommendation of these Proposals, you should keep in mind that Mountain Crest’s directors and officers have interests in the Business Combination that may conflict with or differ from your interests as a stockholder. See the section titled “Proposals to be Considered by Mountain Crest Stockholders: The Business Combination — Interests of Mountain Crest’s Directors and Executive Officers in the Business Combination.”

On behalf of the Mountain Crest Board, I thank you for your support and we look forward to the successful consummation of the Business Combination.

Sincerely,

/s/ Suying Liu
Suying Liu Chief Executive Officer and Chief Financial Officer Mountain Crest Acquisition Corp. V

May 19, 2023

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued in the Business Combination or otherwise, or passed upon the adequacy or accuracy of this proxy statement/prospectus. Any representation to the contrary is a criminal offense.

HOW TO OBTAIN ADDITIONAL INFORMATION

If you would like to receive additional information or if you want additional copies of this document, agreements contained in the appendices or any other documents filed by Mountain Crest with the Securities and Exchange Commission, such information is available without charge upon written or oral request. Please contact our proxy solicitor, at:

Advantage Proxy
P.O. Box 13581
Des Moines, WA 98198
Toll Free: 877-870-8565
Collect: 206-870-8565
Email: KSmith@advantageproxy.com

If you would like to request documents, please do so no later than one week prior to the meeting date to receive them before the Special Meeting. Please be sure to include your complete name and address in your request. Please see the section titled “Where You Can Find Additional Information” to find out where you can find more information about Mountain Crest, Holdco and AUM. You should rely only on the information contained in this proxy statement/prospectus in deciding how to vote on the Business Combination. None of Mountain Crest, Holdco and AUM has authorized anyone to give any information or to make any representations other than those contained in this proxy statement/prospectus. Do not rely upon any information or representations made outside of this proxy statement/prospectus. The information contained in this proxy statement/prospectus may change after the date of this proxy statement/prospectus. Do not assume after the date of this proxy statement/prospectus that the information contained in this proxy statement/prospectus is still correct.

FREQUENTLY USED TERMS

Unless otherwise stated in this proxy statement/prospectus:

“2023 Plan” or “Incentive Plan” means the Holdco 2023 Share Incentive Plan, a copy of which is attached to this proxy statement/prospectus as Annex B.

“ACA” means the Patient Protection and Affordable Care Act.

“Accelerate” means Accelerate Technologies Pte. Ltd.

“Acquisition Entity” means each of Holdco, Amalgamation Sub and Merger Sub.

“Acquisition Entities” means Holdco, Amalgamation Sub and Merger Sub, collectively.

“ACRA” means the Singapore Accounting and Corporate Regulatory Authority.

“Amalgamation” means the amalgamation of Amalgamation Sub with and into AUM.

“Amendment” means the Amendment to Business Combination Agreement, dated February 10, 2023.

“Amendment No. 2” means the Amendment No. 2 to Business Combination Agreement, dated March 30, 2023.

“Amendment No. 3” means the Amendment No. 3 to Business Combination Agreement, dated April 19, 2023.

“Adjournment Proposal” or “Proposal No. 8” means a proposal to adjourn the Special Meeting under certain circumstances, which is more fully described in the accompanying proxy statement/prospectus.

“Amalgamation Sub” means AUM Biosciences Subsidiary Pte. Ltd., a private company limited by shares incorporated in Singapore, with company registration number 202238778Z, and a direct wholly-owned subsidiary of Holdco.

“Amended and Restated Registration Rights Agreement” means the amended and restated registration rights agreement that certain holders of ordinary shares of AUM, certain holders of Mountain Crest Common Stock, and the holders of the Private Units will enter into at the Closing.

“ASC” means Accounting Standards Codification.

“Asymchem” means Asymchem Inc.

“ATO” means Australian Taxation Office.

“Australian Dollars” and “AUD$” means Australian dollars, the legal currency of Australia.

“AUM” means AUM Biosciences Pte. Ltd., a private company limited by shares incorporated in Singapore, with company registration number 201810204D.

“AUM Board” means the board of directors of AUM.

“BPCIA” means the Biologics Price Competition and Innovation Act of 2009.

“Business Combination” means the Merger and the other Transactions to be consummated under the Business Combination Agreement.

“Business Combination Agreement” means that certain Business Combination Agreement (as may be amended, supplemented or otherwise modified from time to time), dated as of October 19, 2022, by and among AUM, Mountain Crest, Holdco, Amalgamation Sub and Merger Sub, as amended on February 10, 2023, March 30, 2023 and April 19, 2023.

“Business Combination Proposal” or “Proposal No. 1” means a proposal to approve and adopt the Business Combination Agreement.

“CCPA” means the California Consumer Privacy Act.

“Chardan” means Chardan Capital Markets LLC.

“CJEU” means the Court of Justice of the European Union.

“Closing” means the closing of the Business Combination.

“CMG” means CMG Pharmaceutical Co. Ltd.

“CMS” means Centers for Medicare & Medicaid Services.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Combination Period” means the date by which Mountain Crest has to complete a business combination.

“Combined Company” means Holdco and its consolidated subsidiaries after the consummation of the Business Combination.

“Company Exchange Ratio” means the quotient obtained by dividing the Price per Company Share by $10.00 (ten dollars).

“Continental” means Continental Stock Transfer & Trust Company.

“CPRA” means the California Privacy Rights Act.

“DLA” means DLA Piper LLP (US), AUM’s legal advisor.

“DWAC” means Deposit/Withdrawal At Custodian.

“EEA” means the European Economic Area.

“EF Hutton” means EF Hutton, a division of Benchmark Investments, LLC.

“EMA” means the European Medicines Agency.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Escrow Proposal” or “Proposal 7” means the proposal to approve the termination of the Stock Escrow Agreement, dated as of November 12, 2021, entered into by and among Mountain Crest, Mountain Crest’s initial stockholders and Continental as the escrow agent.

“FASB” means the Financial Accounting Standards Board.

“FCPA” means the Foreign Corrupt Practices Act.

“FDA” means the Food and Drug Administration.

“FDASIA” means the Food and Drug Administration Safety and Innovation Act.

“FDCA” means the Food, Drug and Cosmetic Act.

“Founder Shares” refer to the 1,725,000 shares of common stock held or controlled by Mountain Crest’s insiders prior to the IPO.

“Fully-Diluted Company Shares” means the sum of (a) the total number of outstanding AUM ordinary shares and (b) the total number of AUM ordinary shares subject to issuance pursuant to the vested AUM options, in each case, as of immediately prior to the Closing.

“GAAP” means accounting principles generally accepted in the United States of America.

“Global” means Global Fund LLC, AUM’s financial advisor.

“GMP” means Good Manufacturing Practice.

“Handok” means Handok, Inc.

“Hatch-Waxman Act” means the Drug Price Competition and Patent Term Restoration Action of 1984.

“HHS” means the U.S. Department of Health and Human Services.

“HIPAA” means The Health Insurance Portability and Accountability Act of 1996.

“HITECH” means the Health Information Technology for Economic and Clinical Health Act of 2009.

“Holdco” means AUM Biosciences Limited, a Cayman Islands exempted company.

“Holdco Board” means the board of directors of Holdco.

“Holdco Charter Proposal” or “Proposal No. 5” means a proposal to amend and restate Holdco’s memorandum and articles of association.

“Holdco Ordinary Shares” means Shares of Holdco, par value $0.0001 per share.

“IFRS” means the International Financial Reporting Standards.

“Incentive Plan Proposal” or “Proposal No. 4” means a proposal to approve Holdco’s 2023 Share Incentive Plan.

“Inflection” means Inflection Biosciences, Ltd.

“Initial Stockholders” means the stockholders who hold the Founder Shares.

“IPO” means Mountain Crest’s initial public offering.

“IRB” means Institutional Review Board.

“L&L” means Loeb & Loeb LLP, Mountain Crest’s legal advisor.

“Leahy-Smith Act” means the Leahy-Smith America Invents Act.

“Lock-up Agreements” means the lock-up agreements that certain holders of AUM ordinary shares are required to enter in connection with the Closing.

“Lock-Up Period” means the period commencing on the Closing Date and ending on the date that is six (6) months thereafter.

“Lock-up Shares” means any Holdco Ordinary Shares to be received by such holders as consideration in the Merger, and further including any other securities held by such holders immediately following the Merger which are convertible into, or exercisable, or exchangeable for, Holdco Ordinary Shares, acquired during the Lock-Up Period.

“Merck” means Merck & Co., Inc.

“Merger” means the SPAC Merger and the Amalgamation.

“Merger Sub” means AUM Biosciences Delaware Merger Sub, Inc., a Delaware corporation and a direct wholly-owned subsidiary of Holdco.

“MMA” means the Medicare Prescription Drug, Improvement and Modernization Act of 2003.

“Mountain Crest” means Mountain Crest Acquisition Corp. V.

“Mountain Crest Board” means the board of directors of Mountain Crest.

“Mountain Crest Charter” means the Amended and Restated Certificate of Incorporation of Mountain Crest, dated November 12, 2021, as amended and/or restated from time to time.

“Mountain Crest Common Stock” means shares of common stock of Mountain Crest.

“Mountain Crest Rights” means rights of Mountain Crest.

“Mountain Crest securities” means Mountain Crest Units, Mountain Crest Common Stock (excluding any redeemed shares) and Mountain Crest Rights.

“Mountain Crest Units” means units of Mountain Crest.

“Nasdaq” means The Nasdaq Stock Market LLC.

“Nasdaq Proposal” or “Proposal No. 3” means a proposal to approve, for purposes of complying with applicable listing rules of Nasdaq, or Nasdaq Listing Rules, the issuance of more than 20% of the current total issued and outstanding Holdco Ordinary Shares pursuant to the terms of the Business Combination Agreement.

“Newsoara” means Newsoara Biopharma Co. Ltd.

“NTA Requirement Amendment Proposal” or “Proposal No. 7” means a proposal to amend Mountain Crest’s Amended and Restated Certificate of Incorporation to expand the methods that Mountain Crest may employ to not become subject to the “penny stock” rules of the Securities and Exchange Commission.

“Over-allotment Units” means the 900,000 additional Public Units that the underwriters purchased when the underwriters fully exercised the option to cover over-allotments on November 16, 2021.

“PDUFA” means the Prescription Drug User Fee Act.

“Post-Signing Investment Amount” means the amount of proceeds received by the AUM Companies from the sale of AUM Company Interests for not more than $10,000,000 in the aggregate after the Business Combination Agreement was signed and before the Closing.

“PREA” means the Pediatric Research Equity Act.

“Private Units” means the 223,000 units of Mountain Crest that the Sponsor purchased at a price of $10.00 per Private Unit for an aggregate purchase price of $2,230,000 in a private placement.

“Price per Company Share” means a dollar number, dividing the Purchase Price by the Fully-Diluted Company Shares.

“Proposals” means the Business Combination Proposal, the Redomestication Proposal, the Nasdaq Proposal, the Incentive Plan Proposal, the Holdco Charter Proposal, the Escrow Proposal, the NTA Requirement Amendment Proposal and the Adjournment Proposal.

“Public Rights” means rights of Mountain Crest sold as part of the Public Units in the IPO.

“Public Shares” means shares of common stock of Mountain Crest sold as part of the Public Units in the IPO.

“Public Units” means units of Mountain Crest sold in the IPO.

“Purchase Price” is $400,000,000 plus the Post-Signing Investment Amount.

“Redomestication” means a redomestication from Delaware to Cayman Islands once the Merger is effective.

“Redomestication Proposal” or “Proposal No. 2” means a proposal to approve the “redomestication” from Delaware to Cayman Islands that will take place with respect to the new public holding company pursuant to the terms of the Business Combination Agreement.

“Representative Shares” means the 177,900 shares of Mountain Crest Common Stock issued to Chardan on November 16, 2021.

“R&D” means research and development.

“RMB” means the legal currency of the People’s Republic of China.

“Roche” means F. Hoffmann-La Roche AG.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the United States Securities Act of 1933, as amended.

“Shareholder Support Agreement” means the support agreement that AUM, Mountain Crest, and certain holders of AUM ordinary shares entered into contemporaneously with the execution of the Business Combination Agreement.

“Singapore Dollars” and “SGD$” means Singapore dollars, the legal currency of Singapore.

“SPAC Merger” means the merger of Merger Sub with and into Mountain Crest.

“SPAC Shares” means 100,000 shares of Mountain Crest Common Stock that AUM purchased from the Sponsor for a purchase price of $1,000,000 pursuant to a stock purchase agreement entered into by the Sponsor and AUM on October 19, 2022.

“Special Meeting” means the special meeting of the Stockholders of Mountain Crest be held at 10:00 a.m., Eastern time, on June 23, 2023, as a virtual meeting at https://www.cstproxy.com/mcacquisitionv/2023.

“Sponsor” means Mountain Crest Global Holdings LLC.

“Sponsor Support Agreement” means the sponsor support agreement that AUM, Mountain Crest, and certain holders of Mountain Crest common stock entered into contemporaneously with the execution of the Business Combination Agreement.

“Syngene” means Syngene International Limited.

“Transactions” means, collectively, the Merger and each of the other transactions contemplated by the Business Combination Agreement or any of the ancillary agreements.

“Treasury” means the U.S. Department of the Treasury.

“Trust Account” means Mountain Crest’s U.S.-based trust account with Continental for the benefit of Mountain Crest’s public stockholders.

“Trust Agreement” means the Investment Management Trust Agreement between Mountain Crest and Continental Stock Transfer & Trust Company, dated November 12, 2021, as amended on December 20, 2022.

“U.S. Dollars,” “$” and “USD$” means United States dollars, the legal currency of the United States.

“USPTO” means the United States Patent and Trademark Office.

Mountain Crest Acquisition Corp. V
311 West 43rd Street, 12th Floor
New York, NY 10036
(646) 493-6558

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON June 23, 2023

TO THE STOCKHOLDERS OF MOUNTAIN CREST ACQUISITION CORP. V:

NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders of Mountain Crest Acquisition Corp. V, a Delaware corporation (“Mountain Crest”), will be held on June 23, 2023 at 10:00 AM Eastern Time. Due to the public health concerns relating to the coronavirus pandemic, and our concerns about protecting the health and well-being of our stockholders, the board of directors of Mountain Crest (the “Mountain Crest Board”) has determined to convene and conduct the Special Meeting in a virtual meeting format at https://www.cstproxy.com/mcacquisitionv/2023. You will need the 12-digit meeting control number that is printed on your proxy card to enter the Special Meeting. Stockholders will NOT be able to attend the Special Meeting in person. This proxy statement includes instructions on how to access the virtual Special Meeting and how to listen and vote from home or any remote location with Internet connectivity. The Special Meeting will be held for the following purposes:

At the Special Meeting, Mountain Crest stockholders will be asked to consider and vote upon the following proposals:

1.	The Business Combination Proposal: a proposal to approve and adopt the Business Combination Agreement (the “Business Combination Proposal” or “Proposal No. 1”). A copy of the Business Combination Agreement is attached to this proxy statement/prospectus as Annex A;

2.	The Redomestication Proposal: a proposal to approve the “redomestication” from Delaware to Cayman Islands that will take place with respect to the new public holding company pursuant to the terms of the Business Combination Agreement (the “Redomestication Proposal” or “Proposal No. 2”);

3.	The Nasdaq Proposal: a proposal to approve, for purposes of complying with applicable listing rules of Nasdaq, or Nasdaq Listing Rules, the issuance of more than 20% of the current total issued and outstanding Holdco Ordinary Shares pursuant to the terms of the Business Combination Agreement (the “Nasdaq Proposal” or “Proposal No. 3”);

4.	The Incentive Plan Proposal: a proposal to approve the 2023 Plan (the “Incentive Plan Proposal” or “Proposal No. 4”). A copy of the 2023 Plan is attached to the accompanying proxy statement/prospectus as Annex B;

5.	The Holdco Charter Proposal: a proposal to amend and restate Holdco’s memorandum and articles of association (the “Holdco Charter Proposal” or “Proposal No. 5”). A copy of the proposed amended and restated memorandum and articles of association of Holdco is attached to the accompanying proxy statement/prospectus as Annex C;

6.	The Escrow Proposal: a proposal to terminate the Stock Escrow Agreement (the “Stock Escrow Agreement”), dated as of November 12, 2021, entered into by and among Mountain Crest, Mountain Crest’s initial stockholders and Continental as the escrow agent (the “Escrow Proposal” or “Proposal No. 6”). A copy of the proposed termination agreement is attached to the accompanying proxy statement/prospectus as Annex D;

7.	The NTA Requirement Amendment Proposal: a proposal to amend Mountain Crest’s Amended and Restated Certificate of Incorporation to expand the methods that Mountain Crest may employ to not become subject to the “penny stock” rules of the Securities and Exchange Commission (the “NTA Requirement Amendment Proposal” or “Proposal No. 7”). A copy of the proposed amendment No. 3 to Mountain Crest’s Amended and Restated Certificate of Incorporation is attached to the accompanying proxy statement/prospectus as Annex E;

8.	The Adjournment Proposal: a proposal to adjourn the Special Meeting under certain circumstances, which is more fully described in the accompanying proxy statement/prospectus (the “Adjournment Proposal” or “Proposal No. 8” and, together with the Business Combination Proposal, the Redomestication Proposal, the Nasdaq Proposal, the Incentive Plan Proposal, the Holdco Charter Proposal, the Escrow Proposal and the NTA Requirement Amendment Proposal, the “Proposals”).

All of the proposals set forth above are sometimes collectively referred to herein as the “Proposals.” The Business Combination Proposal and the Redomestication Proposal are dependent upon each other. It is important for you to note that in the event that either of the Business Combination Proposal or the Redomestication Proposal is not approved, then Mountain Crest will not consummate the Business Combination. If Mountain Crest does not consummate the Business Combination and fails to complete an initial business combination by May 16, 2023, or as otherwise set forth in Mountain Crest Charter, the Mountain Crest will be required to dissolve and liquidate. The Mountain Crest Board has approved (1) an amendment to the Mountain Crest Charter to extend the Combination Period from May 16, 2023 to February 16, 2024 and (2) to submit such proposed amendment to the Mountain Crest Charter to Mountain Crest’s stockholders for approval. On May 12, 2023, Mountain Crest’s stockholders approved an amendment to the Mountain Crest Charter extending the Combination Period from May 16, 2023 to February 16, 2024. On May 12, 2023, the Company filed such amendment with the Delaware Secretary of State, by which the Company extended the Business Combination Period from May 16, 2023 to February 16, 2024.

As of May 17, 2023, there were 2,654,874 shares of Mountain Crest Common Stock issued and outstanding and entitled to vote, consisting of 528,974 shares held by public stockholders and 2,125,900 shares held by the Initial Stockholders and Chardan. Only Mountain Crest stockholders who hold shares of record as of the close of business on May 17, 2023 are entitled to vote at the Special Meeting or any adjournment of the Special Meeting. This proxy statement/prospectus is first being mailed to Mountain Crest stockholders on or about May 22, 2023. Approval of each of the Proposals will require the affirmative vote of the holders of a majority of the issued and outstanding Mountain Crest Common Stock present and entitled to vote at the Special Meeting or any adjournment thereof. Assuming that a quorum is present, attending the Special Meeting either virtually or by proxy and abstaining from voting will have the same effect as voting against the Proposals and failing to instruct your bank, brokerage firm or nominee to attend and vote your shares will have the effect of a vote against the Business Combination Proposal and no effect on the Adjournment Proposal. Whether or not you plan to attend the Special Meeting virtually, please submit your proxy card without delay to Advantage Proxy not later than the time appointed for the Special Meeting or adjourned meeting. Voting by proxy will not prevent you from voting your shares at the meeting if you subsequently choose to attend the Special Meeting. If you fail to return your proxy card and do not attend the Special Meeting virtually, the effect will be that your shares will not be counted for purposes of determining whether a quorum is present at the Special Meeting. You may revoke a proxy at any time before it is voted at the Special Meeting by executing and returning a proxy card dated later than the previous one, by attending the Special Meeting virtually and casting your vote by ballot or by submitting a written revocation to Advantage Proxy, P.O. Box 13581, Des Moines, WA 98198, that is received by the proxy solicitor before we take the vote at the Special Meeting. If you hold your shares through a bank or brokerage firm, you should follow the instructions of your bank or brokerage firm regarding revocation of proxies.

The Mountain Crest Board unanimously recommends that you vote “FOR” approval of each of the Proposals.

By order of the Board of Directors,
/s/ Suying Liu

Suying Liu Chief Executive Officer and Chief Financial Officer Mountain Crest Acquisition Corp. V

May 19, 2023

i

ABOUT THIS PROXY STATEMENT/PROSPECTUS

This document, which forms part of a registration statement on Form F-4 filed by Holdco (File No. 333- 270483) with the SEC, constitutes a prospectus of Holdco under Section 5 of the United States Securities Act of 1933, as amended (the “Securities Act”), with respect to the issuance of the Holdco Ordinary Shares to Mountain Crest’s stockholders, if the Business Combination is consummated. This document also constitutes a notice of meeting and a proxy statement under Section 14(a) of the Exchange Act, with respect to the Special Meeting at which Mountain Crest’s stockholders will be asked to consider and vote upon the Proposals to approve the Business Combination Proposal, the Redomestication Proposal, the Nasdaq Proposal, the Incentive Plan Proposal, the Holdco Charter Proposal, the Escrow Proposal and the NTA Requirement Amendment Proposal.

This proxy statement/prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction to or from any person to whom it is not lawful to make any such offer or solicitation in such jurisdiction.

WHERE YOU CAN FIND MORE INFORMATION

As a foreign private issuer, after the consummation of the Business Combination, Holdco will be required to file its Annual Report on Form 20-F with the SEC no later than four months following its fiscal year end. Mountain Crest files reports, proxy statements and other information with the SEC as required by the Exchange Act. You can read Mountain Crest’s SEC filings, including this proxy statement/prospectus, over the Internet at the SEC’s website at http://www.sec.gov.

Information and statements contained in this proxy statement/prospectus, or any annex to this proxy statement/prospectus, are qualified in all respects by reference to the copy of the relevant contract or other annex filed with this proxy statement/prospectus.

If you would like additional copies of this proxy statement/prospectus, or if you have questions about the Business Combination, you should contact Mountain Crest’s proxy solicitor, Advantage Proxy, P.O. Box 13581, Des Moines, WA 98198, individuals call toll-free at 877-870-8565.

None of Mountain Crest, Holdco, AUM nor the other Acquisition Entities has authorized anyone to give any information or make any representation about the Business Combination or their companies that is different from, or in addition to, that contained in this proxy statement/prospectus or in any of the materials that have been incorporated into this proxy statement/prospectus by reference. Therefore, if anyone does give you any such information, you should not rely on it. If you are in a jurisdiction where offers to exchange or sell, or solicitations of offers to exchange or purchase, the securities offered by this proxy statement/prospectus or the solicitation of proxies is unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this proxy statement/prospectus does not extend to you. The information contained in this proxy statement/prospectus speaks only as of the date of this proxy statement/prospectus unless the information specifically indicates that another date applies.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement/prospectus contains forward-looking statements, including statements about the parties’ ability to close the Business Combination, the anticipated benefits of the Business Combination, the financial conditions, results of operations, earnings outlook and prospects of Holdco, Mountain Crest and/or AUM and may include statements for the period following the consummation of the Business Combination. Forward-looking statements appear in a number of places in this proxy statement/prospectus including, without limitation, in the sections titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of AUM,” and “Business of AUM.” In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. Forward-looking statements are typically identified by words such as “plan,” “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “continue,” “could,” “may,” “might,” “possible,” “potential,” “predict,” “should,” “would” and other similar words and expressions, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements are based on the current expectations of the management of Mountain Crest and AUM, as applicable, and are inherently subject to uncertainties and changes in circumstances and their potential effects and speak only as of the date of such statement. There can be no assurance that future developments will be those that have been anticipated. These forward-looking statements involve a number of risks, uncertainties or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described in “Risk Factors,” those discussed and identified in public filings made with the SEC by Mountain Crest and the following:

●	the occurrence of any event, change or other circumstances that could give rise to the termination of the Business Combination;

●	the outcome of any legal proceedings that may be instituted against Mountain Crest, AUM or others following announcement of the Business Combination and the transactions contemplated therein;

●	the inability to complete the transactions contemplated by the Business Combination due to the failure to obtain approval of the Mountain Crest stockholders or AUM or other conditions to Closing in the Business Combination Agreement;

●	the risk that the proposed transaction disrupts current plans and operations as a result of the announcement and consummation of the Business Combination;

●	the ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, the ability of Holdco to grow and manage growth profitably, maintain relationships with customers, compete within its industry and retain its key employees;

●	costs related to the proposed Business Combination;

●	the possibility that Mountain Crest or AUM may be adversely impacted by other economic, business, and/or competitive factors;

●	future exchange and interest rates;

●	the significant uncertainty created by the COVID-19 pandemic;

●	the timing and focus of AUM’s current and future clinical trials, and the reporting of data from those trials;

●	AUM’s ability to obtain and maintain regulatory approval of its product candidates;

●	the timing or likelihood of regulatory filings and approvals for AUM’s product candidates for various diseases;

●	the ability of AUM’s clinical trials to demonstrate safety and efficacy, and other positive results, of its product candidates;

●	the beneficial characteristics, safety, efficacy, and therapeutic effects of AUM’s product candidates;

●	the development of competitors’ product candidates;

●	existing regulations and regulatory developments in the United States and other jurisdictions;

●	the need to hire additional personnel and our ability to attract and retain such personnel;

●	AUM’s plans and ability to obtain, maintain, enforce, or protect intellectual property rights;

●	AUM’s continued reliance on third parties to conduct additional clinical trials of its product candidates, and for the manufacture of its product candidates for preclinical studies and clinical trials;

●	the success of AUM’s licensing agreements; and

●	other risks and uncertainties indicated in this proxy statement/prospectus, including those under “Risk Factors” herein, and other filings that have been made or will be made with the SEC by Mountain Crest or Holdco.

Should one or more of these risks or uncertainties materialize, or should any of the assumptions made by the management of Mountain Crest, AUM and Holdco prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements.

All subsequent written and oral forward-looking statements concerning the Business Combination or other matters addressed in this proxy statement/prospectus and attributable to AUM, Mountain Crest, Holdco or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this proxy statement/prospectus. Except to the extent required by applicable law or regulation, Holdco, AUM and Mountain Crest undertake no obligation to update these forward-looking statements to reflect events or circumstances after the date of this proxy statement/prospectus or to reflect the occurrence of unanticipated events.

QUESTIONS AND ANSWERS ABOUT THE BUSINESS COMBINATION
AND THE SPECIAL MEETING

Q:	What is the purpose of this document?

A:	Mountain Crest is proposing to consummate the Business Combination. The Business Combination will be effected through the Merger, which is described in this proxy statement/prospectus. In addition, the Business Combination Agreement is attached to this proxy statement/prospectus as Annex A, and is incorporated into this proxy statement/prospectus by reference. This proxy statement/prospectus contains important information about the proposed Business Combination and the other matters to be acted upon at the Special Meeting. You are encouraged to carefully read this proxy statement/prospectus, including “Risk Factors” and all the annexes hereto.

Approval of the Business Combination will require the affirmative vote of the holders of a majority of the issued and outstanding Mountain Crest Common Stock present and entitled to vote at the Special Meeting or any adjournment thereof.

Q:	What is being voted on at the Special Meeting?

A:	Below are the Proposals that Mountain Crest’s stockholders are being asked to vote on:

●	The Business Combination Proposal to approve the Merger;

●	The Redomestication Proposal to approve the “redomestication” from Delaware to Cayman Islands that will take place with respect to the new public company pursuant to the terms of the Business Combination Agreement;

●	The Nasdaq Proposal to approve the issuance of more than 20% of the current total issued and outstanding Holdco Ordinary Shares pursuant to the terms of the Business Combination Agreement;

●	The Incentive Plan Proposal to approve Holdco’s 2023 Share Incentive Plan;

●	The Holdco Charter Proposal to amend and restate Holdco’s memorandum and articles of association;

●	The Escrow Proposal to terminate the Stock Escrow Agreement;

●	The NTA Requirement Amendment Proposal to amend the Mountain Crest Charter to expand the methods that Mountain Crest may employ to not become subject to the “penny stock” rules of the SEC; and

●	The Adjournment Proposal to approve the adjournment of the Special Meeting in the event Mountain Crest does not receive the requisite stockholder vote to approve the above Proposals.

Approval of each of the Proposals requires the affirmative vote of the holders of a majority of the issued and outstanding Mountain Crest Common Stock present and entitled to vote at the Special Meeting or any adjournment thereof. As of the record date, 2,125,900 shares held by the Initial Stockholders and Chardan, or approximately 52.4% of the outstanding Mountain Crest Common Stock, would be voted in favor of each of the Proposals.

Q:	Are any of the proposals conditioned on one another?

A:	Yes, the Business Combination Proposal and the Redomestication Proposal are dependent upon each other. It is important for you to note that in the event that either of the Business Combination Proposal or the Redomestication Proposal is not approved, Mountain Crest will not consummate the Business Combination. If Mountain Crest does not consummate the Business Combination and fails to complete an initial business combination by February 16, 2024, or as otherwise set forth in the Mountain Crest Charter, Mountain Crest will be required to dissolve and liquidate. The Nasdaq Proposal, the Incentive Plan Proposal, the Holdco Charter Proposal, the Escrow Proposal are conditioned upon the approval of the Business Combination Proposal. Adoption of the NTA Requirement Amendment Proposal and the Adjournment Proposal is not conditioned upon the approval of any of the other Proposals.

Q:	Do any of Mountain Crest’s directors or officers have interests that may conflict with my interests with respect to the Business Combination?

A:	Mountain Crest’s directors and officers may have interests in the Business Combination that are different from your interests as a stockholder.

●	On April 8, 2021, Mountain Crest’s insiders, including the Sponsor, purchased an aggregate of 1,437,500 shares of Mountain Crest Common Stock for an aggregate purchase price of $25,000. On November 2, 2021, Mountain Crest declared a 20% stock dividend on each insider share thereby increasing the number of issued and outstanding Founder Shares to 1,725,000. If Mountain Crest does not consummate the Business Combination by February 16, 2024, or as otherwise set forth in Mountain Crest Charter, the Mountain Crest will be required to dissolve and liquidate. In such event, the 1,725,000 shares of Mountain Crest Common Stock held by the Initial Stockholders, which were acquired prior to the IPO for an aggregate purchase price of $25,000, will be worthless. Such shares had an aggregate market value of approximately $17.7 million based on the closing price of Mountain Crest Common Stock of $10.2403 on Nasdaq as of May 17, 2023.

●	On November 16, 2021, simultaneously with the closing of the IPO, Mountain Crest consummated a private placement for an aggregate of 205,000 units (the “Private Units”), at a price of $10.00 per Private Unit, generating total proceeds of $2,050,000. On November 18, 2021, simultaneously with the sale of the over-allotment units in the IPO, Mountain Crest consummated the private sale of an additional 18,000 Private Units to the Sponsor. If Mountain Crest does not consummate the Business Combination by February 16, 2024, or as otherwise set forth in the Mountain Crest Charter, Mountain Crest will be required to dissolve. In such event, the 223,000 Private Units purchased by the Sponsor for a total purchase price of $2,230,000, will be worthless. Such Private Units had an aggregate market value of approximately $2.3 million based on the closing price of Mountain Crest public units of $10.50 on Nasdaq as of May 17, 2023.

●	The exercise of Mountain Crest’s directors’ and officers’ discretion in agreeing to changes or waivers in the terms of the Business Combination may result in a conflict of interest when determining whether such changes or waivers are appropriate and in Mountain Crest stockholders’ best interests.

●	The Sponsor will benefit from the completion of a business combination and may be incentivized to complete an acquisition of a less favorable target company or on terms less favorable to shareholders rather than liquidate.

●	Only if the proposed Business Combination is completed by February 16, 2024, Mountain Crest’s officers and directors, the Sponsor and its affiliates will be reimbursed for any reasonable fees and out-of-pocket expenses incurred in connection with activities on Mountain Crest’s behalf such as identifying potential target businesses and performing due diligence on suitable business combinations (including the Business Combination). As of May 17, 2023, an aggregate of $0 had been incurred or accrued in respect of such expense reimbursement obligation.

●	In order to fund working capital deficiencies or finance transaction costs in connection with a Business Combination, Mountain Crest’s insiders, officers and directors or their affiliates may, but are not obligated to, loan Mountain Crest funds, from time to time or at any time, in whatever amount they deem reasonable in their sole discretion. If Mountain Crest completes a Business Combination, Mountain Crest may repay such loaned amounts out of the proceeds of the Trust Account released to us. In the event that a Business Combination does not close, Mountain Crest may use a portion of the working capital held outside the Trust Account to repay such loaned amounts, but no proceeds from Mountain Crest’s Trust Account would be used for such repayment. Up to $1,500,000 of such loans may be convertible into private units, at a price of $10.00 per Unit, at the option of the lender. These private units would be identical to the Private Units. As of May 17, 2023, the Sponsor loaned to Mountain Crest an aggregate of $0, excluding the interest-free extension loan of $300,000.

●	If an initial business combination is not completed, the Sponsor will lose an aggregate of approximately $20.2 million, comprised of the following:

●	approximately $17.6 million (based on the closing price of $10.2403 per share of Mountain Crest Common Stock on the Nasdaq Stock Market as of May 17, 2023) of the 1,717,800 Founder Shares it holds;

●	approximately $2.3 million (based on the closing price of $10.50 per public unit on the Nasdaq Stock Market as of May 17, 2023) of the 223,000 Private Units it holds;

●	repayment of an interest-free extension loan of $300,000, which will be forgiven, except to the extent of any funds held outside of the Trust Account, by the Sponsor or its affiliates if Mountain Crest is unable to consummate an initial business combination during the Combination Period.

●	At the special meeting of stockholders held on December 20, 2022, Mountain Crest’s stockholders approved an amendment to Mountain Crest’s Amended and Restated Certificate of Incorporation (the “Extension Amendment Proposal”) and an amendment to the Investment Management Trust Agreement with Continental Stock Transfer & Trust Company, dated November 12, 2021 (the “Trust Amendment Proposal”), giving Mountain Crest the right to extend the Combination Period for a period of 3 months from February 16, 2023 to May 16, 2023 and to the extent Mountain Crest’s Amended and Restated Certificate of Incorporation is amended to extend the Combination Period, by depositing into the Trust Account $300,000, upon five days’ advance notice prior to February 16, 2023. We refer to the amendments to the certificate of incorporation and to the Trust Agreement collectively as the “Extension Amendments.” As a result of the Extension Amendments, public stockholders forfeited their right to receive $690,000 under the original trust agreement entered into in connection with Mountain Crest’s IPO, if Mountain Crest seeks to extend the Combination Period for three months, but does not consummate a business combination.

●	As a result of the Extension Amendments, the Sponsor is no longer required to deposit into the Trust Account $690,000 prior to the three-month extension and this amount will not be repaid if a business combination is not consummated to the extent fund is not available outside of the Trust Account.

●	As a result of the Extension Amendments, Mountain Crest has extended the Combination Period to May 16, 2023, by depositing $300,000 into the Trust Account for the benefit of the public stockholders for the extension. The additional amount added to the Trust Account was reduced from what was included in Mountain Crest’s IPO prospectus, which was $0.10 per share to approximately $0.05 per share.

●	As a result of the Extension Amendments, the Sponsor has contributed to Mountain Crest $300,000 in an interest-free loan for the extension of the Combination Period. If the Extension Amendments were not adopted, the Sponsor would be expected to deposit into the Trust Account $690,000 in an interest-free loan. Since both loans will become payable only after Closing of the Business Combination, the Sponsor will lose repayment of $300,000 loan if the Business Combination is not completed after the extension. No funds from the Trust Account would be used to repay such loan in the event of Mountain Crest’s liquidation.

Q:	When and where is the Special Meeting?

A:	The Special Meeting will take place on June 23, 2023 at 10:00 a.m., Eastern Time. Due to the public health concerns relating to the coronavirus pandemic, and our concerns about protecting the health and well-being of our stockholders, the Mountain Crest Board has determined to convene and conduct the Special Meeting in a virtual meeting format at https://www.cstproxy.com/mcacquisitionv/2023. You will need the 12-digit meeting control number that is printed on your proxy card to enter the Special Meeting. Stockholders will NOT be able to attend the Special Meeting in person. This proxy statement includes instructions on how to access the virtual Special Meeting and how to listen and vote from home or any remote location with Internet connectivity.

Q:	Who may vote at the Special Meeting?

A:	Only holders of record of Mountain Crest Common Stock as of the close of business on May 17, 2023 (the record date) may vote at the Special Meeting. As of May 17, 2023, there were 2,654,874 shares of Mountain Crest Common Stock outstanding and entitled to vote. Please see the section titled “The Special Meeting of Mountain Crest Stockholders — Record Date; Who is Entitled to Vote” for further information.

Q:	What is the quorum requirement for the Special Meeting?

A:	Stockholders representing a majority of the shares of capital stock issued and outstanding as of the record date and entitled to vote at the Special Meeting must be present virtually or represented by proxy in order to hold the Special Meeting and conduct business. This is called a quorum. Mountain Crest Common Stock will be counted for purposes of determining if there is a quorum if the stockholder (i) is present and entitled to vote at the meeting, or (ii) has properly submitted a proxy card or voting instructions through a broker, bank or custodian. In the absence of a quorum, the Special Meeting will be adjourned to the next business day at the same time and place or to such other time and place as the directors may determine.

Q:	What vote is required to approve the Proposals?

A:	Approval of each of the Proposals will require the affirmative vote of the holders of a majority of the issued and outstanding Mountain Crest Common Stock present and entitled to vote at the Special Meeting or any adjournment thereof. Since each of the Proposals require the affirmative vote of a majority of the Mountain Crest Common Stock present and entitled to vote at the Special Meeting or any adjournment thereof, attending the Special Meeting either virtually or by proxy and abstaining from voting will have the same effect as voting “AGAINST” the Proposals and failing to instruct your bank, brokerage firm or nominee to attend and vote your shares will have no effect on any of the Proposals.

Q:	How will the Initial Stockholders vote?

A:	Mountain Crest’s Initial Stockholders, who as of the record date, owned 1,948,000 shares of Mountain Crest Common Stock (none of which were publicly purchased), or approximately 48.0% of the issued and outstanding Mountain Crest Common Stock, have agreed to vote their respective shares acquired by them prior to the IPO in favor of the Business Combination Proposal and other related proposals. To the extent that any public shares are purchased, such public shares will not be voted as required by Tender Offers and Schedules Compliance and Disclosure Interpretations Question 166.01 promulgated by the SEC.

Q:	What do I need to do now?

A:	We urge you to read carefully and consider the information contained in this proxy statement/prospectus, including the annexes, and consider how the Business Combination will affect you as a Mountain Crest stockholder. You should vote as soon as possible in accordance with the instructions provided in this proxy statement/prospectus and on the enclosed proxy card.

Q:	Do I need to attend the Special Meeting to vote my shares?

A:	No. You are invited to attend the Special Meeting to vote on the Proposals described in this proxy statement/prospectus. However, you do not need to attend the Special Meeting to vote your Mountain Crest Common Stock. Instead, you may submit your proxy by signing, dating and returning the applicable enclosed proxy card in the pre-addressed postage paid envelope. Your vote is important. Mountain Crest encourages you to vote as soon as possible after carefully reading this proxy statement/prospectus.

Q:	Am I required to vote against the Business Combination Proposal in order to have my Mountain Crest Common Stock redeemed?

A:	No. You are not required to vote against the Business Combination Proposal in order to have the right to demand that Mountain Crest redeem your Mountain Crest Common Stock for cash equal to your pro rata share of the aggregate amount then on deposit in the Trust Account (including interest earned on your pro rata portion of the trust account, net of taxes payable) before payment of deferred underwriting commissions. These redemption rights in respect of the Mountain Crest Common Stock are sometimes referred to herein as “redemption rights.” If the Business Combination is not completed, holders of Mountain Crest Common Stock electing to exercise their redemption rights will not be entitled to receive such payments and their Mountain Crest Common Stock will be returned to them.

Q:	How do I exercise my redemption rights?

A:	If you are a public stockholder and you seek to have your shares redeemed, you must (i) demand, no later than 5:00 p.m., Eastern time on June 21, 2023 (two business days before the Special Meeting), that Mountain Crest redeem your shares for cash, and (ii) submit your request in writing to Mountain Crest’s transfer agent, at the address listed at the end of this section and deliver your shares to Mountain Crest’s transfer agent (physically, or electronically using the DWAC (Deposit/Withdrawal At Custodian) system) at least two business days prior to the vote at the Special Meeting.

Any corrected or changed written demand of redemption rights must be received by Mountain Crest’s transfer agent two business days prior to the Special Meeting. No demand for redemption will be honored unless the holder’s shares have been delivered (either physically or electronically) to the transfer agent at least two business days prior to the vote at the Special Meeting.

Public stockholders may seek to have their shares redeemed regardless of whether they vote for or against the Business Combination and whether or not they are holders of Mountain Crest Common Stock as of the record date. Any public stockholder who holds Mountain Crest Common Stock on or before June 21, 2023 (two (2) business days before the Special Meeting) will have the right to demand that his, her or its shares be redeemed for a pro rata share of the aggregate amount then on deposit in the Trust Account, less any taxes then due but not yet paid, at the consummation of the Business Combination. If you have questions regarding the certification of your position or delivery of your shares, please contact:

Continental Stock Transfer & Trust Company
1 State Street, 30 floor
New York, New York 10004
Attention: Mark Zimkind
Email: mzimkind@continentalstock.com

Q:	How can I vote?

A:	If you were a holder of record of Mountain Crest Common Stock on May 17, 2023, the record date for the Special Meeting, you may vote with respect to the Proposals virtually at the Special Meeting, or by submitting a proxy by mail so that it is received prior to 10:00 a.m. Eastern Time on June 23, 2023, via the Internet or telephone, in accordance with the instructions provided to you under the section titled “The Special Meeting of Mountain Crest Stockholders.” If you hold your shares in “street name,” which means your shares are held of record by a broker, bank or other nominee, your broker or bank or other nominee may provide voting instructions (including any telephone or Internet voting instructions). You should contact your broker, bank or nominee in advance to ensure that votes related to the shares you beneficially own will be properly counted. In this regard, you must provide the record holder of your shares with instructions on how to vote your shares or, if you wish to attend the Special Meeting and vote via the virtual meeting platform, obtain a proxy from your broker, bank or nominee.

Q:	If my shares are held in “street name” by my bank, brokerage firm or nominee, will they automatically vote my shares for me?

A:	No. Under Nasdaq rules, your broker, bank or nominee cannot vote your Mountain Crest Common Stock with respect to non-discretionary matters unless you provide instructions on how to vote in accordance with the information and procedures provided to you by your broker, bank or nominee. Mountain Crest believes the Proposals are non-discretionary and, therefore, your broker, bank or nominee cannot vote your Mountain Crest Common Stock without your instruction. Broker non-votes will not be considered present for the purposes of establishing a quorum and will have no effect on the Proposals. If you do not provide instructions with your proxy, your bank, broker or other nominee may submit a proxy card expressly indicating that it is NOT voting your Mountain Crest Common Stock; this indication that a bank, broker or nominee is not voting your Mountain Crest Common Stock is referred to as a “broker non-vote.” Your bank, broker or other nominee can vote your Mountain Crest Common Stock only if you provide instructions on how to vote. You should instruct your broker to vote your Mountain Crest Common Stock in accordance with directions you provide.

Q:	What if I abstain from voting or fail to instruct my bank, brokerage firm or nominee?

A:	Mountain Crest will count a properly executed proxy marked “ABSTAIN” with respect to a particular Proposal as present for the purposes of determining whether a quorum is present at the Special Meeting of Mountain Crest stockholders. For purposes of approval, an abstention on any Proposals will have the same effect as a vote “AGAINST” such Proposal. If you fail to return your proxy card or fail to instruct your bank, broker or other nominee how to vote, and do not attend the Special Meeting virtually, the effect will be that your shares will not be counted for purposes of determining whether a quorum is present at the Special Meeting of stockholders and, if a quorum is present, will have the effect of a vote against the Business Combination Proposal and no effect on the Adjournment Proposal.

Q:	What happens if I sell my Mountain Crest Common Stock before the Special Meeting?

A:	The record date for the Special Meeting is earlier than the date that the Business Combination is expected to be consummated. If you transfer your Mountain Crest Common Stock after the record date, but before the Special Meeting, unless the transferee obtains from you a proxy to vote those shares, you would retain your right to vote at the Special Meeting. However, you would not be entitled to receive any Holdco Ordinary Shares following the consummation of the Business Combination because only Mountain Crest’s stockholders at the time of the consummation of the Business Combination will be entitled to receive Holdco Ordinary Shares in connection with the Business Combination.

Q:	Will I experience dilution as a result of the Business Combination?

A:

Prior to the Business Combination, the Mountain Crest public stockholders who hold shares issued in the IPO own 528,974 shares, representing approximately 19.9% of issued and outstanding shares of Mountain Crest Common Stock.

While Mountain Crest and AUM would like to secure a private investment in public equity (the “PIPE”) and consummate such PIPE concurrently with the Closing, no PIPE has been secured yet. After giving effect to the Business Combination and to the issuance of (i) 39,453,633 Holdco Ordinary Shares to be issued to current AUM shareholders, on a fully diluted basis; (ii) 100,000 Holdco Ordinary Shares to AUM, in exchange of 100,000 shares of Mountain Crest Common Stock that the Sponsor sold to AUM, which will be transferred upon the Closing; (iii) up to 1,218,974 Holdco Ordinary Shares to Mountain Crest public stockholders in connection with the Merger (assuming there are no Mountain Crest stockholders who exercise their redemption rights and an aggregate of 690,000 shares to be issued upon conversion of the Mountain Crest Rights); (iv) an aggregate of 2,048,200 Holdco Ordinary Shares to Mountain Crest Insiders and Chardan (including 22,300 shares to be issued upon conversion of the Mountain Crest Private Rights); (v) an aggregate of 100,000 Holdco Ordinary Shares to EF Hutton, a division of Benchmark Investments, LLC (“EF Hutton”), as part of their advisory fee; and (vi) 300,000 and 760,000 Holdco Ordinary Shares to Mr. Xiaoyuan Liu and Global Fund LLC (“Global”), respectively, as part of their advisory fees, it is anticipated that, upon completion of the Business Combination, the ownership interests in Holdco as the public company will be as set forth in the table below assuming three alternative levels of redemptions:

●	Scenario 1 — Assuming No Redemptions into Cash: This presentation assumes that other than the 6,371,026 shares already redeemed by Mountain Crest stockholders as of May 17, 2023, no other Mountain Crest stockholders exercise their redemption rights;

●	Scenario 2 — Assuming Interim Redemptions into Cash: This presentation assumes that other than the 6,371,026 shares already redeemed by Mountain Crest stockholders as of May 17, 2023, 75% of shares of Mountain Crest Common Stock amounting to 396,731 shares are redeemed for cash by public Mountain Crest stockholders; and

●	Scenario 3 — Assuming Maximum Redemptions into Cash: This presentation assumes that other than the 6,371,026 shares already redeemed by Mountain Crest stockholders as of May 17, 2023, the maximum number of Mountain Crest Public Shares amounting to 528,974 shares are redeemed for cash by Mountain Crest public shareholders.

	No Redemption Scenario		Interim Redemption Scenario(1)		Max Redemption Scenario(2)
	Shares	%	Shares	%	Shares	%
AUM Shareholders(3) (4)	39,453,633	89.7	39,453,633	90.5	39,453,633	90.8
AUM(5)	100,000	0.2	100,000	0.2	100,000	0.2
Mountain Crest Public Stockholders	528,974	1.2	132,243	0.3	0	-
Mountain Crest’s Public Shares converted from the Public Rights	690,000	1.6	690,000	1.6	690,000	1.6
Mountain Crest Insiders and Chardan(6)	2,048,200	4.7	2,048,200	4.7	2,048,200	4.7
EF Hutton(7)	100,000	0.2	100,000	0.2	100,000	0.2
AUM’s financial advisors(8)	1,060,000	2.4	1,060,000	2.4	1,060,000	2.4
Closing Shares(9)	43,980,807	100.0%	43,584,076	100.0%	43,451,833	100.0%

(1)	Assumes that holders of 396,731 Public Shares, or 75% of the maximum redemption, exercise their redemption rights in connection with the Business Combination.
(2)	Assumes that holders of 528,974 Public Shares exercise their redemption rights in connection with the Business Combination.
(3)

The sum of Holdco Ordinary Shares to be issued to each current AUM shareholder. The number of Holdco Ordinary Shares to be issued to each current AUM shareholder is calculated by (a) taking the product of (i) the current number of AUM ordinary shares issued and paid-up to each AUM shareholder and (ii) the Company Exchange Ratio, which is 4.42001337345809, and (b) rounding down to the nearest Holdco Ordinary Share. The Company Exchange Ratio is the quotient obtained by dividing the Price per Company Share, which is $44.2001337345809, by $10.00. The Price per Company Share is the dollar number derived by dividing the Purchase Price of $403,350,000 by the Fully-Diluted Company Shares, which is 9,125,538 shares. The Purchase Price is $400,000,000 plus the Post-Signing Investment Amount, which is $3,350,000. See footnote 4. The number of Fully-Diluted Company Shares is the sum of (a) the total number of outstanding AUM ordinary shares, which is 8,926,138 and (b) the total number of AUM ordinary shares subject to issuance pursuant to the outstanding AUM options, which is 199,400, in each case, as of immediately prior to the Closing.

(4)	Reflects (i) 199,400 AUM options outstanding at the Closing, and (ii) a Closing adjustment based upon the $3,350,000 Post-Signing Investment Amount. On March 10, 2023, AUM authorized issuance of 3,350,000 Series A preference shares (the “Series A Add-On Shares”) pursuant to that certain Subscription Agreement (the “Series A Subscription Agreement”), dated August 31, 2021, by and among the investors party thereto, the founders party thereto, and AUM for aggregate consideration of US$ 3,350,000. Issuance of the Series A Add-On Shares became effective on April 3, 2023. The proceeds received from the Series A Add-On Shares constitute a Post-Signing Investment Amount. The Post-Signing Investment Amount means the amount of proceeds received by the AUM Companies from the sale of AUM Company Interests for not more than $10,000,000 in the aggregate after the Business Combination Agreement was signed and before the Closing.
(5)	Pursuant to a stock purchase agreement by and between the Sponsor and AUM, the Sponsor will transfer 100,000 SPAC Shares to AUM upon the Closing.
(6)	Includes (a) 1,848,000 Holdco Ordinary Shares to be issued to Mountain Crest Insiders, including the Sponsor, in exchange for Mountain Crest Common Stock, (b) 22,300 Holdco Ordinary Shares to be issued to the Sponsor after conversion of the Mountain Crest Private Rights, and (c) 177,900 Holdco Ordinary Shares to be issued to Chardan in exchange for the Representative Shares. Excludes Holdco Ordinary Shares underlying any Mountain Crest Units that the Sponsor chooses to be repaid for the loan it has extended to Mountain Crest, assuming the Sponsor chooses to be repaid fully in cash.
(7)	Mountain Crest and EF Hutton signed a financial advisory and private placement agency agreement on October 24, 2022, pursuant to which, among other matters, EF Hutton is eligible to be paid 100,000 shares of Mountain Crest Common Stock as part of the advisory fee.
(8)	AUM and Mr. Xiaoyuan Liu signed an advisory agreement on May 16, 2022, as later amended on October 16, 2022, pursuant to which, among other matters, Mr. Liu is eligible to be paid 300,000 Holdco Ordinary Shares as part of the advisory fee. Mr. Liu is not related to Dr. Suying Liu, Mountain Crest’s Chairman, Chief Executive Officer and Chief Financial Officer. AUM and Global signed an advisory agreement on June 10, 2022, as later amended on August 25, 2022, pursuant to which, among other matters, Global is eligible to be paid 760,000 Holdco Ordinary Shares as part of the advisory fee.
(9)	Assumes no PIPE to be consummated simultaneously with the Closing.

Deferred Underwriting Commission

The $2,070,000 in deferred underwriting commissions in connection with the IPO, will be released to the underwriters only on completion of the Business Combination, in an amount equal to 3.00% of the gross proceeds of the IPO. Below is a summary of the total deferred underwriting commission to be paid upon closing of the Business Combination, assuming, other than the 6,371,026 shares already redeemed by Mountain Crest stockholders as of May 17, 2023, (i) no redemptions, (ii) 75% of the maximum redemptions and (iii) maximum redemptions, based on approximately $5.5 million in the Trust Account as of May 17, 2023 and approximately $10.41 per share (before deducting estimated taxes payable) being paid to the public investors exercising their redemption rights.

	Underwriting Fee
	No Redemptions	75% Redemptions	Maximum Redemptions
Redemptions ($)	$0	$4,131,580	$5,508,773
Redemptions (Shares)	0	396,731	528,974
Effective Underwriting (Total Underwriting less redemptions)	$5,508,773	$1,377,193	$0
Total Deferred Fee (%)	3.00%	3.00%	3.00%
Total Deferred Underwriting Fee ($)	$2,070,000	$2,070,000	$2,070,000
Effective Deferred Underwriting Fee (as a percentage of (cash left in Trust Account post redemptions))	37.58%	100.00%	100.00%

Q:	If no PIPE is secured, will Holdco be able to meet its short-term obligations and fund pipeline candidates after the Closing?

A:

AUM believes that Holdco will be able to meet its short-term obligations and fund certain pipeline candidates after the Closing even if no PIPE is secured. In April 2023, AUM received a Post-Signing Investment Amount of US$ 3,350,000 as consideration for the Series A Add-On Shares issued pursuant to the Series A Subscription Agreement. As such, upon issuance of the Series A Add-On Shares, AUM had USD$4,295,633 in cash on hand as of April 3, 2023.

Additionally, on September 9, 2021, AUM entered into a Loan Note Subscription Agreement (the “Loan Agreement”) with Trial Cap Pte. Ltd. (“Trial Cap”) for a credit facility in an amount up to USD$15,000,000 (the “Credit Facility”). Loans drawn on the Credit Facility pursuant to the Loan Agreement are contingent and restricted to specific R&D expenses that would qualify for rebates in accordance with approval by the Australian Taxation Office (the “ATO”) and that are invoiced by SPRIM Australia Pty Ltd (“SPRIM”). Although loans drawn on the Credit Facility are contingent and restricted to such R&D expenses and invoices by SPRIM, once drawn, such loans can be used to pay other expenses as well and are not restricted to the payment of such R&D expenses and invoices by SPRIM. Additionally, AUM has negotiated an amendment to the Loan Agreement with Trial Cap whereby AUM’s ability to draw loans upon the Credit Facility would be expanded. Pursuant to such amendment, loans drawn on the Credit Facility would be contingent and restricted to specific R&D expenses that would qualify for rebates in accordance with approval by the ATO and that are invoiced by SPRIM as well as various other vendors. Therefore, under such amendment, AUM’s ability to draw loans upon the Credit Facility would not be restricted to invoices from SPRIM alone. Such amendment is currently being reviewed by the AUM Board and is pending the AUM Board’s approval before being executed. As of the date hereof, the Credit Facility has not been utilized, and the full USD$15,000,000 remains available.

If no PIPE is secured and the maximum redemption scenario were to take place, whereby the maximum number of Mountain Crest Public Shares amounting to 528,974 shares are redeemed for cash by Mountain Crest public shareholders in connection with the closing of the Business Combination, AUM will utilize its cash on hand to:

●	Complete AUM001’s Phase II study for the treatment of colorectal cancer (CRC) with Merck & Co., Inc. (USD$1,500,000); and

●	Begin AUM302’s Phase I study for the treatment of the PIK3CA mutation (USD$800,000).

Q:	What ownership interest will the Sponsor and its affiliates hold in Holdco as the public company after the Closing?

A:	Assuming the Sponsor and its affiliates choose not to convert any of the loan to Mountain Crest into private placement units, upon the completion of the Business Combination, the Sponsor and its affiliates will own 1,863,100 Holdco Ordinary Shares, converted by 1,617,800 Founder Shares (after transferring 100,000 SAPC Shares to AUM upon the Closing), 223,000 shares of Mountain Crest Common Stock as part of the Mountain Crest Private Units and 223,000 Mountain Crest Private Rights, and they are expected to own the following percentages of Holdco Ordinary Shares and voting power:

●	Approximately 4.2% under Scenario 1 — Assuming No Redemptions into Cash: This presentation assumes that other than the 6,371,026 shares already redeemed by Mountain Crest stockholders as of May 17, 2023, no other Mountain Crest stockholders exercise their redemption rights;

●	Approximately 4.3% under Scenario 2 — Assuming Interim Redemptions into Cash: This presentation assumes that other than the 6,371,026 shares already redeemed by Mountain Crest stockholders as of May 17, 2023, 75% of shares of Mountain Crest Common Stock amounting to 396,731 shares are redeemed for cash by public Mountain Crest stockholders; and

●	Approximately 4.3% under Scenario 3 — Assuming Maximum Redemptions into Cash: This presentation assumes that other than the 6,371,026 shares already redeemed by Mountain Crest stockholders as of May 17, 2023, the maximum number of Mountain Crest Public Shares are redeemed for cash by Mountain Crest public shareholders.

Q:	Are AUM’s shareholders required to approve the Merger?

A:	Yes. Approval by AUM’s shareholders’ of the Merger and the Business Combination Agreement is required to consummate the Business Combination. In the event that the Merger or the Business Combination Agreement fails to be authorized or approved by AUM’s shareholders, Mountain Crest can terminate the Business Combination Agreement.

Q:	Is the consummation of the Business Combination subject to any conditions?

A:	Yes. The obligations of each of Mountain Crest, AUM and the Acquisition Entities to consummate the Business Combination are subject to conditions, as more fully described in the section titled “Summary of the Proxy Statement/Prospectus — The Business Combination and the Business Combination Agreement” in this proxy statement/prospectus.

Q:	Can I change my vote after I have mailed my proxy card?

A:	Yes. You may change your vote at any time before your proxy is voted at the Special Meeting. You may revoke your proxy by executing and returning a proxy card dated later than the previous one, or by attending the Special Meeting virtually and casting your vote by hand or by ballot (as applicable) or by submitting a written revocation stating that you would like to revoke your proxy that our proxy solicitor receives prior to the Special Meeting. If you hold your Mountain Crest Common Stock through a bank, brokerage firm or nominee, you should follow the instructions of your bank, brokerage firm or nominee regarding the revocation of proxies. If you are a record holder, you should send any notice of revocation or your completed new proxy card, as the case may be, to:

Advantage Proxy
P.O. Box 13581
Des Moines, WA 98198
Toll Free: 877-870-8565
Collect: 206-870-8565
Email: KSmith@advantageproxy.com

Q:	Should I send in my stock certificates now?

A:	Yes. Mountain Crest’s stockholders who intend to have their shares redeemed should send their certificates or tender their shares electronically no later than two business days before the Special Meeting. Please see the section titled “The Special Meeting of Mountain Crest Stockholders — Redemption Rights” for the procedures to be followed if you wish to redeem your ordinary shares for cash.

Q:	When is the Business Combination expected to occur?

A	Assuming the requisite stockholder approvals are received, Mountain Crest expects that the Business Combination will occur as soon as practicable following the Special Meeting. The applicable amalgamation proposal with respect to the Amalgamation (the “Amalgamation Proposal”) shall be lodged with the Singapore Accounting and Corporate Regulatory Authority (“ACRA”) prior to the Special Meeting but shall take effect only on the effective date set out in the notice of amalgamation issued by ACRA for the Amalgamation. The SPAC Merger shall take place after but on the same day as the Amalgamation.

Q:	Who will manage Holdco?

A:	In connection with the Closing, all of the officers and directors of Mountain Crest will resign and Vishal Doshi will be appointed as Chief Executive Officer. Effective as of the Closing, the Holdco Board will consist of no less than five (5) members, of which a majority of whom will be considered “independent” under Nasdaq’s listing standards. For more information on Holdco’s current and anticipated management, see the section titled “Holdco’s Directors and Executive Officers after the Business Combination” in this proxy statement/prospectus.

Q:	What happens if the Business Combination is not consummated?

A:	If the Business Combination is not consummated, Mountain Crest may seek another suitable business combination. If Mountain Crest does not consummate a business combination by February 16, 2024, then pursuant to Article Sixth of the Mountain Crest Charter, Mountain Crest’s officers must take all actions necessary in accordance with the General Corporation Law of Delaware to dissolve and liquidate Mountain Crest as soon as reasonably practicable. Following dissolution, Mountain Crest will no longer exist as a company. In any liquidation, the funds held in the Trust Account, plus any interest earned thereon (net of taxes payable), together with any remaining out-of-trust net assets will be distributed pro-rata to holders of Mountain Crest Common Stock who acquired such shares in the IPO or in the aftermarket. On December 20, 2022, Mountain Crest’s stockholders approved an amendment to the Mountain Crest Charter extending the date until which Mountain Crest is required to complete a business combination from February 16, 2023 to May 16, 2023. In connection with the stockholders’ vote at the Special Meeting of Stockholders held by Mountain Crest on December 20, 2022, 4,965,892 shares were tendered for redemption. On May 12, 2023, Mountain Crest’s stockholders approved an amendment to the Mountain Crest Charter extending the date until which Mountain Crest is required to complete a business combination from May 16, 2023 to February 16, 2024. In connection with the stockholders’ vote at the Special Meeting of Stockholders held by Mountain Crest on May 12, 2023, 1,405,134 shares were tendered for redemption. The estimated consideration that each share of Mountain Crest Common Stock would be paid at liquidation would be approximately $10.41 per share (before deducting estimated taxes payable) for stockholders based on amounts on deposit in the Trust Account as of May 17, 2023. The closing price of Mountain Crest Common Stock on Nasdaq as of May 17, 2023 was $10.2403. The Sponsor and other Initial Stockholders and Chardan waived the right to any liquidation distribution with respect to any Mountain Crest Common Stock held by them.

Q:	What happens to the funds deposited in the Trust Account following the Business Combination?

A:	Following the Closing, holders of Mountain Crest Common Stock exercising redemption rights will receive their per share redemption price out of the funds in the Trust Account. The balance of the funds will be released to Holdco and utilized to fund working capital needs of Holdco. As of May 17, 2023, there was approximately $5.5 million in the Trust Account. Mountain Crest estimates that approximately $10.41 per share (before deducting estimated taxes payable) will be paid to the public investors exercising their redemption rights. Any funds remaining in the Trust Account after such uses will be used for future working capital and other corporate purposes of the combined entity.

Q:	What will happen to any funds raised by Holdco from subscription agreements entered into with certain PIPE investors?

A:	Pursuant to the Business Combination Agreement and subject to the approval of Mountain Crest, AUM covenanted to use commercially reasonable efforts to raise debt or equity financing while Mountain Crest covenanted to use commercially reasonable efforts to assist AUM and Holdco in their efforts to raise such debt or equity financing. As such, on October 24, 2022, Mountain Crest engaged EF Hutton as a financial advisor and private placement agent. Such debt or equity financing was deemed desirable by the signatories to the Business Combination Agreement in order to serve as a back stop against scenarios where a large majority of Mountain Crest shares are redeemed, depleting the amount held in the Trust Account, and to provide a source of funds for the Combined Company to continue its operations. Therefore, funds to be raised by Holdco from subscription agreements to be entered into with certain PIPE investors will be used for future working capital and other general corporate purposes of the Combined Company. While Mountain Crest and AUM would like to secure a PIPE and consummate such PIPE concurrently with the Closing, no PIPE has been secured yet.

Q:	What are the U.S. federal income tax consequences of exercising my redemption rights?

A:	In the event that a U.S. Holder (as defined in “Material U.S. Federal Income Tax Considerations”) elects to redeem its Mountain Crest Common Stock for cash, the treatment of the transaction for U.S. federal income tax purposes will depend on whether the redemption qualifies as sale or exchange of Mountain Crest Common Stock under Section 302 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”). If the redemption qualifies as a sale or exchange of Mountain Crest Common Stock, the U.S. Holder will generally be treated as recognizing capital gain or loss equal to the difference between the amount realized on the redemption and such U.S. Holder’s adjusted tax basis in Mountain Crest Common Stock surrendered in such redemption transaction. Any such capital gain or loss generally will be long-term capital gain or loss if the U.S. Holder’s holding period for Mountain Crest Common Stock redeemed exceeds one year. Long-term capital gains recognized by non-corporate U.S. Holders will be eligible to be taxed at reduced rates. It is unclear, however, whether the redemption rights with respect to Mountain Crest Common Stock have suspended the applicable holding period for this purpose. The deductibility of capital losses is subject to limitations. See the section titled “Material U.S. Federal Income Tax Considerations — Material U.S. Federal Income Tax Considerations of Exercising Redemption Rights.”

Q:	Will holders of Mountain Crest Common Stock or Mountain Crest Rights be subject to U.S. federal income tax on the Holdco Ordinary Shares received in the Business Combination?

A:	Subject to the limitations and qualifications described in the section of this proxy statement/prospectus titled “Material U.S. Federal Income Tax Considerations – Material U.S. Federal Income Tax Considerations of the Business Combination,” the parties to the Merger intend that the Merger qualify as a tax-free exchange pursuant to Section 351 of the Code for U.S. federal income tax purposes. The requirements for tax-free treatment are complex and qualification for such treatment could be adversely affected by events or actions that occur following the Business Combination that are beyond Mountain Crest and Holdco’s control. To the extent the Business Combination does not so qualify, it could result in the imposition of substantial taxes to the holders of Mountain Crest Common Stock and Mountain Crest Rights.

Moreover, Section 367(a) of the Code and the applicable Treasury regulations promulgated thereunder provide that, where a U.S. person exchanges stock or securities in a U.S. corporation for stock or securities in a non-U.S. (“foreign”) corporation in a transaction that qualifies as a reorganization, the U.S. person is required to recognize any gain, but not loss, realized on such exchange unless certain additional requirements are met. There are significant factual and legal uncertainties concerning the determination of whether these requirements will be satisfied and there is limited guidance as to their application, particularly with regard to indirect stock transfers in cross-border reorganizations.

Additionally, if U.S. Holders of Mountain Crest Rights were to be treated for U.S. federal income tax purposes as receiving Holdco Ordinary Shares in discharge of Mountain Crest’s obligations under the Mountain Crest Rights (instead of as receiving such Holdco Ordinary Shares in exchange for transferring the Mountain Crest Rights to Holdco), the Merger would generally be a fully taxable transaction for U.S. federal income tax purposes with respect to the Mountain Crest Rights. Due to the absence of authority on the U.S. federal income tax treatment of the Mountain Crest Rights, there can be no assurance on the characterization of the Mountain Crest Rights that would be adopted by the Internal Revenue Service (“IRS”) or a court of law. Accordingly, U.S. Holders of Mountain Crest Rights are urged to consult with their tax advisors regarding the treatment of their Mountain Crest Rights in connection with the Merger.

If the Merger qualifies as a transaction governed by Section 351 of the Code and the requirements of Section 367(a) of the Code described above are satisfied, and subject to the discussion above regarding Mountain Crest Rights, a U.S. holder that exchanges its Mountain Crest securities in the Business Combination for Holdco Ordinary Shares generally should not recognize any gain or loss on such exchange. In such case, the aggregate adjusted tax basis of the Holdco Ordinary Shares received in the Business Combination by a U.S. holder should be equal to the adjusted tax basis of the Mountain Crest securities surrendered in the Business Combination in exchange therefor. The holding period of the Holdco Ordinary Shares should include the holding period of the Mountain Crest securities surrendered in the Business Combination in exchange therefor.

If the Merger does not qualify as a tax-free exchange, then a U.S. Holder that exchanges its Mountain Crest Common Stock or Mountain Crest Rights, as applicable, for Holdco Ordinary Shares pursuant to the Merger will recognize gain or loss equal to the difference between (i) the fair market value of the Holdco Ordinary Shares received and (ii) the U.S. Holder’s adjusted tax basis in the Mountain Crest Common Stock or Mountain Crest Rights exchanged.

The tax consequences of the Merger are complex and will depend on your particular circumstances. For a more detailed discussion of certain U.S. federal income tax considerations of the Merger and the Business Combination, see the section titled “Material U.S. Federal Income Tax Considerations — Material U.S. Federal Income Tax Considerations of the Business Combination” in this proxy statement/prospectus. Holders should consult their own tax advisors to determine the tax consequences to them (including the application and effect of any state, local or other income and other tax laws) of the Business Combination.

Q:	Who can help answer my questions?

A:	If you have questions about the Proposals or if you need additional copies of this proxy statement/prospectus or the enclosed proxy card you should contact Mountain Crest’s proxy solicitor at:

Advantage Proxy
P.O. Box 13581
Des Moines, WA 98198
Toll Free: 877-870-8565
Collect: 206-870-8565
Email: KSmith@advantageproxy.com

You may also obtain additional information about Mountain Crest from documents filed with the SEC by following the instructions in the section titled “Where You Can Find Additional Information.”

DELIVERY OF DOCUMENTS TO MOUNTAIN CREST’S sTOCKholders

Pursuant to the rules of the SEC, Mountain Crest and vendors that it employs to deliver communications to its stockholders are permitted to deliver to two or more stockholders sharing the same address a single copy of this proxy statement/prospectus, unless Mountain Crest has received contrary instructions from one or more of such stockholders. Upon written or oral request, Mountain Crest will deliver a separate copy of this proxy statement/ prospectus to any stockholder at a shared address to which a single copy of this proxy statement/prospectus was delivered and who wishes to receive separate copies in the future. Stockholders receiving multiple copies of the proxy statement may likewise request that Mountain Crest deliver single copies of this proxy statement/prospectus in the future. Stockholders may notify Mountain Crest of their requests by contacting our proxy solicitor as follows:

Advantage Proxy
P.O. Box 13581
Des Moines, WA 98198
Toll Free: 877-870-8565
Collect: 206-870-8565
Email: KSmith@advantageproxy.com

SUMMARY OF THE PROXY STATEMENT/PROSPECTUS

This summary highlights selected information from this proxy statement/prospectus but may not contain all of the information that may be important to you. Accordingly, we encourage you to read carefully this entire proxy statement/prospectus, including the Business Combination Agreement (and the related Exhibits attached thereto), Joinder Agreement, Amendment and Amendment No. 2 attached as Annex A, Holdco’s 2023 Share Incentive Plan attached as Annex B, Holdco’s Amended and Restated Memorandum and Articles of Association attached as Annex C, the form of the Termination Agreement attached as Annex D, and the form of the Amendment No. 3 to Mountain Crest’s Amended and Restated Certificate of Incorporation as Annex E. Please read these documents carefully as they are the legal documents that govern the Business Combination and your rights in the Business Combination.

Unless otherwise specified, all share calculations assume no exercise of the redemption rights by Mountain Crest’s stockholders.

The Parties to the Business Combination

Mountain Crest Acquisition Corp. V

Mountain Crest Acquisition Corp. V is a blank check company formed under the laws of the State of Delaware on April 8, 2021. Mountain Crest was formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses.

On November 16, 2021, Mountain Crest sold 6,000,000 Public Units at a price of $10.00 per Public Unit, generating gross proceeds of $60,000,000 related to its IPO. Each Public Unit consists of one Public Share and one Public Right. Each Public Right will convert into one-tenth (1/10) of one Holdco Ordinary Share upon the consummation of the Business Combination. Mountain Crest granted the underwriters a 45-day option to purchase up to 900,000 Public Units to cover over-allotments, if any. On November 18, 2021, the underwriters fully exercised the option and purchased 900,000 additional Public Units (the “Over-allotment Units”), generating gross proceeds of $9,000,000.

Concurrently with the closing of Mountain Crest’s IPO, the Sponsor purchased an aggregate of 205,000 units of Mountain Crest (the “Private Units”) at a price of $10.00 per Private Unit for an aggregate purchase price of $2,050,000 in a private placement. Upon the closing of the Over-allotment Units on November 18, Mountain Crest consummated the private placement sale of an additional 18,000 Private Units to the Sponsor at a price of $10.00 per Private Unit, generating gross proceeds of $180,000.

The Private Units are identical to the Public Units except with respect to certain registration rights and transfer restrictions. The proceeds from the Private Units were added to the proceeds from the IPO to be held in the Trust Account. If Mountain Crest does not complete a Business Combination by February 16, 2024, or as otherwise set forth in the Mountain Crest Charter, the proceeds from the sale of the Private Units will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law), and the Private Units and all underlying securities will expire worthless.

Upon closing of the IPO, the sale of the Over-allotment Units and the sale of the Private Units, a total of $69,000,000 ($10.00 per Public Unit) was placed in the Trust Account with Continental Stock Transfer & Trust Company (“Continental”) acting as trustee and can be invested only in U.S. government treasury bills with a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act of 1940, as amended (the “Investment Company Act”) and that invest only in direct U.S. government treasury obligations. These funds will not be released until the earlier of the completion of the initial business combination and the liquidation due to Mountain Crest’s failure to complete a business combination within the applicable period of time.

At the special meeting of stockholders held on December 20, 2022, Mountain Crest’s stockholders approved the Extension Amendment Proposal and the Trust Amendment Proposal, giving Mountain Crest the right to extend the Combination Period for a period of 3 months from February 16, 2023 to May 16, 2023 and to the extent Mountain Crest’s Amended and Restated Certificate of Incorporation is amended to extend the Combination Period, by depositing into the Trust Account $300,000, upon five days’ advance notice prior to February 16, 2023. On February 15, 2023, Mountain Crest deposited $300,000 into the Trust Account and extended the Combination Period for a period of 3 months from February 16, 2023 to May 16, 2023 On May 12, 2023, Mountain Crest’s stockholders approved an amendment to the Mountain Crest Charter extending the date until which Mountain Crest is required to complete a business combination from May 16, 2023 to February 16, 2024. On May 12, 2023, the Company filed such amendment with the Delaware Secretary of State, by which the Company extended the Business Combination Period from May 16, 2023 to February 16, 2024. As of May 17, 2023, cash of $119,572.23 was held outside of the Trust Account and is available for working capital purposes. As of May 17, 2023, there was approximately $5.5 million held in the Trust Account.

The Public Units, the Public Shares and the Public Rights are each quoted on Nasdaq, under the symbols “MCAGU,” “MCAG” and “MCAGR,” respectively.

AUM

AUM is a global clinical-stage biopharmaceutical company focused on advancing a clinical-stage pipeline of precision oncology therapeutics designed to deploy multi-faceted inhibition strategies to reverse cancer resistance. AUM’s strategy is to build a pipeline of therapeutic candidates that are uncorrelated across multiple dimensions, with a focus on assets that AUM believes have novel technology, employ differentiated mechanisms, are in a more advanced stage of development than competing candidates, or have a combination of these attributes. In approximately four years since inception, AUM has efficiently developed or in-licensed a pipeline of four distinct programs by leveraging its portfolio driven strategy. AUM continues to prioritize probability of success and capital efficiency. Specifically, before AUM advances a therapeutic candidate into clinical development, AUM evaluates its ability to generate an immune system response or to inhibit oncogenic drivers as a single agent. Comprised of pharma industry veterans with decades of research and development experience, the AUM leadership team has an extensive track record of selecting distinctive early-stage assets and successfully exiting virtual biotech models. Collectively, the AUM leadership team has also contributed to over 50 Investigational New Drugs (INDs), over 150 oncology clinical trials and the development of several currently marketed oncology treatments with annual peak sales up to $3 billion. AUM currently has two clinical-stage targeted oncology candidates, AUM001, which is in Phase 2 development, and AUM601, which is in the planning stages for Phase 2 development. AUM also has two preclinical precision therapeutic candidates nearing IND filings. AUM believes its approach will allow it to advance at least one therapeutic candidate into the clinic and one program into IND-enabling studies each year for at least the next several years. AUM’s pipeline addresses market opportunities of approximately $50 billion including treatments for breast, non-small cell lung cancer (NSCLC), neuroblastoma, glioblastoma, sarcomas, and colorectal cancers.

AUM’s lead drug candidate, AUM001, is an mRNA translation inhibitor targeting mitogen-activated protein kinase (MAPK) – interacting protein kinase (MNK) 1/2 and the “chokepoint” of multiple pro-oncogenic signalling pathways. It has been shown to inhibit the phosphorylation of eIF4E (Eukaryotic translation initiation factor 4E) in vitro and in vivo, on tumor and surrogate tissues, and to decrease plasma levels of pro-inflammatory cytokines, chemokines, and growth factors. MNK inhibition targets eIF4E to block key oncogenic and resistance mechanisms including cellular transformation, tumorigenesis, and metastatic progression. The alteration of mRNA translation has a crucial role in defining the changes in cellular proteome. MNK phosphorylates eIF4E at S209 which facilitates the translation of mRNAs of growth signals and oncoproteins. Downregulation of eIF4E does not impact normal cellular function but appears to make the cell less likely to exhibit tumor phenotype.

AUM is initially focused on treating the microsatellite stable (MSS) colorectal cancer (CRC) population with AUM001 given the indication represents 80-85% of the entire population and is largely refractory to current treatments including checkpoint inhibition (recognized as a cold tumor not responsive to immune stimulation). Colorectal cancer is of further importance given it’s the third most common diagnosed malignancy in the world, has a high incidence in developed (151,030 cases estimated for 2022) and developing countries (55,102 cases estimated in Brazil for 2020 and 555,477 cases estimated in China for 2020).

AUM expects to begin enrollment with AUM001 in the first quarter of 2023 in a global Phase 2 trial as a monotherapy and in combination with a leading anti-PD-1 therapy (KEYTRUDA®) in metastatic colorectal cancer with a focus on the MSS subset, thereby seeking to render immunologically “cold” tumors “hot.” AUM signed a global clinical collaboration and supply agreement with MSD, a tradename of Merck & Co., Inc., in 2022 which provides for the use of KEYTRUDA® in combination with AUM001 and also received authorization for the IND application from the U.S. Food and Drug Administration, or the FDA, for this global study (NCT05462236) in June of 2022.

AUM has also secured a global clinical collaboration and supply agreement with F. Hoffmann-La Roche AG supporting the development of AUM001 in combination with atezolizumab (Tecentriq®), Roche’s anti-PD-L1 therapy, across multiple solid tumor indications including NSCLC and urothelial cancers. The global trial of AUM001 in combination with Tecentriq® is expected to begin in the first half of 2023.

In addition to supplying AUM with free study drugs assisting it with advancing AUM001 through Phase II scientific validation / proof-of-concept studies, the agreements with MSD and Roche also have the potential to broaden in scope, covering topics such as 1) the launch of new publications, 2) providing access to scientists where needed, and the 3) potential buy-out of AUM001 post Phase II completion.

AUM is also planning a Phase 2 trial for AUM601, a potentially highly selective, oral small molecule designed to inhibit not only pan-TRK (TRKA, TRKB, an14d TRKC), but also resistance mutations of TRKs, by blocking the mutations that occur within the binding site. AUM601 was granted Orphan Drug Designation (ODD) by the FDA in August 2022. The FDA’s Office of Orphan Products Development grants ODD status to drugs and biologics that are intended for the treatment, diagnosis or prevention of rare diseases, or conditions that affect fewer than 200,000 people in the U.S. ODD provides certain benefits, including financial incentives, to support clinical development and the potential for up to seven years of market exclusivity for the drug for the designated orphan indication in the U.S. if the drug is ultimately approved for its designated indication.

In tandem with developing AUM’s later-stage assets (AUM001 / AUM601), AUM is also performing IND enabling studies for AUM302, a macrocyclic oral kinase inhibitor rationally designed small molecule to uniquely combine pan-PIM kinase, pan-PI3K and mTOR inhibition in a single agent. AUM302 was granted ODD by the FDA in November 2022 for the treatment of neuroblastoma, which represents a significant unmet medical need with limited treatment options. AUM is pursuing a Pediatric Priority Review Designation for AUM302. The FDA’s priority review vouchers are incentives meant to spur the development of new treatments for diseases that would otherwise not attract development interest from companies due to the cost of development and the lack of market opportunities. The rare pediatric voucher was created in 2012 under the Food and Drug Administration Safety and Innovation Act (the “FDASIA”) and specifically targets the need for additional therapies for rare pediatric subsets of other diseases. Section 908 of the FDASIA defines a “rare pediatric disease” as one which “primarily affects individuals aged from birth to 18 years, including age groups often called neonates, infants, children and adolescents,” and is also a rare disease or condition according to federal statute (200,000 persons in the U.S. or fewer).

AUM302 could be eligible for a Pediatric Priority Review Designation given that the neuroblastoma indication is the third most common pediatric cancer and more than 90% of diagnosed patients are under the age of five years old. Companies who are awarded a Priority Review Designation have the opportunity to sell the voucher upon drug approval to a third-party pharmaceutical company who in turn can elect to reduce FDA approval timelines between six to nine months on an internal drug program. The value of Recent Priority Review Vouchers sold to major pharmaceutical companies include ProMetic Biotherapeutics for $105 million, Albireo Pharma for $105 million, Mirum Pharmaceuticals for $110 million, and BioMarin Pharmaceuticals for $100 million.

AUM’s pipeline also includes AUM003, a potential blood brain barrier penetrating selective MNK inhibitor with compelling early-stage data in glioblastoma and sarcomas.

In November 2020, AUM announced a 5-year transformational strategic partnership with Newsoara Biopharma Co. Ltd. (“Newsoara”) to co-develop rights for AUM001, AUM302 and AUM003 in the Greater China Region and to co-discover next-generation cancer therapeutics. Newsoara is an innovative clinical-stage biopharmaceutical company with a mission to develop and commercialize life changing medicines for cancer, autoimmune, metabolic and other major diseases to patients in China and around the world. Since its founding, Newsoara has developed a fully integrated platform which includes R&D, Chemistry Manufacturing and Controls (CMC) and clinical development capabilities and built a robust and broad pipeline of approximately 15 drug candidates in major therapeutic areas.

Upon signing of the agreement with Newsoara, AUM is eligible to receive up to $135 million upon the achievement of certain development, regulatory, and commercial milestones, plus up to double digit royalties from drug sales. Newsoara will be responsible for all development and commercialization and will contribute for potential R&D funding for current and future investigational compounds in the Greater China Region. The agreement with Newsoara also expands access to the world-renowned Suzhou biotech ecosystem in China, significantly boosting AUM’s discovery and manufacturing capabilities.

Aside from the aforementioned rights sublicensed to Newsoara and with respect to AUM601 in Korea, AUM currently holds worldwide development and commercialization rights to each of its therapeutic candidates except for AUM601 in Korea where CMG / Handok has ownership. Retaining worldwide rights is a core component of AUM’s business development strategy and leverages one of its core strengths, which is generating data that globally supports the potential for additional deal activity (such as out-licensing / co-development rights) with large pharma partners on a regional and / or global basis.

AUM’s goal is to focus on the development of potent and highly selective oncology therapeutics. AUM’s vision is to change the paradigm for drug development by looking at developing drugs in a holistic matter.

AUM believes that it has the potential to forge a path from the early stages of drug development to generating enterprise value that will have multiple sources of revenues, including from proprietary clinical, digital and diagnostic data collection from Phase I of drug development. This approach is designed to enhance drug development success rates (goal of achieving a 30% clinical success rate across AUM’s portfolio) via building an ecosystem that is synergistic, sustainable, and scalable, leading to higher returns on investment for investors and strategic partners.

AUM’s mission is to advance and grow a portfolio of innovative, early-stage oncology assets based on the latest scientific breakthroughs. As such, AUM considers capital allocation and risk in tandem when executing drug development strategies by forging valued partnerships. By focusing its efforts on translational medicine and portfolio diversification, AUM seeks to mitigate overall exposure to many of the risks inherent in drug development. Fundamental to AUM’s success is its ability to apply a disciplined set of criteria for asset evaluation and advancement and employ sequenced capital allocation that preserves resources for programs with greater potential. AUM’s approach is guided by the following principles:

●	portfolio diversification to mitigate risk and maximize optionality;

●	capital allocation based on risk-adjusted potential;

●	building virtual infrastructure and key external relationships to maintain a lean operating base;

●	complementing AUM’s internal development capabilities with external business development;

●	a focus on translational medicine and therapeutic candidates with in vivo single agent and combination activity; and

●	disciplined and rigorous asset evaluation and selection.

Holdco

Holdco was incorporated on October 28, 2022 under the laws of the Cayman Islands for the purpose of effecting the Business Combination and to serve as the publicly traded holding company for AUM.

The financial statements of Holdco have been omitted because this entity has no assets, has not commenced operations and has not engaged in any business or other activities except in connection with its incorporation. Holdco does not have any contingent liabilities or commitments.

Amalgamation Sub

Amalgamation Sub was incorporated on November 1, 2022 under the laws of Singapore, as a wholly-owned subsidiary of Holdco for the purpose of effecting the Amalgamation. Amalgamation Sub will amalgamate with and into AUM, with AUM continuing as the surviving corporation of the amalgamation and a direct wholly-owned subsidiary of Holdco (the “Amalgamation”).

Merger Sub

Merger Sub was incorporated on December 1, 2022 under the laws of Delaware, as a wholly-owned subsidiary of Holdco for the purpose of effecting the SPAC Merger. Following confirmation of the effective filing of the Amalgamation but on the same day, Merger Sub will merge with and into SPAC, with SPAC continuing as the surviving entity and a direct wholly-owned subsidiary of Holdco (the “SPAC Merger,” and together with the Amalgamation, the “Merger” or the “Business Combination”).

Terms of the Business Combination

The Business Combination Agreement

On October 19, 2022, Mountain Crest and AUM Biosciences Pte. Ltd., a private company limited by shares incorporated in Singapore, with company registration number 201810204D (“AUM”) entered into that certain Business Combination Agreement (as may be amended, supplemented or otherwise modified from time to time, the “Business Combination Agreement”). On January 27, 2023, AUM Biosciences Limited, a Cayman Islands exempted company (“Holdco”), AUM Biosciences Subsidiary Pte. Ltd., a private company limited by shares incorporated in Singapore, with company registration number 202238778Z (“Amalgamation Sub”) and AUM Biosciences Delaware Merger Sub, Inc., a Delaware corporation (“Merger Sub”) executed a joinder agreement with Mountain Crest and AUM and joined the Business Combination Agreement as parties, thereby committing to be legally bound by the Business Combination Agreement. On February 10, 2023, AUM, Mountain Crest, Holdco, Amalgamation Sub and Merger Sub signed an amendment to Business Combination Agreement (the “Amendment”) to extend the Outside Date (as defined below) from February 15, 2023 to May 15, 2023. On March 30, 2023, AUM, Mountain Crest, Holdco, Amalgamation Sub and Merger Sub signed an amendment No. 2 to Business Combination Agreement (the “Amendment No. 2”) to consent to the termination of the Stock Escrow Agreement, eliminate Mountain Crest’s right to designate a director of the Holdco Board, remove the Closing condition that Mountain Crest shall have net tangible assets of at least $5,000,001 on its pro forma consolidated balance sheet after giving effect to the Closing, and update the Company Interests issued and paid-up as of the Amalgamation Effective Time from 8,779,752 AUM ordinary shares to 9,841,118 AUM ordinary shares. On April 19, 2023, AUM, Mountain Crest, Holdco, Amalgamation Sub and Merger Sub signed an amendment No. 3 to Business Combination Agreement (the “Amendment No. 3”) to (1) amend the definition of “Fully-Diluted Company Shares” and (2) update the Company Interests issued and paid-up as of the Amalgamation Effective Time from 9,841,118 AUM ordinary shares to 9,125,538 AUM ordinary shares. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Business Combination Agreement.

The Business Combination Agreement provides that the business combination between Mountain Crest and AUM will be completed through a two-step process consisting of the Amalgamation (as defined below) and the SPAC Merger (as defined below). Amalgamation Sub will amalgamate with and into AUM, with AUM continuing as the surviving corporation of the amalgamation and a direct wholly-owned subsidiary of Holdco (the “Amalgamation”), and following confirmation of the effective filing of the Amalgamation but on the same day, Merger Sub will merge with and into Mountain Crest, with Mountain Crest continuing as the surviving entity and a direct wholly-owned subsidiary of Holdco (the “SPAC Merger,” and together with the Amalgamation, the “Merger” or the “Business Combination”). Following the Business Combination, Holdco will be a publicly traded holding company listed on a national stock exchange in the United States. As used herein, the “Combined Company” refers to Holdco and its consolidated subsidiaries after the consummation of the Business Combination.

As a result of the Merger, among other things, (i) all outstanding ordinary shares of AUM will be cancelled in exchange for approximately 40 million ordinary shares, par value of US$0.0001 each, of Holdco (the “Holdco Ordinary Shares”), valued at $10.00 per Holdco share, on a fully-diluted basis (as described below in more detail), subject to Closing adjustments, (ii) each outstanding unit of Mountain Crest (the “Mountain Crest Unit”) will be automatically detached, (iii) each unredeemed outstanding share of common stock of Mountain Crest (the “Mountain Crest Common Stock”) will be cancelled in exchange for the right to receive one (1) Holdco Ordinary Share, and (iv) every ten (10) outstanding rights of Mountain Crest (the “Mountain Crest Rights”) will be contributed in exchange for one (1) Holdco Ordinary Share, cancelled and cease to exist.

Pursuant to the Business Combination Agreement, each AUM ordinary share issued and paid-up in the share capital of AUM shall be automatically cancelled and each AUM shareholder shall be entitled to receive, as consideration for such AUM ordinary share, such number of newly issued Holdco Ordinary Shares equal to the Company Exchange Ratio. The Company Exchange Ratio means the quotient obtained by dividing the Price per Company Share by $10.00 (ten dollars). The Price per Company Share is a dollar number, dividing the Purchase Price by the Fully-Diluted Company Shares. The Purchase Price is $400,000,000 plus the Post-Signing Investment Amount. Post-Signing Investment Amount means the amount of proceeds received by the AUM Companies from the sale of AUM Company Interests for not more than $10,000,000 in the aggregate after the Business Combination Agreement was signed and before the Closing. The number of Fully-Diluted Company Shares is the sum of (a) the total number of outstanding AUM ordinary shares and (b) the total number of AUM ordinary shares subject to issuance pursuant to the vested AUM options, in each case, as of immediately prior to the Closing.

The Business Combination Agreement does not provide for indemnification obligations for any party. All representations and warranties contained in the Business Combination Agreement shall terminate as of the closing date.

Mountain Crest and AUM have agreed that the Closing shall occur no later than May 15, 2023 (the “Outside Date”).

The foregoing description of the Business Combination Agreement describes the material provisions of the Business Combination Agreement, but does not purport to describe all of the terms of the Business Combination Agreement, which is attached hereto as Annex A.

The Redomestication

Pursuant to the terms of the Business Combination Agreement, (a) Amalgamation Sub will merge with and into AUM pursuant to the Amalgamation, the separate existence of Amalgamation Sub will cease and AUM will be the surviving corporation of the Amalgamation and a direct wholly-owned subsidiary of Holdco, and (b) following confirmation of the effective filing of the Amalgamation but on the same day, Merger Sub will merge with and into Mountain Crest pursuant to the SPAC Merger, the separate existence of Merger Sub will cease and Mountain Crest will be the surviving corporation of the SPAC Merger and a direct wholly-owned subsidiary of Holdco. Accordingly, once the Merger is effective, a “redomestication” from Delaware to Cayman Islands will have taken place (sometimes referred to herein as the “Redomestication”). In connection with the Merger and Redomestication, all outstanding Mountain Crest Units will separate into their individual components of Mountain Crest Common Stock and Mountain Crest Rights and will cease separate existence and trading. Upon the consummation of the Business Combination, the current equity holdings of the Mountain Crest stockholders shall be exchanged as follows:

(i)	Each share of Mountain Crest Common Stock, issued and outstanding immediately prior to the effective time of the Merger (other than any redeemed shares), will automatically be cancelled and cease to exist and for each share of such Mountain Crest Common Stock, Holdco shall issue to each Mountain Crest stockholder (other than Mountain Crest stockholders who exercise their redemption rights in connection with the Business Combination) one validly issued Holdco Ordinary Share, which, unless explicitly stated herein, shall be fully paid, in exchange for Holdco receiving subscription capital in Mountain Crest and Mountain Crest becoming a direct wholly-owned subsidiary of Holdco; and

(ii)	The holders of Mountain Crest Rights issued and outstanding immediately prior to the effective time of the Merger will receive one-tenth (1/10) of one Holdco Ordinary Share in exchange for the cancellation of each Mountain Crest Right; provided, however, that no fractional shares will be issued and all fractional shares will be rounded to the nearest whole share, in exchange for Holdco receiving subscription capital in Mountain Crest and Mountain Crest becoming a direct wholly-owned subsidiary of Holdco.

For more information about the Business Combination, please see the sections titled “Proposal No. 1 — The Business Combination” and “Proposal No. 2 — The Redomestication.”

Post-Business Combination Structure and Impact on the Public Float

The following chart illustrates the ownership structure of Holdco immediately following the Business Combination. The equity interests shown in the diagram below were calculated based on the assumptions that none of the parties in the chart below purchase Mountain Crest Common Stock in the open market.

	No Redemption Scenario		Interim Redemption Scenario(1)		Max Redemption Scenario(2)
	Shares	%	Shares	%	Shares	%
AUM Shareholders(3) (4)	39,453,633	89.7	39,453,633	90.5	39,453,633	90.8
AUM(5)	100,000	0.2	100,000	0.2	100,000	0.2
Mountain Crest Public Stockholders	528,974	1.2	132,243	0.3	0	-
Mountain Crest’s Public Shares converted from the Public Rights	690,000	1.6	690,000	1.6	690,000	1.6
Mountain Crest Insiders and Chardan(6)	2,048,200	4.7	2,048,200	4.7	2,048,200	4.7
EF Hutton(7)	100,000	0.2	100,000	0.2	100,000	0.2
AUM’s financial advisors(8)	1,060,000	2.4	1,060,000	2.4	1,060,000	2.4
Closing Shares(9)	43,980,807	100.0%	43,584,076	100.0%	43,451,833	100.0%

(1)	Assumes that holders of 396,731 Public Shares, or 75% of the maximum redemption, exercise their redemption rights in connection with the Business Combination.
(2)	Assumes that holders of 528,974 Public Shares exercise their redemption rights in connection with the Business Combination.
(3)	The sum of Holdco Ordinary Shares to be issued to each current AUM shareholder. The number of Holdco Ordinary Shares to be issued to each current AUM shareholder is calculated by (a) taking the product of (i) the current number of AUM ordinary shares issued and paid-up to each AUM shareholder and (ii) the Company Exchange Ratio, which is 4.42001337345809, and (b) rounding down to the nearest Holdco Ordinary Share. The Company Exchange Ratio is the quotient obtained by dividing the Price per Company Share, which is $44.2001337345809, by $10.00. The Price per Company Share is the dollar number derived by dividing the Purchase Price of $403,350,000 by the Fully-Diluted Company Shares, which is 9,125,538 shares. The Purchase Price is $400,000,000 plus the Post-Signing Investment Amount, which is $3,350,000. See footnote 4. The number of Fully-Diluted Company Shares is the sum of (a) the total number of outstanding AUM ordinary shares, which is 8,926,138 and (b) the total number of AUM ordinary shares subject to issuance pursuant to the outstanding AUM options, which is 199,400, in each case, as of immediately prior to the Closing.
(4)	Reflects (i) 199,400 AUM options outstanding at the Closing, and (ii) a Closing adjustment based upon the $3,350,000 Post-Signing Investment Amount. On March 10, 2023, AUM authorized issuance of the Series A Add-On Shares pursuant to the Series A Subscription Agreement for aggregate consideration of US$ 3,350,000. Issuance of the Series A Add-On Shares became effective on April 3, 2023. The proceeds received from the Series A Add-On Shares constitute a Post-Signing Investment Amount. The Post-Signing Investment Amount means the amount of proceeds received by the AUM Companies from the sale of AUM Company Interests for not more than $10,000,000 in the aggregate after the Business Combination Agreement was signed and before the Closing.
(5)	Pursuant to a stock purchase agreement by and between the Sponsor and AUM, the Sponsor will transfer 100,000 SPAC Shares to AUM upon the Closing.
(6)	Includes (a) 1,848,000 Holdco Ordinary Shares to be issued to Mountain Crest Insiders, including the Sponsor, in exchange for Mountain Crest Common Stock, (b) 22,300 Holdco Ordinary Shares to be issued to the Sponsor after conversion of the Mountain Crest Private Rights, and (c) 177,900 Holdco Ordinary Shares to be issued to Chardan in exchange for the Representative Shares. Excludes Holdco Ordinary Shares underlying any Mountain Crest Units that the Sponsor chooses to be repaid for the loan it has extended to Mountain Crest, assuming the Sponsor chooses to be repaid fully in cash.
(7)	Mountain Crest and EF Hutton signed a financial advisory and private placement agency agreement on October 24, 2022, pursuant to which, among other matters, EF Hutton is eligible to be paid 100,000 shares of Mountain Crest Common Stock as part of the advisory fee.
(8)	AUM and Mr. Xiaoyuan Liu signed an advisory agreement on May 16, 2022, as later amended on October 16, 2022, pursuant to which, among other matters, Mr. Liu is eligible to be paid 300,000 Holdco Ordinary Shares as part of the advisory fee. Mr. Liu is not related to Dr. Suying Liu, Mountain Crest’s Chairman, Chief Executive Officer and Chief Financial Officer. AUM and Global signed an advisory agreement on June 10, 2022, as later amended on August 25, 2022, pursuant to which, among other matters, Global is eligible to be paid 760,000 Holdco Ordinary Shares as part of the advisory fee.
(9)	Assumes no PIPE to be consummated simultaneously with the Closing.

If the actual facts are different than these assumptions, the percentage ownership retained by Mountain Crest’s public stockholders following the Business Combination will be different.

Deferred Underwriting Commission

The $2,070,000 in deferred underwriting commissions in connection with the IPO, will be released to the underwriters only on completion of the Business Combination, in an amount equal to 3.00% of the gross proceeds of the IPO. Below is a summary of the total deferred underwriting commission to be paid upon closing of the Business Combination, assuming, other than the 6,371,026 shares already redeemed by Mountain Crest stockholders as of May 17, 2023 (i) no redemptions, (ii) 75% of the maximum redemptions and (iii) maximum redemptions, based on approximately $5.5 million in the Trust Account as of May 17, 2023 and approximately $10.41 per share (before deducting estimated taxes payable) being paid to the public investors exercising their redemption rights.

	Underwriting Fee
	No Redemptions	75% Redemptions	Maximum Redemptions
Redemptions ($)	$0	$4,131,580	$5,508,773
Redemptions (Shares)	0	396,731	528,974
Effective Underwriting (Total Underwriting less redemptions)	$5,508,773	$1,377,193	$0
Total Deferred Fee (%)	3.00%	3.00%	3.00%
Total Deferred Underwriting Fee ($)	$2,070,000	$2,070,000	$2,070,000
Effective Deferred Underwriting Fee (as a percentage of (cash left in Trust Account post redemptions))	37.58%	100.00%	100.00%

The following diagram depicts AUM’s current organizational structure. Unless otherwise indicated, equity interests depicted in this diagram are held at 100%.

Management and Board of Directors Following the Business Combination

In connection with the Closing, all of the officers and directors of Mountain Crest will resign and Vishal Doshi will be appointed as Chief Executive Officer and Sunil Peter will be appointed as Head of Finance and Shared Services. Effective as of the Closing, the Holdco Board will consist of five members, designated by AUM, and a majority of whom will be considered “independent” under Nasdaq’s listing standards. See section titled “Holdco’s Directors and Executive Officers after the Business Combination” for additional information.

Additional Agreements Executed at the Signing of the Business Combination Agreement

Shareholder Support Agreement

Contemporaneously with the execution of the Business Combination Agreement, SPAC, AUM and Key Company Shareholders entered into a voting and support agreement (the “Shareholder Support Agreement”), pursuant to which, among other things, certain Company Shareholders agreed not to transfer and will vote their ordinary shares of AUM in favor of the Business Combination Agreement (including by execution of written resolutions), the Merger and the other Transactions, effective at Closing. AUM’s shareholders party to the Shareholder Support Agreement collectively have a sufficient number of votes to approve the Merger. The Shareholder Support Agreement and all of its provisions will terminate and be of no further force or effect upon the earlier of the Closing or the termination of the Business Combination Agreement.

The foregoing description of the Shareholder Support Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the actual agreement, a copy of which is included as Exhibit A to the Business Combination Agreement, Exhibit 10.1 to this proxy statement/prospectus, and is incorporated herein by reference.

Sponsor Support Agreement

Contemporaneously with the execution of the Business Combination Agreement, SPAC, Sponsor, and AUM entered into a support agreement (the “Sponsor Support Agreement”), pursuant to which they agree that, among other things, Sponsor (i) will not transfer and will vote its shares of Mountain Crest Common Stock or any additional shares of Mountain Crest Common Stock it acquires prior to the Special Meeting in favor of the Business Combination Agreement, the Merger and the other Transactions and each of the Transaction Proposals, (ii) will not redeem any shares of Mountain Crest Common Stock in connection with the SPAC Merger, and (iii) waives its anti-dilution rights under the Amended and Restated Certificate of Incorporation of Mountain Crest, dated November 12, 2021, as amended and/or restated from time to time (the “Mountain Crest Charter”). The Sponsor Support Agreement and all of its provisions will terminate and be of no further force or effect upon the earlier of the Closing or the termination of the Business Combination Agreement.

The foregoing description of the Sponsor Support Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the actual agreement, a copy of which is included as Exhibit B to the Business Combination Agreement, Exhibit 10.2 to this proxy statement/prospectus, and is incorporated herein by reference.

Lock-Up Agreements

Pursuant to the terms of the Business Combination Agreement, AUM has agreed that it will cause certain shareholders of representing at least 93% of outstanding ordinary shares of AUM, which amount shall include all shareholders owning greater than one percent (1%) of ordinary shares of AUM, to enter into a Lock-Up Agreement (the “Lock-Up Agreement”) with Holdco to be effective at the Closing, pursuant to which the securities of Holdco held by such shareholders will be locked-up and subject to transfer restrictions for a period of time following the Closing, as described below, subject to certain exceptions. The securities held by such shareholders will be locked-up until the six-month anniversary of the date of the Closing, during which time 50% of such securities shall be subject to early release if the closing price of the shares equals or exceeds $12.50 per share for any 20 trading days within any 30 trading day period following the Closing.

The foregoing description of the Lock-Up Agreements does not purport to be complete and are qualified in their entirety by the terms and conditions of the actual agreements, a form of which is included as Exhibit C to the Business Combination Agreement and as Exhibit 10.3, and incorporated herein by reference.

Amended and Restated Registration Rights Agreement

At the Closing, Mountain Crest, Holdco, AUM, certain holders of ordinary shares of AUM, certain holders of Mountain Crest Common Stock, and the holders of the Private Units will enter into an amended and restated registration rights agreement (the “Amended and Restated Registration Rights Agreement”) pursuant to which, among other things, Holdco will provide the above holders with certain rights relating to the registration for resale of the Holdco Ordinary Shares that they will receive at Closing.

The foregoing description of the Amended and Restated Registration Rights Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the actual agreement, a form of which is included as Exhibit D to the Business Combination Agreement and as Exhibit 10.4, and incorporated herein by reference.

Other Agreements

Subject to applicable securities laws (including with respect to material nonpublic information), Mountain Crest’s Initial Stockholders or any of their respective affiliates may (i) purchase public shares from institutional and other investors (including those who vote, or indicate an intention to vote, against any of the proposals presented at the Special Meeting, or elect to redeem, or indicate an intention to redeem, public shares), (ii) enter into transactions with such investors and others to provide them with incentives to not redeem their public shares, or (iii) execute agreements to purchase such public shares from such investors or enter into non-redemption agreements in the future. In the event that Mountain Crest’s Initial Stockholders or any of their respective affiliates purchase public shares in situations in which the tender offer rules’ restrictions on purchases would apply, they (a) would purchase the public shares at a price no higher than the price offered through the Mountain Crest’s redemption process (i.e., approximately $10.41 per share, based on the amounts held in the Trust Account as of May 17, 2023); (b) would represent in writing that such public shares will not be voted in favor of approving the Business Combination; and (c) would waive in writing any redemption rights with respect to the public shares so purchased.

To the extent any such purchases by Mountain Crest’s Initial Stockholders or any of their respective affiliates are made in situations in which the tender offer rules’ restrictions on purchases apply, Mountain Crest will disclose in a Current Report on Form 8-K prior to the Special Meeting the following: (i) the number of public shares purchased outside of the redemption offer, along with the purchase price(s) for such public shares; (ii) the purpose of any such purchases; (iii) the impact, if any, of the purchases on the likelihood that the Business Combination will be approved; (iv) the identities of the securityholders who sold to Mountain Crest’s Initial Stockholders or any of their respective affiliates (if not purchased on the open market) or the nature of the securityholders (e.g., 5% securityholders) who sold such public shares; and (v) the number of shares of Mountain Crest Common Stock for which Mountain Crest has received redemption requests pursuant to its redemption offer.

The purpose of such share purchases and other transactions would be to increase the likelihood of (i) otherwise limiting the number of public shares electing to redeem and (ii) increase Mountain Crest’s net tangible assets.

If such transactions are effected, the consequence could be to cause the Business Combination to be effectuated in circumstances where such effectuation could not otherwise occur. Consistent with SEC guidance, purchases of shares by the persons described above would not be permitted to be voted for the Business Combination at the Special Meeting and could decrease the chances that the Business Combination would be approved. In addition, if such purchases are made, the public “float” of Holdco’s securities and the number of beneficial holders of Holdco’s securities may be reduced, possibly making it difficult to maintain or obtain the quotation, listing or trading of Holdco’s securities on a national securities exchange.

Mountain Crest hereby represents that any Mountain Crest securities purchased by Mountain Crest’s Initial Stockholders or any of their respective affiliates in situations in which the tender offer rules restrictions on purchases would apply would not be voted in favor of approving any of the proposals presented at the Special Meeting.

Redemption Rights

Pursuant to Mountain Crest’s amended and restated certificate of incorporation, Mountain Crest’s public stockholders may elect to have their shares redeemed for cash at the applicable redemption price per share equal to the quotient obtained by dividing (i) the aggregate amount on deposit in the Trust Account as of two business days prior to the consummation of the Business Combination, including interest (net of taxes payable), by (ii) the total number of then-outstanding public shares. As of May 17, 2023, this would have amounted to approximately $10.41 per share (before deducting estimated taxes payable).

You will be entitled to receive cash for any public shares to be redeemed only if you:

(i)	(x) hold public Mountain Crest Common Stock or (y) hold public Mountain Crest Common Stock through Mountain Crest Units and you elect to separate your Mountain Crest Units into the underlying public Mountain Crest Common Stock and public Mountain Crest Rights prior to exercising your redemption rights with respect to the public Mountain Crest Common Stock; and

(ii)	prior to 5:00 p.m., Eastern Time, on June 21, 2023, (a) submit a written request to the transfer agent that Mountain Crest redeem your public shares for cash and (b) deliver your public shares to the transfer agent, physically or electronically through DTC.

Holders of outstanding Mountain Crest Units must separate the underlying Mountain Crest Common Stock and Mountain Crest Rights prior to exercising redemption rights with respect to the Mountain Crest Common Stock. If Mountain Crest Units are registered in a holder’s own name, the holder must deliver the certificate for its Mountain Crest Units to the transfer agent with written instructions to separate the Mountain Crest Units into their individual component parts. This must be completed far enough in advance to permit the mailing of the certificates back to the holder so that the holder may then exercise his, her or its redemption rights upon the separation of the Mountain Crest Common Stock from the Mountain Crest Units.

If a broker, dealer, commercial bank, trust company or other nominee holds Mountain Crest Units for an individual or entity (such individual or entity, the “beneficial owner”), the beneficial owner must instruct such nominee to separate the beneficial owner’s Mountain Crest Units into their individual component parts. The beneficial owner’s nominee must send written instructions by facsimile to the transfer agent. Such written instructions must include the number of Mountain Crest Units to be separated and the nominee holding such Mountain Crest Units. The beneficial owner’s nominee must also initiate electronically, using DTC’s DWAC system, a withdrawal of the relevant Mountain Crest Units and a deposit of an equal number of Mountain Crest Common Stock and Mountain Crest Rights. This must be completed far enough in advance to permit the nominee to exercise the beneficial owner’s redemption rights upon the separation of the Mountain Crest Common Stock from the Mountain Crest Units. While this is typically done electronically the same business day, beneficial owners should allow at least one full business day to accomplish the separation. If beneficial owners fail to cause their Mountain Crest Common Stock to be separated in a timely manner, they will likely not be able to exercise their redemption rights.

Any request for redemption, once made, may be withdrawn at any time up to two business days immediately preceding the Special Meeting. Furthermore, if a stockholder delivered his certificate for redemption and subsequently decided prior to the date immediately preceding the Special Meeting not to elect redemption, he may simply request that the transfer agent return the certificate (physically or electronically).

Notwithstanding the foregoing, a holder of the public shares, together with any affiliate of his or her or any other person with whom he or she is acting in concert or as a “group” (as defined in Section 13(d)-(3) of the Exchange Act) will be restricted from seeking redemption rights with respect to more than 20% of the Mountain Crest Common Stock.

If a holder exercises its redemption rights, then such holder will be exchanging its public shares for cash and will no longer own shares of the post-Business Combination company. Such a holder will be entitled to receive cash for its public shares only if it properly demands redemption and delivers its shares (either physically or electronically) to our Transfer Agent in accordance with the procedures described herein. Please see the section titled “The Special Meeting of Mountain Crest Stockholders — Redemption Rights” for the procedures to be followed if you wish to redeem your public shares for cash.

A redemption payment will only be made in the event that the proposed Business Combination is consummated. If the proposed Business Combination is not completed for any reason, then public stockholders who exercised their redemption rights would not be entitled to receive the redemption payment. In such case, Mountain Crest will promptly return the share certificates to the public stockholder.

The Proposals

At the Special Meeting, Mountain Crest’s stockholders will be asked to vote on the following:

●	the Business Combination Proposal;

●	the Redomestication Proposal;

●	the Nasdaq Proposal;

●	the Incentive Plan Proposal;

●	the Holdco Charter Proposal;

●	the Escrow Proposal;

●	the NTA Requirement Amendment Proposal; and

●	the Adjournment Proposal.

Please see the section titled “The Special Meeting of Mountain Crest Stockholders” on page 113 for more information on the foregoing Proposals.

Voting Securities, Record Date

As of May 17, 2023, there were 2,654,874 shares of Mountain Crest Common Stock issued and outstanding, consisting of 528,974 shares held by public stockholders and 2,125,900 shares held by the Initial Stockholders and Chardan. Only Mountain Crest’s stockholders who hold shares of Mountain Crest Common Stock of record as of the close of business on May 17, 2023 are entitled to vote at the Special Meeting or any adjournment of the Special Meeting. Approval of the Proposals will require the affirmative vote of the holders of a majority of the issued and outstanding Mountain Crest Common Stock present and entitled to vote at the Special Meeting.

As of May 17, 2023, the Initial Stockholders and Chardan collectively owned and was entitled to vote 2,125,900 shares of Mountain Crest Common Stock, or approximately 52.4% of Mountain Crest’s outstanding shares. With respect to the Business Combination, the Initial Stockholders and Chardan, which own approximately 52.4% of Mountain Crest’s outstanding shares as of the record date, have agreed to vote their Mountain Crest Common Stock in favor of the Business Combination Proposal and the Redomestication, and intends to vote for the other Proposals although there is no agreement in place with respect to voting on the other Proposals.

Anticipated Accounting Treatment

The Business Combination will be accounted for as a reverse merger in accordance with IFRS. Under this method of accounting, Mountain Crest will be treated as the “acquired” company for financial reporting purposes. This determination was primarily based on the current shareholders of AUM having a majority of the voting power of the Combined Company, AUM’s senior management comprising all of the senior management of the Combined Company, the relative size of AUM compared to Mountain Crest, and AUM’s operations comprising the ongoing operations of the Combined Company. Accordingly, for accounting purposes, the Business Combination will be treated as the equivalent of AUM issuing stock for the net assets of Mountain Crest, accompanied by a recapitalization. The net assets of Mountain Crest will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination will be those of AUM.

Regulatory Approvals

The Merger and the other transactions contemplated by the Business Combination Agreement are not subject to any additional U.S. federal or state regulatory requirements or approvals, or any regulatory requirements or approvals under the laws of the Cayman Islands or Singapore, except for the lodging of the Amalgamation Proposal with ACRA in Singapore.

Interests of Certain Persons in the Business Combination

When you consider the recommendation of the Mountain Crest Board in favor of adoption of the Business Combination Proposal, the Redomestication Proposal and the other related Proposals, you should keep in mind that Mountain Crest’s directors and officers, the Sponsor and its affiliates have interests in the Business Combination that are different from, or in addition to, your interests as a stockholder, including the following:

●	On April 8, 2021, Mountain Crest’s insiders, including the Sponsor, purchased an aggregate of 1,437,500 shares of Mountain Crest Common Stock for an aggregate purchase price of $25,000. On November 2, 2021, Mountain Crest declared a 20% stock dividend on each insider share thereby increasing the number of issued and outstanding Founder Shares to 1,725,000. If Mountain Crest does not consummate the Business Combination by February 16, 2024, or as otherwise set forth in the Mountain Crest Charter, Mountain Crest will be required to dissolve and liquidate. In such event, the 1,725,000 shares of Mountain Crest Common Stock held by the Initial Stockholders, which were acquired prior to the IPO for an aggregate purchase price of $25,000, will be worthless. Such shares had an aggregate market value of approximately $17.7 million based on the closing price of Mountain Crest Common Stock of $10.2403 on Nasdaq as of May 17, 2023.

●	On November 16, 2021, simultaneously with the closing of the IPO, Mountain Crest consummated a private placement for an aggregate of 205,000 units (the “Private Units”), at a price of $10.00 per Private Unit, generating total proceeds of $2,050,000. On November 18, 2021, simultaneously with the sale of the over-allotment units in the IPO, Mountain Crest consummated the private sale of an additional 18,000 Private Units to the Sponsor. If Mountain Crest does not consummate the Business Combination by February 16, 2024, or as otherwise set forth in the Mountain Crest Charter, Mountain Crest will be required to dissolve. In such event, the 223,000 Private Units purchased by the Sponsor for a total purchase price of $2,230,000, will be worthless. Such Private Units had an aggregate market value of approximately $2.3 million based on the closing price of Mountain Crest public units of $10.50 on Nasdaq as of May 17, 2023.

●	The exercise of Mountain Crest’s directors’ and officers’ discretion in agreeing to changes or waivers in the terms of the Business Combination may result in a conflict of interest when determining whether such changes or waivers are appropriate and in Mountain Crest stockholders’ best interests.

●	The Sponsor will benefit from the completion of a business combination and may be incentivized to complete an acquisition of a less favorable target company or on terms less favorable to shareholders rather than liquidate.

●	Only if the proposed Business Combination is completed by February 16, 2024, or as otherwise set forth in the Mountain Crest Charter, Mountain Crest’s officers and directors, the Sponsor and its affiliates will be reimbursed for any reasonable fees and out-of-pocket expenses incurred in connection with activities on Mountain Crest’s behalf such as identifying potential target businesses and performing due diligence on suitable business combinations (including the Business Combination). As of May 17, 2023, an aggregate of $0 had been incurred or accrued in respect of such expense reimbursement obligation.

●	In order to fund working capital deficiencies or finance transaction costs in connection with a Business Combination, Mountain Crest’s insiders, officers and directors or their affiliates may, but are not obligated to, loan Mountain Crest funds, from time to time or at any time, in whatever amount they deem reasonable in their sole discretion. If Mountain Crest completes a Business Combination, Mountain Crest may repay such loaned amounts out of the proceeds of the Trust Account released to us. In the event that a Business Combination does not close, Mountain Crest may use a portion of the working capital held outside the Trust Account to repay such loaned amounts, but no proceeds from Mountain Crest’s Trust Account would be used for such repayment. Up to $1,500,000 of such loans may be convertible into private units, at a price of $10.00 per Unit, at the option of the lender. These private units would be identical to the Private Units. As of May 17, 2023, the Sponsor loaned to Mountain Crest an aggregate of $0, excluding the interest-free extension loan of $300,000.

●	If an initial business combination is not completed, the Sponsor will lose an aggregate of approximately $20.2 million, comprised of the following:

●	approximately $17.6 million (based on the closing price of $10.2403 per share of Mountain Crest Common Stock on the Nasdaq Stock Market as of May 17, 2023) of the 1,717,800 Founder Shares it holds;

●	approximately $2.3 million (based on the closing price of $10.50 per public unit on the Nasdaq Stock Market as of May 17, 2023) of the 223,000 Private Units it holds;

●	repayment of an interest-free extension loan of $300,000, which will be forgiven, except to the extent of any funds held outside of the Trust Account, by the Sponsor or its affiliates if Mountain Crest is unable to consummate an initial business combination during the Combination Period.

●	At the special meeting of stockholders held on December 20, 2022, Mountain Crest’s stockholders approved an amendment to Mountain Crest’s Amended and Restated Certificate of Incorporation (the “Extension Amendment Proposal”) and an amendment to the Investment Management Trust Agreement with Continental, dated November 12, 2021 (the “Trust Amendment Proposal”), giving Mountain Crest the right to extend the Combination Period for a period of 3 months from February 16, 2023 to May 16, 2023 and to the extent Mountain Crest’s Amended and Restated Certificate of Incorporation is amended to extend the Combination Period, by depositing into the Trust Account $300,000, upon five days’ advance notice prior to February 16, 2023. We refer to the amendments to the certificate of incorporation and to the Trust Agreement collectively as the “Extension Amendments.” As a result of the Extension Amendments, public stockholders forfeited their right to receive $690,000 under the original trust agreement entered into in connection with Mountain Crest’s IPO, if Mountain Crest seeks to extend the Combination Period for three months, but does not consummate a business combination.

●	As a result of the Extension Amendments, the Sponsor is no longer required to deposit into the Trust Account $690,000 prior to the three-month extension and this amount will not be repaid if a business combination is not consummated to the extent fund is not available outside of the Trust Account.

●	As a result of the Extension Amendments, Mountain Crest has extended the Combination Period to May 16, 2023, by depositing $300,000 into the Trust Account for the benefit of the public stockholders for the extension. The additional amount added to the Trust Account was reduced from what was included in Mountain Crest’s IPO prospectus, which was $0.10 per share to approximately $0.05 per share.

●	As a result of the Extension Amendments, the Sponsor has contributed to Mountain Crest $300,000 in an interest-free loan for the extension of the Combination Period. If the Extension Amendments were not adopted, the Sponsor would be expected to deposit into the Trust Account $690,000 in an interest-free loan. Since both loans will become payable only after Closing of the Business Combination, the Sponsor will lose repayment of $300,000 loan if the Business Combination is not completed after the extension. As of the date of this proxy statement/prospectus, the Sponsor has not contributed for the extension of the Combination Period. No funds from the Trust Account would be used to repay such loan in the event of Mountain Crest’s liquidation.

Recommendations of the Mountain Crest Board to the Mountain Crest Stockholders

After careful consideration of the terms and conditions of the Business Combination Agreement, the Mountain Crest Board has determined that Business Combination and the transactions contemplated thereby are fair to and in the best interests of Mountain Crest and its stockholders. In reaching its decision with respect to the Business Combination and the Redomestication, the Mountain Crest Board reviewed various industry and financial data and the due diligence and evaluation materials provided by AUM. The Mountain Crest Board did not obtain a fairness opinion on which to base its assessment. The Mountain Crest Board recommends that Mountain Crest’s stockholders vote:

●	FOR the Business Combination Proposal;

●	FOR the Redomestication Proposal;

●	FOR the Nasdaq Proposal;

●	FOR the Incentive Plan Proposal;

●	FOR the Holdco Charter Proposal;

●	FOR the Escrow Proposal;

●	FOR the NTA Requirement Amendment Proposal; and

●	FOR the Adjournment Proposal.

Summary of Risk Factors

In evaluating the Business Combination and the Proposals to be considered and voted on at the Special Meeting, you should carefully review and consider the risk factors set forth under the section titled “Risk Factors” beginning on page 40 of this proxy statement/prospectus. The occurrence of one or more of the events or circumstances described in that section, alone or in combination with other events or circumstances, may have a material adverse effect on (i) Mountain Crest’s ability to complete the Business Combination, and (ii) the business, cash flows, financial condition and results of operations of Holdco following consummation of the Business Combination.

Risks Related to AUM’s Business and Industry

●	AUM is in the early stages of clinical drug development and has a limited operating history and no products approved for commercial sale;

●	AUM has incurred net losses since inception and expects to continue to incur significant net losses for the foreseeable future;

●	The Combined Company will require substantial additional capital to finance operations. If the Combined Company is unable to raise such capital when needed or on acceptable terms, it may be forced to delay, reduce, and/or eliminate one or more research and drug development programs or future commercialization efforts;

●	AUM is dependent on the success of its product candidates, including its lead product candidate, AUM001, which is currently being evaluated in a Phase II clinical trial with planning for an additional trial subject to funding availability;

●	The clinical trials of our current and any future product candidates of AUM may not demonstrate safety and efficacy to the satisfaction of regulatory authorities or otherwise be timely conducted or produce positive results;

●	If AUM’s competitors develop and market products that are more effective, safer, or less expensive than its product candidates, AUM will be negatively impacted;

●	If AUM experience delays or difficulties in the enrollment of patients in clinical trials, its receipt of necessary marketing approvals could be delayed or prevented;

●	The regulatory approval processes of the Federal Drug Administration, European Medicines Agency, and comparable foreign regulatory authorities are lengthy, time-consuming, and inherently unpredictable. If AUM is ultimately unable to obtain regulatory approval for its product candidates, it will be unable to generate product revenue and its business will be substantially harmed; and

●	If AUM is unable to obtain, maintain, enforce, or protect its intellectual property rights in any products it develops or in its technology, if the scope of the intellectual property protection obtained is not sufficiently broad, or if AUM infringes the intellectual property rights of others, third parties could develop and commercialize products and technology similar or identical to those of AUM, AUM could be prevented from commercializing its products and AUM may not be able to compete effectively in its markets.

Risks Related to Holdco

●	no public market for Holdco Ordinary Shares and uncertainty in the development of an active trading market for Holdco Ordinary Shares;

●	price volatility of Holdco Ordinary Shares;

●	sale or availability for sale of substantial amounts of Holdco Ordinary Shares;

●	potential dilution for existing shareholders upon Holdco’s issuance of additional shares;

●	potential treatment of Holdco as a passive foreign investment company;

●	potential treatment of Holdco as a U.S. corporation for U.S. federal income tax purposes; and

●	exemptions from requirements applicable to other public companies due to Holdco’s status as an emerging growth company.

Risks Related to Mountain Crest and the Business Combination

●	Mountain Crest will be forced to liquidate the Trust Account if it cannot consummate the Business Combination or an initial business combination by February 16, 2024, or as otherwise set forth in the Mountain Crest Charter. In the event of a liquidation, Mountain Crest’s public stockholders are expected to receive $10.41 per share (before deducting estimated taxes payable).

●	You must tender your shares of Mountain Crest Common Stock in order to validly seek redemption at the Special Meeting.

●	Mountain Crest has incurred and expects to incur significant costs associated with the Business Combination. Whether or not the Business Combination is consummated, the incurrence of these costs will reduce the amount of cash available to be used for other corporate purposes by the Combined Company if the Business Combination is consummated or by Mountain Crest if the Business Combination is not consummated.

●	Mountain Crest may be subject to the Excise Tax included in the Inflation Reduction Act of 2022 in the event of a liquidation or in connection with redemptions of Mountain Crest Common Stock after December 31, 2022.

MOUNTAIN CREST SUMMARY FINANCIAL INFORMATION

Mountain Crest’s balance sheet data as of December 31, 2022 and statement of operations data for the year ended December 31, 2022 are derived from Mountain Crest’s audited financial statements included elsewhere in this proxy statement/prospectus. Mountain Crest’s balance sheet data as of December 31, 2021 and statement of operations data for the period from April 8, 2021 (inception) through December 31, 2021 are derived from Mountain Crest’s audited financial statements included elsewhere in this proxy statement.

The historical results of Mountain Crest included below and elsewhere in this proxy statement/prospectus are not necessarily indicative of the future performance of Mountain Crest. You should read the following selected financial data in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Mountain Crest” and the financial statements and the related notes appearing elsewhere in this proxy statement.

	For the Year Ended December 31,	For the period from April 8, 2021 (inception) through December 31,
	2022	2021
General and administrative expenses	$746,913	$151,598
Loss from operations	(746,913)	(151,598)
Net income (loss)	$4,471	$(150,755)
Weighted average shares outstanding of redeemable common stock – basic and diluted	6,682,317	1,156,180
Basic and diluted net (loss) income per share common share	$(0.03)	$5.23
Weighted average shares outstanding of non-redeemable common stock – basic and diluted	2,125,900	1,603,669
Basic and diluted net loss per share common share	$(0.13)	$(3.87)

	As of December 31,	As of December 31,
	2022	2021
Balance Sheet Data:
Cash	$259,408	$474,538
Marketable securities held in Trust Account	$19,572,432	$69,000,843
Total assets	$19,843,270	$69,572,800
Total liabilities	$2,570,745	$2,175,299
Common Stock subject to possible redemption	$19,550,035	$69,000,000
Total Stockholders’ Deficit	$(2,277,510)	$(1,602,499)

AUM SUMMARY FINANCIAL INFORMATION

Selected Condensed Consolidated Financial Schedule of AUM and Its Subsidiaries

Statements of Financial Position
As at March 31, 2022

	Notes	As at March 31, 2022	As at March 31, 2021	As at September 30, 2022	As at September 30, 2021
		(Audited)	(Audited)	(Unaudited)	(Unaudited)
Assets
Current assets
Cash and cash equivalents		5,399,189	1,468,285	3,360,899	4,375,282
Other receivables	10	530,933	29,589	2,198,152	40,668
Other non-financial assets	11	50,808	3,387	1,441,264	3,293
Total current assets		5,980,930	1,501,261	7,000,315	4,419,242
Plant and equipment (net)	9	4,361	5,154	7,005	3,203
Total assets		5,985,291	1,506,415	7,007,320	4,422,446

Liabilities, Shareholders’ Equity (Deficiency) & Reserves
Current liabilities
Deferred revenue	18B	-	609,583	-	609,583
Trade payables	16	1,927,879	809,075	1,719,067	633,879
Total current liabilities		1,927,879	1,418,658	1,719,067	1,243,463

Non-current liabilities
Other financial liabilities	14	638,455	2,714,728	554,148	691,146
Total non-current liabilities		638,455	2,714,728	554,148	691,146
Total liabilities		2,566,334	4,133,386	2,273,214	1,934,609

Shareholders’ Equity (Deficiency) & Reserves
Share capital	12	11,838,720	1,079,106	14,655,226	8,078,817
Share Premium	12	8,432,141	-	10,540,334	1,123,201
Accumulated Deficit	12	(16,942,892)	(3,706,091)	(20,801,990)	(6,713,005)
Accumulated other comprehensive income (loss)	12	90,989	14	340,534	(1,176)
Total Shareholders’ Equity (Deficiency) & Reserves		3,418,957	(2,626,971)	4,734,105	2,487,837
Total Liabilities, Shareholders’ Equity (Deficiency) & Reserves		5,985,291	1,506,415	7,007,320	4,422,446

Consolidated Statement of Profit or Loss and Other Comprehensive Income

Year Ended March 31, 2022

	Notes	Year ended March 31, 2022	Year ended March 31, 2021	Six Months ended September 30, 2022	Six Months ended September 30, 2021
		SGD$	SGD$	SGD$	SGD$
Research and development costs	6	(3,685,599)	(1,249,321)	(1,990,753)	(1,611,390)
Depreciation expense	11	(3,221)	(3,019)	(1,942)	(1,951)
Employee benefits expense	7	(326,468)	(256,623)	(1,499,131)	(144,208)
Other expenses	8	(8,279,321)	(361,907)	(2,216,648)	(191,648)
Finance costs	9	(73,032)	(31,364)	(14,499)	(65,816)
Other income and gains/(losses)	5	(869,161)	651,221	1,863,876	(991,902)
Loss from continuing operations		(13,236,801)	(1,251,013)	(3,859,098)	(3,006,914)

Other comprehensive income (loss):
Item that may be reclassified subsequently to profit or loss:
Exchange differences on translating foreign operations, net of tax		90,975	(16,831)	249,545	(1,191)
Other comprehensive income (loss) for the year, net of tax		90,975	(16,831)	249,545	(1,191)
Total comprehensive loss for the year		(13,145,826)	(1,267,844)	(3,609,553)	(3,008,104)

COMPARATIVE HISTORICAL AND UNAUDITED
PRO FORMA COMBINED PER SHARE FINANCIAL INFORMATION

The following table sets forth summary historical comparative share information for Mountain Crest and AUM, respectively, and unaudited pro forma condensed combined per share information after giving effect to the Business Combination and other events contemplated by the Business Combination Agreement presented under three scenarios:

●	Scenario 1 — Assuming No Redemptions into Cash: This presentation assumes that other than the 4,965,892 shares already redeemed by Mountain Crest stockholders as of December 20, 2022, no other Mountain Crest stockholders exercise their redemption rights, then all Mountain Crest Public Shares previously subject to redemption for cash amounting to $18,870,553 would be transferred to permanent equity;

●	Scenario 2 — Assuming Interim Redemptions into Cash: This presentation assumes that other than the 4,965,892 shares already redeemed by Mountain Crest stockholders as of December 20, 2022, 75% of shares of Mountain Crest Common Stock amounting to 1,450,581 shares are redeemed for cash by public Mountain Crest stockholders, then $14,505,810 would be paid out in cash. The remaining 25% of the Mountain Crest Public Shares, 483,527 shares, previously subject to redemption for cash amounting to $4,835,270 would be transferred to permanent equity; and

●	Scenario 3 — Assuming Maximum Redemptions into Cash: This presentation assumes that other than the 4,965,892 shares already redeemed by Mountain Crest stockholders as of December 20, 2022, the maximum number of Mountain Crest Public Shares are redeemed for cash by Mountain Crest public shareholders, $19,341,080 would be paid out in cash (based on the per share redemption price of $10.00), which is the amount required to redeem 1,934,108 Mountain Crest Public Shares.

This information is only a summary and be read in conjunction with the historical financial statements of AUM and related notes that are included elsewhere in this proxy statement/prospectus and the historical financial statements and related notes of Mountain Crest that are included in Mountain Crest’s Quarterly Reports on Form 10-Q for the quarters ended September 30, 2022 and March 31, 2022, which were filed with the SEC on November 7, 2022 and May 13, 2022, respectively. The unaudited pro forma combined per share information of Mountain Crest and AUM is derived from, and should be read in conjunction with, the unaudited pro forma condensed combined financial statements and related notes included elsewhere in this proxy statement/prospectus or included in Mountain Crest’s Quarterly Reports on Form 10-Q for the quarters ended September 30, 2022 and March 31, 2022, which were filed with the SEC on November 7, 2022 and May 13, 2022, respectively.

The unaudited pro forma combined income (loss) per share information below does not purport to represent the earnings per share which would have occurred had the companies been combined during the period presented, nor earnings per share for any future date or period. The unaudited pro forma combined book value per share information below does not purport to represent what the value of Mountain Crest and AUM would have been had the companies been combined during the period presented.

Six Months Ended September 30, 2022 (SGD$)	AUM	Mountain Crest	Pro Forma Combined Assuming No Redemptions into Cash	Pro Forma Combined Assuming Interim Redemptions into Cash	Pro Forma Combined Assuming Maximum Redemptions into Cash
Net (loss)/income and total comprehensive (loss)/income attributable to shareholders	(3,609,554)	626	(4,199,693)	(4,199,693)	(4,199,693)
Shareholders’ equity	4,734,105	(2,847,151)	19,937,432	(1,072,275)	(7,916,327)
Shareholders’ equity per share – basic and diluted	0.63	(1.34)	0.43	(0.02)	(0.18)
Weighted average shares outstanding of non-redeemable common stock	7,496,399	2,125,900	45,932,308	44,481,727	43,998,200
Basic and diluted net income (loss) per share, non-redeemable common stock	(0.48)	0.00	(0.09)	(0.09)	(0.10)
Weighted average shares outstanding of redeemable common stock	N/A	6,900,000	N/A	N/A	N/A
Basic and diluted net income (loss) per share, redeemable common stock	N/A	0.00	N/A	N/A	N/A

Shareholders’ equity per share = total equity/common shares outstanding

Year Ended March 31, 2022 (SGD$)	AUM Biosciences	Mountain Crest	Pro Forma Combined Assuming No Redemptions into Cash	Pro Forma Combined Assuming Interim Redemptions into Cash	Pro Forma Combined Assuming Maximum Redemptions into Cash
Net (loss)/income and total comprehensive (loss)/income attributable to shareholders	(13,145,827)	(369,121)	(106,787,150)	(106,787,150)	(106,787,150)
Shareholders’ equity	3,418,957	(2,334,639)	20,581,634	755,629	(5,604,274)
Shareholders’ equity per share – basic and diluted	0.52	(1.10)	0.45	0.02	(0.13)
Weighted average shares outstanding of non-redeemable common stock	6,549,144	2,125,900	45,932,308	44,481,727	43,998,200
Basic and diluted net income (loss) per share, non-redeemable common stock	(2.01)	(0.17)	(2.32)	(2.40)	(2.43)
Weighted average shares outstanding of redeemable common stock	N/A	6,900,000	N/A	N/A	N/A
Basic and diluted net income (loss) per share, redeemable common stock	N/A	(0.05)	N/A	N/A	N/A

Shareholders’ equity per share = total equity/common shares outstanding

SECURITIES AND DIVIDENDS

Mountain Crest’s units (“Public Units”), common stock and rights are each quoted on the Nasdaq, under the symbols “MCAGU,” “MCAG” and “MCAGR,” respectively. Each Public Unit consists of one share of common stock (“Public Share”) and one right (“Public Right”). Each Public Right will convert into one-tenth (1/10) of one Holdco Ordinary Share upon the consummation of the Business Combination. The Public Shares and Public Rights commenced trading on Nasdaq on December 2, 2021.

Mountain Crest has not paid any cash dividends on its common stock to date and does not intend to pay cash dividends prior to the completion of the Business Combination. The payment of cash dividends in the future by Holdco will be dependent upon Holdco’s revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of a business combination. The payment of any dividends subsequent to the Business Combination will be within the discretion of the Holdco Board. It is the present intention of the Mountain Crest Board to retain all earnings, if any, for use in its business operations and, accordingly, the Mountain Crest Board does not anticipate declaring any dividends in the foreseeable future.

AUM’s securities are not currently publicly traded. AUM is applying to list the Holdco Ordinary Shares on Nasdaq in connection with the Business Combination.

RISK FACTORS

Investing in the securities of AUM involves a high degree of risk. In addition to the other information contained in this proxy statement/prospectus, including the matters addressed under the headings “Forward-Looking Statements,” “AUM’s Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Mountain Crest’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and related notes contained herein, you should carefully consider the following risk factors in deciding how to vote on the proposals presented in this proxy statement/prospectus and before making a decision to invest in AUM Inc.’s securities. The risks associated with AUM, Mountain Crest, the Business Combination and Holdco have been generally organized according to these categories discussed below, and many of these risks may have ramifications in more than one category. These categories, therefore, should be viewed as a starting point for understanding the significant risks relating to AUM, Mountain Crest, the Business Combination and Holdco, and not as a limitation on the potential impact of the matters discussed. The business, results of operations, financial condition and prospects of AUM and Holdco could also be harmed by risks and uncertainties that are not presently known to them or that they currently believe are not material. If any of the risks actually occur, the business, results of operations, financial condition and prospects of AUM and Holdco could be materially and adversely affected. Unless otherwise indicated, references to business being harmed in these risk factors include harm to business, reputation, brand, financial condition, results of operations and future prospects.

Risks Related to AUM’s Business and Industry

In addition to the other information included in this registration statement, the considerations listed below could have a material adverse effect on AUM’s business, financial condition or results of operations, cash flows, or ability to pay dividends, future prospects, or financial performance. The risks set forth below comprise all material risks currently known to AUM. These factors should be considered carefully, together with the information and financial data set forth in this Registration Statement.

Unless the context otherwise requires, all references in this subsection to “we,” “us” or “our” refer to the business of AUM prior to the Closing and to the Combined Company following the Closing. The occurrence of one or more of the events or circumstances described in these risk factors, alone or in combination with other events or circumstances, may have a material adverse effect on the business, financial condition, results of operations, cash flows and future prospects of the Combined Company, in which event the market price of the Combined Company’s common stock could decline, and you could lose part or all of your investment.

Risks Related to AUM’s Business, Financial Condition, and Need for Additional Capital

We are in the early stages of clinical drug development and have a limited operating history and no products approved for commercial sale, which may make it difficult for you to evaluate our current business and predict our future success and viability.

We are an early clinical-stage biopharmaceutical company with a limited operating history. AUM was incorporated and commenced operations in 2018. We have no products approved for commercial sale and have not generated any revenue from commercial product sales. Our operations to date have been limited to performing research and development activities in support of our product development and licensing efforts, hiring personnel, raising capital to support and expand such activities, providing general and administrative support for these operations, developing potential product candidates, conducting preclinical studies and clinical trials, including clinical trials of AUM001, our lead product candidate, and our other wholly-owned product candidates, and entering into, and performing our obligations under, licensing arrangements that have resulted in additional product candidates in clinical development or commercialization by our licensees. Other than AUM001 and AUM601, all of our wholly-owned programs are in preclinical or research development. We have not yet demonstrated our ability to successfully complete any large-scale pivotal clinical trials, obtain marketing approvals, manufacture a drug on a commercial scale or arrange for a third party to do so on our behalf, or conduct sales and marketing activities. In addition, none of our licensees has obtained marketing approvals for product candidates we have out-licensed. As a result, it may be more difficult for you to accurately predict our future success or viability than it could be if we had a longer operating history.

In addition, as a business with a limited operating history, we may encounter unforeseen expenses, difficulties, complications, delays, and other known and unknown factors and risks frequently experienced by early-stage biopharmaceutical companies in rapidly evolving fields. We also would need to transition from a company with a research and development focus to a company capable of supporting commercial activities after approval of any of our product candidates. We have not yet demonstrated an ability to successfully overcome such risks and difficulties, or to make such a transition. If we do not adequately address these risks and difficulties or successfully make such a transition, our business will suffer.

AUM has incurred net losses since inception and expects to continue to incur significant net losses for the foreseeable future.

AUM has incurred net losses since inception, has not generated any significant revenue to date, and has financed its operations prior to this business combination primarily through the issuance of convertible preferred stock, ordinary stock, proceeds from collaborative research and development and out-license agreements, certain non-dilutive funding sources, and borrowings under debt arrangements. AUM’s net loss was approximately SGD$ 13.1 million for the year ended March 31, 2022 and SGD$ 1.3 million for the year ended March 31, 2021.

As of March 31, 2022, AUM had an accumulated deficit of SGD$ 16.9 million. Our clinical-stage pipeline currently consists of multiple product candidates, including our lead product candidate, AUM001, and our other internal programs are in preclinical or research development. As a result, we expect that it will be several years, if ever, before we generate revenue from product sales. Even if we succeed in receiving marketing approval for and commercializing one or more of our product candidates, we expect that we will continue to incur substantial research and development and other expenses in order to develop and market additional potential products. In addition, for certain of our licensees from whom we are entitled to receive royalty payments if they successfully develop and commercialize any products covered by licenses we have with them, there is no guarantee that their product development and commercialization will lead to any such payments even if any such product candidates receive regulatory approval for commercial sale, including for those which will be commercialized by Newsoara Biopharma Co. Ltd (“Newsoara”), from whom AUM will receive milestone payments as discussed below.

Our financial statements for the year ended March 31, 2022 included elsewhere in this proxy statement/prospectus have been prepared assuming we will continue as a going concern. As a development stage company, we expect to incur significant and increasing losses until regulatory approval is granted for AUM001, our lead product candidate. Regulatory approval is not guaranteed and may never be obtained. As a result, these conditions raise substantial doubt about our ability to continue as a going concern.

We expect to continue to incur significant expenses and increasing operating losses for the foreseeable future after the Business Combination. The net losses we incur may fluctuate significantly from quarter-to-quarter such that a period-to-period comparison of our results of operations may not be a good indication of our future performance. The size of our future net losses will depend, in part, on the rate of future growth of our expenses and our ability to generate revenue. Our expected future losses will continue to have an adverse effect on our working capital and our ability to achieve and maintain profitability.

Our ability to generate revenue and achieve profitability depends significantly on our ability to achieve a number of objectives.

Our business depends entirely on the successful development and commercialization of our product candidates. AUM currently generates no revenue from commercial sales of any products. AUM has no products approved for commercial sale and, after the Business Combination, we do not anticipate generating any revenue from product sales unless and until sometime after we have successfully completed clinical development and received marketing approval for the commercial sale of a product candidate, if ever. In addition, we may not receive significant amounts of royalty revenue, if any, from our licensees for their product candidates if and when such candidates receive regulatory approval for commercial sale and are commercialized, including for those which will be commercialized by Newsoara, from whom AUM will receive milestone payments as discussed below. Our ability to generate revenue and achieve profitability depends significantly on our ability to achieve a number of objectives, including:

successful and timely completion of preclinical and clinical development of current and any future product candidates;

timely receipt of marketing approvals from applicable regulatory authorities for current and any future product candidates for which we successfully complete clinical development;

the extent of any required post-marketing approval commitments to applicable regulatory authorities;

developing an efficient and scalable manufacturing process for current and any future product candidates, including establishing and maintaining commercially viable supply and manufacturing relationships with third parties to obtain finished products that are appropriately packaged for sale;

successful launch of commercial sales following any marketing approval, including the development of a commercial infrastructure, whether in-house or with one or more partners or collaborators;

a continued acceptable safety profile following any marketing approval;

commercial acceptance of current and any future product candidates as viable treatment options by patients, the medical community, and third-party payors;

addressing any competing technological and market developments;

identifying, assessing, acquiring, and developing new product candidates;

obtaining and maintaining patent protection, regulatory exclusivity, and other intellectual property-related protection, both in the United States and internationally;

enforcing and defending our rights in our intellectual property portfolio, including our licensed intellectual property;

negotiating favorable terms in any partnership, collaboration, licensing, or other arrangements that may be necessary to develop, manufacture, or commercialize our product candidates; and

attracting, hiring, and retaining qualified personnel.

We may never be successful in achieving our objectives and, even if we do, may never generate revenue that is significant or large enough to achieve profitability. If we do achieve profitability, we may not sustain or increase profitability on a quarterly or annual basis. Our failure to become and remain profitable would decrease the value of our company and could impair our ability to maintain or further our research and development efforts, raise additional necessary capital, grow our business, and/or continue our operations.

We will require substantial additional capital to finance our operations. If we are unable to raise such capital when needed, or on acceptable terms, we may be forced to delay, reduce, and/or eliminate one or more of our research and drug development programs or future commercialization efforts.

Developing pharmaceutical products, including conducting preclinical studies and clinical trials, is a very time-consuming, expensive, and uncertain process that takes years to complete. We expect our expenses to increase in connection with our ongoing activities, particularly as we conduct clinical trials of, and seek marketing approval for AUM001 and our other product candidates. In addition, if we obtain marketing approval for any of our product candidates, we expect to incur significant commercialization expenses related to drug sales, marketing, manufacturing, and distribution. Commencing upon the Closing, we also expect to incur additional costs associated with operating as a public company. Accordingly, we will need to obtain substantial additional funding in order to maintain our continuing operations. If we are unable to raise capital when needed or on acceptable terms, we may be forced to delay, reduce, and/or eliminate one or more of our research and drug development programs or future commercialization efforts. Changing circumstances, some of which may be beyond our control, could cause us to consume capital significantly faster than we currently anticipate, and we may need to seek additional funds sooner than planned.

We plan to continue to use our cash on hand to fund our development of our product candidates and for other research and development activities, working capital, and other general corporate purposes. This may include additional research, hiring additional personnel, capital expenditures, and the costs of operating as a public company. Advancing the development of our current and any future product candidates will require a significant amount of capital. The cash and cash equivalents available to us upon the Closing will not be sufficient to fund all of the actions that are necessary to complete the development of AUM001 or any of our other product candidates. We will be required to obtain further funding through public or private equity offerings, debt financings, partnerships, collaborations, and licensing arrangements or other sources, which may dilute our stockholders or restrict our operating activities. Adequate additional financing may not be available to us on acceptable terms, or at all. Our failure to raise capital as and when needed would have a negative impact on our financial condition and our ability to pursue our business strategy.

Risks Related to the Discovery, Development, and Commercialization of AUM’s Product Candidates

We are dependent on the success of our product candidates, including our lead product candidate, AUM001, which is currently being evaluated in a Phase II clinical trial with planning for an additional trial subject to funding availability. If we are unable to obtain approval for and commercialize our product candidates for one or more indications in a timely manner, our business will be materially harmed.

Our success is dependent on our ability to timely complete clinical trials and obtain marketing approval for, and then successfully commercialize, our product candidates, including our lead product candidate, AUM001, for one or more indications. Our product candidates are in the early stages of development and we are investing the majority of our efforts and financial resources in the research and development of AUM001 for multiple indications, both directly through our own efforts and indirectly through clinical collaboration arrangements, including investigator- and cooperative group-sponsored trials (“ISTs”). Our product candidates will require additional clinical development, preclinical and manufacturing activities, marketing approval from government regulators, substantial investment, and significant marketing efforts before we generate any revenue from licensing arrangements. We are not permitted to market or promote any product candidates, in a jurisdiction before receiving marketing approval from the relevant regulatory authority, including, for example, the Food and Drug Administration (the “FDA”) for marketing in the United States and the European Medicines Agency (the “EMA”) for marketing in the European Union, and we may never receive such marketing approvals.

The success of our product candidates will depend on numerous factors, including the following:

successful and timely completion of our ongoing clinical trials;

initiation and successful patient enrollment and completion of additional clinical trials on a timely basis;

efficacy, safety and tolerability profiles for our product candidates that are satisfactory to the FDA, EMA or any comparable foreign regulatory authority for marketing approval;

raising additional funds necessary to complete the clinical development of and to commercialize of our product candidates;

timely receipt of marketing approvals for our product candidates from applicable regulatory authorities;

the extent of any required post-marketing approval commitments to applicable regulatory authorities;

the maintenance of existing or the establishment of new supply arrangements with third-party drug product suppliers and manufacturers;

the maintenance of existing or the establishment of new scaled production arrangements with third-party manufacturers to obtain finished products that are appropriately packaged for sale;

obtaining and maintaining patent protection, trade secret protection and regulatory exclusivity, both in the United States and internationally;

protection of our rights in our intellectual property portfolio, including our licensed intellectual property;

successful launch of commercial sales following any marketing approval;

a continued acceptable safety profile following any marketing approval;

commercial acceptance by patients, the medical community, and third-party payors; and

our ability to compete with other therapies.

We do not have complete control over many of these factors, including certain aspects of clinical development and the regulatory submission process, including trial design, implementation, and timely provision of data in our collaboration based clinical trials and ISTs; potential threats to our intellectual property rights; and the manufacturing, marketing, distribution, and sales efforts of any future collaborator. If we are unable to achieve one or more of the objectives set forth above, our business will be materially harmed.

The outcome of preclinical testing and early clinical trials may not be predictive of the success of later clinical trials, and the results of AUM’s clinical trials may not satisfy the requirements of the FDA, EMA or other comparable foreign regulatory authorities.

AUM will be required to demonstrate with substantial evidence through well-controlled clinical trials that its product candidates are safe and effective for use in a diverse population before it can seek marketing approvals for their commercial sale. Preclinical and clinical testing is expensive and can take many years to complete, and its outcome is inherently uncertain. Failure can occur at any time during the preclinical study and clinical trial processes, and, because AUM’s product candidates are in early stages of developments, there is a high risk of failure and AUM may never succeed in developing marketable products.

The results of preclinical studies may not be predictive of the results of clinical trials of AUM’s product candidates. Moreover, the results of early clinical trials may not be predictive of the results of later-stage clinical trials. Although product candidates may demonstrate promising results in preclinical studies and early clinical trials, they may not prove to be safe or effective in subsequent clinical trials. Favorable results from certain animal studies may not accurately predict the results of other animal studies or of human trials, due to the inherent biologic differences in species, the differences between testing conditions in animal studies and human trials, and the particular goals, purposes, and designs of the relevant studies and trials.

There is typically an extremely high rate of attrition from the failure of product candidates proceeding through preclinical studies and clinical trials. Product candidates in later stages of clinical trials may fail to show the desired safety and efficacy profile despite having progressed through preclinical studies and initial clinical trials. Likewise, early, smaller-scale clinical trials may not be predictive of eventual safety or effectiveness in large-scale pivotal clinical trials. Moreover, preclinical and clinical data are often susceptible to varying interpretations and analyses, and many companies that have believed their product candidates performed satisfactorily in preclinical studies and clinical trials have nonetheless failed to obtain marketing approval of their drugs. A number of companies in the biopharmaceutical industry have suffered significant setbacks in advanced clinical trials due to lack of efficacy, insufficient durability of efficacy or unacceptable safety issues, notwithstanding promising results in earlier trials. Most product candidates that commence preclinical studies and clinical trials are never approved as products. The development of AUM’s product candidates and AUM’s stock price may also be impacted by inferences, whether correct or not, that are drawn between the success or failure of preclinical studies or clinical trials of AUM’s competitors or other companies in the biopharmaceutical industry, in addition to AUM’s own preclinical studies and clinical trials.

In some instances, there can be significant variability in safety and efficacy results between different clinical trials of the same product candidate due to numerous factors, including changes in trial protocols, differences in size and type of the patient populations, differences in and adherence to the dose and dosing regimen and other trial protocols and the rate of dropout among clinical trial participants. Patients treated with AUM’s product candidates may also be undergoing surgical, radiation and chemotherapy treatments and may be using other approved products or investigational new drugs, which can cause side effects or adverse events that are unrelated to AUM’s product candidates. As a result, assessments of efficacy can vary widely for a particular patient, and from patient to patient and site to site within a clinical trial. This subjectivity can increase the uncertainty of, and adversely impact, AUM’s clinical trial outcomes.

Any preclinical studies or clinical trials that AUM conducts may not demonstrate the safety and efficacy necessary to obtain regulatory approval to market its product candidates. If the results of AUM’s ongoing or future preclinical studies and clinical trials are inconclusive with respect to the safety and efficacy of its product candidates, if it does not meet the clinical endpoints with statistical and clinically meaningful significance, or if there are safety concerns associated with its product candidates, AUM may be prevented or delayed in obtaining marketing approval for such product candidates. In some instances, there can be significant variability in safety or efficacy results between different preclinical studies and clinical trials of the same product candidate due to numerous factors, including changes in trial procedures set forth in protocols, differences in the size and type of the patient populations, changes in and adherence to the clinical trial protocols and the rate of dropout among clinical trial participants.

AUM does not know whether any preclinical studies or clinical trials it may conduct will demonstrate consistent or adequate efficacy and safety sufficient to obtain approval to market any of its product candidates.

Our clinical trials may reveal serious adverse events, toxicities, or other side effects of our current and any future product candidates that result in a safety profile that could inhibit regulatory approval or market acceptance of our product candidates.

In order to obtain marketing approval for our current or any future product candidates, we must demonstrate the safety and efficacy of the product candidate for the relevant clinical indication or indications through preclinical studies and clinical trials as well as additional supporting data. If our product candidates are associated with undesirable side effects in preclinical studies or clinical trials, or have unexpected characteristics, we may need to interrupt, delay, or abandon their development or limit development to more narrow uses or subpopulations in which the undesirable side effects or other characteristics are less prevalent, less severe, or more acceptable from a risk-benefit perspective.

Although we have conducted various preclinical studies and have data from various early-stage clinical trials, we do not know the predictive value of these studies and trials for our future clinical trials, and we cannot guarantee that any positive results in preclinical studies or previous clinical trials will successfully translate to patients in our future clinical trials. It is not uncommon to observe results in clinical trials that are unexpected based on preclinical testing or previous clinical trials, and many product candidates fail in clinical trials despite promising preclinical or early-stage clinical results. Moreover, preclinical and clinical data are often susceptible to varying interpretations and analyses, and many companies that believed their product candidates performed satisfactorily in preclinical studies and clinical trials have nonetheless failed to obtain marketing approval for their products.

While we believe that AUM001 has been reasonably well tolerated in our clinical trials to date, subjects have experienced adverse events (“AEs”) that have been considered treatment-related. Some of the more common adverse events included diarrhea, dry mouth, headache, disturbance in attention, dizziness, reduction in white cell count, elevated creatinine kinase and elevated liver enzymes. The majority of these events were mild/moderate in severity, responded to symptomatic treatment and/or were transient and resolved with time.

No serious adverse events (“SAEs”) have been reported in AUM001 clinical studies involving healthy volunteers to date. However, one subject was discontinued from the multiple ascending dose (“MAD”) study due to a report of left ventricular tachycardia, which was reported by the investigator as being possibly related to AUM001. Although no SAEs have been reported in AUM001 clinical studies involving healthy volunteers to date, this does not guarantee that no SAEs, including death, will not be observed in future trials with patients and when given in combination with other treatments.

We expect that subjects in our ongoing and planned clinical trials for our product candidates may in the future suffer AEs, SAEs or other side effects, including those not observed in our preclinical studies or previous clinical trials. Results of these trials could reveal a high and unacceptable severity and prevalence of side effects or unexpected characteristics. Undesirable side effects caused by our product candidates could result in the delay, suspension, or termination of clinical trials by us or the FDA, EMA or comparable foreign regulatory authority for a number of reasons. Additionally, a number of the subjects in these clinical trials are expected to die during a trial due to the underlying cancers they suffer and any of the treatment regimens they may have previously experienced, which could impact the development of our product candidates. If we elect or are required to delay, suspend, or terminate any clinical trial, the commercial prospects of our product candidates will be harmed and our ability to generate product revenue from this product candidate will be delayed or eliminated. SAEs observed in clinical trials could hinder or prevent market acceptance of our drug candidates. Any of these occurrences may harm our business, prospects, financial condition, and results of operations significantly.

Even in circumstances in which we do not believe that an AE is related to our product candidates, the required investigation into the circumstances of such AE may be time-consuming or inconclusive. In particular, patients may face serious medical issues associated with the underlying cancer indications that our product candidates target, as well as AEs from toxicities and other complications related to other study drugs administered alongside or in combination with our product candidates in clinical trials. For example, some of our clinical trials involve combination therapies of our product candidate with other cancer therapies, such as standard-of-care chemotherapy, chemoradiation or anti-PD-(L)1 agents. In these trials, it is difficult to ascertain whether treatment-related AEs are attributable to our product candidates or to the other agents, and the combination of therapies may have a complicating multiplier effect on such AEs that cannot be determined. As a result, while not directly associated with our product candidates, there are attendant risks with the space in which our product candidates operate, and any related investigations may interrupt our development and commercialization efforts, delay our regulatory approval process or impact and limit the type of regulatory approvals our product candidates receive or maintain.

If further SAEs or other side effects are observed in any of our current or future clinical trials, we may have difficulty recruiting patients to the clinical trials, patients may discontinue treatment or withdraw from our trials or we may be required to abandon the trials or our development efforts of that product candidate altogether. We, the FDA, the EMA, other applicable regulatory authorities or an Institutional Review Board (“IRB”)/Ethics Committee may suspend clinical trials of a product candidate at any time for various reasons, including a belief that subjects in such trials are being exposed to unacceptable health risks or adverse side effects. Some potential therapeutics developed in the biotechnology industry that initially showed therapeutic promise in early-stage studies have later been found to cause side effects that prevented their further development. Even if the side effects do not preclude a drug from obtaining or maintaining marketing approval, undesirable side effects may inhibit market acceptance of the approved product due to its tolerability versus other therapies. Any of these developments could materially harm our business, financial condition, and prospects.

Further, if any of our product candidates obtains marketing approval, toxicities associated with our product candidates may also develop after such approval and lead to a requirement to conduct additional clinical safety trials, additional warnings being added to the labeling, significant restrictions on the use of the product, or the withdrawal of the product from the market. We cannot predict whether our product candidates will cause toxicities in humans that would preclude or lead to the revocation of regulatory approval based on preclinical studies or early-stage clinical testing.

If we experience delays or difficulties in the enrollment of patients in clinical trials, our receipt of necessary marketing approvals could be delayed or prevented.

We may not initiate, continue or complete clinical trials for our product candidates if we are unable to locate and enroll a sufficient number of eligible patients to participate in these trials as required by the FDA, EMA, or comparable foreign regulatory authorities.

Patient enrollment is a significant factor in the timing of clinical trials, and our ability to enroll eligible patients may be limited or may result in slower enrollment than we anticipate. Patient enrollment may also be affected by other factors, including:

size and nature of the patient population;

severity of the disease under investigation;

availability and efficacy of approved drugs for the disease under investigation;

patient eligibility criteria for the trial in question;

efforts to facilitate timely enrollment in clinical trials;

patient referral practices of physicians;

clinicians’ and patients’ awareness of, and perceptions as to the potential advantages and risks of, our product candidates in relation to other available therapies, including any new drugs that may be approved for the indications we are investigating;

the ability to monitor patients adequately during and after treatment;

competing ongoing clinical trials of other treatments for the same indications as our product candidates;

proximity and availability of clinical trial sites for prospective patients;

whether we become subject to a partial or full clinical hold on any of our clinical trials; and

continued enrollment of prospective patients by clinical trial sites, including but not limited to delays due to pandemics, wars that can impact patient willingness to participate and travel for investigative therapy and reductions in clinical trial site staff and services.

Our inability to enroll a sufficient number of patients for our clinical trials would result in significant delays or may require us to abandon one or more of our clinical trials altogether. Enrollment delays in our clinical trials may result in increased development costs for our product candidates and jeopardize our ability to obtain marketing approval for the sale of our product candidates.

The clinical trials of our current and any future product candidates may not demonstrate safety and efficacy to the satisfaction of regulatory authorities or otherwise be timely conducted or produce positive results.

Before obtaining marketing approval from regulatory authorities for the sale of our product candidates, we must complete preclinical development and then conduct extensive clinical trials to demonstrate the safety and efficacy of our product candidates. Clinical testing is expensive, difficult to design and implement, can take many years to complete, and its ultimate outcome is uncertain. A failure of one or more clinical trials can occur at any stage of the process. The outcome of preclinical studies and early-stage clinical trials may not be predictive of the success of later clinical trials. Moreover, preclinical and clinical data are often susceptible to varying interpretations and analyses, and many companies that have believed their product candidates performed satisfactorily in preclinical studies and clinical trials have nonetheless failed to obtain marketing approval of their drugs. In addition, in our clinical trials of AUM001 that are in combination with other available therapies, the results may be uncertain as to the efficacy of the AUM001 combination when compared to the efficacy of other therapies that are being applied in the trial.

We do not know whether our future clinical trials will begin on time or enroll patients on time, or whether our ongoing and/or future clinical trials will be completed on schedule or at all. Clinical trials can be delayed for a variety of reasons, including delays related to:

obtaining regulatory approval to commence a trial;

delays in reaching, or the inability to reach, agreement on acceptable terms with prospective contract research organizations (“CROs”), clinical trial sites, laboratory service providers, companion diagnostic development partners, contract manufacturing organizations (“CMOs”), and other service providers we may engage to support the conduct of our clinical trials;

obtaining IRB approval at each clinical trial site;

recruiting a sufficient number of suitable patients to participate in a trial;

patients failing to comply with trial protocol or dropping out of a trial, rendering them not evaluable for study endpoints;

clinical trial sites deviating from trial protocol or dropping out of a trial;

the availability of any applicable combination therapies;

developments in the safety and efficacy of any applicable combination therapies;

the need to add new clinical trial sites; or

delays in the testing, validation and manufacturing of product candidates and the delivery of these product candidates to clinical trial sites.

We may experience numerous unforeseen events during, or as a result of, clinical trials that could delay or prevent receipt of marketing approval or our ability to commercialize our product candidates, including:

receipt of feedback from regulatory authorities that requires us to modify the design of our clinical trials;

negative or inconclusive clinical trial results that may require us to conduct additional clinical trials or abandon certain drug development programs;

regulators or IRBs may not authorize us, our collaborators, or our investigators to commence a clinical trial or to conduct a clinical trial at a prospective site;

the number of patients required for clinical trials being larger than anticipated, enrollment in these clinical trials being slower than anticipated, or participants dropping out of these clinical trials at a higher rate than anticipated;

third-party contractors or suppliers failing to comply with regulatory requirements or meet their contractual obligations to us in a timely manner, or at all;

the suspension or termination of our clinical trials for various reasons, including non-compliance with regulatory requirements, a finding that our product candidates have undesirable side effects, safety or efficacy concerns, or any particular combination therapy or other unexpected characteristics or risks;

the cost of clinical trials of our product candidates being greater than anticipated;

for clinical trials testing combination treatment of our product candidates with third-party drug products, delays in procuring such third-party drug products and the delivery of such third-party drug products to clinical trial sites, or the inability to procure such third-party drug products at all; and

regulators revising the requirements for approving our product candidates, including as a result of newly approved agents changing the standard of care of an indication.

Any unforeseen events may cause us to be required to conduct additional clinical trials or other testing of our product candidates beyond those that we currently contemplate, or to be unable to successfully complete clinical trials of our product candidates or other testing. Clinical trial or test results may also not be positive or may be only modestly positive or may have safety concerns. Any of the foregoing events may cause us to incur unplanned costs, be delayed in obtaining marketing approval, if ever, receive more limited or restrictive marketing approval, be subject to additional post-marketing testing requirements, or have the drug removed from the market after obtaining marketing approval.

The outcome of preclinical testing and early clinical trials that we obtain and that we publish may not be predictive of the success of later clinical trials, and the results of our clinical trials may not satisfy the requirements of the FDA, EMA, or comparable foreign regulatory authorities.

We currently have no products approved for sale and we cannot guarantee that we will ever have marketable drugs. Clinical failure can occur at any stage of clinical development. Clinical trials may produce negative or inconclusive results, and we or any future collaborators may decide, or regulators may require us, to conduct additional clinical trials or preclinical studies. We will be required to demonstrate with substantial evidence through well-controlled clinical trials that our product candidates are safe and effective for use in a diverse population before we can seek marketing approvals for their commercial sale. And where we seek approval of our drug in combination with another drug, we will be required to utilize more-complex multi-factorial study designs under the FDA’s combination drug regulations and policies, which generally are more difficult and expensive to successfully conduct than single-agent clinical trial designs. Success in preclinical studies and early-stage clinical trials does not mean that future larger registration clinical trials will be successful. This is because product candidates in later-stage clinical trials may fail to demonstrate sufficient safety and efficacy to the satisfaction of the FDA, EMA, and other regulatory authorities despite having progressed through preclinical studies and early-stage clinical trials. In particular, no compound with the mechanism of action of AUM001 has been commercialized, and the outcome of preclinical studies and early-stage clinical trials may not be predictive of the success of later-stage clinical trials. We do not know whether any clinical trials we may conduct will demonstrate consistent or adequate efficacy and safety results sufficient to obtain marketing approval to market our product candidates.

Summary or preliminary data from our clinical trials that we announce or publish may change as new or revised patient data becomes available, and is subject to source verification procedures that could result in material changes in the final data.

As more patient data becomes available, we may publicly disclose new or revised preliminary data from our clinical trials. These preliminary updates are based on analyses of then-available data, and the results and related findings and conclusions are subject to change following a more comprehensive review of the data related to the particular study or trial. We also make assumptions, estimations, calculations and conclusions as part of our analyses of data, and we may not have received or had the opportunity to fully and carefully evaluate all data. As a result, the summary or preliminary results that we report may differ from future results of the same studies, or different conclusions or considerations may qualify such results, once additional data have been received and fully evaluated. Summary or preliminary data also remain subject to source verification procedures that may result in the final data being materially different from the summary or preliminary data we previously published. As a result, summary or preliminary data should be viewed with caution until the final data are available. In addition, we may report interim analyses of only certain endpoints rather than all endpoints. Preliminary data from clinical trials that we conduct may not be indicative of the final results of the trials and are subject to the risk that one or more of the clinical outcomes may materially change as patient enrollment continues and more patient data become available. Adverse changes between preliminary data and final data could significantly harm our business and prospects. Further, additional disclosure of preliminary data by us or by our competitors in the future could result in volatility in the price of our common stock.

Further, others, including regulatory agencies, may not accept or agree with our assumptions, estimates, calculations, conclusions or analyses or may interpret or weigh the importance of data differently, which could impact the value of the particular program, the approvability or commercialization of the particular product candidate, and our company in general. In addition, the information we choose to publicly disclose regarding a particular study or clinical trial is typically selected from a more extensive amount of available information. Interested parties may not agree with what we determine is the material or otherwise appropriate information to include in our disclosure, and any information we determine not to disclose may ultimately be deemed significant with respect to future decisions, conclusions, views, activities, or otherwise regarding a particular product candidate or our business. If the preliminary or topline data that we report differ from late, final or actual results, or if others, including regulatory authorities, disagree with the conclusions reached, our ability to obtain approval for, and commercialize, our product candidates may be harmed, which could harm our business, financial condition, results of operations, and prospects.

In some instances, there can be significant variability in safety and efficacy results between different clinical trials of the same product candidate due to numerous factors, including changes in trial protocols, differences in size and type of the patient populations, differences in and adherence to the dosing regimen and other trial protocols, use in combination with other therapies, and the rate of discontinuations by clinical trial participants. In addition, we may use patient-reported outcome assessments in some of our clinical trials, which involve patients’ subjective assessments of efficacy of the treatments they receive in the trial. Such assessments can vary widely from day to day for a particular patient, and from patient to patient and site to site within a clinical trial. This subjectivity can increase the uncertainty of, and adversely impact, our clinical trial outcomes.

The regulatory approval processes of the FDA, EMA and other comparable foreign regulatory authorities are lengthy, time consuming and inherently unpredictable. If AUM is ultimately unable to obtain regulatory approval of its product candidates, AUM will be unable to generate product revenue and its business will be substantially harmed.

AUM’s product candidates are and will continue to be subject to extensive governmental regulations relating to, among other things, research, testing, development, manufacturing, safety, efficacy, approval, recordkeeping, reporting, labeling, storage, packaging, advertising and promotion, pricing, marketing and distribution of drugs. Rigorous preclinical testing and clinical trials and an extensive regulatory approval process must be successfully completed in the United States and in many foreign jurisdictions before a new drug can be approved for marketing.

Obtaining approval by the FDA, EMA and other comparable foreign regulatory authorities is unpredictable, typically takes many years following the commencement of clinical trials and depends upon numerous factors, including the type, complexity and novelty of the product candidates involved. In addition, approval policies, regulations or the type and amount of clinical data necessary to gain approval may change during the course of a product candidate’s clinical development and may vary among jurisdictions, which may cause delays in the approval or the decision not to approve an application. For example, FDA’s Oncology Center of Excellence initiated Project Optimus to reform the dose optimization and dose selection paradigm in oncology drug development and Project FrontRunner to help develop and implement strategies to support approvals in early clinical setting, among other goals. How the FDA plans to implement these goals and their impact on specific clinical programs and the industry are unclear. Regulatory authorities have substantial discretion in the approval process and may refuse to accept any application or may decide that AUM’s data are insufficient for approval and require additional preclinical, clinical or other data. Even if AUM eventually completes clinical testing and receives approval for AUM’s product candidates, the FDA, EMA and other comparable foreign regulatory authorities may approve its product candidates for a more limited indication or a narrower patient population than it originally requested or may impose other prescribing limitations or warnings that limit the product candidate’s commercial potential. AUM has not submitted for, or obtained, regulatory approval for any product candidate, and it is possible that none of its product candidates will ever obtain regulatory approval. Further, development of AUM’s product candidates and/or regulatory approval may be delayed for reasons beyond its control.

Applications for AUM’s product candidates could fail to receive regulatory approval for many reasons, including the following:

●	the FDA, EMA or other comparable foreign regulatory authorities may disagree with the design, implementation or results of AUM’s clinical trials;

●	the FDA, EMA or other comparable foreign regulatory authorities may determine that AUM’s product candidates are not safe and effective, are only moderately effective or have undesirable or unintended side effects, toxicities or other characteristics that preclude its obtaining marketing approval or prevent or limit commercial use;

●	the population studied in the clinical trial may not be sufficiently broad or representative to assure efficacy and safety in the full population for which AUM seeks approval;

●	the FDA, EMA or other comparable foreign regulatory authorities may disagree with AUM’s interpretation of data from preclinical studies or clinical trials;

●	AUM may be unable to demonstrate to the FDA, EMA or other comparable foreign regulatory authorities that a product candidate’s risk-benefit ratio for its proposed indication is acceptable;

●	the FDA, EMA or other comparable foreign regulatory authorities may fail to approve the manufacturing processes, test procedures and specifications or facilities of third-party manufacturers with which AUM contracts for clinical and commercial supplies;

●	the FDA, EMA or other comparable regulatory authorities may fail to approve companion diagnostic tests required for AUM’s product candidates; and

●	the approval policies or regulations of the FDA, EMA or other comparable foreign regulatory authorities may significantly change in a manner rendering AUM’s clinical data insufficient for approval.

This lengthy approval process, as well as the unpredictability of the results of clinical trials, may result in AUM failing to obtain regulatory approval to market any of its product candidates, which would significantly harm its business, results of operations and prospects.

AUM is also subject to numerous foreign regulatory requirements governing, among other things, the conduct of clinical trials, manufacturing and marketing authorization, pricing and third-party reimbursement. The foreign regulatory approval process varies among countries, and generally includes all of the risks associated with FDA approval described above as well as risks attributable to the satisfaction of local regulations in foreign jurisdictions. Moreover, the time required to obtain approval may differ from that required to obtain FDA approval.

Our product candidates may not achieve adequate market acceptance among physicians, patients, healthcare payors, and others in the medical community necessary for commercial success.

Even if our product candidates receive regulatory approval, they may not gain adequate market acceptance among physicians, patients, healthcare payors, and others in the medical community. For example, current standard-of-care cancer treatments, such as existing chemotherapy and radiation therapy, are well established in the medical community, and doctors may continue to rely on these treatments. The degree of market acceptance of any of our approved product candidates, if approved for commercial sale, will depend on a number of factors, including:

the efficacy and safety profile as demonstrated in clinical trials;

the timing of market introduction of the product candidate as well as competitive products;

the approval of other new therapies for the same indications;

the clinical indications for which the product candidate is approved;

restrictions on the use of our products, if approved, such as boxed warnings, contraindications in labeling, or restrictions on use of our products together with other medications, or a risk evaluation and mitigation strategy (“REMS”), if any, which may not be required of alternative treatments and competitor products;

the potential and perceived advantages of product candidates over alternative treatments or in combination therapies;

the cost of treatment in relation to alternative treatments;

the availability of coverage and adequate reimbursement and pricing by third parties and government authorities;

relative convenience and ease of administration;

the effectiveness of sales and marketing efforts;

the willingness of the target population to try new therapies and of physicians to prescribe these therapies; and

unfavorable publicity relating to the product candidate.

If any product candidate is approved but does not achieve an adequate level of acceptance by physicians, hospitals, healthcare payors, and patients, we may generate less revenue from that product candidate than anticipated, which could harm our financial results.

The sizes of the patient populations suffering from some of the diseases we are targeting may be based on estimates that are inaccurate, may be small, or may be smaller than estimated.

We rely on estimates to project the incidence and prevalence of diseases we are targeting and the subset of patients with these diseases who have the potential to benefit from treatment with AUM001 and our other product candidates. We derive these estimates from a variety of sources, including United States and global cancer databases, scientific literature, surveys of clinics, physician interviews, patient foundations, and market research, and they may prove to be incorrect. Further, new studies may change the estimated incidence or prevalence of these diseases. The number of patients may turn out to be lower than expected. Additionally, the potentially addressable patient population for AUM001 and any other future product candidates may be more limited than we originally estimated or may not be amenable to treatment with AUM001 and any other product candidates, if and when approved. Even if we obtain significant market share for AUM001 and any other product candidates, small potential target populations for certain indications means we may never achieve profitability without obtaining market approval for additional indications.

Many of our additional internal programs, including AUM601, are at earlier stages of development than AUM001 and may fail in development or suffer delays that adversely affect their commercial viability.

Other than AUM001 and AUM601, all of our internal programs are in preclinical development or at the research stage and may fail in development or suffer delays that adversely affect their commercial viability. These programs may fail to yield product candidates. A product candidate can unexpectedly fail at any stage of preclinical and clinical development. The historical failure rate for product candidates is high due to risks relating to safety, efficacy, clinical execution, changing standards of medical care, and other unpredictable variables. The results from preclinical testing or early clinical trials of a product candidate may not be predictive of the results that will be obtained in later-stage clinical trials of the product candidate. The success of any product candidates we may develop will depend on many factors, including the following:

generating sufficient data to support the initiation or continuation of clinical trials;

obtaining regulatory permission to initiate clinical trials;

contracting with the necessary parties to conduct clinical trials;

the successful enrollment of patients in, and the completion of, clinical trials;

the timely manufacture of sufficient quantities of the product candidate, and any combination therapy, for use in clinical trials; and

acceptable adverse profile in the clinical trials.

Even if we successfully advance any other product candidates into clinical development, their success will be subject to all of the clinical, regulatory and commercial risks described elsewhere in this “Risk Factors” section. Accordingly, we cannot assure you that we will ever develop, obtain regulatory approval of, commercialize, or generate significant revenue from any product candidate.

Any product candidates we develop may become subject to unfavorable third-party reimbursement practices and pricing regulations.

The availability and extent of coverage and adequate reimbursement by governmental and private payors is essential for most patients to afford the expense of small molecule therapeutics like AUM001, AUM601, AUM302, and AUM003. Sales of any of our product candidates that receive marketing approval will depend substantially, both in the United States and internationally, on the extent to which the costs of our product candidates will be paid by health maintenance, managed care, pharmacy benefit, and similar healthcare management organizations or reimbursed by government health administration authorities, private health coverage insurers, and other third-party payors. If reimbursement is not available, or is available only to limited levels, we may not successfully commercialize our product candidates. Even if coverage is provided, the approved reimbursement amount may not be high enough to allow us to establish or maintain pricing sufficient to realize an adequate return on our investment. Coverage and reimbursement may impact the demand for, or the price of, any product candidate for which we obtain marketing approval. If coverage and reimbursement are not available or reimbursement is available only to limited levels, we may not successfully commercialize any product candidate for which we obtain marketing approval.

There is significant risk and uncertainty related to insurance coverage and reimbursement of newly approved products. In the United States, principal decisions about reimbursement for new products are typically made by Centers for Medicare & Medicaid Services (“CMS”), an agency within the U.S. Department of Health and Human Services (“HHS”). CMS decides whether and to what extent a new product will be covered and reimbursed under Medicare, and private payors often follow CMS’s decisions regarding coverage and reimbursement to a substantial degree. However, one payor’s determination to provide coverage for a drug product does not assure that other payors will also provide coverage for the drug product. As a result, the coverage determination process is often time-consuming and costly. This process will require us to provide scientific and clinical support for the use of our products to each payor separately, with no assurance that coverage and adequate reimbursement will be applied consistently or obtained in the first instance.

Increasingly, third-party payors require that drug companies provide them with predetermined discounts from list prices and challenge the prices charged for medical products. Further, such payors increasingly challenge the price, examine the medical necessity and review the cost effectiveness of medical drug products. There may be especially significant delays in obtaining coverage and reimbursement for newly approved drugs. Third-party payors may limit coverage to specific drug products on an approved list, known as a formulary, which might not include all FDA-approved drugs for a particular indication. We may need to conduct expensive studies to demonstrate the medical necessity and cost-effectiveness of our products. Nonetheless, our product candidates may not be considered medically necessary or cost effective. We cannot be sure that coverage and reimbursement will be available for any product that we commercialize and, if reimbursement is available, what the level of reimbursement will be.

Outside the United States, international operations are generally subject to extensive governmental price controls and other market regulations, and we believe the increasing emphasis on cost-containment initiatives in Europe, Canada and other countries has and will continue to put pressure on the pricing and usage of therapeutics such as our product candidates. In many countries, particularly the countries of the European Union, medical product prices are subject to varying price control mechanisms as part of national health systems. In these countries, pricing negotiations with governmental authorities can take considerable time after a product receives marketing approval. To obtain reimbursement or pricing approval in some countries, we may be required to conduct a clinical trial that compares the cost-effectiveness of our product candidate to other available therapies. In general, product prices under such systems are substantially lower than in the United States. Other countries allow companies to fix their own prices for products, but monitor and control company profits.

Additional foreign price controls or other changes in pricing regulation could restrict the amount that we are able to charge for our product candidates. Accordingly, in markets outside the United States, the reimbursement for our products may be reduced compared with the United States and may be insufficient to generate commercially reasonable revenue and profits.

If we are unable to establish or sustain coverage and adequate reimbursement for any future product candidates from third-party payors, the adoption of those products and sales revenue will be adversely affected, which, in turn, could adversely affect the ability to market or sell those product candidates. Coverage policies and third-party reimbursement rates may change at any time. Even if we attain favorable coverage and reimbursement status for one or more products for which we receive regulatory approval, less favorable coverage policies and reimbursement rates may be implemented in the future.

If our competitors develop and market products that are more effective, safer, or less expensive than our product candidates, our commercial opportunities will be negatively impacted.

The biotechnology industry is highly competitive and subject to rapid and significant technological change. Moreover, the oncology field is characterized by strong and increasing competition, with a strong emphasis on intellectual property. Products we may develop in the future for the treatment of cancer and any other diseases are likely to face competition from other drugs and therapies, including those of which we may not currently be aware. In addition, our products may need to compete with drugs that are not specifically approved for our proposed indication but which are nevertheless used by physicians “off label” to treat the indications for which we seek approval. This may make it difficult for us to replace existing therapies with our products.

Moreover, generic drug companies aggressively seek to market approved generic versions of small molecule drug products, including by challenging patents covering the original drug product. The market entry of generic versions of approved drugs generally has a rapid and dramatic adverse impact on the pricing that can be realized by the maker of the original drug product. If we are unable to obtain and enforce patents and regulatory exclusivities on our drug candidates, earlier than expected market entry of generic competitors could significantly adversely affect our business.

Major multinational pharmaceutical and biotechnology companies, emerging and start-up companies, universities, and other research institutions, could focus their future efforts on developing competing therapies and treatments for any of the indications we are currently targeting or may target in the future. Many of these current and potential competitors have significantly greater financial, manufacturing, marketing, drug development, technical and human resources, and commercial expertise than we do. Large pharmaceutical and biotechnology companies, in particular, have extensive experience in clinical testing, obtaining regulatory approvals, recruiting patients, and manufacturing biotechnology products. These companies also have significantly greater research, development, and marketing capabilities than we do and may also have products that have been approved or are in late stages of development, and collaborative arrangements in our target markets with leading companies and research institutions. Established pharmaceutical and biotechnology companies may also invest heavily to accelerate discovery and development of novel compounds or to in-license novel compounds that could make the product candidates that we develop obsolete. As a result of any of these factors, our competitors may succeed in obtaining approval from the FDA, EMA, or foreign regulatory authorities or discovering, developing, and commercializing products in our field before or more successfully than we do.

Smaller and other early-stage companies may also prove to be significant competitors, particularly through collaborative arrangements with large and established companies. These companies compete with us in recruiting and retaining qualified scientific and management personnel, establishing clinical trial sites and patient registration for planned clinical trials, as well as in acquiring technologies complementary to, or necessary for, our programs. In addition, the biotechnology industry is characterized by rapid technological change. If we fail to stay at the forefront of technological change, we may be unable to compete effectively. Technological advances or products developed by our competitors may render our technologies or product candidates obsolete, less competitive or not economical.

We have limited resources and are currently focusing our efforts on developing AUM001, AUM601, AUM302, and AUM003. As a result, we may fail to capitalize on other product candidates or indications that may ultimately have proven to be more profitable.

We are currently focusing our efforts on developing AUM001 for a variety of indications, including, but not limited to, colorectal, non-small cell lung and urothelial cancers and advancing the development of AUM601, AUM302, and AUM003 for use in indications including, but not limited to, lung cancer, neuroblastoma, breast cancer, glioblastoma, and sarcoma. As a result, we may forego or delay pursuit of opportunities for other indications or with other product candidates that may have greater commercial potential. Our resource allocation decisions may cause us to fail to capitalize on viable product candidates or profitable market opportunities. Our spending on current and future research and development activities for specific indications may not yield any commercially viable drugs. If we do not accurately evaluate the commercial potential or target markets for a particular product candidate, we may relinquish valuable rights to that product candidate through collaboration, licensing, or other strategic arrangements in cases in which it would have been more advantageous for us to retain sole development and commercialization rights to such product candidate.

We may not succeed in our efforts to expand our pipeline of product candidates and develop marketable products.

Because we have limited financial and managerial resources, we focus our pipeline research and development efforts to develop AUM’s product candidates. Our business depends on our successful development and commercialization of AUM001, AUM601, AUM302, and AUM003, and internal product candidates that may emerge from our preclinical research and development activities. Even if we continue to successfully expand our pipeline, development of the potential product candidates that we identify will require substantial investment in clinical development, management of preclinical, clinical, and manufacturing activities, regulatory approval in multiple jurisdictions, obtaining manufacturing supply capability, building a commercial organization, and significant marketing efforts before we generate any revenue from product sales. Furthermore, such product candidates may not be suitable for clinical development, including as a result of their harmful side effects, limited efficacy, or other characteristics that indicate that they are unlikely to be products that will receive marketing approval and achieve market acceptance. If we cannot successfully develop and commercialize our product candidates based upon our approach, we may not obtain product or partnership revenue in future periods, which would adversely affect our business, prospects, financial condition, and results of operations.

We are developing some our product candidates for use in combination with standard-of-care as well as emerging or experimental cancer therapies, which exposes us to several risks beyond our control.

We are developing some of our product candidates, including AUM001, for use in combination with current standard of care or other emerging or experimental cancer therapies. This exposes us to supply risk to the extent there is not an adequate supply of these therapies for use in combination with our product candidates, either in clinical trials or after any approval, as well as pricing risk if these combination therapies are expensive and the addition of our product candidates would be too costly to support reimbursement or payor coverage. In particular, providers of some of these emerging or experimental therapies have been contributing their therapies to use in combination trials at generally no or limited cost to us. If this were to change, our trial costs could increase substantially. Also, although combinations with an experimental agent that has not been approved may prove to be clinically beneficial, the experimental agent will still need to meet more-complex clinical study and regulatory approval requirements for the combined therapy, under the FDA’s combination drug regulations and policies, to become commercially available. In addition, if the standard of care were to evolve or change, the clinical utility of our product candidates could be diminished or eliminated. If any of these were to occur, our business could be materially harmed.

We may use companion diagnostics in the future in our development programs, and if such companion diagnostics for our product candidates are not successfully, and in a timely manner, validated, developed, or approved, we may not achieve marketing approval or realize the full commercial potential of our product candidates.

We may use companion diagnostics in our future product candidate development programs. If such companion diagnostics are developed in conjunction with clinical programs, the FDA, EMA, or comparable regulatory authority may require regulatory approval of a companion diagnostic as a condition to approval of the product candidate. For example, if we use a diagnostic to test which patients are most likely to benefit from our product candidate for the treatment of a particular indication as a criterion for enrollment, then we will likely be required to obtain FDA approval or clearance of the companion diagnostic, concurrent with approval of our product candidate. We may also be required to demonstrate to the FDA the predictive utility of a companion diagnostic, i.e., that the diagnostic selects for patients in whom the therapy will be effective or more effective compared to patients not selected for by the diagnostic. We do not have experience or capabilities in developing or commercializing diagnostics and plan to rely in large part on third parties to perform these functions. We do not currently have any agreement in place with any third party to develop or commercialize companion diagnostics for any of our product candidates. Companion diagnostics are subject to regulation by the FDA, the EMA, and other foreign regulatory authorities as medical devices and require separate regulatory approval or clearance prior to commercialization.

If we or our partners, or any third party, are unable to successfully develop companion diagnostics in the future in our product candidates, or experience delays in doing so:

the development of our product candidates may be adversely affected if we are unable to appropriately select patients for enrollment in our planned clinical trials;

our product candidates may not receive marketing approval if their safe and effective use depends on a companion diagnostic; and

we may not realize the full commercial potential of any product candidates that receive marketing approval if, among other reasons, we are unable to appropriately identify patients targeted by our product candidates.

In addition, any future product candidates developed in conjunction with companion diagnostics may be perceived negatively compared to alternative treatments that do not require the use of companion diagnostics, either due to the additional cost of the companion diagnostic, the requirement of samples for testing, or the need to complete additional procedures to identify genetic markers prior to administering our product candidates. If any of these events were to occur, it would significantly harm our business, results of operations and prospects.

Our business entails a significant risk of product liability, and if we are unable to obtain sufficient insurance coverage, the costs of product liability could have an adverse effect on our business and financial condition.

Our business exposes us to significant product liability risks inherent in the development, testing, manufacturing, and marketing of therapeutic treatments. Product liability claims could delay or prevent completion of our development programs. If we succeed in marketing products, such claims could result in an FDA, EMA, or other regulatory investigation of the safety and effectiveness of our products, our manufacturing processes and facilities, or our marketing programs. Such regulatory investigation could potentially lead to a recall of our products or more serious enforcement action, limitations on the approved indications for which they may be used, or suspension or withdrawal of approvals. Regardless of the merits or eventual outcome, liability claims may also result in decreased demand for our products, injury to our reputation, costs to defend the related litigation, a diversion of management’s time and our resources, and substantial monetary awards to trial participants or patients. We would expect to obtain product liability insurance prior to marketing any of our product candidates. Any insurance AUM has now or that we may obtain may not provide sufficient coverage against potential liabilities. Furthermore, clinical trial and product liability insurance is becoming increasingly expensive. As a result, we may be unable to obtain sufficient insurance at a reasonable cost to protect us against losses caused by product liability claims that could have an adverse effect on our business and financial condition.

Risks Related to Regulatory Approval and Other Legal Compliance Matters for AUM’s Product Candidates

The regulatory approval processes of the FDA, EMA, and comparable foreign regulatory authorities are lengthy, time-consuming and inherently unpredictable. If we are ultimately unable to obtain regulatory approval for our product candidates, we will be unable to generate product revenue and our business will be substantially harmed.

The time required to obtain approval by the FDA, EMA, and comparable foreign regulatory authorities is unpredictable, typically takes many years following the commencement of clinical trials, and depends upon numerous factors, including the type, complexity, and novelty of the product candidates involved. In addition, approval policies, regulations, or the type and amount of clinical data necessary to gain approval may change during the course of a product candidate’s clinical development and may vary among jurisdictions, which may cause delays in the approval or the decision not to approve an application. Regulatory authorities have substantial discretion in the approval process and may refuse to accept any application or may decide that our data are insufficient for approval and require additional preclinical, clinical, or other studies. We have not submitted for, or obtained regulatory approval for, any product candidate, and it is possible that none of our existing product candidates or any product candidates we may seek to develop in the future will ever obtain regulatory approval.

Applications for our product candidates could fail to receive regulatory approval in an initial or subsequent indication for many reasons, including the following:

the FDA, EMA, or comparable foreign regulatory authorities may disagree with the design, implementation, or results of our clinical trials;

the FDA, EMA, or comparable foreign regulatory authorities may determine that our product candidates are not safe and effective, only moderately effective, or have undesirable or unintended side effects, toxicities, or other characteristics that preclude our obtaining marketing approval or prevent or limit commercial use;

the population studied in the clinical program may not be sufficiently broad or representative to assure safety and efficacy in the full population for which we seek approval, including for example due to biologic and genetic differences that might occur in subjects in certain populations such as defined by race or other factors;

we may be unable to demonstrate to the FDA, EMA, or comparable foreign regulatory authorities that a product candidate’s risk-benefit ratio when compared to the standard of care is acceptable;

the FDA, EMA, or comparable foreign regulatory authorities may disagree with our interpretation of data from preclinical studies or clinical trials;

the data collected from clinical trials of our product candidates may not be sufficient to support the submission of a Biologics License Application (“BLA”), New Drug Application (“NDA”), or other submission or to obtain regulatory approval in the United States or elsewhere;

we may be unable to demonstrate to the FDA, EMA, or comparable foreign regulatory authorities that a product candidate’s risk-benefit ratio for a proposed indication is acceptable;

the FDA, EMA, or comparable foreign regulatory authorities may fail to approve the manufacturing processes, test procedures and specifications, or facilities of third-party manufacturers with which we contract for clinical and commercial supplies; and

the approval policies or regulations of the FDA, EMA, or comparable foreign regulatory authorities may significantly change in a manner rendering our clinical data insufficient for approval.

Further, development of our product candidates and/or regulatory approval may be delayed for reasons beyond our control. For example, a U.S. federal government shutdown, such as one that occurred during from December 2018 to January 2019, or other FDA priorities, such as responding to COVID-19, may result in significant reductions to, or demands on, the FDA’s budget, employees, and operations, which may lead to slower response times and longer review periods, potentially affecting our ability to progress development of our product candidates or obtain regulatory approval for our product candidates.

This lengthy approval process, as well as the unpredictability of the results of clinical trials, may result in our failing to obtain regulatory approval to market any of our product candidates, which would significantly harm our business, results of operations, and prospects.

Our product candidates may cause undesirable side effects or have other properties that could prevent their regulatory approval or result in significant negative consequences.

Adverse events or other undesirable side effects caused by our product candidates could cause us or regulatory authorities to interrupt, delay, or halt clinical trials and could result in a more restrictive label or the delay or denial of regulatory approval by the FDA, EMA, or other comparable foreign regulatory authorities. Drug-related side effects could affect patient recruitment, the ability of enrolled patients to complete the trial, and/or result in potential product liability claims. Regardless of merit or eventual outcome, product liability claims may result in impairment of our business reputation, withdrawal of clinical trial participants, costs due to related litigation, distraction of management’s attention from our primary business, initiation of investigations by regulators, substantial monetary awards to patients or other claimants, the inability to commercialize our product candidates, and decreased demand for our product candidates, if approved for commercial sale.

Additionally, if one or more of our product candidates receives marketing approval, and we or others later identify undesirable side effects or adverse events caused by such products, a number of potentially significant negative consequences could result, including:

regulatory authorities may withdraw approvals of such product and cause us to recall our products;

regulatory authorities may require additional warnings on the label or impose a more restrictive, narrower indication for use of the agent;

we may be required to change the way the product is administered or conduct additional clinical trials or post-approval studies;

we may be required to create a REMS plan, which could include a medication guide outlining the risks of such side effects for distribution to patients, a communication plan for healthcare providers, and/or other elements, such as boxed warning on the packaging, or restricted distribution requirements to assure safe use;

we could be sued and held liable for harm caused to patients; and

our reputation may suffer.

Any of these events could prevent us from achieving or maintaining market acceptance of the particular product candidate, if approved, and could significantly harm our business, financial condition, results of operations, and growth prospects.

For any current and future clinical trials for our product candidates outside the United States, the FDA, EMA, and applicable foreign regulatory authorities may not accept data from such trials.

We conduct clinical trials outside the United States, and we may choose to conduct future clinical trials outside the United States. The acceptance of study data from clinical trials conducted outside the United States or another jurisdiction by the FDA, EMA, or applicable foreign regulatory authority may be subject to certain conditions. In cases where data from foreign clinical trials are intended to serve as the basis for marketing approval in the United States, the FDA will generally not approve the application on the basis of foreign data alone unless the data are applicable to the United States population and United States medical practice, and the trials were performed by clinical investigators of recognized competence and pursuant to Good Clinical Practice (“GCP”) regulations. Additionally, the FDA’s clinical trial requirements, including sufficient size of patient populations and statistical powering, must be met. Many foreign regulatory bodies have comparable approval requirements, including appropriate examination of the product in the country-specific population. In addition, such foreign trials would be subject to the applicable local laws of the foreign jurisdictions where the trials are conducted. There can be no assurance that the FDA, EMA, or any applicable foreign regulatory authority will accept data from trials conducted outside of the United States or the applicable jurisdiction. If the FDA, EMA, or any applicable foreign regulatory authority does not accept such data, it may result in the need for additional trials, which would be costly and time-consuming and delay aspects of our business plan, and may result in our product candidates not receiving approval or clearance for commercialization in the applicable jurisdiction.

Obtaining and maintaining regulatory approval of our product candidates in one jurisdiction does not mean that we will succeed in obtaining regulatory approval of our product candidates in other jurisdictions.

Obtaining and maintaining regulatory approval of our product candidates in one jurisdiction does not guarantee that we will obtain or maintain regulatory approval in any other jurisdiction, but a failure or delay in obtaining regulatory approval in one jurisdiction may have a negative effect on the regulatory approval process in others. For example, even if the FDA, EMA, or comparable foreign regulatory authority grants marketing approval of a product candidate, comparable regulatory authorities in foreign jurisdictions must also approve the manufacturing, marketing, and promotion of the product candidate in those countries. Approval procedures vary among jurisdictions and can involve requirements and administrative review periods different from those in the United States, including additional preclinical studies or clinical trials, as clinical trials conducted in one jurisdiction may not be accepted by regulatory authorities in other jurisdictions. In many jurisdictions outside the United States, a product candidate must be approved for reimbursement before it can be approved for sale in that jurisdiction. In some cases, the price that we intend to charge for our products is also subject to approval. Obtaining foreign regulatory approvals and compliance with foreign regulatory requirements could result in significant delays, difficulties, and costs for us and could delay or prevent the introduction of our products in certain countries. If we or any partner we work with fails to comply with the regulatory requirements in international markets or fails to receive applicable marketing approvals, our target market will be reduced, and our ability to realize the full market potential of our product candidates will be harmed.

Even if we apply for and obtain accelerated approval or Breakthrough Therapy, Fast Track or other designation intended to expedite, facilitate or reduce the cost pursuing development or regulatory review or approval with the FDA or other regulatory authorities for any of our product candidates, there is no guarantee that such designation would lead to faster development, regulatory review, or approval, nor would it increase the likelihood that any such product candidate will receive marketing approval.

If a product candidate is intended for the treatment of a serious condition and nonclinical or clinical data demonstrate the potential to address unmet medical need for such condition or a substantial improvement over available therapy for such condition, a product candidate sponsor may apply for FDA Fast Track or Breakthrough Therapy designation, and there may be other priority designations available under various regulatory bodies. In the future, we may apply for such priority designation depending on the results of our clinical trials. Even though we may apply for and receive a Fast Track, Breakthrough Therapy or other priority designations, such priority designation does not ensure that we will receive marketing approval or that approval will be granted within any particular timeframe. We may not experience a faster development or regulatory review or approval process with the priority designation compared to conventional FDA procedures. In addition, the FDA may withdraw Fast Track or Breakthrough Therapy designation if it believes that the designation is no longer supported by data from our clinical development program. Fast Track or Breakthrough Therapy designation alone does not guarantee qualification for the FDA’s priority review procedures. Further, even if any of our products obtain Fast Track or Breakthrough Therapy designation, this may not lead to earlier regulatory approval or commercialization of our products due to the extensive and time-consuming steps necessary to obtain FDA approval and commercialize a product candidate.

Even if we obtain regulatory approval for a product candidate, our products will remain subject to extensive regulatory scrutiny.

If any of our product candidates are approved, they will be subject to ongoing regulatory requirements for manufacturing, labeling, packaging, storage, advertising, promotion, sampling, record-keeping, conduct of post-marketing studies, and submission of safety, efficacy, and other post-market information, including both federal and state requirements in the United States and requirements of comparable foreign regulatory authorities.

Manufacturers and manufacturers’ facilities are required to comply with extensive requirements imposed by the FDA, EMA, and comparable foreign regulatory authorities, including ensuring that quality control and manufacturing procedures conform to Good Manufacturing Practice (“GMP”) regulations. As such, we and our contract manufacturers will be subject to continual review and inspections to assess compliance with GMP and adherence to commitments made in any BLA, NDA, or Marketing Authorization Application (“MAA”). Accordingly, we and others with whom we work must continue to expend time, money, and effort in all areas of regulatory compliance, including manufacturing, production, and quality control.

Any regulatory approvals that we receive for our product candidates will be subject to limitations on the approved indicated uses for which the product may be marketed and promoted or to the conditions of approval (including potentially the requirement to implement a Risk Evaluation and Mitigation Strategy), or contain requirements for potentially costly post-marketing testing. We will be required to report certain adverse reactions and production problems, if any, to the FDA, EMA, and comparable foreign regulatory authorities. Any new legislation addressing drug safety issues could result in delays in product development or commercialization, or increased costs to assure compliance. The FDA and other agencies, including the Department of Justice, closely regulate and monitor the post-approval marketing and promotion of drugs and other medical products to ensure that they are manufactured, marketed, and distributed only for the approved indications and in accordance with the provisions of the approved labeling. We will have to comply with requirements concerning advertising and promotion for our products. Promotional communications with respect to prescription drugs are subject to a variety of legal and regulatory restrictions and must be consistent with the information in the product’s approved label. As such, we may not promote our products for indications or uses for which they do not have approval. The holder of an approved BLA, NDA, or MAA must submit new or supplemental applications and obtain approval for certain changes to the approved product, product labeling, or manufacturing process. We could also be asked to conduct post-marketing clinical trials to verify the safety and efficacy of our products in general or in specific patient subsets. If original marketing approval was obtained via the accelerated approval pathway, we could be required to conduct a successful post-marketing clinical trial to confirm clinical benefit for our products. An unsuccessful post-marketing study or failure to complete such a study could result in the withdrawal of marketing approval.

If a regulatory agency discovers previously unknown problems with a product, such as adverse events of unanticipated severity or frequency, or problems with the facility where the product is manufactured, or disagrees with the promotion, marketing, or labeling of a product, such regulatory agency may impose restrictions on that product or us, including requiring withdrawal of the product from the market. If we fail to comply with applicable regulatory requirements, a regulatory agency or enforcement authority may, among other things:

issue warning letters that would require us to take remedial action and which would result in adverse publicity;

impose civil or criminal penalties;

suspend or withdraw regulatory approvals;

suspend any of our ongoing clinical trials;

refuse to approve pending applications or supplements to approved applications submitted by us;

impose restrictions on our operations, including closing our contract manufacturers’ facilities;

seize or detain products; or

require a product recall.

Any government investigation of alleged violations of law could require us to expend significant time and resources in response, and could generate negative publicity. Any failure to comply with ongoing regulatory requirements may significantly and adversely affect our ability to commercialize and generate revenue from our products. If regulatory sanctions are applied or if regulatory approval is withdrawn, this would significantly harm our business, financial condition, results of operations, and growth prospects.

Healthcare legislative measures aimed at reducing healthcare costs may have a material adverse effect on our business and results of operations.

Third-party payors, whether domestic or foreign, or governmental or commercial, are developing increasingly sophisticated methods of controlling healthcare costs. In both the United States and certain foreign jurisdictions, there have been a number of legislative and regulatory changes to the healthcare system that could impact our ability to sell our products profitably. In particular, in 2010, the Patient Protection and Affordable Care Act (the “ACA”) was enacted, which, among other things, subjected biologic products to potential competition by lower-cost biosimilars, addressed a new methodology by which rebates owed by manufacturers under the Medicaid Drug Rebate Program are calculated for drugs that are inhaled, infused, instilled, implanted, or injected, increased the minimum Medicaid rebates owed by most manufacturers under the Medicaid Drug Rebate Program, extended the Medicaid Drug Rebate Program to utilization of prescriptions of individuals enrolled in Medicaid managed care organizations, subjected manufacturers to new annual fees and taxes for certain branded prescription drugs, and provided incentives to programs that increase the federal government’s comparative effectiveness research. Changes in the U.S. presidential administration could lead to repeal of or changes in some or all of the ACA and complying with any new legislation or reversing changes implemented under the ACA could be time-intensive and expensive, resulting in a material adverse effect on our business. Moreover, litigation over the ACA is likely to continue, with unpredictable and uncertain results. Until there is more certainty concerning the future of the ACA, it will be difficult to predict its full impact and influence on our business.

There have been, and likely will continue to be, legislative and regulatory proposals at the foreign, federal and state levels directed at containing or lowering the cost of healthcare. We cannot predict the initiatives that may be adopted in the future. The continuing efforts of the government, insurance companies, managed care organizations and other payors of healthcare services to contain or reduce costs of healthcare and/or impose price controls may adversely affect:

the demand for our products after obtaining any regulatory approval;

our ability to receive or set a price that we believe is fair for our products;

our ability to generate revenue and achieve or maintain profitability;

the level of taxes that we are required to pay; and

the availability of capital.

We expect that the ACA, as well as other healthcare reform measures that may be adopted in the future, may result in additional reductions in Medicare and other healthcare funding, more rigorous coverage criteria, lower reimbursement and new payment methodologies. This could lower the price that we receive for any approved product. Any denial in coverage or reduction in reimbursement from Medicare or other government-funded programs may result in a similar denial or reduction in payments from private payors, which may prevent us from being able to generate sufficient revenue, attain profitability or commercialize our product candidates, if approved.

Our employees, independent contractors, consultants, commercial partners and vendors may engage in misconduct or other improper activities, including noncompliance with regulatory standards and requirements.

We are exposed to the risk of fraud, misconduct or other illegal activity by our employees, independent contractors, consultants, commercial partners and vendors. Misconduct by these parties could include intentional, reckless and negligent conduct that fails to:

comply with the laws of the FDA, HHS, EMA and other comparable foreign regulatory authorities;

provide true, complete and accurate information to the FDA, EMA and other comparable foreign regulatory authorities;

comply with manufacturing standards we have established;

comply with healthcare fraud and abuse laws in the United States and similar foreign fraudulent misconduct laws; or

report financial information or data accurately or to disclose unauthorized activities to us.

If we obtain FDA approval of any of our product candidates and begin commercializing those products in the United States, our potential exposure under such laws will increase significantly, and our costs associated with compliance with such laws are also likely to increase. In particular, research, sales, marketing, education and other business arrangements in the healthcare industry are subject to extensive laws designed to prevent fraud, kickbacks, self-dealing and other abusive practices. These laws and regulations may restrict or prohibit a wide range of pricing, discounting, educating, marketing and promotion, sales and commission, certain customer incentive programs and other business arrangements generally. Activities subject to these laws also involve the improper use of information obtained in the course of patient recruitment for clinical trials, which could result in regulatory sanctions and cause serious harm to our reputation. We plan to adopt a code of business conduct and ethics in connection with this offering, but it is not always possible to identify and deter misconduct by employees and third parties, and the precautions we take to detect and prevent this activity may not be effective in controlling unknown or unmanaged risks or losses or in protecting us from governmental investigations or other actions or lawsuits stemming from a failure to be in compliance with such laws. If any such actions are instituted against us, and we are not successful in defending ourselves or asserting our rights, those actions could have a significant impact on our business, including the imposition of significant fines or other sanctions.

If we fail to comply with healthcare laws, we could face substantial penalties and our business, operations, and financial conditions could be adversely affected.

If we obtain FDA approval for any of our product candidates and begin commercializing those products in the United States, our operations will be subject to various federal and state fraud and abuse laws. The laws that may impact our operations include the following:

The federal Anti-Kickback Statute prohibits, among other things, persons from knowingly and willfully soliciting, receiving, offering, or paying any remuneration (including any kickback, bribe, or rebate), directly or indirectly, overtly or covertly, in cash or in kind, to induce, or in return for, either the referral of an individual, or the purchase, lease, order, or recommendation of any good, facility, item, or service for which payment may be made, in whole or in part, under a federal healthcare program, such as the Medicare and Medicaid programs. A person or entity does not need to have actual knowledge of the statute or specific intent to violate it in order to have committed a violation. In addition, the government may assert that a claim including items or services resulting from a violation of the federal Anti-Kickback Statute constitutes a false or fraudulent claim for purposes of the False Claims Act.

Federal civil and criminal false claims laws and civil monetary penalty laws, including the False Claims Act, impose criminal and civil penalties, including through civil actions, against individuals or entities from knowingly presenting, or causing to be presented, claims for payment or approval from Medicare, Medicaid or other third-party payors that are false or fraudulent, or knowingly making a false statement to improperly avoid, decrease or conceal an obligation to pay money to the federal government. Similar to the federal Anti-Kickback Statute, a person or entity does not need to have actual knowledge of these statutes or specific intent to violate them in order to have committed a violation.

The Health Insurance Portability and Accountability Act of 1996 (“HIPAA”), among other things, prohibits knowingly and willfully executing, or attempting to execute, a scheme to defraud any healthcare benefit program or obtain, by means of false or fraudulent pretenses, representations or promises, any of the money or property owned by, or under the custody or control of, any healthcare benefit program, regardless of the payor (such as public or private) and knowingly and willfully falsifying, concealing, or covering up by any trick or device a material fact or making any materially false statements in connection with the delivery of, or payment for, healthcare benefits, items or services relating to healthcare matters.

HIPAA, as amended by the Health Information Technology for Economic and Clinical Health Act of 2009 (“HITECH”) and their respective implementing regulations, impose requirements on certain covered healthcare providers, health plans, and healthcare clearinghouses as well as their respective business associates that perform services for them that involve the use, or disclosure of, individually identifiable health information, relating to the privacy, security, and transmission of individually identifiable health information without appropriate authorization.

The federal Physician Payment Sunshine Act, created under the ACA, and its implementing regulations, require manufacturers of drugs, devices, biologicals, and medical supplies for which payment is available under Medicare, Medicaid or the Children’s Health Insurance Program to report annually to the HHS under the Open Payments Program, information related to payments or other transfers of value made to physicians and teaching hospitals, as well as ownership and investment interests held by physicians and their immediate family members.

Federal consumer protection and unfair competition laws broadly regulate marketplace activities and activities that potentially harm consumers.

Analogous state and foreign laws and regulations, such as state and foreign anti-kickback, false claims, consumer protection, and unfair competition laws may apply to pharmaceutical business practices, including research, distribution, sales, and marketing arrangements, as well as submitting claims involving healthcare items or services reimbursed by any third-party payor, including commercial insurers.

State laws require pharmaceutical companies to comply with the pharmaceutical industry’s voluntary compliance guidelines and the relevant compliance guidance promulgated by the federal government that otherwise restricts payments that may be made to healthcare providers and other potential referral sources.

State laws also require drug manufacturers to file reports with states regarding pricing and marketing information, such as the tracking and reporting of gifts, compensations, and other remuneration, and items of value provided to healthcare professionals and entities.

State and foreign laws also govern the privacy and security of health information in certain circumstances, many of which differ from each other in significant ways and may not have the same effect, thus complicating compliance efforts.

Because of the breadth of these laws and the narrowness of the statutory exceptions and safe harbors available, it is possible that some of our business activities could, despite our efforts to comply, be subject to challenge under one or more of such laws. Efforts to ensure that our business arrangements will comply with applicable healthcare laws may involve substantial costs. It is possible that governmental and enforcement authorities will conclude that our business practices may not comply with current or future statutes, regulations or case law interpreting applicable fraud and abuse or other healthcare laws and regulations. If any such actions are instituted against us, and we are not successful in defending ourselves or asserting our rights, those actions could have a significant impact on our business, including the imposition of civil, criminal and administrative penalties, damages, disgorgement, monetary fines, possible exclusion from participation in Medicare, Medicaid, and other federal healthcare programs, contractual damages, reputational harm, diminished profits and future earnings, and curtailment of our operations, any of which could adversely affect our ability to operate our business and our results of operations. In addition, the approval and commercialization of any of our product candidates outside the United States will also likely subject us to foreign equivalents of the healthcare laws mentioned above, among other foreign laws. Further, achieving and sustaining compliance with applicable federal and state privacy, security, and fraud laws may prove costly.

If we or any clinical collaborators, CROs, contract manufacturers, or other contractors and suppliers that we engage fail to comply with environmental, health, and safety laws and regulations, we could become subject to fines or penalties or incur costs that could have a material adverse effect on our business.

We and any clinical collaborators, CROs, contract manufacturers, or other contractors and suppliers that we engage are subject to numerous federal, state, and local environmental, health and safety laws, regulations, and permitting requirements, including:

those governing laboratory procedures;

the generation, handling, use, storage, treatment and disposal of hazardous and regulated materials and wastes;

the emission and discharge of hazardous materials into the ground, air and water; and

employee health and safety.

Our operations involve the use of hazardous and flammable materials, including chemicals and biological and radioactive materials. Our operations also produce hazardous waste. We generally contract with third parties for the disposal of these materials and wastes. We cannot eliminate the risk of contamination or injury from these materials. In the event of contamination or injury resulting from our use of hazardous materials, we could be held liable for any resulting damages, and any liability could exceed our resources. Under certain environmental laws, we could be held responsible for costs relating to any contamination at our current or past facilities and at third-party facilities. We also could incur significant costs associated with civil or criminal fines and penalties.

Compliance with applicable environmental laws and regulations may be expensive, and current or future environmental laws and regulations may impair our research, product development, and manufacturing efforts. In addition, we cannot entirely eliminate the risk of accidental injury or contamination from these materials or wastes. Although we maintain workers’ compensation insurance to cover us for costs and expenses, we may incur due to injuries to our employees resulting from the use of hazardous materials, this insurance may not provide adequate coverage against potential liabilities. We do not carry specific biological or hazardous waste insurance coverage, and our property, casualty, and general liability insurance policies specifically exclude coverage for damages and fines arising from biological or hazardous waste exposure or contamination. Accordingly, in the event of contamination or injury, we could be held liable for damages or be penalized with fines in an amount exceeding our resources, and our clinical trials or regulatory approvals could be suspended, which could have a material adverse effect on our business, financial condition, results of operations, and prospects.

Our business activities may be subject to the FCPA and similar anti-bribery and anti-corruption laws.

Our business activities may be subject to the Foreign Corrupt Practices Act (the “FCPA”) and similar anti-bribery or anti-corruption laws, regulations, or rules of other countries in which we operate, including the U.K. Bribery Act. The FCPA generally prohibits offering, promising, giving, or authorizing others to give anything of value, either directly or indirectly, to a non-U.S. government official in order to influence official action, or otherwise obtain or retain business. The FCPA also requires public companies to make and keep books and records that accurately and fairly reflect the transactions of the corporation and to devise and maintain an adequate system of internal accounting controls. Our business is heavily regulated and therefore involves significant interaction with public officials, including officials of non-U.S. governments. Additionally, in many other countries, the researchers with whom we conduct clinical trials, and the healthcare providers who prescribe pharmaceuticals, are employed by their government, and the purchasers of pharmaceuticals are government entities. As a result, our dealings with these researchers, prescribers, and purchasers are subject to regulation under the FCPA. Recently the Securities and Exchange Commission (the “SEC”) and Department of Justice have increased their FCPA enforcement activities with respect to biotechnology and pharmaceutical companies. There is no certainty that all of our employees, agents, contractors or collaborators, or those of our affiliates, will comply with all applicable laws and regulations, particularly given the high level of complexity of these laws. Violations of these laws and regulations could result in fines, criminal sanctions against us, our officers or our employees, the closing down of our facilities, requirements to obtain export licenses, cessation of business activities in sanctioned countries, implementation of compliance programs and prohibitions on the conduct of our business. Any such violations could include prohibitions on our ability to offer our products in one or more countries and could materially damage our reputation, our brand, our international expansion efforts, our ability to attract and retain employees, and our business, prospects, operating results and financial condition.

Failure to comply with privacy and data protection laws, regulations, or contractual obligations could lead to government enforcement actions (which could include civil or criminal penalties), private disputes and litigation, and/or adverse publicity and could negatively affect our operating results and business.

We receive, generate, and store significant and increasing volumes of sensitive information, such as employee, personal, patient and collaborator data. In addition, we actively seek access to medical information, including patient data, through research and development partnerships and collaborations or otherwise. We have legal and contractual obligations regarding the protection of confidentiality and appropriate use of personal data. We and our partners may be subject to federal, state, and foreign data protection laws and regulations (i.e., laws and regulations that address privacy and data security). These data protection laws and regulations continue to evolve and may result in ever-increasing public scrutiny and escalating levels of enforcement and sanctions and increased costs of compliance.

In the United States, numerous federal and state laws and regulations, including state data breach notification laws, state health information privacy laws, and federal and state consumer protection laws (e.g., Section 5 of the Federal Trade Commission Act of 1914), that govern the collection, use, disclosure and protection of health-related and other personal information could apply to our operations or the operations of our partners, including during our clinical trials. In addition, we may obtain health information from third parties (including research institutions from which we obtain clinical trial data) that are subject to privacy and security requirements under HIPAA, as amended by HITECH, which establish privacy and security standards that limit the use and disclosure of individually identifiable health information and require the implementation of administrative, physical, and technological safeguards to protect the privacy of individually identifiable health information and ensure the confidentiality, integrity, and availability of electronic protected health information. Determining whether individually identifiable health information has been handled in compliance with applicable privacy standards and our contractual obligations can require complex factual and statistical analyses and may be subject to changing interpretation. Depending on the facts and circumstances, we could be subject to civil and criminal penalties if we knowingly obtain, use, or disclose individually identifiable health information maintained by a HIPAA-covered entity in a manner that is not authorized or permitted by HIPAA. Enforcement activity can result in financial liability and reputational harm, and responses to such enforcement activity can consume significant internal resources. We cannot be sure how these regulations will be interpreted, enforced, or applied to our operations. In addition to the risks associated with enforcement activities and potential contractual liabilities, our ongoing efforts to comply with evolving laws and regulations at the federal and state level may be costly and require ongoing modifications to our policies, procedures and systems. Failure to comply with any of these laws could result in enforcement action against us, including fines, imprisonment of company officials and public censure, claims for damages by customers and other affected individuals, damage to our reputation, and loss of goodwill (both in relation to existing and prospective customers), any of which could have a material adverse effect on our business, financial condition, results of operations, or prospects.

Although we take measures to protect sensitive data from unauthorized access, use or disclosure, our information technology and infrastructure may be vulnerable to attacks by hackers or viruses or breached due to employee error, malfeasance, or other malicious or inadvertent disruptions. Any such breach or interruption could compromise our networks and the information stored there could be accessed by unauthorized parties, manipulated, publicly disclosed, lost or stolen. Any such access, breach or other loss of information could result in legal claims or proceedings, and liability under federal or state laws that protect the privacy of personal information, such as HIPAA and HITECH, and regulatory penalties. Notice of breaches must be made to affected individuals, the Secretary of the HHS, and for extensive breaches, notice may need to be made to the media or State Attorneys General. Such a notice could harm our reputation and our ability to compete. The HHS has the discretion to impose penalties without attempting to resolve violations through informal means. In addition, state attorneys general are authorized to bring civil actions seeking either injunctions or damages in response to violations that threaten the privacy of state residents. Although we have implemented security measures to prevent unauthorized access to patient data, such data is currently accessible through multiple channels, and there is no guarantee we can protect our data from breach. Unauthorized access, loss, or dissemination could also damage our reputation or disrupt our operations, including our ability to conduct our analyses, deliver test results, process claims and appeals, provide customer assistance, conduct research and development activities, collect, process and prepare company financial information, provide information about our tests and other patient and physician education and outreach efforts through our website, and manage the administrative aspects of our business.

We may collect, process, use or transfer personal information from individuals located in the European Union in connection with our business, including in connection with conducting clinical trials in the European Union. Additionally, if any of our product candidates are approved, we may seek to commercialize those products in the European Union. The collection and use of personal health data in the European Union are governed by laws, regulations, and directives, including the General Data Protection Regulation (EU) 2016/679 (GDPR). This legislation imposes requirements relating to having legal bases for processing personal information relating to identifiable individuals and transferring such information outside of the European Economic Area, including to the United States, providing details to those individuals regarding the processing of their personal information, keeping personal information secure, having data processing agreements with third parties who process personal information, responding to individuals’ requests to exercise their rights in respect of their personal information, reporting security breaches involving personal data to the competent national data protection authority and affected individuals, appointing data protection officers, conducting data protection impact assessments and record-keeping. This legislation imposes significant responsibilities and liabilities in relation to personal data that we process, and we may be required to put in place additional mechanisms ensuring compliance. In particular, with respect to cross-border transfers of personal data, judicial and regulatory developments in the European Union have created uncertainty. In a decision issued by the Court of Justice of the European Union (the “CJEU”) on July 16, 2020, the CJEU invalidated one mechanism for cross-border personal data transfer, the EU-U.S. Privacy Shield, and imposed additional obligations on companies, including us, relying on standard contractual clauses (“SCCs”) issued by the European Commission for cross-border personal data transfers. The European Commission released new SCCs designed to address the CJEU concerns on June 4, 2021. We have undertaken certain efforts to conform transfers of personal data from the European Economic Area (the “EEA”) to the United States to our understanding of current regulatory obligations and guidance of data protection authorities, but the CJEU’s decision, the revised SCCs, regulatory guidance and opinions, and other developments relating to cross-border data transfer may require us to implement additional contractual and technical safeguards for any personal data transferred out of the EEA, which may increase compliance costs, lead to increased regulatory scrutiny or liability, may require additional contractual negotiations, and may adversely impact our business, financial condition and operating results. Any actual or alleged failure to comply with the requirements of the GDPR or other laws, regulations, and directives of the member states of the European Union may result in substantial fines, other administrative penalties and civil claims being brought against us, which could have a material adverse effect on our business, financial condition and results of operations.

In addition, U.S. states are adopting new laws or amending existing laws and regulations, requiring attention to frequently changing regulatory requirements applicable to data related to individuals. For example, California has enacted the California Consumer Privacy Act (“CCPA”). The CCPA gives California residents expanded rights to access and delete their personal information, opt out of certain personal information sharing and receive detailed information about how their personal information is used by requiring covered companies to provide new disclosures to California consumers (as that term is broadly defined and which can include any of our current or future employees who may be California residents or any other California residents whose data we collect or process) and provide such residents new ways to opt out of certain sales of personal information. The CCPA provides for civil penalties for violations, as well as a private right of action for data breaches that is expected to increase data breach litigation. As we expand our operations and trials (both preclinical or clinical), the CCPA may increase our compliance costs and potential liability. Additionally, a new privacy law, the California Privacy Rights Act (“CPRA”), was approved by California voters in the election on November 3, 2020. The CPRA creates obligations relating to consumer data beginning on January 1, 2022 and comes fully into force on January 1, 2023, with enforcement beginning July 1, 2023. The CPRA modifies the CCPA significantly, potentially resulting in further uncertainty and requiring us to incur additional costs and expenses in an effort to comply. Additionally, other U.S. states continue to propose, and in certain cases adopt, privacy-focused legislation such as Colorado, Virginia, and Utah. Aspects of these state laws remain unclear, resulting in further uncertainty and potentially requiring us to modify our data practices and policies and to incur substantial additional costs and expenses in an effort to comply.

Failure to comply with U.S. and international data protection laws and regulations could result in government enforcement actions (which could include civil or criminal penalties), private litigation, and/or adverse publicity and could negatively affect our operating results and business. Moreover, patients about whom we or our partners obtain information, as well as the providers who share this information with us, may contractually limit our ability to use and disclose the information. Claims that we have violated individuals’ privacy rights, failed to comply with data protection laws or breached our contractual obligations, even if we are not found liable, could be expensive and time-consuming to defend and could result in adverse publicity that could harm our business.

If we or third parties fail to adequately safeguard confidential personal, employee, or patient data, or if such information or data are wrongfully used by us or third parties or disclosed to unauthorized persons or entities, our reputation could suffer and we could be subject to claims for damages or other liabilities, regulatory investigations and enforcement action, litigation, the imposition of fines or other penalties, and significant costs for remediation. Any of these risks could have a material adverse effect on our business, financial condition, results of operations, or prospects.

Risks Related to AUM’s Employee Matters, Managing Growth and Other Risks Related to AUM’s Business

Our success is highly dependent on our ability to attract, hire and retain highly skilled executive officers and employees.

AUM currently has a small team focused on research and development. Our ability to discover and develop any product candidates is dependent on our chemists. To succeed, we must recruit, hire, retain, manage and motivate qualified clinical, scientific, technical and management personnel, and we face significant competition for experienced personnel. AUM is highly dependent on the principal members of its management and scientific and medical staff, particularly Vishal Doshi, Chairman and Chief Executive Officer and Harish Dave, Chief Medical Officer and executive director. If we do not succeed in attracting and retaining qualified personnel, particularly at the management level, it could adversely affect our ability to execute our business plan and harm our operating results. In particular, the loss of one or more of AUM’s executive officers could be detrimental to AUM if it cannot recruit suitable replacements in a timely manner. We do not maintain “Key Person” insurance for any of our executives or other employees. AUM could in the future have difficulty attracting and retaining experienced personnel and may be required to expend significant financial resources in its employee recruitment and retention efforts.

Many of the other biotechnology companies that AUM competes against for qualified personnel have greater financial and other resources, different risk profiles and a longer history in the industry than AUM does. They also may provide higher compensation, more diverse opportunities and better prospects for career advancement. Some of these characteristics may be more appealing to high-quality candidates than what AUM has to offer. If we are unable to continue to attract and retain high-quality personnel, the rate and success at which we can discover, develop and commercialize our product candidates will be limited and the potential for successfully growing our business will be harmed.

AUM’s scientific and clinical advisors and consultants typically will not enter into non-compete agreements with it. If a conflict of interest arises between their work for AUM and their work for another entity, AUM may lose their services. Furthermore, AUM’s advisors may have arrangements with other companies to assist those companies in developing products or technologies that may compete with AUM’s. In particular, if AUM is unable to maintain consulting or employment relationships with its scientific founders and other scientific and clinical advisors and consultants, or if they provide services to AUM’s competitors, AUM’s development and commercialization efforts will be impaired and its business will be significantly harmed.

In order to successfully implement our plans and strategies, we will need to grow the size of our organization, and we may experience difficulties in managing this growth.

As of September 30, 2022, AUM had nine full-time employees, four of whom were engaged in research and development activities. In order to successfully implement our development and commercialization plans and strategies, and as we transition into operating as a public company after the Business Combination, we expect to need additional managerial, operational, sales, marketing, financial, and other personnel. Future growth would impose significant added responsibilities on members of management, including:

identifying, recruiting, integrating, maintaining, and motivating additional employees;

managing our internal development efforts effectively, including the clinical and FDA and EMA review process for our current and any future product candidates, while complying with any contractual obligations to contractors and other third parties we may have; and

improving our operational, financial and management controls, reporting systems and procedures.

Our future financial performance and our ability to successfully develop and, if approved, commercialize our current and any future product candidates will depend, in part, on our ability to effectively manage any future growth, and our management may also have to divert a disproportionate amount of its attention away from day-to-day activities in order to devote a substantial amount of time to managing these growth activities.

We currently rely, and for the foreseeable future will continue to rely, in substantial part on certain independent organizations, advisors and consultants to provide certain services, including substantially all aspects of clinical management and manufacturing. We cannot assure you that the services of independent organizations, advisors and consultants will continue to be available to us on a timely basis when needed, or that we can find qualified replacements. In addition, if we are unable to effectively manage our outsourced activities or if the quality or accuracy of the services provided by third party service providers is compromised for any reason, our clinical trials may be extended, delayed or terminated, and we may not obtain marketing approval of our current and any future product candidates or otherwise advance our business. We cannot assure you that we will manage our existing third-party service providers or find other competent outside contractors and consultants on economically reasonable terms, or at all.

If we are not able to effectively expand our organization by hiring new employees and/or engaging additional third-party service providers, we may not successfully implement the tasks necessary to further develop and commercialize our current and any future product candidates and, accordingly, may not achieve our research, development, and commercialization goals.

If we are unable to establish sales or marketing capabilities or enter into agreements with third parties to sell or market our product candidates after any approvals, we may not successfully sell or market our product candidates that obtain regulatory approval.

We currently do not have and have never had a marketing or sales team for the marketing, sales and distribution of any of our product candidates that may obtain regulatory approval in the future. In order to commercialize any product candidates, we must build marketing, sales, distribution, managerial, and other non-technical capabilities or make arrangements with third parties to perform these services for each of the territories in which we may have approval to sell or market our product candidates. We may not be successful in accomplishing these required tasks.

Establishing an internal sales or marketing team with technical expertise and supporting distribution capabilities to commercialize our product candidates will be expensive and time-consuming, and will require significant attention of our executive officers to manage. Any failure or delay in the development of our internal sales, marketing, and distribution capabilities could adversely impact the commercialization of any of our product candidates that we obtain approval to market, if we do not have arrangements in place with third parties to provide such services on our behalf. Alternatively, if we choose to collaborate, either globally or on a territory-by-territory basis, with third parties that have direct sales forces and established distribution systems, either to augment our own sales force and distribution systems or in lieu of our own sales force and distribution systems, we will be required to negotiate and enter into arrangements with such third parties relating to the proposed collaboration. If we are unable to enter into such arrangements when needed on acceptable terms, or at all, we may not successfully commercialize any of our product candidates that receive regulatory approval or any such commercialization may experience delays or limitations. If we are unable to successfully commercialize our approved product candidates, either on our own or through collaborations with one or more third parties, our future product revenue will suffer and we may incur significant additional losses.

Our international operations may expose us to business, regulatory, political, operational, financial, pricing, and reimbursement risks associated with doing business outside of the United States.

Our business strategy incorporates potential international expansion as we seek to obtain regulatory approval for, and commercialize, our current and any future product candidates in patient populations outside the United States. If our product candidates are approved, we may hire sales representatives and conduct physician and patient association outreach activities outside of the United States. Doing business internationally involves a number of risks, including:

multiple, conflicting, and changing laws and regulations such as privacy regulations, tax laws, export and import restrictions, employment laws, regulatory requirements, and other governmental approvals, permits and licenses;

failure by us to obtain and maintain regulatory approvals for the use of our products in various countries;

rejection or qualification of foreign clinical trial data by the competent authorities of other countries;

additional potentially relevant third-party patent rights;

complexities and difficulties in obtaining protection and enforcing our intellectual property;

difficulties in staffing and managing foreign operations;

complexities associated with managing multiple payor reimbursement regimes, government payors, or patient self-pay systems;

limits in our ability to penetrate international markets;

financial risks, such as longer payment cycles, difficulty collecting accounts receivable, the impact of local and regional financial crises on demand and payment for our products, and exposure to foreign currency exchange rate fluctuations;

natural disasters, political and economic instability, including wars, terrorism, and political unrest, outbreak of disease, boycotts, curtailment of trade, and other business restrictions;

certain expenses including, among others, expenses for travel, translation, and insurance; and

regulatory and compliance risks that relate to anti-corruption compliance and record-keeping that may fall within the purview of the FCPA, its accounting provisions or its anti-bribery provisions, or provisions of anti-corruption or anti-bribery laws in other countries.

Any of these factors could significantly harm our future international expansion and operations and, consequently, our results of operations.

Risks Related to AUM’s Intellectual Property

If we are unable to obtain, maintain or protect intellectual property rights in any products we develop or if the scope of the intellectual property protection obtained is not sufficiently broad, third parties could develop and commercialize products and technology similar or identical to ours, and we may not compete effectively in our market.

Our success depends in significant part on our and our future licensors’ ability to obtain, maintain and protect patents and other intellectual property rights and operate without infringing, misappropriating, or otherwise violating the intellectual property rights of others. We maintain numerous patent applications both in the United States and in foreign jurisdictions that are important to our business, including related to our product candidates. If we or our licensors are unable to obtain or maintain patent protection with respect to such inventions and technology, our business, financial condition, results of operations, and prospects could be materially harmed.

The patent prosecution process is expensive, time-consuming, and complex, and we and our current or future licensors may not prepare, file, prosecute, maintain, and enforce all necessary or desirable patent applications at a reasonable cost or in a timely manner. Patents may be invalidated and patent applications may not be granted for a number of reasons, including known and unknown prior art, deficiencies in the patent applications or the lack of novelty of the underlying inventions or technology. It is also possible that we or our current and future licensors will fail to identify patentable aspects of inventions made in the course of research, development and commercialization activities in time to obtain patent protection. Although we enter into non-disclosure and confidentiality agreements with parties who have access to confidential or patentable aspects of our research, development, and commercialization activities, such as our employees, collaborators, CROs, consultants, advisors and other third parties, any of these parties may breach the agreements and disclose such activities before a patent application is filed, thereby jeopardizing our ability to seek patent protection. In addition, publications of discoveries in the scientific literature often lag behind actual discoveries, and patent applications in the United States and other jurisdictions are typically not published until 18 months after filing, or in some cases not at all. Therefore, we cannot be certain that we or our current or future licensors were the first to make the inventions claimed in our owned or any licensed patents or patent applications, or that we or our current or future licensors were the first to file for patent protection of such inventions.

The patent position of biotechnology companies generally is highly uncertain, involves complex legal and factual questions and has in recent years been the subject of much litigation. As a result, the issuance, scope, validity, enforceability and commercial value of our and our current or future licensors’ patent rights are highly uncertain. Our and our current or future licensors’ pending and future patent applications may not result in patents being issued which protect our technology or products, in whole or in part, or which effectively prevent others from commercializing competitive technologies and products. Moreover, the patent examination process may require us or our current and future licensors to narrow the scope of the claims of our or our current and future licensors’ pending and future patent applications, which may limit the scope of patent protection that may be obtained. Additionally, the scope of patent protection can be reinterpreted after issuance. Even if our or our current or future licensors’ pending and future patent applications issue as patents, they may not issue in a form that will provide us with any meaningful protection, prevent competitors or other third parties from competing with us, or otherwise provide us with any competitive advantage. Any patents that we hold or in-license may be challenged, narrowed, circumvented, or invalidated by third parties in court or in patent offices in the United States and abroad. Our and our current or future licensors’ patent applications cannot be enforced against third parties practicing the technology claimed in such applications unless and until a patent issues from such applications, and then only to the extent the issued claims cover the technology. Our competitors or other third parties may also circumvent our patents by developing similar or alternative technologies or products in a non-infringing manner.

We cannot assure you that we have found all of the potentially relevant prior art relating to our patents and patent applications. If such prior art exists, it can invalidate a patent or prevent a patent from issuing from a pending patent application. Even if our patents do issue and even if such patents cover our product candidates, third parties may initiate oppositions, interferences, re-examinations, post-grant reviews, inter partes reviews, nullification or derivation actions in court or before patent offices, or similar proceedings challenging the inventorship, validity, enforceability or scope of such patents, which may result in the patent claims being narrowed or invalidated. An adverse determination in any such proceeding or litigation could reduce the scope of, or invalidate, the patent rights we own or license, allow third parties to commercialize our technology or products and compete directly with us, without payment to us.

Moreover, we, or our current or future licensors, may have to participate in interference proceedings declared by the United States Patent and Trademark Office (“USPTO”) to determine priority of invention or in post-grant challenge proceedings, such as oppositions in a foreign patent office, that challenge priority of invention or other features of patentability. Such challenges may result in loss of patent rights, loss of exclusivity, or in patent claims being narrowed, invalidated, or held unenforceable, which could limit our ability to stop others from using or commercializing similar or identical technology and products, or limit the duration of the patent protection of our technology and product candidates, including AUM001. Such proceedings also may result in substantial cost and require significant time from our scientists and management, even if the eventual outcome is favorable to us. Consequently, we do not know whether any of our technology or product candidates will be protectable or remain protected by valid and enforceable patents.

Because patent applications in the United States and most other countries are confidential for a period of time after filing, and some remain so until issued, we cannot be certain that we or our current and future licensors were the first to file any patent application related to a product candidate. Furthermore, if third parties have filed such patent applications on or before March 15, 2013, an interference proceeding in the United States can be initiated by such third parties to determine who was the first to invent any of the subject matter covered by the patent claims of our applications. If third parties have filed such applications after March 15, 2013, a derivation proceeding in the United States can be initiated by such third parties to determine whether our invention was derived from theirs. Even where we have a valid and enforceable patent, we may not exclude others from practicing our invention where the other party can show that they used the invention in commerce before our filing date or the other party benefits from a compulsory license.

We may not protect our intellectual property rights throughout the world.

Filing, prosecuting, enforcing, and defending patents on product candidates in all countries throughout the world would be prohibitively expensive, and our or our current and future licensors’ intellectual property rights may not exist in some countries outside the United States or may be less extensive in some countries than in the United States. In addition, the laws of some foreign countries do not protect intellectual property rights to the same extent as federal and state laws in the United States. Consequently, we and our current and future licensors may not prevent third parties from practicing our and our current or future licensors’ inventions in all countries, or from selling or importing products made using our and our current or future licensors’ inventions in and into all jurisdictions. Competitors may use our and our current or future licensors’ technologies in jurisdictions where we have not obtained patent protection to develop their own products and, further, may export otherwise infringing products to territories where we and our current and future licensors have patent protection, but enforcement is not as strong as that in the United States. These products may compete with our product candidates, and our and our current or future licensors’ patents or other intellectual property rights may not be effective or sufficient to prevent them from competing.

Many companies have encountered significant problems in protecting and defending intellectual property rights in foreign jurisdictions. The legal systems of certain countries, particularly certain developing countries, do not favor the enforcement of patents, trade secrets, and other intellectual property protection, particularly those relating to biotechnology, which could make it difficult for us and our current and future licensors to stop the infringement of our and our current or future licensors’ patents or marketing of competing products in violation of our and our current or future licensors’ intellectual property and proprietary rights generally. Proceedings to enforce our and our current or future licensors’ intellectual property and proprietary rights in foreign jurisdictions could result in substantial costs and divert our and our current or future licensors’ efforts and attention from other aspects of our business, could put our and our current or future licensors’ patents at risk of being invalidated or interpreted narrowly, could put our and our current or future licensors’ patent applications at risk of not issuing, and could provoke third parties to assert claims against us or our current and future licensors. We or our current and future licensors may not prevail in any lawsuits that we or our current and future licensors initiate, and the damages or other remedies awarded, if any, may not be commercially meaningful. Some jurisdictions may refuse to honor intellectual property rights due to legislation or geopolitical reasons, such as Russia recently stating that it will not honor patent rights of companies from countries that have imposed sanctions on Russia in response to the war in Ukraine. Accordingly, our and our current and future licensors’ efforts to enforce intellectual property and proprietary rights around the world may be inadequate to obtain a significant commercial advantage from the intellectual property that we develop or license.

Many countries have compulsory licensing laws under which a patent owner may be compelled to grant licenses to third parties. In addition, many countries limit the enforceability of patents against government agencies or government contractors. In these countries, the patent owner may have limited remedies, which could materially diminish the value of such patent. If we or our current and future licensors are forced to grant a license to third parties with respect to any patents relevant to our business, our competitive position may be impaired, and our business, financial condition, results of operations, and prospects may be adversely affected.

Changes in patent law could diminish the value of patents in general, thereby impairing our ability to protect our product candidates.

Obtaining and enforcing patents in the biopharmaceutical industry involves both technological and legal complexity and is therefore costly, time-consuming, and inherently uncertain. Changes in either the patent laws or interpretation of the patent laws in the United States could increase the uncertainties and costs surrounding the prosecution of patent applications and the enforcement or defense of issued patents. Recent patent reform legislation in the United States and other countries, including the Leahy-Smith America Invents Act (the “Leahy-Smith Act”), could increase those uncertainties and costs. The Leahy-Smith Act includes provisions that affect the way patent applications are prosecuted, redefine prior art, and provide more efficient and cost-effective avenues for competitors to challenge the validity of patents, and may also affect patent litigation. These include allowing third-party submission of prior art to the USPTO during patent prosecution and additional procedures to attack the validity of a patent by USPTO administered post-grant proceedings, including post-grant review, inter partes review, and derivation proceedings. In addition, assuming that other requirements for patentability are met, prior to March 15, 2013, in the United States, the first to invent the claimed invention was entitled to the patent, while outside the United States, the first to file a patent application was entitled to the patent. After March 15, 2013, under the Leahy-Smith Act, the United States transitioned to a first inventor to file system in which, assuming that the other statutory requirements are met, the first inventor to file a patent application will be entitled to the patent on an invention regardless of whether a third party was the first to invent the claimed invention. However, the Leahy-Smith Act and its implementation could increase the uncertainties and costs surrounding the prosecution of our patent applications and the enforcement or defense of our issued patents, all of which could have a material adverse effect on our business, financial condition, results of operations, and prospects.

In addition, the U.S. Supreme Court has ruled on several patent cases in recent years, either narrowing the scope of patent protection available in certain circumstances or weakening the rights of patent owners in certain situations. This combination of events has created uncertainty with respect to the validity and enforceability of patents, once obtained. Depending on future actions by the U.S. Congress, the U.S. courts, the USPTO and the relevant law-making bodies in other countries, the laws and regulations governing patents could change in unpredictable ways that would weaken our ability to obtain new patents or to enforce our existing patents and patents that we might obtain in the future.

Obtaining and maintaining our patent protection depends on compliance with various procedural, document submission, fee payment, and other requirements imposed by governmental patent agencies, and our patent protection could be reduced or eliminated for non-compliance with these requirements.

Periodic maintenance fees, renewal fees, annuity fees, and various other government fees on any issued patent or patent application are due to be paid to the USPTO and various government patent agencies outside of the United States in several stages over the lifetime of our owned or licensed patents and applications. The USPTO and various non-U.S. governmental patent agencies require compliance with a number of procedural, documentary, fee payment, and other similar provisions during the patent application process. While an inadvertent lapse can, in some cases, be cured by payment of a late fee or by other means in accordance with the applicable rules, there are situations in which non-compliance can result in abandonment or lapse of the patent or patent application, resulting in a partial or complete loss of patent rights in the relevant jurisdiction. Non-compliance events that could result in abandonment or lapse of a patent or patent application include failure to respond to official actions within prescribed time limits, non-payment of fees, and failure to properly legalize and submit formal documents. If we or our current and future licensors fail to maintain the patents and patent applications covering our product candidates, our patent protection could be reduced or eliminated and our competitors might be better able to enter the market with competing products or technology, which could have a material adverse effect on our business, financial condition, results of operation, and prospects.

If we fail to comply with our obligations in the agreements under which we license intellectual property rights from third parties or otherwise experience disruptions to our business relationships with our licensors, we could lose the ability to continue the development and commercialization of our product candidates.

We are a party to a number of intellectual property and technology licenses that are important to our business. For example, AUM obtained an exclusive license from Accelerate Technologies Pte. Ltd. (“Accelerate”) for the worldwide development, manufacturing and commercialization rights for AUM001 and AUM003. We have also entered into a license agreement with CMG Pharmaceutical Co. Ltd. (“CMG”) and Handok, Inc. (“Handok”) for the worldwide (excluding South Korea) development, manufacturing and commercialization rights to AUM601. Additionally, we have also entered into a sub-license agreement with Inflection Biosciences, Ltd. (“Inflection”) for the exclusive worldwide rights to develop, manufacture and to commercialize AUM 302. If we fail to comply with our obligations under these license agreements, including payment and diligence terms, or other specified events occur such as our insolvency, our current and future licensors may have the right to terminate these agreements, in which event we may not develop, manufacture, market or sell any product that is covered by these agreements or may face other penalties under the agreements. Such an occurrence could adversely affect the value of the technology or product candidate being developed or licensed under any such agreement. Termination of these agreements or reduction or elimination of our rights under these agreements may result in our having to negotiate new or reinstated agreements, which may not be available to us on equally favorable terms, or at all, or cause us to lose our rights under these agreements, including our rights to intellectual property or technology important to our development programs.

Disputes may arise regarding intellectual property subject to a licensing agreement, including:

the scope of rights granted under the license agreement and other interpretation-related issues;

the extent to which our technology and processes infringe on intellectual property of the licensor that is not subject to the licensing agreement;

the sublicensing of patent and other rights under our existing collaborative development relationships and any collaboration relationships we might enter into in the future;

our diligence obligations under the license agreement and what activities satisfy those diligence obligations;

the inventorship and ownership of inventions and know-how resulting from the joint creation or use of intellectual property by our current and future licensors and us; and

the priority of invention of patented technology.

In addition, the agreements under which AUM licenses intellectual property or technology from third parties are generally complex, and certain provisions in such agreements may be susceptible to multiple interpretations. The resolution of any contract interpretation disagreement that may arise could narrow what we believe to be the scope of our rights to the relevant intellectual property or technology, or increase what we believe to be our financial or other obligations under the relevant agreement, either of which could have a material adverse effect on our business, financial condition, result of operations, and prospects. Moreover, if disputes over intellectual property that we have licensed prevent or impair our ability to maintain our current licensing arrangements on commercially acceptable terms, we may be unable to successfully develop and commercialize the affected product candidates, which could have a material adverse effect on our business, financial conditions, results of operations, and prospects.

We may not succeed in obtaining necessary rights to any product candidates we may develop through acquisitions and in-licenses.

A third party may hold intellectual property, including patent rights, that are important or necessary to the development of our current or future product candidates. In order to avoid infringing these third-party patents, we may find it necessary or prudent to obtain licenses from such third-party intellectual property holders. Moreover, we may need to obtain additional licenses from our existing licensors and others to advance our research or allow commercialization of product candidates we may develop. In addition, with respect to any patents we co-own with third parties, we may require licenses to such co-owners’ interest to such patents. However, we may be unable to secure such licenses or otherwise acquire or in-license any compositions, methods of use, processes, or other intellectual property rights from third parties that we identify as necessary for product candidates we develop. The licensing or acquisition of third-party intellectual property rights is a competitive area, and several more established companies may pursue strategies to license or acquire third-party intellectual property rights that we may consider attractive or necessary. These established companies may have a competitive advantage over us due to their size, capital resources and greater clinical development or commercialization capabilities. In addition, companies that perceive us to be a competitor may be unwilling to assign or license rights to us. As a result, we may be unable to obtain any such licenses at a reasonable cost or on reasonable terms, if at all. In that event, we may be required to expend significant time and resources to redesign our technology, product candidates, or the methods for manufacturing them, or to develop or license replacement technology, all of which may not be feasible on a technical or commercial basis. If we are unable to do so, we may be unable to develop or commercialize the affected product candidates, which could harm our business, financial condition, results of operations, and prospects significantly. In addition, even if we obtain a license, it may be non-exclusive, thereby giving our competitors access to the same technologies licensed to us, and it could require us to make substantial licensing and royalty payments, which could have a material adverse effect on our business, financial condition, results of operations, and prospects.

Moreover, some of our owned and in-licensed patents and patent applications are, and may in the future be, co-owned with third parties. If we are unable to obtain an exclusive license to any such third-party co-owners’ interest in such patents or patent applications, such co-owners may license their rights to other third parties, including our competitors, and such third parties could market competing products and technology. In addition, we may need the cooperation of any such co-owners of our patents in order to enforce such patents against third parties, and such cooperation may not be provided to us. Any of the foregoing could have a material adverse effect on our competitive position, business, financial conditions, results of operations, and prospects.

Third parties may initiate legal proceedings against us alleging that we infringe, misappropriate, or otherwise violate their intellectual property rights, or we may initiate legal proceedings against third parties to challenge the validity or scope of intellectual property rights controlled by third parties, the outcome of which would be uncertain and could have an adverse effect on the success of our business.

Our commercial success depends upon our ability to develop, manufacture, market and sell our product candidates and use our and our current or future licensors’ proprietary technologies without infringing, misappropriating, or otherwise violating the intellectual property rights of third parties. The biotechnology and pharmaceutical industries are characterized by extensive litigation regarding patents and other intellectual property rights. Third parties may initiate legal proceedings against us or our current and future licensors alleging that we or our current and future licensors infringe, misappropriate, or otherwise violate their intellectual property rights. In addition, we or our current and future licensors may initiate legal proceedings against third parties to challenge the validity or scope of intellectual property rights controlled by third parties, including in oppositions, interferences, reexaminations, inter partes reviews, or derivation proceedings in the United States or other jurisdictions. These proceedings can be expensive and time-consuming, and many of our or our current and future licensors’ adversaries in these proceedings may have the ability to dedicate substantially greater resources to prosecuting these legal actions than we or our current and future licensors.

Third parties that currently hold patents, have patent applications pending or may submit patent applications in the future may allege that our product candidates, including AUM001, AUM003, AUM601 or AUM302 infringe these patents. Parties making infringement, misappropriation, or other intellectual property claims against us may obtain injunctive or other equitable relief, which could effectively block our ability to further develop and commercialize one or more of our product candidates. Defense of these claims, regardless of their merit, would involve substantial litigation expense and would be a substantial diversion of management and employee resources from our business. In addition, even if we believe any third-party intellectual property claims are without merit, there is no assurance that a court would find in our favor on questions of validity, enforceability, priority, or non-infringement. A court of competent jurisdiction could hold that such third-party patents are valid, enforceable, and infringed, which could materially and adversely affect our ability to commercialize any of our products or technologies covered by the asserted third-party patents. In order to successfully challenge the validity of any such third-party U.S. patents in federal court, we would need to overcome a presumption of validity. As this burden is a high one requiring us to present clear and convincing evidence as to the invalidity of any such U.S. patent claim, there is no assurance that a court of competent jurisdiction would invalidate the claims of any such U.S. patent. An unfavorable outcome could require us or our current and future licensors to cease using the related technology or developing or commercializing our product candidates, or to attempt to license rights to it from the prevailing party. Our business could be harmed if the prevailing party does not offer us or our current and future licensors a license on commercially reasonable terms or at all. Even if we or our current and future licensors obtain a license, it may be non-exclusive, thereby giving our competitors access to the same technologies licensed to us or our current and future licensors, and it could require us to make substantial licensing and royalty payments. In addition, we could be found liable for monetary damages, including treble damages and attorneys’ fees, if we are found to have willfully infringed a patent. A finding of infringement, misappropriation, or other violation of third-party intellectual property could prevent us from commercializing our product candidates or force us to cease some of our business operations, which could harm our business. Claims that we have misappropriated the confidential information or trade secrets of third parties could have a similar material adverse effect on our business, financial condition, results of operations, and prospects.

We may be subject to claims by third parties asserting that we or our employees, consultants, or advisors have misappropriated their intellectual property, or claiming ownership of what we regard as our own intellectual property.

Many of our employees, consultants, and advisors, including our senior management, were previously employed at other biopharmaceutical companies, including our competitors or potential competitors. Some of these employees executed proprietary rights, non-disclosure, and/or non-competition agreements in connection with such previous employment. Although we try to ensure that our employees, consultants, and advisors do not use the proprietary information or know-how of others in their work for us, we may be subject to claims that we or these individuals have used or disclosed confidential information or intellectual property, including trade secrets or other proprietary information, of any such individual’s current or former employer. Litigation may be necessary to defend against these claims. If we fail in prosecuting or defending any such claims, in addition to paying monetary damages, we may lose valuable intellectual property rights or personnel. Such intellectual property rights could be awarded to a third party, and we could be required to obtain a license from such third party to commercialize our technology or products. Such a license may not be available on commercially reasonable terms, or at all. Even if we successfully prosecute or defend against such claims, litigation could result in substantial costs and distract management.

In addition, while it is our policy to require our employees and contractors who may be involved in the conception or development of intellectual property to execute agreements assigning such intellectual property to us, we may be unsuccessful in executing such an agreement with each party who, in fact, conceives or develops intellectual property that we regard as our own. The assignment of intellectual property rights may not be self-executing, or the assignment agreements may be breached, and we may be forced to bring claims against third parties, or defend claims that they may bring against us, to determine the ownership of what we regard as our intellectual property. Such claims could have a material adverse effect on our business, financial condition, results of operations, and prospects.

Our inability to protect our confidential information and trade secrets would harm our business and competitive position.

In addition to seeking patents for some of our technology and products, we also rely on trade secrets, including unpatented know-how, technology and other proprietary information to maintain our competitive position. Trade secrets can be difficult to protect. We seek to protect these trade secrets, in part, by entering into non-disclosure and confidentiality agreements with parties who have access to them, such as our employees, corporate collaborators, outside scientific collaborators, CROs, contract manufacturers, consultants, advisors, and other third parties. We also enter into confidentiality agreements with our employees and consultants. We cannot guarantee that we have entered into such agreements with each party that may have or have had access to our trade secrets or proprietary technology and processes. Despite these efforts, any of these parties may breach the agreements and disclose our proprietary information, including our trade secrets, and we may not obtain adequate remedies for such breaches. Misappropriation or unauthorized disclosure of our trade secrets could significantly affect our competitive position and may have a material adverse effect on our business. Enforcing a claim that a party illegally disclosed or misappropriated a trade secret is difficult, expensive and time-consuming, and the outcome is unpredictable. Some courts both within and outside the United States may be less willing or unwilling to protect trade secrets. Furthermore, trade secret protection does not prevent competitors from independently developing substantially equivalent information and techniques and we cannot guarantee that our competitors will not independently develop substantially equivalent information and techniques. If a competitor lawfully obtained or independently developed any of our trade secrets, we would have no right to prevent such competitor from using that technology or information to compete with us. Failure on our part to adequately protect our trade secrets and our confidential information would harm our business and our competitive position.

Issued patents covering one or more of our product candidates or technologies could be found invalid or unenforceable if challenged in court.

To protect our competitive position, we may from time to time need to resort to litigation in order to enforce or defend any patents or other intellectual property rights owned by or licensed to us, or to determine or challenge the scope or validity of patents or other intellectual property rights of third parties. Enforcement of intellectual property rights is difficult, unpredictable, and expensive, and many of our or our licensors’ or collaboration partners’ adversaries in these proceedings may have the ability to dedicate substantially greater resources to prosecuting these legal actions than we or our licensors or collaboration partners can. Accordingly, despite our or our licensors’ or collaboration partners’ efforts, we or our licensors or collaboration partners may not prevent third parties from infringing upon or misappropriating intellectual property rights we own or control, particularly in countries where the laws may not protect those rights as fully as in the European Union and the United States. We may fail in enforcing our rights—in which case our competitors may be permitted to use our technology without being required to pay us any license fees. In addition, however, litigation involving our patents carries the risk that one or more of our patents will be held invalid (in whole or in part, on a claim-by-claim basis) or held unenforceable. Such an adverse court ruling could allow third parties to commercialize our products, including AUM001, AUM601, AUM302 and AUM003, and then compete directly with us, without payment to us.

If we or one of our licensors were to initiate legal proceedings against a third party to enforce a patent covering one of our products, the defendant could counterclaim that such patent is invalid or unenforceable. In patent litigation in the United States or in Europe, defendant counterclaims alleging invalidity or unenforceability are commonplace. A claim for a validity challenge may be based on failure to meet any of several statutory requirements, for example, lack of novelty, obviousness, or non-enablement. A claim for unenforceability could involve an allegation that someone connected with prosecution of the patent withheld relevant information from the European Patent Office or the USPTO or made a misleading statement, during prosecution. Third parties may also raise similar claims before the USPTO or an equivalent foreign body, even outside the context of litigation. Potential proceedings include re-examination, post-grant review, inter partes review, interference proceedings, derivation proceedings, and equivalent proceedings in foreign jurisdictions (such as opposition proceedings). Such proceedings could result in the revocation of, cancellation of, or amendment to our patents in such a way that they no longer cover our technology or any product candidates that we may develop. The outcome following legal assertions of invalidity and unenforceability during patent litigation is unpredictable. With respect to the validity question, for example, we cannot be certain that there is no invalidating prior art, of which we or our licensing partners and the patent examiner were unaware during prosecution. If a defendant were to prevail on a legal assertion of invalidity or unenforceability, we would lose at least part, and perhaps all, of the patent protection on one or more of our product candidates. Such a loss of patent protection could have a material adverse impact on our business, financial condition, results of operations, and prospects. Further, litigation could result in substantial costs and diversion of management resources, regardless of the outcome, and this could harm our business and financial results. Patents and other intellectual property rights also will not protect our technology if competitors design around our protected technology without infringing our patents or other intellectual property rights.

We may become involved in disputes or lawsuits to protect or enforce our patents or other intellectual property, which could be expensive, time-consuming, unsuccessful, and lead to challenges to our intellectual property ownership.

Competitors and other third parties may infringe, misappropriate, or otherwise violate our issued patents or other intellectual property or the patents or other intellectual property of our licensors, or we or our licensors may be required to defend against claims of infringement, misappropriation, or other violation. In addition, our patents or the patents of our licensors may become involved in inventorship or priority disputes. Other disputes may arise related to intellectual property rights that we believe are derived from, or related to, our patents or technology, including with respect to AUM001.

To counter infringement, misappropriation, or other unauthorized use, we or our licensors may be required to negotiate a solution to such dispute or file infringement claims, either of which can be expensive and time-consuming. Any claims we or our licensors assert against perceived infringers could provoke these parties to assert counterclaims against us or our licensors alleging that we or our licensors infringe their patents or that our or our licensors’ patents are invalid or unenforceable. In a patent infringement proceeding, a court may decide that a patent of ours or one of our licensors’ is invalid or unenforceable, in whole or in part, construe the patent’s claims narrowly or refuse to stop the other party from using the technology at issue on the grounds that our or our licensors’ patents do not cover the technology. An adverse result in any litigation proceeding could put one or more of our owned or licensed patents at risk of being invalidated, held unenforceable, or interpreted narrowly.

We may find it impractical or undesirable to enforce our intellectual property against some third parties. Furthermore, because of the substantial amount of discovery required in connection with intellectual property litigation, there is a risk that some of our confidential information could be compromised by disclosure during this type of litigation.

Interference proceedings provoked by third parties or brought by us or declared by the USPTO or by an equivalent foreign body may be necessary to determine the priority of inventions with respect to our or our licensors’ patents or patent applications. If we or our licensors are unsuccessful in any interference proceedings to which we or they are subject, we may lose valuable intellectual property rights through the loss of one or more patents owned or licensed or our owned or licensed patent claims may be narrowed, invalidated, or held unenforceable. If we or our licensors are unsuccessful in any interference proceeding or other priority or inventorship dispute, we may be required to obtain and maintain licenses from third parties, including parties involved in any such interference proceedings or other priority of inventorship disputes. Such licenses may not be available on commercially reasonable terms or at all, or may be non-exclusive. If we are unable to obtain and maintain such licenses, we may need to cease the development, manufacture, and commercialization of one or more of the product candidates we may develop. The loss of exclusivity or narrowing of our owned or licensed patent claims could limit our ability to stop others from using or commercializing similar or identical technology and products.

Any of the foregoing intellectual property disputes or litigation could result in a material adverse effect on our business, financial condition, results of operations, or prospects.

Intellectual property litigation or proceedings could cause us to spend substantial resources and distract our personnel.

Even if resolved in our favor, litigation or other legal proceedings relating to intellectual property claims could result in substantial costs and diversion of management resources, which could harm our business. In addition, the uncertainties associated with litigation could compromise our ability to raise the funds necessary to continue our clinical trials, continue our internal research programs or in-license needed technology or other product candidates. There could also be public announcements of the results of the hearing, motions or other interim proceedings or developments. If securities analysts or investors perceive those results to be negative, it could cause the price of shares of our common stock to decline. Such litigation or proceedings could substantially increase our operating losses and reduce the resources available for development activities or any future sales, marketing, or distribution activities. We may not have sufficient financial or other resources to conduct such litigation or proceedings adequately. Most of our competitors are larger than we are and have substantially greater resources. They are, therefore, likely to sustain the costs of complex patent litigation or proceedings more effectively than we can because of their greater financial resources and more mature and developed intellectual property portfolios. Accordingly, despite our efforts, we may not prevent third parties from infringing upon, misappropriating, or otherwise violating our intellectual property. Any of the foregoing events could harm our business, financial condition, results of operations, and prospects.

If we do not obtain patent term extension or data exclusivity for any product candidates we may develop, our business may be materially harmed.

Patents have a limited lifespan. Due to the amount of time required for the development, testing and regulatory review of new product candidates, patents protecting such candidates might expire before or shortly after such candidates are commercialized. As a result, our owned and licensed patent portfolio may not provide us with sufficient rights to exclude others from commercializing products similar or identical to ours. In the United States, if all maintenance fees are timely paid, the natural expiration of a patent is generally 20 years from its earliest U.S. filing date. Various extensions may be available, but the life of a patent, and the protection it affords, is limited. Even if patents covering our product candidates are obtained, once the patent life has expired for a product, we may be open to competition from competitive medications, including biosimilar or generic medications. For example, certain of our sublicensed patents that cover AUM302 will begin to expire in 2032, absent extensions, in the United States, and similar patent applications are pending in foreign jurisdictions. Certain of our licensed patents that cover AUM001 and AUM003 will begin to expire in 2033, absent extensions, in the United States, and similar patent applications are pending in foreign jurisdictions. Certain of our licensed patents that cover AUM601 will begin to expire in 2035, absent extensions, in the United States, and similar patent applications are pending in foreign jurisdictions. At the time of the expiration of the relevant patents, the underlying technology covered by such patents can be used by any third party, including competitors. Although the patent term extensions under the Drug Price Competition and Patent Term Restoration Action of 1984 (the “Hatch-Waxman Act”) in the United States may be available to extend the patent term, we cannot provide any assurances that any such patent term extension will be obtained and, if so, for how long.

Depending upon the timing, duration and specifics of any FDA marketing approval of any product candidates we may develop, one or more of our U.S. patents may be eligible for limited patent term extension under the Hatch-Waxman Act. The Hatch-Waxman Act permits a patent term extension of up to five years as compensation for patent term lost during the FDA regulatory review process. A patent term extension cannot extend the remaining term of a patent beyond a total of 14 years from the date of product approval, only one patent may be extended, and only those claims covering the approved drug, a method for using it, or a method for manufacturing it may be extended. However, we may not be granted an extension because of, for example, failing to exercise due diligence during the testing phase or regulatory review process, failing to apply within applicable deadlines, failing to apply prior to expiration of relevant patents, or otherwise failing to satisfy applicable requirements. Moreover, the applicable time period or the scope of patent protection afforded could be less than we request. If we are unable to obtain patent term extension or term of any such extension is less than we request, our competitors may obtain approval of competing products following our patent expiration, and our business, financial condition, results of operations, and prospects could be materially harmed.

If the FDA or comparable foreign regulatory authorities approve generic versions of any of our product candidates that receive marketing approval, or such authorities do not grant our products sufficient, or any, periods of exclusivity before approving generic versions of our products, the sales of our products could be adversely affected.

Once an NDA is approved, the product covered thereby becomes a “reference listed drug” or RLD, in the FDA’s publication, “Approved Drug Products with Therapeutic Equivalence Evaluations,” commonly known as the Orange Book. Other manufacturers may seek approval of generic versions of reference listed drugs through submission of abbreviated new drug applications (“ANDAs”) in the United States. In support of an ANDA, a generic manufacturer need not conduct clinical trials. Rather, the applicant generally must show that its product has the same active ingredient(s), dosage form, strength, route of administration and conditions of use or labeling as the reference listed drug and that the generic version is bioequivalent to the reference listed drug, meaning it is absorbed in the body at the same rate and to the same extent as the RLD. Generic products may be significantly less costly to bring to market than the reference listed drug and companies that produce generic products are generally able to offer them at lower prices. Moreover, generic versions of RLDs are often automatically substituted for the RLD by pharmacies when dispensing a prescription written for the RLD. Thus, following the introduction of a generic drug, a significant percentage of the sales of any branded product or reference listed drug is typically lost to the generic product.

The FDA may not approve an ANDA for a generic product until any applicable period of non-patent exclusivity for the reference listed drug has expired. The United States Federal Food, Drug, and Cosmetic Act (the “FDCA”) provides a period of five years of non-patent exclusivity for a new drug containing a new chemical entity (“NCE”). An NCE is an active ingredient that has not previously been approved by FDA in any other NDA. Specifically, in cases where such exclusivity has been granted, an ANDA may not be submitted to the FDA until the expiration of five years unless the submission is accompanied by a Paragraph IV certification that a patent covering the reference listed drug is either invalid or will not be infringed by the generic product, in which case the applicant may submit its application four years following approval of the reference listed drug. If an ANDA is submitted to FDA with a Paragraph IV Certification, the generic applicant must also provide a “Paragraph IV Notification” to the holder of the NDA for the RLD and to the owner of the listed patent(s) being challenged by the ANDA applicant, providing a detailed written statement of the basis for the ANDA applicant’s position that the relevant patent(s) is invalid or would not be infringed. If the patent owner brings a patent infringement lawsuit against the ANDA applicant within 45 days of the Paragraph IV Notification, FDA approval of the ANDA will be automatically stayed for 30 months, or until 7-1/2 years after the NDA approval if the generic application was filed between 4 years and 5 years after the NDA approval. Any such stay will be terminated earlier if the court rules that the patent is invalid or would not be infringed.

While we believe that each of our product candidates contains an active ingredient that would be treated as an NCE by the FDA and, therefore, if it is, in each case, the first such drug product to be approved, each of our product candidates should be afforded NCE exclusivity, the FDA may disagree with that conclusion and may approve generic products after a period that is less than five years. If the FDA were to award NCE exclusivity to someone who receives approval of such drug product before us, we believe that we could still be awarded a different type of exclusivity protection from generic competition, which is awarded when an NDA or supplemental NDA for a new use of a drug contains reports of new clinical investigations (other than bioavailability studies) conducted or sponsored by an applicant and which FDA deems to have been essential for approval of the application or supplement. Such exclusivity prevents FDA approval of a generic version of the RLD for three years from the date of the RLD approval. Manufacturers may seek to launch generic products following the expiration of any applicable marketing exclusivity period, even if we still have patent protection for our product and no 30-month stay is in effect. If we do not maintain patent protection and regulatory exclusivity for our product candidates, our business may be materially harmed.

Competition that our products may face from generic versions of our products could materially and adversely impact our future revenue, profitability and cash flows and substantially limit our ability to obtain a return on the investments we have made in those product candidates.

If our trademark and tradenames are not adequately protected, then we may not build name recognition in our markets and our business may be adversely affected.

We cannot assure you that competitors will not infringe our trademarks or that we will have adequate resources to enforce our trademarks. We cannot assure you that any future trademark applications that we will file will be approved. During trademark registration proceedings, we may receive rejections and although we are given an opportunity to respond to those rejections, we may be unable to overcome such rejections. In addition, in proceedings before the USPTO and in proceedings before comparable agencies in many foreign jurisdictions, third parties are given an opportunity to oppose pending trademark applications and to seek to cancel registered trademarks. An opposition or cancellation proceeding may be filed against our trademarks and our trademarks may not survive such proceedings, which may force us to rebrand our name.

Intellectual property rights do not necessarily address all potential threats.

The degree of future protection afforded by our intellectual property rights is uncertain because intellectual property rights have limitations and may not adequately protect our business or permit us to maintain our competitive advantage. For example:

others may make products that are similar to any product candidates we may develop or utilize similar technology but that are not covered by the claims of the patents that we license or may own in the future;

others may independently develop similar or alternative technologies or duplicate any of our technologies without infringing our owned or licensed intellectual property rights;

our competitors might conduct research and development activities in countries where we do not have patent rights and then use the information learned from such activities to develop competitive products for sale in our major commercial markets;

we may not develop additional proprietary technologies that are patentable; and

we may choose not to file a patent in order to maintain certain trade secrets or know-how, and a third party may subsequently file a patent covering such intellectual property.

Should any of these events occur, they could have a material adverse effect on our business, financial condition, results of operations, and prospects.

Risks Related to AUM’s Dependence on Third Parties

We rely on third parties to conduct our clinical trials and those third parties may not perform satisfactorily, including failing to comply with regulatory requirements and failing to meet deadlines for the completion of such trials, research and studies.

We do not have the ability to independently conduct our clinical trials. AUM currently relies on third parties to conduct clinical trials of its product candidates, including ISTs sponsored by third parties; these third parties also include CROs, clinical data management organizations, medical institutions and clinical investigators. We expect to continue to rely upon third parties to conduct additional clinical trials of our product candidates. Third parties have a significant role in the conduct of our clinical trials and the subsequent collection and analysis of data. These third parties are not our employees, and except for remedies available to us under our agreements, we have limited ability to control the amount or timing of resources that any such third party will devote to our clinical trials. In some cases, these third parties may not provide us with information about the ongoing clinical trials on a timely basis. The third parties may also violate the terms of the agreements governing such clinical trials in various ways, including asserting intellectual property rights that contractually belong to AUM. Some of these third parties may terminate their engagements with us at any time. If we need to enter into alternative arrangements, it would delay our drug development activities.

Our reliance on these third parties for research and development activities will reduce our control over these activities but will not relieve us of our regulatory responsibilities. For example, we will remain responsible for ensuring that each of our clinical trials is conducted in accordance with the general investigational plan and protocols for the trial. Moreover, the FDA requires us to comply with GCP standards, regulations for conducting, recording and reporting the results of clinical trials to assure that data and reported results are credible and accurate and that the rights, integrity, and confidentiality of trial participants are protected. The EMA also requires us to comply with similar standards. Regulatory authorities enforce these GCP requirements through periodic and for-cause inspections of trial sponsors, principal investigators, and trial sites. If we or any of our CROs fail to comply with applicable GCP requirements, the clinical data generated in our clinical trials may be deemed unreliable and the FDA, EMA, or comparable foreign regulatory authorities may refuse to accept the data and require us to perform additional clinical trials before approving our marketing applications. We cannot assure you that upon inspection by a given regulatory authority, such regulatory authority will determine that any of our clinical trials comply with GCP regulations. In addition, our clinical trials must be conducted with product produced under current GMP regulations. Our failure or the failure of the third parties we engage to comply with these regulations may require us to repeat clinical trials, which would delay the marketing approval process. We also are required to register certain ongoing clinical trials and post the results of certain completed clinical trials on a government-sponsored database, ClinicalTrials.gov, within certain timeframes. Failure to do so can result in delays in being permitted to initiate patient recruitment at some trial sites, slowing the delivery of clinical trial data, which can lead to sanctions from scientific journals in which we would seek to publish our study results.

The third parties we rely on for these services may also have relationships with other entities, some of which may be our competitors. If these third parties do not successfully carry out their contractual duties, meet expected deadlines, or conduct our clinical trials in accordance with regulatory requirements or our stated protocols, we will not obtain, or may be delayed in obtaining, marketing approvals for our product candidates and will not be able to, or may be delayed in our efforts to, successfully commercialize our product candidates.

We contract with third parties for the production of AUM001 and our other product candidates for preclinical studies and our ongoing clinical trials, and expect to continue to do so for additional clinical trials and ultimately for commercialization and for additional product candidates. This reliance on third parties increases the risk that we will not have sufficient quantities of our product candidates or drugs or such quantities at an acceptable cost, or that such product may be non-compliant with our specifications or with regulatory requirements, any of which could delay, prevent, or impair our development or commercialization efforts.

We do not currently have the infrastructure or internal capability to manufacture our product candidates for use in clinical development and commercialization. We rely, and expect to continue to rely, on third-party manufacturers for the production of our product candidates in compliance with GMP requirements for clinical trials under the guidance of members of our organization. AUM currently relies on Syngene International Limited (“Syngene”) for the manufacture of AUM001 drug substance, Patheon UK Limited (“Patheon”) for the manufacture of AUM001 drug product and Asymchem Inc. (“Asymchem”) for the manufacture of AUM601 drug substance. We expect the quantity and stability of our current supply of AUM001 and AUM601 from those manufacturers will be sufficient to supply our currently ongoing clinical trials through the end of -2023. We plan to undertake subsequent drug substance manufacturing runs at Syngene and Asymchem in mid-2023 for supplies of AUM001 and AUM601, respectively.

The manufacture of small molecule therapeutics is complex. It is anticipated that during development from early clinical trials to commercialization that changes to the manufacturing process or analytical methods will occur. These changes may require regulatory submissions and approval, and in any event carry the risk that the intended goals of such changes are not achievable and that further development work may be needed to reach these goals, which may delay our ability to meet clinical or commercial supply needs.

If we were to experience an unexpected loss of supply of our product candidates for any reason, whether as a result of manufacturing, supply, or storage issues or otherwise, we could experience delays, disruptions, suspensions or terminations of, or be required to restart or repeat, any pending or ongoing clinical trials. Replacement of our current manufacturers for each product would likely result in substantial delay and could interrupt our clinical trials if we had not previously obtained enough supply of our product candidates.

We expect to continue to rely on third-party manufacturers for the commercial supply of any of our product candidates for which we obtain marketing approval. We may be unable to maintain or establish required agreements with third-party manufacturers or to do so on acceptable terms. Even if we are able to establish agreements with third-party manufacturers, reliance on third-party manufacturers entails additional risks, including:

the possible failure of the third party to manufacture our product candidates according to our specifications and in compliance with regulatory requirements;

the possible failure of the third party to manufacture our product candidate according to our schedule, or at all, including if our third-party contractors give greater priority to the supply of other products over our product candidates or otherwise do not satisfactorily perform according to the terms of the agreements between us and them;

the possible failure of our third-party manufacturer to procure raw materials from third-party suppliers and potential exposure to supply chain issues impacting delivery dates, quality, quantity and pricing of raw materials, including due to the COVID-19 pandemic, which may result in additional costs and delays in production of clinical trial materials, commercial product and regulatory approvals;

the possible termination or nonrenewal of agreements by our third-party contractors at a time that is costly or inconvenient for us;

the possible breach by the third-party contractors of our agreements with them;

the failure of third-party contractors to comply with applicable regulatory requirements;

the possible mislabeling of clinical supplies, potentially resulting in the wrong dose amounts being supplied or active drug or placebo not being properly identified;

the possibility of clinical supplies not being delivered to clinical sites on time, leading to clinical trial interruptions, or, following approval by regulatory authorities, of drug supplies not being distributed to commercial vendors in a timely manner, resulting in lost sales; and

the possible misappropriation of our proprietary information, including our trade secrets and know-how.

We do not have control over many aspects of the manufacturing process of and are dependent on our contract manufacturing partners for compliance with GMP regulations for manufacturing both active drug substances and finished drug products. Third-party manufacturers may not comply with GMP regulations or similar regulatory requirements outside of the United States. If our contract manufacturers cannot successfully manufacture material that conforms to our specifications and the strict regulatory requirements of the FDA, EMA, or others, they will not secure and/or maintain marketing approval for their manufacturing facilities. In addition, we do not have control over the ability of our contract manufacturers to maintain adequate quality control, quality assurance, and qualified personnel. If the FDA, EMA or a comparable foreign regulatory authority does not approve these facilities for the manufacture of our product candidates or if it withdraws any such approval in the future, we may need to find alternative manufacturing facilities, which would significantly impact our ability to develop, obtain marketing approval for, or market our product candidates, if approved. Our failure, or the failure of our third-party manufacturers, to comply with applicable regulations could result in sanctions being imposed on us, including fines, injunctions, civil penalties, delays, suspension or withdrawal of approvals, license revocation, seizures or recalls of product candidates or drugs, operating restrictions, and criminal prosecutions, any of which could significantly and adversely affect supplies of our drugs and harm our business and results of operations.

Our current and anticipated future dependence upon others for the manufacture of our product candidates or drugs may adversely affect our future profit margins and our ability to commercialize any drugs that receive marketing approval on a timely and competitive basis.

We may not gain the efficiencies we expect from further scale-up of manufacturing of our product candidates, and our third-party manufacturers may be unable to successfully scale up manufacturing in sufficient quality and quantity for our product candidates, which could delay or prevent the conducting of our clinical trials or the development or commercialization of our other product candidates.

We expect that our third-party manufacturers, Syngene and Asymchem, will manufacture our AUM001 and AUM601 product candidates, respectively, at a scale and on a timeline that is sufficient for us to complete our planned clinical trials and, if we receive marketing approval, to commercialize our product candidates, including AUM001 and AUM601, for the indications we are currently targeting. However, we may consider increasing the batch scale to gain cost efficiencies. If our current manufacturer or any other manufacturer we use is unable to scale-up the manufacture of our product candidates at such time, we may not gain such cost efficiencies and may not realize the benefits that would typically be expected from further scale-up of manufacturing. In addition, quality or other technical issues may arise during scale-up activities. If our third-party manufacturers are unable to successfully scale up the manufacture of our product candidates in sufficient quality and quantity, the development, testing and clinical trials of that product candidate may be delayed or become infeasible, and marketing approval or commercial launch of any resulting product may be delayed or not obtained, which could significantly harm our business.

Changes in methods of product candidate manufacturing or formulation may result in additional costs or delay.

As product candidates progress through preclinical and late-stage clinical trials to marketing approval and commercialization, it is common that various aspects of the development program, such as manufacturing methods and formulation, are altered along the way in an effort to optimize yield, manufacturing batch size, minimize costs and achieve consistent quality and results. Such changes carry the risk that they will not achieve these intended objectives. Any of these changes could cause our product candidates to perform differently and affect the results of planned clinical trials or other future clinical trials conducted with the altered materials. The FDA may not approve our third-party manufacturers’ processes or facilities, or changes thereto. This could delay completion of clinical trials, require the conduct of bridging clinical trials or the repetition of one or more clinical trials, increase clinical trial costs, delay approval of our product candidates, and jeopardize our ability to commercialize our product candidates and generate revenue.

We have and may in the future enter into additional agreements with third parties under which those parties have or will be granted a license to develop product candidates. If any such programs are not successful or if disputes arise related to such programs, we may not realize the full commercial benefits from such programs.

A pipeline of several product candidates may be licensed to third parties, including larger global biopharmaceutical companies and mid-sized regional or China-focused companies. Our likely counterparties for future licensing and collaboration arrangements include large and mid-size pharmaceutical companies, regional and national pharmaceutical companies, and biotechnology companies. Such arrangements generally allow the licensing parties to control the amount and timing of resources that they dedicate to the development or potential commercialization of any product candidates they develop from the technology we have licensed to them, subject to any territorial or field of use restrictions in the license.

We typically negotiate milestone payments and royalty fees from our licensees that will require various levels of success with their product candidate development program in order for us to generate revenue from them. Our ability to generate revenue from these licensing arrangements will depend on our counterparties’ abilities to successfully develop and commercialize the product candidates they are developing. We cannot predict the success of any licensing program that we enter into or whether such program will lead to any meaningful milestone or royalty revenue to us.

Licensing programs involving third-party development of product candidates derived from our licensed technology pose the following risks to us:

●	counterparties generally have significant discretion, if not total control, in determining the efforts and resources that they will apply to these development efforts;

●	counterparties may not properly or adequately obtain, maintain, enforce, or defend intellectual property or proprietary rights relating to our intellectual property or may use our proprietary information in such a way as to expose us to potential litigation or other intellectual property-related proceedings, including proceedings challenging the scope, ownership, validity, and enforceability of our intellectual property;

●	counterparties may own or co-own with us intellectual property covering their product candidates, and, in such cases, we typically will not have the exclusive right to commercialize such intellectual property or their product candidates based on the terms of the licensing agreement;

●	we may need the cooperation of these counterparties to enforce or defend any intellectual property we contribute to the program;

●	counterparties typically will control the interactions with regulatory authorities related to their product candidates, which may impact our ability to obtain and maintain regulatory approval of our own product candidates;

●	disputes may arise between the counterparties and us that result in the delay or termination of the research, development, or commercialization of our product candidates or research programs or that result in costly litigation or arbitration that diverts management attention and resources;

●	counterparties may decide to not pursue development and commercialization of any product candidates that are derived from our licensed technology, or may elect not to continue or renew development or commercialization programs based on clinical trial results, changes in the counterparties’ strategic focus or available funding or external factors such as an acquisition that diverts resources or creates competing priorities, or counterparties may elect to fund or commercialize a competing product;

●	counterparties could independently develop, or develop with third parties, products that compete directly or indirectly with our product candidates or research programs if the collaborators believe that competitive products are more likely to be successfully developed or can be commercialized under terms that are more economically attractive than ours;

●	counterparties may not commit sufficient resources to the marketing and distribution of their product candidates, resulting in lower royalties to us;

●	counterparties may grant sublicenses to our technology or undergo a change of control, and the sublicensees or new owners may decide to pursue a strategy with respect to the program which is not in our best interest;

●	counterparties may become bankrupt, which may significantly delay our research or development programs, or may cause us to lose access to valuable technology, know-how, or intellectual property of the counterparty relating to our technology in relation to the terms of the licensing agreement;

●	if these counterparties do not satisfy their obligations under our agreements with them, or if they terminate our licensing agreements with them, we may be adversely impacted; and

●	licensing agreements may not lead to development or commercialization of product candidates in the most efficient manner or at all.

There can be no assurance that any of our pending in-licensed patent applications will be approved and patents issue. Furthermore, there can be no assurance that we will benefit from any patent term extension or favorable adjustments to the term of any of our in-licensed issued patents or patents that are issued in the future. The applicable authorities, including the FDA, may not agree with our assessment of whether such patent term extensions should be granted, and, if granted, they may grant more limited extensions than we request. We also rely upon know-how, continuing technological innovation and potential in-licensing opportunities to develop and maintain our competitive position. We seek to protect our proprietary information, in part, using confidentiality and invention assignment agreements with our commercial partners, collaborators, employees, and consultants. These agreements are designed to protect our proprietary information and, in the case of invention assignment agreements, to grant us ownership of technologies that are developed through a relationship with an employee or a third party. These agreements may be breached, and we may not have adequate remedies for any such breach. To the extent that our commercial partners, collaborators, employees and consultants use intellectual property owned by others in their work for us, disputes may arise as to the rights in related or resulting know-how and inventions.

Many of the risks relating to product development, intellectual property, regulatory approval, and commercialization described in this “Risk Factors” section also apply to the activities of our licensees and any negative impact on these counterparties and their product development programs may adversely affect us.

If we seek to establish additional collaborations, but are unable to do so, we may have to alter our development and commercialization plans.

Our drug development programs and the potential commercialization of our product candidates will require substantial additional cash to fund expenses. We may seek to selectively form collaborations to expand our capabilities, potentially accelerate research and development activities, and provide for commercialization activities by third parties.

We face significant competition in seeking appropriate collaborators. Whether we reach a definitive agreement for a collaboration will depend, among other things, upon our assessment of the collaborator’s resources and expertise, the terms and conditions of the proposed collaboration, and the proposed collaborator’s evaluation of a number of factors. Those factors may include the design or results of clinical trials, the likelihood of approval by the FDA, EMA, or comparable foreign regulatory authorities, the potential market for the subject product candidate, the costs and complexities of manufacturing and delivering such product candidate to patients, the potential of competing drugs, the existence of uncertainty with respect to our ownership of intellectual property and industry and market conditions generally. The potential collaborator may also consider alternative product candidates or technologies for similar indications that may be available to collaborate on and whether such a collaboration could be more attractive than the one with us for our product candidate.

Collaborations are complex and time-consuming to negotiate and document. In addition, there have been a significant number of recent business combinations among large pharmaceutical companies that have resulted in a reduced number of potential future collaborators. Even if we successfully enter into a collaboration, the terms and conditions of that collaboration may restrict us from entering into future agreements on certain terms with potential collaborators.

If and when we seek to enter into collaborations, we may not negotiate collaborations on a timely basis, on acceptable terms, or at all. If we are unable to do so, we may have to curtail the development of a product candidate, reduce or delay its development program or one or more of our other development programs, delay its potential commercialization, or reduce the scope of any sales or marketing activities, or increase our expenditures and undertake development or commercialization activities at our own expense.

If we engage in acquisitions or strategic partnerships or collaborations, this may increase our capital requirements, dilute our stockholders, cause us to incur debt or assume contingent liabilities, and subject us to other risks.

We may evaluate various acquisition opportunities and strategic partnerships or collaborations, including licensing or acquiring complementary products, intellectual property rights, technologies or businesses. Any potential acquisition or strategic partnership may entail numerous risks, including:

●	exposure to unknown liabilities;

●	increased operating expenses and cash requirements;

●	the assumption of additional indebtedness or contingent liabilities;

●	the issuance of our equity securities;

●	assimilation of operations, intellectual property, and products of an acquired company, including costs and difficulties associated with integrating new personnel;

●	the diversion of our management’s attention from our existing product programs and initiatives in pursuing such a strategic merger or acquisition;

●	retention of key employees, the loss of key personnel, and uncertainties in our ability to maintain key business relationships;

●	impairment of relationships with key collaborators and other counterparties of any acquired businesses due to changes in management and ownership;

●	risks and uncertainties associated with the other party to such a transaction, including the prospects of that party and their existing products or product candidates and marketing approvals; and

●	our inability to generate revenue from acquired technology and/or products sufficient to meet our objectives in undertaking the acquisition or even to offset the associated acquisition and maintenance costs.

In addition, if we undertake acquisitions, we may issue dilutive securities, assume or incur debt obligations, incur large one-time expenses, and acquire intangible assets that could result in significant future amortization expense. Moreover, we may not locate suitable acquisition opportunities, and this inability could impair our ability to grow or obtain access to technology or products that may be important to the development of our business.

Other General Risks Applicable to AUM

The COVID-19 pandemic could adversely impact our business including our ongoing and planned clinical trials and preclinical research.

In December 2019, COVID-19 was reported to have surfaced in Wuhan, China. Since then, the virus has spread across the world, including all 50 states within the United States, resulting in the World Health Organization characterizing COVID-19 as a pandemic. Variants of COVID-19, including most recently the Omicron variant, have caused waves of increased infections during the pandemic and future variants could cause additional waves of increased infections. As a result of measures imposed by the governments in affected regions, many commercial activities, businesses and schools have been affected by quarantines and other measures intended to contain the pandemic and subsequent variants of the COVID-19 virus. The extent to which the COVID-19 pandemic ultimately impacts our business will depend on future developments, which are highly uncertain and cannot be predicted, such as the duration of the outbreak, including current and subsequent variants of COVID-19, travel restrictions and social distancing in the United States and other countries, business closures or business disruptions, and the effectiveness of actions taken in the United States and other countries to contain and treat the disease and to address its impact, including on financial markets or otherwise. As the COVID-19 pandemic continues, we may experience disruptions that could severely impact our business, current and planned clinical trials and preclinical research, including:

●	delays or difficulties in enrolling and retaining subjects, including elderly subjects, who are at a higher risk of severe illness or death from COVID-19, in our ongoing clinical trials and our future clinical trials;

●	delays or difficulties in clinical site initiation, including due to difficulties in staffing and recruiting at clinical sites;

●	difficulties interpreting data from our clinical trials due to the possible effects of COVID-19 on subjects;

●	diversion of healthcare resources away from the conduct of clinical trials, including the diversion of hospitals serving as our clinical trial sites and hospital staff supporting the conduct of clinical trials;

●	interruption of key clinical trial activities, such as clinical trial site monitoring, due to limitations on travel imposed or recommended by federal or state governments, employers and others;

●	limitations in resources, including our employees, that would otherwise be focused on the conduct of our business or our current or planned clinical trials or preclinical research, including because of sickness, the desire to avoid contact with large groups of people, or restrictions on movement or access to our facility as a result of government-imposed “shelter in place” or similar working restrictions;

●	interruptions, difficulties or delays arising in our existing operations and company culture as a result of some or all of our employees working remotely, including those hired during the COVID-19 pandemic;

●	delays in receiving approval from regulatory authorities to initiate our clinical trials;

●	interruptions in preclinical studies due to restricted or limited operations at the CROs conducting such studies;

●	interruptions or delays in the operations of the FDA or other domestic or foreign regulatory authorities, which may impact review and approval timelines;

●	delays in receiving the supplies, materials and services needed to conduct clinical trials and preclinical research;

●	changes in regulations as part of a response to the COVID-19 pandemic which may require us to change the ways in which our clinical trials are conducted, which may result in unexpected costs or require us to discontinue the clinical trial altogether;

●	interruptions or delays to our development pipeline;

●	delays in necessary interactions with regulators, ethics committees and other important agencies and contractors due to limitations in employee resources or forced furlough of government or contractor personnel; and

●	refusal of the FDA to accept data from clinical trials in affected geographies outside of the United States.

The COVID-19 pandemic continues to pose a threat on our ability to effectively conduct our business operations as planned and there can be no assurance that we will avoid a material impact on our business from the spread of COVID-19 or its consequences, including disruption to our business and downturns in business sentiment generally or in our industry or due to shutdowns that may be requested or mandated by federal, state and local governmental authorities.

Additionally, certain third parties with whom we engage or may engage, including collaborators, contract organizations, third-party manufacturers, suppliers, clinical trial sites, regulators and other third parties are similarly adjusting their operations and assessing their capacity in light of the COVID-19 pandemic. If these third parties experience shutdowns or continued business disruptions, our ability to conduct our business in the manner and on the timelines presently planned could be materially and negatively impacted. For example, as a result of the COVID-19 pandemic, there could be delays in the procurement of materials or manufacturing supply chains for one or more of our product candidates, which could delay or otherwise impact our preclinical studies and our planned clinical trials. Additionally, all of our preclinical studies are conducted by CROs, which could be discontinued or delayed as a result of the pandemic. It is also possible that the disproportionate impact of COVID-19 on hospitals and clinical sites will have an impact on recruitment and retention for our planned clinical trials. CROs have also made certain adjustments to the operation of such trials in an effort to ensure the monitoring and safety of patients and minimize risks to trial integrity during the pandemic in accordance with the guidance issued by the FDA and may need to make further adjustments in the future that could impact the timing or enrollment of our clinical trials. These adjustments may not be effective, may increase costs and may have unforeseen effects on the enrollment, progress and completion of these trials and the findings from these trials. While we are currently continuing our clinical trials and preclinical studies, we may experience delays in the completion of our clinical trials, preclinical activities and subject enrollment, may need to suspend our clinical trials and may encounter other negative impacts to such trials due to the effects of the COVID-19 pandemic.

Further, as a result of the COVID-19 pandemic, the extent and length of which is uncertain, we may be required to develop and implement additional clinical trial policies and procedures designed to help protect subjects from the COVID-19 virus, which may include using telemedicine visits, remote monitoring of subjects and clinical sites and measures to ensure that data from clinical trials that may be disrupted as a result of the pandemic are collected pursuant to the study protocol and consistent with GCPs. Subjects who may miss scheduled appointments, any interruption in study drug supply, or other consequences that may result in incomplete data being generated during a clinical trial as a result of the pandemic must be adequately documented and justified. For example, in March 2020, the FDA issued guidance, which the FDA subsequently updated, on conducting clinical trials during the pandemic, which describes a number of considerations for sponsors of clinical trials impacted by the pandemic, including the requirement to include in the clinical trial report contingency measures implemented to manage the trial, and any disruption of the trial as a result of the COVID-19 pandemic; a list of all subjects affected by the COVID-19-pandemic related study disruption by unique subject identifier and by investigational site and a description of how the individual’s participation was altered; and analyses and corresponding discussions that address the impact of implemented contingency measures (such as participant discontinuation from investigational product and/or study, alternative procedures used to collect critical safety and/or efficacy data) on the safety and efficacy results reported for the clinical trial. In June 2020, the FDA also issued guidance on good manufacturing practice considerations for responding to COVID-19 infection in employees in drug product manufacturing, including recommendations for manufacturing controls to prevent contamination of drugs.

The COVID-19 pandemic continues to rapidly evolve. While the extent of the impact of the COVID-19 pandemic on our business and financial results is uncertain, a continued and prolonged public health crisis such as the COVID-19 pandemic could have a material negative impact on our business, financial condition and operating results.

To the extent the COVID-19 pandemic adversely affects our business and financial results, it may also have the effect of heightening many of the other risks described in this section and in this “Risk Factors” section.

Our internal computer systems, or those used by our third-party research institution collaborators, other contractors, or consultants, may fail or suffer other breakdowns, cyberattacks or information security breaches that could compromise the confidentiality, integrity and availability of such systems and data, result in material disruptions of our development programs and business operations, risk disclosure of confidential, financial or proprietary information, and affect our reputation.

Despite the implementation of security measures, our internal computer systems or those used by our third-party research institution collaborators, other contractors, or consultants, may be vulnerable to damage from computer viruses and unauthorized access. As the cyber-threat landscape evolves, attacks are growing in frequency, sophistication, and intensity, and are becoming increasingly difficult to detect. These risks are increased given the recent work from home arrangements because of the COVID-19 pandemic and the threats of Russian cyberattacks in response to the war in Ukraine. Such attacks could include the use of key loggers or other harmful and virulent malware, including ransomware or other denials of service, and can be deployed through malicious websites, the use of social engineering, and/or other means. If a breakdown, cyberattack, or other information security breach were to occur and cause interruptions in our operations, it could result in a misappropriation of confidential information, including our intellectual property or financial information, and a material disruption of our development programs and our business operations. For example, the loss of clinical trial data from completed, ongoing, or future clinical trials could result in delays in our regulatory approval efforts and significantly increase our costs to recover or reproduce the data. Likewise, we rely on our third-party research institution collaborators for research and development of our product candidates and other third parties for the manufacture of our product candidates and to conduct clinical trials, and similar events relating to their computer systems could also have a material adverse effect on our business. To the extent that any disruption or security breach were to result in a loss of, or damage to, our data or systems, or inappropriate disclosure of confidential, financial, or proprietary information, including data related to our personnel, we could incur liability or risk disclosure of confidential, financial, or proprietary information, and the further development and commercialization of our product candidates could be delayed. There can be no assurance that we and our business counterparties will be successful in efforts to detect, prevent, or fully recover systems or data from all breakdowns, service interruptions, attacks, or breaches of systems that could adversely affect our business and operations and/or result in the loss of critical or sensitive data, which could result in financial, legal, business, or reputational harm to us.

Business disruptions could seriously harm our future revenue and financial condition and increase our costs and expenses.

Our operations, and those of our third-party research institution and pharmaceutical company collaborators, manufacturers, and other contractors and consultants, could be subject to earthquakes, power shortages, telecommunications failures, water shortages, floods, hurricanes, typhoons, fires, extreme weather conditions, medical or public health crises, such as the COVID-19 pandemic, and other natural or man-made disasters or business interruptions, including terrorism and war. In addition, for some of our clinical trials, we rely on third-party research institution collaborators for conducting research and development of our product candidates, and they may be affected by government shutdowns or withdrawn funding. The occurrence of any of these business disruptions could seriously harm our operations and financial condition and increase our costs and expenses. We rely on third-party manufacturers to produce and process our product candidates. Our ability to obtain clinical supplies of our product candidates could be disrupted if the operations of these suppliers are affected by a man-made or natural disaster or other business interruption.

Damage or extended periods of interruption to our office, development or research facilities due to fire, natural disaster, power loss, communications failure, unauthorized entry or other events could cause us to cease or delay development of some or all of our product candidates. Although we maintain customary insurance coverage, our insurance might not cover all losses under such circumstances and our business may be seriously harmed by such delays and interruption.

In February 2022, Russia commenced a war against Ukraine. The sanctions announced by the U.S. and other countries against Russia as a result include restrictions on selling or importing goods, services, or technology in or from affected regions and travel bans and asset freezes impacting connected individuals and political, military, business, and financial organizations in Russia. The United States and other countries could impose wider sanctions and take other actions should the conflict further escalate. It is not possible to predict the broader consequences of this conflict, which could include further sanctions, embargoes, regional instability, threats of cyberattacks, prolonged periods of higher inflation, geopolitical shifts, and adverse effects on macroeconomic conditions, currency exchange rates, and financial markets, all of which could have a material adverse effect on our business, financial condition, and results of operations.

Any legal proceedings or claims against us could be costly and time-consuming to defend and could harm our reputation regardless of the outcome.

We may in the future become subject to legal proceedings and claims that arise in the ordinary course of business, including intellectual property, collaboration, licensing agreement, product liability, employment, class action, whistleblower and other litigation claims, and governmental and other regulatory investigations and proceedings. Such matters can be time-consuming, divert management’s attention and resources, cause us to incur significant expenses or liability, or require us to change our business practices. In addition, the expense of litigation and the timing of this expense from period to period are difficult to estimate, subject to change, and could adversely affect our financial condition and results of operations. Because of the potential risks, expenses, and uncertainties of litigation, we may, from time to time, settle disputes, even where we have meritorious claims or defenses, by agreeing to settlement agreements. Any of the foregoing could adversely affect our business, financial condition, and results of operations.

Risks Related to Holdco

Currently, there is no public market for the Holdco Ordinary Shares. Mountain Crest stockholders cannot be sure that an active trading market will develop for or of the market price of the Holdco Ordinary Shares they will receive or that Holdco will successfully obtain authorization for listing on the Nasdaq.

As part of the Business Combination, each ordinary share of AUM will be converted into the right to receive one Holdco Ordinary Share. Holdco is a newly incorporated entity and prior to this transaction it has not issued any securities in the U.S. markets or elsewhere nor has there been extensive information about it, its businesses, or its operations publicly available. AUM and Holdco have agreed to cause the Holdco Ordinary Shares to be issued in the Business Combination to be approved for listing on the Nasdaq prior to the effective time of the Business Combination. However, the listing of shares on the Nasdaq does not ensure that a market for the Holdco Ordinary Shares will develop or the price at which the shares will trade. No assurance can be provided as to the demand for or trading price of the Holdco Ordinary Shares following the Closing and the Holdco Ordinary Shares may trade at a price less than the current market price of the Mountain Crest Common Stock.

Even if Holdco is successful in developing a public market, there may not be enough liquidity in such market to enable shareholders to sell their ordinary shares. If a public market for the Holdco Ordinary Shares does not develop, investors may not be able to re-sell their ordinary shares, rendering their shares illiquid and possibly resulting in a complete loss of their investment. Holdco cannot predict the extent to which investor interest in Holdco will lead to the development of an active, liquid trading market. The trading price of and demand for the Holdco Ordinary Shares following completion of the Business Combination and the development and continued existence of a market and favorable price for the Holdco Ordinary Shares will depend on a number of conditions, including the development of a market following, including by analysts and other investment professionals, the businesses, operations, results and prospects of Holdco, general market and economic conditions, governmental actions, regulatory considerations, legal proceedings and developments or other factors. These and other factors may impair the development of a liquid market and the ability of investors to sell shares at an attractive price. These factors also could cause the market price and demand for the Holdco Ordinary Shares to fluctuate substantially, which may limit or prevent investors from readily selling their shares and may otherwise affect negatively the price and liquidity of the Holdco Ordinary Shares. Many of these factors and conditions are beyond the control of Holdco or Holdco shareholders.

Holdco’s share price may be volatile and could decline substantially.

The market price of the Holdco Ordinary Shares may be volatile, both because of actual and perceived changes in the company’s financial results and prospects, and because of general volatility in the stock market. The factors that could cause fluctuations in Holdco’s share price may include, among other factors discussed in this section, the following:

●	actual or anticipated variations in the financial results and prospects of the company or other companies in the pharmaceutical industry;

●	changes in economic and financial market conditions;

●	changes in the market valuations of other companies in the pharmaceutical industry;

●	announcements by Holdco or its competitors of new services, expansions, investments, acquisitions, strategic partnerships or joint ventures;

●	mergers or other business combinations involving Holdco;

●	additions and departures of key personnel and senior management;

●	changes in accounting principles;

●	the passage of legislation or other developments affecting Holdco or its industry;

●	the trading volume of the Holdco Ordinary Shares in the public market;

●	the release of lockup, escrow or other transfer restrictions on Holdco’s outstanding equity securities or sales of additional equity securities;

●	potential litigation or regulatory investigations;

●	changes in financial estimates by research analysts;

●	natural disasters, terrorist acts, acts of war or periods of civil unrest; and

●	the realization of some or all of the risks described in this section.

In addition, the stock markets have experienced significant price and trading volume fluctuations from time to time, and the market prices of the equity securities of retailers have been extremely volatile and are sometimes subject to sharp price and trading volume changes. These broad market fluctuations may materially and adversely affect the market price of the Holdco Ordinary Shares.

The sale or availability for sale of substantial amounts of Holdco Ordinary Shares could adversely affect their market price.

Sales of substantial amounts of the Holdco Ordinary Shares in the public market after the completion of the Business Combination, or the perception that these sales could occur, could adversely affect the market price of Holdco Ordinary Shares and could materially impair Holdco’s ability to raise capital through equity offerings in the future. The Holdco Ordinary Shares listed after the Business Combination will be freely tradable without restriction or further registration under the Securities Act. In connection with the Business Combination, AUM’s shareholders will exchange the ordinary shares of AUM held by them for Holdco Ordinary Shares upon the consummation of the Business Combination and its significant shareholders have agreed, subject to certain exceptions, not to sell any Holdco Ordinary Shares for six months after the Closing without the prior written consent of Holdco, during which time 50% of such securities shall be subject to early release if the closing price of the shares equals or exceeds $12.50 per share for any 20 trading days within any 30 trading day period following the Closing. There will be 43,980,807 outstanding and issued Holdco Ordinary Shares immediately after the Business Combination assuming no redemptions. Market sales of securities held by Holdco’s significant shareholders or any other holders or the availability of these securities for future sale will have a material impact on the market price of Holdco Ordinary Shares.

Holdco will issue ordinary shares as consideration for the Business Combination, and Holdco may issue additional ordinary shares or other equity or convertible debt securities without approval of the holders of Holdco ordinary shares which would dilute existing ownership interests and may depress the market price of Holdco ordinary shares.

Holdco may issue additional ordinary shares or other equity or convertible debt securities of equal or senior rank in the future without approval of the holders of the Holdco Ordinary Shares in certain circumstances.

Holdco’s issuance of additional ordinary shares or other equity or convertible debt securities of equal or senior rank would have the following effects: (1) Holdco’s existing shareholders’ proportionate ownership interest may decrease; (2) the amount of cash available per share, including for payment of dividends in the future, may decrease; (3) the relative voting power of each previously outstanding Holdco Ordinary Share may be diminished; and (4) the market price of Holdco Ordinary Shares may decline.

Volatility in Holdco’s share price could subject Holdco to securities class action litigation.

The market price of Holdco Ordinary Shares may be volatile and, in the past, companies that have experienced volatility in the market price of their shares have been subject to securities class action litigation. Holdco may be the target of this type of litigation and investigations. Securities litigation against Holdco could result in substantial costs and divert management’s attention from other business concerns, which could seriously harm Holdco/AUM’s business.

The requirements of being a public company may strain Holdco’s resources, divert Holdco management’s attention and affect Holdco’s ability to attract and retain qualified board members.

Upon the consummation of the Business Combination, Holdco will be subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Sarbanes-Oxley Act, the Dodd-Frank Act, Nasdaq listing requirements and other applicable securities rules and regulations. As such, Holdco will incur relevant legal, accounting and other expenses, and these expenses may increase even more if Holdco no longer qualifies as an “emerging growth company,” as defined in Section 2(a) of the Securities Act. The Exchange Act requires, among other things, that Holdco files annual and current reports with respect to Holdco’s business and operating results. The Sarbanes-Oxley Act requires, among other things, that Holdco maintain effective disclosure controls and procedures and internal control over financial reporting. Holdco may need to hire more employees or engage outside consultants to comply with these requirements, which will increase Holdco’s costs and expenses.

Changing laws, regulations and standards relating to corporate governance and public disclosure are creating uncertainty for public companies, increasing legal and financial compliance costs and making some activities more time-consuming. These laws, regulations and standards are subject to varying interpretations, in many cases due to their lack of specificity, and, as a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies. This could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. AUM expected these laws and regulations to increase Holdco’s legal and financial compliance costs and to render some activities more time-consuming and costly, although AUM is currently unable to estimate these costs with any degree of certainty.

Many members of Holdco’s management team have limited experience managing a publicly traded company, interacting with public company investors and complying with the increasingly complex laws pertaining to public companies. Holdco’s management team may not successfully or efficiently manage the transition to being a public company subject to significant regulatory oversight and reporting obligations under the federal securities laws and regulations and the continuous scrutiny of securities analysts and investors. The need to establish the corporate infrastructure demanded of a public company may divert the management’s attention from implementing Holdco’s growth strategy, which could prevent the improvement of Holdco’s business, financial condition and results of operations. Furthermore, AUM expects these rules and regulations to make it more difficult and more expensive to obtain director and officer liability insurance for Holdco, and consequently Holdco may be required to incur substantial costs to maintain the same or similar coverage. These additional obligations could have a material adverse effect on Holdco’s business, financial condition, results of operations and prospects. These factors could also make it more difficult to attract and retain qualified members of the Holdco Board, particularly to serve on Holdco’s audit committee, compensation committee and nominating committee, and qualified executive officers.

As a result of disclosure of information in this proxy statement/prospectus and in filings required of a public company, Holdco’s business and financial condition will become more visible, which AUM believes may result in threatened or actual litigation, including by competitors and other third parties. If such claims are successful, Holdco’s business and operating results could be adversely affected, and, even if the claims do not result in litigation or are resolved in Holdco’s favor, these claims, and the time and resources necessary to resolve them, could cause an adverse effect on Holdco’s business, financial condition, results of operations, prospects and reputation.

Recent market volatility could impact the share price and trading volume of the Holdco’s securities.

The trading market for Holdco’s securities could be impacted by recent market volatility. Recent stock run-ups, divergences in valuation ratios relative to those seen during traditional markets, high short interest or short squeezes, and strong and atypical retail investor interest in the markets may impact the demand for Holdco ordinary shares.

A possible “short squeeze” due to a sudden increase in demand of Holdco ordinary shares that largely exceeds supply may lead to price volatility in Holdco ordinary shares. Investors may purchase Holdco ordinary shares to hedge existing exposure or to speculate on the price of the Holdco ordinary shares. Speculation on the price of Holdco ordinary shares may involve both long and short exposures. To the extent aggregate short exposure exceeds the number of Holdco ordinary shares available for purchase (for example, in the event that large redemption requests dramatically affect liquidity), investors with short exposure may have to pay a premium to repurchase Holdco ordinary shares for delivery to lenders. Those repurchases may in turn, dramatically increase the price of the Holdco ordinary shares. This is often referred to as a “short squeeze.” A short squeeze could lead to volatile price movements in the Holdco ordinary shares that are not directly correlated to the operating performance of Holdco.

It is not expected that Holdco will pay dividends in the foreseeable future after the proposed Business Combination.

It is expected that Holdco will retain most, if not all, of Holdco’s available funds and any future earnings to fund the development and growth of Holdco’s business. As a result, it is not expected that Holdco will pay any cash dividends in the foreseeable future.

The Holdco Board will have complete discretion as to whether to distribute dividends. Even if the Holdco Board decides to declare and pay dividends, the timing, amount and form of future dividends, if any, will depend on the future results of operations and cash flow, capital requirements and surplus, the amount of distributions, if any, received from Holdco’s subsidiaries, Holdco’s financial condition, contractual restrictions and other factors deemed relevant by the Holdco Board and will be subject to funds lawfully available therefor. There is no guarantee that Holdco Ordinary Shares will appreciate in value or that the trading price of the shares will not decline.

If securities and industry analysts do not publish research or publish inaccurate or unfavorable research or cease publishing research about Holdco, the price and trading volume of Holdco’s securities could decline significantly.

The trading market for Holdco Ordinary Shares will depend in part on the research and reports that securities or industry analysts publish about Holdco or its business. Securities and industry analysts do not currently, and may never, publish research on Holdco. If no securities or industry analysts commence coverage of Holdco, the trading price for its ordinary shares would likely be negatively impacted. In the event securities or industry analysts initiate coverage, if one or more of the analysts who cover Holdco downgrade its securities or publish inaccurate or unfavorable research about its business, its stock price would likely decline. If one or more of these analysts cease coverage of Holdco or fail to publish reports on Holdco, demand for its ordinary shares could decrease, which might cause its ordinary share price and trading volume to decline.

Holdco will be a foreign private issuer within the meaning of the rules under the Exchange Act, and as such it is exempt from certain provisions applicable to domestic public companies in the United States.

AUM expects Holdco to qualify as a foreign private issuer under the Exchange Act upon the consummation of the Business Combination. As a foreign private issuer, Holdco will be exempt from certain provisions of the securities rules and regulations in the United States that are applicable to U.S. domestic issuers, including: (1) the rules under the Exchange Act requiring the filing of quarterly reports on Form 10-Q or current reports on Form 8-K with the SEC; (2) the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act; (3) the sections of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and (4) the selective disclosure rules by issuers of material nonpublic information under Regulation FD.

Holdco will be required to file an annual report on Form 20-F within four months of the end of each fiscal year. In addition, Holdco will publish Holdco’s results on a quarterly basis through press releases, distributed pursuant to the rules and regulations of Nasdaq. Press releases relating to financial results and material events will also be furnished to the SEC on Form 6-K. However, the information Holdco is required to file with or furnish to the SEC will be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers. Accordingly, you may receive less or different information about Holdco than you would receive about a U.S. domestic public company.

Holdco could lose its status as a foreign private issuer under current SEC rules and regulations if more than 50% of Holdco’s outstanding voting securities become directly or indirectly held of record by U.S. holders and any one of the following is true: (1) the majority of Holdco’s directors or executive officers are U.S. citizens or residents; (2) more than 50% of Holdco’s assets are located in the United States; or (3) Holdco’s business is administered principally in the United States. If Holdco loses its status as a foreign private issuer in the future, it will no longer be exempt from the rules described above and, among other things, will be required to file periodic reports and annual and quarterly financial statements as if it were a company incorporated in the United States. If this were to happen, Holdco would likely incur substantial costs in fulfilling these additional regulatory requirements and members of Holdco’s management would likely have to divert time and resources from other responsibilities to ensuring these additional regulatory requirements are fulfilled.

As an exempted company incorporated in the Cayman Islands, Holdco is permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from Nasdaq corporate governance listing standards; these practices may afford less protection to shareholders than they would enjoy if Holdco complied fully with Nasdaq corporate governance listing standards.

Holdco is an exempted company incorporated in the Cayman Islands. Nasdaq market rules permit a foreign private issuer like Holdco to follow the corporate governance practices of Holdco’s home country. Certain corporate governance practices in the Cayman Islands, which is Holdco’s home country, may differ significantly from Nasdaq corporate governance listing standards applicable to domestic U.S. companies.

Among other things, Holdco is not required to have: (1) a majority-independent board of directors; (2) a compensation committee consisting entirely of independent directors; (3) a nominating committee consisting entirely of independent directors; or (4) regularly scheduled executive sessions with only independent directors each year.

If Holdco relies on any of these exemptions, you may not be provided with the benefits of certain corporate governance requirements of The Nasdaq Global Market. Holdco may also follow the home country practice for certain other corporate governance practices after the closing of the Business Combination that may differ from the requirements of The Nasdaq Global Market. If Holdco chooses to follow the home country practice, Holdco’s shareholders may be afforded fewer protection than they would otherwise enjoy under the Nasdaq Stock Market Rules applicable to U.S. domestic issuers.

You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because Holdco is an exempted company incorporated under the laws of the Cayman Islands, Holdco conducts substantially all of its operations and a majority of its directors and executive officers (or candidates) reside outside of the United States.

Holdco is an exempted company incorporated under the law of the Cayman Islands, Holdco conducts substantially all of its operations and a majority of its directors and executive officers (or candidates) reside outside the United States. Its CEO candidate and director Vishal Doshi resides in Singapore, other directors and officers reside in Australia, Singapore and the United States. Due to the lack of reciprocity and treaties between the United States and some of these foreign jurisdictions, and cost and time constraints, it may be difficult for a shareholder to effect service of process within the United States upon these persons, or to enforce against Holdco or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States. Holdco’s corporate affairs are governed by Holdco’s amended and restated memorandum and articles of association, the Cayman Islands Companies Act (As Revised) and the common law of the Cayman Islands. The rights of shareholders to take action against the directors, actions by noncontrolling shareholders and the fiduciary responsibilities of Holdco’s directors to Holdco under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from English common law, which has persuasive, but not binding, authority on a court in the Cayman Islands. The rights of Holdco’s shareholders and the fiduciary responsibilities of Holdco’s directors under Cayman Islands law are not as clearly established as they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the Cayman Islands has a less developed body of securities laws than the United States and provides significantly less protection to investors. In addition, some U.S. states, such as Delaware, have more fully developed and judicially interpreted bodies of corporate law than the Cayman Islands.

Although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, a judgment obtained in the United States will be recognized and enforced in the courts of the Cayman Islands at common law, without any re-examination of the merits of the underlying dispute, by an action commenced on the foreign judgment debt in the Grand Court of the Cayman Islands, provided such judgment (a) is given by a foreign court of competent jurisdiction; (b) imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given; (c) is final; (d) is not in respect of taxes, a fine or a penalty; and (e) was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands. It may be difficult or impossible for you to bring an action against Holdco or against these individuals in the Cayman Islands in the event that you believe that your rights have been infringed under the applicable securities laws or otherwise. Even if you are successful in bringing an action of this kind, the laws of the Cayman Islands may render you unable to enforce a judgment against Holdco’s assets or the assets of Holdco’s directors and officers.

Shareholders of Cayman Islands exempted companies such as Holdco have no general rights under Cayman Islands law to inspect corporate records and accounts or to obtain copies of lists of shareholders of these companies. Holdco’s directors have discretion under Holdco’s amended and restated articles of association to determine whether or not, and under what conditions, Holdco’s corporate records may be inspected by Holdco’s shareholders, but are not obliged to make them available to Holdco’s shareholders. This may make it more difficult for you to obtain the information needed to establish any facts necessary for a shareholder motion or to solicit proxies from other shareholders in connection with a proxy contest.

As a result of all of the above, Holdco’s public shareholders may have more difficulty in protecting their interests in the face of actions taken by management, members of the Holdco Board or controlling shareholders than they would as public shareholders of a U.S. company. Therefore, you may not be able to effectively enjoy the protection offered by the U.S. laws and regulations that intend to protect public investors.

Cayman Islands companies may not have standing to initiate a derivative action in a federal court of the United States. As a result, your ability to protect your interests if you are harmed in a manner that would otherwise enable you to sue in a United States federal court may be limited to direct shareholder lawsuits.

Holdco will be an “emerging growth company,” as defined under the federal securities laws, and Holdco cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make the Holdco’s securities less attractive to investors.

Holdco will be an “emerging growth company” as defined in the JOBS Act, and it will remain an “emerging growth company” until the earliest to occur of (1) the last day of the fiscal year (a) following the fifth anniversary of the Closing, (b) in which Holdco has total annual gross revenue of at least $1.07 billion or (c) in which Holdco is deemed to be a large accelerated filer, which means the market value of Holdco’s Shares held by non-affiliates exceeds $700 million as of the last business day of the prior second fiscal quarter, and (2) the date on which Holdco issued more than $1.0 billion in non-convertible debt during the prior three-year period. It is expected that Holdco will take advantage of exemptions from various reporting requirements that are applicable to most other public companies, whether or not they are classified as “emerging growth companies,” including, but not limited to, an exemption from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that Holdco’s independent registered public accounting firm provide an attestation report on the effectiveness of Holdco’s internal control over financial reporting and reduced disclosure obligations regarding executive compensation.

In addition, Section 102(b)(1) of the JOBS Act exempts “emerging growth companies” from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. If Holdco elects not to opt out of such extended transition period, which means that when a standard is issued or revised and Holdco has different application dates for public or private companies, Holdco, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of Holdco’s financial statements with certain other public companies difficult or impossible because of the potential differences in accounting standards used.

Furthermore, even after Holdco no longer qualifies as an “emerging growth company,” as long as Holdco continues to qualify as a foreign private issuer under the Exchange Act, Holdco will be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including, but not limited to, the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act; the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q containing unaudited financial and other specified information, or current reports on Form 8-K, upon the occurrence of specified significant events. In addition, Holdco will not be required to file annual reports and financial statements with the SEC as promptly as U.S. domestic companies whose securities are registered under the Exchange Act, and are not required to comply with Regulation FD, which restricts the selective disclosure of material information.

As a result, Holdco’s shareholders may not have access to certain information they deem important. Holdco cannot predict if investors will find Holdco Ordinary Shares less attractive because AUM rely on these exemptions. If some investors find Holdco Ordinary Shares less attractive as a result, there may be a less active trading market and share price for Holdco Ordinary Shares may be more volatile.

Holdco may be treated as a passive foreign investment company.

If Holdco or any of its subsidiaries is a PFIC for any taxable year, or portion thereof, that is included in the holding period of a U.S. Holder (as defined below) of Holdco Ordinary Shares, such U.S. Holder may be subject to certain adverse U.S. federal income tax consequences and may be subject to additional reporting requirements. Holdco and its subsidiaries are not currently expected to be treated as PFICs for U.S. federal income tax purposes for the taxable year of the Business Combination or for foreseeable future taxable years. However, this conclusion is a factual determination that must be made annually at the close of each taxable year and, thus, is subject to change. Accordingly, there can be no assurance that Holdco or any of its subsidiaries will not be treated as a PFIC for any taxable year. Moreover, Holdco does not expect to provide a PFIC annual information statement for 2023 or going forward. Please see the section entitled “Material U.S. Federal Income Tax Considerations—Passive Foreign Investment Company Rules” for a more detailed discussion with respect to Holdco’s PFIC status. U.S. Holders are urged to consult their tax advisors regarding the possible application of the PFIC rules to holders of the Holdco Ordinary Shares.

Holdco may be treated as a U.S. corporation for U.S. federal income tax purposes.

Although Holdco will be incorporated under the laws of the Cayman Islands, the IRS may assert that Holdco should be treated as a U.S. corporation (and, therefore, a U.S. tax resident) for U.S. federal income tax purposes pursuant to Section 7874 of the Code. For U.S. federal income tax purposes, a corporation is generally considered a tax resident in the jurisdiction of its organization or incorporation. Because Holdco will be incorporated under the laws of the Cayman Islands, Holdco would generally be classified as a foreign corporation (and, therefore, a non-U.S. tax resident) for U.S. federal income tax purposes. Section 7874 of the Code provides an exception pursuant to which a foreign incorporated entity may, in certain circumstances, be treated as a U.S. corporation for U.S. federal income tax purposes. These rules are complex and there is limited guidance as to their application. If it were determined that Holdco should be taxed as a U.S. corporation for U.S. federal income tax purposes under Section 7874 of the Code, Holdco would be liable for U.S. federal income tax on its income just like any other U.S. corporation and certain distributions made by Holdco to non-U.S. holders of Holdco securities would be subject to U.S. withholding tax.

As more fully described under “Material U.S. Federal Income Tax Considerations—Tax Residence of Holdco for U.S. Federal Income Tax Purposes,” Section 7874 of the Code is currently expected to apply in a manner such that Holdco should not be treated as a U.S. corporation for U.S. federal income tax purposes. However, holders are cautioned that the application of Section 7874 of the Code to Holdco will be determined as of the closing of the Business Combination, by which time there could be changes to the relevant facts and circumstances that could affect this determination. In addition, there could be a future change in law under Section 7874 of the Code, the Treasury regulations promulgated thereunder or otherwise that could have an effect on the application of Section 7874 of the Code to Holdco. No IRS ruling has been requested or will be obtained regarding the U.S. federal income tax consequences of the Business Combination or any other matter described in this prospectus/proxy statement. There can be no assurance that the IRS will not challenge the U.S. federal income tax treatment described above or that, if challenged, such treatment will be sustained by a court.

Risks Related to Mountain Crest and the Business Combination

Mountain Crest will be forced to liquidate the Trust Account if it cannot consummate the Business Combination or an initial business combination by February 16, 2024, or as otherwise set forth in the Mountain Crest Charter. In the event of a liquidation, Mountain Crest’s public stockholders are expected to receive $10.41 per share (before deducting estimated taxes payable).

If Mountain Crest is unable to consummate the Business Combination or an initial business combination by February 16, 2024, or as otherwise set forth in the Mountain Crest Charter, and is forced to liquidate, the per share liquidation distribution is expected to be $10.41 (before deducting estimated taxes payable).

The Mountain Crest Board has approved (1) an amendment to the Mountain Crest Charter to extend the Combination Period from May 16, 2023 to February 16, 2024 and (2) to submit such proposed amendment to the Mountain Crest Charter to Mountain Crest’s stockholders for approval. On May 12, 2023, Mountain Crest’s stockholders approved an amendment to the Mountain Crest Charter extending the Combination Period from May 16, 2023 to February 16, 2024. On May 12, 2023, the Company filed such amendment with the Delaware Secretary of State, by which the Company extended the Business Combination Period from May 16, 2023 to February 16, 2024.

If the NTA Requirement Amendment Proposal (Proposal No. 7) is approved, Holdco’s failure to meet the initial listing requirements of Nasdaq could result in an inability to list Holdco Ordinary Shares on Nasdaq and require Holdco to comply with the penny stock rules and could affect Holdco’s cash position following the Business Combination.

The Mountain Crest Charter provides that Mountain Crest will not consummate any business combination unless it has net tangible assets of at least $5,000,001 upon consummation of such business combination. The purpose of this provision was to ensure that, in connection with its initial business combination, Mountain Crest would continue, as it has since the IPO, to not be subject to the “penny stock” rules of the SEC, and therefore not a “blank check company” as defined under Rule 419 of the Securities Act, because Mountain Crest complied with an exclusion to the “penny stock” rules for companies that have net tangible assets of at least $5,000,001. However, Mountain Crest believes that it may rely on another exclusion, which relates to it being listed on Nasdaq. If the NTA Requirement Amendment Proposal (Proposal No. 7) is approved, our failure to meet the initial listing requirements of Nasdaq could result in an inability of Holdco to list its Ordinary Shares on Nasdaq and the obligation to comply with the penny stock trading rules.

If Holdco is not able to list its Ordinary Shares on Nasdaq, Holdco Ordinary Shares would likely then trade only in the over-the-counter market and the market liquidity of shares could be adversely affected and their market price could decrease. If Holdco Ordinary Shares were to trade on the over-the-counter market, selling Holdco Ordinary Shares could be more difficult because smaller quantities of shares would likely be bought and sold, transactions could be delayed, and we could face significant material adverse consequences, including: a limited availability of market quotations for our securities; reduced liquidity with respect to our securities; a determination that our shares are a “penny stock,” which will require brokers trading in our securities to adhere to more stringent rules, possibly resulting in a reduced level of trading activity in the secondary trading market for our securities; a reduced amount of news and analyst coverage for Holdco; and a decreased ability to issue additional securities or obtain additional financing in the future. These factors could result in lower prices and larger spreads in the bid and ask prices for Holdco Ordinary Shares and would substantially impair our ability to raise additional funds and could result in a loss of institutional investor interest and fewer development opportunities for Holdco.

Moreover, if the NTA Requirement Amendment Proposal (Proposal No. 7) is approved, there can be no guarantee that the Holdco will have net tangible assets of at least $5,000,001 immediately following the closing of the Business Combination. Holdco does not expect the approval of the NTA Requirement Amendment Proposal to have a material adverse effect on Holdco’s cash position following the closing of the Business Combination. It is anticipated that following the Business Combination the business of Holdco can and will be financed with cash flow from operations and equity and debt financings.

There is no guarantee that a stockholder’s decision whether to redeem its Public Shares for a pro rata portion of the Trust Account will put such stockholder in a better future economic position.

Mountain Crest can give no assurance as to the price at which a stockholder may be able to sell its Public Shares in the future following the consummation of the Business Combination or any alternative business combination. Certain events following the consummation of any initial business combination, including the Business Combination, may cause an increase in the stock price of the Combined Company and may result in a lower value realized upon redemption than a stockholder of Mountain Crest might realize in the future had the stockholder not redeemed its Public Shares. Similarly, if a stockholder does not redeem its Public Shares, the stockholder will bear the risk of ownership of the Holdco Ordinary Shares after the consummation of the Business Combination, and there can be no assurance that a stockholder can sell its Holdco Ordinary Shares in the future for a greater amount than the redemption price paid in connection with the redemption of the Public Shares in connection with the consummation of the Business Combination. A stockholder should consult the stockholder’s own tax and/or financial advisor for assistance on how this may affect his, her or its individual situation.

You must tender your shares of Mountain Crest Common Stock in order to validly seek redemption at the Special Meeting.

In connection with tendering your shares for redemption, you must elect either to physically tender your share certificates to Continental or to deliver your shares of Mountain Crest Common Stock to Continental electronically using the DTC’s DWAC (Deposit/Withdrawal At Custodian) System, in each case, at least two business days before the Special Meeting. The requirement for physical or electronic delivery ensures that a redeeming holder’s election to redeem is irrevocable once a Business Combination is consummated. Any failure to observe these procedures will result in your loss of redemption rights in connection with the Business Combination.

Mountain Crest may be subject to the Excise Tax included in the Inflation Reduction Act of 2022 in connection with redemptions of Mountain Crest Common Stock after December 31, 2022.

On August 16, 2022, President Biden signed into law the Inflation Reduction Act of 2022, which, among other things, imposes a 1% excise tax on any publicly traded domestic corporation that repurchases its stock after December 31, 2022 (the “Excise Tax”). The Excise Tax is imposed on the fair market value of the repurchased stock, with certain exceptions. Because Mountain Crest is a Delaware corporation and because its securities trade on Nasdaq, Mountain Crest is a “covered corporation” within the meaning of the Inflation Reduction Act. While not free from doubt, absent any further guidance from the U.S. Department of the Treasury (the “Treasury”), who has been given authority to provide regulations and other guidance to carry out and prevent the abuse or avoidance of the Excise Tax, the Excise Tax may apply to any redemptions of Mountain Crest Common Stock after December 31, 2022, including redemptions in connection with an initial business combination, unless an exemption is available. Generally, issuances of securities by Mountain Crest in connection with an initial business combination transaction (including any PIPE transaction at the time of an initial business combination), as well as any other issuances of securities not in connection with an initial business combination, would be expected to reduce the amount of the Excise Tax in connection with redemptions occurring in the same calendar year. However, because Holdco, and not Mountain Crest, will be issuing securities in connection with the Business Combination, based on recently issued interim guidance from the Internal Revenue Service and Treasury, such issuances will not qualify to reduce the amount of the Excise Tax. In addition, the Excise Tax would be payable by Mountain Crest, and not by the redeeming holder. The mechanics of any required payment of the Excise Tax, however, have not been determined. Consequently, the Excise Tax may make a transaction with Mountain Crest less appealing to potential business combination targets. Finally, based on recently issued interim guidance from the Internal Revenue Service and Treasury, subject to certain exceptions, the Excise Tax should not apply in the event of our complete liquidation.

If third parties bring claims against Mountain Crest, the proceeds held in the Trust Account could be reduced and the per share liquidation price received by Mountain Crest’s stockholders may be less than $10.41 (before deducting estimated taxes payable).

Mountain Crest’s deposit of funds in the Trust Account may not protect those funds from third-party claims against Mountain Crest. Although Mountain Crest has received from many of the vendors and service providers (other than its independent registered public accounting firm) with which it does business and prospective target business executed agreements waiving any right, title, interest or claim of any kind in or to any monies held in the Trust Account for the benefit of Mountain Crest’s public stockholders, they may still seek recourse against the Trust Account. Additionally, a court may not uphold the validity of such agreements. Accordingly, the proceeds held in the Trust Account could be subject to claims which could take priority over those of Mountain Crest’s public stockholders. If Mountain Crest liquidates the Trust Account before the consummation of a Business Combination and distributes the proceeds held therein to its public stockholders, the Sponsor has contractually agreed that it will be liable to ensure that the proceeds in the Trust Account are not reduced by the claims of target business or claims of vendors or other entities that are owed money by Mountain Crest for services rendered or contracted for or products sold to us, but only if such a vendor or prospective target business does not execute such a waiver. However, Mountain Crest cannot assure you that the Sponsor will be able to meet such obligation. Therefore, the per share distribution from the Trust Account for Mountain Crest’s stockholders may be less than $10.41 (before deducting estimated taxes payable) due to such claims.

Additionally, if Mountain Crest is forced to file a bankruptcy case or an involuntary bankruptcy case is filed against it which is not dismissed, the proceeds held in the Trust Account could be subject to applicable bankruptcy law, and may be included in Mountain Crest’s bankruptcy estate and subject to the claims of third parties with priority over the claims of Mountain Crest’s stockholders. To the extent any bankruptcy claims deplete the Trust Account, Mountain Crest may not be able to return $10.41 (before deducting estimated taxes payable) to Mountain Crest’s public stockholders.

Any distributions received by Mountain Crest’s stockholders could be viewed as an unlawful payment if it was proved that immediately following the date on which the distribution was made, Mountain Crest was unable to pay its debts as they became due in the ordinary course of business.

The Mountain Crest Charter provides that Mountain Crest will continue in existence only until February 16, 2024. If Mountain Crest is unable to consummate the Business Combination or an initial business combination within the required time period, upon notice from Mountain Crest, the trustee of the Trust Account will distribute the amount in the Trust Account to Mountain Crest’s public stockholders. Concurrently, Mountain Crest shall pay, or reserve for payment, from funds not held in the Trust Account, its liabilities and obligations, although Mountain Crest cannot assure you that there will be sufficient funds for such purpose. If there are insufficient funds held outside the Trust Account for such purpose, the Sponsor have contractually agreed that, if Mountain Crest liquidates prior to the consummation of the Business Combination or a an initial business combination, it will be liable to ensure that the proceeds in the Trust Account are not reduced by the claims of target business or claims of vendors or other entities that are owed money by Mountain Crest for services rendered or contracted for or products sold to it, but only if such a vendor or prospective target business does not execute a waiver in or to any monies held in the Trust Account. However, Mountain Crest may not properly assess all claims that may be potentially brought against us. As such, Mountain Crest’s stockholders could potentially be liable for any claims to the extent of distributions received by them (but no more) and any liability of Mountain Crest’s stockholders may extend well beyond the third anniversary of the date of distribution. Accordingly, third parties may seek to recover from the Mountain Crest stockholders’ amounts owed to them by us.

If, after Mountain Crest distributes the proceeds in the Trust Account to Mountain Crest’s public stockholders, Mountain Crest files a bankruptcy petition or an involuntary bankruptcy petition is filed against Mountain Crest that is not dismissed, any distributions received by Mountain Crest’s stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by the Mountain Crest’s stockholders. In addition, Mountain Crest Board may be viewed as having breached its fiduciary duty to Mountain Crest’s creditors and/or having acted in bad faith, thereby exposing itself and Mountain Crest to claims of punitive damages, by paying Mountain Crest’s public stockholders from the Trust Account prior to addressing the claims of creditors.

If Mountain Crest’s due diligence investigation of AUM was inadequate, then Mountain Crest’s stockholders following the consummation of the Business Combination could lose some or all of their investment.

Even though Mountain Crest conducted a due diligence investigation of AUM, it cannot be sure that this due diligence uncovered all material issues that may be present inside the company or its business, or that it would be possible to uncover all material issues through a customary amount of due diligence, or that factors outside of AUM and its business and outside of its control will not later arise.

Because the Combined Company will become a public reporting company by means other than a traditional underwritten initial public offering, the Combined Company’s shareholders may face additional risks and uncertainties.

Because the Combined Company will become a public reporting company by means of consummating the Business Combination rather than by means of a traditional underwritten initial public offering, there is no independent third-party underwriter selling the Holdco Ordinary Shares, and, accordingly, the Combined Company’s shareholders will not have the benefit of an independent review and investigation of the type normally performed by an unaffiliated, independent underwriter in a public securities offering. Due diligence reviews typically include an independent investigation of the background of the company, any advisors and their respective affiliates, review of the offering documents and independent analysis of the plan of business and any underlying financial assumptions. Because there is no independent third-party underwriter selling the Holdco Ordinary Shares, Mountain Crest’s stockholders must rely on the information included in this proxy statement/prospectus. Although Mountain Crest performed a due diligence review and investigation of AUM in connection with the Business Combination, the lack of an independent due diligence review and investigation increases the risk of investment in the Combined Company because it may not have uncovered facts that would be important to a potential investor.

In addition, because the Combined Company will not become a public reporting company by means of a traditional underwritten initial public offering, security or industry analysts may not provide, or be less likely to provide, coverage of the Combined Company. Investment banks may also be less likely to agree to underwrite secondary offerings on behalf of the Combined Company than they might if the Combined Company became a public reporting company by means of a traditional underwritten initial public offering, because they may be less familiar with the Combined Company as a result of more limited coverage by analysts and the media. The failure to receive research coverage or support in the market for the Holdco Ordinary Shares could have an adverse effect on the Combined Company’s ability to develop a liquid market for the Holdco Ordinary Shares. See “— Risks Related to the Holdco Ordinary Shares — If securities or industry analysts do not publish research or reports about the Combined Company, or publish negative reports, the Combined Company’s stock price and trading volume could decline.”

The Initial Stockholders and Chardan have agreed to vote in favor of the Business Combination Proposal and the other Proposals described in this proxy statement/prospectus, regardless of how Mountain Crest’s public stockholders vote.

Unlike many other blank check companies in which the initial stockholders agree to vote their shares in accordance with the majority of the votes cast by the company’s public stockholders in connection with an initial business combination, the Initial Stockholders have agreed to vote any shares of Mountain Crest Common Stock owned by them in favor of the Business Combination Proposal and the other Proposals described in this proxy statement/prospectus. As of the date of this proxy statement/prospectus, the Initial Stockholders and Chardan own 52.4% of the issued and outstanding shares of Mountain Crest Common Stock. The Initial Stockholders and Chardan have agreed to vote any shares of Mountain Crest Common Stock owned by them in favor of the Business Combination Proposal and, accordingly, Mountain Crest would not need any Public Shares to be voted in favor of the Business Combination Proposal in order to have them approved (assuming that only a quorum was present at the meeting). As a result, it is more likely that the necessary stockholder approval will be received for the Business Combination Proposal and the other Proposals than would be the case if the Initial Stockholders agreed to vote any shares of Mountain Crest Common Stock owned by them in accordance with the majority of the votes cast by Mountain Crest’s public stockholders.

Stockholder litigation and regulatory inquiries and investigations are expensive and could harm Mountain Crest’s business, financial condition and results of operations and could divert management attention.

In the past, securities class action litigation and/or stockholder derivative litigation and inquiries or investigations by regulatory authorities have often followed certain significant business transactions, such as the sale of a company or announcement of any other strategic transaction, such as the Business Combination. Any stockholder litigation and/or regulatory investigations against Mountain Crest, whether or not resolved in Mountain Crest’s favor, could result in substantial costs and divert Mountain Crest’s management’s attention from other business concerns, which could adversely affect Mountain Crest’s business, financial condition and results of operations and the ultimate value Mountain Crest’s stockholders receive as a result of the consummation of the Business Combination.

Mountain Crest may not be able to complete an initial business combination with a U.S. target company since such initial business combination may be subject to U.S. foreign investment regulations and review by a U.S. government entity such as the Committee on Foreign Investment in the United States (“CFIUS”), or ultimately prohibited.

The Sponsor is controlled by a non-U.S. person. Certain of Mountain Crest’s directors are citizens of countries other than the United States. In addition, AUM, the company with which Mountain Crest entered into the Business Combination Agreement is a Singapore company and certain of its directors are citizens of countries other than the United States. While we believe that the nature of Mountain Crest’s business, and the nature of the business of AUM should not make the transaction subject to U.S. foreign regulations or review by a U.S. government entity, it is possible that the Business Combination may be subject to a CFIUS review, the scope of which was expanded by the Foreign Investment Risk Review Modernization Act of 2018 (“FIRRMA”), to include certain non-passive, non-controlling investments in sensitive U.S. businesses and certain acquisitions of real estate even with no underlying U.S. business. FIRRMA, and subsequent implementing regulations that are now in force, also subjects certain categories of investments to mandatory filings. If the Business Combination falls within CFIUS’s jurisdiction, Mountain Crest may determine that it is required to make a mandatory filing or that it will submit a voluntary notice to CFIUS, or to proceed with the initial business combination without notifying CFIUS and risk CFIUS intervention, before or after closing the initial business combination. CFIUS may decide to block or delay its initial business combination, impose conditions to mitigate national security concerns with respect to such initial business combination or order Mountain Crest to divest all or a portion of a U.S. business of the combined company without first obtaining CFIUS clearance, which may limit the attractiveness of or prevent Mountain Crest from pursuing certain initial business combination opportunities that Mountain Crest believes would otherwise be beneficial to us and Mountain Crest’s stockholders. As a result, the pool of potential targets with which Mountain Crest could complete an initial business combination may be limited and Mountain Crest may be adversely affected in terms of competing with other special purpose acquisition companies which do not have similar foreign ownership issues.

Moreover, the process of government review, whether by the CFIUS or otherwise, could be lengthy and Mountain Crest has limited time to complete our initial business combination. If Mountain Crest cannot complete its initial business combination by February 16, 2024, or as otherwise set forth in the Mountain Crest Charter, because the review process drags on beyond such timeframe or because Mountain Crest’s initial business combination is ultimately prohibited by CFIUS or another U.S. government entity, Mountain Crest may be required to liquidate. If Mountain Crest liquidates, Mountain Crest’s public stockholders may only receive $10.41 per share (before deducting estimated taxes payable), and its rights will expire worthless. This will also cause you to lose the investment opportunity in a target company and the chance of realizing future gains on your investment through any price appreciation in the combined company.

The Initial Stockholders who own shares of Mountain Crest Common Stock and Private Units will not participate in liquidation distributions and, therefore, they may have a conflict of interest in determining whether the Business Combination is appropriate.

As of the Record Date, the Initial Stockholders owned an aggregate of 1,725,000 shares of Mountain Crest Common Stock and 223,000 Private Units. They have waived their right to redeem these shares of Mountain Crest Common Stock, or to receive distributions with respect to these shares of Mountain Crest Common Stock upon the liquidation of the Trust Account, if Mountain Crest is unable to consummate an initial business combination within the required time period. This arrangement was part of the agreements made by the Initial Stockholders in connection with Mountain Crest’s IPO. No consideration was paid by any person in exchange for the Initial Stockholders’ agreement to waive such right. Based on a market price of $10.2403 per share of Mountain Crest Common Stock and $10.50 per Mountain Crest Unit on May 17, 2023, the value of these securities was approximately $5.5 million. The shares of Mountain Crest Common Stock and Private Units acquired prior to or concurrently with the consummation of the IPO will be worthless if Mountain Crest does not consummate an initial business combination within the required time period. Consequently, Mountain Crest’s executive officers’ and directors’ discretion in identifying and selecting AUM as a suitable target business may result in a conflict of interest when determining whether the terms, conditions and timing of the Business Combination are appropriate and in Mountain Crest’s public stockholders’ best interest.

The Sponsor and Mountain Crest’s directors and executive officers who hold Founder Shares, and/or Private Units may receive a positive return on the Founder Shares and/or Private Units even if Mountain Crest’s public stockholders experience a negative return on their investment after consummation of the Business Combination.

If Mountain Crest is able to complete a business combination within the required time period, the Sponsor and Mountain Crest’s directors and executive officers who hold Founder Shares and/or Private Units may receive a positive return on their investments which were acquired prior to the IPO, or concurrently with completion of the IPO, even if Mountain Crest’s public stockholders experience a negative return on their investment in Mountain Crest Common Stock after consummation of the Business Combination.

The Sponsor, Mountain Crest’s executive officers and directors and certain affiliates of Mountain Crest may have certain conflicts in connection with the Business Combination, since certain of their interests are different from, or in addition to, your interests as a stockholder of Mountain Crest.

The Sponsor and Mountain Crest’s executive officers and directors have interests in each of the Proposals that are different from, or in addition to, and which may conflict with, your interest as a stockholder of Mountain Crest. These interests include, among other things:

●	On April 8, 2021, Mountain Crest’s insiders, including the Sponsor, purchased an aggregate of 1,437,500 shares of Mountain Crest Common Stock for an aggregate purchase price of $25,000. On November 2, 2021, Mountain Crest declared a 20% stock dividend on each insider share thereby increasing the number of issued and outstanding Founder Shares to 1,725,000. If Mountain Crest does not consummate the Business Combination by February 16, 2024, or as otherwise set forth in the Mountain Crest Charter, Mountain Crest will be required to dissolve and liquidate. In such event, the 1,725,000 shares of Mountain Crest Common Stock held by the Initial Stockholders, which were acquired prior to the IPO for an aggregate purchase price of $25,000, will be worthless. Such shares had an aggregate market value of approximately $17.7 million based on the closing price of Mountain Crest Common Stock of $10.2403 on Nasdaq as of May 17, 2023.

●	On November 16, 2021, simultaneously with the closing of the IPO, Mountain Crest consummated a private placement for an aggregate of 205,000 units (the “Private Units”), at a price of $10.00 per Private Unit, generating total proceeds of $2,050,000. On November 18, 2021, simultaneously with the sale of the over-allotment units in the IPO, Mountain Crest consummated the private sale of an additional 18,000 Private Units to the Sponsor. If Mountain Crest does not consummate the Business Combination by February 16, 2024, or as otherwise set forth in the Mountain Crest Charter, Mountain Crest will be required to dissolve. In such event, the 223,000 Private Units purchased by the Sponsor for a total purchase price of $2,230,000, will be worthless. Such Private Units had an aggregate market value of approximately $2.3 million based on the closing price of Mountain Crest public units of $10.50 on Nasdaq as of May 17, 2023.

●	The exercise of Mountain Crest’s directors’ and officers’ discretion in agreeing to changes or waivers in the terms of the Business Combination may result in a conflict of interest when determining whether such changes or waivers are appropriate and in Mountain Crest stockholders’ best interests.

●	The Sponsor will benefit from the completion of a business combination and may be incentivized to complete an acquisition of a less favorable target company or on terms less favorable to shareholders rather than liquidate.

●	Only if the proposed Business Combination is completed by February 16, 2024, or as otherwise set forth in the Mountain Crest Charter, Mountain Crest’s officers and directors, the Sponsor and its affiliates will be reimbursed for any reasonable fees and out-of-pocket expenses incurred in connection with activities on Mountain Crest’s behalf such as identifying potential target businesses and performing due diligence on suitable business combinations (including the Business Combination). As of May 17, 2023, an aggregate of $0 had been incurred or accrued in respect of such expense reimbursement obligation.

●	In order to fund working capital deficiencies or finance transaction costs in connection with a Business Combination, Mountain Crest’s insiders, officers and directors or their affiliates may, but are not obligated to, loan Mountain Crest funds, from time to time or at any time, in whatever amount they deem reasonable in their sole discretion. If Mountain Crest completes a Business Combination, Mountain Crest may repay such loaned amounts out of the proceeds of the Trust Account released to us. In the event that a Business Combination does not close, Mountain Crest may use a portion of the working capital held outside the Trust Account to repay such loaned amounts, but no proceeds from Mountain Crest’s Trust Account would be used for such repayment. Up to $1,500,000 of such loans may be convertible into private units, at a price of $10.00 per Unit, at the option of the lender. These private units would be identical to the Private Units. As of May 17, 2023, the Sponsor loaned to Mountain Crest an aggregate of $0, excluding the interest-free extension loan of $300,000.

●	If an initial business combination is not completed, the Sponsor will lose an aggregate of approximately $20.2 million, comprised of the following:

●	approximately $17.6 million (based on the closing price of $10.2403 per share of Mountain Crest Common Stock on the Nasdaq Stock Market as of May 17, 2023) of the 1,717,800 Founder Shares it holds;

●	approximately $2.3 million (based on the closing price of $10.50 per public unit on the Nasdaq Stock Market as of May 17, 2023) of the 223,000 Private Units it holds;

●	repayment of an interest-free extension loan of $300,000, which will be forgiven, except to the extent of any funds held outside of the Trust Account, by the Sponsor or its affiliates if Mountain Crest is unable to consummate an initial business combination during the Combination Period.

●	At the special meeting of stockholders held on December 20, 2022, Mountain Crest’s stockholders approved an amendment to Mountain Crest’s Amended and Restated Certificate of Incorporation (the “Extension Amendment Proposal”) and an amendment to the Investment Management Trust Agreement with Continental, dated November 12, 2021 (the “Trust Amendment Proposal”), giving Mountain Crest the right to extend the Combination Period for a period of 3 months from February 16, 2023 to May 16, 2023 and to the extent Mountain Crest’s Amended and Restated Certificate of Incorporation is amended to extend the Combination Period, by depositing into the Trust Account $300,000, upon five days’ advance notice prior to February 16, 2023. We refer to the amendments to the certificate of incorporation and to the Trust Agreement collectively as the “Extension Amendments.” As a result of the Extension Amendments, public stockholders forfeited their right to receive $690,000 under the original trust agreement entered into in connection with Mountain Crest’s IPO, if Mountain Crest seeks to extend the Combination Period for three months, but does not consummate a business combination.

●	As a result of the Extension Amendments, the Sponsor is no longer required to deposit into the Trust Account $690,000 prior to the three-month extension and this amount will not be repaid if a business combination is not consummated to the extent fund is not available outside of the Trust Account.

●	As a result of the Extension Amendments, Mountain Crest has extended the Combination Period to May 16, 2023, by depositing $300,000 into the Trust Account for the benefit of the public stockholders for the extension. The additional amount added to the Trust Account was reduced from what was included in Mountain Crest’s IPO prospectus, which was $0.10 per share to approximately $0.05 per share.

●	As a result of the Extension Amendments, the Sponsor has contributed to Mountain Crest $300,000 in an interest-free loan for the extension of the Combination Period. If the Extension Amendments were not adopted, the Sponsor would be expected to deposit into the Trust Account $690,000 in an interest-free loan. Since both loans will become payable only after Closing of the Business Combination, the Sponsor will lose repayment of $300,000 loan if the Business Combination is not completed after the extension. As of the date of this proxy statement/prospectus, the Sponsor has not contributed for the extension of the Combination Period. No funds from the Trust Account would be used to repay such loan in the event of Mountain Crest’s liquidation.

These interests may influence the Mountain Crest Board in making its recommendation that you vote in favor of the approval of the Business Combination Proposal, Redomestication Proposal and the other Proposals.

Mountain Crest is requiring Mountain Crest’s stockholders who wish to redeem their Public Shares in connection with the Business Combination to comply with specific requirements for redemption that may make it more difficult for them to exercise their redemption rights prior to the deadline for exercising their redemption rights.

Mountain Crest is requiring Mountain Crest’s stockholders who wish to redeem their Public Shares to either tender their certificates to Continental or to deliver their shares to Continental electronically using the DTC’s DWAC (Deposit/Withdrawal At Custodian) System at least two business days prior to the Special Meeting. In order to obtain a physical certificate, a stockholder’s broker and/or clearing broker, DTC and Continental will need to act to facilitate this request. It is Mountain Crest’s understanding that stockholders should generally allot at least two weeks to obtain physical certificates from Continental. However, because Mountain Crest does not have any control over this process or over the brokers or DTC, it may take significantly longer than two weeks to obtain a physical stock certificate. While Mountain Crest has been advised that it takes a short time to deliver shares through the DTC’s DWAC (Deposit/Withdrawal At Custodian) System, Mountain Crest cannot assure you of this fact.

Accordingly, if it takes longer than Mountain Crest anticipates for stockholders to deliver their Public Shares, stockholders who wish to redeem their Public Shares may be unable to meet the deadline for exercising their redemption rights and thus may be unable to redeem their Public Shares.

Redeeming Mountain Crest’s stockholders may be unable to sell their Public Shares when they wish in the event that the Business Combination is not consummated.

If Mountain Crest requires public stockholders who wish to redeem their Public Shares in connection with the consummation of a Business Combination to comply with specific requirements for redemption as described in this proxy statement/prospectus and a Business Combination is not consummated, Mountain Crest will promptly return such certificates to its public stockholders. Accordingly, public stockholders who attempted to redeem their Public Shares in such a circumstance will be unable to sell their Public Shares in the event that a Business Combination is not consummated until Mountain Crest has returned their Public Shares to them. The market price for shares of Mountain Crest Common Stock may decline during this time and you may not be able to sell your Public Shares when you wish, even while other stockholders that did not seek redemption may be able to sell their shares of Mountain Crest Common Stock.

If Mountain Crest’s security holders exercise their registration rights with respect to the Founder Shares, the Private Units and the underlying securities, it may have an adverse effect on the market price of Mountain Crest’s securities.

The Initial Stockholders are entitled to make a demand that Mountain Crest register the resale of the Founder Shares, the Private Units and the underlying securities at any time commencing three months prior to the date on which the Founder Shares may be released from escrow. Additionally, the Initial Stockholders are entitled to demand that Mountain Crest register the resale of the shares of Mountain Crest Common Stock underlying any securities the Initial Stockholders may be issued in payment of working capital loans made to Mountain Crest at any time after Mountain Crest consummates the Business Combination. If the Initial Stockholders exercise their registration rights with respect to all of their securities, then there will be an additional 1,948,000 shares of Mountain Crest Common Stock eligible for trading in the public market. The presence of these additional shares of Mountain Crest Common Stock trading in the public market may have an adverse effect on the market price of Mountain Crest’s securities.

Mountain Crest will not obtain an opinion from an unaffiliated third party as to the fairness of the Business Combination to Mountain Crest’s stockholders.

Mountain Crest is not required to obtain an opinion from an unaffiliated third party that the price it is paying in the Business Combination is fair to Mountain Crest’s public stockholders from a financial point of view. Mountain Crest’s public stockholders therefore must rely solely on the judgment of the Mountain Crest Board.

If the Business Combination’s benefits do not meet the expectations of financial or industry analysts, the market price of Mountain Crest’s securities may decline.

The market price of Mountain Crest’s securities may decline as a result of the consummation of the Business Combination if:

●	Mountain Crest does not achieve the perceived benefits of the Business Combination as rapidly as, or to the extent anticipated by, financial or industry analysts; or

●	the effect of the Business Combination on the financial statements is not consistent with the expectations of financial or industry analysts.

Accordingly, investors may experience a loss as a result of decreasing market price of Mountain Crest Common Stock.

Mountain Crest has incurred and expects to incur significant costs associated with the Business Combination. Whether or not the Business Combination is consummated, the incurrence of these costs will reduce the amount of cash available to be used for other corporate purposes by the Combined Company if the Business Combination is consummated or by Mountain Crest if the Business Combination is not consummated.

Mountain Crest has incurred significant costs associated with the Business Combination. Whether or not the Business Combination is consummated, Mountain Crest expects to incur approximately $2.3 million in expenses. These expenses will reduce the amount of cash available to be used for other corporate purposes by the Combined Company if the Business Combination is consummated or by Mountain Crest if the Business Combination is not consummated.

The unaudited pro forma condensed combined financial information contained in this proxy statement/prospectus may not be indicative of what the Combined Company’s actual financial condition or results of operations would have been.

The unaudited pro forma condensed combined financial information contained in this proxy statement/prospectus is presented for illustrative purposes only and is not necessarily indicative of what the Combined Company’s actual financial condition or results of operations would have been had the Business Combination been consummated on the dates indicated. The preparation of the unaudited pro forma condensed combined financial information was based upon available information and certain estimates and assumptions that Mountain Crest and AUM believe are reasonable. The unaudited pro forma condensed combined financial information reflects adjustments, which are based upon preliminary estimates. See “Unaudited Pro Forma Condensed Combined Financial Information” for more information.

A significant number of shares of Mountain Crest Common Stock were redeemed in December 2022 and May 2023. The reduced liquidity and number of round-lot holders of Mountain Crest’s public shares may make it more difficult for Mountain Crest to meet Nasdaq’s listing requirements and to consummate the Business Combination, and as a result, Mountain Crest Common stock may not be very liquid following the Business Combination.

In connection with the special meeting of stockholders held by Mountain Crest on December 20, 2022 where the stockholders approved certain proposals giving Mountain Crest the right to extend the date by which it has to complete a business combination for an additional three months, from February 16, 2023 to May 16, 2023, by depositing into the Trust Account $300,000, a total of 4,965,892 shares were tendered for redemption. On May 12, 2023, Mountain Crest’s stockholders approved an amendment to the Mountain Crest Charter extending the date until which Mountain Crest is required to complete a business combination from May 16, 2023 to February 16, 2024. In connection with the stockholders’ vote at the Special Meeting of Stockholders held by Mountain Crest on May 12, 2023, 1,405,134 shares were tendered for redemption. Approximately $50.1 million and $[ ] million was withdrawn from the Trust Account to pay for the redemption in December 2022 and May 2023, respectively, leaving approximately $[ ] million in the Trust Account as of May 17, 2023. As a result of the redemptions, Mountain Crest now has less liquidity and fewer round-lot holders of Mountain Crest’s public shares, which may make it more difficult to meet Nasdaq listing requirements. Since it is a condition to closing to receive the approval for listing by Nasdaq of the shares of Mountain Crest Common Stock to be issued in connection with the transactions contemplated by the Business Combination Agreement, Mountain Crest’s reduced public float may make it more difficult for Mountain Crest to meet one of the Nasdaq listing requirements and to consummate the Business Combination.

Reduction in Mountain Crest’s available public float will likely also reduce the trading volume and liquidity of our securities and increase the volatility of our securities. With a significantly smaller number of stockholders, trading in the shares of the Combined Company may be limited and your ability to sell your shares in the market could be adversely affected. The Combined Company intends to apply to list its shares on the Nasdaq, and Nasdaq may not list the common stock on its exchange, which could limit investors’ ability to make transactions in Mountain Crest’s securities and subject Mountain Crest to additional trading restrictions.

Furthermore, additional shares may be redeemed in connection with the closing of the Business Combination, further reducing the Combined Company’s public float and number of shareholders, again increasing the likelihood that Mountain Crest is unable to meet Nasdaq listing requirements and close the Business Combination.

The Combined Company will be required to meet the initial listing requirements to be listed on the Nasdaq Stock Market. However, the Combined Company may be unable to maintain the listing of its securities in the future.

In connection with the special meeting of stockholders held by Mountain Crest on December 20, 2022 where the stockholders approved certain proposals giving Mountain Crest the right to extend the date by which it has to complete a business combination for an additional three months, from February 16, 2023 to May 16, 2023, by depositing into the Trust Account $300,000, a total of 4,965,892 shares were tendered for redemption. On May 12, 2023, Mountain Crest’s stockholders approved an amendment to the Mountain Crest Charter extending the date until which Mountain Crest is required to complete a business combination from May 16, 2023 to February 16, 2024. In connection with the stockholders’ vote at the Special Meeting of Stockholders held by Mountain Crest on May 12, 2023, 1,405,134 shares were tendered for redemption. Approximately $50.1 million and $[ ] million was withdrawn from the Trust Account to pay for the redemption in December 2022 and May 2023, respectively, leaving approximately $[ ] million in the Trust Account as of May 17, 2023. As a result of the redemptions, Mountain Crest now has less liquidity and fewer round-lot holders of Mountain Crest’s public shares, which may make it more difficult to meet Nasdaq listing requirements. If the Combined Company fails to meet the continued listing requirements and Nasdaq delists its securities, it could face significant material adverse consequences, including:

●	a limited availability of market quotations for its securities;

●	a limited amount of news and analyst coverage for the Combined Company; and

●	a decreased ability to issue additional securities or obtain additional financing in the future.

Termination of the Business Combination Agreement could negatively impact Mountain Crest.

If the Business Combination is not consummated for any reason, including as a result of Mountain Crest’s stockholders declining to approve the Proposals required to effect the Business Combination, the ongoing business of Mountain Crest may be adversely impacted and, without realizing any of the anticipated benefits of the consummation of the Business Combination, Mountain Crest would be subject to a number of risks, including the following:

●	Mountain Crest may experience negative reactions from the financial markets, including negative impacts on the stock price of Mountain Crest Common Stock, including to the extent that the current market price reflects a market assumption that the Business Combination will be consummated;

●	Mountain Crest will have incurred substantial expenses and will be required to pay certain costs relating to the Business Combination, whether or not the Business Combination is consummated; and

●	since the Business Combination Agreement restricts the conduct of Mountain Crest’s business prior to consummation of the Business Combination, Mountain Crest may not have been able to take certain actions during the pendency of the Business Combination that would have benefitted it as an independent company, and the opportunity to take such actions may no longer be available.

If the Business Combination Agreement is terminated and the Mountain Crest Board seeks another business combination, Mountain Crest’s stockholders cannot be certain that Mountain Crest will be able to find another target business or that such other business combination will be consummated. See “Proposal No. 1 — The Business Combination Proposal — Termination.”

The obligations associated with being a public company will involve significant expenses and will require significant resources and management attention, which may divert from AUM’s business operations.

As a result of the Business Combination, the Combined Company will become subject to the reporting requirements of the Exchange Act and the Sarbanes-Oxley Act. The Exchange Act requires that the Combined Company file annual, quarterly and current reports with respect to its business, financial condition and results of operations. The Sarbanes-Oxley Act requires, among other things, that the Combined Company establish and maintain effective internal control over financial reporting. As a result, the Combined Company will incur significant legal, accounting and other expenses that it did not previously incur. The Combined Company’s entire management team and many of its other employees will need to devote substantial time to compliance and may not effectively or efficiently manage its transition into a public company.

In addition, the need to establish the corporate infrastructure demanded of a public company may also divert management’s attention from implementing the Combined Company’s business strategy, which could prevent it from improving its business, financial condition, cash flows and results of operations. The Combined Company has made, and will continue to make, changes to its internal control over financial reporting, including information technology controls, and procedures for financial reporting and accounting systems to meet its reporting obligations as a public company. However, the measures the Combined Company takes may not be sufficient to satisfy its obligations as a public company. If the Combined Company does not continue to develop and implement the right processes and tools to manage its changing enterprise and maintain its culture, its ability to compete successfully and achieve its business objectives could be impaired, which could negatively impact its business, financial condition, cash flows and results of operations. In addition, the Combined Company cannot predict or estimate the amount of additional costs it may incur to comply with these requirements. The Combined Company anticipates that these costs will materially increase its general and administrative expenses.

These rules and regulations result in the Combined Company’s incurring legal and financial compliance costs and will make some activities more time-consuming and costly. For example, the Combined Company expects these rules and regulations to make it more difficult and more expensive for it to obtain director and officer liability insurance, and the Combined Company may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for the Combined Company to attract and retain qualified people to serve on the Combined Company’s board of directors, or committees thereof, or as executive officers of the Combined Company.

As a public reporting company, the Combined Company will be subject to rules and regulations established from time to time by the SEC regarding its internal control over financial reporting. If the Combined Company fails to establish and maintain effective internal control over financial reporting and disclosure controls and procedures, it may not be able to accurately report its financial results or report them in a timely manner.

Upon consummation of the Business Combination, the Combined Company will become a public reporting company subject to the rules and regulations established from time to time by the SEC and Nasdaq. These rules and regulations will require, among other things, that the Combined Company establish and periodically evaluate procedures with respect to its internal control over financial reporting. Reporting obligations as a public company are likely to place a considerable strain on the Combined Company’s financial and management systems, processes and controls, as well as on its personnel. In addition, as a public company, the Combined Company will be required to document and test its internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act so that its management can certify as to the effectiveness of its internal control over financial reporting.

In the event that a significant number of the Public Shares are redeemed, the Holdco Ordinary Shares may become less liquid following the consummation of the Business Combination.

If a significant number of the Public Shares are redeemed, Mountain Crest may be left with a significantly smaller number of stockholders. As a result, trading in the shares of the Combined Company may be limited and your ability to sell your Holdco Ordinary Shares in the market could be adversely affected. The Combined Company has applied to list its shares on the Nasdaq, and Nasdaq may not list the Holdco Ordinary Shares on its exchange, which could limit investors’ ability to make transactions in the Holdco Ordinary Shares and subject the Combined Company to additional trading restrictions.

The Combined Company will be required to meet the initial listing requirements to be listed on Nasdaq. However, the Combined Company may be unable to maintain the listing of its securities in the future.

If the Combined Company fails to meet the continued listing requirements and Nasdaq delists the Holdco Ordinary Shares, the Combined Company could face significant material adverse consequences, including:

●	a limited availability of market quotations for the Holdco Ordinary Shares;

●	a limited amount of news and analyst coverage for the Combined Company; and

●	a decreased ability to issue additional securities or obtain additional financing in the future.

Mountain Crest may waive one or more of the conditions to the consummation of the Business Combination without resoliciting stockholder approval for the Business Combination Proposal.

Mountain Crest may agree to waive, in whole or in part, some of the conditions to its obligations to consummate the Business Combination, to the extent permitted by applicable laws. The Mountain Crest Board will evaluate the materiality of any waiver to determine whether amendment of this proxy statement/prospectus and resolicitation of proxies is warranted. In some instances, if the Mountain Crest Board determines that a waiver is not sufficiently material to warrant resolicitation of stockholders, Mountain Crest has the discretion to consummate the Business Combination without seeking further stockholder approval. For example, it is a condition to Mountain Crest’s obligations to consummate the Business Combination that there be no restraining order, injunction or other order restricting AUM’s conduct of its business. However, if the Mountain Crest Board determines that any such order or injunction is not material to the business of the Combined Company, then the Mountain Crest Board may elect to waive that condition without stockholder approval and consummate the Business Combination.

Mountain Crest’s stockholders will experience immediate dilution as a consequence of the Business Combination, and having a minority share position may reduce the influence that Mountain Crest’s current stockholders have on the management of Mountain Crest.

While Mountain Crest and AUM would like to secure a PIPE and consummate such PIPE concurrently with the Closing, no PIPE has been secured yet. Following the consummation of the Business Combination, assuming no redemptions of the Public Shares for cash, Mountain Crest’s current public stockholders will own approximately 2.8% of non-redeemable Holdco Ordinary Shares and the Sponsor, Chardan and Mountain Crest’s current executive officers, directors and affiliates will own approximately 4.7% of non-redeemable Holdco Ordinary Shares. Assuming redemptions by holders of 396,731 outstanding Public Shares, Mountain Crest’s current public stockholders will own approximately 1.9% of non-redeemable Holdco Ordinary Shares and the Sponsor, Chardan and Mountain Crest’s current executive officers, directors and affiliates will own approximately 4.7% of non-redeemable Holdco Ordinary Shares. The minority position of Mountain Crest’s stockholders will give them limited influence over the management and operations of the Combined Company.

It is anticipated that, upon completion of the Business Combination, the ownership interests in Holdco as the public company will be as set forth in the table below:

	No Redemption Scenario		Interim Redemption Scenario(1)		Max Redemption Scenario(2)
	Shares	%	Shares	%	Shares	%
AUM Shareholders(3) (4)	39,453,633	89.7	39,453,633	90.5	39,453,633	90.8
AUM(5)	100,000	0.2	100,000	0.2	100,000	0.2
Mountain Crest Public Stockholders	528,974	1.2	132,243	0.3	0	-
Mountain Crest’s Public Shares converted from the Public Rights	690,000	1.6	690,000	1.6	690,000	1.6
Mountain Crest Insiders and Chardan(6)	2,048,200	4.7	2,048,200	4.7	2,048,200	4.7
EF Hutton(7)	100,000	0.2	100,000	0.2	100,000	0.2
AUM’s financial advisors(8)	1,060,000	2.4	1,060,000	2.4	1,060,000	2.4
Closing Shares(9)	43,980,807	100.0%	43,584,076	100.0%	43,451,833	100.0%

(1)	Assumes that holders of 396,731 Public Shares, or 75% of the maximum redemption, exercise their redemption rights in connection with the Business Combination.
(2)	Assumes that holders of 528,974 Public Shares exercise their redemption rights in connection with the Business Combination.
(3)	The sum of Holdco Ordinary Shares to be issued to each current AUM shareholder. The number of Holdco Ordinary Shares to be issued to each current AUM shareholder is calculated by (a) taking the product of (i) the current number of AUM ordinary shares issued and paid-up to each AUM shareholder and (ii) the Company Exchange Ratio, which is 4.42001337345809, and (b) rounding down to the nearest Holdco Ordinary Share. The Company Exchange Ratio is the quotient obtained by dividing the Price per Company Share, which is $44.2001337345809, by $10.00. The Price per Company Share is the dollar number derived by dividing the Purchase Price of $403,350,000 by the Fully-Diluted Company Shares, which is 9,125,538 shares. The Purchase Price is $400,000,000 plus the Post-Signing Investment Amount, which is $3,350,000. See footnote 4. The number of Fully-Diluted Company Shares is the sum of (a) the total number of outstanding AUM ordinary shares, which is 8,926,138 and (b) the total number of AUM ordinary shares subject to issuance pursuant to the outstanding AUM options, which is 199,400, in each case, as of immediately prior to the Closing.
(4)	Reflects (i) 199,400 AUM options outstanding at the Closing, and (ii) a Closing adjustment based upon the $3,350,000 Post-Signing Investment Amount. On March 10, 2023, AUM authorized issuance of the Series A Add-On Shares pursuant to the Series A Subscription Agreement for aggregate consideration of US$ 3,350,000. Issuance of the Series A Add-On Shares became effective on April 3, 2023. The proceeds received from the Series A Add-On Shares constitute a Post-Signing Investment Amount. The Post-Signing Investment Amount means the amount of proceeds received by the AUM Companies from the sale of AUM Company Interests for not more than $10,000,000 in the aggregate after the Business Combination Agreement was signed and before the Closing.
(5)	Pursuant to a stock purchase agreement by and between the Sponsor and AUM, the Sponsor will transfer 100,000 SPAC Shares to AUM upon the Closing.
(6)	Includes (a) 1,848,000 Holdco Ordinary Shares to be issued to Mountain Crest Insiders, including the Sponsor, in exchange for Mountain Crest Common Stock, (b) 22,300 Holdco Ordinary Shares to be issued to the Sponsor after conversion of the Mountain Crest Private Rights, and (c) 177,900 Holdco Ordinary Shares to be issued to Chardan in exchange for the Representative Shares. Excludes Holdco Ordinary Shares underlying any Mountain Crest Units that the Sponsor chooses to be repaid for the loan it has extended to Mountain Crest, assuming the Sponsor chooses to be repaid fully in cash.
(7)	Mountain Crest and EF Hutton signed a financial advisory and private placement agency agreement on October 24, 2022, pursuant to which, among other matters, EF Hutton is eligible to be paid 100,000 shares of Mountain Crest Common Stock as part of the advisory fee.
(8)	AUM and Mr. Xiaoyuan Liu signed an advisory agreement on May 16, 2022, as later amended on October 16, 2022, pursuant to which, among other matters, Mr. Liu is eligible to be paid 300,000 Holdco Ordinary Shares as part of the advisory fee. Mr. Liu is not related to Dr. Suying Liu, Mountain Crest’s Chairman, Chief Executive Officer and Chief Financial Officer. AUM and Global signed an advisory agreement on June 10, 2022, as later amended on August 25, 2022, pursuant to which, among other matters, Global is eligible to be paid 760,000 Holdco Ordinary Shares as part of the advisory fee.
(9)	Assumes no PIPE to be consummated simultaneously with the Closing.

If Mountain Crest is deemed to be an investment company for purposes of the Investment Company Act, it would be required to institute burdensome compliance requirements, and Mountain Crest’s activities would be severely restricted, and, as a result, Mountain Crest may abandon its efforts to consummate the Initial Business Combination and liquidate Mountain Crest.

Mountain Crest could potentially be subject to the Investment Company Act and the regulations thereunder. If Mountain Crest is deemed to be an investment company under the Investment Company Act, its activities would be severely restricted. In addition, Mountain Crest would be subject to burdensome compliance requirements. Mountain Crest does not believe that its principal activities will subject it to regulation as an investment company under the Investment Company Act. However, if Mountain Crest is deemed to be an investment company and subject to compliance with and regulation under the Investment Company Act, Mountain Crest would be subject to additional regulatory burdens and expenses for which it has not allotted funds. As a result, unless Mountain Crest is able to modify its activities so that it would not be deemed an investment company, it would expect to abandon its efforts to complete an initial business combination and instead liquidate Mountain Crest. If Mountain Crest is required to liquidate, its investors would not be able to realize the benefits of owning shares in a successor operating business, including the potential appreciation in the value of its shares and rights following such a transaction, and its rights would expire worthless.

To mitigate the risk that Mountain Crest might be deemed to be an investment company for purposes of the Investment Company Act, it intends to convert all of the assets held in the Trust Account into cash prior to November 12, 2023, and hold the funds in the Trust Account in cash until the earlier of the consummation of the Business Combination or its liquidation. As a result, following the conversion of securities in the Trust Account, Mountain Crest would likely receive minimal interest, if any, on the funds held in the Trust Account, which would reduce the dollar amount its public stockholders would receive upon any redemption or liquidation of Mountain Crest.

As of the date hereof, substantially all of the assets held in the Trust Account are held in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act. The fact that the funds in the Trust Account have been held in securities makes it more likely that Mountain Crest could be deemed to be an unregistered investment company than other special purpose acquisition companies that hold their trust account funds solely in cash.

Mountain Crest’s IPO registration statement became effective on November 12, 2021. In order to mitigate the risk of Mountain Crest being deemed to be an unregistered investment company (including under the subjective test of Section 3(a)(1)(A) of the Investment Company Act) and thus subject to regulation under the Investment Company Act, Mountain Crest intends to convert all of the assets held in the Trust Account into cash prior to November 12, 2023 to ensure that the Company does not fall within the definition of “investment company” under Section 3(a)(1)(A) of the Investment Company Act. Following such conversion, Mountain Crest would likely receive minimal interest, if any, on the funds held in the Trust Account. However, interest previously earned on the funds held in the Trust Account still may be released to Mountain Crest to pay its taxes, if any, and certain other expenses as permitted. As a result, any decision to convert the securities held in the Trust Account and thereafter to hold all funds in the Trust Account in cash would reduce the dollar amount Mountain Crest’s public stockholders would receive upon any redemption or liquidation of Mountain Crest.

In addition, the longer that the funds in the Trust Account are held in money market funds invested exclusively in such securities, the greater the risk that Mountain Crest may be considered an unregistered investment company, in which case it may be required to liquidate. If Mountain Crest is required to liquidate, its investors would not be able to realize the benefits of owning shares in a successor operating business, including the potential appreciation in the value of its shares and rights following such a transaction, and its rights would expire worthless. Accordingly, Mountain Crest may determine, in its discretion, to liquidate the securities held in the Trust Account at any time and instead hold all funds in the Trust Account in cash, which would further reduce the dollar amount its public stockholders would receive upon any redemption or liquidation of Mountain Crest.

Deferred Underwriting Commission

The $2,070,000 in deferred underwriting commissions in connection with the IPO, will be released to the underwriters only on completion of the Business Combination, in an amount equal to 3.00% of the gross proceeds of the IPO. Below is a summary of the total deferred underwriting commission to be paid upon closing of the Business Combination, assuming, other than the 6,371,026 shares already redeemed by Mountain Crest stockholders as of May 17, 2023, (i) no redemptions, (ii) 75% of the maximum redemptions and (iii) maximum redemptions, based on approximately $5.5 million in the Trust Account as of May 17, 2023 and approximately $10.41 per share (before deducting estimated taxes payable) being paid to the public investors exercising their redemption rights.

	Underwriting Fee
	No Redemptions	75% Redemptions	Maximum Redemptions
Redemptions ($)	$0	$4,131,580	$5,508,773
Redemptions (Shares)	0	396,731	528,974
Effective Underwriting (Total Underwriting less redemptions)	$5,508,773	$1,377,193	$0
Total Deferred Fee (%)	3.00%	3.00%	3.00%
Total Deferred Underwriting Fee ($)	$2,070,000	$2,070,000	$2,070,000
Effective Deferred Underwriting Fee (as a percentage of (cash left in Trust Account post redemptions))	37.58%	100.00%	100.00%

The Combined Company may not be able to generate sufficient cash to service all of its indebtedness and may be forced to take other actions to satisfy obligations under its indebtedness, which may not be successful.

The Combined Company’s ability to make scheduled payments on or to refinance its debt obligations will depend on its future operating performance and on economic, financial, competitive, legislative and other factors and any legal and regulatory restrictions on the payment of distributions and dividends to which the Combined Company and its subsidiaries may be subject. Many of these factors may be beyond the Combined Company’s control. The Combined Company cannot assure you that its business will generate sufficient cash flow from operations, that currently anticipated cost savings and operating improvements will be realized or that future borrowings will be available to the Combined Company in an amount sufficient to enable it to satisfy its obligations under its indebtedness or to fund its other needs. If the cash flows and capital resources of the Combined Company are insufficient to service its indebtedness, it may be forced to reduce or delay acquisitions, sell assets, seek additional capital or restructure or refinance its indebtedness. These alternative measures may not be successful and may not permit the Combined Company to meet its scheduled debt service obligations. The Combined Company’s ability to restructure or refinance its indebtedness will depend on the condition of the capital markets and its financial condition at such time. Any refinancing of its indebtedness could be at higher interest rates and may require it to comply with more onerous covenants, which could further restrict the business operations of the Combined Company. In addition, the terms of any future debt agreements may restrict the Combined Company from adopting some of these alternatives. In the absence of such operating results and resources, the Combined Company could face substantial liquidity problems and might be required to dispose of material assets or operations to meet its debt service and other obligations. The Combined Company may not be able to consummate those dispositions for fair market value or at all. Furthermore, any proceeds that the Combined Company could realize from any such dispositions may not be adequate to meet its debt service obligations then due. The Combined Company’s inability to generate sufficient cash flow to satisfy its debt service or other obligations, or to refinance its indebtedness on commercially reasonable terms or at all, could have a material adverse effect on its business, cash flows, financial condition and results of operations.

Anti-takeover provisions contained in the Holdco’s proposed amended and restated memorandum and articles of association that will become effective immediately prior to the completion of the Business Combination, as well as provisions of Cayman Islands law, could impair a takeover attempt.

In connection with the Business Combination, Holdco will adopt an amended and restated memorandum and articles of association that will become effective immediately prior to the consummation of the Business Combination. Holdco’s amended and restated memorandum and articles of association will contain provisions to limit the ability of others to acquire control of Holdco or cause Holdco to engage in change-of-control transactions. These provisions could have the effect of depriving Holdco’s shareholders of an opportunity to sell their shares at a premium over prevailing market prices by discouraging third parties from seeking to obtain control of Holdco in a tender offer or similar transaction. For example, the Holdco Board will have the authority, subject to any resolution of the shareholders to the contrary, to issue preferred shares in one or more classes or series and to fix their designations, powers, preferences, privileges, and relative participating, optional or special rights and the qualifications, limitations or restrictions, including dividend rights, conversion rights, voting rights, terms of redemption and liquidation preferences, any or all of which may be greater than the rights associated with Holdco Ordinary Shares. Preferred shares could be issued quickly with terms calculated to delay or prevent a change in control of Holdco or make removal of management more difficult. If the Holdco Board decides to issue preferred shares, the price of the ordinary shares of Holdco may fall and the voting and other rights of the holders of the ordinary shares of Holdco may be materially and adversely affected.

Activities taken by Mountain Crest’s affiliates to purchase, directly or indirectly, Public Shares will increase the likelihood of approval of the Business Combination Proposal, the Redomestication Proposal and the other Proposals and may affect the market price of Mountain Crest’s securities.

The Sponsor or Mountain Crest’s executive officers, directors and advisors, or their respective affiliates, may purchase shares of Mountain Crest Common Stock in privately negotiated transactions either prior to or following the consummation of the Business Combination. None of the Sponsor or Mountain Crest’s executive officers, directors and advisors, or their respective affiliates, will make any such purchases when such parties are in possession of any material non-public information not disclosed to the seller or during a restricted period under Regulation M under the Exchange Act. Although none of the Sponsor or Mountain Crest’s executive officers, directors and advisors, or their respective affiliates, currently anticipates paying any premium purchase price for such Public Shares, in the event such parties do, the payment of a premium may not be in the best interest of those stockholders not receiving any such additional consideration. There is no limit on the number of shares that could be acquired by the Sponsor or Mountain Crest’s executive officers, directors and advisors, or their respective affiliates, or the price such parties may pay.

If such transactions are effected, the consequence could be to cause the Business Combination to be approved in circumstances where such approval could not otherwise be obtained. Purchases of shares of Mountain Crest Common Stock by the persons described above would allow them to exert more influence over the approval of the Business Combination Proposal, the Redomestication Proposal and the other Proposals and would likely increase the chances that the Business Combination would be approved. If the market does not view the Business Combination positively, purchases of the Public Shares may have the effect of counteracting the market’s view, which would otherwise be reflected in a decline in the market price of Mountain Crest’s securities. In addition, the termination of the support provided by these purchases may materially adversely affect the market price of Mountain Crest’s securities.

As of the date of this proxy statement/prospectus, no agreements with respect to the private purchase of the Public Shares by Mountain Crest or the persons described above have been entered into. Mountain Crest will file a Current Report on Form 8-K with the SEC to disclose private arrangements entered into or significant private purchases made by any of the Sponsor or Mountain Crest’s executive officers, directors and advisors, or their respective affiliates. To the extent that any public shares are purchased, such public shares will not be voted as required by Tender Offers and Schedules Compliance and Disclosure Interpretations Question 166.01 promulgated by the SEC.

Risks Related to the Holdco Ordinary Shares

The market price of the Holdco Ordinary Shares is likely to be highly volatile, and you may lose some or all of your investment.

Following the consummation of the Business Combination, the market price of Holdco Ordinary Shares is likely to be highly volatile and may be subject to wide fluctuations in response to a variety of factors, including the following:

●	the impact of the COVID-19 pandemic on the Combined Company’s business, financial condition and results of operations;

●	the Combined Company’s quarterly or annual earnings or those of other companies in its industry compared to market expectations;

●	the size of the Combined Company’s public float;

●	the inability to obtain or maintain the listing of the Holdco Ordinary Shares on Nasdaq;

●	the inability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition, the Combined Company’s ability to grow and manage growth profitably and retain its key employees;

●	coverage by or changes in financial estimates by securities or industry analysts or failure to meet their expectations;

●	changes in accounting standards, policies, guidance, interpretations or principles;

●	changes in senior management or key personnel;

●	changes in applicable laws or regulations;

●	risks relating to the uncertainty of the Combined Company’s projected financial information;

●	risks related to the organic and inorganic growth of the Combined Company’s business and the timing of expected business milestones;

●	the amount of redemption requests made by Mountain Crest’s stockholders; and

●	changes in general market, economic and political conditions in the United States and global economies or financial markets, including those resulting from natural disasters, terrorist attacks, acts of war and responses to such events.

In addition, the stock markets have experienced extreme price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many companies. These fluctuations have often been unrelated or disproportionate to the operating performance of those companies. Broad market and industry factors, as well as general economic, political, regulatory and market conditions, may negatively affect the market price of the Holdco Ordinary Shares, regardless of the Combined Company’s actual operating performance. Furthermore, due to their cost of acquiring the Founder Shares being significantly less than the effective price per share of Mountain Crest Common Stock paid by investors in the IPO, the ability of the Initial Stockholders to sustain the negative effects of any such volatility will be much greater than such investors in the IPO or investors that acquired Mountain Crest Common Stock in the open market following the consummation of the IPO.

Volatility in the Combined Company’s stock price could subject the Combined Company to securities class action litigation.

In the past, securities class action litigation has often been brought against a company following a decline in the market price of its securities. If the Combined Company faces such litigation, it could result in substantial costs and a diversion of management’s attention and resources, which could harm its business.

If securities or industry analysts do not publish research or reports about the Combined Company, or publish negative reports, the Combined Company’s stock price and trading volume could decline.

The trading market for the Holdco Ordinary Shares will depend, in part, on the research and reports that securities or industry analysts publish about the Combined Company. The Combined Company does not have any control over these analysts. If the Combined Company’s financial performance fails to meet analyst estimates or one or more of the analysts who cover the Combined Company downgrade the Holdco Ordinary Shares or change their opinion, the Combined Company’s stock price would likely decline. If one or more of these analysts cease coverage of the Combined Company or fail to regularly publish reports on the Combined Company, it could lose visibility in the financial markets, which could cause the Combined Company’s stock price or trading volume to decline.

Because the Combined Company does not anticipate paying any cash dividends in the foreseeable future, capital appreciation, if any, would be your sole source of gain.

The Combined Company currently anticipates that it will retain future earnings for the development, operation and expansion of its business and does not anticipate declaring or paying any cash dividends for the foreseeable future. As a result, capital appreciation, if any, of the Holdco Ordinary Shares would be your sole source of gain on an investment in the Holdco Ordinary Shares for the foreseeable future.

The future sales of shares by the Combined Company’s shareholders and future exercise of registration rights may adversely affect the market price of the Holdco Ordinary Shares.

Sales of a substantial number of Holdco Ordinary Shares in the public market could occur at any time. If the Combined Company’s shareholders sell, or the market perceives that the Combined Company’s shareholders intend to sell, substantial amounts of the Holdco Ordinary Shares in the public market, the market price of the Holdco Ordinary Shares could decline.

The holders of the Founder Shares are entitled to registration rights pursuant to a registration rights agreement entered into in connection with the IPO. The holders of the majority of these securities are entitled to make up to three demands that Mountain Crest register such securities. The holders of the majority of the Founder Shares, the Private Units and any working capital loans made to Mountain Crest are entitled to make up to three demands that Holdco registers such securities. The holders of the majority of the Founder Shares can elect to exercise these registration rights at any time commencing three months prior to the date on which the Founder Shares are to be released from escrow. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the consummation of the Business Combination. The presence of these additional Founder Shares trading in the public market may have an adverse effect on the market price of the Holdco Ordinary Shares.

The Combined Company is an emerging growth company, and the Combined Company cannot be certain if the reduced reporting requirements applicable to emerging growth companies will make the Holdco Ordinary Shares less attractive to investors.

Following the consummation of the Business Combination, the Combined Company will be an emerging growth company, as defined in the JOBS Act. For as long as the Combined Company continues to be an emerging growth company, it may take advantage of exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies,” including exemption from compliance with the auditor attestation requirements of Section 404, reduced disclosure obligations regarding executive compensation and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. The Combined Company will remain an emerging growth company until the earlier of (i)(x) 2028, (y) the date on which the Combined Company has total annual gross revenue of at least $1.07 billion or (z) the date on which the Combined Company is deemed to be a large accelerated filer, which means the market value of Holdco Ordinary Shares that are held by non-affiliates exceeds $700 million as of the prior September 30th, and (ii) the date on which the Combined Company has issued more than $1.0 billion in non-convertible debt during the prior three-year period.

In addition, under the JOBS Act, emerging growth companies can delay adopting new or revised accounting standards until such time as those standards apply to private companies. The Combined Company has elected to avail itself of this exemption from new or revised accounting standards and, therefore, the Combined Company will not be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies.

Even after the Combined Company no longer qualifies as an emerging growth company, it may still qualify as a “smaller reporting company,” which would allow it to take advantage of many of the same exemptions from disclosure requirements including exemption from compliance with the auditor attestation requirements of Section 404 and reduced disclosure obligations regarding executive compensation in this proxy statement/prospectus and the Combined Company’s periodic reports and proxy statements.

The Combined Company cannot predict if investors will find the Combined Company’s common stock less attractive because the Combined Company may rely on these exemptions. If some investors find the Holdco Ordinary Shares less attractive as a result, there may be a less active trading market for the Holdco Ordinary Shares and its market price may be more volatile.

Subsequent to the consummation of the Business Combination, Mountain Crest may be required to take write-downs or write-offs, restructuring and impairment or other charges that could have a significant negative effect on its financial condition, results of operations and stock price, which could cause you to lose some or all of your investment.

Although Mountain Crest has conducted due diligence on AUM, Mountain Crest cannot assure you that this diligence revealed all material issues that may be present in its business, that it would be possible to uncover all material issues through a customary amount of due diligence, or that factors outside of Mountain Crest’s or AUM’s control will not later arise. As a result, Mountain Crest may be forced to later write-down or write-off assets, restructure its operations, or incur impairment or other charges that could result in losses. Even if Mountain Crest’s due diligence successfully identifies certain risks, unexpected risks may arise and previously known risks may materialize in a manner not consistent with Mountain Crest’s preliminary risk analysis. Even though these charges may be non-cash items and may not have an immediate impact on Mountain Crest’s liquidity, the fact that Mountain Crest reports charges of this nature could contribute to negative market perceptions about the Combined Company’s securities. In addition, charges of this nature may cause the Combined Company to be unable to obtain future financing on favorable terms or at all.

A market for the Combined Company’s securities may not continue, which would adversely affect the liquidity and price of its securities.

Following the Business Combination, the price of the Combined Company’s securities may fluctuate significantly due to the market’s reaction to the Business Combination and general market and economic conditions. An active trading market for the Combined Company’s securities following the Business Combination may never develop or, if developed, it may not be sustained. In addition, the price of the Combined Company’s securities after the Business Combination can vary due to general economic conditions and forecasts, the Combined Company’s general business condition and the release of the Combined Company’s financial reports. Additionally, if the Combined Company’s securities are not listed on, or become delisted from Nasdaq for any reason, and are quoted on the OTC Bulletin Board, an inter-dealer automated quotation system for equity securities that is not a national securities exchange, the liquidity and price of the Combined Company’s securities may be more limited than if the Combined Company were quoted or listed on Nasdaq or another national securities exchange. You may be unable to sell your securities unless a market can be established or sustained.

THE SPECIAL MEETING OF MOUNTAIN CREST STOCKHOLDERS

General

Mountain Crest is furnishing this proxy statement/prospectus to the Mountain Crest stockholders as part of the solicitation of proxies by the Mountain Crest Board for use at the Special Meeting to be held on June 23, 2023 and at any adjournment or postponement thereof. This proxy statement/prospectus is first being furnished to Mountain Crest’s stockholders on or about May 22, 2023 in connection with the vote on the Business Combination Proposal, the Redomestication Proposal, the Nasdaq Proposal, the Incentive Plan Proposal, the Holdco Charter Proposal, the Escrow Proposal, the NTA Requirement Amendment Proposal and the Adjournment Proposal. This document provides you with the information you need to know to be able to vote or instruct your vote to be cast at the Special Meeting.

Date, Time and Place

The Special Meeting will be held on June 23, 2023 at 10:00 a.m. Eastern Time, or such other date, time and place to which such meeting may be adjourned or postponed. Due to the public health concerns relating to the coronavirus pandemic, and Mountain Crest’s concerns about protecting the health and well-being of its stockholders, the Mountain Crest Board has determined to convene and conduct the Special Meeting in a virtual meeting format at https://www.cstproxy.com/mcacquisitionv/2023. You will need the 12-digit meeting control number that is printed on your proxy card to enter the Special Meeting. Stockholders will NOT be able to attend the Special Meeting in person. This proxy statement includes instructions on how to access the virtual Special Meeting and how to listen and vote from home or any remote location with Internet connectivity.

Purpose of the Special Meeting

At the Special Meeting, Mountain Crest is asking holders of Mountain Crest Common Stock to approve the following Proposals:

●	The Redomestication Proposal to approve the Redomestication;

●	The Business Combination Proposal to approve the Acquisition Merger;

●	The Nasdaq Proposal to approve, for purposes of complying with applicable Nasdaq Listing Rules, the issuance of more than 20% of the current total issued and outstanding Holdco Ordinary Shares pursuant to the terms of the Business Combination Agreement;

●	The Incentive Plan Proposal to approve Holdco’s 2023 Share Incentive Plan;

●	The Holdco Charter Proposal to amend and restate Holdco’s memorandum and articles of association;

●	The Escrow Proposal to terminate the Stock Escrow Agreement;

●	The NTA Requirement Amendment Proposal to amend the Mountain Crest Charter to expand the methods that Mountain Crest may employ to not become subject to the “penny stock” rules of the SEC; and

●	The Adjournment Proposal to approve the adjournment of the Special Meeting in the event Mountain Crest does not receive the requisite stockholder vote to approve the above Proposals.

Recommendation of the Mountain Crest Board

The Mountain Crest Board:

●	has determined that each of the Business Combination Proposal, the Redomestication Proposal, the Nasdaq Proposal, the Incentive Plan Proposal, the Holdco Charter Proposal, the Escrow Proposal, the NTA Requirement Amendment Proposal and the Adjournment Proposal, are fair to, and in the best interests of, Mountain Crest and its stockholders;

●	has approved the Business Combination Proposal, the Redomestication Proposal, the Nasdaq Proposal, the Incentive Plan Proposal, the Holdco Charter Proposal, the Escrow Proposal, the NTA Requirement Amendment Proposal and the Adjournment Proposal; and

●	recommends that the Mountain Crest stockholders vote “FOR” each of the Business Combination Proposal, the Redomestication Proposal, the Nasdaq Proposal, the Incentive Plan Proposal, the Holdco Charter Proposal, the Escrow Proposal, the NTA Requirement Amendment Proposal and the Adjournment Proposal.

The Mountain Crest Board members have interests that may be different from or in addition to your interests as a stockholder. See “The Business Combination — Interests of Certain Persons in the Business Combination” in this proxy statement/prospectus for further information.

Record Date; Who is Entitled to Vote

Mountain Crest has fixed the close of business on May 17, 2023, as the record date for determining those Mountain Crest stockholders entitled to notice of and to vote at the Special Meeting. As of the close of business on May 17, 2023, there were 2,654,874 shares of Mountain Crest Common Stock outstanding and entitled to vote. Each holder of Mountain Crest Common Stock is entitled to one vote per share on each of the Business Combination Proposal, the Redomestication Proposal, the Nasdaq Proposal, the Incentive Plan Proposal, the Holdco Charter Proposal, the Escrow Proposal, the NTA Requirement Amendment Proposal and the Adjournment Proposal. As of May 17, 2023, the Initial Stockholders and Chardan collectively own and are entitled to vote 2,125,900 shares of Mountain Crest Common Stock, or approximately 52.4% of the issued and outstanding shares of Mountain Crest Common Stock. With respect to the Business Combination, the Initial Stockholders and Chardan, whom collectively own approximately 52.4% of the outstanding shares of Mountain Crest Common Stock as of the record date, have agreed to vote their Mountain Crest Common Stock acquired by them in favor of the Business Combination Proposal and the Redomestication Proposal. Each of the Sponsor and Chardan has indicated that it intends to vote its shares, as applicable, “FOR” the other Proposals, although there is no agreement in place with respect to the other Proposals.

Quorum and Required Vote for the Proposals

A quorum of Mountain Crest stockholders is necessary to hold a valid meeting. A quorum will be present at the Special Meeting if a majority of the shares of capital stock issued and outstanding as of the record date and entitled to vote at the Special Meeting is represented via the virtual meeting platform or by proxy. A Mountain Crest stockholder present virtually or by proxy and abstaining from voting at the Special Meeting will count as present for the purposes of establishing a quorum but broker non-votes will not.

Approval of each of the Proposals will require the affirmative vote of the holders of a majority of the issued and outstanding ordinary shares of Mountain Crest present and entitled to vote at the Special Meeting. Attending the Special Meeting either via the virtual meeting platform or by proxy and abstaining from voting will have the same effect as voting against all the Proposals and, assuming a quorum is present, broker non-votes will have no effect on the voting on Proposals.

Voting Your Shares

Each share of Mountain Crest Common Stock that you own in your name entitles you to one vote for each Proposal on which such shares are entitled to vote at the Special Meeting. Your proxy card shows the number of shares of Mountain Crest Common Stock that you own.

There are two ways to ensure that your shares of Mountain Crest Common Stock are voted at the Special Meeting:

●	You can cause your shares to be voted by signing and returning the enclosed proxy card by mail, via telephone by calling the telephone number on your proxy card or via the Internet by going to www.cstproxyvote.com and following the instructions. Telephone and Internet voting facilities for shareholders of record will be available 24 hours a day until 11:59 p.m. Eastern Time on June 22, 2023. If you submit your proxy card, your “proxy,” whose name is listed on the proxy card, will vote your shares as you instruct on the proxy card. If you sign and return the proxy card but do not give instructions on how to vote your shares, your shares will be voted, as recommended by the Mountain Crest Board, “FOR” the adoption of the Business Combination Proposal, the Redomestication Proposal, the Nasdaq Proposal, the Incentive Plan Proposal, the Holdco Charter Proposal, the Escrow Proposal, the NTA Requirement Amendment Proposal and the Adjournment Proposal. Votes received after a matter has been voted upon at the Special Meeting will not be counted.

●	You can attend the Special Meeting in a virtual meeting format and vote during the meeting by visiting https://www.cstproxy.com/mcacquisitionv/2023 and entering the control number included on your proxy card or on the instructions that accompanied your proxy materials, as applicable. Stockholders will NOT be able to attend the Special Meeting in person. This proxy statement includes instructions on how to access the virtual Special Meeting and how to listen and vote from home or any remote location with Internet connectivity. However, if your shares are held in the name of your broker, bank or another nominee, you must get a proxy from the broker, bank or other nominee. That is the only way Mountain Crest can be sure that the broker, bank or nominee has not already voted your shares.

IF YOU RETURN YOUR PROXY CARD WITHOUT AN INDICATION OF HOW YOU WISH TO VOTE, YOUR SHARES WILL BE VOTED IN FAVOR OF THE BUSINESS COMBINATION PROPOSAL AND THE REDOMESTICATION PROPOSAL (AS WELL AS THE OTHER PROPOSALS). IN ORDER TO REDEEM YOUR SHARES, YOU MUST TENDER YOUR SHARES TO OUR TRANSFER AGENT AT LEAST TWO BUSINESS DAYS PRIOR TO THE SPECIAL MEETING. YOU MAY TENDER YOUR SHARES FOR REDEMPTION BY EITHER DELIVERING YOUR STOCK CERTIFICATE TO THE TRANSFER AGENT OR BY DELIVERING YOUR SHARES ELECTRONICALLY USING THE DEPOSITORY TRUST COMPANY’S DWAC SYSTEM. IF THE BUSINESS COMBINATION IS NOT COMPLETED, THEN THESE TENDERED SHARES WILL NOT BE REDEEMED FOR CASH AND WILL BE RETURNED TO THE APPLICABLE STOCKHOLDER. IF YOU HOLD THE SHARES IN STREET NAME, YOU WILL NEED TO INSTRUCT THE ACCOUNT EXECUTIVE AT YOUR BROKER OR BANK TO WITHDRAW THE SHARES FROM YOUR ACCOUNT IN ORDER TO EXERCISE YOUR REDEMPTION RIGHTS.

Revoking Your Proxy

If you give a proxy, you may revoke it at any time before it is exercised by doing any one of the following:

●	you may send another proxy card with a later date;

●	if you are a record holder, you may notify Mountain Crest’s proxy solicitor, Advantage Proxy, in writing before the Special Meeting that you have revoked your proxy; or

●	you may attend the Special Meeting in virtual meeting format, revoke your proxy, and vote your shares, as indicated above.

Who Can Answer Your Questions About Voting Your Shares?

If you have any questions about how to vote or direct a vote in respect of your shares of Mountain Crest Common Stock, you may call Advantage Proxy, our proxy solicitor, with individual call toll-free at 877-870-8565.

No Additional Matters May Be Presented at the Special Meeting

This Special Meeting has been called only to consider the approval of the Proposals.

Redemption Rights

Pursuant to Mountain Crest’s amended and restated certificate of incorporation, a holder of Mountain Crest Common Stock has the right to have its public shares redeemed for cash equal to its pro rata share of the Trust Account (net of taxes payable) in connection with the Business Combination.

If you are a public stockholder and you seek to have your shares redeemed, you must (i) demand, no later than 5:00 p.m., Eastern time on June 21, 2023 (two (2) business days before the Special Meeting), that Mountain Crest redeem your shares into cash; and (ii) submit your request in writing to Mountain Crest’s transfer agent, at the address listed at the end of this section and deliver your shares to Mountain Crest’s transfer agent physically or electronically using the DWAC system at least two (2) business days prior to the vote at the Special Meeting. In order to validly request redemption, you must send a request in writing to Mountain Crest’s transfer agent. The request must be signed by the applicable stockholder in order to validly request redemption. A stockholder is not required to submit a proxy card or vote in order to validly exercise redemption rights.

You may tender the Mountain Crest Common Stock for which you are electing redemption by two (2) business days before the Special Meeting by either:

●	Delivering certificates representing the shares of Mountain Crest Common Stock to Mountain Crest’s transfer agent, or

●	Delivering the Mountain Crest Common Stock electronically through the DWAC system.

Mountain Crest stockholders will be entitled to redeem their Mountain Crest Common Stock for a full pro rata share of the Trust Account (currently anticipated to be no less than approximately $10.41 per share) net of taxes payable.

Any corrected or changed written demand of redemption rights must be received by Mountain Crest’s transfer agent no later than two (2) business days prior to the Special Meeting. No demand for redemption will be honored unless the holder’s shares have been delivered (either physically or electronically) to the transfer agent at least two (2) business days prior to the vote at the Special Meeting.

Public stockholders may seek to have their shares redeemed regardless of whether they vote for or against the Business Combination and whether or not they are holders of Mountain Crest Common Stock as of the record date. Any public stockholder who holds Mountain Crest Common Stock on or before June 21, 2023 (two (2) business days before the Special Meeting) will have the right to demand that his, her or its shares be redeemed for a pro rata share of the aggregate amount then on deposit in the Trust Account, less any taxes then due but not yet paid, at the consummation of the Business Combination. If you choose to deliver Mountain Crest Common Stock electronically through the DWAC system, this electronic delivery process can be accomplished by contacting your broker and requesting delivery of your shares through the DWAC system. Delivering shares physically may take significantly longer. In order to obtain a physical stock certificate, a stockholder’s broker and/or clearing broker, DTC, and Mountain Crest’s transfer agent will need to act together to facilitate this request. There is a nominal cost associated with the above-referenced tendering process and the act of certificating the shares or delivering them through the DWAC system. The transfer agent will typically charge the tendering broker this cost and the broker would determine whether or not to pass this cost on to the redeeming holder. It is Mountain Crest’s understanding that Mountain Crest stockholders should generally allot at least two weeks to obtain physical certificates from the transfer agent. Mountain Crest does not have any control over this process or over the brokers or DTC, and it may take longer than two weeks to obtain a physical stock certificate. Mountain Crest stockholders who request physical stock certificates and wish to redeem may be unable to meet the deadline for tendering their shares before exercising their redemption rights and thus will be unable to redeem their shares.

In the event that a stockholder tenders its shares and decides prior to the consummation of the Business Combination that it no longer wants to redeem its shares, the stockholder may withdraw the tender. In the event that a stockholder tenders shares and the Business Combination is not completed, these shares will not be redeemed for cash and the physical certificates representing these shares will be returned to the stockholder promptly following the determination that the Business Combination will not be consummated. Mountain Crest anticipates that a stockholder who tenders shares for redemption in connection with the vote to approve the Business Combination would receive payment of the redemption price for such shares soon after the completion of the Business Combination.

If properly demanded by Mountain Crest public stockholders, Mountain Crest will redeem each share into a pro rata portion of the funds available in the Trust Account, calculated as of two business days prior to the anticipated consummation of the Business Combination. As of May 17, 2023, this would amount to approximately $10.41 per share (before deducting estimated taxes payable). If you exercise your redemption rights, you will be exchanging your Mountain Crest Common Stock for cash and will no longer own the shares. If Mountain Crest is unable to complete the Business Combination by February 16, 2024, or as otherwise set forth in the Mountain Crest Charter, it will liquidate and dissolve and public stockholders would be entitled to receive approximately $10.41 per share (before deducting estimated taxes payable) upon such liquidation.

Holders of outstanding Mountain Crest Units must separate the underlying Mountain Crest Common Stock and Mountain Crest Rights prior to exercising redemption rights with respect to the Mountain Crest Common Stock. If Mountain Crest Units are registered in a holder’s own name, the holder must deliver the certificate for its Mountain Crest Units to the transfer agent with written instructions to separate the Mountain Crest Units into their individual component parts. This must be completed far enough in advance to permit the mailing of the certificates back to the holder so that the holder may then exercise his, her or its redemption rights upon the separation of the Mountain Crest Common Stock from the Mountain Crest Units.

If a broker, dealer, commercial bank, trust company or other nominee holds Mountain Crest Units for an individual or entity (such individual or entity, the “beneficial owner”), the beneficial owner must instruct such nominee to separate the beneficial owner’s Mountain Crest Units into their individual component parts. The beneficial owner’s nominee must send written instructions by facsimile to the transfer agent. Such written instructions must include the number of Mountain Crest Units to be separated and the nominee holding such Mountain Crest Units. The beneficial owner’s nominee must also initiate electronically, using DTC’s DWAC system, a withdrawal of the relevant Mountain Crest Units and a deposit of an equal number of Mountain Crest Common Stock and Mountain Crest Rights. This must be completed far enough in advance to permit the nominee to exercise the beneficial owner’s redemption rights upon the separation of the Mountain Crest Common Stock from the Mountain Crest Units. While this is typically done electronically the same business day, beneficial owners should allow at least one full business day to accomplish the separation. If beneficial owners fail to cause their Mountain Crest Common Stock to be separated in a timely manner, they will likely not be able to exercise their redemption rights.

Tendering Common Stock Certificates in connection with Redemption Rights

Mountain Crest is requiring the Mountain Crest public stockholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name,” to either tender their certificates to Mountain Crest’s transfer agent, or to deliver their shares to the transfer agent electronically using Depository Trust Company’s DWAC System, at the holder’s option at least two (2) business days prior to the Special Meeting. There is a nominal cost associated with the above-referenced tendering process and the act of certificating the shares or delivering them through the DWAC System. The transfer agent will typically charge the tendering broker this cost and it would be up to the broker whether to pass this cost on to the redeeming holder. However, this fee would be incurred regardless of whether Mountain Crest requires holders seeking to exercise redemption rights to tender their ordinary shares. The need to deliver ordinary shares is a requirement of exercising redemption rights regardless of the timing of when such delivery must be effectuated.

Any request for redemption, once made, may be withdrawn at any time up to the business day immediately preceding the consummation of the proposed Business Combination. Furthermore, if a stockholder delivered his certificate for redemption and subsequently decided prior to the date immediately preceding the consummation of the proposed Business Combination not to elect redemption, he may simply request that the transfer agent return the certificate (physically or electronically).

A redemption payment will only be made in the event that the proposed Business Combination is consummated. If the proposed Business Combination is not completed for any reason, then public stockholders who exercised their redemption rights would not be entitled to receive the redemption payment. In such case, Mountain Crest will promptly return the share certificates to the public stockholder.

Proxies and Proxy Solicitation Costs

Mountain Crest is soliciting proxies on behalf of the Mountain Crest Board. This solicitation is being made by mail but also may be made by telephone or virtually. Mountain Crest and its directors, officers and employees may also solicit proxies in person, by telephone or by other electronic means. Any solicitation made and information provided in such a solicitation will be consistent with the written proxy statement/prospectus and proxy card. Advantage Proxy, a proxy solicitation firm that Mountain Crest has engaged to assist it in soliciting proxies, will be paid its customary fee and out-of-pocket expenses.

Mountain Crest will ask banks, brokers and other institutions, nominees and fiduciaries to forward its proxy materials to their principals and to obtain their authority to execute proxies and voting instructions. Mountain Crest will reimburse them for their reasonable expenses.

If you send in your completed proxy card, you may still vote your shares at the meeting if you revoke your proxy before it is exercised at the Special Meeting.

PROPOSAL NO. 1
THE BUSINESS COMBINATION PROPOSAL

The discussion in this proxy statement/prospectus of the Business Combination and the principal terms of the Business Combination Agreement, is subject to, and is qualified in its entirety by reference to, the Business Combination Agreement. The full text of the Business Combination Agreement is attached hereto as Annex A, which is incorporated by reference herein.

General Description of the Business Combination and Business Combination Agreement

The Business Combination Agreement

On October 19, 2022, Mountain Crest and AUM Biosciences Pte. Ltd., a private company limited by shares incorporated in Singapore, with company registration number 201810204D (“AUM”) entered into that certain Business Combination Agreement (as may be amended, supplemented or otherwise modified from time to time, the “Business Combination Agreement”). On January 27, 2023, AUM Biosciences Limited, a Cayman Islands exempted company (“Holdco”), AUM Biosciences Subsidiary Pte. Ltd., a private company limited by shares incorporated in Singapore, with company registration number 202238778Z (“Amalgamation Sub”) and AUM Biosciences Delaware Merger Sub, Inc., a Delaware corporation (“Merger Sub”) executed a joinder agreement with Mountain Crest and AUM and joined the Business Combination Agreement as parties, thereby committing to be legally bound by the Business Combination Agreement. On February 10, 2023, AUM, Mountain Crest, Holdco, Amalgamation Sub and Merger Sub signed an amendment to Business Combination Agreement (the “Amendment”) to extend the Outside Date from February 15, 2023 to May 15, 2023. On March 30, 2023, AUM, Mountain Crest, Holdco, Amalgamation Sub and Merger Sub signed an amendment No. 2 to Business Combination Agreement (the “Amendment No. 2”) to consent to the termination of the Stock Escrow Agreement, eliminate Mountain Crest’s right to designate a director of the Holdco Board, remove the Closing condition that Mountain Crest shall have net tangible assets of at least $5,000,001 on its pro forma consolidated balance sheet after giving effect to the Closing, and update the Company Interests issued and paid-up as of the Amalgamation Effective Time from 8,779,752 AUM ordinary shares to 9,841,118 AUM ordinary shares. On April 19, 2023, AUM, Mountain Crest, Holdco, Amalgamation Sub and Merger Sub signed an amendment No. 3 to Business Combination Agreement (the “Amendment No. 3”) to (1) amend the definition of “Fully-Diluted Company Shares” and (2) update the Company Interests issued and paid-up as of the Amalgamation Effective Time from 9,841,118 AUM ordinary shares to 9,125,538 AUM ordinary shares. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Business Combination Agreement.

The Business Combination Agreement provides that the business combination between Mountain Crest and AUM will be completed through a two-step process consisting of the Amalgamation (as defined below) and the SPAC Merger (as defined below). Amalgamation Sub will amalgamate with and into AUM, with AUM continuing as the surviving corporation of the amalgamation and a direct wholly-owned subsidiary of Holdco (the “Amalgamation”), and following confirmation of the effective filing of the Amalgamation but on the same day, Merger Sub will merge with and into Mountain Crest, with Mountain Crest continuing as the surviving entity and a direct wholly-owned subsidiary of Holdco (the “SPAC Merger,” and together with the Amalgamation, the “Merger” or the “Business Combination”). Following the Business Combination, Holdco will be a publicly traded holding company listed on a national stock exchange in the United States. As used herein, the “Combined Company” refers to Holdco and its consolidated subsidiaries after the consummation of the Business Combination.

Consideration

As a result of the Merger, among other things, (i) all outstanding ordinary shares of AUM will be cancelled in exchange for approximately 40 million ordinary shares, par value of US$0.0001 each, of Holdco (the “Holdco Ordinary Shares”), valued at $10.00 per Holdco share, on a fully-diluted basis (as described below in more detail), subject to Closing adjustments, (ii) each outstanding unit of Mountain Crest (the “Mountain Crest Unit”) will be automatically detached, (iii) each unredeemed outstanding share of common stock of Mountain Crest (the “Mountain Crest Common Stock”) will be cancelled in exchange for the right to receive one (1) Holdco Ordinary Share, and (iv) every ten (10) outstanding rights of Mountain Crest (the “Mountain Crest Rights”) will be contributed in exchange for one (1) Holdco Ordinary Share, cancelled and cease to exist.

Pursuant to the Business Combination Agreement, each AUM ordinary share issued and paid-up in the share capital of AUM shall be automatically cancelled and each AUM shareholder shall be entitled to receive, as consideration for such AUM ordinary share, such number of newly issued Holdco Ordinary Shares equal to the Company Exchange Ratio. The Company Exchange Ratio means the quotient obtained by dividing the Price per Company Share by $10.00 (ten dollars). The Price per Company Share is a dollar number, dividing the Purchase Price by the Fully-Diluted Company Shares. The Purchase Price is $400,000,000 plus the Post-Signing Investment Amount. Post-Signing Investment Amount means the amount of proceeds received by the AUM Companies from the sale of AUM Company Interests for not more than $10,000,000 in the aggregate after the Business Combination Agreement was signed and before the Closing. The number of Fully-Diluted Company Shares is the sum of (a) the total number of outstanding AUM ordinary shares and (b) the total number of AUM ordinary shares subject to issuance pursuant to the vested AUM options, in each case, as of immediately prior to the Closing.

On March 10, 2023, AUM authorized issuance of the Series A Add-On Shares pursuant to the Series A Subscription Agreement for aggregate consideration of US$ 3,350,000. Issuance of the Series A Add-On Shares became effective on April 3, 2023. The proceeds received from the Series A Add-On Shares constitute a Post-Signing Investment Amount.

The Closing

Mountain Crest and AUM have agreed that the Closing shall occur no later than May 15, 2023 (the “Outside Date”).

Representations, Warranties and Covenants

The Business Combination Agreement contains customary representations and warranties of the parties, which will not survive the Closing. Many of the representations and warranties are qualified by materiality or Company Material Adverse Effect (with respect to AUM) or SPAC Material Adverse Effect (with respect to Mountain Crest). “Material Adverse Effect” as used in the Business Combination Agreement means with respect to AUM or Mountain Crest, as applicable, any event, state of facts, development, change, circumstance, occurrence or effect that has had, or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on (i) the business, assets and liabilities, results of operations or financial condition of the applicable party and its subsidiaries, taken as a whole or (ii) the ability of such party or any of its subsidiaries to consummate the Transactions, in each case subject to certain customary exceptions. Certain of the representations are subject to specified exceptions and qualifications contained in the Business Combination Agreement or in information provided pursuant to certain disclosure letters to the Business Combination Agreement.

Mountain Crest and AUM agreed, as promptly as practicable after the execution of the Business Combination Agreement, to prepare and have Holdco file with the SEC, a registration statement on Form F-4 (as amended, the “F-4 Registration Statement”) in connection with the registration under the Securities Act of the Holdco Ordinary Shares pursuant to the Business Combination Agreement, and containing a proxy statement/prospectus for the purpose of Mountain Crest soliciting proxies from the stockholders of Mountain Crest to approve the Business Combination Agreement, the Transactions and related matters (the “SPAC Stockholder Approval”) at the Special Meeting and providing such stockholders an opportunity, in accordance with Mountain Crest’s organizational documents and the IPO prospectus, to have their shares of Mountain Crest Common Stock redeemed.

Holdco shall take all action within its power so that effective at the Closing, the entire board of directors of Holdco will consist of no less than 6 individuals, of whom (i) one (1) will be designated by Mountain Crest, and (ii) five (5) will be designated by AUM, of which a majority must qualify as an “independent director” under stock exchange regulations applicable to Holdco, and which shall comply with all diversity requirements under applicable Law, each such director to hold office in accordance with the Holdco Governing Documents.

Conditions to Closing

General Conditions to Closing

Under the Business Combination Agreement, the obligations of the parties to consummate (or cause to be consummated) the Transactions are subject to a number of customary conditions for special purpose acquisition companies, including, among others, the following: (i) the approval of the Mergers and the other stockholder proposals required to approve the Transactions by Mountain Crest’s stockholders and AUM’s shareholders, (ii) all specified approvals or consents (including governmental and regulatory approvals) and all waiting or other periods have been obtained or have expired or been terminated, as applicable, (iii) the effectiveness of the F-4 Registration Statement, (iv) Holdco’s initial listing application with Nasdaq shall have been conditionally approved and, immediately following the Closing, Holdco shall satisfy any applicable initial and continuing listing requirements of Nasdaq and Holdco shall not have received any notice of non-compliance therewith, and (v) the Holdco Ordinary Shares having been approved for listing on Nasdaq, subject to round lot holder requirements.

Mountain Crest’s Conditions to Closing

The obligations of Mountain Crest to consummate (or cause to be consummated) the Transactions are also subject to, among other things (i) the representations and warranties of AUM and of each Acquisition Entity being true and correct, subject to the materiality standards contained in the Business Combination Agreement, (ii) material compliance by AUM and each Acquisition Entity with its pre-closing covenants, and (iii) no Company Material Adverse Effect, (iv) obtaining all approvals, waivers or consents from any third parties set forth and described on Section 9.2(d) of Mountain Crest Disclosure Letter, (v) Holdco delivering to Mountain Crest the Lock-Up Agreement duly executed by the shareholders representing at least 93% of outstanding ordinary shares of AUM, which amount shall include all shareholders owning greater than one percent (1%) of ordinary shares of AUM, (vi) AUM and the Acquisition Entities, as applicable, delivering to Mountain Crest executed counterparts to the Ancillary Agreements to which they are a party, and (vii) Holdco being in material compliance with the applicable reporting requirements under the Securities Act and the Exchange Act, as applicable.

AUM’s Conditions to Closing

The obligations of AUM to consummate (and cause to be consummated) the Transactions are also subject to, among other things (i) the representations and warranties of Mountain Crest being true and correct, subject to the materiality standards contained in the Business Combination Agreement, (ii) material compliance by Mountain Crest with its pre-closing covenants, subject to the materiality standards contained in the Business Combination Agreement, (iii) no SPAC Material Adverse Effect, (iv) Mountain Crest delivering to AUM executed counterparts to the Ancillary Agreements to which it is a party, and (v) Mountain Crest being in material compliance with the applicable reporting requirements under the Securities Act and the Exchange Act, as applicable.

Termination Rights

The Business Combination Agreement contains certain termination rights, including, among others, the following:

(a) by mutual written consent of AUM and Mountain Crest;

(b) by written notice from AUM or Mountain Crest to the other if any Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Governmental Order which has become final and nonappealable and has the effect of making consummation of the Transactions illegal or otherwise preventing or prohibiting consummation of the Transactions;

(c) by written notice from AUM or Mountain Crest to the other if the Mountain Crest Stockholders’ Approval shall not have been obtained by reason of the failure to obtain the required vote at the Special Meeting duly convened therefor or at any adjournment or postponement thereof;

(d) by written notice from AUM or Mountain Crest to the other if Mountain Crest Written Consent or Mountain Crest Ordinary Resolution shall not have been obtained within ten (10) Business Days after the Proxy/Registration Statement becomes effective;

(e) prior to the Closing, by written notice to AUM from Mountain Crest if (i) there is any breach of any representation, warranty, covenant or agreement on the part of AUM or any Acquisition Entity set forth in the Business Combination Agreement, such that the conditions specified in certain sections of the Business Combination Agreement would not be satisfied at the Closing (a “Terminating Company Breach”), except that, if such Terminating Company Breach is curable by AUM through the exercise of its reasonable best efforts, then, for a period of up to fifteen (15) days after receipt by AUM of notice from Mountain Crest of such breach (the “Company Cure Period”), such termination shall not be effective, and such termination shall become effective only if the Terminating Company Breach is not cured within Mountain Crest Cure Period, or (ii) the Closing has not occurred on or before the Outside Date, unless Mountain Crest is in material breach hereof;

(f) prior to the Closing, by written notice to Mountain Crest from AUM if (i) there is any breach of any representation, warranty, covenant or agreement on the part of Mountain Crest set forth in the Business Combination Agreement, such that the conditions specified in certain sections of the Business Combination Agreement would not be satisfied at the Closing (a “Terminating SPAC Breach”), except that, if any such Terminating SPAC Breach is curable by Mountain Crest through the exercise of its reasonable best efforts, then, for a period of up to fifteen (15) days after receipt by Mountain Crest of notice from AUM of such breach (the “SPAC Cure Period”), such termination shall not be effective, and such termination shall become effective only if the Terminating SPAC Breach is not cured within the SPAC Cure Period or (ii) the Closing has not occurred on or before the Outside Date, unless AUM is in material breach hereof.

In the event of the termination of the Business Combination Agreement by Mountain Crest for any reason and provided AUM is not in material breach of the Business Combination Agreement, Mountain Crest shall be obligated to pay AUM a break-up fee of $1,750,000 (the “Break-up Fee”), within five (5) Business Days after termination of the Business Combination Agreement by Mountain Crest.

The foregoing description of the Business Combination Agreement describes the material provisions of the Business Combination Agreement, but does not purport to describe all of the terms of the Business Combination Agreement, which is attached hereto as Annex A.

Joinder Agreement

Following the execution of the Business Combination Agreement, on January 27, 2023, Holdco, Amalgamation Sub and Merger Sub executed the Joinder Agreement with Mountain Crest and AUM as parties, thereby committing to be legally bound by the Business Combination Agreement.

The foregoing description of the Joinder Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the actual agreement, which is annexed to this registration statement/proxy statement as Annex A.

Amendments

On February 10, 2023, AUM, Mountain Crest, Holdco, Amalgamation Sub and Merger Sub executed the Amendment to extend the Outside Date from February 15, 2023 to May 15, 2023.

On March 30, 2023, AUM, Mountain Crest, Holdco, Amalgamation Sub and Merger Sub signed the Amendment No. 2 to consent to the termination of the Stock Escrow Agreement, eliminate Mountain Crest’s right to designate a director of the Holdco Board, remove the Closing condition that Mountain Crest shall have net tangible assets of at least $5,000,001 on its pro forma consolidated balance sheet after giving effect to the Closing, and update the Company Interests issued and paid-up as of the Amalgamation Effective Time from 8,779,752 AUM ordinary shares to 9,841,118 AUM ordinary shares.

On April 19, 2023, AUM, Mountain Crest, Holdco, Amalgamation Sub and Merger Sub signed the Amendment No. 3 to (1) amend the definition of “Fully-Diluted Company Shares” and (2) update the Company Interests issued and paid-up as of the Amalgamation Effective Time from 9,841,118 AUM ordinary shares to 9,125,538 AUM ordinary shares.

The foregoing description of the Amendment, Amendment No. 2 and Amendment No. 3 does not purport to be complete and is qualified in its entirety by the terms and conditions of the actual agreements, which is annexed to this registration statement/proxy statement as Annex A.

Additional Agreements Executed at the Signing of the Business Combination Agreement

Shareholder Support Agreement

Contemporaneously with the execution of the Business Combination Agreement, Mountain Crest, AUM and Key Company Shareholders entered into a Shareholder Support Agreement, pursuant to which, among other things, certain Company Shareholders agreed not to transfer and will vote their ordinary shares of AUM in favor of the Business Combination Agreement (including by execution of written resolutions), the Mergers and the other Transactions, effective at Closing. AUM’s Shareholders party to the Shareholder Support Agreement collectively have a sufficient number of votes to approve the Merger. The Shareholder Support Agreement and all of its provisions will terminate and be of no further force or effect upon the earlier of the Closing or the termination of the Business Combination Agreement.

The foregoing description of the Shareholder Support Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the actual agreement, a copy of which is included as Exhibit A to the Business Combination Agreement, Exhibit 10.1 to this proxy statement/prospectus, and is incorporated herein by reference.

Sponsor Support Agreement

Contemporaneously with the execution of the Business Combination Agreement, Mountain Crest, Sponsor, and AUM entered into a Sponsor Support Agreement, pursuant to which they agree that, among other things, Sponsor (i) will not transfer and will vote its shares of Mountain Crest Common Stock or any additional shares of Mountain Crest Common Stock it acquires prior to the Special Meeting in favor of the Business Combination Agreement, the Mergers and the other Transactions and each of the Transaction Proposals, (ii) will not redeem any shares of Mountain Crest Common Stock in connection with the SPAC Merger, and (iii) waives its anti-dilution rights under the Mountain Crest Charter. The Sponsor Support Agreement and all of its provisions will terminate and be of no further force or effect upon the earlier of the Closing or the termination of the Business Combination Agreement.

The foregoing description of the Sponsor Support Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the actual agreement, a copy of which is included as Exhibit B to the Business Combination Agreement, Exhibit 10.2 to this proxy statement/prospectus, and is incorporated herein by reference.

Stock Purchase Agreement

In connection with the execution of the Business Combination Agreement, the Sponsor and AUM entered into a stock purchase agreement, dated October 19, 2022, pursuant to which AUM purchased 100,000 shares of Mountain Crest Common Stock (the “SPAC Shares”) from the Sponsor for a purchase price of $1,000,000. Subject to the satisfaction of conditions set forth in the stock purchase agreement, the Sponsor shall cause the SPAC Shares to be transferred to AUM upon the Closing of the Business Combination.

Additional Agreements to be Executed at Closing

Lock-Up Agreements

Pursuant to the terms of the Business Combination Agreement, AUM has agreed that it will cause certain shareholders of representing at least 93% of outstanding ordinary shares of AUM, which amount shall include all shareholders owning greater than one percent (1%) of ordinary shares of AUM, to enter into a Lock-Up Agreement (the “Lock-Up Agreement”) with Holdco to be effective at the Closing, pursuant to which the securities of Holdco held by such shareholders will be locked-up and subject to transfer restrictions for a period of time following the Closing, as described below, subject to certain exceptions. The securities held by such shareholders will be locked-up until the six-month anniversary of the date of the Closing, during which time 50% of such securities shall be subject to early release if the closing price of the shares equals or exceeds $12.50 per share for any 20 trading days within any 30 trading day period following the Closing.

The foregoing description of the Lock-Up Agreements does not purport to be complete and are qualified in their entirety by the terms and conditions of the actual agreements, a form of which is included as Exhibit C to the Business Combination Agreement and as Exhibit 10.3, and incorporated herein by reference.

Amended and Restated Registration Rights Agreement

At the Closing, Mountain Crest, Holdco, AUM, certain holders of AUM’s ordinary shares, certain shareholders of Mountain Crest Common Stock, and the holders of the Private Units will enter into an Amended and Restated Registration Rights Agreement pursuant to which, among other things, Holdco will provide the above holders with certain rights relating to the registration for resale of the Holdco Ordinary Shares that they will receive at Closing.

The foregoing description of the Amended and Restated Registration Rights Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the actual agreement, a form of which is included as Exhibit D to the Business Combination Agreement and as Exhibit 10.4, and incorporated herein by reference.

Other Agreements

Subject to applicable securities laws (including with respect to material nonpublic information), Mountain Crest’s Initial Stockholders or any of their respective affiliates may (i) purchase public shares from institutional and other investors (including those who vote, or indicate an intention to vote, against any of the proposals presented at the Special Meeting, or elect to redeem, or indicate an intention to redeem, public shares), (ii) enter into transactions with such investors and others to provide them with incentives to not redeem their public shares, or (iii) execute agreements to purchase such public shares from such investors or enter into non-redemption agreements in the future. In the event that Mountain Crest’s Initial Stockholders or any of their respective affiliates purchase public shares in situations in which the tender offer rules’ restrictions on purchases would apply, they (a) would purchase the public shares at a price no higher than the price offered through the Mountain Crest’s redemption process (i.e., approximately $10.41 per share, based on the amounts held in the Trust Account as of May 17, 2023); (b) would represent in writing that such public shares will not be voted in favor of approving the Business Combination; and (c) would waive in writing any redemption rights with respect to the public shares so purchased.

To the extent any such purchases by Mountain Crest’s Initial Stockholders or any of their respective affiliates are made in situations in which the tender offer rules’ restrictions on purchases apply, Mountain Crest will disclose in a Current Report on Form 8-K prior to the Special Meeting the following: (i) the number of public shares purchased outside of the redemption offer, along with the purchase price(s) for such public shares; (ii) the purpose of any such purchases; (iii) the impact, if any, of the purchases on the likelihood that the Business Combination will be approved; (iv) the identities of the securityholders who sold to Mountain Crest’s Initial Stockholders or any of their respective affiliates (if not purchased on the open market) or the nature of the securityholders (e.g., 5% securityholders) who sold such public shares; and (v) the number of shares of Mountain Crest Common Stock for which Mountain Crest has received redemption requests pursuant to its redemption offer.

The purpose of such share purchases and other transactions would be to increase the likelihood of (i) otherwise limiting the number of public shares electing to redeem and (ii) increase Mountain Crest’s net tangible assets.

If such transactions are effected, the consequence could be to cause the Business Combination to be effectuated in circumstances where such effectuation could not otherwise occur. Consistent with SEC guidance, purchases of shares by the persons described above would not be permitted to be voted for the Business Combination at the Special Meeting and could decrease the chances that the Business Combination would be approved. In addition, if such purchases are made, the public “float” of Holdco’s securities and the number of beneficial holders of Holdco’s securities may be reduced, possibly making it difficult to maintain or obtain the quotation, listing or trading of Holdco’s securities on a national securities exchange.

Mountain Crest hereby represents that any Mountain Crest securities purchased by Mountain Crest’s Initial Stockholders or any of their respective affiliates in situations in which the tender offer rules restrictions on purchases would apply would not be voted in favor of approving any of the proposals presented at the Special Meeting.

Interests of Certain Persons in the Business Combination

When you consider the recommendation of the Mountain Crest Board in favor of adoption of the Business Combination Proposal, the Redomestication Proposal and the other related Proposals, you should keep in mind that Mountain Crest’s directors and officers have interests in the Business Combination that are different from, or in addition to, your interests as a stockholder, including the following:

●	On April 8, 2021, Mountain Crest’s insiders, including the Sponsor, purchased an aggregate of 1,437,500 shares of Mountain Crest Common Stock for an aggregate purchase price of $25,000. On November 2, 2021, Mountain Crest declared a 20% stock dividend on each insider share thereby increasing the number of issued and outstanding Founder Shares to 1,725,000. If Mountain Crest does not consummate the Business Combination by February 16, 2024, or as otherwise set forth in the Mountain Crest Charter, Mountain Crest will be required to dissolve and liquidate. In such event, the 1,725,000 shares of Mountain Crest Common Stock held by the Initial Stockholders, which were acquired prior to the IPO for an aggregate purchase price of $25,000, will be worthless. Such shares had an aggregate market value of approximately $17.7 million based on the closing price of Mountain Crest Common Stock of $10.2403 on Nasdaq as of May 17, 2023.

●	On November 16, 2021, simultaneously with the closing of the IPO, Mountain Crest consummated a private placement for an aggregate of 205,000 units (the “Private Units”), at a price of $10.00 per Private Unit, generating total proceeds of $2,050,000. On November 18, 2021, simultaneously with the sale of the over-allotment units in the IPO, Mountain Crest consummated the private sale of an additional 18,000 Private Units to the Sponsor. If Mountain Crest does not consummate the Business Combination by February 16, 2024, or as otherwise set forth in the Mountain Crest Charter, Mountain Crest will be required to dissolve. In such event, the 223,000 Private Units purchased by the Sponsor for a total purchase price of $2,230,000, will be worthless. Such Private Units had an aggregate market value of approximately $2.3 million based on the closing price of Mountain Crest public units of $10.50 on Nasdaq as of May 17, 2023.

●	The exercise of Mountain Crest’s directors’ and officers’ discretion in agreeing to changes or waivers in the terms of the Business Combination may result in a conflict of interest when determining whether such changes or waivers are appropriate and in Mountain Crest stockholders’ best interests.

●	The Sponsor will benefit from the completion of a business combination and may be incentivized to complete an acquisition of a less favorable target company or on terms less favorable to shareholders rather than liquidate.

●	Only if the proposed Business Combination is completed by February 16, 2024, or as otherwise set forth in the Mountain Crest Charter, Mountain Crest’s officers and directors, the Sponsor and its affiliates will be reimbursed for any reasonable fees and out-of-pocket expenses incurred in connection with activities on Mountain Crest’s behalf such as identifying potential target businesses and performing due diligence on suitable business combinations (including the Business Combination). As of May 17, 2023, an aggregate of $0 had been incurred or accrued in respect of such expense reimbursement obligation.

●	In order to fund working capital deficiencies or finance transaction costs in connection with a Business Combination, Mountain Crest’s insiders, officers and directors or their affiliates may, but are not obligated to, loan Mountain Crest funds, from time to time or at any time, in whatever amount they deem reasonable in their sole discretion. If Mountain Crest completes a Business Combination, Mountain Crest may repay such loaned amounts out of the proceeds of the Trust Account released to us. In the event that a Business Combination does not close, Mountain Crest may use a portion of the working capital held outside the Trust Account to repay such loaned amounts, but no proceeds from Mountain Crest’s Trust Account would be used for such repayment. Up to $1,500,000 of such loans may be convertible into private units, at a price of $10.00 per Unit, at the option of the lender. These private units would be identical to the Private Units. As of May 17, 2023, the Sponsor loaned to Mountain Crest an aggregate of $0, excluding the interest-free extension loan of $300,000.

●	If an initial business combination is not completed, the Sponsor will lose an aggregate of approximately $20.2 million, comprised of the following:

●	approximately $17.6 million (based on the closing price of $10.2403 per share of Mountain Crest Common Stock on the Nasdaq Stock Market as of May 17, 2023) of the 1,717,800 Founder Shares it holds;

●	approximately $2.3 million (based on the closing price of $10.50 per public unit on the Nasdaq Stock Market as of May 17, 2023) of the 223,000 Private Units it holds;

●	repayment of an interest-free extension loan of $300,000, which will be forgiven, except to the extent of any funds held outside of the Trust Account, by the Sponsor or its affiliates if Mountain Crest is unable to consummate an initial business combination during the Combination Period.

●	At the special meeting of stockholders held on December 20, 2022, Mountain Crest’s stockholders approved an amendment to Mountain Crest’s Amended and Restated Certificate of Incorporation (the “Extension Amendment Proposal”) and an amendment to the Investment Management Trust Agreement with Continental Stock Transfer & Trust Company, dated November 12, 2021 (the “Trust Amendment Proposal”), giving Mountain Crest the right to extend the Combination Period for a period of 3 months from February 16, 2023 to May 16, 2023 and to the extent Mountain Crest’s Amended and Restated Certificate of Incorporation is amended to extend the Combination Period, by depositing into the Trust Account $300,000, upon five days’ advance notice prior to February 16, 2023. We refer to the amendments to the certificate of incorporation and to the Trust Agreement collectively as the “Extension Amendments.” As a result of the Extension Amendments, public stockholders forfeited their right to receive $690,000 under the original trust agreement entered into in connection with Mountain Crest’s IPO, if Mountain Crest seeks to extend the Combination Period for three months, but does not consummate a business combination.

●	As a result of the Extension Amendments, the Sponsor is no longer required to deposit into the Trust Account $690,000 prior to the three-month extension and this amount will not be repaid if a business combination is not consummated to the extent fund is not available outside of the Trust Account.

●	As a result of the Extension Amendments, Mountain Crest has extended the Combination Period to May 16, 2023, by depositing $300,000 into the Trust Account for the benefit of the public stockholders for the extension. The additional amount added to the Trust Account was reduced from what was included in Mountain Crest’s IPO prospectus, which was $0.10 per share to approximately $0.05 per share.

●	As a result of the Extension Amendments, the Sponsor has contributed to Mountain Crest $300,000 in an interest-free loan for the extension of the Combination Period. If the Extension Amendments were not adopted, the Sponsor would be expected to deposit into the Trust Account $690,000 in an interest-free loan. Since both loans will become payable only after Closing of the Business Combination, the Sponsor will lose repayment of $300,000 loan if the Business Combination is not completed after the extension. As of the date of this proxy statement/prospectus, the Sponsor has not contributed for the extension of the Combination Period. No funds from the Trust Account would be used to repay such loan in the event of Mountain Crest’s liquidation.

Anticipated Accounting Treatment

The Business Combination will be accounted for as a reverse merger in accordance with IFRS. Under this method of accounting, Mountain Crest will be treated as the “acquired” company for financial reporting purposes. This determination was primarily based on the current shareholders of AUM having a majority of the voting power of the Combined Company, AUM’s senior management comprising all of the senior management of the Combined Company, the relative size of AUM compared to Mountain Crest, and AUM’s operations comprising the ongoing operations of the Combined Company. Accordingly, for accounting purposes, the Business Combination will be treated as the equivalent of AUM issuing stock for the net assets of Mountain Crest, accompanied by a recapitalization. The net assets of Mountain Crest will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination will be those of AUM.

Regulatory Approvals

The Business Combination, the Redomestication and the other transactions contemplated by the Business Combination Agreement are not subject to any additional U.S. federal or state regulatory requirements or approvals, or any regulatory requirements or approvals under the laws of the Cayman Islands or Singapore, except for the lodging of the Amalgamation Proposal with ACRA in Singapore.

Background of the Business Combination

Mountain Crest is a blank check company incorporated in Delaware on April 8, 2021. Mountain Crest was formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. Mountain Crest’s efforts to identify a prospective target business are not limited to a particular industry of geographic region, although Mountain Crest intends to focus its search on target businesses in North America and Asia Pacific regions (excluding China).

On November 16, 2021, Mountain Crest consummated its IPO of 6,000,000 units, each unit consisting of one share of common stock of Mountain Crest, and one right to receive one-tenth (1/10) of a share of common stock upon the consummation of an initial business combination, as described in more detail in this proxy statement/prospectus. The units were sold at a price of $10.00 per unit, generating gross proceeds to Mountain Crest of $60,000,000.

Simultaneously with the closing of the IPO, Mountain Crest consummated a private placement with the Sponsor of 205,000 units at a price of $10.00 per unit, for a total purchase price of $2,050,000.

Subsequently, on November 18, 2021, the underwriters exercised the over-allotment option in full. The total aggregate issuance by Mountain Crest of the Over-allotment Units at a price of $10.00 per unit resulted in total gross proceeds of $9,000,000. Simultaneously with the sale of the Over-allotment Units, Mountain Crest consummated the private sale of an additional 18,000 private units, generating gross proceeds of $180,000.

After deducting the underwriting fee (excluding the deferred underwriting commission of $2,070,000, which amount will be payable upon consummation of the Business Combination, if consummated) and the IPO expenses, the total net proceeds from Mountain Crest’s IPO and the sale of the private units, $69,000,000 (or $10.00 per unit sold), was placed in the Trust Account.

Prior to the consummation of its IPO, neither Mountain Crest nor anyone on its behalf, contacted any prospective target business or had any substantive discussions, formal or otherwise, with respect to such a transaction with Mountain Crest. After the closing of its IPO, the officers and directors of Mountain Crest initiated contact with and were approached by a number of potential targets and/or advisors. From the closing of its IPO through Mountain Crest’s entering into an exclusive term sheet with AUM, Mountain Crest had communicated with and undertaken preliminary due diligence on more than 20 potential targets and/or their advisors. Using a criterion-based system where the key criteria were a target’s understanding of the audit process, the market positioning of its products and/or services, depth of its relationships with potential investors, and degree of presentability to public markets given its management’s prior experiences, Mountain Crest narrowed the set of targets for further communication and due diligence. Of those more than 20 potential targets, other than AUM, Mountain Crest conducted additional due diligence and entered into term sheets with three target companies, Target A, Target B and Target C.

On February 2, 2022, Global, who is also serving as AUM’s advisor for this transaction, reached out to Dr. Liu introducing Target A as Global was then Target A’s advisor. Target A is a Singapore-based blockchain-enabled decentralized-finance platform aiming to bring cashflow from cryptocurrencies in a user-friendly manner. Global provided Mountain Crest with a set of financials of target A and suggested a call between the parties. A teleconference call was held on February 15, 2022, where Dr. Liu, Global and Target A’s management joined, and the parties reviewed a non-confidential presentation deck of Target A together. Mountain Crest then began preliminary due diligence using Target A’s business and financial information, after which Mountain Crest commenced the negotiations of terms with Target A, including, inter alia, valuation, PIPE financing and exclusivity or the lack thereof. As a result of these negotiations, Mountain Crest entered into a mutually exclusive term sheet with Target A on April 1, 2022. The term sheet contained a mutual non-disclosure provision covering all aspects of Mountain Crest’s discussions with Target A. Initially, Mountain Crest found the deal enticing as Target A’s desire to become publicly listed as part of their brand and marketing development strategy allowed Mountain Crest to negotiate an attractive valuation of $1.5 billion, which on approximately $304 million in estimated 2022 revenue corresponded to mere 4.9x in P/S multiple. In comparison, the estimated 2022 P/S multiple of Block, Inc. (NYSE: SQ) (which changed its name from Square to Block in December 2021 to reflect its focus on the blockchain technology) at the time was approximately 6.2. However, upon further diligence and after examination with its legal advisor Loeb & Loeb LLP (“L&L”) on announced SPAC transactions involving target companies in the blockchain industry, Mountain Crest recognized that the lack of regulatory clarity given the nascency of such industry would add transaction uncertainty undesirable to Mountain Crest’s shareholders, and therefore on April 19, 2022, Mountain Crest terminated its term sheet with this target company.

On April 14, 2022, a friend of Dr. Liu, when having lunch with Dr. Liu, expressed desire to introduce a target company to Mountain Crest. However, since Mountain Crest was under exclusivity with Target A then, Dr. Liu asked his friend not to continue such conversation. However, as Mountain Crest exited the term sheet with Target A on April 19, 2022, Dr. Liu contacted his friend who then revealed the identity of Target B to Dr. Liu. Target B is an innovative biotechnology company based in the US with a focus on next-generation antibody therapies for severe and life-threatening diseases. Mountain Crest and Target B entered into a confidentiality agreement on April 20, 2022, and Target B’s projected financials were then provided to Mountain Crest. A videoconference was later held on April 22, 2022, which Dr. Liu, his friend and Target B’s management joined, where Target B’s management shared with the meeting participants Target B’s corporate overview, development timeline and major products. Mountain Crest then began preliminary due diligence using Target B’s business and financial information, after which Mountain Crest commenced the negotiations of terms with Target B, including, inter alia, valuation, PIPE financing and exclusivity or the lack thereof. Mountain Crest entered into a mutually exclusive term sheet with Target B on June 15, 2022. The term sheet contained a mutual non-disclosure provision covering all aspects of Mountain Crest’s discussions with Target B. The parties agreed to a valuation of $1.2 billion, which Mountain Crest found attractive, as on approximately $550 million in estimated 2023 revenue it corresponded to just 2.2x in P/S multiple. In comparison, as of December 31, 2021, Novartis AG (NYSE: NVS) had $181.2 billion in market capitalization with $52.9 billion in 2021 revenue, or approximately 3.7x in P/S multiple. Nevertheless, Target B was in the process of completing its PCAOB audit at the time. The parties were initially informed US GAAP-compliant and PCAOB-standard audit would be completed by June 30, 2022, but further conversations with accounting and auditing professionals suggested the completion wouldn’t be likely until August 2022 and there would be uncertainty even around this extended timeline. Given this discrepancy, Mountain Crest terminated its term sheet with Target B on July 11, 2022.

On June 28, 2022, AUM engaged Global to serve as its advisor for a potential business combination with a SPAC. Global then reached out to several SPACs on behalf of AUM during the month of July. In particular, on July 14, 2022, Global contacted Dr. Liu via telephone and provided him with an overview of AUM through a non-confidential presentation deck. Mountain Crest then began preliminary due diligence on AUM using its business and financial information. However, as the next paragraph shall describe, Mountain Crest was at the time also in discussion with another target company, Target C, and as Mountain Crest entered into an exclusive term sheet with Target C in late July 2022, it paused communications regarding AUM.

On June 13, 2022, an advisor of Target C reached out to Dr. Liu intending to introduce Target C. However, since Mountain Crest was under exclusivity with Target B then, Dr. Liu asked the advisor not to provide any specific information of Target C, and the two individuals instead shared with each other career backgrounds to build further relationship. Then on July 11, 2022, as Mountain Crest exited the term sheet with Target B, Dr. Liu contacted the advisor who then arranged a call between Dr. Liu and Target C’s management for the next day, which was then held, where a non-confidential deck was shared by Target C to Mountain Crest highlighting Target C’s operational strength and development plan. Target C is in the boat production industry based in Europe with a focus on sustainable yachting by manufacturing fleets that are electrically powered. Mountain Crest then began preliminary due diligence using Target C’s business and financial information, after which Mountain Crest commenced the negotiations of terms with Target C, including, inter alia, valuation, PIPE financing and exclusivity or the lack thereof. Mountain Crest entered into a mutually exclusive term sheet with Target C on July 25, 2022. The term sheet contained a mutual non-disclosure provision covering all aspects of Mountain Crest’s discussions with Target C. Mountain Crest initially found the deal attractive as the parties agreed to a valuation of $400 million, which on approximately $47.9 million in estimated 2022 revenue corresponded to just 8.4x in P/S multiple. In contrast, Forza X1, Inc. (Nasdaq: FRZA), also in the sector of electric boats, went public on August 11, 2022 for $50 million in market capitalization but was yet to generate any revenue as production is expected to commence in 2023. Nevertheless, upon further diligence and after extensive examination on the transaction structure including consultation with the tax partner at its legal advisor L&L, Mountain Crest recognized the corporate structure of Target C in conjunction with the tax laws in its local jurisdiction would likely result in an inability for the transaction to proceed as a tax-free reorganization. The potential adverse tax implications for Mountain Crest’s shareholders were undesirable, and therefore Mountain Crest ultimately decided not to proceed with Target C and upon expiration of the mutual exclusivity on August 22, 2022, Mountain Crest resumed discussions with AUM.

In particular, on August 23, 2022, Mountain Crest and representatives of Global held a videoconference call where further diligence topics were discussed, including, inter alia, the current liquidity position of AUM, its monthly burn rate, the Australian research and development (the “R&D”) grant AUM received and the geographic distribution of its intellectual property rights. Global also proposed a videoconference between Dr. Liu and AUM’s management for the next day, which was then held, where Dr. Liu, representatives of Global, and Messrs. Vishal Doshi, Harish Dave and Scott Jordan from AUM’s management team participated. During the videoconference, AUM’s management team provided further color around AUM’s product and business development progress, with, at the time, two mid-stage pipeline candidates (AUM001 and AUM601) near commencement of phase 2 clinical stage, as well as answered Mountain Crest’s questions around AUM’s financials and projected financing needs, among others. There was no discussion of valuation during this meeting, although the parties agreed to expect a term sheet from Mountain Crest to AUM on the same day, with Mountain Crest taking note of AUM’s $27 million capital raised to date, receipt of an Australian tax rebate for up to AUD $39 million, and estimation of 2024 revenue of approximately $203.4 million.

Mountain Crest indeed delivered such first term sheet on the same day, August 24, 2022, proposing, inter alia, a pre-money equity value of $300 million, AUM to use best efforts to secure at least $25 million in PIPE financing at $10.00 per share concurrent with the signing of the business combination agreement, a purchase of 100,000 shares of common stock of Mountain Crest by AUM or its designee from Sponsor for total purchase price of $1 million, an extendable mutual exclusivity period of 6 weeks, the expansion of the post-merger board of directors to consist of the existing members of AUM’s board of directors and one additional member to be determined by Mountain Crest, a breakup fee of $1 million from Mountain Crest to AUM if Mountain Crest unilaterally terminates the business combination agreement, a lock-up of 6 months after the closing of the transaction for shares held by all AUM’s existing shareholders, and an equity compensation plan worth of 5% of the combined company’s outstanding shares as of the closing of the transaction for the post-closing management for hitting its revenue goal of fiscal year 2023. Mountain Crest arrived at the $300 million valuation by deploying a revenue multiple approach where the most comparable public company was determined by a process of scope refinement, and by applying a liquidity discount to reflect AUM’s current private status. In particular, Mountain Crest started with clinical-stage biopharmaceutical companies with an oncology focus and followed by examining the breadth and depth of the drug development pipelines of the remaining companies, with iTeos Therapeutics, Inc.’s (Nasdaq: ITOS) quantity of drug candidates and their phase 1 to phase 2 clinical stages resembling AUM most closely in its drug development process. As of December 31, 2021, ITOS had a market capitalization of $1.64 billion with $344.8 million in 2021 fiscal year end revenue, or 4.8 in P/S multiple. Mountain Crest then applied a liquidity discount of 70% to arrive at a price-to-sales (P/S) multiple of 1.44 for AUM, which, based on AUM’s estimated 2024 revenue of approximately $203.4 million led to Mountain Crest’s offer of $300 million.

On August 25, 2022, AUM shared with Mountain Crest a mark-up of the term sheet with an accompanying explanation email accepting most of Mountain Crest’s terms but counter-proposing a pre-money equity value of $500 million, arguing the liquidity discount was too substantial, and an equity compensation plan worth of 5% of the combined company’s outstanding shares as of the closing of the transaction for the post-closing management for hitting its revenue goal of fiscal year 2024.

On August 26, 2022, Mountain Crest shared with AUM a mark-up of the term sheet accepting AUM’s proposal for the equity compensation plan to be for fiscal year 2024 but counter-proposing a pre-money equity value of $400 million, meeting in the middle based on the parties’ previous valuation proposals, with the corresponding P/S multiple of 1.97 representing still an approximately 60% liquidity discount to the relevant comparable, which Mountain Crest considered acceptable. Mountain Crest also proposed to limit the extendibility of the mutual exclusivity of 6 weeks to Mountain Crest’s sole option.

On August 28, 2022, AUM shared with Mountain Crest a mark-up of the term sheet accepting Mountain Crest’s proposal for a pre-money equity value of $400 million, reversing the extendibility of the mutual exclusivity of 6 weeks to mutual, and reducing the best efforts of AUM to secure at least $25 million in PIPE financing at $10.00 per share concurrent with the signing of the business combination agreement to commercially reasonable efforts. Mountain Crest accepted these revisions and both parties then executed the term sheet.

On August 31, 2022, an initial virtual kickoff conference call was held by the working groups, including Mountain Crest, L&L, AUM and Global. The conference participants were granted access to AUM’s virtual data room to facilitate further due diligence process. On September 12, 2022, AUM engaged DLA Piper LLP (US) (“DLA”), who was then also granted the access to AUM’s virtual data room.

Following access to AUM’s virtual data room, and after extensive evaluation of the materials requested and provided, including, but not limited to, an investor presentation, business plan, product overview and publications, regulatory interactions, extensive Q&As, future expansion plans, a list of competitors and potential partners, barriers to entry, market size, and financial modelling assumptions, Mountain Crest and L&L held virtual due diligence calls with AUM’s management team on a weekly basis for the month of September 2022. The due diligence calls covered a range of topics including, but not limited to, the history of AUM, its growth strategy, how AUM’s various entities complement one another, area of focus, competitive landscape, clinical development plans, and regulatory pathway.

In particular, on September 12, 2022, Mountain Crest submitted a set of further business due diligence questions to AUM for a due diligence call held on the same day joined by Mountain Crest, AUM and Global, where among the issues discussed were AUM’s business strategy, audit progress, development of the pipeline drugs, probabilities of clinical success of the pipeline drugs, development strategy including commercialization pathway, organic as well as acquisitive growth plans, existing partnerships with other biopharma companies, and competitive landscape. On September 21, 2022, another videoconference was held where L&L and DLA also joined and additional discussion topics included progress on the transaction structure discussion and business combination agreement drafting.

The exchanging of drafts of the business combination agreement began on September 26, 2022, when Mountain Crest and L&L shared the first draft with AUM and DLA reflecting the provisions in the term sheet along with customary representations and warranties, covenants and closing conditions. On October 6, 2022, AUM and DLA shared a response draft of the business combination agreement with Mountain Crest and L&L, where inter alia, proposing to change the lock-up on the shares of all AUM’s existing shares from all to 90%, to add a closing cash condition on Mountain Crest’s trust account retention, and to add a post-signing investment allowance of $10 million that’s incremental to the $400 million pre-money equity value in case AUM raises any private financing prior to the closing of the transaction. Through verbal communication, AUM also discussed with Mountain Crest the possibility of deferring the raising of the $25 million PIPE financing to after the signing of the business combination agreement and the flexibility of the financing being not restricted to $10.00 per share in equity.

On October 10, 2022, Mountain Crest and L&L shared a response draft with AUM and DLA, where inter alia, accepting the proposed addition of a post-signing investment allowance of $10 million that’s incremental to the $400 million pre-money equity value in case AUM raises any private financing prior to the closing of the transaction, reversing the lock-up on AUM’s existing shareholders to all shares, removing the closing cash condition on Mountain Crest’s trust account retention, transforming the provision on the PIPE financing concurrent with the signing of the business combination agreement to debt or equity financing after the signing of the business combination agreement, and adding an outside date for the transaction as February 15, 2023.

On October 12, 2022, Mountain Crest’s Board met to review the terms of the proposed Business Combination with AUM to date. The Mountain Crest Board also reviewed proposed resolutions which would be adopted by the Mountain Crest Board in order to approve the entry into the business combination agreement, allowing for further changes to the business combination agreement and other transaction documents as well. During the meeting, Mountain Crest’ management provided Mountain Crest’s Board with a comprehensive overview of AUM’s business, strategy, and future operating plans and prospects, the results and findings of Mountain Crest’s due diligence process, financial analyses and comparable transactions. Mountain Crest’s Board unanimously determined that it was in the best interests of Mountain Crest to proceed with a business combination transaction with AUM, and authorized Mountain Crest’s officers to finalize the transaction.

On October 13, 2022, AUM and DLA shared a response draft of the business combination agreement with Mountain Crest and L&L, where inter alia, accepting the removal of the closing cash condition on Mountain Crest’s trust account retention, accepting the revised financing provision, but changing the outside date for the transaction to April 15, 2023. Through verbal communication, AUM also discussed with Mountain Crest the possibility of reducing the percentage of AUM’s existing shares subject to lock-up to 95%.

Also on October 13, 2022, Mountain Crest and L&L shared a response draft with AUM and DLA, where inter alia, accepting the lock-up on AUM’s existing shareholders to 95% of the shares but with a requirement that all AUM’s existing shareholders owning greater than 1% of AUM’s current shares be subject to the lock-up, and reverting the outside date for the transaction to February 15, 2023.

On October 15, 2022, AUM and DLA shared an initial draft of the company disclosure letter to the business combination agreement with Mountain Crest and L&L. On October 16, 2022, Mountain Crest and L&L shared their comments on the initial draft of the company disclosure letter.

On October 17, 2022, AUM and DLA shared a response draft of the business combination agreement with Mountain Crest and L&L, where inter alia, changing the lock-up on AUM’s existing shareholders to 93% of the shares but accepting the requirement that all AUM’s existing shareholders owning greater than 1% of AUM’s current shares be subject to the lock-up, accepting the outside date as February 15, 2023, but increasing the breakup fee from Mountain Crest to AUM if Mountain Crest unilaterally terminates the business combination agreement from $1 million to $1.75 million, and requesting Mountain Crest to cover the costs and expenses of a 3-month extension up to $350,000 should Mountain Crest seek such extension.

On October 18, 2022, Mountain Crest and L&L shared a response draft with AUM and DLA, accepting the changes proposed on the previous day, but requesting AUM to make further representations and warranties regarding its intellectual property. The request was accepted by AUM on the same day and an execution version of the business combination agreement was generated. Also on October 18, 2022, AUM and DLA shared a revised draft of the company disclosure letter to the business combination agreement with Mountain Crest and L&L. On October 18, 2022, Mountain Crest and L&L shared their further comments on the revised draft of the company disclosure letter.

On October 19, 2022, the parties executed the business combination agreement. Then on October 20, 2022, a press release was issued announcing the transaction in the morning, and Mountain Crest filed in the afternoon a current report on Form 8-K attaching the business combination agreement along with ancillary documents as well as the press release. Also on October 19, 2022, AUM and DLA shared the final draft of the company disclosure letter to the business combination agreement with Mountain Crest and L&L.

While it is AUM’s responsibility to use commercially reasonable efforts to raise the financing as indicated in the business combination agreement and to facilitate the fund-raising process, on October 24, 2022, Mountain Crest engaged EF Hutton, as its financial advisor and private placement agent.

On February 8, 2023, Mountain Crest and L&L shared the first draft of an amendment to Business Combination Agreement (the “Amendment”), proposing to extend the Outside Date from February 15, 2023 to May 15, 2023. On February 9, 2023, AUM and DLA shared a response draft of the Amendment with Mountain Crest and L&L. Also on February 9, 2023, Mountain Crest Board reviewed the terms of the final Amendment and provided unanimous consent to enter into the Amendment. The Amendment was then executed by the parties on February 10, 2023.

On March 27, 2023, AUM and DLA shared the first draft of an amendment No. 2 to Business Combination Agreement (the “Amendment No. 2”) with Mountain Crest and L&L. Mountain Crest and L&L shared a response draft of the Amendment No. 2 with AUM and DLA. On March 29, 2023, AUM and DLA shared a response draft of the Amendment No. 2 with Mountain Crest and L&L. On March 29, 2023, Mountain Crest Board reviewed the terms of the final Amendment No. 2 and provided unanimous consent to enter into the Amendment No. 2. The Amendment No. 2 was then executed by the parties on March 30, 2023.

On April 10, 2023, AUM and DLA shared an updated cap table with Mountain Crest and L&L. On April 10, 2023 and April 11, 2023, through verbal communication, AUM also discussed with Mountain Crest about updating the Company Interests issued and paid-up as of the Amalgamation Effective Time from 9,841,118 AUM ordinary shares to 9,125,538 AUM ordinary shares. On April 12, 2023, Mountain Crest and L&L shared the first draft of an amendment No. 3 to Business Combination Agreement (the “Amendment No. 3”) with AUM and DLA. On April 12, 2023, AUM and DLA shared a response draft of the Amendment No. 3 with Mountain Crest and L&L. On April 12, 2023, Mountain Crest Board reviewed the terms of the final Amendment No. 3 and provided unanimous consent to enter into the Amendment No. 3. The Amendment No. 3 was then executed by the parties on April 19, 2023.

The Mountain Crest Board’s Reasons for Approving the Business Combination

In evaluating the transaction with AUM, the Mountain Crest Board consulted with management and Mountain Crest’s legal counsel. The Mountain Crest Board considered and evaluated several factors, including, but not limited to, the factors discussed below. In light of the number and wide variety of factors considered in connection with its evaluation of the Business Combination, the Mountain Crest Board did not assign relative weights to the specific factors that it considered in reaching its determination and supporting its decision. The Mountain Crest Board based its decision on all the information available and the factors presented to and considered by it. In addition, individual directors may have given different weights to different factors. This explanation of our reasons for the Business Combination and all other information presented in this section is forward-looking in nature and, therefore, should be read in connection with the factors discussed under “Cautionary Note Regarding Forward-Looking Statements.” Before reaching its decision, the Mountain Crest Board also discussed the material results of its management’s due diligence activities, which included:

●	extensive meetings and calls with AUM’s management team regarding the AUM’s pipeline drugs, development plans, operations and projections;

●	research on oncology related industries in general and with a focus on precision therapeutics in particular, the drug development pipelines, and biopharma partnerships, where market sizes were overlaid with AUM’s product and service offerings and potential revenue shares;

●	due diligence activities relating to business, accounting, legal, tax, insurance, operations and other matters;

●	financial forecasts and valuation analyses including financials provided by AUM; and

●	research on the public trading values of comparable peer companies.

The Mountain Crest Board considered a number of factors that align with the above metrics pertaining to the Business Combination as generally supporting its decision to enter into the Business Combination Agreement and the transactions contemplated thereby, including but not limited to, the following material factors:

●	The Mountain Crest Board believes AUM’s four main drugs have substantial potential of success for “Reversing Cancer Resistance,” meaning precision oncology therapeutics designed to reverse cancer resistance through multi-faceted strategies, as evidenced by AUM’s progress made with the U.S. FDA, its ability to enter into strategic relationships with major global pharmaceutical companies, and its garnering of support from various governmental agencies for its research and development.

●	The Mountain Crest Board believes AUM’s diversified portfolio, consisting of the following four main drugs, present early mover advantage utilizing mRNA translation inhibitor.

1.	AUM001;

2.	AUM601;

3.	AUM302;

4.	AUM003.

●	The Mountain Crest Board believes AUM’s global strategic partnerships with Merck & Co., Inc. (“Merck”), F. Hoffmann-La Roche AG (“Roche”) and Newsoara are a clear indication of commercialization potential for AUM’s four main drug candidates listed above.

●	The Mountain Crest Board believes AUM has a solid financial foundation, as shown by a Series A financing of $7 million led by Everstone Capital in 2021, available cash or cash equivalents of approximately $20 million driving major milestones through 2023, and upfront payments, development milestones and royalties generated through partnerships.

●	The Mountain Crest Board considers AUM’s management as having extensive oncology trial experience as well as other successful biopharma “exit” experience. Among such experience, AUM’s management participated and led Salarius Pharmaceutical’s reverse merger with a Nasdaq listed company, and participated in the $1.9 billion sale of Sirtex to China Grand. As a team, AUM’s management also has 50+ INDs and more than 150 oncology trials experience.

●	Non-Dilutive Capital Raised. AUM’s management applied and was selected as eligible for an R&D rebate from Australian Tax Office for up to AUD$39 million, received a SGD$10.7 million grant from the Singapore Immunology Network, and received RMB 2 million from Suzhou SIPAC. The ability to raise such non-dilutive capital shows that AUM’s management has the acumen to continue to raise necessary capital with the terms and conditions that will be beneficial for the shareholders of the combined entity.

●	Clear growth path both organically and with add-on plans. Singapore is well known and respected for its robust biotech sector. AUM’s listing on Nasdaq will likely open doors for AUM to acquire other, perhaps smaller, early-to-mid stage biotech companies in the region. AUM’s existing pipeline drugs present clear growth path but its ability to acquire other biotech companies in Singapore and in the Southeast Asian region can add to its already rapid growth plans.

●	Near-term milestones provide for potential value inflection points. AUM has multiple upcoming catalysts including, but not limited to, (1) utilizing platform technology expansion resulting in additional pipeline drug developments in years 2023 and 2024; and (2) add-on growth plans through acquisition of other biotech companies in Singapore and other Southeast Asian region.

●	Attractive valuation. Our management and its advisors have conducted extensive search of comparable biotech companies to AUM, but given the limited number of Asia-based biotech companies listed in the U.S., the comparable chosen were U.S.-based companies that have similar oncology programs as that of AUM. The Mountain Crest Board considered iTeos Therapeutics, Inc. (Nasdaq: ITOS) as the most comparable oncology-focused company to AUM. As of December 31, 2021, ITOS had a market capitalization of $1.64 billion with $344.8 million in 2021 fiscal year end revenue, or 4.8 in P/S multiple. Given AUM’s estimated 2024 revenue of approximately $203.4 million, the Mountain Crest Board concluded that a valuation of $400 million (or less than 2x P/S multiple) was attractive in comparison.

●	Lock-Up. Key stockholders of AUM (including its management team) agreed to be subject to a six-month lockup in respect of their common stock, subject to certain customary exceptions, which would provide important stability to the leadership and governance of AUM.

●	Negotiated Transaction. The financial and other terms of the Business Combination Agreement and the fact that such terms and conditions are reasonable and were the product of arm’s length negotiations between Mountain Crest and AUM.

In September 2022, AUM provided the following revenue projections and underlying assumptions to the Mountain Crest Board. No other projections were provided to the Mountain Crest Board.

USD$ in millions	2022	2023	2024	2025	2026	2027	2028	2029	2030
AUM001	-	-	188.40	73.36	73.36	73.36	111.27	136.73	173.94
AUM601	-	1.30	15.00	152.86	89.76	139.34	166.12	149.87	150.79
AUM003	-	-	-	1.00	-	5.00	28.77	110.70	38.83
AUM302	-	-	-	1.00	-	5.00	28.77	110.70	38.83
GRAND TOTAL	-	1.30	203.40	228.22	163.11	222.70	334.93	508.00	402.39

In connection with the Mountain Crest Board’s review of the Business Combination, AUM provided the Mountain Crest Board with its internal financial analysis model. Although the Mountain Crest Board received certain financial projections included in AUM’s financial model, it did not rely on these financial projections as a determinative factor in its decision to enter into the Business Combination Agreement. The revenue projections were developed by AUM in order to provide overall direction of AUM and to explain the growth strategy in detail. It provided a sense of where AUM is headed and what its strategies are for growth over the next few years. The Mountain Crest Board relied in part on AUM’s 2024 projection, which was estimated by AUM to be at $203.4 million in revenue. Therefore, the Mountain Crest Board concluded that a valuation of approximately $400 million or less than 2x P/S multiple was reasonable especially in light of public comparable. AUM’s revenue projections were provided by AUM’s management, and AUM as a group is a rather young entity with limited operational history so there was a lack of “historical” data; however, considering the rapid growth of the oncology-focused early-stage biotech sector, the Mountain Crest Board believed that the projected growth rates of AUM were reasonable as a reference. Nevertheless, given the tendency of diminishing projection accuracy over the duration of a projection period, the Mountain Crest Board focused on the front end of AUM’s projection for the year 2024, with AUM’s equity compensation plan anchored to its revenue goal of 2024 providing further confidence to the Mountain Crest Board on the incentive alignment of AUM’s management for the achievability of such projection.

With respect to the revenue projections AUM provided to the Mountain Crest Board, AUM utilized internal resources, external company advisors, and third-party data sources. Company personnel participating in putting together the financial model and formulating the projections included Vishal Doshi (CEO), Harish Dave (CMO), Sunil Peter (Director of Shared Services), and Scott Jordan (Head of Corporate Development). External resources utilized to assist with formulating projections included data generated by third parties such as Global Data and Pitchbook.

AUM’s 2024 revenue projections were supported by industry comparables of drug assets with similar profiles, specifically mid-stage (Phase 2) small molecules in the oncology sector. AUM’s 2024 revenue estimates were largely based upon partnering with and/or selling regional or worldwide rights to its lead product candidate (AUM001) to one or more strategic partners. AUM expects to secure agreements with large pharmaceutical companies in 2024 following the receipt of proof of concept data generated in Phase 2 clinical trials for AUM001. AUM estimates receiving $188.4 million in upfront payments from out-licensing global commercialization, development and manufacturing rights to AUM001 upon obtaining such proof of concept data. The upfront payments due to AUM are estimated as a percentage of the total net present value of AUM001 up to patent expiration. In addition, 2024 revenue projections include payments from Newsoara, namely a $5 million development milestone payment associated with the advancement of AUM001 into Phase 3 clinical studies in China as well as a $10 million payment for rights to AUM601 in China.

Regarding the material assumptions and estimates underlying the projections, please see the tables below. Limitations associated with formulating projections include accurately estimating and applying model inputs that can influence AUM’s projections, including the discount rate (%), revenue estimates (affected by the factors including but not limited to market share and patient treatment costs), and expenses (such as intellectual property and pre-clinical trial costs). AUM employed conservative inputs referencing the lower ranges of industry comparables and assigned company specific adjustments when formulating projections in addition to risk-adjusting revenues and expenses to further refine projections.

USD$	AUM001	AUM601	AUM003	AUM302	Value ($M)
Revenues
Approval Date	2029	2026	2031	2030
Peak Market Share	20%	18%	25%	25%
Price Per Month	$10,000	$20,000	$15,000	$145,000
Annual Price Increases	2%	2%	2%	2%
Treatment Duration (Months)	6	12	6	3
Expected Royalty Rate (%)	13%	13%	13%	13%
China Sales - % of U.S Revenues	20%	20%	20%	20%
Pediatric Priority Review Voucher - % Success / Value Upon Exercise				10%	$110

USD$	AUM001	AUM601	AUM003	AUM302
Partnerships
ASTAR Payout on Revenues	25%		25%	18%

Newsoara - Development Payments to AUM
Phase II ($M)	$0.50		$1.0	$1.0
Projected Year Paid	2022		2025	2025
Phase III ($M)	$5.0		$5.0	$5.0
Projected Year Paid	2025		2027	2027
NDA / Approval ($M)	$10.0		$10.0	$10.0
Projected Year Paid	2029		2030	2029
Total Newsoara Payouts	$15.5		$16.0	$16.0

Duration
Phase 1 (Years)			2	2
Phase II (Years)	3	3	3	2
Phase III (Years)	4

Newsoara - Sales Milestones to AUM ($M)
$.100<$.250	$5		$5	$5
$.250<$.500	$9		$9	$9
>.$500	$15		$15	$15

Newsoara - Royalties to AUM ($M)
<$.500	6%		6%	6%
$.500 - $1	8%		8%	8%
>$1	10%		10%	10%

USD$	AUM001	AUM601	AUM003	AUM302
Costs / Expenses

COGS / SG&A as % of Sales	20%	20%	20%	20%

Phase 1 - Development Costs			$2.5	$2.5
Phase 2 - Development Costs	$21.1	$20.5	$16.2
Phase 3 - Development Costs
Total Development Costs	$21.1	$20.5	$18.7	$2.5

Newsoara Cost Savings - Co-Development	40%	40%	40%	40%

Australian Tax Credit - Rebate on Clinical Trial Expenses	44%	44%	44%	44%

601 - Development / Regulatory Milestones ($M) to Handok
Phase II		$1.0
Projected Year to be Paid		2022
Phase III		$24.0
Projected Year to be Paid		2025
FDA, EMA, China Approval		$35.0
Projected Year to be Paid		2025
Consolidated		$60.0

Sales Milestone to Handok ($M)
$.100<$300		$5.0
$300,000<$500,000		$15.0
$.500<$.750		$20.0
$.750<$1		$30.0
>1		$40.0

Royalty Payment (10 years from first commerical sale) - ($M)
<$250,00		7%
$250,000<$500,000		9%
>$.500		11%

USD$	AUM001	AUM601	AUM003	AUM302	Value ($M)
DCF

Discount Rate	8%	8%	8%	8%

Likelihood of Approval
Phase I			7%	31%
Phase II	10%	19%	8%	36%
Phase III	39%	8%	29%	100%

Entry Probability
Phase I	100%	100%	7%	31%
Phase II	100%	19%	29%	36%
Phase III	9%		34%	100%

Discounted Net Revenue					$890.9
Total r-NPV AUM Assets	$190.9	$357.5	$18.7	$174.4	$741.5

AUM estimates that U.S. FDA approvals will be followed within one to two years by corresponding approvals in Europe and China for our pipeline of assets. AUM projects that its pipeline will receive FDA approval in the following years: AUM601 in 2026, AUM001 in 2029, AUM302 in 2030, and AUM003 in 2031.

AUM arrived at regulatory approval probabilities for the company’s pipeline of assets by referencing industry comparables and adjusting these approval rates based on accelerated regulatory timelines for AUM’s candidates which received Orphan Drug Designations, including AUM601 and AUM302. Accordingly, AUM applied different regulatory success rates based on the aforementioned designations, the asset’s stage of development, and assessment of risks associated with the overall drug class and competition.

AUM projects higher revenues for AUM001 in 2024 as compared to 2025 and for AUM601 in 2025 as compared to 2026 given the projected timing of receiving upfront payments from large pharmaceutical partners for rights to the compounds. 100% of revenues for AUM001 and AUM601 in these years are projected to come from upfront fees paid to AUM in return for rights to AUM001 and AUM601.

AUM factored in the potential impact of competitive products in projecting future revenues by adjusting market share projections accordingly to match the competitive landscape (i.e., more competition involved lowering peak market share projections) and when necessary, risk adjusting revenues to reflect the inherent pressures on pricing and revenue growth.

The Mountain Crest Board also considered a variety of uncertainties and risks and other potentially negative factors concerning the Business Combination, including, but not limited to, the following:

●	Future Financial Performance. The risk that future financial performance may not meet our expectations due to factors in our control or out of our control, including economic cycles or other macroeconomic factors. The Mountain Crest Board considered this as a high-risk factor and sought substantial discount to public comparable.

●	Financial Obligations of AUM. AUM would be obligated to pay approximately $59 million in development and regulatory milestones prior to commercializing in the U.S., Europe and China. The Mountain Crest Board considered this as a risk but not a major risk, since all drug development companies require a series of financing along their development progress. The financing from this Business Combination, along with various additional ways of financing for the post-Business Combination entity as a publicly traded company that are not available to AUM currently as a privately held company, can potentially provide the resources needed for achieving the milestones.

●	COVID-19. Uncertainties regarding the impacts of the COVID-19 virus and related economic disruptions on AUM’s operations and demand for its products. The Mountain Crest Board considered this as a high-risk factor, but of transitory nature and not a risk that would jeopardize the consummation of the Business Combination.

●	Potential Conflicts of Interest. The directors and officers of Mountain Crest may have certain conflicts of interest as described below in the section “Executive Officers and Directors of Mountain Crest — Conflicts of Interest.” Mountain Crest does not believe however that the pre-existing fiduciary duties or contractual obligations of its officers and directors materially affected its search for an acquisition target nor will materially impact its ability to complete the proposed Business Combination because in most cases the affiliated companies are closely held entities controlled by the officer or director or the nature of the affiliated company’s business is such that it is unlikely that a conflict will arise. The Mountain Crest Board considered the potential conflicts of interest and determined such potential conflicts were not an impediment to the Business Combination.

●	Potential for Benefits not Achieved. The risk that the potential benefits of the Business Combination, including AUM’s future value-creation strategies and identified cost savings or revenue opportunities, may not be fully achieved, or may not be achieved within the expected timeframe. The Mountain Crest Board considered this as a low-risk factor given the developing stage of the precision oncology therapeutics industry, where significant room for growth of the entire sector provides AUM with further margin of safety to execute upon its value-creation strategies and cost/revenue opportunities.

●	Liquidation of Mountain Crest. The risks and costs to our business if the Business Combination is not completed, including the risk of diverting management focus and resources from other business combination opportunities, which could result in our inability to effect a business combination by February 16, 2023 (or such later date as may be approved by Mountain Crest’s stockholders in an amendment to the Mountain Crest Charter) and force Mountain Crest to liquidate and the rights underlying the units issued and outstanding to expire worthless. The Mountain Crest Board considered the liquidation risk, but did not consider it a major concern, since Mountain Crest has the ability to extend its term through a shareholder vote to amend the certificate of incorporation. On December 20, 2022, Mountain Crest’s stockholders approved an amendment to the Mountain Crest Charter extending the date until which Mountain Crest is required to complete a business combination from February 16, 2023 to May 16, 2023. In connection with the stockholders’ vote at the Special Meeting of Stockholders held by Mountain Crest on December 20, 2022, 4,965,892 shares were tendered for redemption. On May 12, 2023, Mountain Crest’s stockholders approved an amendment to the Mountain Crest Charter extending the date until which Mountain Crest is required to complete a business combination from May 16, 2023 to February 16, 2024. In connection with the stockholders’ vote at the Special Meeting of Stockholders held by Mountain Crest on May 12, 2023, 1,405,134 shares were tendered for redemption. As of May 17, 2023, there are 2,654,874 shares outstanding and eligible to vote in the Special Meeting to be held on June 23, 2023.

●	Stockholder Vote. The risk that our stockholders may fail to provide the respective votes necessary to effect the Business Combination. The Mountain Crest Board considered the risk that shareholders may not vote for the Business Combination, however the Board determined the risk was minimal because of the merits of the transaction and the relatively large amount of votes controlled by the insiders.

●	Closing Conditions. The fact that completion of the Business Combination is conditioned on the satisfaction of certain closing conditions that are not within our control. The Mountain Crest Board did not consider the closing conditions to be a significant risk to consummating the Business Combination because of the merits of the transaction.

●	Litigation. The possibility of litigation challenging the Business Combination or that an adverse judgment granting permanent injunctive relief could indefinitely enjoin consummation of the Business Combination. The Mountain Crest Board considered the possibility of litigation disrupting the Business Combination, but the Board determined that litigation was not a significant risk to the consummation of the Business Combination.

●	Listing Risks. The challenges associated with preparing AUM, a private entity, for the applicable disclosure and listing requirements to which AUM will be subject as a publicly traded company on the Nasdaq. The Mountain Crest Board considered this risk but did not find it a significant risk to the consummation of the Business Combination.

●	Other Risks. Various other risks associated with the Business Combination, the business of Mountain Crest, and the business of AUM as described under “Risk Factors.” While the Mountain Crest Board did consider other risks to the Business Combination, none of them gave the Board significant concern that such other risks would jeopardize the consummation of the Business Combination.

Required Vote

Approval of the Business Combination Proposal requires the affirmative vote of the holders of a majority of the shares of Mountain Crest Common Stock as of the record date present via the virtual meeting platform or represented by proxy at the Special Meeting and entitled to vote thereon. Adoption of the Redomestication Proposal is conditioned upon the adoption of the Business Combination Proposal. It is important for you to note that in the event that either of the Business Combination Proposal or the Redomestication Proposal is not approved, then Mountain Crest will not consummate the Business Combination.

Recommendation of the Mountain Crest Board

After careful consideration, the Mountain Crest Board determined that the Business Combination with AUM is in the best interests of Mountain Crest and its stockholders. On the basis of the foregoing, the Mountain Crest Board has approved and declared advisable the Business Combination with AUM and recommends that you vote or give instructions to vote “FOR” the Business Combination Proposal. Mountain Crest’s directors have interests that may be different from, or in addition to your interests as a stockholder. See the section titled “The Business Combination Proposal — Interests of Certain Persons in the Merger” in this proxy statement/prospectus for further information.

PROPOSAL NO. 2
THE REDOMESTICATION PROPOSAL

The discussion in this proxy statement/prospectus of the Business Combination and the principal terms of the Business Combination Agreement, is subject to, and is qualified in its entirety by reference to, the Business Combination Agreement. The full text of the Business Combination Agreement is attached hereto as Annex A, which is incorporated by reference herein.

Purpose of the Redomestication Proposal

The purpose of the Redomestication is to establish a Cayman Islands exempted company as the parent entity of AUM and Mountain Crest that would be a “foreign private issuer” as that term is defined under the Exchange Act. As a result of the Redomestication, the Mountain Crest stockholders will no longer be stockholders of Mountain Crest and (other than the Mountain Crest stockholders who exercise their redemption rights) will become shareholders of Holdco, a foreign private issuer. As a foreign private issuer, Holdco is exempt from compliance with certain of the rules under the Exchange Act.

As a foreign private issuer, Holdco will be exempt from the rules under the Exchange Act, prescribing the furnishing and content of proxy statements, and its officers, directors and principal shareholders will be exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, Holdco will not be required under the Exchange Act to file quarterly periodic reports and financial statements with the SEC, and will not be required to disclose in its periodic reports all of the information that U.S. domestic issuers are required to disclose. Holdco will also be permitted to follow certain corporate governance practices in accordance with Cayman Islands law in lieu of most of the corporate governance rules set forth by Nasdaq. As a result, Holdco’s corporate governance practices differ in some respects from those required to be followed by U.S. companies listed on a national securities exchange.

Summary of the Redomestication

Pursuant to the terms of the Business Combination Agreement, (a) Amalgamation Sub will merge with and into AUM pursuant to the Amalgamation, the separate existence of Amalgamation Sub will cease and AUM will be the surviving corporation of the Amalgamation and a direct wholly-owned subsidiary of Holdco, and (b) following confirmation of the effective filing of the Amalgamation but on the same day, Merger Sub will merge with and into Mountain Crest pursuant to the SPAC Merger, the separate existence of Merger Sub will cease and Mountain Crest will be the surviving corporation of the SPAC Merger and a direct wholly-owned subsidiary of Holdco.

Accordingly, once the Merger is effective, a “redomestication” from Delaware to Cayman Islands will have taken place (sometimes referred to herein as the “Redomestication”). In connection with the Merger and Redomestication, all outstanding Mountain Crest Units will separate into their individual components of Mountain Crest Common Stock and Mountain Crest Rights and will cease separate existence and trading. Upon the consummation of the Business Combination, the current equity holdings of the Mountain Crest stockholders shall be exchanged as follows:

(i)	Each share of Mountain Crest Common Stock, issued and outstanding immediately prior to the effective time of the Merger (other than any redeemed shares), will automatically be cancelled and cease to exist and for each share of such Mountain Crest Common Stock, Holdco shall issue to each Mountain Crest stockholder (other than Mountain Crest stockholders who exercise their redemption rights in connection with the Business Combination) one validly issued Holdco Ordinary Share, which, unless explicitly stated herein, shall be fully paid, in exchange for Holdco receiving subscription capital in Mountain Crest and Mountain Crest becoming a direct wholly-owned subsidiary of Holdco; and

(ii)	The holders of Mountain Crest Rights issued and outstanding immediately prior to the effective time of the Merger will receive one-tenth (1/10) of one Holdco Ordinary Share in exchange for the cancellation of each Mountain Crest Right; provided, however, that no fractional shares will be issued and all fractional shares will be rounded to the nearest whole share, in exchange for Holdco receiving subscription capital in Mountain Crest and Mountain Crest becoming a direct wholly-owned subsidiary of Holdco.

Differences between Holdco’s Amended and Restated Memorandum and Articles of Association that will become effective immediately prior to the completion of the Business Combination and the Mountain Crest Charter

Following is a summary of the material differences between the Amended and Restated Memorandum and Articles of Association of Holdco to be in effect immediately prior to the completion of the Business Combination and Mountain Crest’s amended and restated certificate of incorporation:

●	The name of the new public entity will be “AUM Biosciences Limited” as opposed to “Mountain Crest Acquisition Corp. V”;

●	Holdco has 500,000,000 ordinary shares authorized, as opposed to Mountain Crest having 30,000,000 authorized shares of common stock;

●	Holdco’s corporate existence is perpetual as opposed to Mountain Crest’s corporate existence terminating if a business combination is not consummated by Mountain Crest within a specified period of time; and

●	Holdco’s constitutional documents do not include the various provisions applicable only to special purpose acquisition corporations that Mountain Crest’s amended and restated certificate of incorporation contains.

Authorized but unissued ordinary shares may enable the Holdco Board to render it more difficult or to discourage an attempt to obtain control of Holdco and thereby protect continuity of or entrench its management, which may adversely affect the market price of Holdco Ordinary Shares. For example, if, in the due exercise of its fiduciary obligations, for example, the Holdco Board were to determine that a takeover proposal were not in the best interests of Holdco, such shares could be issued by the Holdco Board without shareholder approval in one or more private placements or other transactions that might prevent or render more difficult or make more costly the completion of any attempted takeover transaction by diluting voting or other rights of the proposed acquirer or insurgent stockholder group, by creating a substantial voting bloc in institutional or other hands that might support the position of the incumbent board of directors, by effecting an acquisition that might complicate or preclude the takeover, or otherwise. The authorization of additional shares will, however, enable Holdco to have the flexibility to authorize the issuance of shares in the future for financing its business, for acquiring other businesses, for forming strategic partnerships and alliances and for dividends and share splits. Holdco currently has no such plans, proposals, or arrangements, written or otherwise, to issue any of the additional authorized shares for such purposes.

A copy of Holdco’s Amended and Restated Memorandum and Articles of Association, as will be in effect immediately prior to the completion of the consummation of the Business Combination, is attached to this proxy statement/prospectus as Annex C. See also the Section titled “Comparison of Shareholder’s Rights” on page 263 of this proxy statement/prospectus.

Material U.S. Federal Income Tax Considerations

The following is a general discussion of the material U.S. federal income tax considerations of (i) the Business Combination to U.S. Holders of Mountain Crest Common Stock (excluding any redeemed shares) and Mountain Crest Rights (collectively, the “Mountain Crest securities”), (ii) the subsequent ownership and disposition of Holdco Ordinary Shares received in the Business Combination and (iii) the exercise of redemption rights by Mountain Crest stockholders that are U.S. Holders. In addition, the following includes a general discussion of certain U.S. federal income tax considerations of the Business Combination to Mountain Crest and Holdco.

This discussion is based on provisions of the Code, the Treasury regulations promulgated thereunder (whether final, temporary, or proposed) (the “Treasury Regulations”), administrative rulings of the IRS, and judicial decisions, all as in effect on the date hereof, and all of which are subject to differing interpretations or change, possibly with retroactive effect. This discussion does not purport to be a complete analysis or listing of all potential U.S. federal income tax considerations that may apply to a holder as a result of the Business Combination or as a result of the ownership and disposition of Holdco Ordinary Shares. In addition, this discussion does not address all aspects of U.S. federal income taxation that may be relevant to particular holders, nor does it take into account the individual facts and circumstances of any particular holder that may affect the U.S. federal income tax consequences to such holder, and accordingly, is not intended to be, and should not be construed as, tax advice. This discussion does not address the U.S. federal 3.8% Medicare tax imposed on certain net investment income, the impact of the Excise Tax on stock repurchases by certain U.S. corporations or any aspects of U.S. federal taxation other than those pertaining to the income tax, nor does it address any tax consequences arising under any U.S. state and local, or non-U.S. tax laws. Holders should consult their own tax advisors regarding such tax consequences in light of their particular circumstances.

No ruling has been requested or will be obtained from the IRS regarding the U.S. federal income tax consequences of the Business Combination or any other related matter; thus, there can be no assurance that the IRS will not challenge the U.S. federal income tax treatment described below or that, if challenged, such treatment will be sustained by a court.

This summary is limited to considerations relevant to U.S. Holders that hold Mountain Crest securities and, after the completion of the Business Combination, Holdco Ordinary Shares, as “capital assets” within the meaning of section 1221 of the Code (generally, property held for investment). This discussion does not address all aspects of U.S. federal income taxation that may be important to holders in light of their individual circumstances, including holders subject to special treatment under the U.S. tax laws, such as, for example:

●	banks or other financial institutions, underwriters, or insurance companies;

●	traders in securities who elect to apply a mark-to-market method of accounting;

●	real estate investment trusts and regulated investment companies;

●	tax-exempt organizations, qualified retirement plans, individual retirement accounts, or other tax-deferred accounts;

●	expatriates or former long-term residents of the United States;

●	subchapter S corporations, partnerships or other pass-through entities or investors in such entities;

●	dealers or traders in securities, commodities or currencies;

●	grantor trusts;

●	persons subject to the alternative minimum tax;

●	U.S. persons whose “functional currency” is not the U.S. dollar;

●	persons who received Mountain Crest Common Stock through the issuance of restricted stock under an incentive plan or through a tax-qualified retirement plan or otherwise as compensation;

●	persons who own (directly or through attribution) 5% or more (by vote or value) of the outstanding shares of Mountain Crest securities, or, after the Business Combination, the issued Holdco Ordinary Shares (excluding treasury shares);

●	holders holding Mountain Crest securities, or, after the Business Combination, Holdco Ordinary Shares, as a position in a “straddle,” as part of a “synthetic security” or “hedge,” as part of a “conversion transaction,” or other integrated investment or risk reduction transaction; or

●	the Sponsor or its affiliates.

As used in this proxy statement/prospectus, the term “U.S. Holder” means a beneficial owner of Mountain Crest securities, and, after the Business Combination, Holdco Ordinary Shares received in the Business Combination, that is, for U.S. federal income tax purposes:

●	an individual who is a citizen or resident of the United States;

●	a corporation (or other entity that is classified as a corporation for U.S. federal income tax purposes) that is created or organized in or under the laws of the United States or any State thereof or the District of Columbia;

●	an estate the income of which is subject to U.S. federal income tax regardless of its source; or

●	a trust (i) if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons, have the authority to control all substantial decisions of the trust, or (ii) that has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person for U.S. federal income tax purposes.

If a partnership, including for this purpose any entity or arrangement that is treated as a partnership for U.S. federal income tax purposes, holds Mountain Crest securities, and, after the completion of the Business Combination, Holdco Ordinary Shares received in the Business Combination, the U.S. federal income tax treatment of a partner in such partnership will generally depend on the status of the partner and the activities of the partnership. A holder that is a partnership and the partners in such partnership should consult their own tax advisors with regard to the U.S. federal income tax consequences of the Business Combination and the subsequent ownership and disposition of Holdco Ordinary Shares received in the Business Combination.

THIS SUMMARY DOES NOT PURPORT TO BE A COMPREHENSIVE ANALYSIS OR DESCRIPTION OF ALL POTENTIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE BUSINESS COMBINATION. MOUNTAIN CREST STOCKHOLDERS SHOULD CONSULT WITH THEIR TAX ADVISORS REGARDING THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE BUSINESS COMBINATION AND OF THE OWNERSHIP AND DISPOSITION OF HOLDCO ORDINARY SHARES AFTER THE BUSINESS COMBINATION, INCLUDING THE APPLICABILITY AND EFFECTS OF U.S. FEDERAL, STATE, LOCAL, AND OTHER TAX LAWS.

Tax Residence of Holdco for U.S. Federal Income Tax Purposes.

Under current U.S. federal income tax law, a corporation generally will be considered to be resident for U.S. federal income tax purposes in its place of organization or incorporation. Accordingly, under the generally applicable U.S. federal income tax rules, Holdco, which is a Cayman Islands-incorporated entity, would generally be classified as a non-U.S. corporation (and, therefore, not a U.S. tax resident). Section 7874 of the Code and the Treasury Regulations promulgated thereunder, however, contain specific rules (more fully discussed below) that may cause a non-U.S. corporation to be treated as a U.S. corporation for U.S. federal income tax purposes. If it were determined that Holdco should be taxed as a U.S. corporation for U.S. federal income tax purposes under Section 7874 of the Code, Holdco would be liable for U.S. federal income tax on its income just like any other U.S. corporation and certain distributions made by Holdco to non-U.S. holders of Holdco securities would be subject to U.S. withholding tax. The Section 7874 rules are complex and require analysis of all relevant facts, and there is limited guidance as to their application.

Under Section 7874 of the Code, a corporation created or organized outside the United States (i.e., a non-U.S. corporation) will nevertheless be treated as a U.S. corporation for U.S. federal income tax purposes (and, therefore, be a U.S. tax resident subject to U.S. federal income tax on its worldwide income) if (1) the non-U.S. corporation directly or indirectly acquires substantially all of the assets held directly or indirectly by a U.S. corporation (including through the acquisition of all of the outstanding stock of the U.S. corporation), (2) the non-U.S. corporation’s expanded affiliated group does not have substantial business activities in the non-U.S. corporation’s country of organization or incorporation relative to the expanded affiliated group’s worldwide activities (the “substantial business activities test”), and (3) the shareholders of the acquired U.S. corporation hold at least 80% (by either vote or value) of the shares of the non-U.S. acquiring corporation after the acquisition by reason of holding shares in the U.S. acquired corporation (the “Ownership Test”). For this purpose, “expanded affiliated group” generally means the foreign acquiring corporation and all subsidiary corporations in which such foreign corporation owns, directly or indirectly, more than 50% of the stock (by vote and value) after the foreign acquiring corporation’s acquisition of the assets of the U.S. corporation.

As part of the Business Combination, Holdco will indirectly acquire all of Mountain Crest and AUM’s assets through the SPAC Merger and the Amalgamation. As a result, the determination of whether Holdco will be treated as a U.S. corporation for U.S. federal income tax purposes will depend on whether the substantial business activities test and the Ownership Test have been met.

Holdco is not expected to satisfy the substantial business activities test based on its activities in the Cayman Islands after the completion of the Business Combination.

Based on the complex rules for determining share ownership under Section 7874 of the Code and certain factual assumptions and representations, former Mountain Crest stockholders are expected to be treated as holding less than 80% (by both vote and value) of Holdco Ordinary Shares by reason of their former ownership of Mountain Crest Common Stock, and therefore Holdco is not expected to satisfy the Ownership Test. As a result, Holdco is not expected to be treated as a U.S. corporation for U.S. federal income tax purposes under Section 7874 of the Code. However, whether the Ownership Test has been satisfied must be finally determined after the completion of the Business Combination, by which time there could be adverse changes to the relevant facts and circumstances. Furthermore, the interpretation of regulations relating to the Ownership Test is subject to uncertainty and there is limited guidance regarding their application. In addition, changes to the rules in Section 7874 of the Code or the Treasury Regulations promulgated thereunder, or other changes in law, could adversely affect Holdco’s status as a non-U.S. entity for U.S. federal income tax purposes. Accordingly, there can be no assurance that the IRS will not take a contrary position to those described above or that a court will not agree with a contrary position of the IRS in the event of litigation.

Following the acquisition of a U.S. corporation by a non-U.S. corporation, even if the 80% Ownership Test is not met, Section 7874 of the Code may apply to limit the ability of the acquired U.S. corporation i.e., Mountain Crest and its U.S. affiliates to utilize certain U.S. tax attributes (including net operating losses and certain tax credits) to offset U.S. taxable income resulting from certain transactions. Specifically, if (a) Holdco does not satisfy the “substantial business activities test” and (b) the former Mountain Crest stockholders are treated as holding, as determined under the Ownership Test, at least 60% (but less than 80%), by either vote or value, of the shares of Holdco by reason of holding stock in Mountain Crest (the “60% Ownership Test”), the taxable income of Mountain Crest (and any person related to it) for any given year, within a ten-year period beginning on the date of the merger, will be no less than that person’s “inversion gain” for that taxable year. Mountain Crest’s inversion gain includes gain from the transfer of stock or any other property (other than property held for sale to customers) and income from the license of any property that is either transferred or licensed as part of the transactions, or, if after the transactions, is transferred or licensed to a non-U.S. related person. Further, the Tax Cuts and Jobs Act imposed additional requirements on a U.S. corporation that has failed the “substantial business activities test” and the 60% Ownership Test (an “expatriated entity”), including that the expatriated entity must include, as base erosion payments that may be subject to a minimum tax, any amounts treated as reductions in gross income paid to a related foreign person within the meaning of Section 59A of the Code.

Based on the rules under Section 7874 of the Code, it is expected that the former Mountain Crest stockholders will not be treated as receiving at least 60% of the vote or value of the Holdco Ordinary Shares by reason of holding Mountain Crest Common Stock. In such case, Mountain Crest is not expected to be subject to the adverse rules described in the preceding paragraph.

The inversion rules in Section 7874 of the Code are complex and there is limited guidance regarding their application. No opinion of counsel or IRS ruling has been sought regarding the application of these rules to the Business Combination. Accordingly, there can be no assurance that the IRS will not take a contrary position to those described above or that a court will not agree with a contrary position of the IRS in the event of litigation. Holders of Holdco Ordinary Shares should consult with their independent advisors regarding the potential application of Section 7874 of the Code to the Business Combination.

Material U.S. Federal Income Tax Considerations of the Business Combination

The U.S. federal income tax considerations of the Business Combination to U.S. Holders of shares of Mountain Crest securities will depend, in part, on whether the Merger qualifies as a transaction governed by Section 351 of the Code, and whether the requirements of Section 367(a) of the Code are satisfied.

The provisions of Section 351 of the Code are complex and qualification as a non-recognition transaction thereunder could be adversely affected by events or actions that occur following the Business Combination that are beyond Mountain Crest or Holdco’s control. For example, if more than 20% of the Holdco Ordinary Shares were subject to an arrangement or agreement to be sold or disposed of at the time of their issuance in the Business Combination, one of the requirements for Section 351 treatment would be violated. However, Holdco does not expect that any of the Holdco Ordinary Shares issued in the Business Combination that will be subject to contractual restrictions on transfer will be subject to an arrangement or agreement by its owner to sell or dispose of such shares upon the issuance of those shares in the Business Combination.

Moreover, Section 367(a) of the Code and the applicable Treasury Regulations promulgated thereunder provide that, where a U.S. person exchanges stock or securities in a U.S. corporation for stock or securities in a non-U.S. (“foreign”) corporation in a transaction that qualifies as a reorganization or a Section 351 exchange, the U.S. person is required to recognize any gain, but not loss, realized on such exchange unless certain additional requirements are met. In general, for the Merger to meet these additional requirements, certain reporting requirements must be satisfied and (i) no more than 50% of both the total voting power and the total value of the stock of the transferee foreign corporation is received, in the aggregate, by the “U.S. transferors” (as defined in the Treasury Regulations and computed taking into account direct, indirect and constructive ownership) in the transaction; (ii) no more than 50% of each of the total voting power and the total value of the stock of the transferee foreign corporation is owned, in the aggregate, immediately after the transaction by “U.S. persons” (as defined in the Treasury Regulations) that are either officers or directors or “five-percent target shareholders” (as defined in the Treasury Regulations and computed taking into account direct, indirect and constructive ownership) of the transferred U.S. corporation; and (iii) the “active trade or business test” as defined in Treasury Regulations Section 1.367(a)-3(c)(3) must be satisfied. There are significant factual and legal uncertainties concerning the determination of whether these requirements will be satisfied in the case of the Business Combination. The rules dealing with Section 367(a) of the Code discussed above are very complex and are affected by various factors in addition to those described above. Accordingly, U.S. Holders are strongly urged to consult their tax advisor concerning the application of these rules to the Merger under their particular circumstances, including whether the U.S. Holder will be a five-percent transferee shareholder and the possibility of entering into a “gain recognition agreement” under applicable Treasury regulations.

Additionally, if U.S. Holders of Mountain Crest Rights were to be treated for U.S. federal income tax purposes as receiving Holdco Ordinary Shares in discharge of Mountain Crest’s obligations under the Mountain Crest Rights (instead of as receiving such Holdco Ordinary Shares in exchange for transferring the Mountain Crest Rights to Holdco), the Merger would generally be a fully taxable transaction for U.S. federal income tax purposes with respect to the Mountain Crest Rights. Due to the absence of authority on the U.S. federal income tax treatment of the Mountain Crest Rights, there can be no assurance on the characterization of the Mountain Crest Rights that would be adopted by the IRS or a court of law. Accordingly, U.S. Holders of Mountain Crest Rights are urged to consult with their own tax advisors regarding the treatment of their Mountain Crest Rights in connection with the Merger.

If the Merger qualifies as a transaction governed by Section 351 of the Code and the requirements of Section 367(a) of the Code described above are satisfied, and subject to the discussion above regarding Mountain Crest Rights, a U.S. holder that exchanges its Mountain Crest securities in the Business Combination for Holdco Ordinary Shares generally should not recognize any gain or loss on such exchange. In such case, the aggregate adjusted tax basis of the Holdco Ordinary Shares received in the Business Combination by a U.S. holder should be equal to the adjusted tax basis of the Mountain Crest securities surrendered in the Business Combination in exchange therefor. The holding period of the Holdco Ordinary Shares should include the holding period of the Mountain Crest securities surrendered in the Business Combination in exchange therefor.

If the Merger qualifies as a transaction governed by Section 351 of the Code, and the requirements of Section 367(a) are not satisfied, a U.S. Holder may recognize gain (but not loss) as a result of the Merger.

If the Merger fails to qualify for tax-deferred treatment for a reason other than the application of Section 367(a) of the Code, the Merger will be a fully taxable transaction for U.S. federal income tax purposes. In that case, a U.S. Holder that exchanges its Mountain Crest securities for the consideration under the Business Combination will generally recognize gain or loss equal to the difference between (i) the sum of the fair market value of the Holdco Ordinary Shares received and (ii) the U.S. Holder’s adjusted tax basis in the Mountain Crest securities exchanged. A U.S. Holder’s aggregate tax basis in the Holdco Ordinary Shares received will be the fair market value of those securities on the date the U.S. Holder receives them. The U.S. Holder’s holding period for the Holdco Ordinary Shares received pursuant to the Business Combination will begin on the day after the date the U.S. Holder receives such Holdco Ordinary Shares. Such gain or loss will be a capital gain or loss and will be a long-term capital gain or loss if the U.S. Holder’s holding period for the Mountain Crest securities exceeds one year at the time of the Business Combination. Long-term capital gains of non-corporate U.S. Holders, including individuals, currently are subject to reduced rates of U.S. federal income taxation. It is unclear, however, whether the redemption rights with respect to the Mountain Crest securities have suspended the applicable holding period for this purpose. The deductibility of capital losses is subject to limitations under the Code. Any such gain or loss recognized by a U.S. Holder will generally be treated as U.S. source gain or loss.

U.S. Holders should consult their own tax advisors as to the particular consequences to them of the exchange Mountain Crest securities for Holdco Ordinary Shares pursuant to the Business Combination, and the qualification of the Merger as a tax-free exchange, and the potential application of Section 367(a) of the Code to the Merger, and the consequences of exchanging Mountain Crest Rights.

Material U.S. Federal Income Tax Considerations of Exercising Redemption Rights

In the event that a U.S. Holder elects to redeem its Mountain Crest Common Stock for cash, the treatment of the transaction for U.S. federal income tax purposes will depend on whether the redemption qualifies as sale or exchange of the Mountain Crest Common Stock under Section 302 of the Code or is treated as a distribution under Section 301 of the Code with respect to the U.S. Holder. If the redemption qualifies as a sale or exchange of the Mountain Crest Common Stock under Section 302 of the Code, the U.S. Holder will be treated as recognizing capital gain or loss equal to the difference between the amount realized on the redemption and such U.S. Holder’s adjusted tax basis in the Mountain Crest Common Stock surrendered in such redemption transaction. Any such capital gain or loss generally will be long-term capital gain or loss if the U.S. Holder’s holding period for the Mountain Crest Common Stock redeemed exceeds one year. Long-term capital gains recognized by non-corporate U.S. Holders will be eligible to be taxed at reduced rates. Otherwise, the gain or loss will be short-term capital gain or loss taxable at ordinary income rates. It is unclear, however, whether the redemption rights with respect to the Mountain Crest Common Stock may prevent a U.S. Holder from satisfying the applicable holding period requirement. The deductibility of capital losses is subject to limitations.

If the redemption does not qualify as a sale or exchange of Mountain Crest Common Stock, the U.S. Holder will be treated as receiving a corporate distribution. Such distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid from Mountain Crest’s current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. Holder’s adjusted tax basis in the Mountain Crest Common Stock. Any remaining excess will be treated as gain realized on the sale or other disposition of the Mountain Crest Common Stock. Dividends paid to a U.S. Holder that is taxable as a corporation for U.S. federal income tax purposes may qualify for the dividends received deduction if the requisite holding period is satisfied. With certain exceptions (including, but not limited to, dividends treated as investment income for purposes of investment interest deduction limitations) and provided certain holding period requirements are met, dividends paid to a non-corporate U.S. Holder generally will constitute “qualified dividends” that will be subject to tax at the maximum tax rate accorded to long-term capital gains. However, it is unclear whether the redemption rights with respect to the Mountain Crest Common Stock may prevent a U.S. Holder from satisfying the applicable holding period requirements with respect to the dividends received deduction or the preferential tax rate on qualified dividend income, as the case may be.

Whether a redemption qualifies for sale or exchange treatment will depend largely on the total number of Mountain Crest Common Stock treated as held by the U.S. Holder (including any Mountain Crest Common Stock constructively owned by the U.S. Holder as a result of owning Mountain Crest Rights) relative to all of the shares of Mountain Crest Common Stock outstanding both before and after the redemption. The redemption of Mountain Crest Common Stock generally will be treated as a sale or exchange of the Mountain Crest Common Stock (rather than as a corporate distribution) if the redemption (i) is “substantially disproportionate” with respect to the U.S. Holder, (ii) results in a “complete termination” of the U.S. Holder’s interest in Mountain Crest or (iii) is “not essentially equivalent to a dividend” with respect to the U.S. Holder. These tests are explained more fully below.

In determining whether any of the foregoing tests are satisfied, a U.S. Holder takes into account not only Mountain Crest Common Stock actually owned by the U.S. Holder, but also shares of Mountain Crest Common Stock that are constructively owned by it. A U.S. Holder may constructively own, in addition to stock owned directly, stock owned by certain related individuals and entities in which the U.S. Holder has an interest or that have an interest in such U.S. Holder, as well as any stock the U.S. Holder has a right to acquire by exercise of an option, which would generally include Mountain Crest Common Stock which could be acquired pursuant to the exercise of the Mountain Crest Rights. In order to meet the substantially disproportionate test, (i) the percentage of Mountain Crest’s outstanding voting stock actually and constructively owned by the U.S. Holder immediately following the redemption of the Mountain Crest Common Stock must be less than 80% of the percentage of Mountain Crest’s outstanding voting stock actually and constructively owned by the U.S. Holder immediately before the redemption, (ii) the U.S. Holder’s percentage ownership (including constructive ownership) of the outstanding Mountain Crest stock (both voting and nonvoting) immediately after the redemption must be less than 80% of such percentage ownership (including constructive ownership) immediately before the redemption; and (iii) the U.S. Holder must own (including constructive ownership), immediately after the redemption, less than 50% of the total combined voting power of all classes of stock of Mountain Crest entitled to vote. There will be a complete termination of a U.S. Holder’s interest if either (i) all of the shares of Mountain Crest Common Stock actually and constructively owned by the U.S. Holder are redeemed or (ii) all of the shares of Mountain Crest Common Stock actually owned by the U.S. Holder are redeemed and the U.S. Holder is eligible to waive, and effectively waives in accordance with specific rules, the attribution of stock owned by certain family members and the U.S. Holder does not constructively own any other Mountain Crest Common Stock. The redemption of the Mountain Crest Common Stock will not be essentially equivalent to a dividend if a U.S. Holder’s conversion results in a “meaningful reduction” of the U.S. Holder’s proportionate interest in Mountain Crest. Whether the redemption will result in a meaningful reduction in a U.S. Holder’s proportionate interest in Mountain Crest will depend on the particular facts and circumstances. However, the IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority stockholder in a publicly held corporation who exercises no control over corporate affairs may constitute such a “meaningful reduction.” A U.S. Holder should consult with its own tax advisors as to the tax consequences of a redemption.

If none of the foregoing tests is satisfied, then the redemption will be treated as a corporate distribution. After the application of those rules regarding corporate distributions, any remaining tax basis of the U.S. Holder in the redeemed Mountain Crest Common Stock will be added to the U.S. Holder’s adjusted tax basis in its remaining Mountain Crest Common Stock, or, if it has none, to the U.S. Holder’s adjusted tax basis in its Mountain Crest Rights or possibly in other Mountain Crest securities constructively owned by it. Shareholders who hold different blocks of Mountain Crest Common Stock (generally, Mountain Crest Common Stock purchased or acquired on different dates or at different prices) should consult their tax advisors to determine how the above rules apply to them.

Material U.S. Federal Income Tax Considerations of Ownership and Disposition of Holdco Ordinary Shares

The following discussion is a summary of certain material U.S. federal income tax considerations of the ownership and disposition of Holdco Ordinary Shares to U.S. Holders who receive such Holdco Ordinary Shares pursuant to the Business Combination.

Taxation of Distributions

A U.S. Holder generally will be required to include in gross income as dividends the amount of any cash distribution paid on the Holdco Ordinary Shares. A cash distribution on such shares generally will be treated as a dividend for U.S. federal income tax purposes to the extent the distribution is paid out of Holdco’s current or accumulated earnings and profits (as determined under U.S. federal income tax principles).

Distributions in excess of such earnings and profits generally will be applied against and reduce the U.S. Holder’s basis in its shares (but not below zero) and any excess, will be treated as gain from the sale or exchange of such shares as described below under “—Material U.S. Federal Income Tax Considerations of Ownership and Disposition of Holdco Ordinary Shares—Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Holdco Ordinary Shares.”

Dividends will generally be treated as income from foreign sources for U.S. foreign tax credit purposes and will generally constitute passive category income.

The rules governing the foreign tax credit are complex and the outcome of their application depends in large part on the U.S. Holder’s individual facts and circumstances. Accordingly, U.S. Holders are urged to consult their own tax advisors regarding the availability of the foreign tax credit under their particular circumstances.

With respect to non-corporate U.S. Holders, under tax laws currently in effect, dividends generally will be taxed as ordinary income.

Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Holdco Ordinary Shares

Upon a sale or other taxable disposition of Holdco Ordinary Shares and subject to the PFIC rules discussed above, a U.S. Holder generally will recognize capital gain or loss in an amount equal to the difference between the amount realized and the U.S. Holder’s adjusted tax basis in the Holdco Ordinary Shares.

Any such capital gain or loss generally will be long-term capital gain or loss if the U.S. Holder’s holding period for the Holdco Ordinary Shares so disposed of exceeds one year. Long-term capital gains recognized by non-corporate U.S. holders will be eligible to be taxed at reduced rates. The deductibility of capital losses is subject to limitations.

Generally, the amount of gain or loss recognized by a U.S. Holder is an amount equal to the difference between (i) the sum of the amount of cash and the fair market value of any property received in such disposition and (ii) the U.S. Holder’s adjusted tax basis in its Holdco Ordinary Shares so disposed of. A U.S. Holder’s adjusted tax basis in its Holdco Ordinary Shares generally will equal the U.S. Holder’s acquisition cost of the Holdco Ordinary Shares or Mountain Crest Common Stock exchanged therefor.

Passive Foreign Investment Company

Certain adverse U.S. federal income tax consequences could apply to a U.S. Holder if Holdco, or any of its subsidiaries, is treated as a PFIC for any taxable year during which the U.S. Holder holds Holdco Ordinary Shares. A non-U.S. corporation, such as Holdco, will be classified as a PFIC for U.S. federal income tax purposes for any taxable year in which, after applying certain look-through rules, either (i) 75% or more of its gross income for such year consists of certain types of “passive” income or (ii) 50% or more of the value of its assets (determined on the basis of a quarterly average) during such year produce or are held for the production of passive income. Passive income generally includes dividends, interest, royalties, rents, annuities, net gains from the sale or exchange of property producing such income and net foreign currency gains. For purposes of the PFIC income test and asset test described above, if Holdco owns, directly or indirectly, 25% or more of the total value of the outstanding shares of another corporation, Holdco will be treated as if it (a) held a proportionate share of the assets of such other corporation and (b) received directly a proportionate share of the income of such other corporation.

Holdco and its subsidiaries are not currently expected to be treated as PFICs for U.S. federal income tax purposes for the taxable year of the Business Combination or for foreseeable future taxable years. This conclusion is a factual determination, however, that must be made annually at the close of each taxable year and, thus, is subject to change. There can be no assurance that Holdco or any of its subsidiaries will not be treated as a PFIC for any taxable year.

If Holdco or any of its subsidiaries were to be treated as a PFIC, U.S. holders holding Holdco Ordinary Shares could be subject to certain adverse U.S. federal income tax consequences with respect to gain realized on a taxable disposition of such shares and certain distributions received on such shares. Certain elections (including a qualified electing fund election and mark-to-market election) may be available to U.S. holders to mitigate some of the adverse tax consequences resulting from PFIC treatment. U.S. holders should consult their tax advisers regarding the application of the PFIC rules to their investment in HoldCo Ordinary Shares.

Controlled Foreign Corporation Rules

If a U.S. person (as defined in Section 7701(a)(30) of the Code) owns directly, indirectly or constructively (under Section 318 of the U.S. Tax Code) at least 10% of the voting power or value of stock of a foreign corporation, such U.S. person is considered a “U.S. Shareholder” with respect to the foreign corporation. If U.S. Shareholders, in the aggregate, own more than 50% of the voting power or value of the stock of such corporation, the foreign corporation will be classified as a controlled foreign corporation (“CFC”). Additionally, as a result of changes introduced by the Tax Cuts and Jobs Act, even absent U.S. Shareholders with direct or indirect interests in a foreign corporation, a U.S. subsidiary of Holdco alone may cause certain related foreign corporations to be treated as CFCs by reason of “downward attribution.”

Given that Holdco will be publicly held, the constructive ownership rules under Section 318 of the Code may make it difficult to determine whether any U.S. person is a U.S. Shareholder as to Holdco and its non-U.S. subsidiaries and whether Holdco or any of its non-U.S. subsidiaries is a CFC.

Because the Holdco group will include one or more U.S. subsidiaries, Holdco’s non-U.S. subsidiaries could be treated as CFCs (regardless of whether Holdco is treated as a CFC), depending on the structure of the Holdco group after the Business Combination. If Holdco, or any non-U.S. subsidiary of Holdco, is treated as a CFC, any U.S. Shareholder must report annually and include in its U.S. taxable income its pro rata share of “Subpart F income,” “global intangible low-taxed income” and investments in U.S. property held by CFCs, regardless whether any distributions are made. In addition, gain on the sale of the CFC stock by a U.S. Shareholder (during the period that the corporation is a CFC and thereafter for a five-year period) would be classified in whole or in part as a dividend, to the extent of certain of the CFC’s earnings and profits. An individual that is a U.S. Shareholder with respect to a CFC generally would not be allowed certain tax deductions or foreign tax credits that would be allowed to a U.S. Shareholder that is a U.S. corporation. Failure to comply with these reporting and tax paying obligations may subject a U.S. Shareholder to significant monetary penalties and may prevent the statute of limitations with respect to such shareholder’s U.S. federal income tax return for the year for which reporting was due from starting. Holdco cannot provide any assurances that it will assist investors in determining whether it or any of its non-U.S. subsidiaries is treated as a CFC or whether any investor is treated as a U.S. Shareholder with respect to any such CFC or furnish to any U.S. Shareholders information that may be necessary to comply with the aforementioned reporting and tax paying obligations. A U.S. Holder should consult its tax advisors regarding the potential application of these rules to an investment in Holdco Ordinary Shares.

Information Reporting and Backup Withholding

Individuals and certain domestic entities that are U.S. Holders will be required to report information with respect to such U.S. Holder’s investment in “specified foreign financial assets” on IRS Form 8938, subject to certain exceptions. An interest in Holdco constitutes a specified foreign financial asset for these purposes. Persons who are required to report specified foreign financial assets and fail to do so may be subject to substantial penalties. U.S. Holders are urged to consult with their tax advisors regarding the foreign financial asset reporting obligations and their application to Holdco Ordinary Shares.

Dividend payments with respect to Holdco Ordinary Shares and proceeds from the sale, exchange or redemption of Holdco Ordinary Shares may be subject to information reporting to the IRS and possible U.S. backup withholding. Backup withholding will not apply, however, to a U.S. Holder who furnishes a correct taxpayer identification number and makes any other required certification on IRS Form W-9 or who is otherwise exempt from backup withholding and establishes such exempt status. U.S. Holders who are required to establish their exempt status generally must provide such certification on IRS Form W-9. U.S. Holders are urged to consult their own tax advisors regarding the application of the U.S. information reporting and backup withholding rules.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against a U.S. Holder’s U.S. federal income tax liability, and a U.S. Holder may obtain a refund of any excess amounts withheld under the backup withholding rules by timely filing the appropriate claim for refund with the IRS and timely furnishing any required information. Transactions effected through certain brokers or other intermediaries may be subject to withholding taxes (including backup withholding), and such brokers or intermediaries may be required by law to withhold such taxes.

Cayman Islands Taxation

Holdco is a Cayman Islands exempted company. Exempted companies are Cayman Islands companies conducting business mainly outside the Cayman Islands and, as such, are exempted from complying with certain provisions of the Cayman Islands Companies Act. As an exempted company, Holdco has applied for and received a tax exemption undertaking from the Cayman Islands government that, in accordance with Section 6 of the Tax Concessions Act (As Revised) of the Cayman Islands, for a period of 20 years from the date of the undertaking, no law which is enacted in the Cayman Islands imposing any tax to be levied on profits, income, gains or appreciations will apply to Holdco or its operations and, in addition, that no tax to be levied on profits, income, gains or appreciations or which is in the nature of estate duty or inheritance tax will be payable (i) on or in respect of Holdco’s shares, debentures or other obligations or (ii) by way of the withholding in whole or in part of a payment of dividend or other distribution of income or capital by Holdco to its shareholders or a payment of principal or interest or other sums due under a debenture or other obligation of Holdco.

Required Vote

Approval of the Redomestication Proposal requires the affirmative vote of the holders of a majority of the Mountain Crest Common Stock as of the record date present via the virtual meeting platform or represented by proxy at the Special Meeting and entitled to vote thereon. Adoption of the Redomestication Proposal is conditioned upon the adoption of the Business Combination Proposal and Holdco Charter Proposal. It is important for you to note that in the event that either of the Business Combination Proposal or the Redomestication Proposal is not approved, then Mountain Crest will not consummate the Business Combination.

Recommendation of the Mountain Crest Board

After careful consideration, the Mountain Crest Board determined that the Redomestication forming part of the Business Combination with AUM is in the best interests of Mountain Crest and its stockholders. On the basis of the foregoing, the Mountain Crest Board has approved and declared advisable the Redomestication and the Business Combination with AUM and recommends that you vote or give instructions to vote “FOR” adoption of the Redomestication Proposal.

PROPOSAL No. 3
THE NASDAQ PROPOSAL

Overview

Mountain Crest is asking its stockholders to approve the Nasdaq Proposal in order to comply with Nasdaq Listing Rules 5635(a), and (d). Under Nasdaq Listing Rule 5635(a), stockholder approval is required prior to the issuance of securities in connection with the acquisition of another company if such securities are not issued in a public offering and (A) have, or will have upon issuance, voting power equal to or in excess of 20% of the voting power outstanding before the issuance of common stock (or securities convertible into or exercisable for common stock); or (B) the number of shares of common stock to be issued is or will be equal to or in excess of 20% of the number of shares of common stock outstanding before the issuance of the stock or securities. Under Nasdaq Listing Rule 5635(d), stockholder approval is required for a transaction other than a public offering involving the sale, issuance or potential issuance by an issuer of common stock (or securities convertible into or exercisable for common stock) at a price that is less than the lower of (i) the closing price immediately preceding the signing of the binding agreement or (ii) the average closing price of the common stock for the five trading days immediately preceding the signing of the binding agreement, if the number of shares of common stock (or securities convertible into or exercisable for common stock) to be issued equals to 20% or more of the common stock, or 20% or more of the voting power, outstanding before the issuance.

Pursuant to the Business Combination Agreement, Mountain Crest expects to issue 39,453,633 shares of Common Stock to AUM shareholders in the Business Combination, on a fully-diluted basis. See the section titled “Proposal No. 1 — The Business Combination Proposal — The Business Combination Agreement — Consideration.” Because the number of shares of Mountain Crest Common Stock Mountain Crest anticipates issuing as consideration in the Merger will constitute more than 20% of the outstanding shares of Mountain Crest Common Stock and more than 20% of outstanding voting power prior to such issuance, Mountain Crest may be required to obtain stockholder approval of such issuance pursuant to Nasdaq Listing Rule 5635(a).

Effect of Proposal on Current Stockholders

If the Nasdaq Proposal is adopted, Mountain Crest would issue shares representing more than 20% of the outstanding shares of Mountain Crest Common Stock in connection with the Business Combination. The issuance of such shares would result in significant dilution to the Mountain Crest stockholders and would afford such stockholders a smaller percentage interest in the voting power, liquidation value and aggregate book value of Mountain Crest. If the Nasdaq Proposal is adopted, assuming that 39,453,633 Holdco Ordinary Shares are issued to AUM shareholders as consideration in the Business Combination, Mountain Crest anticipates that AUM shareholders will hold 89.7% of the outstanding Holdco Ordinary Shares and current Mountain Crest public stockholders will hold 1.2% immediately following completion of the Business Combination. This percentage assumes that no shares of Common Stock are redeemed in connection with the Business Combination, does not take into account any options to purchase Common Stock that will be outstanding following the Business Combination.

If the Nasdaq Proposal is not approved and Mountain Crest consummates the Business Combination on its current terms, Mountain Crest would be in violation of Nasdaq Listing Rule 5635(a) and (b) and potentially Nasdaq Listing Rule 5635(d), which could result in the delisting of Mountain Crest’s securities from Nasdaq. If Nasdaq delists Mountain Crest’s securities from trading on its exchange, Mountain Crest stockholders could face significant material adverse consequences, including:

●	a limited availability of market quotations for Mountain Crest securities;

●	reduced liquidity with respect to Mountain Crest securities;

●	a determination that the shares of Mountain Crest Common Stock are a “penny stock,” which will require brokers trading in Mountain Crest’s securities to adhere to more stringent rules, possibly resulting in a reduced level of trading activity in the secondary trading market for Mountain Crest securities;

●	a limited amount of news and analyst coverage for the post-transaction company; and

●	a decreased ability to issue additional securities or obtain additional financing in the future.

It is a condition to the obligations of Mountain Crest and AUM to close the Business Combination that the Holdco Ordinary Shares be approved for listing on Nasdaq. As a result, if the Nasdaq Proposal is not adopted, the Business Combination may not be completed.

Vote Required for Approval

Assuming that a quorum is present at the Special Meeting, the affirmative vote of the majority of the issued and outstanding shares of Mountain Crest Common Stock present by virtual attendance or represented by proxy at the Special Meeting on this Proposal 3 is required to approve the Nasdaq Proposal. An abstention will have the effect of a vote “AGAINST” Proposal 3.

This Proposal 3 is conditioned on the approval of the Business Combination Proposal and the Redomestication Proposal. If the Business Combination Proposal or the Redomestication Proposal is not approved, Proposal 3 will have no effect even if approved by Mountain Crest’s stockholders. Because stockholder approval of this Proposal 3 is a condition to completion of the Business Combination under the Business Combination Agreement, if this Proposal 3 is not approved by Mountain Crest stockholders, the Business Combination will not occur unless Mountain Crest and AUM waive the applicable closing condition.

Recommendation of the Mountain Crest Board

The Mountain Crest Board recommends a vote “FOR” adoption of the Nasdaq Proposal.

The existence of financial and personal interests of one or more of Mountain Crest’s directors or officers may result in a conflict of interest on the part of such director(s) or officer(s) between what he or they may believe is in the best interests of Mountain Crest and its stockholders and what he or they may believe is best for himself or themselves in determining to recommend that stockholders vote for the proposals. See the section titled “Proposal No. 1 — The Business Combination Proposal — Interests of Certain Persons in the Business Combination” for a further discussion.

PROPOSAL No. 4
THE INCENTIVE PLAN PROPOSAL

Summary of the Proposal

In connection with the Business Combination, Mountain Crest and AUM have agreed that Holdco shall adopt the 2023 Share Incentive Plan (the “2023 Plan”). The 2023 Plan provides for the issuance of up to an aggregate of 881,350 of Holdco Ordinary Shares.

The following is a summary of certain terms and conditions of the 2023 Plan. This summary is qualified in its entirety by reference to the 2023 Plan, which is attached to this proxy statement/prospectus as Annex B. You are encouraged to read the entirety of the 2023 Plan.

Summary of the 2023 Plan

Types of Awards. The 2023 Plan permits the awards of options, share appreciation rights, rights to dividends and dividend equivalent rights, restricted shares and restricted share units and other rights or benefits under the 2023 Plan.

Plan Administration. The 2023 Plan shall be administrated by a committee formed in accordance with applicable stock exchange rules, unless otherwise determined by the Holdco Board.

Eligibility. Holdco’s employees and consultants are eligible to participate in the 2023 Plan. An employee or consultant who has been granted an award may, if he or she is otherwise eligible, be granted additional awards.

Designation of Award. Each award under the 2023 Plan is designated in an award agreement, which is a written agreement evidencing the grant of an award executed by the company and the grantee, including any amendments thereto.

Conditions of Award. The Holdco Board or any entity appointed by the Holdco Board to administer the 2023 Plan shall determine the provisions, terms, and conditions of each award including, but not limited to, the award vesting schedule, repurchase provisions, rights of first refusal, forfeiture provisions, and form of payment upon settlement of the award.

Terms of Award. The term of each award is stated in the award agreement between the company and the grantee of such award.

Transfer Restrictions. Unless otherwise determined by the administrator of the 2023 Plan, no award and no right under any such award, shall be assignable, alienable, saleable or transferable by the employee otherwise than by will or by the laws of descent and distribution unless, if so determined by the administrator of the 2023 Plan, the employee may, in the manner established by such administrator, designate a beneficiary or beneficiaries to exercise the rights of the employee, and to receive any property distributable, with respect to any award upon the death of the employee.

Exercise of Award. Any award granted under the 2023 Plan is exercisable at such times and under such conditions as determined by the administrator under the terms of the 2023 Plan and specified in the award agreement. An award is deemed to be exercised when exercise notice has been given to the company in accordance with the terms of the award by the person entitled to exercise the award and full payment for the shares with respect to which the award is exercised.

Amendment, Suspension or Termination of the 2023 Plan. The administrator of the 2023 Plan may amend, alter, suspend, discontinue or terminate the 2023 Plan, or any award agreement hereunder or any portion hereof or thereof at any time; provided, however, that no such amendment, alteration, suspension, discontinuation or termination shall be made without (i) shareholder approval with such legally mandated threshold for a resolution of the shareholders if such approval is necessary to comply with any tax or regulatory requirement for which or with which the administrator of the 2023 Plan deems it necessary or desirable to qualify or (ii) shareholder approval with such threshold for a resolution of the shareholders in respect of such amendment, alteration, suspension, discontinuation or termination as provided in Holdco’s Memorandum and Articles of Association for any amendment to the 2023 Plan that increases the total number of shares reserved for the purposes of the 2023 Plan, and (iii) with respect to any award agreement, the consent of the affected employee, if such action would materially and adversely affect the rights of such employee under any outstanding award.

Required Vote

Approval of the Incentive Plan Proposal requires the affirmative vote of the holders of a majority of the Mountain Crest Common Stock as of the record date present via the virtual meeting platform or represented by proxy at the Special Meeting and entitled to vote thereon. Adoption of the Incentive Plan Proposal is not conditioned upon the adoption of any of the other Proposals.

Recommendation of Mountain Crest Board

The Mountain Crest board of directors recommends a vote “FOR” adoption of the Incentive Plan Proposal.

PROPOSAL NO. 5
THE HOLDCO CHARTER PROPOSAL

The Holdco Charter Proposal, if approved, will approve the following material differences between Mountain Crest’s amended and restated certificate of incorporation and bylaws (the “Existing Charter”) and Holdco’s proposed amended and restated memorandum and articles of association (the “Proposed Holdco Charter”) to be in effect following the Business Combination.

●	the name of the new public entity will be “AUM Biosciences Limited” as opposed to “Mountain Crest Acquisition Corp. V”;

●	the Proposed Holdco Charter will authorize share capital of USD$50,000 divided into 500,000,000 ordinary shares of a par value of USD$0.0001 each;

●	Holdco’s corporate existence is perpetual as opposed to Mountain Crest’s corporate existence terminating pursuant to a voluntary liquidation procedure if a business combination is not consummated within a specified period of time; and

●	the Proposed Holdco Charter does not include the various provisions applicable only to special purpose acquisition corporations that the Existing Charter contains.

In the judgment of Mountain Crest Board, the Holdco Charter Proposal is desirable for the following reasons:

●	The name of the new public entity is desirable to reflect the Business Combination with AUM and the combined business going forward;

●	The authorized increased share capital is in compliance with the Cayman Islands laws and desirable for Holdco to have adequate authorized capital to facilitate the transactions contemplated by the Business Combination, to provide support for Holdco’s growth and to provide flexibility for future corporate needs (including, if needed, as part of financing for future growth acquisitions); and

●	the provisions that relate to the operation of Mountain Crest as a blank check company prior to the consummation of its initial business combination would not be applicable after the Business Combination (such as the obligation to dissolve and liquidate if a business combination is not consummated in a certain period of time).

For a detailed comparison of the Existing Charter and the Proposed Holdco Charter, see “Comparison of Shareholders’ Rights.”

A copy of the Proposed Holdco Charter, as will be in effect assuming approval of the Holdco Charter Proposal and upon consummation of the Transactions, is attached to this proxy statement/prospectus as Annex C.

Resolution to be Voted Upon

“RESOLVED, as an ordinary resolution, that the following material differences between the Existing Charter and the Proposed Holdco Charter to be in effect following the Business Combination be approved in all respects:

●	the name of the new public entity will be “AUM Biosciences Limited” as opposed to “Mountain Crest Acquisition Corp. V”;

●	the Existing Charter authorizes to issue unlimited number of shares with no par value. The Proposed Holdco Charter will authorize share capital of US$50,000 divided into 500,000,000 ordinary shares of a par value of US$0.0001 each;

●	Holdco’s corporate existence is perpetual as opposed to Mountain Crest’s corporate existence terminating pursuant to a voluntary liquidation procedure if a business combination is not consummated within a specified period of time; and

●	the Proposed Holdco Charter does not include the various provisions applicable only to special purpose acquisition corporations that the Existing Charter contains.”

Required Vote

Approval of the Holdco Charter Proposal requires the affirmative vote of the holders of a majority of the Mountain Crest Common Stock as of the record date present via the virtual meeting platform or represented by proxy at the Special Meeting and entitled to vote thereon. The approval of the Holdco Charter Proposal is a condition to the adoption of the Redomestication Proposal and vice versa. Accordingly, if the Redomestication Proposal is not approved, the Holdco Charter Proposal will not be presented at the Special Meeting.

Recommendation of Mountain Crest Board

The Mountain Crest Board recommends a vote “FOR” adoption of the Holdco Charter Proposal.

PROPOSAL NO. 6
THE ESCROW PROPOSAL

Overview

Under the Escrow Proposal, Mountain Crest is proposing to terminate the Stock Escrow Agreement that was signed by and among Mountain Crest, the Initial Stockholders, including the Sponsor and four individual Initial Stockholders, and Continental on November 12, 2021 and previously filed in connection with Mountain Crest’s IPO.

The termination of the Stock Escrow Agreement will release the 1,725,000 Founder Shares from the escrow. If approved, such termination would take place prior to or simultaneously with the Transactions. Consummation of the Escrow Proposal is contingent upon approval and consummation of the Business Combination Proposal. In connection with the release of the escrow, Mountain Crest, the Initial Stockholders including the Sponsor and four individual Initial Stockholders, and Continental will enter into the Termination Agreement, pursuant to which the Escrow Agreement will be terminated. A form of the Termination Agreement is attached as Annex D hereto and is incorporated by reference herein. Mountain Crest’s stockholders are encouraged to read the form of the Termination Agreement in its entirety.

Mountain Crest Board approved the entry into the Termination Agreement. Chardan as the underwriter of the IPO and the third-party beneficiary of the Stock Escrow Agreement, and Continental as the escrow agent, have consented to the form of the Termination Agreement.

Required Vote

Approval of the Escrow Proposal requires the affirmative vote of the holders of a majority of the Mountain Crest Common Stock as of the record date present via the virtual meeting platform or represented by proxy at the Special Meeting and entitled to vote thereon.

This Proposal 6 is conditioned on the approval of the Business Combination Proposal. If the Business Combination Proposal is not approved, Proposal 6 will have no effect even if approved by Mountain Crest’s stockholders.

Recommendation of Mountain Crest Board

The Mountain Crest Board recommends a vote “FOR” adoption of the Escrow Proposal.

PROPOSAL NO. 7
THE NTA REQUIREMENT AMENDMENT PROPOSAL

This is a proposal to approve the amendment No. 2 (the “NTA Requirement Amendment”) to the Mountain Crest Charter to expand the methods that Mountain Crest may employ to not become subject to the “penny stock” rules of the Securities and Exchange Commission. All stockholders are encouraged to read the proposed NTA Requirement Amendment in its entirety for a more complete description of its terms. A copy of the proposed NTA Requirement Amendment is attached hereto as Annex E.

The NTA Requirement

Article SIXTH D. of the Charter currently provides the following, “The Corporation will not consummate any Business Combination unless it has net tangible assets of at least $5,000,001 upon consummation of such Business Combination” (the “NTA Requirement”). The purpose of this article was to ensure that, in connection with its initial business combination, Mountain Crest would continue, as it has since the IPO, to be not subject to the “penny stock” rules of the SEC, and therefore not a “blank check company” as defined under Rule 419 of the Securities Act because it complied with Rule 3a51-1(g)(1) (the “NTA Rule”). Mountain Crest is proposing to amend the Mountain Crest Charter to modify the NTA Requirement as follows: “The Corporation will not consummate any Business Combination unless it (or any successor) (i) has net tangible assets of at least $5,000,001 upon consummation of such Business Combination, or (ii) is otherwise exempt from the provisions of Rule 419 promulgated under the Securities Act of 1933, as amended.” The NTA Rule is one of several exclusions from the “penny stock” rules of the SEC and Mountain Crest believes that it may rely on another exclusion, which relates to it being listed on Nasdaq (Rule 3a51-1(a)(2)) (the “Exchange Rule”). Therefore, Mountain Crest intends to rely on the Exchange Rule to not be deemed a penny stock issuer.

Rule 419 blank check companies and “penny stock” issuers

As disclosed in Mountain Crest’s IPO prospectus, because the net proceeds of the IPO were to be used to complete an initial business combination with a target business that had not been selected at the time of the IPO, Mountain Crest may be deemed to be a “blank check company.” Under Rule 419 of the Securities Act, the term “blank check company” means a company that (i) is a development stage company that has no specific business plan or purpose or has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies, or other entity or person; and (ii) is issuing “penny stock,” as defined in Rule 3a51-1 under the Exchange Act. Rule 3a51-1 sets forth that that term “penny stock” shall mean any equity security, unless it fits within certain enumerated exclusions including the NTA Rule and the Exchange Rule. Historically, SPACs have relied upon the NTA Rule to avoid being deemed a penny stock issuer. Like many SPACs, Mountain Crest included Article SIXTH D. in the Mountain Crest Charter, in order to ensure that through the consummation of its initial business combination, Mountain Crest would not be considered a penny stock issuer and therefore not a blank check company if no other exemption from the rule was available.

Reliance on Rule 3a51-1(a)(2).

The Exchange Rule excludes from the definition of “penny stock” a security that is registered, or approved for registration upon notice of issuance, on a national securities exchange, or is listed, or approved for listing upon notice of issuance on, an automated quotation system sponsored by a registered national securities association, that has established initial listing standards that meet or exceed the criteria set forth in the Exchange Rule. Mountain Crest’s securities are listed on Nasdaq and have been so listed since the consummation of the IPO. Mountain Crest believes that Nasdaq has initial listing standards that meet the criteria identified in the Exchange Rule and that it can therefore rely on the Exchange Rule to avoid being treated as a penny stock. Therefore, the NTA Requirement is unnecessary so long as Mountain Crest meets the requirements of the Exchange Rule.

Reasons for the Proposed NTA Requirement Amendment

Mountain Crest believes that it can rely on other available exclusions from the penny stock rules, more specifically, the Exchange Rule, that would not impose restrictions on Mountain Crest’s net tangible assets. While Mountain Crest does not believe this failure to satisfy the NTA Requirement subjects it to the SEC’s penny stock rules, as the NTA Requirement is included in the Mountain Crest Charter, if the NTA Requirement Amendment proposal is not approved, Mountain Crest may not be able to consummate its initial business combination. In the event the NTA Requirement Amendment is approved, then Mountain Crest will not be required to maintain minimum net tangible assets in order to complete a business combination.

Required Vote

Approval of the NTA Requirement Amendment Proposal requires the affirmative vote of the holders of a majority of the shares of Mountain Crest Common Stock as of the record date present via the virtual meeting platform or represented by proxy at the Special Meeting and entitled to thereon. Adoption of the NTA Requirement Amendment Proposal is not conditioned upon the adoption of any of the other Proposals.

Recommendation of the Mountain Crest Board

The Mountain Crest Board recommends a vote “FOR” adoption of the NTA Requirement Amendment Proposal.

PROPOSAL NO. 8
THE ADJOURNMENT PROPOSAL

Purpose of the Adjournment Proposal

In the event there are not sufficient votes for, or otherwise in connection with, the adoption of the Business Combination Proposal, the Redomestication Proposal, the Nasdaq Proposal, the Incentive Plan Proposal, the Holdco Charter Proposal, the Escrow Proposal and the NTA Requirement Amendment Proposal, the Mountain Crest Board may adjourn the Special Meeting to a later date, or dates, if necessary, to permit further solicitation of proxies.

Mountain Crest has until February 16, 2024, or as otherwise set forth in the Mountain Crest Charter, to consummate the Business Combination.

Required Vote

Approval of the Adjournment Proposal requires the affirmative vote of the holders of a majority of the shares of Mountain Crest Common Stock as of the record date present via the virtual meeting platform or represented by proxy at the Special Meeting and entitled to thereon. Adoption of the Adjournment Proposal is not conditioned upon the adoption of any of the other Proposals.

Recommendation of the Mountain Crest Board

The Mountain Crest Board recommends a vote “FOR” adoption of the Adjournment Proposal.

AUM’S BUSINESS

Unless the context otherwise requires, all references in this section to “AUM,” “we,” “us,” or “our” refers to AUM Biosciences Pte. Ltd. and its subsidiaries prior to the consummation of the Business Combination.

Overview

We are a global clinical-stage biopharmaceutical company focused on advancing a clinical-stage pipeline of precision oncology therapeutics designed to deploy multi-faceted inhibition strategies to reverse cancer resistance. Our strategy is to build a pipeline of therapeutic candidates that are uncorrelated across multiple dimensions, with a focus on assets that we believe have novel technology, employ differentiated mechanisms, are in a more advanced stage of development than competing candidates, or have a combination of these attributes. In approximately four years since inception, we have efficiently developed or in-licensed a pipeline of four distinct programs by leveraging our portfolio driven strategy. We continue to prioritize probability of success and capital efficiency. Specifically, before we advance a therapeutic candidate into clinical development, we evaluate its ability to generate an immune system response or to inhibit oncogenic drivers as a single agent. Comprised of pharma industry veterans with decades of research and development experience, the AUM leadership team has an extensive track record of selecting distinctive early-stage assets and successfully exiting virtual biotech models. Collectively, the AUM leadership team has also contributed to over 50 Investigational New Drugs (INDs), over 150 oncology clinical trials and the development of several currently marketed oncology treatments with annual peak sales up to $3 billion. We currently have two clinical-stage targeted oncology candidates, AUM001, which is in Phase 2 development, and AUM601, which is in the planning stages for Phase 2 development. We also have two preclinical precision therapeutic candidates nearing IND filings. We believe our approach will allow us to advance at least one therapeutic candidate into the clinic and one program into IND-enabling studies each year for at least the next several years. AUM’s pipeline addresses market opportunities of approximately$50 billion including treatments for breast, non-small cell lung cancer (NSCLC), neuroblastoma, glioblastoma, sarcomas, and colorectal cancers.

AUM’s lead drug candidate, AUM001, is an mRNA translation inhibitor targeting mitogen-activated protein kinase (MAPK) – interacting protein kinase (MNK) 1/2 and the “chokepoint” of multiple pro-oncogenic signalling pathways. It has been shown to inhibit the phosphorylation of eIF4E (Eukaryotic translation initiation factor 4E) in vitro and in vivo, on tumor and surrogate tissues, and to decrease plasma levels of pro-inflammatory cytokines, chemokines, and growth factors. MNK inhibition targets eIF4E to block key oncogenic and resistance mechanisms including cellular transformation, tumorigenesis, and metastatic progression. The alteration of mRNA translation has a crucial role in defining the changes in cellular proteome. MNK phosphorylates eIF4E at S209 which facilitates the translation of mRNAs of growth signals and oncoproteins. Downregulation of eIF4E does not impact normal cellular function but appears to make the cell less likely to exhibit tumor phenotype.

AUM is initially focused on treating the microsatellite stable (MSS) colorectal cancer (CRC) population with AUM001 given the indication represents 80-85% of the entire population and is largely refractory to current treatments including checkpoint inhibition (recognized as a cold tumor not responsive to immune stimulation). Colorectal cancer is of further importance given it’s the third most common diagnosed malignancy in the world, has a high incidence in developed (151,030 cases estimated for 2022) and developing countries (55,102 cases estimated in Brazil for 2020 and 555,477 cases estimated in China for 2020).

AUM expects to begin enrollment with AUM001 in the first quarter of 2023 in a global Phase 2 trial as a monotherapy and in combination with a leading anti-PD-1 therapy (KEYTRUDA®) in metastatic colorectal cancer with a focus on the MSS subset, thereby seeking to render immunologically “cold” tumors “hot.” AUM signed a global clinical collaboration and supply agreement with MSD, a tradename of Merck, in 2022 which provides for the use of KEYTRUDA® in combination with AUM001 and also received authorization for the IND application from the FDA, for this global study (NCT05462236) in June of 2022.

AUM has also secured a global clinical collaboration and supply agreement with Roche supporting the development of AUM001 in combination with atezolizumab (Tecentriq®), Roche’s anti-PD-L1 therapy, across multiple solid tumor indications including NSCLC and urothelial cancers. The global trial of AUM001 in combination with Tecentriq® is expected to begin in the first half of 2023.

In addition to supplying AUM with free study drugs assisting us with advancing AUM001 through Phase II scientific validation / proof-of-concept studies, the agreements with MSD and Roche also have the potential to broaden in scope, covering topics such as 1) the launch of new publications, 2) providing access to scientists where needed, and the 3) potential buy-out of AUM001 post Phase II completion.

AUM is also planning a Phase 2 trial for AUM601, a potentially highly selective, oral small molecule designed to inhibit not only pan-TRK (TRKA, TRKB, an14d TRKC), but also resistance mutations of TRKs, by blocking the mutations that occur within the binding site. AUM601 was granted Orphan Drug Designation (ODD) by the FDA in August 2022. The FDA’s Office of Orphan Products Development grants ODD status to drugs and biologics that are intended for the treatment, diagnosis or prevention of rare diseases, or conditions that affect fewer than 200,000 people in the U.S. ODD provides certain benefits, including financial incentives, to support clinical development and the potential for up to seven years of market exclusivity for the drug for the designated orphan indication in the U.S. if the drug is ultimately approved for its designated indication.

In tandem with developing AUM’s later-stage assets (AUM001 / AUM601), AUM is also performing IND enabling studies for AUM302, a macrocyclic oral kinase inhibitor rationally designed small molecule to uniquely combine pan-PIM kinase, pan-PI3K and mTOR inhibition in a single agent. AUM302 was granted ODD by the FDA in November 2022 for the treatment of neuroblastoma, which represents a significant unmet medical need with limited treatment options. AUM is pursuing a Pediatric Priority Review Designation for AUM302. The FDA’s priority review vouchers are incentives meant to spur the development of new treatments for diseases that would otherwise not attract development interest from companies due to the cost of development and the lack of market opportunities. The rare pediatric voucher was created in 2012 under the Food and Drug Administration Safety and Innovation Act, (the “FDASIA”) and specifically targets the need for additional therapies for rare pediatric subsets of other diseases. Section 908 of the FDASIA defines a “rare pediatric disease” as one which “primarily affects individuals aged from birth to 18 years, including age groups often called neonates, infants, children and adolescents,” and is also a rare disease or condition according to federal statute (200,000 persons in the U.S. or fewer).

AUM302 could be eligible for a Pediatric Priority Review Designation given that the neuroblastoma indication is the third most common pediatric cancer and more than 90% of diagnosed patients are under the age of five years old. Companies who are awarded a Priority Review Designation have the opportunity to sell the voucher upon drug approval to a third-party pharmaceutical company who in turn can elect to reduce FDA approval timelines between six to nine months on an internal drug program. The value of Recent Priority Review Vouchers sold to major pharmaceutical companies include ProMetic Biotherapeutics for $105 million, Albireo Pharma for $105 million, Mirum Pharmaceuticals for $110 million, and BioMarin Pharmaceuticals for $100 million.

AUM’s pipeline also includes AUM003, a potential blood brain barrier penetrating selective MNK inhibitor with compelling early-stage data in glioblastoma and sarcomas.

In November 2020, AUM announced a 5-year transformational strategic partnership with Newsoara to co-develop rights for AUM001, AUM302 and AUM003 in the Greater China Region and to co-discover next-generation cancer therapeutics. Newsoara is an innovative clinical-stage biopharmaceutical company with a mission to develop and commercialize life changing medicines for cancer, autoimmune, metabolic and other major diseases to patients in China and around the world. Since its founding, Newsoara has developed a fully integrated platform which includes R&D, Chemistry Manufacturing and Controls (CMC) and clinical development capabilities and built a robust and broad pipeline of approximately 15 drug candidates in major therapeutic areas.

Upon signing of the agreement with Newsoara, AUM is eligible to receive up to $135 million upon the achievement of certain development, regulatory, and commercial milestones, plus up to double digit royalties from drug sales. Newsoara will be responsible for all development and commercialization and will contribute for potential R&D funding for current and future investigational compounds in the Greater China Region. The agreement with Newsoara also expands access to the world-renowned Suzhou biotech ecosystem in China, significantly boosting AUM’s discovery and manufacturing capabilities.

Aside from the aforementioned rights sublicensed to Newsoara and with respect to AUM601 in Korea, AUM currently holds worldwide development and commercialization rights to each of its therapeutic candidates except for AUM601 in Korea where CMG / Handok has ownership. Retaining worldwide rights is a core component of AUM’s business development strategy and leverages one of our core strengths, which is generating data that globally supports the potential for additional deal activity (such as out-licensing / co-development rights) with large pharma partners on a regional and / or global basis.

AUM’s goal is to focus on the development of potent and highly selective oncology therapeutics. Our vision is to change the paradigm for drug development by looking at developing drugs in a holistic matter.

We believe that AUM has the potential to forge a path from the early stages of drug development to generating enterprise value that will have multiple sources of revenues, including from proprietary clinical, digital and diagnostic data collection from Phase I of drug development. This approach is designed to enhance drug development success rates (goal of achieving a 30% clinical success rate across our portfolio) via building an ecosystem that is synergistic, sustainable, and scalable, leading to higher returns on investment for investors and strategic partners.

Our mission is to advance and grow a portfolio of innovative, early-stage oncology assets based on the latest scientific breakthroughs. As such, we consider capital allocation and risk in tandem when executing our drug development strategies by forging valued partnerships. By focusing our efforts on translational medicine and portfolio diversification, we seek to mitigate overall exposure to many of the risks inherent in drug development. Fundamental to our success is our ability to apply a disciplined set of criteria for asset evaluation and advancement and employ sequenced capital allocation that preserves resources for programs with greater potential. Our approach is guided by the following principles:

●	portfolio diversification to mitigate risk and maximize optionality;

●	capital allocation based on risk-adjusted potential;

●	building virtual infrastructure and key external relationships to maintain a lean operating base;

●	complementing our internal development capabilities with external business development;

●	a focus on translational medicine and therapeutic candidates with in vivo single agent and combination activity; and

●	disciplined and rigorous asset evaluation and selection.

Our History and Team

AUM began operations in March 2018 in Singapore and was founded by Vishal Doshi, our Chief Executive Officer (CEO), and Harish Dave, our Chief Medical Officer (CMO). Since then, AUM has assembled a management team of biopharmaceutical experts with extensive experience in building and operating organizations that develop and deliver innovative medicines to patients. The management team has broad expertise and a successful track record in drug discovery, clinical development, regulatory affairs, manufacturing and commercialization of cancer therapies, as well as in business and finance, through previous experiences at leading institutions including Johnson & Johnson, Sirtex, Bayer Healthcare, IQVIA, ICON Clinical Research, Salarius Pharmaceuticals, Accelovance, and Abbott Laboratories.

Critical to our success has been the ability to assemble an accomplished management team with a proven track record in targeted oncology drug development. We are led by a senior management team with extensive capabilities in immuno-oncology, biologics and small molecule drug development, as well as business development and portfolio management. Collectively, our team has contributed to 50 accepted INDs, over 150 oncology clinical trials, and multiple approved NDAs or biologics licenses, including, but not limited to, Lenvima for a first line indication in liver cancer patients (estimated peak sales of approximately $3 billion).

Before starting AUM, members of the founding team were responsible for leading a private equity external project finance initiative by the world leading CRO, Quintiles, and NovaQuest Capital, internally referred to as “Project MAX.” Project MAX was the first major virtual clinical development operation. With the Japanese pharmaceutical company, EISAI, Project MAX took over exclusive drug development for six EISAI-owned molecules (some to be tested for multiple indications, for a total of eleven projects) while permitting all development related IP rights rights to be retained by EISAI.

Project MAX used a virtual drug development team, which is AUM’s current model, including Project MAX’s chief medical officer, who was responsible for candidate and indication selection, drug trial design, execution, ongoing strategic trial management and delivery. The size of the venture was approximately $145 million.

The team consulted closely with EISAI to assess their pipeline. Of a slate of oncology directed molecules initially proposed by EISAI, only one was accepted for development. An additional five molecules and ten indications were later identified by the team after an in-depth evaluation of EISAI’s pipeline and progressed for development. The joint team insisted on clinically meaningful impact as a minimum requirement for proof of concept (POC).

The Project MAX team developed protocols and had full operational independence for study execution, including country and site selection and go / no-go decisions. As part of its fiduciary responsibility, the team also had the right to select the best vendors for all aspects of each particular study. Quarterly updates were provided to EISAI, and at the end of each study, whether successful or not, EISAI received a regulatory authority submission-ready report.

Project MAX was initiated in 2008, research was kicked off in late 2009, and the first success milestone was reached in its third year. Project MAX achieved several milestones sufficient to both return investors’ capital and generate significant additional distributions. In case of early failures, unspent capital was redistributed to studies with high potential.

Achievements from Project MAX include Lenvatinib, which was FDA approved for first line treatment in hepatocellular carcinoma. Lenvatinib is sold by EISAI under the brand name Lenvima and acts as a multiple kinase inhibitor against the VEGFR1, VEGFR2, and VEGFR3 kinases. AUM’s Chief Medical Officer, Harish Dave, along with his team, selected the compound for further development and prioritized it within the Project Max portfolio to rapidly get to proof of concept.

AUM is guided by its board of directors, scientific advisory board and business advisory board. The scientific advisory board works with our management team in planning, development and execution of scientific, clinical, and research and development initiatives and strategies, while our business advisory board works with our management team on business and operational initiatives and strategies. Our scientific advisory boards is comprised of scientific and clinical thought leaders in oncology associated with institutions such as the National Cancer Centre Singapore, MD Anderson Cancer Center, the Centre for Precision Medicine, the Healthcare Research Centre at Tsinghua-Berkeley Shenzhen Institute, Eli Lilly, the University of Adelaide and the Cleveland Clinic.

Our Approach

In traditional drug development programs sponsored by large pharmaceutical companies, management decision cycles and the scarcity of internal expertise and resources are the rate limiting steps to rapid drug development. Even when outside clinical research organizations are employed for drug development, time savings have not been widely demonstrated because management decision cycles are still imposed upon the development team and autonomy is rarely allowed.

In contrast, AUM has refined this virtual model for drug development which does not suffer from these limitations and leverages outside expertise in a much more efficient manner. At the heart of AUM’s business model is the interconnection of researchers and experienced drug developers comprising each product development team who are spread across a number of continents and time zones.

AUM acquires assets with strong potential from valued pharmaceutical and/or academic partners and undertakes clinical development globally with the goal of de-risking our pipeline as much as possible. AUM supports its goal of de-risking company assets by designing and initiating global trials containing signaling read-outs, enabling us to assess proof-of-concept data earlier, which then leads to “go / no go” decisions for advancing compounds to later stages of development. As a result, AUM seeks to advance compounds with attractive early data read-outs, increasing the probability of commercial success and then partnering with large pharmaceutical companies with respect to those assets upon reaching proof-of-concept, with the large pharmaceutical companies being responsible for product approval and commercialization.

AUM was formed to capitalize on these strengths by obtaining exclusive rights to attractive product development opportunities from academic institutions, biotech firms and pharmaceutical companies. AUM will focus on pharmaceutical product opportunities where general proof-of-principle has already been established in pre-clinical or human testing, and where the products are novel and offer significant potential advantages to products currently in the market or in development.

Asset Selection Funnel

Dedicated Team to select molecules
Scientific Advisory Board reviews asset
Asset chosen
Criteria used to shortlist assets
Is it First in Class or Best In Class, in Phase I or late pre-clinical stage?
Will the asset have a biomarker available?
Does the asset have combinatorial synergies with the existing pipeline?
Does the commercial outlook generate significant positive NPV?
Are there multiple indications to mitigate risk?
Where has the science come from?
Has it been validated?
Is the clinical hypothesis sound and clinically relevant?
Has the team done it before?
How long until POC?
Appealing asset value

We acquire high potential assets by entering into win-win arrangements and undertaking clinical development globally to de-risk our proof of concept pipeline as much as possible. We use a risk and reward sharing strategy with our partners. As such, we pay minimal or no up-front fees, but will share the economics associated with downstream partnerships including out-licensing agreements following proof of concept.

AUM will pursue early-stage cancer compounds and develop the compounds through Phase II of the required regulatory approval processes. The developed products will be licensed to pharmaceutical companies for product marketing, thereby generating license fees and ongoing royalties for AUM.

AUM utilizes a virtual business model. Virtual drug development entails:

●	a small core group of employees responsible for strategic management, regulatory strategy, and financial control;

●	outsourcing all non-core business functions, including preclinical and clinical drug development; and

●	electronic data capture and data submission to regulatory authorities. By adopting this model, AUM believes it can reduce total drug development program costs by at least 25% and development times to reach a “go, no-go” by up to 50%.

The AUM model strengthens the focus on core assets for our partners and provides them access to globally recognized, peer-level development expertise, and AUM has the potential to drive high return on investment given its scalable model has resulted in onboarding new oncology targets wherein AUM has global rights in multiple indications.

Our Differentiators

Reducing downside risk and improving the value of clinical data improves AUM’s risk-reward profile compared to how most pharmaceutical companies manage risk and data. We believe the main point of differentiation for AUM lies in this combination of early POC trial risk minimization, structured milestones and exits, and matching projects to high value markets. Doing this without overhead and risks faced by other pharmaceutical companies gives AUM an advantage over other choices available.

AUM uses an integrated approach to risk management to maximize and capture returns in new ways. Our economic model is based on investment structuring to minimize investor exposure complemented by an aggressive “early kill” strategy to support successful product development and rapidly terminate unsuccessful product development. Our team’s established and extensive network of global pharma and academic relationships, as well as our credibility in drug development, facilitates our access to a rich set of candidate assets, enabling selection of the highest value molecules and trials.

We have extensive experience in contracting with various partners using existing and proven contract frameworks. Our trial designs are efficient and adaptive, and focus on: (1) speed of execution, (2) regulatory and marketing approval, (3) areas of greatest unmet medical need, and (4) leveraging the right CRO partners to fit the trial design. Our trial designs allow AUM to gain territorial advantages on a global stage, by deploying an “early kill” strategy, which leads to faster trial execution, better pricing and higher success rates.

The AUM senior management has extensive CRO industry experience. We are focused on early-stage oncology trials (Phases I and II), working closely with our CRO partners to enable rapid and flexible decision making. Our ability and willingness to make course corrections, protocol modifications and adjustments in trial design drives higher success rates efficiently and a lower cost.

AUM applies a global perpective to drug development with an appreciation of the strengths and weaknesses of conducting studies in different regions. The US is central to all of our development plans. We begin drug development for each molecule by planning our FDA IND application to ensure the highest standards are being followed. We also pursue early regulatory engagement in all regions of interest. As part of our global perspective, we have established a partnership with Newsoara, a Chinese pharmaceutical company, for the Greater China region. AUM thereby has a commercialization partner in Greater China. Additionally, our agreement enables AUM to receive milestone driven income upon ongoing execution. A co-development agreement with Newsoara enables cost sharing between the two companies and risk minimization, leading to an overall lower cost of drug development along with faster execution and access to high quality data.

AUM pursues a portfolio approach to drug development as a risk mitigation tool and pursues development of multiple molecules in the oncology space to maximize the opportunity for success, optimizing resource allocation and leading to better overall returns.

AUM has aggressively pursued a non-dilutive capital allocation strategy. We have received a positive overseas finding from the Australian tax authorities that make AUM eligible to receive up to AUD25 million in rebates. Eligible companies with an annual turnover of less than AUD20 million receive a refundable tax offset, allowing the benefit to be paid as a cash refund if they are in a tax loss position. Such non-dilutive capital reduces the need for “at risk capital”.

Our Pipeline

AUM has built a pipeline of targeted oncology and immuno-oncology therapeutic candidates and programs diversified by mechanism, therapeutic approach, modality, and stage of development. On a regular basis, we rigorously assess each of our programs using internally defined criteria for success to justify continued investment and determine proper capital allocation. When certain programs do not meet our criteria for advancement, we terminate those programs and preserve our capital and resources to invest in programs with greater potential. As a result, our pipeline will continue to be ever dynamic with programs eliciting positive data being prioritized and advanced. Our current pipeline is summarized in the diagram below which includes later-stage clinical (AUM001, AUM601) and IND enabled drug programs (AUM003, AUM302):

Advancing a Global Pipeline Designed to Reverse Resistance

	INDICATION	DISCOVERY	PRECLINICAL	PHASE 1	PHASE 2	PARTNER
AUM001 +Keytruda mRNA translation inhibitor **Target** MNK1/2	MSS Colorectal Cancer					MERCK
AUM001 Tecentriq mRNA translation inhibitor **Target** MNK1/2	NSCLC, Urothelial Cancer					Roche
AUM601 Pan-specific kinase inhibitor **Target** pan TRK	NTRK Naïve and resistant mutation cancers					CMG, HANDOK
AUM302 Macrocyclic multi-kinase inhibitor **Target** PIM/PI3K/mTOR	Neuroblastoma, PIK3CA Mutant cancer					
AUM003 BBB penetrating mRNA translation inhibitor **Target** MNK1/2	Glioblastoma, Sarcoma					

AUM BIOSCIENCES

AUM001 (Our Lead Candidate)

Description: Targeted pathway inhibition can be effective but resistance commonly develops through upstream bypass mechanisms. In many instances, this is especially evident when used as a monotherapy. While combination therapy makes it harder for the cancer cell to avoid being killed, resistance development through bypass mechanisms, though, still remains a possibility. AUM001, a novel small molecule tyrosine kinase inhibitor, has the potential to overcome these resistant pathways by targeting MNK 1/2 (mitogen-activated protein kinase-interacting protein kinases) in various cancers by acting at the point of mRNA translation to protein. This selective translation inhibition (STI) caused by MNK inhibition interferes with translation of pro-oncogenic signaling mRNA including in cancer cells which have become resistant to upstream signaling pathway inhibitors.

Target Mechanism of Action: AUM001 is a highly selective mRNA translation inhibitor inhibiting MNK 1/2 (‘chokepoint’ of multiple pro-oncogenic signaling pathways) which blocks phosphorylation of eIF4E (Eukaryotic translation initiation factor 4E - structure involved in several cellular processes including enhanced translational efficiency, splicing, mRNA stability, and RNA nuclear export). This in turn interferes with CAP mediated RNA translation, thereby impairing growth signals involved in cancer development, progression, and resistance to therapies. The alteration of mRNA translation plays a crucial role in defining the changes in cellular proteome. MNK phosphorylates eIF4E at S209 which facilitates the translation of mRNAs of growth signals and oncoproteins. MNK is important in tumor microenvironment (TME) regulation, shifting the balance towards tumor inhibition without impacting normal cellular function. Moreover, inhibition of MNK kinases decreases the production of the pro-inflammatory cytokines like TNFα and IL-6, suggesting that MNK kinases and their substrates (eIF4E, hnRNP A1, Spry1/2) play a pivotal role in regulating the innate and adaptive immune compartment. This has the potential to turn “cold” tumors “hot” increasing the proportion of tumors susceptible to immunotherapies which currently limited to ~50% of all cancers.

Our Solution: AUM001 is a member of the selective translation regulator (SRS) class of drugs, and is a small molecule that selectively inhibits MNK 1 and 2 kinases which are the sole kinases known to regulate the eukaryotic translation initiation factor 4E (eIF4E). Phosphorylation of Ser209 on eIF4E regulates cap-dependent mRNA translation. Hyperactivation of eIF4E leads to oncogenic mRNA translation and contributes to cellular transformation in a variety of human cancers. Targeting MNK kinases is expected to be effective in several cancers with overexpressed and/or over-activated eIF4E.

Immunotherapy has significantly altered the paradigm of cancer treatment due to its significant and durable therapeutic advantages. However, it has been discovered that colorectal cancer is one of the tumor types that does not react favorably to immunotherapy. Although the effectiveness of immune checkpoint inhibitors (ICI) has been demonstrated in dozens of clinical trials and with multiple FDA approvals, their response was restricted to patients with mismatch repair deficient/microsatellite instability-high (dMMR/MSI-H) colorectal cancer (CRC). Mismatch repair proficient/microsatellite stable (pMMR/MSS CRC), as a recognized cold cancer, is a real challenge for immunotherapy due to the heterogeneity of tumors and the complexity of the tumor microenvironment. In order to achieve “cold” to “hot” transformation in pMMR/MSS CRC and subsequently overcome immunotherapy resistance, current immunotherapy-based research studies include ICIs, advanced cellular therapies (ACT), cancer vaccines, cytokines, and combinations of immunotherapies with chemotherapy, radiotherapy, targeted therapy, and other therapies.

AUM001, a MNK 1/2 inhibitor, has the potential to support immune based therapies for CRC as well as support chemotherapy in this setting. MNK inhibition has been shown to delay or prevent T-cell exhaustion or allow T cell recovery in the context of ICI use. T cell exhaustion is one of the causes for the failure of ICI therapy. Additionally, MNK inhibition has an impact in the innate immune system, altering the balance between pro-tumorigenic and anti-tumorigenic macrophage activity. Our internal combination studies of AUM001 with a PD-1 inhibitor in murine CRC (with tumors both equivalent to MSI-H and MSS) models has shown striking tumor growth suppression.

MNK and eIF4E levels are increased in a multitude of cancers including CRC. Chemotherapy, when administered in multiple tumor types, is associated with a rapid further increase in MNK and eIF4E levels, opening the door to resistance. MNK inhibition results in reduced eIF4E and hence overcomes this resistance pathway. CRC cell lines resistant to irinotecan can be rendered sensitive to that agent again when used in combination with AUM001, raising the potential of combining AUM001 with irinotecan monotherapy or irinotecan-based combination chemotherapy in CRC.

Development Rationale: Immunotherapy has become one of the fundamental pillars of treatment in oncology over the past decade. Inhibition of the pathways involving programmed cell death receptor 1 (PD-1) and its ligand (PD-L1) has been a particular focus in anticancer therapy and success has been achieved in a subset of cancer patients; however, numerous patients have both primary and acquired resistance to PD-1/PD-L1 inhibitors.

ICIs such as PD-1/PD-L1 inhibitors, target key T-cell regulatory pathways, enhance antitumor immune responses, and have become the focus of immunotherapy efforts for multiple malignancies. A number of PD-1/PD-L1 inhibitors are now approved for different cancer types, including tumor-agnostic approvals, in many key markets around the world. Although this approach has been the focus of oncology drug development in recent years, early-stage clinical development of PD-1/PD-L1 inhibitors has slowed. Difficulties remain for the use of ICI therapy, including issues such as: failures in response to treatment in the majority of cancers largely due to various immune related factors, higher recurrence rates that result in secondary resistance to ICIs, lack of predictive/prognostic biomarkers, including variable correlation with PD-1/PD-L1 expression, lack of effective combination therapy with PD-1/PD-L1 inhibitors, and lack of ICI-based therapy in first line of metastatic cancer.

The cancer immunity cycle involves a series of functional stepwise events by the immune system to obtain efficient control of cancer growth. The process starts with the release of neo-antigens generated as a result of genomic instability in the cancer. These cancer-associated neo-antigens are captured by dendritic cells (DCs) which, in turn, prime and activate tumor-specific cytolytic CD8+ T cells. The effector cells migrate via the blood stream and infiltrate the tumor stroma, potentially recognizing and eliminating cancer cells. This T-cell mediated cytotoxic response releases new tumor antigens for immune effector cells to respond to and mount a more efficient anti-tumor immune attack.

In the case of anti-PD-1/PD-L1 therapies, a variety of biological factors contribute to treatment resistance, including lack of cancer antigens recognizable by T-cells, impaired cancer-antigen presentation, impaired activation of cancer-specific T-cells, limited T-cells infiltration into tumors, and accumulation of immunosuppressive factors and cells in the tumor microenvironment (TME). The evading strategies present in each tumor determine whether that tumor shows an inflamed or a noninflamed phenotype. Anti-PD-1/PD-L1 inhibitors are most effective in inflamed tumors characterized by high tumor PD-L1 expression, CD8+ T-cell infiltration or high mutational burden.

Modulation of MNK activity affects translation of mRNAs involved in cancer development, progression, and their resistance to therapies. There are ongoing academic and commercial efforts to develop and evaluate MNK inhibitors for cancer treatment. Multiple studies have shown that MNK kinases play crucial roles in cancer development and the cancer immunity cycle, as targeting MNK has the potential to hamper tumor growth and regulate the TME It has recently been shown that targeting MNK kinases can reprogram the TME and allow increased T-cell infiltration and function in highly metastatic hepatocellular carcinoma model. Published studies and AUM’s internal data have shown that inhibition of MNK kinases decrease the production of the pro-inflammatory cytokines like TNFα and IL-6 in mouse monocytes as well as in bone marrow derived macrophages, suggesting that MNK kinases and their substrates (eIF4E, hnRNP A1, Spry1/2) play a pivotal role in regulating the innate and adaptive immune compartment.

Various mechanisms of immune evasion by cancer cells have been described. These include, among others, secretion of immunosuppressive cytokines (IL-10, TGFb) by tumor infiltrating immunosuppressive cells and by the cancer cells themselves. These cells, however, can also induce T-cell. It is clear that most, if not all, components of the adaptive and innate immune systems can and are re-educated by the tumor to generate a pro-tumorigenic and T-cell suppressive milieu. Immunotherapy, designed to overcome these inhibitory signals, can reinvigorate T-cells and enhance their anti-tumor cell cytotoxicity.

Many signals in adaptive and innate immunity entail gene expression changes that are too rapid to be mediated by de novo transcription or through alternative mRNA splicing. MNK kinases, on the other hand, through controlling changes in translation or stability of mRNA can rapidly mediate these changes and have a profound effect on T-cell, neutrophil, dendritic cell (DC) and macrophage function in the TME. These and other data suggest that immunotherapeutic drugs, including inhibitors of CTLA-4 and PD-1/PD-L1, are particularly promising candidates to combine with MNK inhibitors.

EIF4E is highly overexpressed (~3-10 fold) in many human cancers (e.g., head and neck, bladder, colon, breast, prostate, lung and chronic myelogenous leukemia (CML)) but less in pre-malignant lesions (e.g., adenomatous polyposis). In most studies, eIF4E overexpression and phosphorylation was associated with a poor cancer prognosis, as indicated by elevated rates of progression, increased recurrence and decreased patient survival as described for prostate, breast and colon cancers.

The accumulated knowledge on cancer signalling pathways of recent years has provided important insights for the development of new targeted drugs. However, the use of targeted drugs has been underpinned by the development of resistance to treatment. Interestingly, recent studies have highlighted that overexpression and increased eIF4E phosphorylation are typically observed uniformly throughout the tumor.

Due to the central role of eIF4E in mRNA translation, it is thought that inhibiting its activity may be effective in different cancers and could be exploited clinically to improve response of tumor treatments or overcome primary and secondary drug resistance.

Despite the increased understanding of MNK function and related cancer biology, little progress has been made on validation of the pharmacologic target. To date, only a handful of MNK inhibitors have been identified and explored preclinically. Most preclinical work has been done with two kinase inhibitors that inhibit MNKs amongst other targets: CGP57380, which has a micromolar potency on MNKs, and cercosporamide, an anti-fungal natural product. However, both compounds lack specificity and have notable off-target effects. A more specific MNK kinase inhibitor, SEL201 from Selvita, Poland, is in lead optimisation. Clinical development of a MNK inhibitor from Bayer, Germany, (BAY1143269) explored in Phase 1 in solid tumors has since been terminated. This compound, while selective for MNKs, also potently inhibits the proto-oncogene PIM1 kinase that is essential for cell cycle regulation. Another selective MNK inhibitor that also potently inhibits DRAK1, eFT508 from Effector Therapeutics, US, is being studied as a single agent in lymphoma in a Phase 1/2 study (NCT02937675), as well as in combination with anti-PD-1 or anti-PD-L1 therapy in solid tumors in Phase 2 (NCT03616834).

Research into new checkpoint targets and next-generation immune modulating agents to bypass resistance mechanisms is a critical unmet need requiring continued investigation. AUM001 is being developed as a novel, potent, safe and synergistic selective MNK1/2 inhibitor to regulate major downstream signaling pathways such as MAPK, PI3K and MYC and downregulate the phosphorylation of eIF4E. The inhibition of MNK kinases by AUM001 has the potential to regulate multiple steps in the cancer immunity cycle, making AUM001 an ideal partner in combination therapies, both with IO drugs as well as standard of care chemotherapeutic agents.

Clinical Study Results: AUM completed single and multiple ascending dose Phase 1 clinical studies in Singapore and Australia in healthy volunteers. The single ascending dose study was a double blind, randomized, placebo-controlled trial in 17 subjects. AUM001 exhibited a highly favorable safety profile with no related SAEs and dose dependent target engagement. Target engagement was achieved including a drop in eIF4E levels after treatment with 10mg of AUM001, including 25% inhibition of eIF4E levels in PBMCs 24 hours post-dose as compared to pre-dose.

The multiple ascending dose study was a double blind, placebo-controlled study in Australia. Key conclusions included evidence of an attractive safety profile with no Grade 3 events or SAEs, no evidence of cardiotoxicity or hepatic toxicity, no observable difference in safety between any arm and placebo subjects, and no observable dose dependence in incidence of TEAEs.

Clinical and Regulatory Strategy: AUM is prioritizing treating the MSS CRC population given it represents 80-85% of the entire CRC population and is largely refractory to current treatments including checkpoint inhibition. AUM001’s promising data in colorectal in vivo models has thus drawn the interest of leading pharmaceutical companies seeking compounds that could work synergistically with checkpoint inhibitors to treat MSS CRC. AUM has collaborated with MSD who is providing free drug (Keytruda) supporting AUM’s Phase II combination studies with the goal of minimizing resistance risk, overcoming resistance and improving overall responses to MSS CRC cancer patients. MSD and AUM will have the opportunity to work closely with MSD to launch new publications detailing clinical data from the AUM001 / Keytruda combination.

AUM has also collaborated with Roche to further its upcoming Phase II trials of studying AUM001 for the treatment of non-small cell lung, urothelial, and other solid tumors. As per the agreement, Roche will supply their leading checkpoint inhibitor, Tecentriq, “free of cost” for our Phase II trial. Roche and AUM will also be responsible for launching new publications for AUM001 and Tecentriq combinations.

The Phase II open label with MSD, dose-finding run-in and cohort expansion study to evaluate the safety, tolerability and effectiveness of AUM001 in combination with pembrolizumab or irinotecan for the treatment of metastatic CRC is projected to start in the fourth quarter of 2022. It will be conducted in two parts: (1) dose escalation run-in to identify the Maximum Tolerable Dose (MTD) and the Recommended Phase II Dose(RP2D) of AUM001 to be administered orally as monotherapy and in combination with pembrolizumab or irinotecan, and (2) a cohort expansion at the RP2D of AUM001 in combination with pembrolizumab or irinotecan in patients with locally advanced or metastatic colorectal cancer to evaluate the clinical activity and safety of AUM001.

Part 1 of the global Phase II trial will be conducted pursuant to Australia’s Clinical Trials Notification Scheme, meaning AUM will notify the Therapeutic Goods Administration of Human Research Ethics Committee (HREC) approval and complete local site initiation activities. AUM plans to open six clinical sites for Part 1 in Australia.

Target Market:

Colorectal cancer

Colorectal cancer (CRC) is the third most common cancer globally, has a high mortality, and generates a negative impact on human public health. New effective treatment strategies are urgently needed to treat this disease. While CRC morbidity rates have declined with changes in risk factor patterns and the increased screening by colonoscopy, this progress is mainly confined to elderly patients. Overall, the population of CRC patients is rapidly becoming younger, while mortality remains high, especially for metastatic CRC patients, which accounts for the vast majority of CRC patients.

Incidence

CRC is second most common cancer in women and the third most common cancer in men. There were more than 1.9 million new cases of CRC globally in 2020, representing 10.7% of all cancers.

The global burden of CRC is expected to increase by 60% to more than 2.2 million new cases and 1.1 million deaths by 2030. Patterns and trends in CRC incidence and mortality correlate with present human development levels and their incremental changes might reflect the adoption of more western lifestyles.

Current treatments

Initial chemotherapy for CRC patients with non-operable disease is generally based upon patient fitness and comorbidity, RAS and BRAF mutation status, the presence of dMMR/MSI-H, the location of the primary tumor, and the intent of the therapy. The approach to subsequent therapy after the initial regimen is variable and might include retreatment with the original regimen (e.g., if the patient was transitioned to maintenance chemotherapy following an initial period of combination chemotherapy) or a switch to a different regimen altogether because of disease progression or intolerance to the initial regimen.

For patients with metastatic CRC (mCRC), the model of distinct “lines” of chemotherapy (meaning regimens containing non-cross-resistant drugs) are each used in succession until disease progression has been largely abandoned in favor of a “continuum of care” approach. The continuum of care approach emphasizes an individualized treatment strategy that might include phases of “maintenance” or lower intensity chemotherapy interspersed with more aggressive treatment protocols, rechallenging patients who initially responded to first-line treatment with the same agents after a period of alternative treatments, treatment-free intervals, as well as reutilization of previously administered chemotherapy agents in combination with other active drugs.

The general approach is to administer targeted therapy where a known driver mutation is present for which there is an approved therapy or to use ICI if the tumor is dMMR/MSI-H. Chemotherapy, when used, is generally 5-fluorouracil based (e.g., FOLFOX, FOLFIRI). Anti-angiogenics such as bevacizumab are also used in combination with doublet chemotherapy.

Patients who have progressed through fluoropyrimidine, oxaliplatin, and irinotecan-based chemotherapy, an anti-vascular endothelial growth factor (VEGF) agent, anti-epidermal growth factor receptor (EGFR) therapy (if RAS wild-type), and molecularly targeted therapy, can be treated with “third line” therapy, if appropriate, and who desire and are eligible for such additional cancer therapy. This includes agents such as regorafenib, trifluridine-tipiracil and fruquintinib. However, while such agents are approved and available, they see limited use based on patients overall condition and potential toxicities.

Unmet medical need

Immunotherapy is a hot topic in the field of cancer therapy, including immune checkpoint inhibition (ICI), adoptive cell therapy (ACT), cancer vaccines and cytokines, aiming to improve the ability of the immune system to recognize, target and eliminate cancer cells. However, “cold” CRC, which accounts for as many as 85% of CRC cases, is not reactive to it. The development of immunotherapy to prevent cancer cells from forming “immune escape” pathways to the immune system in cold CRC has been under increasing study attention. There is evidence that an organic combination of radiotherapy, chemotherapy, and several immunotherapies may boost the immune system’s capacity to eradicate tumor cells.

Immunotherapy, including ICI, ACT, cancer vaccines and cytokines, have attracted attention in the field of cancer treatment due to its long-term efficacy in solid tumors such as melanoma and non-small cell lung cancer. Tumors with high tumor mutational burden (TMB) have more immune system-recognizable neoantigens than tumors with lower TMB. As such, high TMB becomes a defining characteristic of immunotherapy response, particularly to ICI, in a number of cancer types. In the cell genome, DNA sequences called microsatellites are repeated in tandem with a small number of nucleotides, often one to six. Mismatch repair (MMR) is a process that removes certain nucleotides from the nascent DNA strand in human cells when they integrate the incorrect nucleotides during DNA replication in order to prevent genetic mutations in progeny cells. The TMB of CRC is closely associated with microsatellite instability (MSI), while MSI is the result of the functional deficiency of the DNA MMR protein. A large number of clinical trials have confirmed that the molecular level detected by MSI is highly correlated with the protein level detected by MMR, and the agreement between the two is up to 90% in CRC. Mismatch repair deficient (dMMR)/high microsatellite instability (MSI-H) phenotypes accounted for 15% of CRC patients, compared with the most of CRC patients presenting proficient mismatch repair (pMMR)/microsatellite stable (MSS) subtype. dMMR/MSI-H CRC has more to do with a higher mutation burden and tumor neoantigen load as well as dense immune cell infiltration compared to pMMR/MSS tumors, and immunotherapy-based therapies have shown strong clinical benefits for this subtype. The FDA approved the anti-PD-1 antibody pembrolizumab in 2017 for use in patients with dMMR/MSI-H metastatic colorectal cancer who have progressed after prior therapy and have no satisfactory alternative treatment options. Nivolumab, as well as ipilimumab, also were approved for the treatment of dMMR/MSI-H mCRC patients. In contrast, pMMR/MSS mCRC, commonly known as “cold” cancer, which featuring the infiltration and inflammation of tumor, does not respond well to immunotherapy. Therefore, it is important to explore immunotherapies that can benefit such subtype of patients.

Competitive Landscape: Two MNK inhibitors have targeted MNK 1/2 inhibition in clinical trials; BAY1143269 (Bayer, Germany) and Tomivosertib / eFT508 (Effector Therapeutics, US). BAY1143269 was explored in Phase 1 trial in combination with docetaxel in solid tumors and has since been terminated. This compound, while selective for MNKs, also potently inhibited the proto-oncogene PIM1 kinase that is essential for cell cycle regulation.

Tomivosertib (also potently inhibits DRAK1), is being studied in combination with anti-PD-1 or anti-PD-L1 therapy and post platinum chemotherapy in non-small cell lung cancer in Phase 2 (NCT03616834) with top line results expected in the first half of 2023. A single agent Phase 1/2 study in lymphoma was terminated due to recruitment issues (NCT02937675). Other MNK inhibitors; CGP57380, cercosporamide, SEL201 (Selvita, Poland) are in the preclinical stages of development.

Differentiation / Value Drivers: AUM001 is differentiated from current treatment options given the compound’s observed activity to dateefficacy as monotherapy as a single agent in colorectal cancer models, ~99% selectivity to MNK, high potency in combination with immuno-oncology drugs, favorable safety profile (no grade 3 or higher AEs in Phase 1 single and multiple ascending dose clinical trials) facilitating immune-oncology and chemotherapy drug combinations, longer half-life and more attractive PK / PD than competitive MNK 1 /2 agents.

Intellectual Property: AUM001 is protected by a patent portfolio derived from a PCT application (PCT/SG2013/000126) originally filed by the Agency for Science, Technology and Research (“A*STAR”) a statutory board under the Ministry of Trade and Industry of Singapore, the licensor of AUM001. This patent family contains 26 pending or issued patents, covering 22 different countries. Patents covering AUM 001 have been granted in various major jurisdictions (e.g., China, Europe, Japan, the USA, and Singapore).

AUM601

Description: AUM601 is a therapy for patients with NTRK fusions and mutations: AUM601 is a highly selective pan-TRK tropomyosin receptor kinase (TRK) inhibitor targeting TRKA, TRKB, and TRKC. NTRK gene fusions lead to abnormal proteins called TRK fusion proteins, which may cause cancer cells to grow. The rationale for the use of this mechanism to treat cancer is supported by promising clinical trial results of current pan-TRK inhibitors approved and in clinical development.

AUM601, unlike other molecules in its class does not appear to penetrate the blood-brain barrier (BBB) or appear to induce neurotoxicity thus differentiating it from other TRK inhibitors where on-target neurotoxicity leads to dose reduction which comprises tumor treatment or discontinuation in ~ 25% of treated patients. AUM601’s lack of neurotoxicity in patients along with its activity against NTRK fusions and mutations makes it potentially valuable as both a first- and second-line therapy (patients who have acquired resistance to first generation TRK inhibitors that arise from secondary mutations). AUM601’s activity in both TRKi naïve and those with kinase domain mutations could result in AUM601 becoming a differentiated compound while providing increased patient convenience as TRK fusions / mutations are treated in one pill versus two for competitive agents (one pill for fusions – larotrectinib and another for mutations – selitrectinib).

In nonclinical studies, AUM601 showed potent in vitro and in vivo anti-tumor activities against tumors harboring solvent front and gate-keeper mutated NTRK fusions and those having acquired resistance to initial TRK therapies such as larotrectinib (Loxo/Lilly/Bayer) or entrectinib (Roche/Genentech) through secondary mutations within the ATP binding pocket of the kinase domain. AUM601 has completed a Phase I “all comers” study demonstrating excellent safety and tolerability with no Dose Limiting Toxicity (DLT) observed to date.

Target Mechanism of Action: AUM601 is being developed as a highly selective, oral, small molecule inhibitor of TRK. Consistent with this MOA, AUM601 inhibited phosphorylation of TRK and downstream signaling effectors, AKT and ERK in KM12 tumor cells, representative of colon cancer in vitro. AUM601 showed potent and selective growth inhibitory activity against tumor cells harboring WT, and solvent front and gate-keeper mutated NTRK fusion. As a result of AUM601s high specificity to the target (TRK), AUM601 has showed promising in vivo anti-tumor activity in mouse xenograft models (NTRK1 or NTRK3 fusions).

Clinical Study Results: A Phase I, open-label, multi-center, dose-escalation study to investigate the safety, tolerability, PK, and clinical activity of AUM601 in patients with advanced solid tumors was completed in South Korea on Jan. 29, 2021. AUM601 exhibited an excellent PK profile with dose-dependency, superior PK characteristics as compared to larotrectinib (higher AUC and CMAX), nanomolar activity against pan-TRK fusions, and signs of activity at suboptimal doses, including six patients with stable disease. 28 treatment related AEs were recorded with only one Grade 3 and the remainder Grade 1 and 2. No dose limited toxicities were observed. Consistent with the lack of brain penetration, no neurological toxicity such as dizzinesss, ataxis, and paraesthesia which is oftentimes dose limiting for competitive TRK inhibitors resulting in patients declining further treatment / removing themselves from studies, were reported in the study.

Clinical and Regulatory Strategy: AUM601 is expected to be tested in cancers with higher levels of TRK fusions / mutations that represent areas of significant clinically unmet need in MSS-CRC, non-small cell lung (NSCLC), and salivary gland cancers and could include pediatric and young adult NTRK driven cancers. AUM plans to initiate a Phase II registration study in the first half of 2023. The multinational trial will be a (25 sites), tumor-agnostic basket trial focused on treating second line patients after prior exposure to larotrectinib / entrectinib with resistant development and NTRK mutations in the ATP binding region of the kinase domain and 1st line patients in regions where first generation agents are not approved in solid tumors harboring a fusion of NTRK of types 1-3, or NTRK fusion-positive tumors with solvent front, gatekeeper or xDFG mutations. AUM may apply for Fast Track and Breakthrough Status depending on Phase II study overall response rate (ORR) and other results. Following the Phase II study, AUM plans to pursue a pediatric indication which could result in the issuance of a Pediatric Priority Review Designation.

AUM601 received ODD as a pan-tumor therapy for “Treatment of Solid Tumors with the NTRK fusion gene” in August 2022. Benefits of receiving a ODD include 1) 7-year marketing exclusivity to sponsors of approved orphan products, 2) 25% federal tax credit for expenses incurred in conducting clinical research within the United States (tax credits may be applied to prior year or applied over as many as 20 years to future taxes), 3) waiver of the Prescription Drug User Fee Act, as amended (the “PDUFA”), fees for orphan drugs (a value of approximately $2.9M in 2021), 4) the ability to qualify to compete for research grants from the Office of Orphan Products Development (OOPD) to support clinical studies for orphan drugs, and 5) eligibility to receive regulatory assistance and guidance from the FDA in the design of an overall drug development plan.

Target Market: AUM601’s ODD is described as “treatment of solid tumors with the NTRK fusion gene,” which is consistent with AUM’s development strategies for treating pediatric and adolescent patients as well as adults. Overall, NTRK gene fusion prevalence is 0.30% in cancer patients. A higher prevalence is seen in pediatric patients (1.34%) than in adults (0.28%). AUM estimates the prevalence of U.S. solid tumor patients with NTRK gene fusion to be ~49,890 and in Asia, approximately 114,178 patients with solid tumors have NTRK fusions. Patients treated with first-generation TRK inhibitors eventually become resistant to TRK inhibition due to on-target resistance mutations and competitive compounds induce significant neurotoxicity making AUM601 potentially valuable as both 1st and 2nd line therapy.

Incidence

The total population in the U.S. with solid tumors with the NTRK fusion gene is estimated to be 49,890 based on complete prevalence data. Further support for the prevalence of solid tumors with the NTRK fusion is provided from limited-duration prevalence data. Based on the SEER*Explorer Application (cancer.gov) the number of people in the U.S., alive with cancer in 2019 was 16,627,948 (SEER 2022). Westphalen et al identified the NTRK fusion positive tumors in FoundationCORE® database of >295,000 cancer patients and found that the overall NTRK fusion-positive tumor prevalence in tumors was 0.30%. If a 0.30% prevalence of NTRK fusion+ in all cancer types is applied to the total number of people alive with cancer of 16,627,948 in 2019 than it is reasonable to assume that 49,884 people had solid tumors with the NTRK fusion in 2019. The nation’s population was 328,239,523 in 2019. Based on the current U.S. population of approximately 332,602,577, the current total U.S. incidence is 49,890 cases across a multiplicity of cancer types.

Current treatment

A multiplicity of solid tumors have been shown to have NTRK fusions; however, the incidence in individual tumors is generally low except for a handful of rare pediatric tumors. NTRK fusion cancers tend to be relatively hard to treat with conventional approaches. However, prior to the identification of NTRK fusion cancers, developing an understanding of the role the fusion had in oncogenesis, and development and marketing of NTRK directed agents such as larotrectinib (1st generation NTRK fusion inhibitor), these cancers were treated based on their tissue type with standard surgical, radiotherapeutic and chemotherapeutic approaches.

Current treatment of NTRK fusion cancers is driven by testing for and identifying such fusions. There is no “one size fits all” approach to the detection of NTRK gene fusions and TRK fusion oncogenes. Testing algorithms are based on the pretest probability of TRK fusion positivity and the assays available to the pathologist or ordering clinician. With the approval of the first generation TRK inhibitors, and development of second-generation agents, we expect that testing providers will continue to iterate their assays to improve TRK fusion detection. Optimal detection using NGS-based assays requires inclusion of RNA sequencing, an approach being adopted by AUM. Current blood-based testing should be considered reliable when positive but generally insufficient for screening purposes, even for tests that explicitly include TRK detection in their assay design. Research assays are being developed that may overcome this limitation.

ASCO has issued a provisional clinical opinion on somatic genomic testing in patients with advanced cancer, which states that NTRK fusion testing should be performed in patients with metastatic or advanced solid tumors who may be candidates for TRK-inhibitor therapy, considering the prevalence of NTRK fusions in individual tumor types.

Current treatments available for NTRK fusion cancers (larotrectinib, entrectinib), as well as other agents in development including 2nd generation agents, result in significant on-target adverse events including neurotoxicity. This has resulted in patients needing dose reductions, dose holds and, in some instances, coming off therapy due to intolerable neurological adverse events. Additionally, as is often the case with monotherapy, resistance develops to the therapeutic agent. Mutations in the binding domain such as solvent front, gatekeeper and xDFG mutations result in tumor recurrence and/or progression. This combination of resistance/progression and on target neurotoxicity result in an unmet medical need for these patients despite the initial high overall response rates (ORR) reported.

Unmet medical need

Mutations in the binding domain such as solvent front, gatekeeper and xDFG mutations result in tumor recurrence and/or progression. Significant on-target adverse events including neurotoxicity have also been reported. This has resulted in patients needing dose reductions, dose holds and, in some instances, treatment discontinuation due to intolerance. There is therefore an unmet medical need to develop NTRK inhibitors that can not only overcome the fusions, but also mutations within the binding site and have reduced or no on-target toxicity to improve tolerance.

AUM601 is a therapy for patients with NTRK fusions and mutations: AUM601 is a highly selective pan-TRK tropomyosin receptor kinase (TRK) inhibitor targeting TRKA, TRKB, and TRKC. NTRK gene fusions lead to abnormal proteins called TRK fusion proteins, which may cause cancer cells to grow. The rationale for the use of this mechanism to treat cancer is supported by promising clinical trial results of current pan-TRK inhibitors approved and in clinical development.

The TRK receptor family consists of three transmembrane proteins referred to as TRKA, TRKB and TRKC receptors which are encoded by the NTRK1, NTRK2 and NTRK3 genes, respectively. The TRK receptors are expressed abundantly in the nervous system as well as in many other non-neuronal cell types and tissues, including bone, monocytes, the lung, and pancreatic beta cells. They are known to play an essential role in both the physiology of development and function of the nervous system through activation by neurotrophins. Predominantly nerve growth factor (NGF), brain-derived neurotrophic factor (BDNF), and neurotrophin-3 (NT-3) bind to TRKA, TRKB, and TRKC, respectively and turn on other pathways, including PI3K, MAPK, and PLCγ leading to proliferation, differentiation and survival in neuronal cells.

Competitive Landscape: In November 2018, the FDA approved Vitrakvi (larotrectinib). This compound was the first ever oral TRK inhibitor for the treatment of adult and pediatric patients with solid tumors that have a neuortrophic receptor tyrosine kinase (NTRK) gene fusion without a known acquired resistance mutation and are metastatic where surgical resection is likely to result in severe morbidity and have non satisfactory alternative treatments or that have progressed following treatment. The approval was based on an 81% overall response rate (ORR) in an expanded dataset of 109 TRK fusion cancer patients across ages and tumor types. In 2019, Entrectinib (RXDX-101, ROZLYTREK®) received approval for TRK fusion-positive cancers in Japan from the Ministry of Health, Labour and Welfare, and the FDA. In addition, second generation pan-TRK inhibitors like selitrectinib (BAY2731954, LOXO-195) and repotrectinib (TPX-0005 – Bristol Myers / Turning Point Therapeutics) are already being explored in ongoing clinical trials, with the aim of overcoming acquired resistance. Other small molecule inhibitors of TRK proteins or of a member TRK family under clinical development with molecularly defined patient-selection criteria include cabozantinib (or XL184), TSR-011, DS-6051b, PLX7486, DCC2701 and MGCD516.

Tyrosine kinase inhibitors (TKI) have achieved clinical success with efficacy over conventional chemotherapies in patients harboring the specific genetic driver kinase, and often significantly prolong the lives of individuals with cancer. But the attendant acquired resistance is still inevitable, restricting the treatment of cancer. Consistent with this expectation, cases of entrectinib resistance mediated by secondary mutations in NTRK1 (G595R and G667C mutations), and entrectinib resistance by the G623R mutation in NTRK3 (corresponding to G595R in NTRK1) in mammary analogue secretory carcinoma (MASC) have been widely reported. In a clinical trial of larotrectinib, 9 cases of resistance by secondary mutations in NTRK1 or NTKR3 were also reported. In particular, solvent front mutations such as G595R mutation in NTRK1 and G623R mutation in NTRK3 were found in 7 cases among them.

Differentiation / Value Drivers: AUM601 has significant differentiators from competitive inhibitors which could establish the compound as a TRK inhibitor including: 1) AUM601 may overcome resistance associated with first-generation TRK inhibitors arising from secondary mutations within the ATP binding pocket of the kinase domain by contacting different sites within the kinase domain, 2) AUM601 has shown activity in both TRKi naïve and those with kinase domain mutations in the same pill affording cancer patients increased convenience with the potential to increase compliance, 3) AUM601 is designed not to penetrate the BBB, so no on- target neurotoxicity is expected, and 4) adoption of a companion diagnostic (CDX) DuoSeq-based (RNA+DNA), from Data Driven Bioscience which has significant advantages over competitive biomarkers including, FoundationOne, which shows only 1 NRTK gene.

Intellectual Property: We license the patents protecting AUM601 from CMG / Handok including US Patent No. 9,701,681, issued on July 11, 2017 having an expiration date of December 14, 2035. US Patent No. 9,701,681 is a national phase patent originating from PCT Patent Application No. WO/2016/097869 entitled Fused Ring HeteroAryl Compounds and their Use as TRK Inhibitors. We have pending national phase applications in 12 other jurisdictions, namely Canada, China, Japan, Australia, EU, India, Russia, Korea, Vietnam, Indonesia, Brazil and Mexico, which claim priority to PCT Application No. WO/2016/097869.

AUM302

Description: AUM302 is an oral kinase inhibitor rationally designed to uniquely combine pan-PIM kinase, pan-PI3K and mTOR inhibition in a single agent. This multi-targeting ability has been engineered into a single molecule that has the potential to inhibit multiple key intracellular pathways, increasing its ability to inhibit cancer cell growth and prevent resistance emergence. In early studies to date, efficacy endpoints have been achieved with good tolerability and favourable drug properties. AUM302 targets one of the resistance mechanisms, PIM, which is upregulated and a key bypass mechanism. AUM302 is a single molecule therapeutic leveraging a novel and unique macrocyclic structure that has been optimized to inhibit these key pathways. Macrocyclic structures have achieved validation in the marketplace as evidenced by Bristol Myers’ acquisition in 2022 of Turning Point Therapeutics’ rights to its lead TRK / ROS compound (repotrectinib) which utilizes a macrocyclic structure.

Target Mechanism of Action: PI3K, PIM, and mTOR are key oncogenic drivers. PIM kinases amplify oncogenic transformation through substrates shared with the P13K & mTOR pathways. Importantly activation of PIM offers a bypass mechanism for cancers treated with PI3K & mTOR inhibitors. The PI3K gene gives instructions to the cells to make phophoinositide 3-kinase. This PI3K protein is involved in the life cycle of the cell and making sure cells grow, develop, live, and die in a normal, biologically programmed manner. When the PIK3 gene has mutated, the instructions that the gene gives for making the PI3K protein are damaged. If the PI3K protein does not work the way it should, leading cells to grow and divide abnormally, this can potentially result in the features of these PROS conditions. The PIM kinase is an escape pathway which can be elevated in patients who are receiving PI3K treatments enabling tumors to continue to proliferate. Pim-1 is a proto-oncogene which encodes for the serine/threonine kinase of the same name. Pim-1 is mainly involved in cell cycle progression, apoptosis and transcriptional activation, as well as more general signal transduction pathways. Pim-1 is directly involved in the regulation of cell cycle progression and apoptosis, and has been implicated in numerous cancers including prostate cancer, Burkitt’s lymphoma and oral cancer, as well as numerous hematopoietic lymphomas. mTOR functions as a serine / threonine protein kinase that regulates cell growth, cell proliferation, cell motility, cell survival, protein synthesis, autophagy, and transcription. As a core component of mTORC2, mTOR also functions as a tyrosine protein kinase that promotes the activation of insulin receptors and insulin-like growth factor 1 receptors. Over-activation of mTOR signaling significantly contributes to the initiation and development of tumors and mTOR activity was found to be deregulated in many types of cancer including breast, prostate, lung, melanoma, bladder, brain, and renal carcinomas.

Development Rationale: The rationale behind AUM302’s development was to inhibit common resistance mechanisms that a cancer cell may use upon exposure to a PI3K inhibitor such as PIM and mTOR. The macrocyclic chemistry confers additional advantages to the molecule, resulting in a highly potent agent that has cytotoxic activity against a number of tumor types.

AUM302 has strong activity against neuroblastoma models singly and in combination. A combination of a sub-therapeutic dose of AUM302 and a sub-therapeutic dose of platinum showed strong activity in neuroblastoma models. Use of low (sub-therapeutic) doses has the potential to ameliorate both on-target and off-target toxicities and represents a significant advantage in the pediatric age group where one has to be cautious about potential long-term toxicity from drug exposure.

AUM302 is an oral kinase inhibitor combining pan-PIM kinase, pan-PI3K and mTOR inhibition in a single agent. PI3K/AKT is one of the most frequently mutated pathways in cancer. The PI3K pathway has been extensively researched and targeted, but challenges with intrinsic and acquired resistance have limited advancement of oncology therapeutics targeting this pathway. AUM302 aims to inhibit the cancer cell cycle at both the PI3K and PIM pathways. Dual inhibition arrests the cancer cell cycle at G1 and G2/M (pre-apoptotic) and achieves cancer cell death without the resistance and efficacy concerns observed with inhibition of either pathway alone. Further, AUM302 combines the immuno-oncologic benefits of both PIM and PI3K inhibition. PIM activates the MYC oncogene (MYC regulates immune-checkpoint targets PD-L1 and CD47). Specifically, PIM-1 regulates glycolysis to make the tumor microenvironment acidic thus increasing inherent resistance to cancer stem cells, and PIM-2 causes expansion of Treg immune cells. PI3K activation blocks MYC degradation through inhibiting GSK3β-dependent MYC phosphorylation, inducing MYC-dependent oncogenic programs, and PI3Kdelta inhibitors regulate Treg immune cells to deliver heightened immune response against cancer.

In in vitro cell line studies with a wide array of solid tumor and hematological malignant cell lines (>700), AUM302 has cytotoxic activity with a concurrent high PIM expression and high MYC expression correlated with sensitivity. Specifically, in preclinical studies in toll like receptors (TLR) stimulated bone marrow dendritic cells (BMDCs), AUM302 appears to promote production of TNFα, a multifunctional cytokine that plays a key role in apoptosis and cell survival as well as in inflammation and immunity.

Based on the evaluation of AUM302 in over 700 cell lines, it was observed that AUM302 was particularly active in the suppression of cell survival of patient derived neuroblastoma cells. Screening of 707 cell lines from 47 tumor types for sensitivity against AUM302. Tumor forms with n ≥ 5 cell lines screened are displayed. Figure 2

Figure 2: Evaluation of AUM302 in 707 Tumor Derived Cell Lines

IBL-302 IC50 (μM)
0
2
4
6
8
10
12
Neuroblastoma
Lymphoblastic Leukemia
Lymphoblastic T-cell Leukemia
Ewings sarcoma
Head and Neck
Myeloma
Lymphoid_other
B-cell Lymphoma
Osteosarcoma
AML
Glioma
Stomach
Burkitt's Lymphoma
Ovary
Prostate
Hodgkin Lymphoma
Rhabdomyosarcoma
CML
Breast
Oesophagus
SCLC
Endometrium
B-cell Leukemia
Large intestine
Soft tissue_other
Biliary tract
NSCLC
Thyroid
Bladder
Cervix
Kidney
Melanoma
Pancreas
Liver
Mesothelioma

Subsequently, the comparative sensitivity of 16 neuroblastoma tumor derived cell lines to AUM302 vs sensitivity to PI3K specific inhibitors was evaluated. The results are presented in Figure 3 below. Evaluation of the GI50 values across a panel of 16 Neuroblastoma cell lines showed that the majority were highly sensitive to AUM302 compared with PI3K specific inhibitors. AUM302 was among the two most sensitive compounds in 14 of the 16 cell lines.

Figure 3: Comparative sensitivity of Neuroblastoma Derived Cell lines to AUM302 vs PI3K specific inhibitors

AUM-302 demonstrated that it potentiates the effect of cisplatin reducing cell viability of neuroblastoma cell line SK-N-SH in vitro. To test the effects in vivo the group xeno-transplanted LU-NEUROBLASTOMA-3 PDX cells into immunodeficient Nu/Nu mice and examined the growth inhibiting effect of combined AUM302/cisplatin treatment. Mice were allocated randomly to either control, AUM302 alone, cisplatin alone, or AUM302 and cisplatin combination groups (n = 5 in each group). Aiming to reduce the concentration of otherwise toxic cisplatin, mice were treated with low-dose cisplatin (1mg/kg) as well as lower doses (50% of maximum tolerated dose) of AUM-302 (20mg/kg/day down from 40mg/kg/day given as an oral gavage in 10 DMSO, 20% Vit E and 70% PEG 400). Treatment did not induce any overt side effects in terms of either general mouse health or body weight. There were no major differences in tumor growth between control and low-dose AUM-302. In cisplatin-treated mice, there were two response patterns: One group did not respond, whereas the other partially responded in terms of reduced tumor growth. No mice in either control, AUM302 alone, or cisplatin alone groups survived the study period (70 days). However, in the AUM302/cisplatin combination group, there was a subgroup of partial responders, similar to cisplatin alone, and two mice that substantially responded to treatment, displaying slow or no growth and surviving the study period. There was a significant difference in survival between the four treatment groups (P = 0.0014).

Tumor sections from all four study groups were stained for the expression of N-Myc protein. As expected, all tumors were N-Myc positive, but, of note, there was a decrease in nuclear N-Myc expression in tumors from the combination group.

Neuroblastoma is the most frequently occuring extracranial childhood tumor. More than 650 cases are diagnosed each year in the United States. The prevalence is about 1 case per 7,000 live births. The incidence is 10.37 cases per 1 million per year in children younger than 15 years. About 37% of patients are diagnosed as infants, and 90% are younger than 5 years at diagnosis, with a median age at diagnosis of 19 months. The data on age at diagnosis show that this is a disease of infancy, with the highest rate of diagnosis in the first month of life.

Pre-Clinical Data: AUM302 has exhibited superior active versus competitive compounds comparing cell killing versus cytostatic effects (100x more sensitive in lung cancer in-vitro studies) and achieved low nanomolar IC50s in breast cancer (0.03 - 10) & neuroblastoma (0.01 - 0.8) in vivo models. AUM302 pre-clinical data suggests durable anti-tumor responses including mean TGI of 79% in HER2+ PIK3CA mutant breast cancer (compared to Novartis’ PI3K inhibitor, Alplisib / Piqray), significant tumor growth inhibition with AUM302 and cisplatin combined in sub-therapeutics doses in neuroblastoma with no significant body weight changes, and promising patient derived lung cancer data. AUM also has demonstrated immunomodulatory properties; low concentrations of AUM302 promotes the production of TNF-alpha in TLR stimulated BMD’s.

Clinical and Regulatory Strategy: IND enabling studies have been partly completed. AUM anticipates completing the remaining studies in support of its IND application in 2023. AUM is projecting to file an FDA IND application and launch a Phase 1 dose escalation study in the first half of 2023, targeting solid tumors including high-risk neuroblastoma patients with high MYC expression, and advanced / metastatic breast cancer patients. The objectives for each indication include safety and tolerability, identifying MTD finding for each indication, assessing clinical efficacy, determining dose schedules, and evaluating PK, biomarkers and PD responses.

A pediatric neuroblastoma phase seamless Phase 1 and 2 trial is planned in the high-risk neuroblastoma patients who have failed or progressed after first line therapy. AUM has been granted ODD by the FDA for AUM302 for the treatment of neuroblastoma. Additional Phase 2 studies in tumor types with a larger overall numerical prevalence such as advanced / metastatic breast cancer patients and advanced/metastatic NSCLC will also be pursued. The objectives for each indication include safety and tolerability, identifying MTD finding for each indication, assessing clinical efficacy, determining dose schedules, and evaluating PK, biomarkers and PD responses.

AUM302 Phase I Program Design

AUM BIOSCIENCES

Patient selection: high PIM, high MYC and PI3K mutations

Phase I Advanced Cancer Patient Study

Orphan drug indication:
High-risk neuroblastoma patients with high MYC expression

Advanced/metastatic breast cancer patients

Objectives:

Abbreviations: maximum tolerated dose (MTD), pharmacokinetics (PK), pharmacodynamics (PD)

Target Market: AUM’s focus for the clinical development of AUM302 will primarily be directed to the treatment of solid tumors given the compound’s robust pre-clinical data and to build differentiation from the other PI3K class of drugs which are highly focused on hematologic cancers. There is a great need for the development of new PI3K inhibitors in metastatic breast cancer as CDK4/6 inhibition is increasingly used in earlier lines of treatment. In the breast cancer market, AUM302 would compete against Piqray which has estimated 2021 sales of $1.9 billion. PI3K3CA mutations in breast cancer patients are highly prevalent with at least 30% of patients expressing the mutation. Resistance to PI3K specific inhibitors is emerging due to prevalent activity in the PIM salvage pathway which AUM302 inhibits.

AUM is also targeting orphan diseases such as high-risk neuroblastoma patients with the goal of shortening time to approval via a Breakthrough designation. AUM302 received ODD from the FDA in November 2022 and has the opportunity to be the first multi-kinase class molecule approved in neuroblastoma, which is also a major pediatric disease. 90% of neuroblastoma cases are in children younger than 5, and it is the third most common pediatric cancer. 5-year survival rates are very low for high-risk neuroblastoma patients (<30%), and there is a steady increasing incidence globally. AUM302 in combination with cisplatin has the potential to improve responses for second line high-risk neuroblastoma patients who have recurring tumors.

According to the Neuroblastoma Treatment National Institute of Health Neuroblastoma PDQ4, dramatic improvements in survival have been achieved for children and adolescents with cancer. Between 1975 and 2010, childhood cancer mortality decreased by more than 50%. For neuroblastoma, the 5-year survival rate increased over time, from 86% to 95% for children younger than 1 year and from 34% to 68% for children aged 1 to 14 years. Childhood and adolescent cancer survivors require close monitoring because cancer therapy side effects may persist or develop months or years after treatment.

Population-based studies of screening for infants with neuroblastoma have demonstrated that spontaneous regression of neuroblastoma without clinical detection in the first year is at least as prevalent as clinically detected neuroblastoma.

Neuroblastoma originates in the adrenal medulla and paraspinal or periaortic regions where sympathetic nervous system tissue is present. Studies analyzing constitutional DNA in rare cohorts of patients with familial neuroblastoma have provided insight into the complex genetic basis for tumor initiation. About 1% to 2% of patients with neuroblastoma have a family history of the disease. These children are, on average, younger (9 months at diagnosis) than patients without a family history, and about 20% of the patients have multifocal primary neuroblastoma. Sporadic neuroblastoma may also have an increased incidence resulting from less potent germline predispositions. Genome-wide association studies have identified several common genomic variables (single nucleotide polymorphisms) with modest effect size that are associated with increased risks of developing neuroblastoma. Most of the genomic risk variables are significantly associated with distinct neuroblastoma phenotypes (i.e., high-risk vs low-risk disease).

Children with neuroblastoma can be divided into subsets with different predicted risks of relapse on the basis of clinical factors and biological markers at the time of diagnosis. The prognosis is more guarded for patients with high-risk neuroblastoma, with a long-term survival rate of less than 50%. High-risk neuroblastoma generally occurs in children older than 18 months and is often metastatic to bone and bone marrow. Segmental chromosome abnormalities (gains or losses) and/or MYCN gene amplification are usually detected in these tumors. They are near diploid or near tetraploid by flow cytometry measurement. High-risk tumors may rarely harbor exonic mutations, but most high-risk tumors lack such gene mutations. Compared to adult cancers, pediatric neuroblastoma tumors show a low number of mutations per genome that affect protein sequence (10-20 per genome).

Response to treatment is associated with outcome. In patients with high-risk disease, the persistence of neuroblastoma cells in bone marrow after induction chemotherapy, for example, is associated with a poor prognosis, which may be assessed by sensitive minimal residua disease techniques. In an analysis of patients from four consecutive Children’s Oncology Group (COG) high-risk trials, an end-induction response of partial response (PR) or better, according to the 1993 International Neuroblastoma Response Criteria, was significantly associated with higher Event Free Survival (EFS) and OS.

The majority of young neuroblastoma survivors experience later life effects from treatment with chemotherapy. This is particularly the case for patients treated with Cisplatin. It would be highly desirable to be able to undertake therapy with these effective treatments while limiting the toxicity of the therapy and the long-term morbidity associated with treatment.

Incidence

Neuroblastoma is the most common tumor of the sympathetic nervous system (97%) and the most common malignancy of infancy with a median age of diagnosis of 17 months. It accounts for 15% of pediatric cancer-related deaths. The annual incidence of neuroblastoma in the United States is approximately 650 cases, i.e., 10.2 per million children (65 per million infants), with little change (0.4%) over time. While an overall improvement in five-year mortality has been noted between 1975 through 2005, subgroup-specific mortality paints a different, more dismal, picture. Approximately 50% of neuroblastoma patients are classified as being “high-risk”.

Current treatments

Treatment can be quite varied given the heterogeneity in tumor location, grade, and stage at diagnosis, Modalities include simple observation, surgical resection, chemotherapy, radiation therapy, stem cell transplantation, and immunotherapy.

Patients with low-risk neuroblastoma have localized tumors, and some (especially infants) with a high propensity for spontaneous tumor regression. Thus, children with small tumors (less than 5 cm) can be observed with imaging done every six to 12 weeks to monitor tumor growth, thus avoiding surgery in the young infant altogether.

Larger, localized tumors, in patients’ past infancy are initially managed surgically. Children who present with symptoms may be given limited chemotherapy is given without surgical palliation or radiation therapy.

The intermediate-risk group presents with localized metastasis, i.e., to the lymph node or bone marrow (in infants). They generally receive chemotherapy alone and possible surgical resection.

Patients most commonly at the highest risk for disease progression and mortality are generally those who are older than 18 months of age and have either disseminated disease or localized disease with unfavorable markers such as MYCN amplification regardless of age. Despite aggressive multimodality therapy, current survival rates remain unacceptably low (approximately 50%) and the improved outcomes have come at a cost of significant early and late toxicity. Late toxicity includes secondary malignancies, cognitive impairment, cardiac toxicity, sensorineural hearing loss, chronic renal disease, endocrinopathies and scoliosis.

Unmet medical need

The care paradigm and expected outcomes for children with neuroblastoma are in a state of transition. Until quite recently, drug therapy consisted nearly exclusively of conventional cytotoxic agents, and all patients with high-risk disease were treated uniformly. Despite intensive multiagent chemotherapy and high-dose chemotherapy with autologous stem cell rescue, the majority of patients relapsed or had refractory disease. These patients had few active treatment options. The minority of patients who survived carried a substantial burden of late effects, including hearing loss, short stature, reduced fertility, and subsequent malignancy risk.

The field is now moving toward an aspirational future state with greater emphasis on targeted therapies, enabling a precision oncology approach. We expect that fewer patients will relapse over time and that better therapies will be available for these patients. These changes will ultimately yield a larger group of survivors of high-risk disease with a potentially lower burden of late effects.

Competitive Landscape: AUM302’s superiority to Piqray (Alpelsib) in breast cancer in vivo studies (the only drug approved in HR+ / HER2-breast cancer cases with PIK3CA mutations accounting for 40% of patients who are associated with poor prognosis) suggests AUM302 could capture significant market share.

Piqray + fulvestrant was approved based on doubling median progression free survival - PFS (11.0 vs 5.7 months) in HR+/HER2- advanced breast cancer patients with a PIK3CA mutation compared to fulvestrant alone in the SOLAR-1 clinical trial. However, Piqray has severe adverse side effects, including rash, nausea. tiredness and weakness, decreased appetite, mouth sores, vomiting, weight loss, and hair loss, which limit the drug’s revenue upside.

Gilead’s Zydelig inhibits the PI3K “delta” component of the PI3K pathway only, so more narrow targeting within the PI3K pathway. While more narrow targeting has been shown to have benefits for haematological malignancies, in difficult to treat solid tumours, like breast cancer, most commentators advocate for broader targeting to reduce the chances of resistance emerging. Indeed, while Zydelig is approved for a specific leukaemia indication, it has not shown to be effective for solid tumours. Bayer’s Copanlisib targets a broader portion of the PI3K pathway than Zydelig but has not demonstrated good efficacy for solid tumours. None of these therapies approved or in development target both the PI3K and PIM kinase pathways, providing AUM302 with unique competitive positioning.

Differentiation / Value Drivers: AUM302 has shown high activity in vitro in blocking one of the most commonly mutated pathways responsible for breast cancer (i.e., PI3K) as well as its key “back-up” pathway (i.e., PIM kinase), which causes PI3K treatment resistance. It is known now that PI3K inhibition does not kill off the cells completely, therefore these cancer cells are available for reactivation, which directly contributes to treatment resistance. As resistance emerges, clinicians cannot increase the dose for greater efficacy as the corresponding side effects become intolerable.

Alternatively, AUM302 is expected to have has a much wider window between efficacy and max safe dose than other PI3K inhibitor treatments being developed to target PI3K mutated breast cancer, resulting in reduced side-effects including hyperglycemia which widely limits the use of PI3K inhibitors. In addition, pre-clinical models suggest AUM302 could have cytotoxic versus cytostatic effects in solid tumors including breast cancer.

AUM is well positioned to be the first multi-kinase inhibitor class of drug in rare / pediatric diseases like neuroblastoma and if proven to be superior to Piqray, presents a huge opportunity in breast cancer and other solid tumors including NSCLC.

Intellectual Property: AUM 302 is protected by a patent portfolio derived from PCT application PCT/GB2012/051134, originally filed by Fundación Centro Nacional de Investigaciones Oncologicas Carlos III (“CNIO”), also known as Spanish National Cancer Research Centre. This patent family contains 19 pending or issued patents, currently covering 17 countries, with the potential to cover up to 55 countries upon receipt of a European grant. Patents covering AUM 302 have been granted or allowed in various major jurisdictions (e.g., China, Europe, Japan, the USA, and Singapore).

AUM003

Description: AUM003 is being developed as a BBB penetrating small molecule tyrosine kinase inhibitor targeting MAP Kinase-interacting kinases (MNK 1/2) and is designed to be agnostic to or overcome bypass mechanisms in various cancers by acting at the point of mRNA translation to protein. This selective translation inhibition (STI) caused by MNK inhibition interferes with translation of pro-oncogenic signaling mRNA including in cancer cells which have become resistant to upstream signaling pathway inhibitors. AUM003 is a BBB penetrating MNK 1 / 2 inhibitor designed specifically for brain related cancers. eIF4E overexpression is established in brain-related cancers including glioblastomas and may play an important role in the glioblastoma stem cell.

Target Mechanism of Action (MOA): AUM003 targets inhibition of the serine / threonine kinases MNK 1/2 down regulating eukaryotic translation initiation factor 4E (eIF4E). Downregulation of eiF4E is not expected to impact normal cellular function but appears to make the cell less likely to exhibit tumor phenotype. EIF4E overexpression / activation correlates with poor clinical outcome in human cancers.

Pre-Clinical Data: AUM003 has been observed to block GBM cell proliferation as well as glioma propagating cell (GPC) self-renewal by significantly downregulating eIF4E. It induced cleavage of both Caspase-3 and PARP1 in GPCs and displayed an additive anti-GBM effect with temozolomide (TMZ) both in vitro and in vivo. In sarcomas, AUM003 induces a dose-dependent growth suppression and inhibited 50% of cell viability at a low dose, and significantly downregulated eIF4E with greater potency compared to other agents. AUM003 disrupted cell cycle progression with reduction in S phase and causing G0 / G1 arrest.

Clinical and Regulatory Strategy: AUM seeks to file an IND application in the second half of 2023 for the treatment of Orphan Drug indications including glioblastoma (2nd Line) and soft tissue sarcomas (2nd Line). Objectives of these studies include safety and tolerability, assessing clinical efficacy, optimizing dose schedules for each indication, and evaluating PK, biomarkers, and PD responses.

Target Market: Glioblastoma is the most common primary malignant form of brain cancer. Glioblastoma multiforme (GBM) has an incidence of two to three per 100,000 adults per year, and accounts for 52 percent of all primary brain tumors. Glioblastoma multiforme (GBM) is the most common and deadly brain tumor in adults. By definition, an orphan disease is one affecting fewer than 200,000 persons in the USA (one in every 1,500). In Europe, the definition is a bit narrower, with fewer than five in 10,000 (one in every 2,000) people affected.

Despite technological advances in surgery and radio-chemotherapy, glioblastoma remains largely resistant to treatment. The standard treatment for glioblastoma is surgery. The choice of drug therapy for glioblastoma is still limited to a handful of compounds. Given the limitation of all current therapeutics (surgery, chemotherapy and/or radiation), development of novel approaches to treating glioblastoma remains a great unmet need

There is a concerning lack of effective targeted therapies for brain-related cancers which comprise a $1.5 billion market opportunity. And AUM003 presents a novel targeted approach for >65% of GBM patients with limited response to temozolomide.

Competitive Landscape: Currently, Merck’s temzolomide is the preferred FDA-approved chemotherapeutic agent for glioblastoma. Bevacizumab (Avastin), a drug targeting vascular endothelial growth factor (VEGF-A), was suggested as an early-stage trial of targeted therapy for brain cancer. The Temodar (TMZ, a methylating agent) drug segment accounted for the largest share of the global market, while bevacizumab (Avastin) was the fastest growing segment over the forecast period. Temozolomide remains the backbone of therapy across all treatment settings. Incident cases of glioblastoma are expected to increase by 23% during the forecast period. Temozolomide, an orally administered imidazotetrazine derivative, received initial ODD in 1998 for the treatment of recurrent malignant glioma. Temodar’s future lies in drug combinations, while Avastin will be impacted by biosimilars and pipeline therapies. Roche’s Avastin is an anti-angiogenic drug that interferes with the development of blood vessels essential to tumor growth and invasiveness. The FDA granted accelerated approval for bevacizumab, based on its efficacy in treating recurrent glioblastoma. Bevacizumab, a humanized monoclonal antibody targeted to vascular endothelial growth factor (VEGF), received orphan drug designation for the treatment of glioma in 2006

Other drugs in development for glioblastoma include Celldex Therapeutics’s Rindopepimut (CDX-110), and Northwest Biotherapeutics’ DCVAx-L vaccines are in the development stages, Arbor Pharmaceuticals’ Carmustine drug Gliadel Wafer (BiCNU) is a surgical implant used in the post-operative GBM treatment,

Differentiation / Value Drivers: AUM003 is expected to be a differentiated approach from current treatment options and other MNK1 / 2 inhibitors in that it penetrates the BBB, has potential superior cytotoxicity in-vitro than other agents / low nM IC50 as monotherapy in glioblastoma, and is potentially synergistic with temozolomide, the standard of care for the treatment of glioblastoma. AUM003 is potentially applicable as a combination therapy as it has synergy with MCL 1 inhibitors in LPS cell lines and could be a targeted approach for patients with limited response to temozolomide.

Intellectual Property: AUM 003 is protected by the same patent portfolio covering AUM 001, derived from PCT application PCT/SG2013/000126 originally filed by A*STAR. This patent family contains 26 pending or issued patents, covering 22 different countries. Patents covering AUM 003 have been granted in various major jurisdictions (e.g., China, Europe, Japan, the USA, and Singapore).

License Agreements and Strategic Collaborations

A*STAR Patent and Know-How License Agreement

On November 14, 2018, we entered into a Patent and Know-How License Agreement (the “A*STAR Patent and Know-How License Agreement”) with Accelerate, the commercialization arm of A*STAR, for the worldwide development, manufacturing and commercialization rights to licensed technology comprising the know-how and/or patents specifically disclosed to us by Accelerate or its affiliates as described in the A*STAR Patent and Know-How License Agreement (the “Licensed Technology”), including but not limited to AUM001 and AUM003 (the “Licensed Products”).

Under the A*STAR Patent and Know-How License Agreement, we received an exclusive, sublicensable, royalty-bearing and revocable for cause, license to use such relevant part of the Licensed Technology within a defined field of use and within certain covered territories, to use and (through our sublicensees) make, have made, manufacture, distribute, market, import, export, sell and have sold Licensed Products; and to develop enhancements. We are required to use commercially reasonable efforts, ourselves or in conjunction with third parties, to develop the Licensed Products in accordance with the development plan and commercialization milestones set out in the A*STAR Patent and Know-How License Agreement.

In the event that we wish to sublicense the Licensed Technology prior to the completion of a Phase 2 clinical trial, a re-negotiation of the terms of the A*STAR Patent and Know-How License Agreement is required. However, A*STAR’s consent is not required to sublicense the Licensed Technology after completion of the Phase 2 Clinical Trial. All manufacturing and sales of the Licensed Products are required to be done through our sublicensees. Should we wish to directly manufacture (or have manufactured) and sell (or have sold) Licensed Products commercially, we and Accelerate shall enter into a prior written agreement on appropriate royalties and license fees to be paid to Accelerate on the sale of the Licensed Products. However, we are not prohibited from manufacturing or procuring a third party to manufacture Licensed Products drug candidates which incorporate the Licensed Technology for the sole purpose of conducting Phase 1 and Phase 2 Trials and no other purpose.

Under the terms of the A*STAR Patent and Know-How License Agreement, we are obligated to make certain periodic payments to Accelerate: (i) an upfront payment in the amount of USD$50,000 upon the effective date of said A*STAR Patent and Know-How License Agreement; (ii) USD$150,000 upon the closing of Series A funding by us or twelve (12) months after said effective date; and (iii) 25% of all sublicensing revenue received by us (the “Sublicensing Income”) in the twelve-month period ending on the anniversary of each effective date, payable within thirty (30) days of receipt of such sublicensing revenue. Subject to certain conditions, we are also obligated to pay a minimum annual Sublicensing Income of USD$250,000 in relation to a preceding twelve (12) month period. Any Sublicensing Income paid to Accelerate for any twelve (12) month period shall be credited against the minimum annual Sublicensing Income payable for such period, and any shortfall between actual Sublicensing Income paid and the minimum annual Sublicensing Income applicable to such twelve (12) month period shall be payable to Accelerate at the end of such period. Subject to certain conditions, we are obligated to meet certain commercialization obligations and milestones, including to: (i) raise within three (3) years of the effective date, in a single transaction or a series of related financing transactions at least USD$10,000,000 to contribute towards exploiting, developing and commercializing the Licensed Technology; (ii) enter at least one Phase 1 clinical trial for the Licensed Products within one (1) year of the effective date of the A*STAR Patent and Know-How License Agreement; (iii) commence at least one Phase 2 Clinical Trial for the Licensed Products within three (3) years of the effective date of the A*STAR Patent and Know-How License Agreement; and (iv) use best efforts to commercialize the License Technology and enhancements thereto and to market the Licensed Products and achieve sales.

The term of the A*STAR Patent and Know-How License Agreement for a Licensed Product, commences on the effective date of said A*STAR Patent and Know-How License Agreement for a Licensed Product and expires on the later to occur of (i) the expiration of the last to expire patent in a covered territory and (ii) the tenth (10th) anniversary of the first commercial sale of a Licensed Product in a covered territory. Accelerate is entitled to terminate the A*STAR Patent and Know-How License Agreement by giving written notice to us upon the occurrence of certain events, including but not limited to: (i) we commit any breach of the A*STAR Patent and Know-How License Agreement and, if the breach is capable of remedy, we fail to remedy it within thirty (30) days after being given a written notice containing full particulars of such breach and (ii) we are unable to meet our commercial obligations as set out in the A*STAR Patent and Know-How License Agreement and have not obtained any extension(s) or amendment(s) to such obligations. We have an option to terminate the A*STAR Patent and Know-How License Agreement by giving thirty (30) days’ notice in writing to Accelerate, provided all payments due to Accelerate prior to or on the effective date of termination have been made. Subject to certain conditions, upon termination of the A*STAR Patent and Know-How License Agreement, all rights and licenses granted by Accelerate shall be deemed to revert to Accelerate; provided, however, we shall be entitled to continue to exercise the rights granted to us under the A*STAR Patent and Know-How License Agreement to such extent and for such further period, not exceeding three (3) months from the date of termination, reasonably necessary to enable us to satisfy any orders placed prior to such termination date or scheduled for delivery within such three (3) months prior to the termination date provided that Sublicensing Income will continue to be payable in respect of such orders.

CMG and Handok License Agreement

On May 10, 2021, we entered into an exclusive License Agreement with CMG and Handok for the worldwide (excluding South Korea) right to use, develop and commercialize certain licensor technology for the development of our molecule, AUM601. Upon signing of the agreement, AUM paid a sum of USD$500,000 to CMG and a sum of USD$500,000 to Handok as an upfront payment. As part of the technical transfer payment, AUM agreed to issue a total of 103,016 of its ordinary shares to be equally split between CMG and Handok. Pursuant to such technical transfer by CMG and Handok, AUM authorized the issuance of 103,016 of its ordinary shares, equally split between CMG and Handok, on March 10, 2023, and such issuance was effected on April 3, 2023. Under this agreement, AUM is also liable to pay the following milestone payments:

Development and Regulatory Milestones

Milestone Event	Milestone Payment (USD$)
Upon written approval of the Phase 1 Clinical Study Report by the Joint Steering Committee	1,000,000
First IND Approval for Phase 2 Registration Trial by US FDA, EU EMA or China NMPA. To be clear, such milestone payment is only in respect of the first such approval and not for any subsequent approvals.	1,000,000
Upon first dosing of the 1st patient in the US	2,000,000
Upon first dosing of the 1st patient in EU, China, or anywhere else	1,000,000
Upon Completion of Clinical Study Report of Phase 2 Registration Trial	20,000,000
First receipt of a Registration from the FDA in the U.S. for a Licensed Product	20,000,000
First receipt of a Registration from the EMA in Europe for a Licensed Product	10,000,000
First receipt of a Registration from the National Medical Products Administration “China NMPA” in China for a Licensed Product	5,000,000

Sales Milestones

Milestone Event (USD$)	Milestone Payment (USD$)
Upon first achieving Aggregate Net Sales for Licensed Products of one hundred million dollars ($100,000,000)	5,000,000
Upon first achieving Aggregate Net Sales for Licensed Products of three hundred million dollars ($300,000,000)	15,000,000
Upon first achieving Aggregate Net Sales for Licensed Products of five hundred million dollars ($500,000,000)	20,000,000
Upon first achieving Aggregate Net Sales for Licensed Products of seven hundred fifty million dollars ($750,000, 000)	30,000,000
Upon first achieving Aggregate Net Sales for Licensed Products of one billion dollars ($1,000,000,000)	40,000,000

Royalty Payments for Licensed Products

Annual Net Sales (USD$)	Royalty Rate
Aggregate Annual Net Sales up to two hundred fifty million dollars ($250,000,000)	7%
Aggregate Annual Net Sales between two hundred fifty million dollars ($250,000,000) and five hundred million dollars ($500,000,000)	9%
Aggregate Annual Net Sales greater than five hundred million dollars ($500,000,000)	11%

The License Agreement provides for a royalty term, on a licensed product-by-licensed product and country-by-country basis, lasting from the first commercial sale of a given licensed product in such country until the later of (i) expiry of the last-to-expire licensor patent containing a valid claim that covers such licensed product in such country; (ii) the expiration of regulatory exclusivity for such licensed product in such country; and (iii) ten (10) years from such first commercial sale of such licensed product in such country. In turn, the License Agreement itself has a term commencing on May 10, 2021 and continuing in full force and effect on a country-by-country and licensed product-by-licensed product basis until the royalty term in such country with respect to such licensed product expires; at which point, the rights, licenses and sublicenses granted to AUM pursuant to the License Agreement shall continue in effect but become fully paid-up and royalty-free.

Inflection Biosciences, Ltd. Patent and Know-How Sub-License Agreement

On June 28, 2019, we entered into a Patent and Know-How Sub-License Agreement (the “Inflection Patent and Know-How Sub-License Agreement”), with Inflection for the exclusive worldwide rights to develop, manufacture and to commercialize technology licensed by Inflection from CNIO. Inflection shall receive an upfront payment, milestone payments and royalties on future sales in return. Inflection’s licensed technology refers to the intellectual property licensed from CNIO as part of an agreement dated March 25, 2013, as amended, entered into between Inflection and CNIO. The licensed technology comprises dual mechanism kinase inhibitors (PIM/PI3K/mTOR inhibitors) partnered with AUM Biosciences and includes without limitation (a) all and any existing stock of manufactured IBL-300 series molecules, as described in the Inflection Patent and Know-How Sub-License Agreement and (b) any data, research data, publications and/or other relevant information whensoever obtained from the research collaborations relating to IBL-300 series molecules only, as described said the Inflection Patent and Know-How Sub-License Agreement. This shall include information obtained from such research collaborations after the Effective Date of the Inflection Patent and Know-How Sub-License Agreement.

Known as the IBL-300 series of molecules, the Inflection Patent and Know-How Sub-License Agreement will see AUM develop the lead candidate, IBL-302 (i.e., AUM302), which is currently in the pre-clinical stage of development. All enhancements to the licensed technology developed by AUM shall be at its own expense and responsibility. With certain exceptions, intellectual property of whatever nature in all such enhancements shall vest solely in AUM.

Under the terms of the Inflection Patent and Know-How Sub-License Agreement, we are obligated to make upfront payments in the amount of USD$50,000 upon the effective date of said Inflection Patent and Know-How Sub-License Agreement; USD$100,000 upon receiving approval from the FDA in respect of the IND application (or its applicable equivalent in any other jurisdiction) or approval to commence human clinical trials from the relevant authority in any jurisdiction; USD$250,000 upon administration of the licensed product to the first patient in a Phase l Trial; and USD$1,000,000 upon administration of the licensed product to the first patient in a Phase 2 Trial. With respect to royalty payment to Inflection, we shall pay ten percent (10%) of the net receipts of the licensed products sold by AUM or on behalf of AUM (other than pursuant to a sub-licence) during each calendar year (or part thereof). Seventeen and one-half percent (17.5%) of all sublicensing income received by AUM for the sublicence of the licensed technology or any part thereof granted to any sublicensee shall be paid to Inflection by us.

The Inflection Patent and Know-How Sub-License Agreement provides for a royalty term that commences, in a given country, upon the first commercial sale in such country and ends upon the later to occur of (i) the expiration of the last to expire patent in the territory on a country-by-country basis and (ii) the tenth (10th) anniversary of the first commercial sale of a licensed product in the territory. In turn, the Inflection Patent and Know-How Sub-License Agreement has a term commencing on June 28, 2019 and expiring on the later to occur of (i) the expiration of the last to expire patent in the territory on a country-by-country basis and (ii) the tenth (10th) anniversary of the first commercial sale of a licensed product in the territory.

AUM-Newsoara Discovery and Co-Development Collaboration Agreement

On November 2, 2020, the Company entered into a Discovery and Co-Development Collaboration Agreement with Newsoara (the “AUM-Newsoara Discovery and Co-Development Collaboration Agreement”) to co-develop rights for AUM001, AUM302 and AUM003 in the Greater China Region and to co-discover next-generation cancer therapeutics. Pursuant to the AUM-Newsoara Discovery and Co-Development Collaboration Agreement, AUM received an upfront, one-time, non-refundable, non-creditable payment of USD$500,000 from Newsoara. Newsoara is also obligated to make certain other milestone payments and royalties as part of the agreement:

Development Milestone

Development Milestone Events	Development Milestone Payments (USD$)
Initiation (Ethics Committee Approval) of the first Phase II clinical trial in the Territory	$1,000,000
Initiation (Ethics Committee Approval) of first Phase III clinical trial in the Territory	$5,000,000
NDA Approval in the Territory	$10,000,000

Commercial Milestone

Commercial Milestone Events (USD$)	Commercial Milestone Payments (USD$)
The annual Net Sales of a Licensed Product in the Territory is equal to or more than one hundred million Dollars ($100,000,000)	$5,000,000
The annual Net Sales of a Licensed Product in the Territory is equal to or more than two hundred and fifty million Dollars ($250,000,000)	$9,000,000
The annual Net Sales of a Licensed Product in the Territory is equal to or more than five hundred million Dollars ($500,000,000)	$15,000,000

Royalties

That portion of Net Sales of each Licensed Product in the Territory in a Calendar Year that is (USD$):	Royalty Rate
Less than or equal to five hundred million Dollars ($500,000,000)	Six percent (6%)
Greater than five hundred million Dollars ($500,000,000) and less than or equal to one billion Dollars ($1,000,000,000)	Eight percent (8%)
Greater than one billion Dollars ($1,000,000,000)	Ten percent (10%)

Upon closing of the AUM-Newsoara Discovery and Co-Development Collaboration Agreement, Newsoara received an exclusive license in oncology for the Greater China Region for three of our current pipeline assets (AUM001, AUM302 and AUM003) and up to a further three future pipeline assets, for a maximum of six (6) oncology drugs. Such license includes the right to grant sublicenses through multiple tiers in accordance with the AUM-Newsoara Discovery and Co-Development Collaboration Agreement, under the AUM patents and to use AUM product know-how and regulatory documentation to develop, manufacture, commercialize or otherwise exploit the licensed compounds and the licensed products in the applicable field of the Greater China Region.

Additionally, AUM and Newsoara will co-discover and co-fund therapeutics for mutually agreed novel targets inclusive of up to five (5) programs that target critical biological pathways. AUM shall retain worldwide rights outside of the Greater China Region, and Newsoara shall retain rights within the Greater China Region for all such newly discovered compound/candidates. Newsoara shall, at its own expense, be solely responsible for the manufacture and supply of licensed compounds and licensed products in the Greater China Region, either by itself or through its affiliates, its and their sublicensees or third- party contract manufacturers, and all related tasks, obligations, and responsibilities (including, but not limited to filling, finishing, packaging, labelling, testing, sample retention, auditing, quality assurance, and the like).

In pursuit of their development, regulatory and commercialization activities in accordance with applicable law in the Greater China Region, either by itself or through its affiliates, its and their sublicensees or third-party contract manufacturers, Newsoara shall use commercially reasonable efforts to provide sufficient quantities to meet market demand for the licensed compound and licensed products in the Greater China Region. Newsoara shall manufacture clinical supply (including but not limited to any stability and validation batches) and commercial supply batches of the licensed compounds and licensed products in accordance with applicable laws and regulatory approvals, including without limitation cGMP (including without limitation, the cGMP requirements concerning documentation, reports and record keeping) and in accordance with the applicable specifications and requirements. Subject to approval by a joint steering committee, Newsoara may terminate development and commercialization of individual licensed Compounds and/or licensed products in the Greater China Region for convenience.

The AUM-Newsoara Discovery and Co-Development Collaboration Agreement provides for a royalty term, with respect to a licensed product, the period, on a country-by-country or region-by-region (where applicable) basis and a product-by-product basis from the date of first commercial sale of such licensed product in such country or region until the last to occur of: (i) the tenth (10th) anniversary of the first commercial sale of such licensed product in such country or region; or (ii) the expiration of the last to expire AUM patent in such country or region that contains a valid claim that covers the chemical structure of such licensed product in the field in such country or region. In turn, the AUM-Newsoara Discovery and Co-Development Collaboration Agreement has a term commencing on November 2, 2020 and expiring upon the expiration of the royalty term of each licensed product.

MSD Clinical Trial Collaboration and Supply Agreement

On January 4, 2022, we entered into a clinical trial collaboration and supply agreement (the “MSD Clinical Trial Collaboration and Supply Agreement”) with MSD, a tradename of Merck, a premier global research-intensive biopharmaceutical company, to evaluate AUM001 in combination with MSD’s anti-PD-1 therapy, KEYTRUDA (pembrolizumab), in a global Phase 2 trial in patients with MSS CRC. The Phase 2 trial is designed to evaluate safety, tolerability, and efficacy of AUM001, as a monotherapy and in combination with KEYTRUDA. The Phase 2 clinical trial is expected to also evaluate AUM001 in combination with pembrolizumab versus in combination with standard of care agent in patients with metastatic CRC. Enrollment is planned to commence in the second half of 2022, pending positive outcome of an IND application with the FDA and a Clinical Trial Notification (CTN) with the Australian Therapeutics Goods Administration (TGA). Consistent with the terms of the MSD Clinical Trial Collaboration and Supply Agreement, MSD shall supply pembrolizumab and we shall supply AUM001 to conduct the Phase 2 trial.

Roche Master Clinical Trial Supply Agreement

On February 23, 2022, we entered into a Master Clinical Supply Agreement (the “Roche Master Clinical Supply Agreement”) with Roche to evaluate AUM001, the Company’s novel, highly selective MNK1/2 inhibitor, in combination with atezolizumab (Tecentriq®), Roche’s anti-PD-L1 therapy, across multiple solid tumor indications, leading with NSCLC and urothelial cancer.

AUM-SIgN- A*STAR Collaborative Laboratory Agreement

On May 22, 2020, we entered into a Collaborative Joint Laboratory Agreement (the “Collaborative Joint Laboratory Agreement”) with Singapore Immunology Network (“SIgN”) and A*STAR. SIgN and A*STAR are co-registered entities (Co. Registration No. 199702110H), having its principal office at 8A Biomedical Grove, #04-06, Immunos, Singapore, 138648. Pursuant to the terms of the Collaborative Joint Laboratory Agreement, a new joint lab will be established in Singapore, centered on drug development and immuno-monitoring of novel oncology drugs. More specifically, we and SIgN shall jointly establish, fund, operate and manage a joint laboratory (the “Joint Lab”) to undertake research and development activities and collaborative projects in certain fields as identified in the Collaborative Joint Laboratory Agreement. In establishing the Joint Lab, each party agrees to contribute such resources in terms of funding, manpower, equipment, space, consumables, materials and the like as set out in the Collaborative Joint Laboratory Agreement.

The Joint Lab will focus on drug development of four novel small molecules in oncology, including but not limited to AUM001 and AUM302. Drug PK/PD analysis and deep immune profiling in clinical trials will also be completed. The scope of work for future consideration may also include development of cancer immunogram for AUM’s drug assets.

SIP Science and Technology Innovation Commission, A*STAR (Suzhou Industrial Park) Co., Ltd. and Suzhou AUM Biosciences Technology Co., Ltd. Investment Agreement

On August 1, 2022, the SIP Science and Technology Innovation Commission (“SIP-STIC”), A*STAR (Suzhou Industrial Park) Co., Ltd. and our subsidiary Suzhou AUM Biosciences Technology Co., Ltd. (“Suzhou AUM”) entered into an Investment Agreement (the “SIPAC Grant”). Pursuant to the terms of the SIPAC Grant, Suzhou AUM completed the procedures for its registration in Suzhou Industrial Park, China on July 7, 2021, with a subscribed registered capital of RMB 1 million, and will operate within the scope of business indicated on the business license obtained after its establishment. Subject to the conditions set forth in the SIPAC Grant, SIP-STIC, will offer a subsidy for the operation and development of Suzhou AUM according to its actual requirements. In addition, SIP-STIC shall offer other policy support and comprehensive government services. SIP-STIC shall procure that the relevant competent authorities will offer Suzhou AUM a monetary equivalent of RMB 2 billion in subsidy payments, to be disbursed in two installments as determined by SIP-STIC and A*STAR (Suzhou Industrial Park) Co., Ltd.

Manufacturing

We must manufacture drug substance and drug product for clinical trial use in compliance with good GMP regulations. The GMP regulations include requirements relating to organization of personnel, buildings and facilities, equipment, control of components and drug product containers and closures, production and process controls, quality controls and stability, packaging and labeling controls, holding and distribution, laboratory controls, records and reports and returned products. The manufacturing facilities for our product candidates must meet GMP requirements and FDA or comparable foreign regulatory authority’s satisfaction before any product is approved and sold commercially. Our third-party manufacturers are also subject to periodic facility inspections by the FDA and other foreign authorities, including procedures and operations used in the testing and manufacture of our product candidates to assess our compliance with applicable regulations.

We do not own or operate, and currently have no plans to establish, any GMP manufacturing facilities. We rely, and expect to continue to rely on third parties for the manufacture of our product candidates for preclinical and clinical testing, as well as for commercial manufacture if any of our product candidates obtain marketing approval. We also rely, and expect to continue to rely, on third parties to package, label, store and distribute our investigational product candidates and, if marketing approval is obtained, our commercial products. We believe this strategy allows us to maintain a more efficient infrastructure by eliminating the need for us to invest in our own manufacturing facilities, equipment and personnel while also enabling us to focus our expertise and resources on the development of new product candidates.

We receive material from our CMOs for preclinical testing. We receive clinical supply material manufactured in compliance with current Good Manufacturing Practice requirements (cGMPs), and we conduct audits before and during the trial, in cooperation with a CMO, to ensure compliance with the mutually agreed process descriptions and cGMP regulations.

AUM currently relies on single-source third-party contract manufacturers, Syngene for the manufacture of AUM001 drug substance (DS), Patheon, a UK a unit of the Fisher Scientific group, for the manufacture of AUM001 drug product (DP) and Asymchem for the manufacture of AUM601 DS. We expect the quantity and stability of our current supply of AUM001 and AUM601 from those manufacturers will be sufficient to supply our currently ongoing clinical trials through the end of 2023. We plan to undertake subsequent DS manufacturing runs at Syngene and Asymchem in mid-2023 for supplies of AUM001 and AUM601, respectively. We have engaged a separate contract manufacturer to produce AUM601 DP, which is intended to be sufficient for our planned Phase 2 clinical study. We intend to put in place agreements under which our third-party contract manufacturers will generally provide us with necessary quantities of DS and DP on a project-by-project basis, based on our projected development and commercial supply needs.

We generally expect to rely on third parties for the manufacture of companion diagnostics for our products, which are assays or tests that identify an appropriate patient population. Depending on the technology solutions we choose, we may rely on multiple third parties to manufacture and sell a single test. We also expect to continue to rely on third-party manufacturers for the commercial supply of any of our product candidates for which we obtain marketing approval. We have personnel with significant technical, manufacturing, analytical, quality, regulatory, including GMP, and project management experience to oversee our third-party manufacturers and to manage manufacturing and quality data and information for regulatory compliance purposes.

Failure to comply with statutory and regulatory requirements subjects a manufacturer to possible legal or regulatory action, including warning letters, the seizure or recall of products, injunctions, consent decrees placing significant restrictions on or suspending manufacturing operations and civil and criminal penalties. Contract manufacturers often encounter difficulties involving production yields, quality control and quality assurance, as well as shortages of qualified personnel. Any of these actions or events could have a material impact on the availability of our products.

Intellectual Property

Our success depends in part on our ability to obtain and maintain proprietary protection for our product candidates, technology, programs, and know-how related to our business, to operate without infringing, misappropriating, or otherwise violating valid and enforceable intellectual property rights of others, to prevent others from infringing, misappropriating, or otherwise violating our intellectual property rights, in particular, our patent rights, and to preserve the confidentiality of our trade secrets. Our strategy is to seek to protect our proprietary position by, among other methods, pursuing and obtaining patent protection in the United States and in jurisdictions outside of the United States related to our proprietary technology, inventions, improvements, and product candidates that are important to the development and implementation of our business. Our patent portfolio is intended to cover our product candidates and related components, their methods of use and processes for their manufacture and any other inventions that are commercially important to our business.

Nevertheless, patents have a limited lifespan. Due to the amount of time required for the development, testing and regulatory review of new product candidates, patents protecting such candidates might expire before or shortly after such candidates are commercialized. As a result, our owned and licensed patent portfolio may not provide us with sufficient rights to exclude others from commercializing products similar or identical to ours. In the United States, if all maintenance fees are timely paid, the natural expiration of a patent is generally 20 years from its earliest U.S. filing date. Various extensions may be available, but the life of a patent, and the protection it affords, is limited. Even if patents covering our product candidates are obtained, once the patent life has expired for a product, we may be open to competition from competitive medications, including biosimilar or generic medications. For example, certain of our sublicensed patents that cover AUM302 comprising both composition of matter and method of use or process will begin to expire in 2032, absent extensions, in the United States, and similar patent applications are pending in foreign jurisdictions. Certain of our licensed patents that cover AUM001 comprising both composition of matter and method of use or process and AUM003 comprising both composition of matter and method of use or process will begin to expire in 2033, absent extensions, in the United States, and similar patent applications are pending in foreign jurisdictions. Certain of our licensed patents that cover AUM601 comprising both composition of matter and method of use or process will begin to expire in 2035, absent extensions, in the United States, and similar patent applications are pending in foreign jurisdictions. At the time of the expiration of the relevant patents, the underlying technology covered by such patents can be used by any third party, including competitors. Although the patent term extensions under the Hatch-Waxman Act in the United States may be available to extend the patent term, we cannot provide any assurances that any such patent term extension will be obtained and, if so, for how long. Patents covering AUM001 and AUM003 have been granted in various major jurisdictions (such as China, Europe, Japan, the USA, and Singapore). The patent portfolios for AUM001 and AUM003 have also been granted in the following jurisdictions: Australia, South Korea, Austria, Denmark, Finland, Belgium, France, Germany, Italy, Netherlands, Norway, Poland, Spain, Switzerland, Sweden and the United Kingdom. Patent applications encompassing additional patent protection for AUM001 and AUM003 are also pending in Brazil, the USA, Europe and Singapore. Patents covering AUM302 have been granted or allowed in various major jurisdictions (such as China, Europe, Japan, the USA, and Singapore). The patent portfolio for AUM302 has also been granted in the following jurisdictions: Australia, Brazil, Canada, Indonesia, India, South Korea, Mexico, Malaysia, New Zealand, Philippines, Russia and South Africa. Patent applications encompassing additional patent protection for AUM302 are pending in Hong Kong and also awaiting the grant of a European patent in Europe. Patents covering AUM601 have been granted or allowed in various major jurisdictions (such as China, Europe, Japan, the USA, and Australia). The patent portfolio for AUM601 has also been granted in the following jurisdictions: Mexico, Indonesia, Russia, Vietnam and Hong Kong. Patent applications encompassing additional patent protection for AUM601 are also pending in Canada, South Korea, India and Brazil.

We also rely on trademarks as well as trade secret protection of our confidential information and know-how relating to our proprietary technology, platforms, and product candidates to protect aspects of our business that are not amenable to, or that we do not consider appropriate for, patent protection. We believe that we have substantial know-how and trade secrets relating to our technology and product candidates and we seek to protect our proprietary technology and processes, in part, by entering into confidentiality agreements with our employees, consultants, scientific advisors, and contractors. We also seek to preserve the integrity and confidentiality of our data and trade secrets by maintaining physical security of our premises and physical and electronic security of our information technology systems. However, trade secrets can be difficult to protect.

Government Regulation

Government authorities in the United States at the federal, state and local level and in other countries regulate, among other things, the research, development, testing, manufacture, quality control, approval, labeling, packaging, storage, record-keeping, promotion, advertising, distribution, post-approval monitoring and reporting, marketing and export and import of drug and biological products such as those we are developing. Generally, before a new drug or biologic can be marketed, considerable data demonstrating its quality, safety and efficacy must be obtained, organized into a format specific for each regulatory authority, submitted for review and approved by the regulatory authority.

U.S. Drug Development

In the United States, the FDA regulates drugs under the Food, Drug and Cosmetic Act (the “FDCA”) and biologics under the FDCA and the Public Health Service Act. Both drugs and biologics are also subject to other federal, state and local statutes and regulations. The process of obtaining regulatory approvals and the subsequent compliance with appropriate federal, state, local and foreign statutes and regulations requires the expenditure of substantial time and financial resources. Failure to comply with the applicable U.S. requirements at any time during the product development or approval process or post-approval may subject an applicant to administrative or judicial sanctions. These sanctions could include, among other actions, the FDA’s refusal to approve pending applications, withdrawal of an approval, a clinical hold, untitled or warning letters, product recalls or market withdrawals, product seizures, total or partial suspension of production or distribution, injunctions, fines, refusals of government contracts, restitution, disgorgement, and civil or criminal penalties. Any agency or judicial enforcement action could have a material adverse effect on us.

Biologic and non-biologic drug product candidates must be approved by the FDA through either a BLA or NDA process, respectively, before they may be legally marketed in the United States. The process generally involves the following:

●	completion of extensive preclinical studies in accordance with applicable regulations, including studies conducted in accordance with Good Laboratory Practice (GLP);

●	submission to the FDA of an IND, which must become effective before human clinical trials may begin;

●	approval by an IRB, or ethics committee at each clinical trial site before each trial may be initiated;

●	performance of adequate and well-controlled human clinical trials in accordance with applicable IND regulations, GCP requirements and other clinical trial-related regulations to establish the safety and efficacy of the investigational product for each proposed indication;

●	submission to the FDA of an NDA or BLA;

●	a determination by the FDA within 60 days of its receipt of an NDA or BLA to accept the filing for review;

●	satisfactory completion of an FDA pre-approval inspection of the manufacturing facility or facilities where the drug or biologic will be produced to assess compliance with GMP requirements to assure that the facilities, methods and controls are adequate to preserve the drug or biologic’s identity, strength, quality and purity;

●	potential FDA audit of the preclinical study and/or clinical trial sites that generated the data in support of the NDA or BLA;

●	FDA review and approval of the NDA or BLA, including consideration of the views of any FDA advisory committee, prior to any commercial marketing or sale of the drug or biologic in the United States; and

●	compliance with any post-approval requirements, including the potential requirement to implement a REMS, and the potential requirement to conduct post-approval studies.

The data required to support an NDA or BLA are generated in two distinct developmental stages: preclinical and clinical. The preclinical and clinical testing and approval process requires substantial time, effort and financial resources, and we cannot be certain that any approvals for any future product candidates will be granted on a timely basis, or at all.

Preclinical Studies and IND

The preclinical developmental stage generally involves laboratory evaluations of drug chemistry, formulation and stability, as well as studies to evaluate toxicity in animals, which support subsequent clinical testing. The sponsor must submit the results of the preclinical studies, together with manufacturing information, analytical data, any available clinical data or literature and a proposed clinical protocol, to the FDA as part of the IND. An IND is a request for authorization from the FDA to administer an investigational product to humans, and must become effective before human clinical trials may begin.

Preclinical studies include laboratory evaluation of product chemistry and formulation, as well as in vitro and animal studies to assess the potential for adverse events and in some cases to establish a rationale for therapeutic use. The conduct of preclinical studies is subject to federal regulations and requirements, including GLP regulations for safety/toxicology studies. An IND sponsor must submit the results of the preclinical tests, together with manufacturing information, analytical data, any available clinical data or literature, and plans for clinical trials, among other things, to the FDA as part of an IND. Some long-term preclinical testing, such as animal tests of reproductive adverse events and carcinogenicity, may continue after the IND is submitted. An IND automatically becomes effective 30 days after receipt by the FDA, unless before that time the FDA raises concerns or questions related to one or more proposed clinical trials and places the trial on clinical hold. In such a case, the IND sponsor and the FDA must resolve any outstanding concerns before the clinical trial can begin. As a result, submission of an IND may not result in the FDA allowing clinical trials to commence.

Clinical Trials

The clinical stage of development involves the administration of the investigational product to healthy volunteers or patients under the supervision of qualified investigators, generally physicians not employed by or under the trial sponsor’s control, in accordance with GCP requirements, which include the requirement that all research subjects provide their informed consent for their participation in any clinical trial. Clinical trials are conducted under protocols detailing, among other things, the objectives of the clinical trial, dosing procedures, subject selection and exclusion criteria, and the parameters to be used to monitor subject safety and assess efficacy. Each protocol, and any subsequent amendments to the protocol, must be submitted to the FDA as part of the IND. Furthermore, each clinical trial must be reviewed and approved by an IRB for each institution at which the clinical trial will be conducted to ensure that the risks to individuals participating in the clinical trials are minimized and are reasonable in relation to anticipated benefits. The IRB also approves the informed consent form that must be provided to each clinical trial subject or his or her legal representative, and must monitor the clinical trial until completed. There also are requirements governing the reporting of ongoing clinical trials and completed clinical trial results to public registries.

A sponsor who wishes to conduct a clinical trial outside of the United States may, but need not, obtain FDA authorization to conduct the clinical trial under an IND. If a foreign clinical trial is not conducted under an IND, the sponsor may submit data from the clinical trial to the FDA in support of an NDA or BLA. The FDA will accept a well-designed and well-conducted foreign clinical trial not conducted under an IND if the trial was conducted in accordance with GCP requirements and the FDA is able to validate the data through an onsite inspection if deemed necessary.

Clinical trials in the United States generally are conducted in three sequential phases, known as Phase 1, Phase 2, and Phase 3, which may overlap.

●	Phase 1 clinical trials generally involve a small number of healthy volunteers or disease-affected patients who are initially exposed to a single dose and then multiple doses of the product candidate. The primary purpose of these clinical trials is to assess the metabolism, pharmacologic action, pharmacokinetics, toxicity, tolerability, and safety of the drug in humans, and side effects associated with increasing doses for determining a safe clinical dosage range in humans.

●	Phase 2 clinical trials involve studies in disease-affected patients to determine the dose required to produce the desired benefits. At the same time, safety and further pharmacokinetic and pharmacodynamic information is collected, possible adverse effects and safety risks are identified, and a preliminary evaluation of efficacy is conducted. Multiple Phase 2 clinical trials may be conducted to obtain information prior to beginning larger and more expensive Phase 3 clinical trials.

●	Phase 3 clinical trials generally involve a large number of patients at multiple sites and are designed to provide the data necessary to demonstrate the effectiveness of the product for its intended use and its safety in use and to establish the overall benefit/risk relationship of the product and provide an adequate basis for product approval. These trials may include comparisons with placebo and/or other comparator treatments. The duration of treatment is often extended to mimic the actual use of a product during marketing.

Post-approval trials, sometimes referred to as Phase 4 clinical trials, may be conducted after initial marketing approval. These trials are used to gain additional experience from the treatment of patients in the intended therapeutic indication. In certain instances, the FDA may mandate the performance of Phase 4 clinical trials as a condition of approval of an NDA or BLA.

Progress reports detailing the results of the clinical trials, among other information, must be submitted at least annually to the FDA and written IND safety reports must be submitted to the FDA and the investigators for serious and unexpected suspected adverse events, findings from other trials suggesting a significant risk to humans exposed to the drug or biologic, findings from animal or in vitro testing that suggest a significant risk for human subjects and any clinically important increase in the rate of a serious suspected adverse reaction over that listed in the protocol or investigator brochure.

Phase 1, Phase 2, and Phase 3 clinical trials may not be completed successfully within any specified period, if at all. The FDA or the sponsor may suspend or terminate a clinical trial at any time on various grounds, including a finding that the research subjects or patients are being exposed to an unacceptable health risk. Similarly, an IRB can suspend or terminate approval of a clinical trial at its institution if the clinical trial is not being conducted in accordance with the IRB’s requirements or if the drug or biologic has been associated with unexpected serious harm to patients. Additionally, some clinical trials are overseen by an independent group of qualified experts organized by the clinical trial sponsor, known as a data safety monitoring board or committee. This group provides authorization for whether a trial may move forward at designated check-points based on access to certain data from the trial. Concurrent with clinical trials, companies usually complete additional animal studies and also must develop additional information about the chemistry and physical characteristics of the drug or biologic as well as finalize a process for manufacturing the product in commercial quantities in accordance with GMP requirements. The manufacturing process must be capable of consistently producing quality batches of the product and, among other things, companies must develop methods for testing the identity, strength, quality, and purity of the final product. Additionally, appropriate packaging must be selected and tested and stability studies must be conducted to demonstrate that an investigational product candidate does not undergo unacceptable deterioration over its shelf life.

Further, as a result of the COVID-19 pandemic, the extent and length of which are uncertain, we may be required to develop and implement additional clinical trial policies and procedures designed to help protect trial participants from COVID-19 in accordance with new or updated FDA guidance and other regulatory requirements. For example, the FDA has issued guidance on conducting clinical trials during the pandemic, which describes a number of considerations for sponsors of clinical trials impacted by the pandemic, including the requirement to include in the clinical trial report (or as a separate document) contingency measures implemented to manage the trial and any disruption of the trial as a result of COVID-19 and the impact of implemented contingency measures on the safety and efficacy results reported for the trial, among other considerations. The FDA has also published other COVID-19-related industry guidance regarding Good Manufacturing Practices, remote interactive evaluations of drug manufacturing and bioresearch monitoring facilities, and drug product manufacturing and supply chain inspections, among others.

NDA/BLA Review Process

Following completion of the clinical trials, data is analyzed to assess whether the investigational product is safe and effective for the proposed indicated use or uses. The results of preclinical studies and clinical trials are then submitted to the FDA as part of an NDA or BLA, along with proposed labeling, chemistry and manufacturing information to ensure product quality and other relevant data. In short, the NDA or BLA is a request for approval to market the drug or biologic for one or more specified indications and must contain proof of safety and efficacy for a drug or safety, purity, and potency for a biologic. The application may include both negative and ambiguous results of preclinical studies and clinical trials, as well as positive findings. Data may come from company-sponsored clinical trials intended to test the safety and efficacy of a product’s use or from a number of alternative sources, including studies initiated by investigators. To support marketing approval, the data submitted must be sufficient in quality and quantity to establish the safety and efficacy of the investigational product to the satisfaction of FDA. FDA approval of an NDA or BLA must be obtained before a drug or biologic may be marketed in the United States.

Under the PDUFA, each NDA or BLA must be accompanied by a user fee. FDA adjusts the PDUFA user fees on an annual basis. According to the FDA’s FY 2022 fee schedule, effective through September 30, 2022, the user fee for an application requiring clinical data, such as an NDA or BLA, is approximately $3.1 million. PDUFA also imposes an annual program fee for each marketed human drug or biologic (approximately $369,000 in FY 2022) and an annual establishment fee on facilities used to manufacture prescription drugs and biologics. Fee waivers or reductions are available in certain circumstances, including a waiver of the application fee for the first application filed by a small business. Additionally, no user fees are assessed on NDAs or BLAs for products designated as orphan drugs, unless the product also includes a non-orphan indication.

The FDA reviews all submitted NDAs and BLAs before it accepts them for filing, and may request additional information rather than accepting the NDA or BLA for filing. The FDA must make a decision on accepting an NDA or BLA for filing within 60 days of receipt. If the FDA determines there is significance to any missing or incomplete information in the context of the proposed product candidate, the proposed indication(s), and the amount of time needed to address any given deficiency, it can issue a refusal-to-file letter. Once the submission is accepted for filing, the FDA begins an in-depth review of the NDA or BLA. Under the goals and policies agreed to by the FDA under PDUFA, the FDA has 10 months, from the filing date, in which to complete its initial review of a new molecular-entity NDA or original BLA and respond to the applicant, and six months from the filing date of a new molecular-entity NDA or original BLA designated for priority review. The FDA does not always meet its PDUFA goal dates for standard and priority NDAs or BLAs, and the review process is often extended by FDA requests for additional information or clarification.

Before approving an NDA or BLA, the FDA will conduct a pre-approval inspection of the manufacturing facilities for the new product to determine whether they comply with GMP requirements. The FDA will not approve the product unless it determines that the manufacturing processes and facilities are in compliance with GMP requirements and adequate to assure consistent production of the product within required specifications. The FDA also may audit data from clinical trials to ensure compliance with GCP requirements. Additionally, the FDA may refer applications for novel drug products or drug products which present difficult questions of safety or efficacy to an advisory committee, typically a panel that includes clinicians and other experts, for review, evaluation and a recommendation as to whether the application should be approved and under what conditions, if any. The FDA is not bound by recommendations of an advisory committee, but it considers such recommendations when making decisions on approval. The FDA likely will reanalyze the clinical trial data, which could result in extensive discussions between the FDA and the applicant during the review process. After the FDA evaluates an NDA or BLA, it will issue an approval letter or a Complete Response Letter. An approval letter authorizes commercial marketing of the drug with specific prescribing information for specific indications. A Complete Response Letter indicates that the review cycle of the application is complete and the application will not be approved in its present form. A Complete Response Letter usually describes all of the specific deficiencies in the NDA or BLA identified by the FDA. The Complete Response Letter may require additional clinical data, additional pivotal Phase 3 clinical trial(s) and/or other significant and time-consuming requirements related to clinical trials, preclinical studies or manufacturing. If a Complete Response Letter is issued, the applicant may either resubmit the NDA or BLA, addressing all of the deficiencies identified in the letter, or withdraw the application. Even if such data and information are submitted, the FDA may decide that the NDA or BLA does not satisfy the criteria for approval. Data obtained from clinical trials are not always conclusive and the FDA may interpret data differently than we interpret the same data.

Under the Pediatric Research Equity Act (the “PREA”), a BLA or supplement to a BLA for a novel product (e.g., new active ingredient, new indication, etc.) must contain data to assess the safety and effectiveness of the biological product for the claimed indications in all relevant pediatric subpopulations and to support dosing and administration for each pediatric subpopulation for which the product is safe and effective. The FDA may grant deferrals for submission of data or full or partial waivers. Unless otherwise required by regulation, PREA does not apply to any biological product for an indication for which orphan designation has been granted.

The FDA may delay or refuse approval of an NDA or BLA if applicable regulatory criteria are not satisfied, require additional testing or information and/or require post-marketing testing and surveillance to monitor safety or efficacy of a product. FDA approval of any NDA or BLA submitted by us will be at a time the FDA chooses.

Also, if regulatory approval of a product is granted, such approval may entail limitations on the indicated uses for which such product may be marketed. Once approved, the FDA may withdraw the product approval if compliance with pre- and post-marketing regulatory standards is not maintained or if problems occur after the product reaches the marketplace. In addition, the FDA may require Phase 4 post-marketing studies to monitor the effect of approved products and may limit further marketing of the product based on the results of these post-marketing studies. New government requirements, including those resulting from new legislation, may be established, or the FDA’s policies may change, which could impact the timeline for regulatory approval or ongoing development programs as well as regulations that apply to approved products.

The Hatch-Waxman Amendments and Generic Competition

Orange Book Listing

Once a drug product is approved under an NDA, the product is listed in the FDA’s publication, “Approved Drug Products with Therapeutic Equivalence Evaluations,” commonly known as the Orange Book. An NDA-approved drug product will be designated in the Orange Book as a Reference Listed Drug (RLD). Sponsors of approved NDA’s are required to list with the FDA patents whose claims cover the product’s active ingredient, formulation, or an approved method of using the drug.

Patent Term Extensions

Depending upon the timing, duration and specifics of FDA approval of the use of our therapeutic candidates, some of our United States patents may be eligible for limited patent term extension under the Hatch-Waxman Act. The Hatch-Waxman Act permits a patent restoration term of up to five years as compensation for patent term lost during product development and the FDA regulatory review process. However, patent term restoration cannot extend the remaining term of a patent beyond a total of 14 years from the product or therapeutic candidate’s approval date. The patent term restoration period is generally one half of the time between the effective date of an IND and the submission date of a NDA, plus the time between the submission date of a NDA and the approval of that application, except that the review period is reduced by any time during which the applicant failed to exercise due diligence. Only one patent applicable to an approved product or therapeutic candidate is eligible for the extension and the application for extension must be made prior to expiration of the patent. The USPTO, in consultation with the FDA, reviews and approves the application for any patent term extension or restoration. In the future, we intend to apply for restorations of patent term for some of our currently owned or licensed patents to add patent life beyond their current expiration date, depending on the expected length of clinical trials and other factors involved in the submission of the relevant NDA.

ANDA Approval Process

The Hatch-Waxman Amendments established an abbreviated FDA approval process for generic drugs that are shown to be pharmaceutically equivalent and bioequivalent to drugs previously approved by the FDA through the NDA process. Approval to market and distribute these drugs is obtained by filing an abbreviated new drug application, or ANDA, with the FDA. An ANDA provides for marketing of a drug product that has the same active ingredients in the same strengths and dosage form as the listed drug and has been shown to be bioequivalent to the listed drug. An ANDA is a comprehensive submission that contains, among other things, data and information pertaining to the active pharmaceutical ingredient, drug product formulation, specifications and stability of the generic drug, as well as analytical methods, manufacturing process validation data and quality control procedures. ANDAs are termed abbreviated because they generally do not include preclinical and clinical data to demonstrate safety and effectiveness. Instead, a generic applicant must demonstrate that its product is bioequivalent to the innovator drug. Drugs approved in this way are commonly referred to as “generic equivalents” to the listed drug and can often be substituted by pharmacists under prescriptions written for the original listed drug.

Section 505(b)(2) NDA Approval Process

As an alternative path to FDA approval for modifications to formulations or uses of products previously approved by the FDA, an applicant may submit an NDA under Section 505(b)(2) of the FDCA. Section 505(b)(2) was enacted as part of the Hatch-Waxman Amendments to the FDCA and enables the applicant to rely, in part, on the FDA’s previous approval of a similar product, and/or published literature, in support of its application. Section 505(b)(2) permits the filing of an NDA where at least some of the information required for approval comes from studies not conducted by, or for, the applicant and for which the applicant has not obtained a right of reference. If the Section 505(b)(2) applicant can establish that reliance on FDA’s previous findings of safety and effectiveness is scientifically appropriate, it may eliminate the need to conduct certain preclinical studies or clinical trials of the new product. The FDA may also require companies to perform additional studies or measurements, including clinical trials, to support the change from the approved reference drug. The FDA may then approve the new product candidate for all, or some, of the label indications for which the reference drug has been approved or for any new indication sought by the Section 505(b)(2) applicant.

ANDA and 505(b)(2) products may be significantly less costly to bring to market than the reference listed drug, and companies that produce generic products are generally able to offer them at lower prices. Moreover, generic versions of RLDs are often automatically substituted for the RLD by pharmacies when dispensing a prescription written for the RLD. Thus, following the introduction of a generic drug, a significant percentage of the sales of any branded product or reference listed drug is typically lost to the generic product.

ANDA and 505(b)(2) NDA Patent Certification Requirements

Any applicant who files an ANDA seeking approval of a generic equivalent version of a drug listed in the Orange Book or a Section 505(b)(2) NDA referencing a drug listed in the Orange Book must certify to the FDA, as applicable, that (1) no patent information on the drug product that is the subject of the application has been submitted to the FDA; (2) such patent has expired; (3) the date on which such patent expires; or (4) such patent is invalid or will not be infringed upon by the manufacture, use or sale of the drug product for which the application is submitted. This last certification is known as a paragraph IV certification. If an ANDA is submitted to FDA with a Paragraph IV Certification, the generic applicant must also provide a “Paragraph IV Notification” to the holder of the NDA for the RLD and to the owner of the listed patent(s) being challenged by the ANDA applicant, providing a detailed written statement of the bases for the ANDA applicant’s position that the relevant patent(s) is invalid or would not be infringed. If the patent owner brings a patent infringement lawsuit against the ANDA applicant within 45 days of the Paragraph IV Notification, FDA approval of the ANDA will be automatically stayed for 30 months, or until 7-1/2 years after the NDA approval if the generic application was filed between 4 years and 5 years after the NDA approval. Any such stay will be terminated earlier if the court rules that the patent is invalid or would not be infringed. The applicant may, in certain circumstances, elect to submit a “section viii” statement with respect to a listed method of use patent, certifying that the proposed generic labeling does not contain (or carves out) any language that would infringe a method of use patented listed in the Orange Book for the RLD.

The ANDA or Section 505(b)(2) application also will not be approved until any applicable non-patent exclusivity listed in the Orange Book for the reference drug has expired as described in further detail below.

Regulatory Exclusivities

New Chemical Entity Exclusivity

The Hatch-Waxman amendments provides a period of five years of non-patent marketing exclusivity for the first approved drug containing a new chemical entity (“NCE”) as an active ingredient. An NCE is an active moiety that has not been approved by the FDA in any other NDA. A fixed combination drug product may receive NCE exclusivity if one of its active ingredients is an NCE, but not if all of its active ingredients have previously been approved. An “active moiety” is defined as the molecule or ion responsible for the drug substance’s physiological or pharmacologic action. During the five-year exclusivity period, the FDA cannot accept for filing any ANDA or 505(b)(2) NDA seeking approval of a product that contains the same active moiety, except that the FDA may accept such an application for filing after four years if the application includes a paragraph IV certification to a listed patent. In the case of such applications accepted for filing between four and five years after approval of the reference drug, the 30-Month Stay of approval triggered by a timely patent infringement lawsuit is extended by the amount of time necessary to extend the stay until 7-1/2 years after the approval of the reference drug NDA.

New Clinical Trial (3-Year) Exclusivity

A drug, including one approved under Section 505(b)(2), may obtain a three-year period of exclusivity for a particular indication or condition of approval, or change to a marketed product, such as a new formulation for a previously approved product, if one or more new clinical trials (other than bioavailability studies) was essential to the approval of the application or supplemental application and was conducted/sponsored by the applicant. Should this occur, the FDA would be precluded from approving any ANDA or Section 505(b)(2) application for the protected modification until after that three-year exclusivity period has run. However, unlike NCE exclusivity, the FDA can accept an application and begin the review process during the exclusivity period.

Orphan Drug Designation and Orphan Exclusivity Under the Orphan Drug Act, the FDA may grant orphan designation to a drug or biological product intended to treat a rare disease or condition, which is generally a disease or condition that affects fewer than 200,000 individuals in the United States, or more than 200,000 individuals in the United States and for which there is no reasonable expectation that the cost of developing and making the product available in the United States for this type of disease or condition will be recovered from sales of the product.

Orphan drug designation must be requested before submitting an NDA or BLA. After the FDA grants orphan drug designation, the identity of the therapeutic agent and its potential orphan use are disclosed publicly by the FDA. Orphan drug designation does not convey any advantage in or shorten the duration of the regulatory review and approval process.

If a product that has orphan designation subsequently receives the first FDA approval for the disease or condition for which it has such designation, the product is entitled to orphan drug exclusivity, which means that the FDA may not approve any other applications to market the same drug for the same indication for seven years from the date of such approval, except in limited circumstances, such as a showing of clinical superiority to the product with orphan exclusivity by means of greater effectiveness, greater safety, or providing a major contribution to patient care or in instances of drug supply issues. However, competitors may receive approval of either a different product for the same indication or the same product for a different indication but that could be used off-label in the orphan indication. Orphan drug exclusivity also could block the approval of one of our products for seven years if a competitor obtains approval before we do for the same product, as defined by the FDA, for the same indication we are seeking approval, or if a product candidate is determined to be contained within the scope of the competitor’s product for the same indication or disease. If one of our products designated as an orphan drug receives marketing approval for an indication broader than that which is designated, it may not be entitled to orphan drug exclusivity. Orphan drug status in the European Union has similar, but not identical, requirements and benefits.

Pediatric Exclusivity

Pediatric exclusivity is another type of non-patent marketing exclusivity available in the United States and, if granted, it provides for the attachment of an additional six months of marketing protection to the term of any existing regulatory exclusivity or listed patents. Under the Best Pharmaceuticals for Children Act, or BPCA, certain therapeutic candidates may obtain an additional six months of exclusivity if the sponsor conducts pediatric research and submits new clinical information requested in writing by the FDA, referred to as a Written Request, relating to the use of the active moiety of the product or therapeutic candidate in children. The data do not need to support a label change for pediatric use; rather, the additional protection is granted if the pediatric clinical trial is deemed to have fairly responded to the FDA’s Written Request. Although the FDA may issue a Written Request for studies on either approved or unapproved indications, it may only do so where it determines that information relating to that use of a product or therapeutic candidate in a pediatric population, or part of the pediatric population, may produce health benefits in that population. The issuance of a Written Request does not require the sponsor to undertake the described trials. This is not a patent term extension, but it effectively extends the regulatory period during which the FDA cannot approve another application.

Expedited Development and Review Programs

The FDA has a Fast Track program that is intended to expedite or facilitate the process for reviewing new drugs and biologics that meet certain criteria. Specifically, new drugs and biologics are eligible for Fast Track designation if they are intended to treat a serious or life-threatening condition and preclinical or clinical data demonstrate the potential to address unmet medical needs for the condition. Fast Track designation applies to both the product and the specific indication for which it is being studied. The sponsor can request the FDA to designate the product for Fast Track status any time before receiving NDA or BLA approval, but ideally no later than the pre-NDA or pre-BLA meeting.

Any product submitted to the FDA for marketing, including under a Fast Track program, may be eligible for other types of FDA programs intended to expedite development and review, such as priority review and accelerated approval. Any product is eligible for priority review if it treats a serious or life-threatening condition and, if approved, would provide a significant improvement in safety and effectiveness compared to available therapies.

A Fast Track product may also be eligible for rolling review, where the FDA may consider for review sections of the BLA or NDA on a rolling basis before the complete application is submitted, if the sponsor provides a schedule for the submission of the sections of the BLA or NDA, the FDA agrees to accept sections of the BLA or NDA and determines that the schedule is acceptable, and the sponsor pays any required user fees upon submission of the first section of the BLA or NDA.

A product may also be eligible for accelerated approval, if it treats a serious or life-threatening condition and generally provides a meaningful advantage over available therapies. In addition, it must demonstrate an effect on a surrogate endpoint that is reasonably likely to predict clinical benefit or on a clinical endpoint that can be measured earlier than irreversible morbidity or mortality (IMM), which is reasonably likely to predict an effect on IMM or other clinical benefit. As a condition of approval, the FDA may require that a sponsor of a drug or biologic receiving accelerated approval perform adequate and well-controlled post-marketing clinical trials. If the FDA concludes that a drug or biologic shown to be effective can be safely used only if distribution or use is restricted, it may require such post-marketing restrictions as it deems necessary to assure safe use of the product.

Additionally, a drug or biologic may be eligible for designation as a Breakthrough Therapy if the product is intended, alone or in combination with one or more other drugs or biologics, to treat a serious or life-threatening condition and preliminary clinical evidence indicates that the product may demonstrate substantial improvement over currently approved therapies on one or more clinically significant endpoints. The benefits of Breakthrough Therapy designation include the same benefits as Fast Track designation, plus intensive guidance from the FDA to ensure an efficient drug development program. Fast Track designation, priority review, accelerated approval and Breakthrough Therapy designation do not change the standards for approval, but may expedite the development or approval process.

Abbreviated Licensure Pathway of Biological Products as Biosimilar or Interchangeable and Biologic Exclusivity

The ACA, signed into law in 2010, includes the Biologics Price Competition and Innovation Act of 2009 (the “BPCIA”), which created an abbreviated approval pathway for biological products shown to be highly similar to an FDA-licensed reference biological product. The BPCIA attempts to minimize duplicative testing, and thereby lower development costs and increase patient access to affordable treatments. An application for licensure of a biosimilar product must include information demonstrating biosimilarity based upon the following, unless the FDA determines otherwise:

●	analytical studies demonstrating that the proposed biosimilar product is highly similar to the approved product notwithstanding minor differences in clinically inactive components;

●	animal studies (including the assessment of toxicity); and

●	a clinical trial or trials (including the assessment of immunogenicity and pharmacokinetic or pharmacodynamic) sufficient to demonstrate safety, purity and potency in one or more conditions for which the reference product is licensed and intended to be used.

In addition, an application must include information demonstrating that:

●	the proposed biosimilar product and reference product utilize the same mechanism of action for the condition(s) of use prescribed, recommended, or suggested in the proposed labeling, but only to the extent the mechanism(s) of action are known for the reference product;

●	the condition or conditions of use prescribed, recommended, or suggested in the labeling for the proposed biosimilar product have been previously approved for the reference product;

●	the route of administration, the dosage form and the strength of the proposed biosimilar product are the same as those for the reference product; and

●	the facility in which the biological product is manufactured, processed, packed, or held meets standards designed to assure that the biological product continues to be safe, pure, and potent.

Biosimilarity means that the biological product is highly similar to the reference product notwithstanding minor differences in clinically inactive components; and that there are no clinically meaningful differences between the biological product and the reference product in terms of the safety, purity, and potency of the product. In addition, the law provides for a designation of “interchangeability” between the reference and biosimilar products, whereby the biosimilar may be substituted for the reference product without the intervention of the healthcare provider who prescribed the reference product. The higher standard of interchangeability must be demonstrated by information sufficient to show that:

●	the proposed product is biosimilar to the reference product;

●	the proposed product is expected to produce the same clinical result as the reference product in any given patient; and

●	for a product that is administered more than once to an individual, the risk to the patient in terms of safety or diminished efficacy of alternating or switching between the biosimilar and the reference product is no greater than the risk of using the reference product without such alternation or switch.

FDA approval is required before a biosimilar may be marketed in the United States. However, complexities associated with the large and intricate structures of biological products and the process by which such products are manufactured pose significant hurdles to the FDA’s implementation of the law that are still being worked out by the FDA. For example, the FDA has discretion over the kind and amount of scientific evidence—laboratory, preclinical, and/or clinical—required to demonstrate biosimilarity to a licensed biological product.

The FDA intends to consider the totality of the evidence provided by a sponsor to support a demonstration of biosimilarity, and recommends that sponsors use a stepwise approach in the development of their biosimilar products. Biosimilar product applications thus may not be required to duplicate the entirety of preclinical and clinical testing used to establish the underlying safety and effectiveness of the reference product. However, the FDA may refuse to approve a biosimilar application if there is insufficient information to show that the active ingredients are the same or to demonstrate that any impurities or differences in active ingredients do not affect the safety, purity, or potency of the biosimilar product. In addition, as with BLAs, biosimilar product applications will not be approved unless the product is manufactured in facilities designed to assure and preserve the biological product’s safety, purity and potency.

The submission of a biosimilar application does not guarantee that the FDA will accept the application for filing and review, as the FDA may refuse to accept applications that it finds are insufficiently complete. The FDA will treat a biosimilar application or supplement as incomplete if, among other reasons, any applicable user fees assessed under the Biosimilar User Fee Act of 2012 have not been paid. In addition, the FDA may accept an application for filing but deny approval on the basis that the sponsor has not demonstrated biosimilarity, in which case the sponsor may choose to conduct further analytical, preclinical, or clinical trials and submit a BLA for licensure as a new biological product.

The timing of final FDA approval of a biosimilar for commercial distribution depends on a variety of factors, including whether the manufacturer of the branded product is entitled to one or more statutory exclusivity periods, during which time the FDA is prohibited from approving any products that are biosimilar to the branded product. The FDA cannot approve a biosimilar application for 12 years from the date of first licensure of the reference product. Additionally, a biosimilar product sponsor may not submit an application for four years from the date of first licensure of the reference product. A reference product may also be entitled to exclusivity under other statutory provisions. For example, a reference product designated for a rare disease or condition (an orphan drug) may be entitled to seven years of exclusivity, in which case no product that is biosimilar to the reference product may be approved until either the end of the 12-year period provided under the biosimilarity statute or the end of the seven-year orphan drug exclusivity period, whichever occurs later. In certain circumstances, a regulatory exclusivity period can extend beyond the life of a patent, and thus block biosimilarity applications from being approved on or after the patent expiration date. In addition, the FDA may under certain circumstances extend the exclusivity period for the reference product by an additional six months if the FDA requests, and the manufacturer undertakes, studies on the effect of its product in children, a so-called pediatric extension.

The first biological product determined to be interchangeable with a branded product for any condition of use is also entitled to a period of exclusivity, during which time the FDA may not determine that another product is interchangeable with the reference product for any condition of use. This exclusivity period extends until the earlier of: one year after the first commercial marketing of the first interchangeable product; 18 months after resolution of a patent infringement against the applicant that submitted the application for the first interchangeable product, based on a final court decision regarding all of the patents in the litigation or dismissal of the litigation with or without prejudice; 42 months after approval of the first interchangeable product, if a patent infringement suit against the applicant that submitted the application for the first interchangeable product is still ongoing; or 18 months after approval of the first interchangeable product if the applicant that submitted the application for the first interchangeable product has not been sued.

Post-Approval Requirements

Following approval of a new product, the manufacturer and the approved product are subject to continuing regulation by the FDA, including, among other things, monitoring and record-keeping requirements, requirements to report adverse experiences and comply with promotion and advertising requirements, which include restrictions on promoting drugs for unapproved uses or patient populations, known as “off-label use,” and limitations on industry-sponsored scientific and educational activities. Although physicians may prescribe legally available drugs for off-label uses, manufacturers may not market or promote such uses. Prescription drug promotional materials must be submitted to the FDA in conjunction with their first use. Further, if there are any modifications to the drug or biologic, including changes in indications, labeling, or manufacturing processes or facilities, the applicant may be required to submit and obtain FDA approval of a new NDA/BLA or NDA/BLA supplement, which may require the development of additional data or preclinical studies and clinical trials.

Drug manufacturers and their subcontractors are required to register their establishments with the FDA and certain state agencies, and are subject to periodic unannounced inspections by the FDA and certain state agencies for compliance with cGMP, which impose certain procedural and documentation requirements upon us and our third-party manufacturers. Changes to the manufacturing process are strictly regulated, and, depending on the significance of the change, may require prior FDA approval before being implemented. FDA regulations also require investigation and correction of any deviations from cGMP and impose reporting requirements upon us and any third-party manufacturers that we may decide to use. Accordingly, manufacturers must continue to expend time, money and effort in the area of production and quality control to maintain compliance with cGMP and other aspects of regulatory compliance.

The FDA also may require post-marketing testing, known as Phase 4 testing, and surveillance to monitor the effects of an approved product. Discovery of previously unknown problems with a product or the failure to comply with applicable FDA requirements can have negative consequences, including adverse publicity, judicial or administrative enforcement, warning letters from the FDA, mandated corrective advertising or communications with doctors, and civil or criminal penalties, among others. Newly discovered or developed safety or effectiveness data may require changes to a product’s approved labeling, including the addition of new warnings and contraindications, and the implementation of other risk management measures. The FDA may also place other conditions on approvals including the requirement for REMS, to assure the safe use of the product. A REMS could include medication guides, physician communication plans or elements to assure safe use, such as restricted distribution methods, patient registries, and other risk minimization tools. Any of these limitations on approval or marketing could restrict the commercial promotion, distribution, prescription, or dispensing of products. Product approvals may be withdrawn for non-compliance with regulatory standards or if problems occur following initial marketing.

The FDA may withdraw approval if compliance with regulatory requirements and standards is not maintained or if problems occur after the product reaches the market. Later discovery of previously unknown problems with a product, including adverse events of unanticipated severity or frequency, or with manufacturing processes, or failure to comply with regulatory requirements, may result in revisions to the approved labeling to add new safety information, imposition of post-market studies or clinical studies to assess new safety risks or imposition of distribution restrictions or other restrictions under a REMS program. Other potential consequences include, among other things:

●	restrictions on the marketing or manufacturing of the product, complete withdrawal of the product from the market, or product recalls;

●	fines, warning letters, or holds on post-approval clinical studies;

●	refusal of the FDA to approve pending applications or supplements to approved applications;

●	applications, or suspension or revocation of product license approvals;

●	consent decrees, corporate integrity agreements, debarment or exclusion from federal healthcare programs;

●	mandated modification of promotional materials and labeling and the issuance of corrective information;

●	the issuance of safety alerts, Dear Healthcare Provider letters, press releases and other communications containing warnings or other safety information about the product;

●	product seizure or detention, or refusal to permit the import or export of products; or

●	injunctions or the imposition of civil or criminal penalties.

The FDA strictly regulates marketing, labeling, advertising and promotion of products that are placed on the market. Drugs and biologics may be promoted only for the approved indications and in accordance with the provisions of the approved label. The FDA and other agencies actively enforce the laws and regulations prohibiting the promotion of off-label uses, and a company that is found to have improperly promoted off-label uses may be subject to significant liability, including, among other things, adverse publicity, warning letters, corrective advertising and potential civil and criminal penalties. Physicians may prescribe, in their independent professional medical judgment, legally available products for uses that are not described in the product’s labeling and that differ from those tested by us and approved by the FDA. Physicians may believe that such off-label uses are the best treatment for many patients in varied circumstances. The FDA does not regulate the behavior of physicians in their choice of treatments. The FDA does, however, restrict manufacturer’s communications on the subject of off-label use of their products. The federal government has levied large civil and criminal fines against companies for alleged improper promotion of off-label use and has enjoined companies from engaging in off-label promotion. The FDA and other regulatory agencies have also required that companies enter into consent decrees or permanent injunctions under which specified promotional conduct is changed or curtailed. However, companies may share truthful and not misleading information that is otherwise consistent with a product’s FDA-approved labeling.

In addition, the distribution of prescription pharmaceutical products is subject to the Prescription Drug Marketing Act, or PDMA, which regulates the distribution of drugs and drug samples at the federal level, and sets minimum standards for the registration and regulation of drug distributors by the states. Both the PDMA and state laws limit the distribution of prescription pharmaceutical product samples and impose requirements to ensure accountability in distribution.

Other U.S. Regulatory Matters

Manufacturing, sales, promotion and other activities following product approval are also subject to regulation by numerous regulatory authorities in the United States in addition to the FDA, including the CMS, other divisions of the HHS, the Department of Justice, the Drug Enforcement Administration, the Consumer Product Safety Commission, the Federal Trade Commission, the Occupational Safety & Health Administration, the Environmental Protection Agency, and state and local governments.

For example, in the United States, financial arrangements with healthcare providers and other business arrangements, including, but not limited to, sales, marketing and scientific and educational programs, also must comply with state and federal healthcare fraud and abuse laws. These laws include, without limitation, state and federal anti-kickback, fraud and abuse, false claims, privacy and security, and transparency and reporting laws and regulations related to drug pricing and payments and other transfers of value made to physicians and other healthcare providers. Violation of any of such laws or any other governmental regulations that apply, may result in penalties, including, without limitation, administrative, civil and criminal penalties, damages, fines, disgorgement, the curtailment or restructuring of operations, integrity oversight and reporting obligations, exclusion from participation in federal and state healthcare programs and imprisonment. In particular, the federal Anti-Kickback Statute makes it illegal for any person, including a prescription drug manufacturer (or a party acting on its behalf), to knowingly and willfully solicit, receive, offer or pay any remuneration that is intended to induce or reward referrals, including the purchase, recommendation, order or prescription of a particular drug, for which payment may be made under a federal healthcare program, such as Medicare or Medicaid. Violations of this law are punishable by up to five years in prison, criminal fines, administrative civil money penalties and exclusion from participation in federal healthcare programs. Moreover, the ACA provides that the government may assert that a claim including items or services resulting from a violation of the federal Anti-Kickback Statute constitutes a false or fraudulent claim for purposes of the False Claims Act. HIPAA also created additional federal civil and criminal penalties for, among other actions, knowingly and willfully executing, or attempting to execute, a scheme to defraud any healthcare benefit program, including private third-party payors, knowingly and willfully embezzling or stealing from a healthcare benefit program, willfully obstructing a criminal investigation of a healthcare offense, and knowingly and willfully falsifying, concealing, or covering up a material fact or making any materially false, fictitious, or fraudulent statement in connection with the delivery of or payment for healthcare benefits, items, or services. Similar to the federal Anti-Kickback Statute, a person or entity does not need to have actual knowledge of the statute or specific intent to violate it in order to have committed a violation.

The ACA, through the Physician Payments Sunshine Act, imposes new reporting requirements on drug manufacturers for payments made by them to physicians and teaching hospitals, as well as ownership and investment interests held by physicians and their immediate family members. Drug manufacturers are required to submit annual reports to the government and these reports are posted on a website maintained by CMS. Certain states also mandate implementation of compliance programs, impose restrictions on drug manufacturer marketing practices, and/or require the tracking and reporting of gifts, compensation, and other remuneration to physicians.

We may also be subject to data privacy and security requirements that may impact the way in which we conduct research and operate our business. HIPAA, as amended by HITECH, and their respective implementing regulations, including the final omnibus rule published on January 25, 2013, impose obligations, including mandatory contractual terms, with respect to safeguarding the privacy, security, and transmission of individually identifiable health information on covered entities, including certain healthcare providers, health plans, and healthcare clearinghouses, as well as individuals and entities that provide services on behalf of a covered entity that involve individually identifiable health information, known as business associates. In addition, we may be directly subject to certain state laws concerning privacy and data security. For example, the CCPA took effect in January 2020 and became enforceable in July 2020. The CCPA created new individual privacy rights for California consumers (as the word is broadly defined in the law) and placed increased privacy and security obligations on many organizations that handle personal information of consumers or households. The CCPA requires covered companies to provide new disclosure to consumers about such companies’ data collection, use and sharing practices, provide such consumers a new right to opt-out of certain sales or transfers of personal information, and provides consumers with a new cause of action for certain data breaches. Additionally, California voters voted to approve the CPRA in November 2020, which modifies the CCPA significantly, potentially resulting in further uncertainty and requiring us to incur additional costs and expenses in an effort to comply. The CCPA and CPRA may impact our business activities and increase our compliance costs and potential liability. Many similar privacy laws have been proposed at the federal level and in other states. Failure to comply with data protection laws and regulations could result in government investigations and/or enforcement actions (which could include civil, criminal, and administrative penalties), private litigation and/or adverse publicity and could negatively affect our operating results and business.

Pricing and rebate programs must comply with the Medicaid rebate requirements of the U.S. Omnibus Budget Reconciliation Act of 1990 and more recent requirements in the ACA. If products are made available to authorized users of the Federal Supply Schedule of the General Services Administration, additional laws and requirements apply. Products must meet applicable child-resistant packaging requirements under the U.S. Poison Prevention Packaging Act. Manufacturing, sales, promotion, and other activities also are potentially subject to federal and state consumer protection and unfair competition laws.

The distribution of biologic and pharmaceutical products is subject to additional requirements and regulations, including extensive record-keeping, licensing, storage and security requirements intended to prevent the unauthorized sale of pharmaceutical products.

The failure to comply with any of these laws or regulatory requirements subjects firms to possible legal or regulatory action. Depending on the circumstances, failure to meet applicable regulatory requirements can result in criminal prosecution, fines or other penalties, injunctions, requests for recall, seizure of products, total or partial suspension of production, denial or withdrawal of product approvals or refusal to allow a firm to enter into supply contracts, including government contracts. Any action against us for violation of these laws, even if we successfully defend against it, could cause us to incur significant legal expenses and divert our management’s attention from the operation of our business. Prohibitions or restrictions on sales or withdrawal of future products marketed by us could materially affect our business in an adverse way.

Changes in regulations, statutes or the interpretation of existing regulations could impact our business in the future by requiring, for example: changes to our manufacturing arrangements; additions or modifications to product labeling; the recall or discontinuation of our products; or additional record-keeping requirements. If any such changes were to be imposed, they could adversely affect the operation of our business.

European Union Drug Development

In Europe, our future drugs may also be subject to extensive regulatory requirements. As in the United States, medicinal products can only be marketed if a marketing authorization (MA) from the competent regulatory agencies has been obtained.

Similar to the United States, the various phases of preclinical and clinical research in the European Union are subject to significant regulatory controls. Although the EU Clinical Trials Directive 2001/20/EC has sought to harmonize the EU clinical trials regulatory framework, setting out common rules for the control and authorization of clinical trials in the EU, the EU Member States have transposed and applied the provisions of the Directive differently. This has led to significant variations in the member state regimes. Under the current regime, before a clinical trial can be initiated it must be approved in each of the EU countries where the trial is to be conducted by two distinct bodies: the National Competent Authority (NCA), and one or more ECs. Under the current regime all suspected unexpected serious adverse reactions to the investigated drug that occur during the clinical trial have to be reported to the NCA and ECs of the Member State where they occurred.

In 2014, a new Clinical Trials Regulation 536/2014, replacing the current Directive, was adopted, and entered into application on January 31, 2022. The new Regulation seeks to simplify and streamline the approval of clinical trials in the European Union. For example, the sponsor shall submit a single application for approval of a clinical trial via the EU Portal. As part of the application process, the sponsor shall propose a reporting Member State, who will coordinate the validation and evaluation of the application. The reporting Member State shall consult and coordinate with the other concerned Member States. If an application is rejected, it can be amended and resubmitted through the EU Portal. If an approval is issued, the sponsor can start the clinical trial in all concerned Member States. However, a concerned Member State can in limited circumstances declare an “opt-out” from an approval. In such a case, the clinical trial cannot be conducted in that Member State. The Regulation also aims to streamline and simplify the rules on safety reporting, and introduces enhanced transparency requirements such as mandatory submission of a summary of the clinical trial results to the EU Database.

European Union Drug Review and Approval

In the EEA, which is comprised of the 27 Member States of the European Union plus Norway, Iceland and Liechtenstein, medicinal products can only be commercialized after obtaining a MA. There are two types of MAs.

●	The Community MA is issued by the European Commission through the Centralized Procedure, based on the opinion of the Committee for Medicinal Products for Human Use (CHMP), of the EMA, and is valid throughout the entire territory of the EEA. The Centralized Procedure is mandatory for certain types of products, such as biotechnology medicinal products, orphan medicinal products, advanced-therapy medicines such as gene-therapy, somatic cell-therapy or tissue-engineered medicines and medicinal products containing a new active substance indicated for the treatment of HIV, AIDS, cancer, neurodegenerative disorders, diabetes, auto-immune and other immune dysfunctions and viral diseases. The Centralized Procedure is optional for products containing a new active substance not yet authorized in the EEA, or for products that constitute a significant therapeutic, scientific or technical innovation or which are in the interest of public health in the EU.

●	National MAs, which are issued by the competent authorities of the Member States of the EEA and only cover their respective territory, are available for products not falling within the mandatory scope of the Centralized Procedure. Where a product has already been authorized for marketing in a Member State of the EEA, this National MA can be recognized in another Member States through the Mutual Recognition Procedure. If the product has not received a National MA in any Member State at the time of application, it can be approved simultaneously in various Member States through the Decentralized Procedure. Under the Decentralized Procedure an identical dossier is submitted to the competent authorities of each of the Member States in which the MA is sought, one of which is selected by the applicant as the Reference Member State (RMS). The competent authority of the RMS prepares a draft assessment report, a draft summary of the product characteristics (SPC), and a draft of the labeling and package leaflet, which are sent to the other Member States (referred to as the Member States Concerned) for their approval. If the Member States Concerned raise no objections, based on a potential serious risk to public health, to the assessment, SPC, labeling or packaging proposed by the RMS, the product is subsequently granted a national MA in all the Member States (i.e., in the RMS and the Member States Concerned).

Under the above described procedures, before granting the MA, the EMA or the competent authorities of the Member States of the EEA make an assessment of the risk-benefit balance of the product on the basis of scientific criteria concerning its quality, safety and efficacy.

European Chemical Entity Exclusivity

In Europe, new chemical entities, sometimes referred to as new active substances, qualify for eight years of data exclusivity upon marketing authorization and an additional two years of market exclusivity. This data exclusivity, if granted, prevents regulatory authorities in the European Union from referencing the innovator’s data to assess a generic application for eight years, after which generic MA can be submitted, and the innovator’s data may be referenced, but not approved for two years. The overall 10-year period will be extended to a maximum of 11 years if, during the first eight years of those 10 years, the MA holder obtains an authorization for one or more new therapeutic indications which, during the scientific evaluation prior to their authorization, are held to bring a significant clinical benefit in comparison with existing therapies. An orphan product can also obtain an additional two years of market exclusivity in the European Union where an agreed Pediatric Investigation Plan for pediatric studies has been complied with.

Orphan drug designation and exclusivity

Products receiving orphan designation in the EEA can receive ten years of market exclusivity, during which time no “similar medicinal product” may be placed on the market. A “similar medicinal product” is defined as a medicinal product containing a similar active substance or substances as contained in an authorized orphan medicinal product, and which is intended for the same therapeutic indication. An orphan product can also obtain an additional two years of market exclusivity in the European Union where an agreed Pediatric Investigation Plan for pediatric studies has been complied with. No extension to any supplementary protection certificate can be granted on the basis of pediatric studies for orphan indications.

The criteria for designating an “orphan medicinal product” in the EEA are similar in principle to those in the U.S. Under Article 3 of Regulation (EC) 141/2000, a medicinal product may be designated as orphan if it meets the following criteria: (1) it is intended for the diagnosis, prevention or treatment of a life-threatening or chronically debilitating condition; (2) either (a) such condition affects no more than five (5) in ten thousand (10,000) persons in the EEA when the application is made, or (b) it is unlikely that the product, without the benefits derived from orphan status, would generate sufficient return in the European Union to justify the necessary investment in its development; and (3) there exists no satisfactory method of diagnosis, prevention or treatment of such condition authorized for marketing in the EEA, or if such a method exists, the product will be of significant benefit to those affected by the condition, as defined in Regulation (EC) 847/2000. Orphan medicinal products are eligible for financial incentives such as reduction of fees or fee waivers and are, upon grant of a marketing authorization, entitled to ten years of market exclusivity for the approved therapeutic indication. The application for orphan drug designation must be submitted before the application for marketing authorization. The applicant will receive a fee reduction for the MAA if the orphan drug designation has been granted, but not if the designation is still pending at the time the marketing authorization is submitted. Orphan drug designation does not convey any advantage in, or shorten the duration of, the regulatory review and approval process.

The 10-year market exclusivity may be reduced to six years if, at the end of the fifth year, it is established that the product no longer meets the criteria for orphan designation, for example, if the product is sufficiently profitable not to justify maintenance of market exclusivity. Additionally, marketing authorization may be granted to a similar medicinal product for the same indication at any time if:

●	the second applicant can establish that its product, although similar, is safer, more effective or otherwise clinically superior;

●	the marketing authorization holder of the authorized product consents to a second orphan medicinal product application; or

●	the marketing authorization holder of the authorized product cannot supply enough orphan medicinal product.

Pediatric development

In the EEA, companies developing a new medicinal product must agree upon a Pediatric Investigation Plan, or PIP, with the EMA’s pediatric committee, or PDCO, and must conduct pediatric clinical trials in accordance with that PIP, unless a waiver applies (such as because the relevant disease or condition occurs only in adults). The PIP sets out the timing and measures proposed to generate data to support a pediatric indication of the drug for which marketing authorization is being sought. The marketing authorization application for the product must include the results of pediatric clinical trials conducted in accordance with the PIP, unless a waiver applies, or a deferral has been granted by the PDCO of the obligation to implement some or all of the measures of the PIP until there are sufficient data to demonstrate the efficacy and safety of the product in adults, in which case the pediatric clinical trials must be completed at a later date. Products that are granted a marketing authorization with the results of the pediatric clinical trials conducted in accordance with the PIP are eligible for a six month extension of the protection under a supplementary protection certificate (if any is in effect at the time of approval) even where the trial results are negative. In the case of orphan medicinal products, a two year extension of the orphan market exclusivity may be available. This pediatric reward is subject to specific conditions and is not automatically available when data in compliance with the PIP are developed and submitted.

European Union General Data Protection Regulation

In addition to EU regulations related to the approval and commercialization of our products, we may be subject to the EU’s GDPR. The GDPR went into effect on May 25, 2018. The GDPR introduced new data protection requirements in the European Union, as well as potential fines for noncompliant companies of up to the greater of €20 million or 4% of annual global revenue. The regulation imposes numerous new requirements for the collection, use and disclosure of personal information, including more stringent requirements relating to consent and the information that must be shared with data subjects about how their personal information is used, the obligation to notify regulators and affected individuals of personal data breaches, extensive new internal privacy governance obligations and obligations to honor expanded rights of individuals in relation to their personal information (such as the right to access, correct and delete their data). In addition, the GDPR includes restrictions on cross-border data transfer. The GDPR will increase our responsibility and liability in relation to personal data that we process, and we may be required to put in place additional mechanisms to ensure compliance with the new EU data protection rules. Further, the United Kingdom’s vote in favor of exiting the EU, often referred to as Brexit, has created uncertainty with regard to data protection regulation in the United Kingdom. In particular, it is unclear whether the United Kingdom will enact data protection legislation equivalent to the GDPR and how data transfers to and from the United Kingdom will be regulated.

Rest of the World Regulation

For other countries outside of the European Union and the United States, such as countries in Eastern Europe, Latin America or Asia, the requirements governing the conduct of clinical trials, drug licensing, pricing and reimbursement vary from country to country. Additionally, the clinical trials must be conducted in accordance with GCP requirements and the applicable regulatory requirements and the ethical principles that have their origin in the Declaration of Helsinki.

If we fail to comply with applicable foreign regulatory requirements, we may be subject to, among other things, fines, suspension or withdrawal of regulatory approvals, product recalls, seizure of products, operating restrictions, and criminal prosecution.

Coverage and Reimbursement

Sales of our products will depend, in part, on the extent to which our products will be covered by third-party payors, such as government health programs, commercial insurance, and managed healthcare organizations. In the United States, no uniform policy of coverage and reimbursement for drug or biological products exists. Accordingly, decisions regarding the extent of coverage and amount of reimbursement to be provided for any of our products will be made on a payor-by-payor basis. As a result, the coverage determination process is often a time-consuming and costly process that will require us to provide scientific and clinical support for the use of our products to each payor separately, with no assurance that coverage and adequate reimbursement will be obtained.

The United States government, state legislatures, and foreign governments have shown significant interest in implementing cost containment programs to limit the growth of government-paid healthcare costs, including price-controls, restrictions on reimbursement, and requirements for substitution of generic products for branded prescription drugs. For example, the ACA contains provisions that may reduce the profitability of drug products through increased rebates for drugs reimbursed by Medicaid programs, extension of Medicaid rebates to Medicaid managed care plans, mandatory discounts for certain Medicare Part D beneficiaries and annual fees based on pharmaceutical companies’ share of sales to federal health care programs. Adoption of general controls and measures, coupled with the tightening of restrictive policies in jurisdictions with existing controls and measures, could limit payments for pharmaceutical drugs.

The Medicaid Drug Rebate Program requires pharmaceutical manufacturers to enter into and have in effect a national rebate agreement with the Secretary of the HHS as a condition for states to receive federal matching funds for the manufacturer’s outpatient drugs furnished to Medicaid patients. The ACA made several changes to the Medicaid Drug Rebate Program, including increasing pharmaceutical manufacturers’ rebate liability by raising the minimum basic Medicaid rebate on most branded prescription drugs from 15.1% of Average Manufacturing Price (AMP), to 23.1% of AMP and adding a new rebate calculation for “line extensions” (i.e., new formulations, such as extended release formulations) of solid oral dosage forms of branded products, as well as potentially impacting their rebate liability by modifying the statutory definition of AMP. The ACA also expanded the universe of Medicaid utilization subject to drug rebates by requiring pharmaceutical manufacturers to pay rebates on Medicaid managed care utilization and by enlarging the population potentially eligible for Medicaid drug benefits. CMS has proposed to expand Medicaid rebate liability to the territories of the United States as well.

The Medicare Prescription Drug, Improvement and Modernization Act of 2003 (the “MMA”) established the Medicare Part D program to provide a voluntary prescription drug benefit to Medicare beneficiaries. Under Part D, Medicare beneficiaries may enroll in prescription drug plans offered by private entities that provide coverage of outpatient prescription drugs. Unlike Medicare Part A and Part B, Part D coverage is not standardized. While all Medicare drug plans must give at least a standard level of coverage set by Medicare, Part D prescription drug plan sponsors are not required to pay for all covered Part D drugs, and each drug plan can develop its own drug formulary that identifies which drugs it will cover and at what tier or level. However, Part D prescription drug formularies must include drugs within each therapeutic category and class of covered Part D drugs, though not necessarily all the drugs in each category or class. Any formulary used by a Part D prescription drug plan must be developed and reviewed by a pharmacy and therapeutic committee. Government payment for some of the costs of prescription drugs may increase demand for products for which we receive marketing approval. However, any negotiated prices for our products covered by a Part D prescription drug plan likely will be lower than the prices we might otherwise obtain. Moreover, while the MMA applies only to drug benefits for Medicare beneficiaries, private payors often follow Medicare coverage policy and payment limitations in setting their own payment rates. Any reduction in payment that results from the MMA may result in a similar reduction in payments from non-governmental payors.

For a drug product to receive federal reimbursement under the Medicaid or Medicare Part B programs or to be sold directly to U.S. government agencies, the manufacturer must extend discounts to entities eligible to participate in the 340B drug pricing program. The required 340B discount on a given product is calculated based on the AMP and Medicaid rebate amounts reported by the manufacturer.

As noted above, the marketability of any products for which we receive regulatory approval for commercial sale may suffer if the government and third-party payors fail to provide adequate coverage and reimbursement. An increasing emphasis on cost containment measures in the United States has increased and we expect will continue to increase the pressure on pharmaceutical pricing. Coverage policies and third-party reimbursement rates may change at any time. Even if favorable coverage and reimbursement status are attained for one or more products for which we receive regulatory approval, less favorable coverage policies and reimbursement rates may be implemented in the future.

In addition, in most foreign countries, the proposed pricing for a drug must be approved before it may be lawfully marketed. The requirements governing drug pricing and reimbursement vary widely from country to country. For example, the European Union provides options for its member states to restrict the range of medicinal products for which their national health insurance systems provide reimbursement and to control the prices of medicinal products for human use. A member state may approve a specific price for the medicinal product or it may instead adopt a system of direct or indirect controls on the profitability of the company placing the medicinal product on the market. There can be no assurance that any country that has price controls or reimbursement limitations for pharmaceutical products will allow favorable reimbursement and pricing arrangements for any of our products. Historically, products launched in the European Union do not follow price structures of the United States and generally prices tend to be significantly lower.

U.S. Healthcare Reform

In the United States and some foreign jurisdictions, there have been a number of legislative and regulatory changes and proposed changes regarding the healthcare system that could prevent or delay marketing approval of drug candidates, restrict, or regulate post-approval activities and affect a biopharmaceutical company’s ability to profitably sell any approved drugs.

The American Recovery and Reinvestment Act of 2009 provides funding for the federal government to compare the effectiveness of different treatments for the same illness. The plan for the research was published in 2012 by the HHS, the Agency for Healthcare Research and Quality and the National Institutes for Health, and periodic reports on the status of the research and related expenditures are made to Congress. Although the results of the comparative effectiveness studies are not intended to mandate coverage policies for public or private third-party payors, it is not clear what effect, if any, the research will have on the sales of our drug candidates, if any such drug or the condition that they are intended to treat are the subject of a trial. It is also possible that comparative effectiveness research demonstrating benefits in a competitor’s drug could adversely affect the sales of our drug candidate. If third-party payors do not consider our drugs to be cost-effective compared to other available therapies, they may not cover our drugs after approval as a benefit under their plans or, if they do, the level of payment may not be sufficient to allow us to sell our drugs on a profitable basis.

The ACA has had a significant impact on the healthcare industry. The ACA expanded coverage for the uninsured while at the same time containing overall healthcare costs.

Since its enactment, there have been judicial and Congressional challenges to certain aspects of the ACA. For example, in June 2021, the U.S. Supreme Court held that Texas and other challengers had no legal standing to challenge the ACA, dismissing the case on procedural grounds without specifically ruling on the constitutionality of the ACA. Thus, the ACA will remain in effect in its current form. It is possible that the ACA will be subject to judicial or Congressional challenges in the future. It is unclear how any such challenges and healthcare measures promulgated by the Biden administration will impact the ACA, our business, financial condition and results of operations. In addition, other legislative changes have been proposed and adopted in the United States since the ACA was enacted. On August 2, 2011, the Budget Control Act of 2011, among other things, created measures for spending reductions by Congress. A Joint Select Committee on Deficit Reduction, tasked with recommending a targeted deficit reduction of at least $1.2 trillion for the years 2013 through 2021, was unable to reach required goals, thereby triggering the legislation’s automatic reduction to several government programs. This includes aggregate reductions to Medicare payments to providers of up to 2% per fiscal year, started in April 2013, and, due to subsequent legislative amendments, will stay in effect through 2031, with the exception of a temporary suspension implemented under various COVID-19 relief legislation from May 1, 2020 through March 31, 2022, unless additional Congressional action is taken. Under current legislation, the actual reduction in Medicare payments will vary from 1% in 2022 to up to 4% in the final fiscal year of this sequester. On January 2, 2013, the then-U.S. President signed into law the American Taxpayer Relief Act of 2012, which, among other things, also reduced Medicare payments to several providers, including hospitals, imaging centers, and cancer treatment centers, and increased the statute of limitations period for the government to recover overpayments to providers from three to five years.

Further, there has been heightened governmental scrutiny recently over the manner in which drug manufacturers set prices for their marketed products, which has resulted in several Congressional inquiries and proposed and enacted federal and state legislation designed to, among other things, bring more transparency to product pricing, review the relationship between pricing and manufacturer patient programs, and reform government program reimbursement methodologies for drug products. For example, in October 2018, CMS proposed a new rule that would require direct-to-consumer television advertisements of prescription drugs and biological products, for which payment is available through or under Medicare or Medicaid, to include in the advertisement the Wholesale Acquisition Cost, or list price, of that drug or biological product. In 2020, HHS and CMS issued various rules that are expected to impact, among others, price reductions from pharmaceutical manufacturers to plan sponsors under Part D, fee arrangements between pharmacy benefit managers and manufacturers, importation of prescription drugs from Canada and other countries, manufacturer price reporting requirements under the Medicaid Drug Rebate Program, including regulations that affect manufacturer-sponsored patient assistance programs subject to pharmacy benefit manager accumulator programs and Best Price reporting related to certain value-based purchasing arrangements. Multiple lawsuits have been brought against the HHS challenging various aspects of these rules implemented during the Trump administration. As a result, the Biden administration and HHS have delayed the implementation or published rules rescinding some of these Trump-era policies. Under the American Rescue Plan Act of 2021, effective January 1, 2024, the statutory cap on Medicaid Drug Rebate Program rebates that manufacturers pay to state Medicaid programs will be eliminated. Elimination of this cap may require pharmaceutical manufacturers to pay more in rebates than it receives on the sale of products, which could have a material impact on our business. In August 2022, Congress passed the Inflation Reduction Act of 2022, which includes prescription drug provisions that have significant implications for the pharmaceutical industry and Medicare beneficiaries, including allowing the federal government to negotiate a maximum fair price for certain high-priced single-source Medicare drugs, imposing penalties and excise taxes on manufacturers that fail to comply with the drug price negotiation requirements, requiring inflation rebates for all Medicare Part B and Part D drugs, with limited exceptions, if their drug prices increase faster than inflation, and redesigning Medicare Part D to reduce out-of-pocket prescription drug costs for beneficiaries, among other changes. The impact of these legislative, executive, and administrative actions and any future healthcare measures and agency rules implemented by the Biden administration on us and the pharmaceutical industry as a whole is currently unknown. The implementation of cost containment measures or other healthcare reforms may prevent us from being able to generate revenue, attain profitability, or out-license our product candidates if approved. At the state level, legislatures have increasingly passed legislation and implemented regulations designed to control pharmaceutical product pricing, including price or patient reimbursement constraints, discounts, restrictions on certain product access and marketing cost disclosure and transparency measures, and, in some cases, designed to encourage importation from other countries and bulk purchasing. For example, a number of states are considering or have recently enacted state drug price transparency and reporting laws that could substantially increase the compliance burdens on pharmaceutical manufacturers.

Additionally, on May 30, 2018, the Right to Try Act of 2017 was signed into law. The law, among other things, provides a federal framework for certain patients to access certain IND products that have completed a Phase I clinical trial and that are undergoing investigation for FDA approval. Under certain circumstances, eligible patients can seek treatment without enrolling in clinical trials and without obtaining FDA permission under the FDA expanded access program. There is no obligation for a pharmaceutical manufacturer to make its product candidates available to eligible patients as a result of the Right to Try Act.

We are unable to predict the future course of federal or state healthcare legislation in the United States directed at broadening the availability of healthcare and containing or lowering the cost of healthcare. These and any further changes in the law or regulatory framework could reduce our ability to generate revenue in the future or increase our costs, either of which could have a material and adverse effect on our business, financial condition and results of operations. It is also possible that additional governmental action will be taken to address the COVID-19 pandemic. The continuing efforts of the government, insurance companies, managed care organizations, and other payers of healthcare services and medical products to contain or reduce costs of healthcare and/or impose price controls may adversely affect the demand for our product candidates, if approved, and our ability to achieve or maintain profitability.

Employees and Human Capital Resources

As of September 30, 2022, we had nine full-time employees, four of whom were engaged in research and development activities. None of our employees are represented by a labor union or covered under a collective bargaining agreement, and we believe we maintain good relations with our employees.

Our human capital resources objectives include, as applicable, identifying, recruiting, retaining, incentivizing and integrating our existing and new employees, advisors and consultants. The principal purposes of our equity incentive plan is to attract, retain and reward personnel through the granting of stock-based compensation awards, in order to increase stockholder value and the success of our company by motivating such individuals to perform to the best of their abilities and achieve our objectives.

Facilities

Our principal executive offices are located at 10 Anson Rd #24-16A/B International Plaza, Singapore 079903. We have a Remote Workspace License Agreement dated July 1, 2018 with The Executive Centre Singapore Pte. Ltd. for a Hot-Desk Workspace. We believe that these facilities will be adequate for our near-term needs. If required, we believe that suitable additional or alternative space would be available in the future on commercially reasonable terms.

Legal Proceedings

From time to time, we may become involved in litigation or other legal proceedings. We are not currently a party to any litigation or legal proceedings that, in the opinion of our management, are likely to have a material adverse effect on our business. Regardless of outcome, litigation can have an adverse impact on us because of defense and settlement costs, diversion of management resources, and other factors.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF AUM

You should read the following discussion and analysis of AUM’s financial condition and results of operations in conjunction with AUM’s unaudited condensed consolidated financial statements for the six months ended September 30, 2022, audited consolidated financial statements for the years ended March 31, 2022 and 2021 and the related notes included elsewhere in this proxy statement/prospectus. This discussion contains forward-looking statements that involve risks and uncertainties. AUM’s actual results and the timing of selected events could differ materially from those anticipated in these forward-looking statements as a result of various factors, including those set forth under “Risk Factors” and elsewhere in this proxy statement/prospectus.

Financial Overview

Revenue

AUM currently has no products approved for sale, and all revenue generated has been from support received through government grants. In the future, AUM may generate revenue from collaboration, grant or license agreements AUM has entered into, or may enter into, with respect to AUM’s product candidates, as well as product sales from any approved product. AUM’s ability to generate product revenues will depend on the successful development and eventual commercialization of its product candidates. If AUM fails to complete the development of its product candidates in a timely manner or to obtain regulatory approval for its product candidates, its ability to generate future revenue and its results of operations and financial position would be materially adversely affected.

Newsoara Agreement

In November 2020, AUM entered into a discovery and co-development collaboration agreement with Newsoara Biopharma Co. Ltd, China, for a joint drug discovery and development of new drug candidates and licenses products. Pursuant to the agreement, AUM received an upfront, one-time, non-refundable, non-creditable payment of USD$ 500,000 from Newsoara. Newsoara is obligated to pay certain payments including royalties as part of the agreement.

Operating Expenses

Research and development Costs

Research and development expenses consist primarily of costs incurred in connection with AUM’s research, development and pre-commercial manufacturing activities and include:

●	costs of funding the execution of studies performed both internally and externally;

●	costs of purchasing laboratory supplies and non-capital equipment used in designing, developing and manufacturing preclinical study and clinical trial materials;

●	expenses related to quality control and other advancement development;

●	consultant fees;

●	expenses related to regulatory activities, including filing fees paid to regulatory agencies;

●	fees for maintaining licenses under third party licensing agreements;

●	expenses incurred in preparation for commercial launch, such as designing and developing commercial-scale manufacturing capabilities and processes, quality control processes, production asset valuation and other related activities; and

●	expenditures related to research and development activities are generally recognized as an expense in the period in which they are incurred.

Due to significant regulatory uncertainties and other uncertainties inherent in the development of the products, AUM did not capitalize any research and development expenses as internally-developed intangible assets during the six months ended September 30, 2022 and 2021 and during the years ended March 31, 2022 and 2021.

Research and development activities will continue to be central to AUM business model and will vary significantly based upon the success of its programs. AUM plans to substantially increase research and development expenses in the near term, as it continues to advance the development of its product candidates.

Product candidates in later stages of clinical development generally have higher development costs than those in earlier stages of development, primarily due to the increased size and duration of later-stage clinical trials.

The duration, costs and timing of clinical trials of AUM products in development and any other product candidates will depend on a variety of factors that include, but are not limited to, the following:

●	the number of trials required for approval;

●	the per patient trial costs.

●	the number of patients who participate in the trials;

●	the number of sites included in the trials;

●	the countries in which the trials are conducted;

●	the length of time required to enroll eligible patients;

●	the dose that patients receive;

●	the drop-out or discontinuation rates of patients;

●	the potential additional safety monitoring or other studies requested by regulatory agencies;

●	the duration of patient follow-up;

●	any delays in key trial activities and patient enrolment or diversion of healthcare resources as a result of the COVID-19 or any unforeseen pandemic;

●	production shortages or other supply interruptions in clinical trial materials resulting from the COVID-19 or any unforeseen pandemic;

●	the timing and receipt of regulatory approvals; and

●	the efficacy and safety profile of the product candidates.

In addition, the probability of success of AUM’s products in development and any other product candidate will depend on numerous factors, including competition, manufacturing capability and commercial viability. AUM may never succeed in achieving regulatory approval of its product candidates for any indication in any country. As a result of the uncertainties discussed above, the estimated duration and completion costs of any clinical trial that AUM conducts is subject to change. AUM is also unable to determine with certainty when and to what extent it will generate revenue from the commercialization and sale of products in development or other product candidates, if at all.

Depreciation expenses

Fixed assets consisting of office equipment such as laptops are depreciated over a period of three years.

Employee benefits expenses

Employee benefits expenses consists of personnel related expenses, including salaries, bonuses, stock-based compensation, provisions for unclaimed leave and contributions to defined contribution plans like Central Provident Fund, Superannuation fund and Social Securities.

AUM expects the personnel costs to rise due to increase in headcount of employees based on the future needs of the business.

Other expenses

Other expenses primarily consist of all other expenses like external professional and consulting service costs and other costs not otherwise included in research and development expenses, employee benefit expenses and finance expenses. These costs relate to the day-to-day operation of the business and are not related to research and development initiatives. Other expenses are expensed in the financials as incurred.

AUM expects other expenses to continue to increase as AUM incurs external costs associated with operating as a public company, including expenses related to legal, accounting, tax, consulting services and regulatory matters, maintaining compliance with requirements of exchange listings and of the SEC, director and officer liability insurance premiums and investor relations activities and other expenses associated with operating as a public company. Though expected to increase, AUM expects these expenses to decrease as a percentage of revenue in the long-term as revenue increases.

Finance costs

Finance costs consist of interest expenses payable for convertible notes and interest on bank loans taken. The interest payable against the convertible notes was converted to equity along with the notes.

Other income/(losses)

Other income includes R&D related government grants and job support grants received. Against the income AUM recognized the loss of derivative adjusted liability incurred in the conversion of convertible notes to equity under the Series A round of financing. AUM has also recognized the exchange rate differences consisting of the translation of certain assets and liabilities that were denominated in foreign currencies into the principal functional currency of Singapore Dollars.

Comparison of the Six Months Ended September 30, 2022 and 2021

The following table sets forth AUM’s results of operations for the six months ended September 30, 2022 and 2021:

	Six Months Ended
SGD$	2022	2021
Research and development costs	1,990,753	1,611,390
Depreciation expense	1,942	1,951
Employee benefits expense	1,499,131	144,208
Other expenses	2,216,648	191,648
Finance costs	14,499	65,816
Other (income)/losses	(1,863,876)	991,902
Loss from continuing operations	3,859,098	3,006,914

Other comprehensive income (loss):
Item that may be reclassified subsequently to profit or loss:
Exchange differences on translating foreign operations	249,545	(1,191)
Other comprehensive (income)/ loss for the year	249,545	(1,191)
Total comprehensive loss for the period	3,609,553	3,008,104

Research and development costs

	Six Months Ended September 30,		Change 2021 to 2022
SGD$	2022	2021	SGD$	%
Research and development costs	1,990,753	1,611,390	379,363	23.54

Research and development costs increased by SGD$379,000, or 23.54%, for the six months ended September 30, 2022. AUM incurred patent costs during the six-month period ended September 30, 30, 2022 amounted to SGD$ 318,000, which is the major source of difference between the two periods.

Project	Expenses (SGD$)	April to September 2022	April to September 2021
AUM001	Process Development Services	260,155	5,816
AUM001	Analytical Services	181,663
AUM001	Clinical Research Expense (CRO)	582,300	687,482
AUM001	Material Cost		51,116
AUM001	Patent Cost	109,129
AUM001	PK Analyses	7,965
AUM001	Pre-Clinical Expense		178,222
AUM001	Pre-IND Activities	91,679	30,259
AUM001	Study using Software Applications		15,586
AUM302	Material Cost
AUM302	Patent Cost	48,737	260,798
AUM302	Pre-Clinical Expense	153,528	160,774
AUM601	Patent Cost	9,006	221,338
AUM601	Pre-Clinical Expense	546,590
	TOTAL	1,990,753	1,611,390

Depreciation Expenses

	Six Months Ended September 30,		Change 2021 to 2022
SGD$	2022	2021	SGD$	%
Depreciation expense	1,942	1,951	(8)	(0.43)

Office equipment like laptops purchased were depreciated over a three-year period.

Employee Benefit Expenses

	Six Months Ended September 30,		Change 2021 to 2022
SGD$	2022	2021	SGD$	%
Employee benefits expense	1,499,131	144,208	1,354,923	939.56

Employee benefit expenses rose by SGD$1,354,923 in the six-month period ended September 30, 2022 over the six-month period ended September 30, 2021. The founding directors did not take any form of remuneration in the period ended September 30, 2021 and only started drawing a remuneration subsequently. AUM initiated an ESOP plan called the AUM Biosciences Share Option Scheme 2022. 10% of equity was set aside under this scheme to reward employees over a 4-year vesting period. The vesting of the shares will accelerate in the event of a listing or acquisition of AUM. As AUM expects to list on Nasdaq in 2023 through the Business Combination, AUM has accrued the cost of the options issued using the Black-Scholes model based on the premise that all shares will vest within a year.

Other Expenses

	Six Months Ended September 30,		Change 2021 to 2022
SGD$	2022	2021	SGD$	%
Other expenses	2,216,648	191,648	2,025,000	1,056.63

Other expenses increased by SGD$2.03 million from SGD$191,000 in the six-month period ended September 30, 2021 to 2.22 million in the six-month period ended September 30, 2022 because AUM paid for consulting services for raising Series A equity. The payment to the consultants were paid through the issuance of shares and expensed in the books at the Series A share price. AUM also engaged a consultant as a medical director on a part time basis. AUM also incurred expenses in engaging professionals for working towards a potential listing of AUM in a reputed stock exchange.

Finance costs

	Six Months Ended September 30,		Change 2021 to 2022
SGD$	2022	2021	SGD$	%
Finance costs	14,499	65,816	(51,317)	(77.97)

Finance costs reduced by SGD$51,000 in the six-month period ended September 30, 2022 as the convertible notes were converted to equity in August 2021 and hence did not accrue any interest subsequent to its conversion. The finance cost during the period ended September 30, 2022 related to interest expenses for the bank loans taken.

Other (income)/losses

	Six Months Ended September 30,		Change 2021 to 2022
SGD$	2022	2021	SGD$	%
Other (income)/losses	(1,863,876)	991,902	(2,855,777)	(287.91)

In the six-month period AUM suffered a net loss of SGD$992,000 mainly due to the accrual of derivative fair value adjustment arising from the discount given to some of the convertible note owners on converting their note along with accrued interest to Series A shares. In the corresponding six-month period ended on September 30, 2022, AUM had a net income of SGD$1.86 million arising from the rebate receivable from the Australian Taxation Office (the “ATO”), Australia for the R&D expenses incurred amounting to AUD$2.04 million. During this period, AUM had to account for an exchange loss of SGD$346,000 from various assets and liabilities in the financials that were denominated in currencies other than Singapore Dollars.

Exchange differences on translating foreign operations

	Six Months Ended September 30,		Change 2021 to 2022
SGD$	2022	2021	SGD$	%
Exchange differences on translating foreign operations	249,545	(1,191)	250,736	21,056.61

AUM has its subsidiaries reporting their financials in the currency of their respective domiciles. Any exchange differences in the share capital and its accumulated losses are treated as exchange difference on translating foreign operations. This exchange difference does not become part of operations gain or losses.

Comparison of the Years Ended March 31, 2022 and 2021

The following table sets forth AUM’s results of operations for the years ended March 31, 2022 and 2021:

SGD$	Year ended March 31, 2022	Year ended March 31, 2021
Research and development costs	3,685,599	1,249,321
Depreciation expense	3,221	3,019
Employee benefits expense	326,468	256,623
Other expenses	8,279,321	361,907
Finance costs	73,032	31,364
Other income/(losses)	869,161	(651,221)
Loss from continuing operations	13,236,801	1,251,013

Other comprehensive income (loss):
Item that may be reclassified subsequently to profit or loss:
Exchange differences on translating foreign operations	90,975	(16,831)
Other comprehensive income (loss) for the year	90,975	(16,831)
Total comprehensive loss for the year	13,145,826	1,267,844

Research and development costs

	Year Ended March 31,		Change 2021 to 2022
SGD$	2022	2021	SGD$	%
Research and development costs	3,685,599	1,249,321	2,436,278	195.01

Research and development costs rose by SGD$2.44 million in the year ended March 31, 2022 over the costs incurred in the year ended March 31, 2021. The increase in research and development expense was primarily attributable to the closure of Series A and funds being available to accelerate the development of the products. Besides AUM001 and AUM601, work has also begun on AUM302 covering the rat study. Expenses were also incurred in securing patents for its products under development in various jurisdictions. AUM received a sum of USD$ 500,000 as a milestone payment for collaboration of which USD$ 41,667 (approximately SGD$55,417) was offset against research and development costs in the year ended March 31, 2021 and the balance amount of USD$ 458,333 (approximately SGD$609,583) was offset against research and development costs in the year ended March 31, 2022. AUM also paid a sum of USD$ 1 million as part of its licensing agreement for AUM601 during the year ended March 31, 2022.

Project Ref#.	Expenses	April 2021 to March 2022	April 2020 to March 2021
AUM001	Process Development Services	101,717
AUM001	Analytical Services	65,372
AUM001	Clinical Research Expense (CRO)	1,632,250	86,444
AUM001	Material Cost	51,116	51,116
AUM001	Patent Cost	242,348	513,813
AUM001	Pharmacovigilance Services		24,350
AUM001	PK Analyses		60,194
AUM001	Pre-Clinical Expense	90,584
AUM001	Pre-IND Activities	81,236
AUM001	Regulatory-Fast Drug Designation/Orphan Drug Designation		195,107
AUM001	Royalties	250,000
AUM001	Study using Software Applications	33,990	65,935
AUM302	Material Cost	1,824
AUM302	Patent Cost	378,888	9,955
AUM302	Pre-Clinical Expense	355,634	242,406
AUM601	Patent Cost	249,771
AUM601	Pre-Clinical Expense	150,869
	TOTAL	3,685,599	1,249,321

Depreciation Expenses

	Year Ended March 31,		Change 2021 to 2022
SGD$	2022	2021	SGD$	%
Depreciation expense	3,221	3,019	202	6.69

Office equipment like laptops purchased were depreciated over a three-year period.

Employee Benefit Expenses

	Year Ended March 31,		Change 2021 to 2022
SGD$	2022	2021	SGD$	%
Employee benefits expense	326,468	256,623	69,845	27.22

Employee benefit expenses consist of staff salaries. The increase in expenses is attributed to the salary paid to the founding directors towards the end of the financial year 2022. The increase in the salary costs was offset with the savings in the costs of some staff that left and were eventually replaced in the latter part of the financial year 2022.

Other Expenses

	Year Ended March 31,		Change 2021 to 2022
SGD$	2022	2021	SGD$	%
Other expenses	8,279,321	361,907	7,917,414	2,187.69

Other expenses rose by SGD$7.92 million in the year ended March 31, 22 over the previous year. This was mainly because the consultants and professionals who acted as advisors to AUM in raising funds under Series A were paid in shares and the costs associated with the share price was expensed in the financials. The other expenses also rose due to engaging a consultant as a Medical Director during the year. Other expenses also increased as AUM engaged an IR firm and a PR firm during the year.

Finance costs

	Year Ended March 31,		Change 2021 to 2022
SGD$	2022	2021	SGD$	%
Finance costs	73,032	31,364	41,668	132.85

Finance cost increased in the year ended March 31, 2022 due to the interest on convertible loans and interest against bank loans taken. The convertible notes along with the interest were converted to equity under Series A.

Other (income)/losses

	Year Ended March 31,		Change 2021 to 2022
SGD$	2022	2021	SGD$	%
Other income/(losses)	869,161	(651,221)	1,520,382	233.47

Finance losses in the year ended September 30, 2022 was due to the derivative fair value adjustment amounting to SGD$1.12 million arising from the discount given to some of the Convertible note holders when they converted their notes along with the interest to the Series A shares. AUM received support from the government as grants and rebates during the years ended March 31, 2022 and March 31, 2021 amounting to SGD$282,000 and SGD$563,000 respectively.

Exchange differences on translating foreign operations

	Year Ended March 31,		Change 2021 to 2022
SGD$	2022	2021	SGD$	%
Exchange differences on translating foreign operations	90,975	(16,831)	107,806	640.52

AUM has its subsidiaries reporting its financials in the currency of its domicile. Any exchange differences in the Share Capital and its accumulated losses is treated as exchange difference on translating foreign operations. This exchange difference does not become part of the operations gain or losses.

Going Concern, Liquidity and Capital Resources

AUM has a limited operating history and to date has primarily funded its operations with proceeds from the issuance of ordinary shares, preference shares through a Series A funding round, and by availing itself of bank loan facilities totalling a sum of SGD$750,000 and from the USD$15,000,000 Credit Facility with Trial Cap.

As at September 30, 2022, AUM has accumulated a deficit since inception amounting to SGD$20.8 million. As at the end of September 30, 2022, the financial position and the projected inflow of funds for the next 24 months therefrom for AUM is as follows:

1. Available cash balance of SGD$3,360,899 as at September 30, 2022;

2. On October 4, 2022, AUM received an R&D rebate in the amount of AUD$2,044,177.82 from the ATO;

3. On January 20, 2023, AUM received an additional R&D rebate in the amount of AUD$294,311.67 from the ATO;

4. AUM has USD$15,000,000 available under the Credit Facility, of which AUM expects to draw down up to USD$2,500,000 over the next 12 months;

5. AUM was entitled to receive a grant of RMB 1,000,000 million in March 2023 from Suzhou Industrial Park – Science and Technology Innovation Commission, China and is entitled to receive another RMB 1,000,000 million in August 2023 from Suzhou Industrial Park – Science and Technology Innovation Commission, China. As of the date hereof, AUM has not received the RMB 1,000,000 due to it in March 2023, in part because of China’s policies with respect to preventing the spread of COVID-19. However, AUM is pursuing this matter with the authorities as China has relaxed some of its COVID-19 prevention measures; and

6. AUM expects to receive a milestone payment of USD$1,000,000 million by either Q2 or Q3 2024 from Newsoara Biopharma Co. Ltd for Initiation (Ethics Committee Approval) of the first Phase II clinical trial.

Besides the above source of funds, AUM hopes to raise pre-PIPE and PIPE funds as it works towards the closing of the Business Combination in 2023 (Note 19 of AUM audited report which is included elsewhere in this registration statement). The Business Combination is expected to provide approximately USD$5.5 million of cash held in Mountain Crest’s trust account, assuming no redemptions by public stockholders other than the 6,371,026 shares already redeemed by Mountain Crest stockholders as of May 17, 2023. Assuming the no redemption scenario takes place, AUM will utilize cash remaining in Mountain Crest’s trust account and any pre-PIPE and/or PIPE funds raised to:

●	Complete AUM001’s Phase II study for the treatment of CRC with Merck (USD$1,500,000).

●	Complete AUM001’s Phase I study for the treatment of urothelial cancer with Roche (USD$ 250,000).

●	Begin AUM601’s Phase II study for the treatment of multiple tumors with Handok and CMG (USD$ 1,200,000).

●	Begin AUM302’s Phase I study for the treatment of the PIK3CA mutation (USD$800,000).

●	Begin AUM003’s Phase I study for the treatment of glioblastoma and sarcoma (USD$150,000).

Advancing a global pipeline designed to reverse resistance (No Redemption)

AUM BIOSCIENCES

	INDICATION	DISCOVERY	PRECLINICAL	PHASE I	PHASE II	PHASE III	PARTNER
AUM001 +Keytruda mRNA translation inhibitor **Target**: MNK1/2	Colorectal Cancer						MERCK INVENTING FOR LIFE
AUM001 +Tecentriq mRNA translation inhibitor **Target**: MNK1/2	NSCLC, Urothelial Cancer						Roche
AUM601 Pan-specific kinase inhibitor **Target**: pan TRK	Multiple tumors						(주)CMG제약 HANDOK
AUM302 Macrocyclic multi-kinase inhibitor **Target**: PIM/PI3K/mTOR	PIM Over-expression, PIK3CA Mutation						
AUM003 BBB penetrating mRNA translation inhibitor **Target**: MNK1/2	Glioblastoma, Sarcoma

AUM believes that Holdco will be able to meet its short-term obligations and fund certain pipeline candidates after the Closing even if no PIPE is secured. In April 2023, AUM received a Post-Signing Investment Amount of US$ 3,350,000 as consideration for the Series A Add-On Shares issued pursuant to the Series A Subscription Agreement. As such, upon issuance of the Series A Add-On Shares, AUM had US$ 4,295,633 in cash on hand as of April 3, 2023.

If no PIPE is secured and the maximum redemption scenario were to take place, whereby the maximum number of Mountain Crest Public Shares amounting to 528,974 shares are redeemed for cash by Mountain Crest public shareholders in connection with the closing of the Business Combination, AUM will utilize its cash on hand to:

●	Complete AUM001’s Phase II study for the treatment of colorectal cancer (CRC) with Merck (USD$1,500,000); and

●	Begin AUM302’s Phase I study for the treatment of the PIK3CA mutation (USD$800,000).

Advancing a global pipeline designed to reverse resistance (Max Redemption)

	INDICATION	DISCOVERY	PRECLINICAL	PHASE 1	PHASE 2	PARTNER
AUM001 +Keytruda mRNA translation inhibitor **Target**: MNK1/2	MSS Colorectal Cancer					MERCK
AUM001 +Tecentriq mRNA translation inhibitor **Target**: MNK1/2	NSCLC, Urothelial Cancer					Roche
AUM601 Pan-specific kinase inhibitor **Target**: pan TRK	NTRK Naïve and resistant mutation cancers					CMG HANDOK
AUM302 Macrocyclic multi-kinase inhibitor **Target**: PIM/PI3K/mTOR	Neuroblastoma, PIK3CA Mutant cancer					
AUM003 BBB penetrating mRNA translation inhibitor **Target**: MNK1/2	Glioblastoma, Sarcoma					

AUMBIOSCIENCES

For the foreseeable future, AUM’s board of directors will maintain a capital structure that supports AUM’s strategic objectives through managing the budgeting process, maintaining strong investor relations and managing financial risks. Consequently, management and the board of directors believe that AUM will have sufficient funds, and access to sufficient funds, to continue in operation for the foreseeable future and will be able to realize its assets and discharge its liabilities and commitments in the normal course of business. However, although management continues to pursue these plans, there is no assurance that AUM will be successful in obtaining sufficient funding on terms acceptable to AUM management to fund continuing operations, if at all. AUM future capital requirements will depend on many factors, including the following:

●	the progress, results, and costs of preclinical studies for any programs that AUM may develop;

●	the costs, timing, and outcome of regulatory review of program candidates;

●	AUM’s ability to establish and maintain collaborations, licensing, and other agreements with commercial partners on favorable terms, if at all;

●	the achievement of milestones or occurrence of other developments that trigger payments under the agreements that AUM has entered into or may enter into with third parties or related parties;

●	the extent to which AUM is obligated to reimburse clinical trial costs under collaboration agreements, if any;

●	the costs of preparing, filing and prosecuting patent applications and maintaining, defending and enforcing AUM’s intellectual property rights;

●	the extent to which AUM acquires or invests in businesses, products, technologies, or other joint ventures;

●	the costs of performing commercial-scale manufacturing in-house and, if needed, securing manufacturing arrangements for commercial production of its program candidates; and

●	the costs of establishing or contracting for sales and marketing capabilities if AUM obtains regulatory approvals to market program candidates.

Cash Flows

Comparison of the Six Months Ended September 30, 2022 and 2021

	Six Months Ended September 30,		Change 2021 to 2022
SGD$	2022	2021	SGD$	%
Net cash flows used in operating activities	(4,765,903)	(2,014,743)	(2,751,161)	(136.55)
Net cash flows used in investing activities	(4,586)	-	(4,586)
Net cash flows from financing activities	2,732,199	4,921,740	(2,189,541)	(44.49)

Operating activities

Net cash used in operating activities increased by SGD$2.8 million from SGD$2.01 million for the six months ended September 30, 2021 to SGD$4.77 million for the six months ended September 30, 2022. The increase in cashflow is inclusive of USD$1 million deposited into an escrow account for the purchase of the SPAC Shares. The net cash reflects a higher negative cashflow due to the receivable of AUD$2.04 million receivable against the ATO rebate which was received on 4th October 2022, subsequent to the six month period cash projections. The manpower costs in the corresponding period had also seen an increase in salary payments which has contributed to a higher outflow of cash in the six-month period ended September 30, 2022.

Investing activities

Net cash used in investing activities has seen a small increase of SGD$4,000 in the six-month period ended September 30, 2022 over the corresponding period ended September 30, 2021 due to the purchase of laptops for incoming employees.

Financing activities

Net cash received from financing activities was higher during the six-month period ended September 30, 2021 due to the closing of the Series A round of funding. During the six-month period ended on September 30, 2022, AUM continued to receive investments under the Series A round of funding as per the agreements with the shareholders.

Comparison of the Years Ended March 31, 2022 and 2021

	Year Ended March 31,		Change 2021 to 2022
SGD$	2022	2021	SGD$	%
Net cash flows used in operating activities	(4,750,009)	(1,140,644)	(3,609,365)	316.43
Net cash flows used in investing activities	(2,428)	(6,407)	3,979	(62.10)
Net cash flows from financing activities	8,683,341	2,265,298	6,418,043	283.32

Operating activities

Net cash used in operating activities increased from SGD$1.14 million for the year ended March 31, 2021 to SGD$4.75 million for the year ended March 31, 2022. With the closing of the Series A round of funding, AUM accelerated its research and development activities during the year ended March 31, 2022. This included the payment of USD$1 million as part of the licensing agreement. The operating expenses for manpower rose due to the hire of new staff and also due to the founding Directors starting to draw salaries. While some of the consultants who assisted in raising funds for Series A were paid in kind by issuance of shares, some were paid in cash as part of their advisory fees.

Investing activities

Net cash used in investing activities decreased by SGD$4,000 in the year ended March 31, 2022 as compared with the corresponding period for the year ended March 31, 2021. The expenses was for the purchase of laptops for incoming employees.

Financing activities

Net cash generated from financing activities showed an increase from SGD$2.27 million in the year ended March 31, 2021 to SGD$8.68 million in the year ended March 31, 2022. This was due to the investment received as part of the Series A round of funding.

Quantitative and Qualitative Disclosures about Market Risk

AUM is exposed to market risks that may result in changes of foreign currency exchange rates and interest rates, as well as the overall change in economic conditions in the countries where AUM conducts business. As of September 30, 2022 and March 31, 2022, AUM had cash and cash equivalents of SGD$3.36 million and SGD$5.40 million, respectively of unrestricted cash. AUM’s cash and cash equivalent include both cash in banks and cash on hand.

Foreign Currency Exchange Risk

Because AUM’s functional currency is the Singapore dollar, it has a foreign exchange risk regarding its Australian dollar, United States dollar and Euro denominated obligations since it has foreign subsidiaries. A significant change in the currency exchange rates between these currencies relative to the Singapore dollar could have an effect on AUM’s results of operations, financial position and cash flows. AUM has not entered into any derivative financial instruments to manage exposures to currency fluctuations. A 1% fluctuation in the Singapore dollar against these currencies would have a before-tax effect of approximately an SGD$42,367 increase or decrease in accumulated other comprehensive income, based on amounts held at year-end.

AUM’s monetary assets and liabilities denominated in foreign currencies were approximately as follows: Analysis of amounts denominated in non-functional currency as at March 31, 2022.

Currency	Monetary Assets	Monetary Liabilities	Net-Monetary Liabilities	Exchange rate to convert SGD$	Net-Monetary Liabilities in SGD$	Gain/Loss on a 1 % increase/decrease on the revaluation of monetary assets and liabilities denominated in the SGD$
USD	3,902,124	532,272	(3,369,852)	1.35484	(4,565,610.57)	(45,656)
AUD	58,539	306,215	247,677	1.01415	251,181.32	2,512
GBP	-	6,950	6,950	1.78070	12,375.87	124
EURO	-	43,514	43,514	1.50220	65,366.73	654
	3,960,663	888,951	(3,071,712)		(4,236,687)	(42,367)

Interest Rate Risk

Interest rate risk arises on interest-bearing financial instruments recognized in the statement of financial position and on some financial instruments not recognized in the statement of financial position. AUM’s exposure to interest rate risk relates to its ability to earn short term interest on cash balances at variable rates. AUM is exposed to interest rate risk on its cash and cash equivalents. AUM has no floating interest rate loans. Management does not believe that the impact of interest rate fluctuation will be significant

Critical Accounting Policies and Estimates

The consolidated financial statements of AUM (the parent and its subsidiaries) have been prepared in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board. The consolidated financial statements are presented as those of a single economic entity and are prepared using uniform accounting policies for like transactions and other events in similar circumstances. Subsidiaries are consolidated from the date the reporting entity obtains control of the investee and cease when the reporting entity loses control of the investee. The corporate structure and the list of subsidiaries are as follows:

Entity Name	%	Holding Company Name
AUM Biosciences Pte. Ltd., Singapore	-	Parent Company
AUM Biosciences Inc., USA	100%	AUM Biosciences Pte. Ltd., Singapore
Suzhou AUM Biotechnology Co., Ltd., China (Pre-operational)	100%	AUM Biosciences Pte. Ltd., Singapore
AUM Australasia Pty Ltd., Australia	100%	AUM Biosciences Pte. Ltd., Singapore
AUM Biosciences Pty Ltd., Australia	100%	AUM Australasia Pty Ltd., Australia
NuovoTRK Therapeutics Pty Ltd., Australia	100%	AUM Australasia Pty Ltd., Australia

An accounting policy is deemed to be critical if it requires an accounting estimate to be made based on assumptions about matters that are highly uncertain at the time the estimate is made, if different estimates reasonably could have been used, or if changes in the estimate that are reasonably possible could materially impact the financial statements. While AUM’s significant accounting policies are described in more detail in Note 2 of the audited consolidated financial statements as of and for the years ended March 31, 2022 and 2021 included elsewhere in this form, AUM believes the following accounting policies to be critical to the judgments and estimates used in the preparation of its consolidated financial statements.

Other receivables

Other receivables are amounts due to AUM against government grants and GST refunds. These are classified as current assets since funding claims are expected to be realized or paid within twelve months of the Consolidated Statements of Financial Position date. Due to the short-term nature of other accounts receivables, their carrying amount is considered to be the same as their fair value.

Revenue recognition

The financial reporting standard on revenue from contracts with customers (IFRS 15) establishes a five-step model to account for revenue arising from contracts with customers. Revenue is recognized at an amount that reflects the consideration to which the entity expects to be entitled in exchange for transferring goods or services to a customer (which excludes estimates of variable consideration that are subject to constraints, such as right of return exists, and modifications), net of any related taxes and excluding any amounts collected on behalf of third parties. An asset (goods or services) is transferred when or as the customer obtains control of that asset. As a practical expedient the effects of any significant financing component is not adjusted if the payment for the good or service will be within one year.

Collaboration Agreements

AUM from time to time enters into licensing and collaboration agreements. The terms of the agreements may include non-refundable signing and licensing fees, milestone payments and royalties on any product sales derived from licensing arrangements. AUM will only recognize revenue if a contract meets the following parameters: when it has approval and commitment from both parties, the rights of the parties are identified, payment terms are identified, the contract has commercial substance and collectability of consideration is probable. Once it is determined that a contract exists, AUM will evaluate the performance obligations within the agreement. Performance obligations will be analyzed to determine whether they are distinct or whether they must be accounted for as a single unit of multiple related distinct goods and services. AUM will then perform an analysis to determine the total transaction price that it expects to receive from satisfying the performance obligations in the agreement. If the contract also provides for development and regulatory milestone payments, royalties and sales-based milestone payments, these amounts are contingent on the occurrence of a future event and therefore give rise to variable consideration. AUM estimates variable consideration at the most likely amount to which it expects to be entitled. Estimated amounts are included in the transaction price when it becomes highly probable that the amount will not be subject to significant reversal when the uncertainty associated with the variable consideration is resolved. Estimates of variable consideration and determination of whether to include estimated amounts in the transaction price are based largely on an assessment of anticipated performance and all information (historical, current and forecasted) that is reasonably available. Based on this information and related analysis, any quarterly adjustments to revenue are recognized as necessary in the period they become known. The upfront license fee is not considered a significant financing component because it is used to meet working capital demands that can be higher in the early stages of a contract and to protect AUM from the other party failing to adequately complete some or all of its obligations under the contract.

Sales-based royalty revenue and sales-based milestone payments will be recognized when the later of the following events occurs: the subsequent sale occurs or the performance obligation to which some or all of the sales-based royalty or sales-based milestone payment has been allocated has been satisfied. (Refer to Note 18 “collaboration agreement” for more details).

Government grants

Government grants are recognized at fair value when there is reasonable assurance that the conditions attaching to them will be complied with and that the grants will be received. Grants in recognition of specific expenses are recognized in profit or loss on a systematic basis over the periods necessary to match them with the related costs that they are intended to compensate. The grant related to assets is presented in the statement of financial position by recognizing the grant as deferred income that is recognized in profit or loss on a systematic basis over the useful life of the asset and in the proportions in which depreciation expense on those assets is recognized. AUM has successfully applied for a grant from the Australian tax authorities against their R&D expenses for two of their molecules (AUM 001 and AUM 601). AUM will receive a cash refund of 43.5% of the approved R&D related expenses incurred during the year. During the six- month review period ended September 30, 2022, AUM has recognized SGD$2.2M as Grant receivable. Under the provisions of IAS 20, government grants “are assistance by government in the form of transfers of resources to an entity in return for past or future compliance with certain conditions relating to the operating activities of the entity.” A government grant is recognized when there is reasonable assurance that AUM will meet the terms for receiving and realizing the benefit of the grant. IAS 20 does not define “reasonable assurance,” Under IAS 20, government grants are recognized in earnings on a systematic basis over the periods in which AUM recognizes costs for which the grant is intended to compensate (i.e., qualified expenses). Further, IAS 20 permits for the recognition in earnings either separately under a general heading such as other income, or as a reduction of the related expenses. AUM has elected to recognize government grant income separately within other income to present a clearer distinction in its financial statements between its operating income and the amount of net income resulting from the grants. (Refer to Note 5 “Government grant” for more details).

Employee benefits

Contributions to a defined contribution retirement benefit plan are recorded as an expense as they fall due. The entity’s legal or constructive obligation is limited to the amount that it is obligated to contribute for the Singapore employees to an independently administered fund (such as the Central Provident Fund in Singapore, a government managed defined contribution retirement benefit plan). Certain subsidiaries overseas have defined contribution retirement benefit plans such as the superannuation fund in Australia, and the Social Security fund in United States of America).

The assets of the fund may or may not be held separately from those of the entity in an independently administered fund. The entity contributes an amount equal to a fixed percentage of the salary of each participating employee. (Refer to Note 7 “Contributions to defined contribution plans” for more details).

For employee leave entitlement the expected cost of short-term employee benefits in the form of compensated absences is recognized in the case of accumulating compensated absences. When the employees render service that increases their entitlement to future compensated absences, and in the case of non-accumulating compensated absences, when the absences occur. (Refer to Note 6 “Provision for Unclaimed Annual Leave” for more details). A liability for bonuses is recognized where the entity is contractually obliged or where there is constructive obligation based on past practice.

Share-based compensation

For the equity-settled share-based compensation transactions, the fair value of the employee services received in exchange for the grant of the options is recognized as an expense. The total amount to be expensed on a straight-line basis over the vesting period is measured by reference to the fair value of the options granted. The fair value is measured using a Black-Scholes option pricing model. The expected lives used in the model are adjusted, based on management’s best estimate, for the effects of non transferability, exercise restrictions and behavioral considerations. Forfeitures are recognized when they occur. The proceeds received net of any directly attributable transaction costs are credited to share capital when the options are exercised. (Refer to Note 6 “Stock Based compensation” for more details).

Licensing Agreement

In May 2021, AUM entered into an exclusive license agreement with CMG and Handok for the right to use, develop and commercialize Licensor Technology for its molecule AUM601. On signing of the agreement AUM paid a sum of USD$500,000 to CMG and a sum of USD$500,000 to Handok as an upfront payment. As part of the technical transfer payment, AUM agreed to issue a total number of 103,016 of its ordinary shares to be equally split between CMG and Handok. Pursuant to such technical transfer by CMG and Handok, AUM authorized the issuance of 103,016 of its ordinary shares, equally split between CMG and Handok, on March 10, 2023, and such issuance was effected on April 3, 2023. Under this agreement, AUM is also liable to pay the following milestone payments:

Development and Regulatory Milestones

Milestone Event (USD$)	Milestone Payment (USD$)
Upon written approval of the Phase 1 Clinical Study Report by the Joint Steering Committee	1,000,000
First IND Approval for Phase 2 Registration Trial by US FDA, EU EMA or China NMPA. To be clear, such milestone payment is only in respect of the first such approval and not for any subsequent approvals.	1,000,000
Upon first dosing of the 1st patient in the US	2,000,000
Upon first dosing of the 1st patient in EU, China, or anywhere else	1,000,000
Upon Completion of Clinical Study Report of Phase 2 Registration Trial	20,000,000
First receipt of a Registration from the FDA in the U.S. for a Licensed Product	20,000,000
First receipt of a Registration from the EMA in Europe for a Licensed Product	10,000,000
First receipt of a Registration from the National Medical Products Administration “China NMPA” in China for a Licensed Product	5,000,000

Sales Milestones

Milestone Event (USD$)	Milestone Payment (USD$)
Upon first achieving Aggregate Net Sales for Licensed Products of one hundred million dollars ($100,000,000)	5,000,000
Upon first achieving Aggregate Net Sales for Licensed Products of three hundred million dollars ($300,000,000)	15,000,000
Upon first achieving Aggregate Net Sales for Licensed Products of five hundred million dollars ($500,000,000)	20,000,000
Upon first achieving Aggregate Net Sales for Licensed Products of seven hundred fifty million dollars ($750,000, 000)	30,000,000
Upon first achieving Aggregate Net Sales for Licensed Products of one billion dollars ($1,000,000,000)	40,000,000

Royalty Payments for Licensed Products

Annual Net Sales (USD$)	Royalty Rate
Aggregate Annual Net Sales up to two hundred fifty million dollars ($ 250,000,000)	7%
Aggregate Annual Net Sales between two hundred fifty million dollars ($ 250,000,000) and five hundred million dollars (S500,000,000)	9%
Aggregate Annual Net Sales greater than five hundred million dollars ($ 500,000,000)	11%

Collaboration Agreement/Deferred Revenues

In November 2020, AUM entered into a discovery and co-development collaboration agreement with Newsoara Biopharma Co. Ltd, China for a joint drug discovery and development of new drug candidates and Licensed Products. Under this agreement, AUM will receive the following payments from Newsoara as milestone payments:

Collaboration fees

USD$500,000 on receipt of invoice after signing the agreement. This amount has been deferred upon receipt and recognized as an offset against research and development expenses in periods earned.

Development Milestone

Development Milestone Events	Development Milestone Payments (USD$)
Initiation (Ethics Committee Approval) of the first phase II clinical trial in the Territory	1,000,000
Initiation (Ethics Committee Approval) of first phase III clinical trial in the Territory	5,000,000
NDA Approval in the Territory	10,000,000

Commercial Milestone

Commercial Milestone Events (USD$)	Commercial Milestone Payments (USD$)
The annual Net Sales of a Licensed Product in the Territory is equal to or more than one hundred million Dollars (USD$100,000,000)	5,000,000
The annual Net Sales of a Licensed Product in the Territory is equal to or more than two hundred and fifty million Dollars (USD$250,000,000)	9,000,000
The annual Net Sales of a Licensed Product in the Territory is equal to or more than five hundred million Dollars (USD$500,000,000)	15,000,000

Royalties

That portion of Net Sales of each Licensed Product in the Territory in a Calendar Year that is (USD$):	Royalty Rate
Less than or equal to five hundred million Dollars ($500,000,000)	Six percent (6%)
Greater than five hundred million Dollars ($500,000,000) and less than or equal to one billion Dollars ($1,000,000,000)	Eight percent (8%)
Greater than one billion Dollars ($1,000,000,000)	Ten percent (10%)

Recent Accounting Pronouncements

New IFRS pronouncements that have been issued but are not yet effective at the date of these consolidated financial statements are listed below. AUM plans to apply the new standards or interpretations in the annual period for which they are first required.

An amendment to IAS 1 was issued in January 2020 and applies to annual reporting periods beginning on or after January 1, 2023. The amendment clarifies the criterion for classifying a liability as non-current relating to the right to defer settlement of a liability for at least 12 months after the reporting period. AUM does not expect this pronouncement to have a significant impact upon adoption.

MOUNTAIN CREST’S BUSINESS

Mountain Crest Acquisition Corp. V is a blank check company formed under the laws of the State of Delaware on April 8, 2021. Mountain Crest was formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses.

On November 16, 2021, Mountain Crest sold 6,000,000 Public Units at a price of $10.00 per Public Unit, generating gross proceeds of $60,000,000 related to its IPO. Each Public Unit consists of one Public Share and one Public Right. Each Public Right will convert into one-tenth (1/10) of one Holdco Ordinary Share upon the consummation of the Business Combination. Mountain Crest granted the underwriters a 45-day option to purchase up to 900,000 Public Units to cover over-allotments, if any. On November 18, 2021, the underwriters fully exercised the option and purchased 900,000 additional Public Units (the “Over-allotment Units”), generating gross proceeds of $9,000,000.

Concurrently with the closing of Mountain Crest’s IPO, the Sponsor purchased an aggregate of 205,000 Private Units at a price of $10.00 per Private Unit for an aggregate purchase price of $2,050,000 in a private placement. Upon the closing of the Over-allotment Units on November 18, 2021, Mountain Crest consummated the private placement sale of 18,000 additional Private Units to the Sponsor at a price of $10.00 per Private Unit, generating gross proceeds of $180,000.

The Private Units are identical to the Public Units except with respect to certain registration rights and transfer restrictions. The proceeds from the Private Units were added to the proceeds from the IPO to be held in the Trust Account. If Mountain Crest does not complete a Business Combination by February 16, 2024, or as otherwise set forth in the Mountain Crest Charter, the proceeds from the sale of the Private Units will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law), and the Private Units and all underlying securities will expire worthless.

As of May 17, 2023, cash of $119,572.23 was held outside of the Trust Account and is available for working capital purposes. As of December 31, 2022, cash of $474,538 was held outside of the Trust Account and is available for working capital purposes. As of September 30, 2022, cash of $158,615 was held outside of the Trust Account and is available for working capital purposes.

Upon closing of the IPO, the sale of the Over-allotment Units and the sale of the Private Units, a total of $69,000,000 ($10.00 per Public Unit) was placed in a the Trust Account with Continental acting as trustee and can be invested only in U.S. government treasury bills with a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act and that invest only in direct U.S. government treasury obligations. These funds will not be released until the earlier of the completion of the initial business combination and the liquidation due to Mountain Crest’s failure to complete a business combination within the applicable period of time.

In accordance with the Mountain Crest Charter, the amounts held in the Trust Account may only be used by Mountain Crest upon the consummation of a business combination, except that there can be released to Mountain Crest, from time to time, any interest earned on the funds in the Trust Account that Mountain Crest may need to pay its tax obligations. The remaining interest earned on the funds in the Trust Account will not be released until the earlier of the completion of a business combination and Mountain Crest’s liquidation. Mountain Crest executed the Business Combination Agreement on October 19, 2022. Based upon the execution of the Business Combination Agreement, the period of time for Mountain Crest to complete a business combination under its certificate of incorporation was extended for a period of three months from November 16, 2022 to February 16, 2023. At the special meeting of stockholders held on December 20, 2022, Mountain Crest’s stockholders approved the Extension Amendment Proposal and the Trust Amendment Proposal, giving Mountain Crest the right to extend the Combination Period for a period of 3 months from February 16, 2023 to May 16, 2023 and to the extent Mountain Crest’s Amended and Restated Certificate of Incorporation is amended to extend the Combination Period, by depositing into the Trust Account $300,000, upon five days’ advance notice prior to February 16, 2023. Approximately $50.1 million was withdrawn from the Trust Account to pay for redemptions made in December 2022, Mountain Crest deposited $300,000 into the Trust Account on February 15, 2023, and approximately $14.6 million was withdrawn from the Trust Account to pay for redemptions made in May 2023, leaving approximately $5.5 million in the Trust Account as of May 17, 2023.

On May 12, 2023, Mountain Crest’s stockholders approved an amendment to the Mountain Crest Charter extending the Combination Period from May 16, 2023 to February 16, 2024. On May 12, 2023, the Company filed such amendment with the Delaware Secretary of State, by which the Company extended the Business Combination Period from May 16, 2023 to February 16, 2024.

The Public Units, the Public Shares and the Public Rights are each quoted on Nasdaq, under the symbols “MCAGU,” “MCAG” and “MCAGR,” respectively.

On April 3, 2023, Mountain Crest received a notice (the “Notice”) from Nasdaq, stating that the Mountain Crest’s listed securities failed to comply with the $50,000,000 market value of listed securities (“MVLS”) requirement for continued listing on The Nasdaq Global Market in accordance with Nasdaq Listing Rule 5450(b)(2)(A) based upon Mountain Crest’s MVLS for the 30 consecutive business days prior to the date of the Notice. The Notice has no immediate effect on the listing of Mountain Crest’s securities on Nasdaq and in accordance with Nasdaq Listing Rule 5810(c)(3)(A), Mountain Crest has been provided a period of 180 calendar days, or until October 2, 2023, in which to regain compliance. In order to regain compliance, the MVLS of the Mountain Crest must close at $50,000,000 or more for a minimum of ten consecutive days during this 180-day period. Alternatively, Mountain Crest may consider applying for a transfer to The Nasdaq Capital Market before the expiry of the 180-day period. Mountain Crest has submitted its application for the transfer to The Nasdaq Capital Market.

On May 18, 2023, Mountain Crest received a notice from Nasdaq, stating that Mountain Crest no longer complies with the requirement to maintain a minimum of 1,100,000 publicly held shares for continued listing on The Nasdaq Global Market, according to the number of publicly held shares reported on its Form 8-K for May 12, 2023.

The Notice has no immediate effect on the listing of Mountain Crest’s securities on Nasdaq. Mountain Crest has been provided 45 calendar days, or until July 3, 2023, to submit a plan to Nasdaq to regain compliance. If the plan is accepted, Nasdaq can grant an extension of up to 180 calendar days from the date of the Notice, or until November 14, 2023, to evidence compliance. If the plan is not accepted, Mountain Crest will have the right to appeal, and Mountain Crest’s securities would remain listed on The Nasdaq Global Market until completion of the appeal process. To regain compliance, Mountain Crest must maintain a minimum of 1,100,000 publicly held shares. Alternatively, Mountain Crest may consider applying for a transfer to The Nasdaq Capital Market.

Mountain Crest is currently evaluating various courses of action to regain compliance, and Mountain Crest intends to submit a plan with Nasdaq before July 3, 2023 to maintain its Nasdaq listing.

There can be no assurance that the Company will be able to regain compliance with the MVLS requirement, regain compliance with the requirement of minimum of 1,100,000 publicly held shares, maintain compliance with the other Nasdaq continued listing requirements or transfer to The Nasdaq Capital Market.

Effecting Mountain Crest’s Initial Business Combination

Before the extension, Mountain Crest had until February 16, 2023, 15 months from the closing of the IPO to consummate its initial business combination (without the need for its insiders or their affiliates to elect a three-month extension) because it executed the Business Combination Agreement for an initial business combination within 12 months from the closing of the IPO but has not consummated the initial business combination within such 12-month period. At the special meeting of stockholders held on December 20, 2022, Mountain Crest’s stockholders approved the Extension Amendment Proposal and the Trust Amendment Proposal, giving Mountain Crest the right to extend the Combination Period for a period of 3 months from February 16, 2023 to May 16, 2023 and to the extent Mountain Crest’s Amended and Restated Certificate of Incorporation is amended to extend the Combination Period, by depositing into the Trust Account $300,000, upon five days’ advance notice prior to February 16, 2023. As a result of the Extension Amendments, the only way to extend the time available for Mountain Crest to consummate its initial business combination without the need for a separate stockholder vote is for the Sponsor or its affiliates to deposit into the Trust Account $300,000. As Mountain Crest has anticipated that it may not be able to consummate its initial business combination by February 16, 2023, the Sponsor gave the advance notice of the deposit on February 8, 2023. Pursuant to the Mountain Crest Charter and the Trust Agreement, if the Sponsor or its affiliates had not contributed $300,000 to the Company by February 16, 2023, the time to complete an initial business combination would not have been able to be extended unless Mountain Crest’s stockholders otherwise approved an extension on different terms. On February 15, 2023, the Sponsor loaned $300,000 to Mountain Crest, which deposited the $300,000 into the Trust Account and extended the Combination Period for a period of 3 months from February 16, 2023 to May 16, 2023. The $300,000 bears no interest and will be repayable by Mountain Crest to the Sponsor upon consummation of an initial business combination in cash or private placement units at a price of $10.00 per unit at the option of the Sponsor. The loan will be forgiven by the Sponsor or its affiliates if Mountain Crest is unable to consummate an initial business combination, except to the extent of any funds held outside of the Trust Account. On May 12, 2023, Mountain Crest’s stockholders approved an amendment to the Mountain Crest Charter extending the date until which Mountain Crest is required to complete a business combination from May 16, 2023 to February 16, 2024. On May 12, 2023, the Company filed such amendment with the Delaware Secretary of State, by which the Company extended the Business Combination Period from May 16, 2023 to February 16, 2024. If the Mountain Crest Board otherwise determines that Mountain Crest will not be able to consummate an initial business combination by February 16, 2024, or as otherwise set forth in the Mountain Crest Charter, Mountain Crest will wind up its affairs and redeem 100% of the outstanding public shares. If Mountain Crest is unable to consummate its initial business combination within such time period, it will, as promptly as possible but not more than ten business days thereafter, redeem 100% of its outstanding public shares for a pro rata portion of the funds held in the Trust Account, including a pro rata portion of any interest earned on the funds held in the Trust Account and not previously released to it to pay its taxes, and then seek to dissolve and liquidate. However, Mountain Crest may not be able to distribute such amounts as a result of claims of creditors which may take priority over the claims of its public stockholders. In the event of its dissolution and liquidation, the private units will expire and will be worthless.

Submission of Mountain Crest’s Initial Business Combination to a Stockholder Vote

Mountain Crest’s insiders, including its officers and directors, have agreed (1) to vote any shares of common stock owned by them in favor of any proposed business combination, (2) not to convert any shares of common stock into the right to receive cash from the Trust Account in connection with a stockholder vote to approve a proposed initial business combination or a vote to amend the provisions of its certificate of incorporation relating to stockholders’ rights or pre-business combination activity and (3) not to sell any shares of common stock in any tender in connection with a proposed initial business combination.

Conversion Rights

At the Special Meeting, any public stockholder, whether voting for or against such proposed business combination, will be entitled to demand that his or her shares of common stock be converted for a full pro rata portion of the amount then in the Trust Account (initially $10.00 per share), plus any pro rata interest earned on the funds held in the Trust Account and not previously released to Mountain Crest or necessary to pay its taxes. Alternatively, Mountain Crest may provide its public stockholders with the opportunity to sell their shares of Mountain Crest Common Stock to it through a tender offer (and thereby avoid the need for a stockholder vote) for an amount equal to their pro rata share of the aggregate amount then on deposit in the Trust Account, net of taxes payable.

Notwithstanding the foregoing, a public stockholder, together with any affiliate of his or hers or any other person with whom he or she is acting in concert or as a “group” (as defined in Section 13(d)(3) of the Exchange Act), will be restricted from seeking conversion rights with respect to 20% or more of the shares of common stock sold in its IPO. Such a public stockholder would still be entitled to vote against a proposed business combination with respect to all shares of common stock owned by him or her, or his or her affiliates. Mountain Crest believes this restriction will prevent stockholders from accumulating large blocks of shares before the vote held to approve a proposed business combination and attempt to use the conversion right as a means to force it or its management to purchase their shares at a significant premium to the then current market price. By not allowing a stockholder to convert more than 20% of the shares of common stock sold in its IPO, Mountain Crest believes it has limited the ability of a small group of stockholders to unreasonably attempt to block a transaction which is favored by its other public stockholders.

Liquidation if No Business Combination

Mountain Crest will have until February 16, 2024, or as otherwise set forth in the Mountain Crest Charter, to consummate the Business Combination.

If Mountain Crest is unable to consummate the Business Combination and are forced to redeem 100% of its outstanding public shares for a portion of the funds held in the Trust Account, Mountain Crest anticipates notifying the trustee of the Trust Account to begin liquidating such assets promptly after such date and anticipate it will take no more than 10 business days to effectuate the redemption of its public shares. Mountain Crest’s insiders have waived their rights to participate in any redemption with respect to their Founder Shares. Mountain Crest will pay the costs of any subsequent liquidation from its remaining assets outside of the Trust Account. If such funds are insufficient, its insiders have agreed to pay the funds necessary to complete such liquidation (currently anticipated to be no more than approximately $15,000) and have agreed not to seek repayment of such expenses. Each holder of public shares will receive a full pro rata portion of the amount then in the Trust Account, plus any pro rata interest earned on the funds held in the Trust Account and not previously released to Mountain Crest or necessary to pay Mountain Crest’s taxes. The proceeds deposited in the Trust Account could, however, become subject to claims of Mountain Crest’s creditors that are in preference to the claims of public stockholders.

Mountain Crest’s public stockholders shall be entitled to receive funds from the Trust Account only in the event of its failure to complete its initial business combination in the required time period or if the stockholders seek to have it convert their respective shares of common stock upon a business combination which is actually completed by us. In no other circumstances shall a stockholder have any right or interest of any kind to or in the Trust Account.

Emerging Growth Company Status

Mountain Crest is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. As such, Mountain Crest is eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in Mountain Crest’s periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. If some investors find Mountain Crest’s securities less attractive as a result, there may be a less active trading market for its securities and the prices of its securities may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. Mountain Crest intends to take advantage of the benefits of this extended transition period until Mountain Crest is no longer an “emerging growth company.”

Mountain Crest will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of the IPO, (b) in which it has total annual gross revenue of at least $1.07 billion, or (c) in which Mountain Crest is deemed to be a large accelerated filer, which means the market value of Mountain Crest’s Common Stock that is held by non-affiliates exceeds $700 million as of the prior June 30th, and (2) the date on which it has issued more than $1.0 billion in non-convertible debt during the prior three-year period. References herein to “emerging growth company” shall have the meaning associated with it in the JOBS Act.

Facilities

Mountain Crest currently maintains its principal executive offices at 311 West 43rd Street, 12th Floor, New York, NY 10036. The cost for this space is included in the $10,000 per-month fee payable to the Sponsor, for office space, utilities and secretarial services. Mountain Crest considers its current office space, combined with the other office space otherwise available to its executive officers, adequate for its current operations.

Employees

Mountain Crest has one executive officer. This individual is not obligated to devote any specific number of hours to Mountain Crest’s matters and intend to devote only as much time as they deem necessary to its affairs. The amount of time he will devote in any time period will vary based on whether a target business has been selected for the business combination and the stage of the business combination process the company is in. Mountain Crest does not intend to have any full time employees prior to the consummation of its initial business combination.

Legal Proceedings

There is no material litigation, arbitration, governmental proceeding or any other legal proceeding currently pending or known to be contemplated against Mountain Crest or any members of Mountain Crest’s management team in their capacity as such, and Mountain Crest and the members of its management team have not been subject to any such proceeding in the 10 years preceding the date of Mountain Crest’s annual report on Form 10-K for the year ended December 31, 2021.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF MOUNTAIN CREST

Holdco was incorporated on October 28, 2022 under the laws of the Cayman Islands for the purpose of effecting the Business Combination and to serve as the publicly traded holding company for AUM. The financial statements of Holdco have been omitted because this entity has no assets, has not commenced operations and has not engaged in any business or other activities except in connection with its formation. The Holdco does not have any contingent liabilities or commitments.

The following discussion and analysis of Mountain Crest’s financial condition and results of operations should be read in conjunction with Mountain Crest’s audited financial statements and the notes related thereto. Certain information contained in the discussion and analysis set forth below includes forward-looking statements that involve risks and uncertainties.

Overview

Mountain Crest is a blank check company formed under the laws of the State of Delaware on April 8, 2021 for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. Mountain Crest intends to effectuate the Business Combination using cash from the proceeds of the IPO and the sale of the Private Units, its capital stock, debt or a combination of cash, stock and debt.

Mountain Crest expects to continue to incur significant costs in the pursuit of its acquisition plans. Mountain Crest cannot assure you that its plans to complete a Business Combination will be successful.

Results of Operations

Mountain Crest has neither engaged in any operations nor generated any revenues to date. Mountain Crest’s only activities from April 8, 2021 (inception) through December 31, 2021 were organizational activities, those necessary to prepare for the IPO, described below, and identifying a target company for a Business Combination. Mountain Crest does not expect to generate any operating revenues until after the completion of its Business Combination. Mountain Crest generates non-operating income in the form of interest income on marketable securities held in the Trust Account. Mountain Crest incurs expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as for due diligence expenses.

For the year ended December 31, 2022, Mountain Crest had a net income of $4,471, which consists of interest income on investment held in the Trust Account of $932,256, offset by operating costs of $746,913 and provision for income taxes of $180,872.

For the period from April 8, 2021 (inception) through December 31, 2021, Mountain Crest had a net loss of $150,755, which consists of operating costs of $151,598, offset by interest income on investment held in the Trust Account of $843.

Liquidity and Capital Resources

On November 16, 2021, Mountain Crest consummated the IPO of 6,000,000 Units and, with respect to the shares of common stock included in the Units sold, the Public Shares at $10.00 per Unit, generating gross proceeds of $60,000,000. Simultaneously with the closing of the IPO, Mountain Crest consummated the sale of 205,000 Private Units at a price of $10.00 per Private Unit in a private placement to the Sponsor generating gross proceeds of $2,050,000.

On November 18, 2021, the underwriters fully exercised their over-allotment option, resulting in an additional 900,000 Units issued for an aggregate amount of $9,000,000. In connection with the underwriters’ full exercise of their over-allotment option, Mountain Crest also consummated the sale of an additional 18,000 Private Units at $10.00 per Private Unit, generating total proceeds of $180,000. A net total of $9,000,000 was deposited into the Trust Account, bringing the aggregate proceeds held in the Trust Account to $69,000,000.

Following the full exercise of the over-allotment option, and the sale of the Private Units, a total of $69,000,000 was placed in the Trust Account. Mountain Crest incurred $5,090,361 consisting of $1,380,000 of underwriting fees, $2,070,000 of deferred underwriting fees and $1,640,361 of other offering costs.

For the year ended December 31, 2022, cash used in operating activities was $446,350. Net income of $4,471 was affected by interest earned on marketable securities held in the Trust Account of $932,256. Changes in operating assets and liabilities provided $481,435 of cash for operating activities.

For the period from April 8, 2021 (inception) through December 31, 2021, cash used in operating activities was $151,016. Net loss of $150,755 was affected by interest earned on marketable securities held in the Trust Account of $843. Changes in operating assets and liabilities provided $582 of cash for operating activities.

As of December 31, 2022, Mountain Crest had marketable securities held in the Trust Account of $19,572,432 (including $231,352 of interest income) consisting of U.S. Treasury Bills with a maturity of 185 days or less. Interest income on the balance in the Trust Account may be used by us to pay taxes. Through December 31, 2022, Mountain Crest has withdrawn $231,220 of the interest earned on the Trust Account to pay franchise and income taxes and $50,129,447 in connection with the redemption of shares.

Mountain Crest intends to use substantially all of the funds held in the Trust Account, including any amounts representing interest earned on the Trust Account (less income taxes payable), to complete its Business Combination. To the extent that Mountain Crest’s capital stock or debt is used, in whole or in part, as consideration to complete its Business Combination, the remaining proceeds held in the Trust Account will be used as working capital to finance the operations of the target business or businesses, make other acquisitions and pursue Mountain Crest’s growth strategies.

As of December 31, 2022, Mountain Crest had cash of $259,408 held outside the Trust Account for general working capital purposes. In order to fund working capital deficiencies or finance transaction costs in connection with a Business Combination, the Sponsor, or certain of our officers and directors or their affiliates may, but are not obligated to, loan us funds as may be required. If Mountain Crest completes a Business Combination, Mountain Crest would repay such loaned amounts. In the event that a Business Combination does not close, Mountain Crest may use a portion of the working capital held outside the Trust Account to repay such loaned amounts but no proceeds from our Trust Account would be used for such repayment.

In order to fund working capital deficiencies or finance transaction costs in connection with a Business Combination, the Sponsor, or certain of Mountain Crest’s officers and directors or their affiliates may, but are not obligated to, loan it funds as may be required. If Mountain Crest completes a Business Combination, Mountain Crest would repay such loaned amounts. In the event that a Business Combination does not close, Mountain Crest may use a portion of the working capital held outside the Trust Account to repay such loaned amounts but no proceeds from its Trust Account would be used for such repayment.

Mountain Crest does not believe it will need to raise additional funds in order to meet the expenditures required for operating its business. However, if Mountain Crest’s estimate of the costs of identifying a target business, undertaking in-depth due diligence and negotiating a Business Combination are less than the actual amount necessary to do so, Mountain Crest may have insufficient funds available to operate its business prior to its Business Combination. Moreover, Mountain Crest may need to obtain additional financing either to complete its Business Combination or because Mountain Crest becomes obligated to redeem a significant number of its Public Shares upon consummation of its Business Combination, in which case Mountain Crest may issue additional securities or incur debt in connection with such Business Combination.

Going Concern

As of the date of this prospectus, Mountain Crest extended the time it has to complete its initial business combination from May 16, 2023 to February 16, 2024.

Mountain Crest has until February 16, 2024 to consummate a Business Combination. It is uncertain that Mountain Crest will be able to consummate a Business Combination by this time. If a Business Combination is not consummated by this date, there will be a mandatory liquidation and subsequent dissolution. Management has determined that the mandatory liquidation, should a Business Combination not occur, and potential subsequent dissolution raises substantial doubt about Mountain Crest’s ability to continue as a going concern. No adjustments have been made to the carrying amounts of assets or liabilities should we be required to liquidate after February 16, 2024.

Off-Balance Sheet Financing Arrangements

Mountain Crest has no obligations, assets or liabilities, which would be considered off-balance sheet arrangements as of December 31, 2022. Mountain Crest does not participate in transactions that create relationships with unconsolidated entities or financial partnerships, often referred to as variable interest entities, which would have been established for the purpose of facilitating off-balance sheet arrangements. Mountain Crest has not entered into any off-balance sheet financing arrangements, established any special purpose entities, guaranteed any debt or commitments of other entities, or purchased any non-financial assets.

Contractual Obligations

Mountain Crest does not have any long-term debt, capital lease obligations, operating lease obligations or long-term liabilities, other than an agreement to pay an affiliates, or advisors a total of up to $10,000 per month for office space, utilities, out of pocket expenses, and secretarial and administrative support. The arrangement will terminate upon the earlier of Mountain Crest’s consummation of a Business Combination or its liquidation.

The underwriters are entitled to a deferred fee of $0.30 per unit, or $2,070,000 in the aggregate will be payable to the underwriters for deferred underwriting commissions. The deferred fee will become payable to the underwriters from the amounts held in the Trust Account solely in the event that Mountain Crest completes a Business Combination, subject to the terms of the underwriting agreement.

Critical Accounting Policies

The preparation of financial statements and related disclosures in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and income and expenses during the periods reported. Actual results could materially differ from those estimates. Mountain Crest has identified the following critical accounting policies:

Common Stock Subject to Possible Redemption

Mountain Crest accounts for Mountain Crest Common Stock subject to possible redemption in accordance with the guidance in Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” Common stock subject to mandatory redemption is classified as a liability instrument and is measured at fair value. Conditionally redeemable common stock (including common stock that features redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within Mountain Crest’s control) is classified as temporary equity. At all other times, common stock is classified as stockholders’ equity. Mountain Crest’s common stock features certain redemption rights that are considered to be outside of its control and subject to occurrence of uncertain future events. Accordingly, the common stock subject to possible redemption is presented as temporary equity, outside of the stockholders’ equity section of Mountain Crest’s balance sheet.

Net Income (Loss) per Common Share

Mountain Crest complies with accounting and disclosure requirements of Financial Accounting Standards Board (“FASB”) ASC 260, Earnings Per Share. The statements of operations include a presentation of income (loss) per redeemable public share and income (loss) per non-redeemable share following the two-class method of income per share. In order to determine the net income (loss) attributable to both the public redeemable shares and non-redeemable shares, Mountain Crest first considered the total income (loss) allocable to both sets of shares. This is calculated using the total net income (loss) less any dividends paid. For purposes of calculating net income (loss) per share, any remeasurement of the accretion to redemption value of the common shares subject to possible redemption was considered to be dividends paid to Mountain Crest’s public shareholders. Subsequent to calculating the total income (loss) allocable to both sets of shares, Mountain Crest split the amount to be allocated using a ratio of 76% for the Public Shares and 24% for the non-redeemable shares for the year ended December 31, 2022, reflective of the respective participation rights.

As of December 31, 2022, Mountain Crest did not have any dilutive securities and other contracts that could, potentially, be exercised or converted into common shares and then share in our earnings. As a result, diluted income (loss) per share is the same as basic income (loss) per share for the periods presented.

Recent Accounting Standards

In August 2020, the FASB issued ASU 2020-06, Debt—Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging—Contracts in Entity’s Own Equity (Subtopic 815-40) (“ASU 2020-06”) to simplify accounting for certain financial instruments. ASU 2020-06 eliminates the current models that require separation of beneficial conversion and cash conversion features from convertible instruments and simplifies the derivative scope exception guidance pertaining to equity classification of contracts in an entity’s own equity. The new standard also introduces additional disclosures for convertible debt and freestanding instruments that are indexed to and settled in an entity’s own equity. ASU 2020-06 amends the diluted earnings per share guidance, including the requirement to use the if-converted method for all convertible instruments. ASU 2020-06 is effective January 1, 2022 and should be applied on a full or modified retrospective basis, with early adoption permitted beginning on January 1, 2021. Mountain Crest has adopted the provisions of this guidance on January 1, 2022. The adoption is not expected to have a material impact on the Company’s financial statements.

Management does not believe that any other recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on its financial statements.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X and presents the combination of the historical financial information of Mountain Crest and AUM, adjusted to give effect to the Business Combination and the other events contemplated by the Merger Agreement.

Defined terms included below shall have the same meaning as terms defined and included elsewhere in this proxy statement/prospectus.

Introduction

Mountain Crest is providing the following unaudited pro forma condensed combined financial information to aid you in your analysis of the financial aspects of the Business Combination. The unaudited pro forma condensed combined financial information should be read in conjunction with the accompanying notes.

The unaudited pro forma condensed combined balance sheet combines the unaudited condensed balance sheet of Mountain Crest as of September 30, 2022, with the unaudited condensed consolidated balance sheet of AUM as of September 30, 2022, giving effect to the Business Combination as if it had been consummated on that date.

The unaudited pro forma condensed combined statement of operations for the period ended March 31, 2022, combines the audited condensed statement of operations of Mountain Crest for the period from April 8, 2021 (inception) to March 31, 2022 with the historical audited consolidated statements of comprehensive (loss) income for the year ended March 31, 2022 of AUM, giving effect to the Business Combination as if it had been consummated on April 1, 2021, the beginning of the earliest period presented.

The unaudited pro forma condensed combined statement of operations for the six months ended September 30, 2022, combines the unaudited condensed statements of operations of Mountain Crest for the six months ended September 30, 2022 with the unaudited condensed consolidated statements of comprehensive income (loss) for the six months ended September 30, 2022 of AUM, giving effect to the Business Combination as if it had been consummated on April 1, 2021, the beginning of the earliest period presented.

The unaudited pro forma condensed combined balance sheet was derived from and should be read in conjunction with the following historical financial statements:

●	AUM’s unaudited condensed consolidated balance sheet as of September 30, 2022, as included elsewhere in this statement; and

●	Mountain Crest’s unaudited condensed balance sheet as of September 30, 2022, is included in Mountain Crest’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2022, which was filed with the SEC on November 7, 2022.

The unaudited pro forma condensed combined statement of operations for the year ended March 31, 2022, has been prepared using the following:

●	AUM’s historical audited consolidated statement of comprehensive (loss) income for the year ended March 31, 2022, as included elsewhere in this proxy statement; and

●	Mountain Crest’s audited statement of operations for the period from April 8, 2021 (inception) through December 31, 2021, and unaudited condensed statement of operations for the three months ended March 31, 2022.

The unaudited pro forma condensed combined statement of operations for the six months ended September 30, 2022, has been prepared using the following:

●	AUM’s unaudited condensed consolidated statement of comprehensive income (loss) for the six months ended September 30, 2022, as included elsewhere in this proxy statement; and

●	Mountain Crest’s unaudited condensed statement of operations for the six months ended September 30, 2022.

The unaudited pro forma condensed combined financial information should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations of AUM,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Mountain Crest” and other financial information included elsewhere in this proxy statement/prospectus/proxy statement and included in Mountain Crest’s Quarterly Reports on Form 10-Q for the quarters ended September 30, 2022 and March 31, 2022, which were filed with the SEC on November 7, 2022 and May 13, 2022, respectively.

Description of the Business Combination

On October 19, 2022, Mountain Crest and AUM entered into the Business Combination Agreement. On January 27, 2023, Holdco, Amalgamation Sub and Merger Sub executed a joinder agreement with Mountain Crest and AUM and joined the Business Combination Agreement as parties. On February 10, 2023, AUM, Mountain Crest, Holdco, Amalgamation Sub and Merger Sub signed the Amendment to extend the Outside Date from February 15, 2023 to May 15, 2023. On March 30, 2023, AUM, Mountain Crest, Holdco, Amalgamation Sub and Merger Sub signed the Amendment No. 2 to consent to the termination of the Stock Escrow Agreement, eliminate Mountain Crest’s right to designate a director of the Holdco Board, remove the Closing condition that Mountain Crest shall have net tangible assets of at least $5,000,001 on its pro forma consolidated balance sheet after giving effect to the Closing, and update the Company Interests issued and paid-up as of the Amalgamation Effective Time from 8,779,752 AUM ordinary shares to 9,841,118 AUM ordinary shares. On April 19, 2023, AUM, Mountain Crest, Holdco, Amalgamation Sub and Merger Sub signed the Amendment No. 3 to (1) amend the definition of “Fully-Diluted Company Shares” and (2) update the Company Interests issued and paid-up as of the Amalgamation Effective Time from 9,841,118 AUM ordinary shares to 9,125,538 AUM ordinary shares. Amalgamation Sub and AUM will consummate the Amalgamation and following confirmation of the effective filing of the Amalgamation but on the same day, Merger Sub and Mountain Crest will consummate the SPAC Merger. Following the Business Combination, Holdco will be a publicly traded holding company listed on a national stock exchange in the United States.

For more information about the Business Combination and Merger Agreement, please see the section entitled “The Business Combination Proposal.”

Accounting for the Business Combination

The Business Combination will be accounted for as a reverse merger in accordance with IFRS. Under this method of accounting, Mountain Crest will be treated as the “acquired” company for financial reporting purposes. This determination was primarily based on the current shareholders of AUM having a majority of the voting power of the Combined Company, AUM’s senior management comprising all of the senior management of the Combined Company, the relative size of AUM compared to Mountain Crest, and AUM’s operations comprising the ongoing operations of the Combined Company. Accordingly, for accounting purposes, the Business Combination will be treated as the equivalent of AUM issuing stock for the net assets of Mountain Crest, accompanied by a recapitalization. The net assets of Mountain Crest will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination will be those of AUM.

The unaudited pro forma combined statements of financial position as of March 31, 2022 have been converted and presented in Singapore Dollars. The conversion from U.S. Dollars to Singapore Dollars was done at an exchange rate of U.S. Dollars 1.00 = Singapore Dollars 1.353901.

The unaudited pro forma combined statements of financial position as of September 30, 2022 have been converted and presented in Singapore Dollars. The conversion from U.S. Dollars to Singapore Dollars was done at an exchange rate of U.S. Dollars 1.00 = Singapore Dollars 1.434735.

Unaudited Pro Forma Combined Statements of Financial Position
As at September 30, 2022

			Scenario 1			Scenario 2			Scenario 3
	(A)	(B)	Assuming No Redemptions			Assuming Interim Redemptions			Assuming Maximum Redemptions
	AUM	Mountain Crest - V	Transaction Accounting Adjustments	Note	Pro Forma Combined	Transaction Accounting Adjustments	Note	Pro Forma Combined	Transaction Accounting Adjustments	Note	Pro Forma Combined
	SGD$	SGD$	SGD$		SGD$	SGD$		SGD$	SGD$		SGD$
Assets
Current assets
Cash and cash equivalents	3,360,899	227,570	99,569,674	(9a)	28,265,770	99,569,674	(9a)	7,256,063	99,569,674	(9a)	412,011
			(71,922,472)	(9b)		(71,922,472)	(9b)		(71,922,472)	(9b)
						(21,009,707)	(10b)		(27,853,759)	(10c)
			(2,969,901)	(15)		(2,969,901)	(15)		(2,969,901)	(15)
Other receivables	2,198,152	28,502			2,226,654			2,226,654			2,226,654
Other non-financial assets	1,441,264	-	(1,434,735)	(11)	6,529	(1,434,735)	(11)	6,529	(1,434,735)	(11)	6,529
Total current assets	7,000,315	256,072	23,242,566		30,498,953	2,232,859		9,489,246	(4,611,193)		2,645,194

Plant and equipment	7,005	-			7,005			7,005			7,005
Trust Account	-	99,569,674	(99,569,674)	(9a)	-	(99,569,674)	(9a)	-	(99,569,674)	(9a)	-

Total assets	7,007,320	99,825,746	(76,327,108)		30,505,958	(97,336,815)		9,496,251	(104,180,867)		2,652,199

Liabilities, Shareholders’ Equity (Deficiency) & Reserves
Current liabilities
Deferred underwriting fee payable	-	2,969,901	(2,969,901)	(15)	-	(2,969,901)	(15)	-	(2,969,901)	(15)	-
Income taxes payable	-	99,351			99,351			99,351			99,351
Trade payables	1,719,067	233,180	4,232,468	(6)	9,915,027	4,232,468	(6)	9,915,027	4,232,468	(6)	9,915,027
			3,299,891	(14a)		3,299,891	(14b)		3,299,891	(14c)
			430,421	(16)		430,421	(16)		430,421	(16)
Total current liabilities	1,719,067	3,302,432	4,992,879		10,014,378	4,992,879		10,014,378	4,992,879		10,014,378

Non-current liabilities
Other financial liabilities	554,148	-			554,148			554,148			554,148
Common Stock Subj to Redemption	-	99,370,465	(27,853,759)	(10a)	-	(27,853,759)	(10b)	-	(27,853,759)	(10c)	-
			(71,516,706)	(9b)		(71,516,706)	(9b)		(71,516,706)	(9b)
Total non-current liabilities	554,148	99,370,465	(99,370,465)		554,148	(99,370,465)		554,148	(99,370,465)		554,148
Total liabilities	2,273,215	102,672,897	(94,377,586)		10,568,526	(94,377,586)		10,568,526	(94,377,586)		10,568,526

Shareholders’ Equity (Deficiency) & Reserves					-
Share capital	14,655,226	306	99	(1)	7,302	99	(1)	7,094	99	(1)	7,025
			3	(2)		3	(2)		3	(2)
			152	(3)		152	(3)		152	(3)
			14	(4)		14	(4)		14	(4)
			(14,650,218)	(7)		(14,650,218)	(7)		(14,650,218)	(7)
			731	(8)		731	(8)		731	(8)
			712	(9b)		712	(9b)		712	(9b)
			277	(10a)		69	(10b)

Share Premium	10,540,335	-	(99)	(1)	133,874,701	(99)	(1)	112,865,202	(99)	(1)	106,021,219
			(3)	(2)		(3)	(2)		(3)	(2)
			(152)	(3)		(152)	(3)		(152)	(3)
			(14)	(4)		(14)	(4)		(14)	(4)
			(2,847,457)	(5)		(2,847,457)	(5)		(2,847,457)	(5)
			(4,232,468)	(6)		(4,232,468)	(6)		(4,232,468)	(6)
			14,650,218	(7)		14,650,218	(7)		14,650,218	(7)
			(731)	(8)		(731)	(8)		(731)	(8)
			270,371	(9b)		270,371	(9b)		270,371	(9b)
			27,853,482	(10a)		6,843,983	(10b)
			87,641,219	(14a)		87,641,219	(14b)		87,641,219	(14c)

Accumulated Deficit	(20,801,990)	(2,847,457)	2,847,457	(5)	(114,285,105)	2,847,457	(5)	(114,285,105)	2,847,457	(5)	(114,285,105)
			(676,849)	(9b)		(676,849)	(9b)		(676,849)	(9b)
			(1,434,735)	(11)		(1,434,735)	(11)		(1,434,735)	(11)
			(90,941,110)	(14a)		(90,941,110)	(14b)		(90,941,110)	(14c)
			(430,421)	(16)		(430,421)	(16)		(430,421)	(16)
Additional Other Comprehensive Income	340,534	-			340,534			340,534			340,534

Total Shareholders’ Equity (Deficiency) & Reserves	4,734,105	(2,847,151)	18,050,478		19,937,432	(2,959,229)		(1,072,275)	(9,803,281)		(7,916,327)

Total Liabilities, Shareholders’ Equity (Deficiency) & Reserves	7,007,320	99,825,746	(76,327,108)		30,505,958	(97,336,815)		9,496,251	(104,180,867)		2,652,199

Unaudited Pro Forma Combined Statements of Profit or Loss and Other Comprehensive Income

Six Month Period Ended September 30, 2022

			Scenario 1			Scenario 2			Scenario 3
	(A)	(B)	Assuming No Redemptions			Assuming Interim Redemptions			Assuming Maximum Redemptions
	AUM	Mountain Crest V	Transaction Accounting Adjustments	Note	Pro Forma Combined	Transaction Accounting Adjustments	Note	Pro Forma Combined	Transaction Accounting Adjustments	Note	Pro Forma Combined
	SGD$	SGD$	SGD$		SGD$	SGD$		SGD$	SGD.		SGD.
Revenue	-	-			-			-			-
Research and development costs	(1,990,753)	-			(1,990,753)			(1,990,753)			(1,990,753)
Depreciation expense	(1,943)	-			(1,943)			(1,943)			(1,943)
Employee benefits expense	(1,499,132)	-			(1,499,132)			(1,499,132)			(1,499,132)
Other expenses	(2,216,648)	(480,457)	86,084	(13)	(2,611,021)	86,084	(13)	(2,611,021)	86,084	(13)	(2,611,021)
Finance costs	(14,499)	-			(14,499)			(14,499)			(14,499)
Other income and gains/ (losses)	1,863,876	580,434	-	(12)	1,767,461	-	(12)	1,767,461	-	(12)	1,767,461
			(676,849)	(9b)		(676,849)	(9b)		(676,849)	(9b)
Profit/(Loss) before tax	(3,859,099)	99,977	(590,765)		(4,349,887)	(590,765)		(4,349,887)	(590,765)		(4,349,887)
Income tax	-	(99,351)			(99,351)			(99,351)			(99,351)
Total Profit/(Loss) from continuing operations	(3,859,099)	626	(590,765)		(4,449,238)	(590,765)		(4,449,238)	(590,765)		(4,449,238)

Other comprehensive income/(loss):
Item that may be reclassified subsequently to profit or (loss):
Exchange differences on translating foreign operations	249,545	-			249,545			249,545			249,545
Other comprehensive income/(loss) for the year	249,545	-	-		249,545	-		249,545	-		249,545
Total comprehensive income/(loss) for the year	(3,609,554)	626	(590,765)		(4,199,693)	(590,765)		(4,199,693)	(590,765)		(4,199,693)

Basic and diluted weighted average shares					45,932,308			44,481,727			43,998,200
Basic and diluted net loss per share					(0.09)			(0.09)			(0.10)

Unaudited Pro Forma Combined Statements of Profit or Loss and Other Comprehensive Income
For the Year Ended March 31, 2022

			Scenario 1			Scenario 2			Scenario 3
	(A)	(B)	Assuming No Redemptions			Assuming Interim Redemptions			Assuming Maximum Redemptions
	AUM	Mountain Crest - V	Transaction Accounting Adjustments	Note	Pro Forma Combined	Transaction Accounting Adjustments	Note	Pro Forma Combined	Transaction Accounting Adjustments	Note	Pro Forma Combined
	SGD$	SGD$	SGD$		SGD$	SGD$		SGD$	SGD$		SGD$
Revenue	-	-			-			-			-
Research and development costs	(3,685,599)	-			(3,685,599)			(3,685,599)			(3,685,599)
Depreciation expense	(3,221)	-			(3,221)			(3,221)			(3,221)
Employee benefits expense	(326,468)	-			(326,468)			(326,468)			(326,468)
Other expenses	(8,279,321)	(379,669)	(1,353,901)	(11)	(101,292,476)	(1,353,901)	(11)	(101,292,476)	(1,353,901)	(11)	(101,292,476)
			67,695	(13)		67,695	(13)		67,695	(13)
			(90,941,110)	(14a)		(90,941,110)	(14b)		(90,941,110)	(14c)
			(406,170)	(16)		(406,170)	(16)		(406,170)	(16)
Finance costs	(73,032)	-			(73,032)		.	(73,032)			(73,032)
Other income and gains/ (losses)	(869,161)	10,548	-	(12)	(1,497,329)	-	(12)	(1,497,329)	-	(12)	(1,497,329)
			(638,716)	(9b)		(638,716)	(9b)		(638,716)	(9b)
Profit/(Loss) before tax	(13,236,802)	(369,121)	(93,272,202)		(106,878,125)	(93,272,202)		(106,878,125)	(93,272,202)		(106,878,125)
Income tax	-	-			-			-			-
Total Profit/(Loss) from continuing operations	(13,236,802)	(369,121)	(93,272,202)		(106,878,125)	(93,272,202)		(106,878,125)	(93,272,202)		(106,878,125)

Other comprehensive income/(loss):
Item that may be reclassified subsequently to profit or (loss):
Exchange differences on translating foreign operations	90,975	-			90,975			90,975			90,975
Other comprehensive income/(loss) for the year	90,975	-	-		90,975	-		90,975	-		90,975
Total comprehensive income/(loss) for the year	(13,145,827)	(369,121)	(93,272,202)		(106,787,150)	(93,272,202)		(106,787,150)	(93,272,202)		(106,787,150)

Basic and diluted weighted average shares					45,932,308			44,481,727			43,998,200
Basic and diluted net loss per share					(2.32)			(2.40)			(2.43)

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1.	Basis of Preparation

The historical financial information has been adjusted to give pro forma effect to events that are related and/or directly attributable to the Business Combination, are factually supportable, and as it relates to the unaudited pro forma condensed combined statement of operations, are expected to have a continuing impact on the results of the post-combination company. The adjustments presented on the unaudited pro forma condensed combined financial statements have been identified and presented to provide relevant information necessary for an accurate understanding of the post-combination company upon consummation of the Business Combination.

The unaudited pro forma condensed combined financial information is for illustrative purposes only. The financial results may have been different had the companies always been combined. You should not rely on the unaudited pro forma condensed combined financial information as being indicative of the historical financial position and results that would have been achieved had the companies always been combined or the future financial position and results that the post-combination company will experience. AUM and Mountain Crest have not had any historical relationship prior to the Business Combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

AUM has been determined to be the accounting acquirer based on evaluation of the following facts and circumstances:

●	AUM’ shareholders will have the largest voting interest in Holdco under all the three scenarios – a) no redemption; b) 75% redemption; and c) maximum redemption;

●	AUM will have the majority of the members of the board of directors;

●	AUM’ senior management is the senior management of the post-combination company; and

●	AUM is the larger entity, in terms of substantive operations and employee base.

The unaudited pro forma condensed combined financial information has been prepared assuming three alternative levels of redemption into cash of the shares of Mountain Crest Common Stock:

●	Scenario 1 — Assuming No Redemptions into Cash: This presentation assumes that other than the 4,965,892 shares already redeemed by Mountain Crest stockholders as of December 20, 2022, no other Mountain Crest stockholders exercise their redemption rights, then all Mountain Crest Public Shares previously subject to redemption for cash amounting to $18,870,553 would be transferred to permanent equity;

●	Scenario 2 — Assuming Interim Redemptions into Cash: Assuming Interim Redemptions into Cash: This presentation assumes that other than the 4,965,892 shares already redeemed by Mountain Crest stockholders as of December 20, 2022, 75% of shares of Mountain Crest Common Stock amounting to 1,450,581 shares are redeemed for cash by public Mountain Crest stockholders, then $14,505,810 would be paid out in cash. The remaining 25% of the Mountain Crest Public Shares, 483,527 shares, previously subject to redemption for cash amounting to $4,835,270 would be transferred to permanent equity; and

●	Scenario 3 — Assuming Maximum Redemptions into Cash: This presentation assumes that other than the 4,965,892 shares already redeemed by Mountain Crest stockholders as of December 20, 2022, the maximum number of Mountain Crest Public Shares are redeemed for cash by Mountain Crest public shareholders, $19,341,080 would be paid out in cash (based on the per share redemption price of $10.00), which is the amount required to redeem 1,934,108 Mountain Crest Public Shares.

Depending on the outcome of the above three scenarios, AUM’s stake in the new Holdco will be between 87.1% to 91.0%.

The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the Business Combination taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the post-combination company. They should be read in conjunction with the historical financial statements and notes thereto of AUM and Mountain Crest.

2.	IFRS Policy and Presentation Alignment

The historical financial statements of AUM have been prepared in accordance with IFRS as issued by the IASB and in its presentation and reporting currency of Singapore dollars (SGD$). IFRS differs from U.S. GAAP in certain material respects and thus may not be comparable to financial information presented by U.S. companies. The historical financial statements of Mountain Crest have been prepared in accordance with U.S. GAAP in its presentation and reporting currency of United States dollars (USD$). The financial statements of Mountain Crest have been translated into Singapore dollars for the purposes of presentation in the unaudited pro forma condensed combined financial statements (“As Converted”) using the exchange rate as of March 31, 2022 of US Dollars 1.00 = Singapore Dollars 1.353901 and the exchange rate as of September 30, 2022 of US Dollars 1.00 = Singapore Dollars 1.434735.

3.	Adjustments to Unaudited Pro Forma Condensed Combined Financial Statements

The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Business Combination and related transactions and has been prepared for informational purposes only.

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X. AUM and Mountain Crest have not had any historical relationship prior to the Business Combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

The pro forma basic and diluted earnings per share amounts as of March 31, 2022, and September 30, 2022, presented in the unaudited pro forma condensed combined statement of operations are based upon the number of AUM’s shares outstanding, assuming the Business Combination and related transactions occurred on the earliest period presented: April 1, 2021 and April 1, 2022 respectively.

The adjustments included in the unaudited pro forma condensed combined financial statements as at September 30, 2022 are as follows:

Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet for the six month period ended September 30, 2022

(1)	Issuance of 690,000 Public Rights by Mountain Crest to its shareholders for no cash consideration.

(2)	Issuance of 22,300 Private Rights by Mountain Crest to its shareholders for no cash consideration.

(3)	Issuance of 760,000 shares in kind to Global and Issuance of 300,000 shares in kind to Xiaoyan Liu for their service related to the Business Combination.

(4)	Issuance of 100,000 shares in kind to EF Hutton for their service related to the Business Combination.

(5)	Transfer of Mountain Crest’s accumulated losses of USD$ 1,984,657 (SGD$ 2,847,457) as at September 30, 2022 to share premium as these losses cannot be carried forward.

(6)	Accruals of expenses incurred by AUM amounting to USD$ 2,950,000 (SGD$ 3,994,008) for various costs (legal fees, accounting and auditing fees, transaction advisory fees and miscellaneous fees) accrued for support related to the Business Combination. This amount is payable and is offset against Share Premium (APIC).

(7)	Conversion of the current outstanding 7,659,461 shares in AUM at the fully diluted valuation of USD$ 400 million in the new Holdco.

(8)	Unissued 1,120,291 shares in AUM brought into the financials by offsetting the par value against Share premium so as to arrive at the fully diluted valuation of USD$ 400 million in the new Holdco.

(9a)	Transfer of USD$ 69,399,348 (SGD$ 99,569,674) in the Trust account to the Bank account.

(9b)	Redemption of 4,965,892 shares and the payment made (inclusive of interest accrued) amounted to USD$ 50,129,447.00 (USD$ 10.095 per share).

(10)	a.	Assuming there is no redemption, the amount of USD$ 69,260,501 (SGD$ 99,370,465) in the Common Stock for Redemption is capitalized.

b.	Assuming there is an interim redemption of 75%, the amount in the Common Stock for Redemption valued at USD$ 10.0377 per share amounting to USD$ 51,945,376 (SGD$ 74,527,849) will be paid to the redeeming shareholders and the balance amount is capitalized.

c.	Assuming there is a maximum redemption of 100%, the amount in the Common Stock for Redemption will be paid out to all the shareholders at USD$ 10.0377 per share amounting to USD$ 69,260,501 (SGD$ 99,369,475).

(11)	Purchase of 100,000 shares in Mountain Crest from sponsors by AUM for USD$ 10.00 per share is accrued in the financials as of 31 March 2022 as listing fees.

(12)	None.

(13)	Admin fees of USD$ 10,000 (SGD$ 14,347) per month payable to the parent company of Mountain Crest V is being reversed in the financials.

(14)	a.

Assuming there is no redemption, the listing fees that would have been incurred would be SGD$ 43,874,439 which is reflected under accumulated deficit. This has been factored in the unaudited combined financials in the balance sheet as of September 30, 2022, and income statement as of March 31, 2022. The calculation of the listing fees is based on IFRS 2, and the details are below. Under this scenario, Mountain Crest V will have 9,738,200 shares valued at USD $10 per share. The adjusted net assets (liabilities) of Mountain Crest V amounts to USD$ 64,976,057 which includes an estimated cost of USD$ 2,300,000 (SGD$ 3,299,891) payable in cash for this transaction. The difference between the accumulated deficit of SGD$ 43,874,439 and the payables of SGD$ 3,299,891 amounting to SGD$ 40,574,549 is accounted for under Share Premium. The listing fees of USD$ 32,405,943 (SGD$ 43,874,439) is the difference between deemed cost of shares to be issued to Mountain Crest shareholders (USD$ 97,382,000) and the adjusted net assets (liabilities) of Mountain Crest as of September 30, 2022 being USD$ 64,976,057.

b.

Assuming there is a 75% redemption, the listing fees that would have been incurred would be SGD$ 43,874,439 which is reflected under accumulated deficit. This has been factored in the unaudited combined financials in the balance sheet as of September 30, 2022, and income statement as of March 31, 2022. The calculation of the listing fees is based on IFRS 2, and the details are below. Under this scenario, Mountain Crest V will have 4,563,200 shares valued at USD$ 10 per share. The adjusted net assets (liabilities) of Mountain Crest V amounts to USD 13,226,057 which includes an estimated cost of USD$ 2,300,000 (SGD$ 3,299,891) payable in cash for this transaction. The difference between the accumulated deficit of SGD$ 43,874,439 and the payables of SGD$ 3,299,891 amounting to SGD$ 40,574,549 is accounted for under Share Premium. The listing fees of USD$ 32,405,943 (SGD$ 43,874,439) is the difference between deemed cost of shares to be issued to Mountain Crest shareholders (USD$ 45,632,000) and the adjusted net assets (liabilities) of Mountain Crest as of September 30, 2022 being USD$ 13,226,057.

c.

Assuming that there is a maximum redemption of 100%, the listing fees that would have incurred would be SGD$ 43,874,439 which is reflected under accumulated deficit. This has been factored in the unaudited combined financials in the balance sheet as of September 30, 2022, and income statement as of March 31, 2022. The calculation of the listing fees is based on IFRS 2, and the details are below. Under this scenario, Mountain Crest V will have 2,838,200 shares valued at USD$ 10 per share. The adjusted net assets (liabilities) of Mountain Crest V amounts to (USD$ 4,023,943 which includes an estimated cost of USD$ 2,300,000 (SGD$ 3,299,891) payable in cash for this transaction. The difference between the accumulated deficit of SGD$ 43,874,439 and the payables of SGD$ 3,299,891 amounting to SGD$ 40,574,549 is accounted for under Share Premium. The listing fees of USD$ 32,405,943 (SGD$ 43,874,439) is the difference between deemed cost of shares to be issued to Mountain Crest shareholders (USD$ 28,382,000) and the adjusted net assets (liabilities) of Mountain Crest as of September 30, 2022, being (USD$ 4,023,943).

(15)	Payment of underwriting fees of USD$ 2,070,000 (approximately SGD$ 2,969,901).

(16)	Cost accrued for extending the Combination Period for a period of 3 months from February 16, 2023 to May 16, 2023.

The calculations of the listing fees based on IFRS 2 is reflected below for all the three scenarios:

	No	75%	Max
IFRS 2 Calculation of Listing Fees USD$	Redemptions	Redemptions	Redemptions
Mountain Crest stockholders
Public Shares	1,934,108	483,527	0
Founder Shares and Private Shares	2,125,900	2,125,900	2,125,900
Public Rights converted to shares	690,000	690,000	690,000
Private Rights converted to shares	22,300	22,300	22,300
Total Mountain Crest shares	4,772,308	3,321,727	2,838,200
Closing Stock Price (USD$) (as of November 30, 2022)	10.00	10.00	10.00
Deemed cost of shares to be issued to Mountain Crest shareholders	47,723,080	33,217,270	28,382,000
Net assets of Mountain Crest as of September 30, 2022	(17,146,610)	(17,146,610)	(17,146,610)
Less: Mountain Crest transaction costs, net	(2,300,000)	(2,300,000)	(2,300,000)
Less: Effect of redemptions of Mountain Crest common shares	0	(14,505,810)	(19,341,080)
Adjusted net assets of Mountain Crest as of September 30, 2022	(19,446,610)	(33,952,420)	(38,787,690)
Difference - being IFRS 2 charge for listing services	67,169,690	67,169,690	67,169,690

Converted to SGD$ at 1.353901

Listing fees Debit	90,941,110	90,941,110	90,941,110
Share Premium Credit	(90,941,110)	(90,941,110)	(90,941,110)

Adjustments to Unaudited Pro Forma Condensed Combined Statement of Operations for the six month period ended September 30, 2022

(9b)	Redemption of 4,965,892 shares and the payment made (inclusive of interest accrued totalling USD$ 471,760 (SGD$ 676,849)) amounted to USD$ 50,129,447 (USD$ 10.095 per share).

(12)	Nil.

(13)	Admin fees of USD$ 10,000 (SGD$14,347) per month payable to the parent company of Mountain Crest V is being reversed in the financials.

The net loss per share for the period ranges from SGD$ 0.09 per share in case of no redemption; SGD$ 0.09 in case of 75% redemption; and SGD$ 0.10 in case of maximum redemption.

The adjustments included in the unaudited pro forma condensed combined financial statements as at March 31, 2022 are as follows:

Adjustments to Unaudited Pro Forma Condensed Combined Statement of Operations for the year ended March 31, 2022

(9b)	Redemption of 4,965,892 shares and the payment made (inclusive of interest accured totalling USD$ 471,760 (SGD$ 638,716)) amounted to USD$ 50,129,447 (USD$ 10.095 per share).

(11)	Purchase of 100,000 shares in Mountain Crest from sponsors by AUM for USD$ 10.00 per share is accrued in the financials as of 31 March 2022 as listing fees.

(12)	None.

(13)	Admin fees of USD$ 10,000 per month payable to the parent company of Mountain Crest V is being reversed in the financials.

(14)	a.	Assuming there is no redemption, the listing fees that would have been incurred would be SGD$ 43,874,439.

b.	Assuming there is a 75% redemption, the listing fees that would have been incurred would be SGD$ 43,874,439.

c.	Assuming that there is a maximum redemption of 100%, the listing fees that would have incurred would be SGD$ 43,874,439.

(16)	Cost accrued for extending the Combination Period for a period of 3 months from February 16, 2023 to May 16, 2023.

The net loss per share for the period ranges from SGD$ 2.32 per share in case of no redemption; SGD$ 2.40 in case of 75% redemption; and SGD$ 2.43 in case of maximum redemption.

MOUNTAIN CREST DIRECTORS, EXECUTIVE OFFICERS and executive compensation

Directors and Executive Officers

Mountain Crest’s current directors and executive officers are as follows:

Name	Age	Position
Suying Liu	35	Chairman, Chief Executive Officer and Chief Financial Officer
Nelson Haight	58	Director
Todd Milbourn	54	Director
Wenhua Zhang	53	Director

Dr. Suying Liu has been Mountain Crest’s Chairman, Chief Executive Officer and Chief Financial Officer since April 2021. Dr. Liu has been a director of Better Therapeutics Inc. (Nasdaq: BTTX) since it closed its business combination with Mountain Crest Acquisition Corp. II (Nasdaq: MCAD) in October 2021. He was the Chairman and Chief Executive Officer of Mountain Crest Acquisition Corp. II from July 2020 until it closed its business combination with Better Therapeutics Inc. He has been serving as the Chairman, Chief Executive Officer, and Chief Financial Officer of Mountain Crest Acquisition Corp. III (Nasdaq: MCAE) from March 2021 until February 17, 2023, when MCAE closed its business combination with ETAO International Group. He also has been serving as the Chairman, Chief Executive Officer, and Chief Financial Officer of Mountain Crest Acquisition Corp. IV (Nasdaq: MCAF) since March 2021. Dr. Liu was a director of PLBY Group, Inc. (Nasdaq: PLBY) from the closing of its business combination with Mountain Crest Acquisition Corp (Nasdaq: MCAC) in February 2021 until August 2021. He was the Chairman and Chief Executive Officer of Mountain Crest Acquisition Corp from November 2019 until it closed its business combination with PLBY Group, Inc. He served as the Head of Corporate Strategy of Hudson Capital Inc. (Nasdaq: HUSN) between May 2020 and September 2020, where he led the company’s strategic development for both general operations and specific growth areas. Between November 2018 and April 2020, Dr. Liu served as the Chief Strategist of Mansion Capital LLC, a privately-held real estate investment firm with brokerage and property management operations serving clients from both North America and Asia for their investments in the U.S. real estate market. Prior to joining Mansion Capital, Dr. Liu was an investment strategist at J.P. Morgan Chase & Co. from July 2015 to October 2018, providing investment strategies to major Wall Street institutions spanning private equity, hedge funds and insurance companies, with a primary focus in commercial mortgages. Dr. Liu began his career in academia, teaching a variety of degree programs from bachelor’s to executive education at Washington University Olin Business School between January 2013 and May 2015 while completing his doctoral studies, for which he received a PhD in finance in May 2015. Dr. Liu obtained a master’s in finance in December 2012 and his BA in economics and mathematics summa cum laude in May 2010 from Washington University in St. Louis.

Mr. Nelson Haight has been a member of Mountain Crest’s board of directors since April 2021. He served as a member of the board of directors of Mountain Crest Acquisition Corp (Nasdaq: MCAC) from January 2020 to February 2021, and served as a member of the board of directors of Mountain Crest Acquisition Corp. II (Nasdaq: MCAD) from October 2020 to October 2021. He has been serving as a member of the board of directors of Mountain Crest Acquisition Corp. III (Nasdaq: MCAE) since March 2021. He has also been serving as a member of the board of directors of Mountain Crest Acquisition Corp. IV (Nasdaq: MCAF) since March 2021. A veteran in the oil and gas industry with over 30 years of professional experience, Mr. Haight currently serves as Senior Vice President, Chief Financial Officer and Treasurer for Key Energy Services, Inc., which he joined in June 2020. From September 2019 to June 2020, Mr. Haight was the interim Chief Financial Officer for Element Markets, LLC, an environmental commodities firm. From November 2018 to June 2019, Mr. Haight was the interim Chief Financial Officer for Epic Companies, LLC, a family office backed oilfield service company. Epic Companies filed for bankruptcy in August 2019. Between July 2017 and September 2018, Mr. Haight was the Chief Financial Officer of Castleton Resources, LLC, a privately held exploration and production company. From December 2011 to July 2017, Mr. Haight served in various capacities from Vice President to Chief Financial Officer at Midstates Petroleum Company, Inc., an exploration and production company founded in 1993 and focused on the application of modern drilling and completion techniques to oil/liquids-prone resources in previously discovered yet underdeveloped hydrocarbon trends. In 2015, Mr. Haight led the team that raised $625 million in new capital for Midstates Petroleum. Midstates Petroleum filed for Chapter 11 bankruptcy in April 2016, and Mr. Haight was instrumental in its successful reorganization and emergence from bankruptcy in October 2016. Mr. Haight received an MPA and BBA from the University of Texas at Austin in May 1988 and is a Certified Public Accountant and member of the American Institute of Certified Public Accountants.

Dr. Todd Milbourn has been a member of Mountain Crest’s board of directors since April 2021. He served as a member of the board of directors of Mountain Crest Acquisition Corp (Nasdaq: MCAC) from January 2020 to February 2021, and served as a member of the board of directors of Mountain Crest Acquisition Corp. II (Nasdaq: MCAD) from October 2020 to October 2021. He has been serving as a member of the board of directors of Mountain Crest Acquisition Corp. III (Nasdaq: MCAE) since March 2021. He has also been serving as a member of the board of directors of Mountain Crest Acquisition Corp. IV (Nasdaq: MCAF) since March 2021. Dr. Milbourn is the Vice Dean and Hubert C. and Dorothy R. Moog Professor of Finance at Washington University Olin Business School, where he has researched and built academic programs in the areas of corporate finance, executive compensation and credit ratings since June 2000. With expertise on valuation, corporate finance, corporate governance, executive compensation and corporate risk-taking, Dr. Milbourn has been retained as an expert by private firms as well as the U.S. Department of Justice in cases related to fair rates of return, breach of contract damages and executive compensation programs, among others. Dr. Milbourn is also the Director and Chair of the Audit Committee of the Xanthus Fund at Oppenheimer. Dr. Milbourn obtained his PhD in finance from Indiana University Kelly School of Business in December 1995 and BA in economics and mathematics from Augustana College in May 1991.

Mr. Wenhua Zhang has been a member of Mountain Crest’s board of directors since April 2021. He served as a member of the board of directors of Mountain Crest Acquisition Corp (Nasdaq: MCAC) from January 2020 to February 2021, and served as a member of the board of directors of Mountain Crest Acquisition Corp. II (Nasdaq: MCAD) from October 2020 to October 2021. He has been serving as a member of the board of directors of Mountain Crest Acquisition Corp. III (Nasdaq: MCAE) since March 2021. He has also been serving as a member of the board of directors of Mountain Crest Acquisition Corp. IV (Nasdaq: MCAF) since March 2021. Mr. Zhang has been a Partner at Azia Capital Fund LP, a private investment firm, since October 2014. Mr. Zhang began his career in the financial industry as the Vice President of Equity Research in the technology, media and telecom sector with T. Rowe Price from August 2001 to May 2008, and later joined Bain Capital as Director of the Brookside Fund, a long short equity investments fund, between July 2008 and December 2010. From February 2011 to August 2012, Mr. Zhang was Senior Vice President and Portfolio Manager at Harvard Management Company, a wholly-owned subsidiary of Harvard University charged with managing the university’s endowment assets, and then as Partner and Portfolio Manager at Newport Asia LLC between October 2012 and October 2014, investing in Asia’s high-growth companies on behalf of clients from institutions, endowments, and family offices. Mr. Zhang received an MBA with dual majors in finance and technology innovation from the Wharton School at the University of Pennsylvania in May 2001.

Number and Terms of Office of Officers and Directors

Mountain Crest’s board of directors has five members, three of whom are deemed “independent” under SEC and Nasdaq rules. Mountain Crest’s board of directors is divided into three classes with only one class of directors being elected in each year and each class serving a three-year term. The term of office of the first class of directors, consisting of Dr. Todd Milbourn and Wenhua Zhang, will expire at Mountain Crest’s first annual meeting of stockholders. The term of office of the second class of directors, consisting of Nelson Haight, will expire at the second annual meeting. The term of office of the third class of directors, consisting of Dr. Suying Liu, will expire at Mountain Crest’s third annual meeting of stockholders. Mountain Crest may not hold an annual meeting of stockholders until after it consummates its initial business combination.

Mountain Crest’s officers are appointed by the board of directors and serve at the discretion of the board of directors, rather than for specific terms of office. Mountain Crest’s board of directors is authorized to appoint persons to the offices set forth in its bylaws as it deems appropriate. Mountain Crest’s bylaws provide that its directors may consist of a chairman of the board, and that its officer may consist of chief executive officer, president, chief financial officer, executive vice president(s), vice president(s), secretary, treasurer and such other officers as may be determined by the board of directors.

Executive Compensation

No executive officer has received any cash compensation for services rendered to us. Until the completion of Mountain Crest’s initial business combination with a target business, Mountain Crest is paying to the Sponsor, a fee of $10,000 per month for providing Mountain Crest with office space and certain office and secretarial services. Other than the $10,000 per month administrative fee, no compensation or fees of any kind, including finder’s fees, consulting fees and other similar fees, will be paid to Mountain Crest’s insiders or any of the members of its management team, for services rendered prior to or in connection with the consummation of its initial business combination (regardless of the type of transaction that it is). However, such individuals will receive reimbursement for any out-of-pocket expenses incurred by them in connection with activities on Mountain Crest’s behalf, such as identifying potential target businesses, performing business due diligence on suitable target businesses and business combinations as well as traveling to and from the offices, plants or similar locations of prospective target businesses to examine their operations. There is no limit on the amount of out-of-pocket expenses reimbursable by us; provided, however, that to the extent such expenses exceed the available proceeds not deposited in the trust account and the interest income earned on the amounts held in the trust account, such expenses would not be reimbursed by Mountain Crest unless it consummates an initial business combination.

After Mountain Crest’s initial business combination, members of its management team who remain with it may be paid consulting, management or other fees from the combined company with any and all amounts being fully disclosed to stockholders, to the extent then known, in the proxy solicitation materials furnished to its stockholders. It is unlikely the amount of such compensation will be known at the time of a stockholder meeting held to consider Mountain Crest’s initial business combination, as it will be up to the directors of the post-combination business to determine executive and director compensation. In this event, such compensation will be publicly disclosed at the time of its determination in a Current Report on Form 8-K, as required by the SEC.

Director Independence

Nasdaq listing standards require that within one year of the listing of Mountain Crest’s securities on Nasdaq it has at least three independent directors and that a majority of its board of directors be independent. An “independent director” is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship which in the opinion of the company’s board of directors, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. Mountain Crest’s Board of Directors had determined that Nelson Haight, Dr. Todd Milbourn and Wenhua Zhang are “independent director” as defined in the Nasdaq listing standards and applicable SEC rules. Mountain Crest’s independent directors will have regularly scheduled meetings at which only independent directors are present.

Mountain Crest will only enter into a business combination if it is approved by a majority of its independent directors. Additionally, it will only enter into transactions with its officers and directors and their respective affiliates that are on terms no less favorable to Mountain Crest than could be obtained from independent parties. Any related-party transactions must be approved by Mountain Crest’s audit committee and a majority of disinterested directors.

Audit Committee

Mountain Crest’s audit committee of the board of directors consists of Nelson Haight, Dr. Todd Milbourn and Wenhua Zhang, each of whom is an independent director. Dr. Todd Milbourn serves as chairman of the audit committee. The audit committee’s duties, which are specified in Mountain Crest’s Audit Committee Charter, include, but are not limited to:

●	reviewing and discussing with management and the independent auditor the annual audited financial statements, and recommending to the board whether the audited financial statements should be included in Mountain Crest’s Form 10-K;

●	discussing with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of Mountain Crest’s financial statements;

●	discussing with management major risk assessment and risk management policies;

●	monitoring the independence of the independent auditor;

●	verifying the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law;

●	reviewing and approving all related-party transactions;

●	inquiring and discussing with management Mountain Crest’s compliance with applicable laws and regulations;

●	pre-approving all audit services and permitted non-audit services to be performed by Mountain Crest’s independent auditor, including the fees and terms of the services to be performed;

●	appointing or replacing the independent auditor;

●	determining the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work;

●	establishing procedures for the receipt, retention and treatment of complaints received by Mountain Crest regarding accounting, internal accounting controls or reports which raise material issues regarding Mountain Crest’s financial statements or accounting policies; and

●	approving reimbursement of expenses incurred by Mountain Crest’s management team in identifying potential target businesses.

Financial Experts on Audit Committee

The audit committee is composed exclusively of “independent directors” who are “financially literate” as defined under the Nasdaq listing standards. The Nasdaq listing standards define “financially literate” as being able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement.

In addition, Mountain Crest must certify to Nasdaq that the committee has, and will continue to have, at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background that results in the individual’s financial sophistication. The Mountain Crest Board has determined that Dr. Todd Milbourn qualifies as an “audit committee financial expert,” as defined under rules and regulations of the SEC.

Compensation Committee

Mountain Crest’s compensation committee of the board of directors consists of Nelson Haight, Dr. Todd Milbourn and Wenhua Zhang, each of whom is an independent director. Wenhua Zhang serves as chairman of the compensation committee. Mountain Crest has adopted a compensation committee charter, which details the principal functions of the compensation committee, including:

●	reviewing and approving on an annual basis the corporate goals and objectives relevant to Mountain Crest’s Chief Executive Officer’s compensation, evaluating Mountain Crest’s Chief Executive Officer’s performance in light of such goals and objectives and determining and approving the remuneration (if any) of Mountain Crest’s Chief Executive Officer’s based on such evaluation;

●	reviewing and approving the compensation of all of Mountain Crest’s other executive officers;

●	reviewing and approving the compensation of all of Mountain Crest’s other executive officers;

●	implementing and administering Mountain Crest’s incentive compensation equity-based remuneration plans;

●	assisting management in complying with Mountain Crest’s proxy statement and annual report disclosure requirements;

●	approving all special perquisites, special cash payments and other special compensation and benefit arrangements for Mountain Crest’s executive officers and employees;

●	producing a report on executive compensation to be included in Mountain Crest’s annual proxy statement; and

●	reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.

The charter also provides that the compensation committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, legal counsel or other adviser and directly responsible for the appointment, compensation and oversight of the work of any such adviser. However, before engaging or receiving advice from a compensation consultant, external legal counsel or any other adviser, the compensation committee will consider the independence of each such adviser, including the factors required by NASDAQ and the SEC.

Director Nominations

Mountain Crest does not have a standing nominating committee, though it intends to form a corporate governance and nominating committee as and when required to do so by law or NASDAQ rules. In accordance with Rule 5605(e)(2) of the NASDAQ rules, a majority of the independent directors may recommend a director nominee for selection by the board of directors. The Mountain Crest Board believes that the independent directors can satisfactorily carry out the responsibility of properly selecting or approving director nominees without the formation of a standing nominating committee. Nelson Haight, Dr. Todd Milbourn and Wenhua Zhang will participate in the consideration and recommendation of director nominees. In accordance with Rule 5605(e)(1)(A) of the NASDAQ rules, all such directors are independent. As there is no standing nominating committee, Mountain Crest does not have a nominating committee charter in place.

The Mountain Crest Board will also consider director candidates recommended for nomination by Mountain Crest’s stockholders during such times as they are seeking proposed nominees to stand for election at the next annual meeting of stockholders (or, if applicable, a special meeting of stockholders). Mountain Crest’s stockholders that wish to nominate a director for election to the Mountain Crest Board should follow the procedures set forth in Mountain Crest’s bylaws.

Mountain Crest has not formally established any specific, minimum qualifications that must be met or skills that are necessary for directors to possess. In general, in identifying and evaluating nominees for director, the Mountain Crest Board considers educational background, diversity of professional experience, knowledge of Mountain Crest’s business, integrity, professional reputation, independence, wisdom, and the ability to represent the best interests of its stockholders.

Compensation Committee Interlocks and Insider Participation

Mountain Crest may not have a compensation committee in place prior to the completion of its initial business combination. Any executive compensation matters that arise prior to the time Mountain Crest has a compensation committee in place will be determined by Mountain Crest’s independent directors. None of Mountain Crest’s directors who currently serve as members of its compensation committee is, or has at any time in the past been, one of its officers or employees. None of Mountain Crest’s executive officers currently serves, or in the past year has served, as a member of the compensation committee of any other entity that has one or more executive officers serving on its board of directors. None of Mountain Crest’s executive officers currently serves, or in the past year has served, as a member of the Mountain Crest Board of any other entity that has one or more executive officers serving on its compensation committee.

Conflicts of Interest

Investors should be aware of the following potential conflicts of interest:

●	None of Mountain Crest’s officers and directors is required to commit their full time to its affairs and, accordingly, they may have conflicts of interest in allocating their time among various business activities.

●	In the course of their other business activities, Mountain Crest’s officers and directors may become aware of investment and business opportunities which may be appropriate for presentation to Mountain Crest as well as the other entities with which they are affiliated. For example, all of Mountain Crest’s directors and officers currently serve in management positions for Mountain Crest Acquisition Corp. III (Nasdaq: MCAE) and Mountain Crest Acquisition Corp. IV (Nasdaq: MCAF), all of which are special purpose acquisition companies incorporated in Delaware. Mountain Crest’s directors and officers may continue to involve in the formation of other special purpose acquisition companies in the future. Thus, Mountain Crest’s officers and directors may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

●	Mountain Crest’s officers and directors may in the future become affiliated with entities, including other blank check companies, engaged in business activities similar to those intended to be conducted by Mountain Crest.

●	Unless Mountain Crest consummates its initial business combination, Mountain Crest’s officers, directors and other insiders will not receive reimbursement for any out-of-pocket expenses incurred by them to the extent that such expenses exceed the amount of available proceeds not deposited in the trust account.

●	The Founder Shares beneficially owned by Mountain Crest’s officers and directors will be released from escrow only if its initial business combination is successfully completed. Additionally, if Mountain Crest is unable to complete an initial business combination within the required time frame, Mountain Crest’s officers and directors will not be entitled to receive any amounts held in the trust account with respect to any of their Founder Shares or private units. Furthermore, the Sponsor has agreed that the private units will not be sold or transferred by it until after Mountain Crest has completed Mountain Crest’s initial business combination. For the foregoing reasons, Mountain Crest’s board may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effect its initial business combination.

In general, officers and directors of a corporation incorporated under the laws of the State of Delaware are required to present business opportunities to a corporation if:

●	the corporation could financially undertake the opportunity;

●	the opportunity is within the corporation’s line of business; and

●	it would not be fair to the corporation and its stockholders for the opportunity not to be brought to the attention of the corporation.

Accordingly, as a result of multiple business affiliations, Mountain Crest’s officers and directors may have similar legal obligations relating to presenting business opportunities meeting the above-listed criteria to multiple entities. Furthermore, the Mountain Crest Charter provides that the doctrine of corporate opportunity will not apply with respect to any of its officers or directors in circumstances where the application of the doctrine would conflict with any fiduciary duties or contractual obligations they may have. In order to minimize potential conflicts of interest which may arise from multiple affiliations, Mountain Crest’s officers and directors (other than its independent directors) have agreed to present to it for its consideration, prior to presentation to any other person or entity, any suitable opportunity to acquire a target business, until the earlier of: (1) its consummation of an initial business combination and (2) 18 months from the date of the IPO prospectus (since Mountain Crest has extended the period of time to complete a business combination as described Mountain Crest’s IPO prospectus). This agreement is, however, subject to any pre-existing fiduciary and contractual obligations such officer or director may from time to time have to another entity. Accordingly, if any of them becomes aware of a business combination opportunity which is suitable for an entity to which he or she has pre-existing fiduciary or contractual obligations, he or she will honor his or her fiduciary or contractual obligations to present such business combination opportunity to such entity, and only present it to Mountain Crest if such entity rejects the opportunity. Mountain Crest does not believe, however, that the pre-existing fiduciary duties or contractual obligations of its officers and directors will materially undermine its ability to complete its business combination because in most cases the affiliated companies are closely held entities controlled by the officer or director or the nature of the affiliated company’s business is such that it is unlikely that a conflict will arise.

The following table summarizes the current material pre-existing fiduciary or contractual obligations of Mountain Crest’s officers, directors and director nominees:

Name of Individual	Name of Affiliated Company	Entity’s Business	Affiliation
Suying Liu	Better Therapeutics Inc.	Healthcare	Director
	Mountain Crest Acquisition Corp. IV	Special purpose acquisition company	Chairman, Chief Executive Officer, and Chief Financial Officer

Nelson Haight	Key Energy Services, Inc.	Energy	Senior Vice President, Chief Financial Officer and Treasurer
	Mountain Crest Acquisition Corp. III	Special purpose acquisition company	Director
	Mountain Crest Acquisition Corp. IV	Special purpose acquisition company	Director

Todd Milbourn	Washington University Olin Business School	Higher Education	Vice Dean and Professor
	Mountain Crest Acquisition Corp. III	Special purpose acquisition company	Director
	Mountain Crest Acquisition Corp. IV	Special purpose acquisition company	Director

Wenhua Zhang	Azia Capital LP	Finance	Partner
	Mountain Crest Acquisition Corp. III	Special purpose acquisition company	Director
	Mountain Crest Acquisition Corp. IV	Special purpose acquisition company	Director

Mountain Crest’s insiders, including its officers and directors, have agreed to vote any shares of common stock held by them in favor of its initial business combination. In addition, they have agreed to waive their respective rights to receive any amounts held in the trust account with respect to their Founder Shares and private shares if Mountain Crest is unable to complete its initial business combination within the required time frame. If they purchased shares of common stock in Mountain Crest’s IPO or in the open market, however, they would be entitled to receive their pro rata share of the amounts held in the trust account if Mountain Crest is unable to complete its initial business combination within the required time frame, but have agreed not to convert such shares in connection with the consummation of its initial business combination.

All ongoing and future transactions between Mountain Crest and any of its officers and directors or their respective affiliates will be on terms believed by Mountain Crest is to be no less favorable to it than are available from unaffiliated third parties. Such transactions will require prior approval by Mountain Crest’s audit committee and a majority of its uninterested “independent” directors, or the members of its board who do not have an interest in the transaction, in either case who had access, at its expense, to its attorneys or independent legal counsel. Mountain Crest will not enter into any such transaction unless its audit committee and a majority of its disinterested “independent” directors determine that the terms of such transaction are no less favorable to Mountain Crest is than those that would be available to Mountain Crest is with respect to such a transaction from unaffiliated third parties.

To further minimize conflicts of interest, Mountain Crest has agreed not to consummate its initial business combination with an entity that is affiliated with any of its officers, directors or other insiders, unless it has obtained (i) an opinion from an independent investment banking firm that the business combination is fair to its unaffiliated stockholders from a financial point of view and (ii) the approval of a majority of its disinterested and independent directors (if Mountain Crest has any at that time). In no event will Mountain Crest’s insiders or any of the members of its management team be paid any finder’s fee, consulting fee or other similar compensation prior to, or for any services they render in order to effectuate, the consummation of its initial business combination (regardless of the type of transaction that it is).

Limitation on Liability and Indemnification of Directors and Officers

The Mountain Crest Charter provides that its directors and officers will be indemnified by it to the fullest extent authorized by Delaware law as it now exists or may in the future be amended. In addition, the Mountain Crest Charter provides that its directors will not be personally liable for monetary damages to it for breaches of their fiduciary duty as directors, unless they violated their duty of loyalty to it or its stockholders, acted in bad faith, knowingly or intentionally violated the law, authorized unlawful payments of dividends, unlawful stock purchases or unlawful redemptions, or derived an improper personal benefit from their actions as directors. Notwithstanding the foregoing, as set forth in the Mountain Crest Charter, such indemnification will not extend to any claims its insiders may make to it to cover any loss that they may sustain as a result of their agreement to pay debts and obligations to target businesses or vendors or other entities that are owed money by it for services rendered or contracted for or products sold to it as described elsewhere in the IPO prospectus.

Mountain Crest’s bylaws also permits it to secure insurance on behalf of any officer, director or employee for any liability arising out of his or her actions, regardless of whether Delaware law would permit indemnification. Mountain Crest has purchased a policy of directors’ and officers’ liability insurance that insures its directors and officers against the cost of defense, settlement or payment of a judgment in some circumstances and insures Mountain Crest is against its obligations to indemnify the directors and officers.

These provisions may discourage stockholders from bringing a lawsuit against Mountain Crest’s directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit Mountain Crest and Mountain Crest’s stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent Mountain Crest pays the costs of settlement and damage awards against directors and officers pursuant to these provisions. Mountain Crest believes that these provisions, the insurance and the indemnity agreements are necessary to attract and retain talented and experienced directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to Mountain Crest’s directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, it has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Code of Ethics

Mountain Crest adopted a code of conduct and ethics applicable to Mountain Crest’s directors, officers and employees in accordance with applicable federal securities laws. The code of ethics codifies the business and ethical principles that govern all aspects of Mountain Crest’s business.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires Mountain Crest’s executive officers, directors and persons who beneficially own more than 10% of a registered class of its equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of its shares of Common Stock and other equity securities. These executive officers, directors, and greater than 10% beneficial owners are required by SEC regulation to furnish Mountain Crest with copies of all Section 16(a) forms filed by such reporting persons.

Based solely on Mountain Crest’s review of such forms furnished to it and written representations from certain reporting persons, it believes that all filing requirements applicable to its executive officers, directors and greater than 10% beneficial owners were filed in a timely manner.

HOLDCO’S DIRECTORS AND EXECUTIVE OFFICERS
AFTER THE BUSINESS COMBINATION

Holdco’s directors and executive officers upon the consummation of the Business Combination will be as follows:

Name	Age	Position
Vishal Doshi	37	Chief Executive Officer, Chairman
Harish Dave	65	Chief Medical Officer, Director
John Patava	58	Chief Operating Officer
Scott Jordan	56	Head of Corporate Development
Madhav Devalaraja	58	Independent Director
Arjun Oberoi	50	Independent Director
Ross Horsburgh	68	Independent Director

Vishal Doshi. Mr. Doshi has been serving as a director of Holdco since October 2022 and is currently acting as its principal executive officer, principal financial officer, and principal accounting officer. Mr. Doshi will be appointed the Chief Executive Officer of Holdco at the Closing of the Business Combination and as Chairman of the Holdco Board. Mr. Doshi is a founder of AUM and has been AUM’s Chief Executive Officer, director, and chairman of the board since April 2018. A pharmacist by training, Mr. Doshi is a veteran senior manager with extensive experience in commercial deal structuring, including joint ventures, licensing, M&A, and long-term strategic partnerships, valued at over USD$ 4 billion. Mr. Doshi’s track record includes a USD$ 145 million private equity deal with Eisai, employing the global virtual pharmaceutical model and leading to the commercialization of three major blockbuster drugs. Mr. Doshi received his Bachelors of Pharmaceutical Sciences from the University of Mumbai in 2006 and his Master of Science (M.Sc.) of pharmaceutical sciences from Kingston University in 2007. Holdco believes that Mr. Doshi’s qualifications to serve as Chief Executive Officer and sit on the Holdco Board include his deep understanding of AUM’s business model, technical background in operations and strong leadership as an executive and director.

Harish Dave. Dr. Dave has been serving as a director of Holdco since October 2022. Dr. Dave will be appointed the Chief Medical Officer of Holdco at the Closing of the Business Combination. Dr. Dave is a founder of AUM and has been AUM’s Chief Medical Officer and a director since April 2018. Dr. Dave was the Chief Medical Officer of Accelovance, Inc. from June 2016 to August 2018. Dr. Dave is a Board-certified oncologist and hematologist with over 40 years of experience in basic science, academia and industry, as principal investigator, institutional research head, and chief medical officer, overseeing basic and clinical research. He has participated in over 100 studies focusing on hematology, oncology and transplantation, as well as other areas of internal medicine. Dr. Dave has extensive experience in dealing with regulatory authorities, including the successful submission of over 50 INDs. Dr. Dave previously held senior management positions at Quintiles (now IQVIA), George Washington University Medical Center, the VA Medical Center in Washington, D.C., and the National Institutes of Health in. Dr. Dave received a Bachelor of Science degree (BSc) in human biology and anatomy and a Bachelor of Medicine, Bachelor of Science (MB ChB) from the University of Sheffield in 1979 and 1982, respectively, and received an MBA jointly awarded by New York University Stern School of Business, the London School of Economics, and HEC Paris as part of the TRIUM program in 2006. Holdco believes that Dr. Dave’s qualifications to serve as Chief Medical Officer and sit on the Holdco Board include his deep understanding of AUM’s business model, technical background in operations and strong leadership as an executive and director.

John Patava. Dr. Patava has been serving as AUM’s Chief Operating Officer since January 2019. Dr. Patava will be appointed the Chief Operating Officer of Holdco at the Closing of the Business Combination. From April 2015 to January 2019, Dr. Patava served as Global Head of Scientific and Clinical Affairs at Sirtex Technology Pty Ltd (“Sirtex”) and oversaw delivery of their global clinical trial programs and managed major regulatory submissions as well as Sirtex’s IP portfolio, translating clinical trial results into commercially focused deliverables. Throughout his career, Dr. Patava has overseen clinical trials in oncology, renal medicine, Chron’s disease, multiple sclerosis, hematology, and surgery. While at Sirtex, Dr. Patava was responsible for transitioning STC314 from pre-clinical development through completion of its Phase 1 trial program. As Global Head of the Biosimilar Development Business Group at Quintiles Asia (now IQVIA) from August 2014 to April 2015, Dr. Patava supported pharmaceutical companies in setting out their clinical development strategies while also serving as Head of Productivity, Quality and Delivery Asia Pacific, overseeing clinical operations across the region. Dr. Patava has also held senior positions at Bayer Australia Ltd., managing clinical operations in Australia and Southeast Asia. Dr. Patava received a Bachelor of Applied Science (BAppSc) in animal biology from the Darling Downs Institute of Advanced Education in 1986 and received his Ph.D. in physiology from the University of Sydney in 1996. Holdco believes that Dr. Patava is qualified to serve as Chief Operating Officer of Holdco due to his deep understanding of AUM’s business model, technical background in operations and proven track record of success as an executive in the life sciences industry.

Scott Jordan. Mr. Jordan has been serving as AUM’s Head of Corporate Development since April 2022. Mr. Jordan will be appointed Head of Corporate Development of Holdco at the Closing of the Business Combination. Mr. Jordan has over 30 years of experience in the life sciences industry as a C-suite and/or business development executive and investment banker. During this time, Mr. Jordan successfully assisted biotechnology companies raise financing through private placements, secondary public stock offerings, securing regional/global licensing agreements, and facilitating liquidity events via M&A and/or initial public offerings. From 2016 to 2020, Mr. Jordan was the Chief Business Officer and Chief Financial Officer of two early-stage companies located in Houston, Texas, Salarius Pharmaceuticals and Iterion Therapeutics, respectively, supported by non-dilutive financing from the Cancer Prevention and Research Institute of Texas. Mr. Jordan also worked at Healthios Capital Markets LLC, a boutique investment bank serving the life sciences industry. Since 2005, Mr. Jordan has helped raise USD$ 152 million in private placements, closed USD$ 583 million in licensing deals, and secured USD$ 194 million via IPOs and/or reverse mergers. He received a B.A. in marketing from Michigan State University in 1988 and an MBA from the Kellstadt Graduate School of Business at DePaul University in 1999. Holdco believes that Mr. Jordan is qualified to serve as the Head of Corporate Development of Holdco because of his deep experience in both business development and the life sciences industry.

Madhav Devalaraja. Dr. Devalaraja has been serving as a director of Holdco since October 2022. Dr. Devalaraja is an inflammation biologist by training and has been working in the pharmaceutical and biotech industries for the last 22 years. He is the founder of and is currently serving as the CEO of Nipuna Therapeutics, Inc., a precision immunology company based in the Boston area. Previously, he founded and served as Chief Scientific Officer and Head of R&D of Corvidia Therapeutics from January 2016 to June 2020. Corvidia Therapeutics was a precision cardiovascular company that in June 2020 was acquired by Novo Nordisk for a total deal value of approximately USD$ 2.1 billion. Dr. Devalaraja was also Director of the Emerging Innovations Unit at AstraZeneca plc from April 2012 to January 2016 and Head of the Immunology Research, Pharmacokinetics and Toxicology groups at Human Genome Sciences from June 2007 to January 2012. He started his career at Pfizer in Ann Arbor in June 1999 and moved up the ranks to become Head of Biologics Discovery. He worked at Pfizer until May 2007. Currently, Dr. Devalaraja is on the board of P2D Biosciences and is a founder of multiple start-up biotech companies. He received his Bachelor of Veterinary Science and Animal Husbandry (BVSC & AH) from Sri Venkateswara Veterinary University in 1986, his Master of Science (MS) in food microbiology from Penn State University, State College in 1992, and his Ph.D. in toxicology from the University of Kentucky in 1997. Holdco believes Dr. Devalaraja is qualified to serve on the Holdco Board because of his deep experience in the life sciences industry and proven track record of success as an executive.

Arjun Oberoi. Dr. Oberoi has been serving as a director of Holdco since October 2022. Dr. Oberoi has been a Managing Director at Everstone Capital since 2017, leading investments in the healthcare and pharmaceuticals sector. He was also appointed the Vice Chairman of EverLife, Everstone Capital’s healthcare platform, in 2018. Dr. Oberoi is an experienced investor with a proven track record of investing in the healthcare sector globally with more than 15 years of leadership experience with companies including Stryker from 2011 to 2013, Sanofi from 2008 to 2011 and Pfizer from 2003 to 2008. He was the global head of healthcare for Actis from 2013 to 2017, founded Cure Capital in 2017, and began his corporate career as a consultant with McKinsey & Company in 1999. Dr. Oberoi is a board-certified physician in the UK. He received a Bachelor of Science (BSc) in Neuroscience and a Medical Degree (MD) in Medicine from the University of Edinburgh in 1994 and 1997, respectively. Holdco believes Dr. Oberoi is qualified to serve on the Holdco Board because of his deep financial experience and expertise in the healthcare industry.

Ross Horsburgh. Dr. Horsburgh has been serving as a director of Holdco since October 2022. He is a New Zealand physician & neuroscientist with 30 years of broad experience building and leading organizations across commercial and research and development roles in pharmaceuticals, CROs and biotechnology while living in China, Japan, Singapore and Australia. Dr. Horsburgh’s research and development experience involves projects in most therapy areas, leading medical and regulatory teams, and his commercial leadership experience includes leading marketing and sales teams, regional market access strategy, and business development and licensing. Over the last 10 years, Dr. Horsburgh has leveraged his unusually broad industry experience to mentor and advise Asia-based startup CEOs and founders through angel investing and the holding of non-executive board positions. He received a Bachelor of Science (BSc) and a Master of Science (MSc) from the University of Canterbury in 1976 and 1978, respectively, and a Medical Degree from the University of Auckland in 1986. Holdco believes Dr. Horsburgh is qualified to serve on the Holdco Board because of his broad experience across a variety of roles and expertise in the life sciences industry.

Committees of the Board of Directors

There will be three standing committees of the Holdco Board upon the completion of the Business Combination: the audit committee, the nominating committee and the compensation committee. The proposed composition of each committee is described below:

●	Audit Committee: Ross Horsburgh (Chairperson), Harish Dave, and Arjun Oberoi;

●	Nominating Committee: Madhav Devalaraja (Chairperson), Vishal Doshi, and Arjun Oberoi; and

●	Compensation Committee: Vishal Doshi (Chairperson), Madhav Devalaraja, and Ross Horsburgh.

Nasdaq market rules permit a foreign private issuer like Holdco to follow the corporate governance practices of Holdco’s home country. Certain corporate governance practices in the Cayman Islands, which is Holdco’s home country, may differ significantly from Nasdaq corporate governance listing standards applicable to domestic U.S. companies. Among other things, Holdco is not required to have: (1) a majority-independent board of directors; (2) a compensation committee consisting entirely of independent directors; (3) a nominating committee consisting entirely of independent directors; or (4) regularly scheduled executive sessions with only independent directors each year.

While Holdco will eventually be required to have an audit committee consisting entirely of independent directors, Rule 10A-3(b)(1)(iv)(A) of the Exchange Act allows for certain phase in periods to comply with such requirement for issuers listing securities pursuant to a registration statement under section 12 of the Exchange Act, or for an issuer that has a registration statement under the Securities Act covering an initial public offering of securities to be listed by the issuer, where in each case the listed issuer was not, immediately prior to the effective date of such registration statement, required to file reports with the SEC pursuant to section 13(a) or 15(d) of the Exchange Act. Such phase in periods allow for (1) all but one of the members of the issuer’s audit committee to be exempt from the independence requirements for 90 days from the date of effectiveness of such registration statement and (2) a minority of the members of the issuer’s audit committee to be exempt from the independence requirements for one year from the date of effectiveness of such registration statement. In compliance with Nasdaq markets rules and Rule 10A-3(b)(1) of the Exchange Act, Holdco will comply with the phase in periods, as applicable, set forth in Rule 10A-3(b)(1)(iv)(A) of the Exchange Act and intends to have an audit committee consisting entirely of independent directors on or before the one year anniversary of the date of effectiveness of this registration statement on Form F-4.

The audit committee, which is established in accordance with Section 3(a)(58)(A) of the Exchange Act, engages Holdco’s independent accountants, reviewing their independence and performance; reviews Holdco’s accounting and financial reporting processes and the integrity of its financial statements; the audits of Holdco’s financial statements and the appointment, compensation, qualifications, independence and performance of our independent auditors; Holdco’s compliance with legal and regulatory requirements; and the performance of Holdco’s internal audit function and internal control over financial reporting.

The nominating committee is responsible for overseeing the selection of persons to be nominated to serve on the Holdco Board. Specifically, the nominating committee makes recommendations to the Holdco Board regarding the size and composition of the Holdco Board, establishes procedures for the director nomination process and screens and recommends candidates for election to the Holdco Board. On an annual basis, the nominating committee recommends for approval by the Holdco Board certain desired qualifications and characteristics for board membership. Additionally, the nominating committee establishes and administers a periodic assessment procedure relating to the performance of the Holdco Board as a whole and its individual members. The nominating committee will consider a number of qualifications relating to management and leadership experience, background and integrity and professionalism in evaluating a person’s candidacy for membership on the Holdco Board. The nominating committee may require certain skills or attributes, such as financial or accounting experience, to meet specific board needs that arise from time to time and will also consider the overall experience and makeup of its members to obtain a broad and diverse mix of board members. The nominating committee does not distinguish among nominees recommended by shareholders and other persons.

The compensation committee reviews annually our corporate goals and objectives relevant to the officers’ compensation, evaluates the officers’ performance in light of such goals and objectives, determines and approves the officers’ compensation level based on this evaluation; makes recommendations to the Holdco Board regarding approval, disapproval, modification, or termination of existing or proposed employee benefit plans, makes recommendations to the Holdco Board with respect to non-CEO and Head of Finance and Shared Services compensation and administers Holdco’s incentive-compensation plans and equity-based plans. The compensation committee has the authority to delegate any of its responsibilities to subcommittees as it may deem appropriate in its sole discretion. Holdco’s chief executive officer of may not be present during voting or deliberations of the compensation committee with respect to his compensation. Holdco’s executive officers do not play a role in suggesting their own salaries. Neither Holdco nor the compensation committee has engaged any compensation consultant who has a role in determining or recommending the amount or form of executive or director compensation.

Compensation

Each officer of Holdco will be entitled to a monthly salary ranging from USD$20,000 to USD$45,000. Such salaries will become payable upon the Closing of the Business Combination. No compensation of any kind, including finders, consulting or other similar fees, will be paid to any of AUM’s existing shareholders, including the directors, or any of their respective affiliates, prior to, or for any services they render in order to effectuate, the consummation of a business combination. However, such individuals will be reimbursed for any out-of-pocket expenses incurred in connection with activities on its behalf, such as identifying potential target businesses and performing due diligence on suitable business combinations. There is no limit on the amount of these out-of-pocket expenses and there will be no review of the reasonableness of the expenses by anyone other than the board of directors and audit committee, which includes persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged.

After the completion of the initial business combination, directors or members of AUM’s management team who remain with Holdco may be paid consulting, management or other fees from the combined company.

Holdco is not party to any agreements with its executive officers and directors that provide for benefits upon termination of employment as of the date of this proxy statement/prospectus.

Compensation of AUM Directors and Executive Officers

AUM paid an aggregate of SGD$ 2,095,807 million in cash compensation and benefits in kind to AUM’s executive officers as a group during the financial year ended March 31, 2022. AUM’s executive officers do not receive pension, retirement or other similar benefits, and AUM has not set aside or accrued any amount to provide such benefits to its executive officers. In Singapore, AUM is required by the applicable laws and regulations to make contributions, as employers, to the Central Provident Fund, a government managed defined contribution retirement benefit plan, for Singapore-based executive officers who are employed by AUM as prescribed under the Central Provident Fund Act. The contribution rates vary, depending on the age of the executive officers, and whether such executive officer is a Singapore citizen or permanent resident (contributions are not required or permitted in respect of a foreigner on a work pass). Certain subsidiaries overseas also have government sponsored, defined contribution retirement benefit plans such as the superannuation fund in Australia and the Social Security fund in the U.S.

During the financial year ended March 31, 2022, AUM did not grant its executive officers any stock option awards pursuant to the AUM Biosciences Share Option Scheme 2022. However, during the financial year ended March 31, 2022, AUM issued 120,000 stock option awards, representing the same number of AUM’s ordinary shares to one executive officer for a nominal price of SGD$ 2.00.

AUM did not pay any form of compensation to its non-employee directors during the financial year ended March 31, 2022. Non-employee directors were each reimbursed for all reasonable out-of-pocket expenses incurred in performing services for AUM, in accordance with AUM policies. AUM is not party to any agreements with its executive officers and directors that provide for benefits upon termination of employment.

For information regarding share awards granted to AUM’s directors and executive officers, see the section entitled “—Equity Awards During Financial Year Ended March 31, 2022” below.

Employment Agreements and Indemnification Agreements

Each of AUM’s executive officers is party to an employment agreement with AUM Biosciences Pte. Ltd. The employment of the executive officers under these employment agreements is for an indefinite period, but may be terminated by the employer for cause at any time without advance notice or for any other reason by giving prior written notice or by paying certain compensation, and the executive officer may terminate his or her employment at any time by giving the employer prior written notice. The employment agreements with the executive officers also include confidentiality and non-disclosure restrictions and non-competition and non-solicitation restrictions that apply during employment for certain periods following termination of employment.

Holdco will enter into indemnification agreements with each of its directors. Under these agreements, Holdco may agree to indemnify its director against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being a director of Holdco.

Equity Awards During Financial Year Ended March 31, 2022

The following table presents information regarding the stock options awarded to AUM directors and executive officers during the financial year ended March 31, 2022:

		Option Awards
Grant Date	# of Options	Number of Ordinary Shares Underlying Unexercised Options (#) Exercisable	Number of Ordinary Shares Underlying Unexercised Options (#) Unexercisable	Option Exercise Price (SGD$)	Aggregate Option Purchase Price (SGD$)	Option Expiration Date
01/13/2022	120,000	120,000	-	0.00002	2.00	06/23/2023

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information regarding (i) the beneficial ownership of shares of Mountain Crest Common Stock as of May 17, 2023 (pre-Business Combination) and (ii) the expected beneficial ownership of the Holdco Ordinary Shares immediately following consummation of the Business Combination, assuming that no Public Shares are redeemed and, alternatively, that 528,974 Public Shares are redeemed, by:

●	each person known by Mountain Crest to be the beneficial owner of more than 5% of the outstanding shares of Mountain Crest Common Stock;

●	each person known by Mountain Crest who may become beneficial owner of more than 5% of Holdco Ordinary Shares immediately following the Business Combination;

●	each of Mountain Crest’s current executive officers and directors;

●	each person who will become an executive officer or a director of the Combined Company upon consummation of the Business Combination;

●	all of Mountain Crest’s current executive officers and directors as a group; and

●	all of the Combined Company’s executive officers and directors as a group after the consummation of the Business Combination.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days. In computing the number of shares beneficially owned by a person or entity and the percentage ownership of that person or entity in the table below, all shares subject to options and restricted stock units held by such person or entity were deemed outstanding if such securities are currently exercisable, or exercisable or would vest based on service-based vesting conditions within 60 days of May 17, 2023, assuming that the liquidity-event vesting conditions had been satisfied as of such date. These shares were not deemed outstanding, however, for the purpose of computing the percentage ownership of any other person or entity.

The beneficial ownership of Mountain Crest Common Stock pre-Business Combination is based on 2,654,874 shares of Mountain Crest Common Stock (of which 528,974 are Public Shares and 2,125,900 are shares held by the Initial Stockholders and Chardan) issued and outstanding as of May 17, 2023 (pre-Business Combination).

The expected beneficial ownership of Holdco Ordinary Shares post-Business Combination under the header “After Business Combination — Assuming No Redemptions,” assuming that the only shares of common stock redeemed by Mountain Crest’s public stockholders are those that have already been redeemed as of May 15, 2023, has been determined based upon the following assumptions: (i) that none of the 528,974 shares of Mountain Crest Common Stock currently outstanding are redeemed and Mountain Crest has not issued any additional shares of Mountain Crest Common Stock; (ii) that 39,453,633 Holdco Ordinary Shares are issued in accordance with the terms of the Business Combination Agreement; (iii) that 1,160,000 Holdco Ordinary Shares will be issued to certain financial advisers of Mountain Crest and AUM as set forth in this proxy statement; and (iv) that all of the Rights of Mountain Crest have been converted upon the completion of the Business Combination. Based on the foregoing assumptions, in the event that none of Mountain Crest’s public shares are redeemed, there will be 43,980,807 shares of Holdco Ordinary Shares issued and outstanding at the Closing.

The expected beneficial ownership of Holdco Ordinary Shares post-Business Combination under the header “After Business Combination — Assuming Maximum Redemptions,” assuming the maximum number of Public Shares have been redeemed has been determined based on the following assumptions: (i) that all of the 528,974 shares of Mountain Crest Common Stock currently outstanding are redeemed; (ii) that 39,453,633 Holdco Ordinary Shares are issued in accordance with the terms of the Business Combination Agreement; (iii) that 1,160,000 Holdco Ordinary Shares will be issued to certain financial advisers of Mountain Crest and AUM as set forth in this proxy statement; and (iv) that all of the Rights of Mountain Crest have been converted upon the completion of the Business Combination. Based on the foregoing assumptions, in the event that the maximum number of shares are redeemed, there will be 43,451,833 Holdco Ordinary Shares issued and outstanding at the Closing.

	Prior to Business Combination		After Business Combination

			Assuming No Redemptions		Assuming Maximum Redemptions
Name and Address of Beneficial Owners	Number of Shares	%	Number of Shares	%	Number of Shares	%
Directors and officers of Mountain Crest prior to the Business Combination(1):
Suying Liu(2)	0	0	0	-	0	-
Nelson Haight	2,400	*	2,400	*	2,400	*
Todd T. Milbourn	2,400	*	2,400	*	2,400	*
Wenhua Zhang	2,400	*	2,400	*	2,400	*
All directors and officers of Mountain Crest prior to the Business Combination (4 individuals)	7,200	0.3	7,200	*	7,200	*
Five Percent Holders:
Mountain Crest Global Holdings LLC (3)	1,940,800	73.1	1,863,100	4.2	1,863,100	4.3
Owl Creek Asset Management, L.P.(4)	225,000	8.5	225,000	*	225,000	*
Polar Asset Management Partners Inc.(5)	345,000	13.0	345,000	*	345,000	*
Directors and officers of Holdco after the Business Combination:
Vishal Doshi	-		12,936,552	29.4	12,936,552	29.8
Harish Dave	-		10,349,244	23.5	10,349,244	23.8
John Patava			1,745,021	4.0	1,745,021	4.0
Madhav Devalaraja	-		206,242	*	206,242	*
Ross Horsburgh	-		345,110	*	345,110	*
Arjun Oberoi	-		-	-	-	-
Scott Jordan	-		-	-	-	-
All directors and officers of Holdco after the Business Combination as a group (7 persons)	-		25,582,169	58.2	25,582,169	58.9
Five Percent Holders:	-
Vishal Doshi	-		12,936,552	29.4	12,936,552	29.8
Harish Dave	-		10,349,244	23.5	10,349,244	23.8
Biostone Holdings Pte. Ltd.	-		6,601,957	15.0	6,601,957	15.2

*	Less than 1%.

(1)	Unless otherwise noted, the business address of each of the following entities or individuals is c/o Mountain Crest Acquisition Corp. V, 311 West 43rd Street, 12th Floor, New York, New York 10036.
(2)	On March 28, 2023, Dr. Suying Liu resigned from his position as the managing member of the Sponsor, and as result, he no longer has any voting and dispositive power over the shares owned by the Sponsor.
(3)	Dong Liu has voting and dispositive power over the shares owned by the Sponsor. Dong Liu is not related to Dr. Suying Liu, Mountain Crest’s Chairman, Chief Executive Officer and Chief Financial Officer. The Pre-Business Combination Number of Shares includes (i) 1,717,800 shares of Common Stock and (ii) 223,000 shares of Common Stock underlying the Private Units. This number also includes 100,000 shares of Mountain Crest Common Stock sold pursuant to a stock purchase agreement by and between the Sponsor and AUM pursuant to which the Sponsor will transfer such shares to AUM upon the closing of the Business Combination, as such the Sponsor maintains voting power in these shares through the consummation of the Business Combination. The Post-Business Combination Number of Shares (i) does not include the 100,000 shares of common stock sold to AUM, which will be transferred upon the closing of the Business Combination, (ii) includes 22,300 shares of Common Stock issuable upon conversion of Rights upon the consummation of the Business Combination and (iii) does not include 33,000 shares of Common Stock issuable to the Sponsor upon potential conversion of the promissory note entered into by and between the Company and Sponsor on February 15, 2023 regarding the extension loan of $300,000.
(4)	Based on information provided in a Schedule 13G filed on February 9, 2023. Owl Creek Asset Management, L.P. and Jeffrey A. Altman made certain joint acquisition statement, dated February 9, 2023. Each of the reporting persons disclaims beneficial ownership of Mountain Crest Common Stock except to the extent of that person’s pecuniary interest therein. The address of the principal office of the reporting persons is 640 Fifth Avenue, 20th Floor, New York, NY 10019.
(5)	Based on information provided in a Schedule 13G filed on February 10, 2023. The address of the principal office of the reporting person is 16 York Street, Suite 2900, Toronto, ON, Canada M5J 0E6.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Family Relationships

There are no family relationships among Mountain Crest’s, AUM’s and Holdco’s directors and officers.

Certain Transactions of Mountain Crest

Founder Shares

On April 8, 2021, Mountain Crest issued 1,437,500 shares of common stock to the Sponsor for an aggregate purchase price of $25,000. The 1,437,500 shares included an aggregate of up to 187,500 shares subject to forfeiture by the Sponsor to the extent that the underwriters’ over-allotment was not exercised in full or in part, so that the Sponsor would collectively own 20% of Mountain Crest’s issued and outstanding shares after the IPO (assuming the Sponsor did not purchase any Public Shares in the IPO and excluding the Private Shares). In connection with the increase in the size of the IPO on November 2, 2021, Mountain Crest declared a 20% stock dividend on each Founder Share thereby increasing the number of issued and outstanding Founder Shares to 1,725,000, including up to an aggregate of 225,000 shares of common stock subject to forfeiture by the insiders to the extent that the underwriters’ over-allotment option was not exercised in full or in part. The stock dividend was considered in substance a recapitalization transaction, which was recorded and presented retroactively. As a result of the underwriters’ election to fully exercise their over-allotment option on November 18, 2021, a total of 225,000 Founder Shares are no longer subject to forfeiture.

Promissory Note – Related Party

On April 9, 2021, the Sponsor agreed to loan Mountain Crest an aggregate of up to $500,000 to cover expenses related to the IPO pursuant to a promissory note. This note was non-interest bearing and payable on the completion of the closing of the IPO. The note was paid in full on November 16, 2021. Mountain Crest can no longer borrow against this note.

Administrative Support Agreement

Mountain Crest agreed, commencing on November 12, 2021, to pay the Sponsor, affiliates, or advisors a total of up to $10,000 per month for office space, utilities, out of pocket expenses, and secretarial and administrative support. The arrangement will terminate upon the earlier of Mountain Crest’s consummation of a Business Combination or its liquidation. For the period from April 8, 2021 (inception) through December 31, 2021, Mountain Crest incurred and paid $20,000 in fees for these services.

Underwriting Agreement

Mountain Crest granted the underwriters a 45-day option from the date of the IPO to purchase up to 900,000 additional Units to cover over-allotments. On November 18, 2021, the underwriter elected to fully exercise the over-allotment option to purchase an additional 900,000 Units at a price of $10.00 per Public Share.

Mountain Crest paid an underwriting fee of $0.20 per Unit, or $1,380,000, in total which includes the fee due upon the full exercise of the underwriters’ over-allotment option.

The underwriters are entitled to a deferred fee of $0.30 per unit, or $2,070,000 due to the option to fully exercise their overallotment on November 18, 2021, in the aggregate will be payable to the underwriters for deferred underwriting commissions. The deferred fee will become payable to the underwriters from the amounts held in the Trust Account solely in the event that Mountain Crest completes a Business Combination, subject to the terms of the underwriting agreement.

Representative Shares

On November 16, 2021, Mountain Crest issued to the underwriter and/or its designees 177,900 shares of common stock (the “Representative Shares”). Mountain Crest accounted for the Representative Shares as an expense of the IPO, resulting in a charge directly to stockholder’s equity. Mountain Crest estimated the fair value of Representative Shares to be $1,383,617 based upon the offering price of the shares of $7.78 per share. The Representative Shares have been deemed compensation by FINRA and are therefore subject to a lock-up for a period of 180 days immediately following the effective date of the registration statement related to the IPO pursuant to Rule 5110(g)(1) of FINRA’s NASD Conduct Rules. Pursuant to FINRA Rule 5110(g)(1), these securities will not be the subject of any hedging, short sale, derivative, put or call transaction that would result in the economic disposition of the securities by any person for a period of 180 days immediately following the effective date of the registration statements related to the IPO, nor may they be sold, transferred, assigned, pledged or hypothecated for a period of 180 days immediately following the effective date of the registration statements related to the IPO except to any underwriter and selected dealer participating in the IPO and their bona fide officers or partners.

Stock Purchase Agreement

In connection with the execution of the Business Combination Agreement, the Sponsor and AUM entered into a stock purchase agreement, dated October 19, 2022, pursuant to which AUM purchased 100,000 shares of Mountain Crest Common Stock (the “SPAC Shares”) from the Sponsor for a purchase price of $1,000,000. Subject to the satisfaction of conditions set forth in the stock purchase agreement, the Sponsor shall cause the SPAC Shares to be transferred to AUM upon the Closing of the Business Combination.

Certain Transactions of AUM

Other than compensation and indemnification arrangements for our directors and executive officers, which are described elsewhere in this proxy statement, AUM has not consummated any transaction since April 1, 2021 or currently proposes to consummate a transaction in which:

●	AUM has been or is to be a participant;

●	the amounts involved exceeded or exceeds the lesser of (i) $120,000 or (ii) one percent of the average of our total assets on a consolidated basis at year end for the past two fiscal years; and

●	any of our directors, executive officers or holders of more than five percent of our outstanding capital stock, or any immediate family member of, or person sharing the household with, any of these individuals or entities, had or will have a direct or indirect material interest.

Related Party Policy

Although AUM has not had a written policy for the review and approval of transactions with related persons, its board of directors will review and approve any transaction where a director or officer had a financial interest. Prior to approving such a transaction, the material facts as to a director or officer’s relationship or interest in the agreement or transaction shall be disclosed to the board of directors.

SHARES ELIGIBLE FOR FUTURE SALE

Upon the Closing, the Combined Company will have 500,000,000 Holdco Ordinary Shares authorized and up to 43,980,807 Holdco Ordinary Shares issued and outstanding, assuming no shares of Common Stock are redeemed in connection with the Business Combination. All of the Holdco Ordinary Shares issued in connection with the Business Combination will be freely transferable by persons other than by Mountain Crest’s “affiliates” without restriction or further registration under the Securities Act. Sales of substantial amounts of the Holdco Ordinary Shares in the public market could adversely affect prevailing market prices of the Holdco Ordinary Shares. Holdco has applied for listing of the Holdco Ordinary Shares on Nasdaq, but Holdco cannot assure you that the listing application will be approved.

Lock-ups

Pursuant to the terms of the Business Combination Agreement, AUM has agreed that it will cause certain shareholders of representing at least 93% of outstanding AUM shares, which amount shall include all shareholders owning greater than one percent (1%) of AUM shares, to enter into a Lock-Up Agreement (the “Lock-Up Agreement”) with Holdco to be effective at the Closing, pursuant to which the securities of Holdco held by such shareholders will be locked-up and subject to transfer restrictions for a period of time following the Closing, as described below, subject to certain exceptions. The securities held by such shareholders will be locked-up until the six-month anniversary of the date of the Closing, during which time 50% of such securities shall be subject to early release if the closing price of the shares equals or exceeds $12.50 per share for any 20 trading days within any 30 trading day period following the Closing.

Rule 144

All of the Holdco Ordinary Shares that will be outstanding upon the completion of the Business Combination, other than those Holdco Ordinary Shares registered pursuant to the Registration Statement on Form F-4 of which this proxy statement/prospectus forms a part, will be “restricted securities” as that term is defined in Rule 144 under the Securities Act and may be sold publicly in the United States only if they are subject to an effective registration statement under the Securities Act or pursuant to an exemption from the registration requirement such as those provided by Rule 144 and Rule 701 promulgated under the Securities Act. In general, beginning 90 days after the date of this proxy statement/prospectus, a person (or persons whose shares are aggregated) who, at the time of a sale, is not, and has not been during the three months preceding the sale, an affiliate of Holdco and has beneficially owned the Combined Company’s restricted securities for at least six months will be entitled to sell the restricted securities without registration under the Securities Act, subject only to the availability of current public information about the Combined Company. Persons who are affiliates of the Combined Company and have beneficially owned the Combined Company’s restricted securities for at least six months may sell a number of restricted securities within any three-month period that does not exceed the greater of the following:

●	1% of the then outstanding equity shares of the same class which, immediately after the Business Combination and assuming no redemptions of public shares for cash, will equal 453,859 Holdco Ordinary Shares; or

●	the average weekly trading volume of the Holdco Ordinary Shares during the four calendar weeks preceding the date on which notice of the sale is filed with the SEC.

Sales by affiliates of Holdco under Rule 144 are also subject to certain requirements relating to manner of sale, notice and the availability of current public information about Holdco.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

●	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

●	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

●	the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

●	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

As of the date of this proxy statement/prospectus, Mountain Crest had 2,654,874 shares of Mountain Crest Common Stock outstanding. Of these shares, 528,974 shares sold in Mountain Crest’s IPO are freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by one of Mountain Crest’s affiliates within the meaning of Rule 144 under the Securities Act. All of the 1,948,000 shares of Mountain Crest Common Stock held by Mountain Crest’s Initial Stockholders are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering.

Registration Rights

At the Closing, Holdco, certain holders of ordinary shares of AUM, certain holders of Mountain Crest Common Stock, and the holders of the Private Units will enter into an amended and restated registration rights agreement (the “Amended and Restated Registration Rights Agreement”) pursuant to which, among other things, Holdco will provide the above holders with certain rights relating to the registration for resale of the Holdco Ordinary Shares that they will receive at Closing.

DESCRIPTION OF HOLDCO’S SECURITIES

Holdco is an exempted company incorporated in the Cayman Islands and its affairs are governed by the memorandum and articles of association, as amended and restated from time to time, and Companies Act (As Revised) of the Cayman Islands, which is referred to as the “Companies Act” below, and the common law of the Cayman Islands.

Holdco currently has only one class of issued shares, which have identical rights in all respects and rank equally with one another. The share capital of Holdco is $50,000 divided into 500,000,000 ordinary shares of a par value of $0.0001 each.

Holdco Ordinary Shares

The following includes a summary of the terms of Holdco Ordinary Shares, based on its Amended and Restated Memorandum and Articles of Association and Cayman Islands law. Immediately prior to the consummation of the Business Combination, Holdco shall amend and restate its memorandum and articles of association, which amendment is referred to herein as the “Amended and Restated Memorandum and Articles of Association”. According to the Amended and Restated Memorandum and Articles of Association, the authorized share capital of Holdco is $50,000 divided into 500,000,000 ordinary shares of a par value of $0.0001 each.

General. Immediately prior to the consummation of the Business Combination, Holdco’s authorized share capital is US$50,000 divided into 500,000,000 ordinary shares of a par value of $0.0001 each. All of Holdco’s issued and outstanding shares are fully paid and non-assessable. Certificates representing the shares are issued in registered form. Holdco may not issue shares to bearer. Holdco’s shareholders who are non-residents of the Cayman Islands may freely hold and transfer their shares.

Dividends. The holders of Holdco Ordinary Shares are entitled to such dividends as may be declared by its Board of Directors subject to its Amended and Restated Memorandum and Articles of Association and the Companies Act.

Holdco’s Amended and Restated Memorandum and Articles of Association provide that dividends may be declared and paid out of Holdco’s profits, realized or unrealized. Dividends may also be declared and paid out of share premium account or any other fund or account which can be authorized for this purpose in accordance with the Companies Act.

No dividend may be declared and paid unless Holdco’s directors determine that, immediately after the payment, Holdco will be able to pay its debts as they fall due in the ordinary course of business and Holdco has funds lawfully available for such purpose.

Voting Rights. In respect of all matters subject to a shareholders’ vote, each Holdco Ordinary Share is entitled to one vote. Voting at any meeting of shareholders is by poll and not on a show of hands.

A quorum required for a meeting of shareholders consists of two or more shareholders holding not less than one-half of all votes attaching to the issued and outstanding shares entitled to vote at general meetings present in person or by proxy or, if a corporation or other non-natural person, by its duly authorized representative. As a Cayman Islands exempted company, Holdco is not obliged by the Companies Act to call shareholders’ annual general meetings.

Holdco’s Amended and Restated Memorandum and Articles of Association provide that Holdco may (but are not obliged to) in each year hold a general meeting as its annual general meeting in which case Holdco will specify the meeting as such in the notices calling it, and the annual general meeting will be held at such time and place as may be determined by its directors. Holdco, however, will hold an annual shareholders’ meeting during each fiscal year, as required by the Listing Rules of Nasdaq. Each general meeting, other than an annual general meeting, shall be an extraordinary general meeting. Shareholders’ annual general meetings and any other general meetings of Holdco’s shareholders may be called by a majority of its Board of Directors or its chairman or, in the case of an extraordinary general meeting only, upon a requisition of shareholders holding at the date of deposit of the requisition not less than one-third of the votes attaching to the issued and outstanding shares entitled to vote at general meetings, in which case the directors are obliged to call such meeting and to put the resolutions so requisitioned to a vote at such meeting; however, Holdco’s Amended and Restated Memorandum and Articles of Association do not provide its shareholders with any right to put any proposals before any annual general meetings or any extraordinary general meetings not called by such shareholders.

Advance notice of at least fifteen (15) days is required for the convening of Holdco’s annual general meeting and other general meetings unless such notice is waived in accordance with its articles of association.

An ordinary resolution to be passed at a meeting by the shareholders of Holdco is a resolution passed by a simple majority of shareholders of Holdco as, being entitled to do so, vote in person or by proxy at the general meeting, and includes a unanimous written resolution. A special resolution will be required for important matters such as a change of name or making changes to Holdco’s Amended and Restated Memorandum and Articles of Association. As special resolution as a matter of Cayman Islands law is a resolution passed by a majority of at least two-thirds of Holdco’s shareholders as, being entitled to do so, vote in person or by proxy at the general meeting, and includes a unanimous written resolution.

Transfer of Holdco Ordinary Shares. Subject to the restrictions in Holdco’s Amended and Restated Memorandum and Articles of Association as set out below, any of Holdco’s shareholders may transfer all or any of his or her ordinary shares by an instrument of transfer in the usual or common form or any other form approved by the Holdco Board. The Holdco Board may, in its absolute discretion, decline to register any transfer of any ordinary share which is not fully paid up or on which Holdco has a lien. The Holdco Board may also decline to register any transfer of any share unless:

●	the instrument of transfer is lodged with Holdco, accompanied by the certificate for the shares to which it relates and such other evidence as Holdco Board may reasonably require to show the right of the transferor to make the transfer;

●	the instrument of transfer is in respect of only one class of shares;

●	the instrument of transfer is properly stamped, if required;

●	in the case of a transfer to joint holders, the number of joint holders to whom the ordinary share is to be transferred does not exceed four; and

●	a fee of such maximum sum as Nasdaq may determine to be payable or such lesser sum as Holdco’s directors may from time to time require is paid to Holdco in respect thereof.

If Holdco’s directors refuse to register a transfer they shall, within two months after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal.

The registration of transfers may, after compliance with any notice required by Nasdaq, be suspended and the register of members closed at such times and for such periods as The Holdco Board may from time to time determine, provided, however, that the registration of transfers shall not be suspended nor the register of members closed for more than 30 days in any year as Holdco’s board may determine.

Liquidation. On a return of capital on winding up or otherwise (other than on conversion, redemption or purchase of ordinary shares), if the assets available for distribution amongst Holdco’s shareholders shall be more than sufficient to repay the whole of the share capital at the commencement of the winding up, the surplus shall be distributed amongst Holdco’s shareholders in proportion to the par value of the shares held by them at the commencement of the winding up, subject to a deduction from those shares in respect of which there are monies due, of all monies payable to Holdco for unpaid calls or otherwise. If Holdco’s assets available for distribution are insufficient to repay all of the paid-up capital, the assets will be distributed so that the losses are borne by Holdco’s shareholders in proportion to the par value of the shares held by them. Any distribution of assets or capital to a holder of ordinary share will be the same in any liquidation event.

Redemption, Repurchase and Surrender of Ordinary Shares. Holdco may issue shares on terms that such shares are subject to redemption, at Holdco’s option or at the option of the holders thereof, on such terms and in such manner as may be determined, before the issue of such shares, by the Holdco Board or by a special resolution of Holdco’s shareholders. Holdco may also repurchase any of its shares provided that the manner and terms of such repurchase have been approved by its Board of Directors and as the Holdco Board has agreed with the relevant shareholder, or are otherwise authorized by its Amended and Restated Memorandum and Articles of Association. Under the Companies Act, the redemption or repurchase of any share may be paid out of Holdco’s profits or out of the proceeds of a fresh issue of shares made for the purpose of such redemption or repurchase, or out of capital (including share premium account and capital redemption reserve) if Holdco can, immediately following such payment, pay its debts as they fall due in the ordinary course of business.

In addition, under the Companies Act no such share may be redeemed or repurchased (a) unless it is fully paid up, (b) if such redemption or repurchase would result in there being no shares outstanding, or (c) if the company has commenced liquidation. In addition, the Holdco Board may accept the surrender of any fully paid share for no consideration.

Variations of Rights of Shares. If at any time Holdco’s share capital is divided into different classes or series of shares, the rights attached to any class or series of shares (unless otherwise provided by the terms of issue of the shares of that class or series), whether or not Holdco is being wound-up, may be varied with the consent in writing of the holders of a majority of the issued shares of that class or series or with the sanction of an ordinary resolution at a separate meeting of the holders of the shares of that class or series. The rights conferred upon the holders of the shares of any class issued shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu with or subsequent to such existing class of shares.

Inspection of Books and Records. Holders of Holdco Ordinary Shares have no general right under Cayman Islands law to inspect or obtain copies of Holdco’s list of shareholders or its corporate records. However, Holdco will provide its shareholders with annual audited financial statements. See “Where You Can Find Additional Information.”

Issuance of Additional Shares. Holdco’s Amended and Restated Memorandum and Articles of Association authorize its Board of Directors to issue additional ordinary shares from time to time as its Board of Directors shall determine, to the extent of available authorized but unissued shares.

Holdco’s Amended and Restated Memorandum and Articles of Association also authorize its Board of Directors to establish and designate from time to time one or more series of preferred shares and to determine, with respect to any series of preferred shares, the terms and rights of that series, including:

●	the designation of the series;

●	the number of shares of the series;

●	the dividend rights, conversion rights, voting rights; and

●	the rights and terms of redemption and liquidation preferences.

The Holdco Board may issue preferred shares without action by its shareholders to the extent authorized but unissued. Issuance of these shares may dilute the voting power of holders of ordinary shares.

Anti-Takeover Provisions. Some provisions of Holdco’s Amended and Restated Memorandum and Articles of Association may discourage, delay or prevent a change of control of Holdco or management that shareholders may consider favorable, including provisions that authorize the Holdco Board to issue preferred shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preferred shares without any further vote or action by its shareholders.

Exempted Company. Holdco is an exempted company with limited liability under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except that an exempted company:

●	does not have to file an annual return of its shareholders with the Registrar of Companies in the Cayman Islands;

●	is not required to open its register of members for inspection;

●	does not have to hold an annual general meeting;

●	may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

●	may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

●	may register as a limited duration company; and

●	may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on that shareholder’s shares of the company.

COMPARISON OF SHAREHOLDERS’ RIGHTS

This section describes the material differences between the rights of Mountain Crest’s stockholders and the proposed rights of Holdco’s shareholders. This summary is not complete and does not cover all of the differences between the Cayman Islands laws and Delaware laws affecting corporations and their shareholders or all the differences between Mountain Crest’s and Holdco’s organizational documents or Amended and Restated Memorandum and Articles of Association, as the case may be. The summary is therefore subject to the complete text of the relevant provisions of the Cayman Islands laws and Delaware laws and Mountain Crest’s and Holdco’s organizational documents or Amended and Restated Memorandum and Articles of Association, as the case may be. For information on Mountain Crest’s amended and restated certificate of incorporation see the section titled, “Where You Can Find Additional Information” in this proxy statement/prospectus. For a summary of Holdco’s Amended and Restated Memorandum and Articles of Association, see the section titled “Description of Holdco’s Securities” in this proxy statement/prospectus and see the full text of Holdco’s Amended and Restated Memorandum and Articles of Association attached to this proxy statement/prospectus as Annex C.

Cayman Islands		Delaware

Shareholders Meetings

●	Held at a time and place as designated in Holdco’s Amended and Restated Articles of Association. Holdco’s Amended and Restated Articles of Association provides that Holdco’s board may designate such time and place.	●	Held at such time or place as designated in the certificate of incorporation or the by-laws, or if not so designated, as determined by the board of directors

●	May be held within or outside the Cayman Islands	●	May be held within or without Delaware

●	Notice:	●	Notice:

	● Holdco’s Amended and Restated Articles of Association provides that a general meeting of Holdco may be called by the Chairman or a majority of Holdco’s board or by the holders of not less than one-third of all votes attached to all issued shares entitled to vote at general meetings of Holdco.		● Whenever shareholders are required to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, if any, date and hour of the meeting, and the means of remote communication, if any.

	● A copy of the notice of any meeting shall be given personally or sent by mail or electronic mail as designated in Holdco’s Amended and Restated Articles of Association.		● Written notice shall be given not less than 10 nor more than 60 days before the meeting.

● Notice of at least 15 calendar days before the general meeting

Shareholders’ Voting Rights

●	Holdco’s Amended and Restated Articles of Association provides that shareholders may take any action requiring an ordinary or special resolution passed at a meeting of shareholders without a meeting if their consent to such ordinary or special resolution is in writing and is signed by all shareholders entitled to vote on such resolution, in accordance with the procedure in Holdco’s Amended and Restated Articles of Association.	●	Any action required to be taken by meeting of shareholders may be taken without meeting if consent is in writing and is signed by all the shareholders entitled to vote

●	Any person authorized to vote may authorize another person or persons to act for him by proxy if permitted by the Articles of Association. Holdco’s Amended and Restated Articles of Association permit such proxies.	●	Any person authorized to vote may authorize another person or persons to act for him by proxy.

Cayman Islands		Delaware

●	Quorum is as designated in the Articles of Association. Quorum for general meetings in Holdco’s Amended and Restated Articles of Association is two or more shareholders representing not less than one-half of all votes attaching to Shares in issue and entitled to vote at such general meeting, present in person or by proxy or, if a corporate or other non-natural person, by its duly authorised representative, shall constitute a quorum; unless Holdco has only one shareholder entitled to vote at such general meeting in which case the quorum shall be that one shareholder present in person or by proxy or (in the case of a corporation or other non-natural person) by a duly authorized representative or proxy.	●	For stock corporations, certificate of incorporation or by-laws may specify the number to constitute a quorum but in no event shall a quorum consist of less than one-third of shares entitled to vote at a meeting. In the absence of such specifications, a majority of shares entitled to vote shall constitute a quorum.

●	The Memorandum and Articles of Association may provide for cumulative voting in the appointment of directors. Holdco’s Amended and Restated Articles of Association do not provide for cumulative voting.	●	The certificate of incorporation may provide for cumulative voting.

●	Holdco’s Amended and Restated Articles of Association provides that the rights attached to any class of shares may be varied, modified or abrogated with the consent in writing of the holders of a majority of the issued shares of that class, or with the sanction of an ordinary resolution passed at a general meeting of the holders of the shares of that class.

Directors

●	Holdco’s Amended and Restated Articles of Association provides that the number of directors shall not be less than three (3) directors.	●	Board must consist of at least one member.

●	Maximum number of directors can be changed by an amendment to the Amended and Restated Articles of Association. Holdco’s Amended and Restated Articles of Association do not provide for a maximum number.	●	Number of board members shall be fixed by the by-laws, unless the certificate of incorporation fixes the number of directors, in which case a change in the number shall be made only by amendment of the certificate.

●	If the board is authorized to change the number of directors actually appointed, provided that the number still falls within the maximum and the minimum number of directors as set out in the Holdco’s Amended and Restated Articles of Association, it can do so provided that it complies with the procedure set out in the Holdco’s Amended and Restated Articles of Association. Holdco’s Amended and Restated Articles of Association permits Holdco’s board to appoint additional directors.

Fiduciary Duties

●	In summary, directors and officers owe the following fiduciary duties:	●	Directors and officers must act in good faith, with the care of a prudent person, and in the best interest of the corporation as a whole.

	● Duty to act in good faith in what the directors believe to be in the best interests of the company as a whole;	●	Directors and officers must refrain from self-dealing, usurping corporate opportunities and receiving improper personal benefits.

Cayman Islands			Delaware

	●	Duty to exercise powers for the purposes for which those powers were conferred and not for a collateral purpose;	●	Decisions made by directors and officers on an informed basis, in good faith and in the honest belief that the action was taken in the best interest of the corporation will be protected by the “business judgment rule.”

	●	Directors should not improperly fetter the exercise of future discretion;

	●	Duty to exercise powers fairly as between different groups of shareholders;

	●	Duty not to put himself in a position of conflict between their duty to the company and their personal interests; and
	●	Duty to exercise independent judgment.

●	In addition to the above, directors also owe a duty of care which is not fiduciary in nature. This duty has been defined as a requirement to act as “a reasonably diligent person” having both:

	●	the general knowledge, skill and experience that may reasonably be expected of a person carrying out the same functions as are carried out by that director in relation to the company, and

	●	the nature of the company, the nature of the decision and the position of the director and the responsibilities undertaken.

●	As set out above, directors have a duty not to put themselves in a position of conflict and this includes a duty not to engage in self-dealing, or to otherwise benefit as a result of his position. However, in some instances a breach of this duty can be forgiven and/or authorized in advance by the shareholders provided that there is full disclosure by the directors. This can be done by way of permission granted in Holdco’s Amended and Restated Articles of Association or alternatively by shareholder approval at general meetings.

Shareholders’ Derivative Actions

●	Generally speaking, the company is the proper plaintiff in any action. However, based on English authorities, which would in all likelihood be of persuasive authority and be applied by a court in the Cayman Islands, exceptions to the foregoing principle apply in circumstances in which:		●	In any derivative suit instituted by a shareholder of a corporation, it shall be averred in the complaint that the plaintiff was a shareholder of the corporation at the time of the transaction of which he complains or that such shareholder’s stock thereafter devolved upon such shareholder by operation of law.

	●	Those who control the company have refused a request by the shareholders to move the company to bring the action;	●	Complaint shall set forth with particularity the efforts of the plaintiff to obtain the action by the board or the reasons for not making such effort.

Cayman Islands			Delaware

	●	Those who control the company have refused to do so for improper reasons such that they are perpetrating a “fraud on the minority” (this is a legal concept and is different to “fraud” in the sense of dishonesty);	●	Such action shall not be dismissed or compromised without the approval of the Chancery Court.

	●	a company is acting or proposing to act illegally or beyond the scope of its authority; or	●	Shareholders of a Delaware corporation that redeemed their shares, or whose shares were canceled in connection with dissolution, would not be able to bring a derivative action against the corporation after the shares have been redeemed or canceled.

	●	the act complained of, although not beyond the scope of the authority, could only be effected if duly authorized by more than the number of votes which have actually been obtained.

●	Once a shareholder has relinquished his, her or its shares (whether by redemption or otherwise), it is generally the case that they could no longer bring a derivative action as they would no longer be a registered shareholder.

ENFORCEABILITY OF CIVIL LIABILITIES UNDER U.S. SECURITIES LAWS

Holdco is incorporated as an exempted company under the laws of the Cayman Islands to take advantage of certain benefits associated with being a Cayman Islands exempted company, such as:

●	political and economic stability;

●	an effective judicial system;

●	a favorable tax system;

●	the absence of exchange control or currency restrictions; and

●	the availability of professional and support services.

However, certain disadvantages accompany incorporation in the Cayman Islands. These disadvantages include, but are not limited to:

●	the Cayman Islands has a less developed body of securities laws as compared to the United States and these securities laws provide significantly less protection to investors as compared to the United States; and

●	Cayman Islands companies may not have standing to sue before the federal courts of the United States.

Holdco’s constitutional documents do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, between Holdco, its officers, directors and shareholders, be arbitrated.

Substantially all of Holdco’s operations are conducted outside the United States, and all of Holdco’s assets are located outside the United States. A majority of Holdco’s directors and officers are nationals or residents of jurisdictions other than the United States, and a substantial portion of their assets are located outside the United States. As a result, it may be difficult or impossible for a shareholder to effect service of process within the United States upon Holdco or these persons, or to enforce against Holdco or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

Holdco irrevocably appointed Dr. Harish Dave, located at Cullen Building, 7265 Wisconsin Ave, Bethesda, Maryland 20814, as its agent upon whom process may be served in any action brought against it under the securities laws of the United States.

Cayman Islands

There is uncertainty as to whether the courts of the Cayman Islands would:

●	recognize or enforce judgments of United States courts obtained against Holdco or Holdco’s directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; or

●	entertain original actions brought in each respective jurisdiction against Holdco or Holdco’s directors or officers predicated upon the securities laws of the United States or any state in the United States.

It is uncertain whether the courts of the Cayman Islands will allow shareholders of Holdco to originate actions in the Cayman Islands based upon securities laws of the United States. In addition, there is uncertainty with regard to Cayman Islands law related to whether a judgment obtained from the U.S. courts under civil liability provisions of U.S. securities laws will be determined by the courts of the Cayman Islands as penal or punitive in nature. If such a determination is made, the courts of the Cayman Islands will not recognize or enforce the judgment against a Cayman Islands company, such as Holdco. As the courts of the Cayman Islands have yet to rule on making such a determination in relation to judgments obtained from U.S. courts under civil liability provisions of U.S. securities laws, it is uncertain whether such judgments would be enforceable in the Cayman Islands. Although there is no statutory enforcement in the Cayman Islands of judgments obtained in the federal or state courts of the United States (and the Cayman Islands are not a party to any treaties for the reciprocal enforcement or recognition of such judgments), a judgment obtained in such jurisdiction will be recognized and enforced in the courts of the Cayman Islands at common law, without any re-examination of the merits of the underlying dispute, by an action commenced on the foreign judgment debt in the Grand Court of the Cayman Islands, provided such judgment (a) is given by a foreign court of competent jurisdiction, (b) imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given, (c) is final, (d) is not in respect of taxes, a fine or a penalty, and (e) was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands.

Singapore

AUM is a private company limited by shares incorporated under the laws of Singapore. Most of the members of the AUM Board and its senior management named in this proxy statement/prospectus reside in Singapore outside the United States and a substantial portion of their assets are located outside the United States. As a result, it may not be possible to effect service of process within the United States upon these individuals or AUM or to enforce judgments obtained in courts in the United States based on the civil liability provisions of the U.S. securities laws against AUM in the United States.

As there is no specific treaty in force on the reciprocal recognition and enforcement of judgments in civil and commercial matters between the United States and Singapore, courts in Singapore will not automatically recognize and enforce a final judgment rendered by courts in the United States. A final and conclusive judgment for a fixed sum of money, obtained from a court of competent jurisdiction in the United States may be entered as evidence of an outstanding debt which has to be recovered by commencement of a distinct lawsuit in the courts of Singapore.

Actions brought in a Singapore court against AUM or the members of the AUM Board, its other officers and/or the experts named herein (as the case may be) to enforce liabilities based on U.S. federal securities laws may be subject to certain restrictions. In particular, Singapore courts do not generally award punitive damages for breaches of contract. For instance, penalty clauses and similar clauses providing for liquidated damages are enforceable in Singapore only to the extent that they provide for a reasonable pre-estimate of damages. It should also be noted that purported liquidated damages clauses deemed to be penalty clauses (e.g., by reason of being excessive and/or not a genuine pre-estimate of loss) are typically not enforceable in Singapore.

In the context of limited recourse clauses, (whereby a party agrees to limit its recourse against the other party to the assets available at any given point in time with such other party), Singapore courts are likely to apply usual principles of contract under Singapore’s common law. Therefore, as long as the Singapore court is of the view that the provisions accurately reflect the intentions of the parties when they entered into the contract, such limited recourse provisions would typically be upheld by Singapore courts.

Similarly, usual contractual principles under Singapore’s common law would apply to subordination clauses whereby a party agrees to subordinate its claims to those of another party and would typically be upheld by Singapore courts. However, the application of statutory provisions under the Insolvency, Restructuring and Dissolution Act of Singapore would determine the priorities of creditors’ claims when a Singapore company becomes insolvent. Generally, secured creditors would be able to enforce their security. However, the remaining assets of the company (after all secured claims are satisfied) would be distributed pari passu among unsecured creditors.

Litigation in Singapore is also subject to rules of procedure that may differ from the rules in the United States, including with respect to the taking and admissibility of evidence, the conduct of the proceedings and the allocation of costs. A contractual provision allowing for the service of process against a party through a service agent could be overridden by Singapore statutory provisions allowing the valid serving of process against a party subject to and in accordance with the laws of the country where such party is domiciled.

For these reasons, even if a judgment is obtained against AUM, the non-U.S. members of its board of directors, senior management, or the experts named in this proxy statement/prospectus based on the civil liability provisions of the U.S. federal securities laws, a U.S. investor may not be able to automatically enforce it in U.S. or Singapore courts.

LEGAL MATTERS

The legality of the Holdco Ordinary Shares offered by this proxy statement/prospectus and certain other Cayman Islands legal matters will be passed upon for Holdco by Maples and Calder (Cayman) LLP. Certain legal matters relating to U.S. law will be passed upon for Holdco by DLA Piper LLP (US). Certain legal matters relating to Singapore law will be passed upon for AUM by Shook Lin & Bok as Singapore counsel. DLA Piper LLP (US) may rely upon Shook Lin & Bok as Singapore counsel with respect to matters governed by Singapore law. Certain legal matters relating to U.S. law will be passed upon for Mountain Crest by Loeb & Loeb LLP.

EXPERTS

The consolidated financial statements of AUM as of and for each of the years ended March 31, 2022 and 2021 included in this proxy statement/prospectus have been audited by Macias Gini & O’Connell LLP, an independent registered public accounting firm as stated in their report appearing herein. Such financial statements are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The financial statements of Mountain Crest as of December 31, 2022 and for the period from April 8, 2021 (inception) through December 31, 2021, included in this proxy statement/prospectus have been audited by UHY LLP, an independent registered public accounting firm, as set forth in their report, thereon, appearing elsewhere in this proxy statement/prospectus, and are included in reliance on such report given upon such firm as experts in auditing and accounting.

SHAREHOLDER PROPOSALS AND OTHER MATTERS

Management of Mountain Crest knows of no other matters which may be brought before the Special Meeting. If any matter other than the proposed Business Combination or related matters should properly come before the Special Meeting, however, the persons named in the enclosed proxies will vote proxies in accordance with their judgment on those matters.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

Mountain Crest is subject to the informational requirements of the Exchange Act, and is required to file reports, any proxy statements and other information with the SEC.

Neither Mountain Crest, Holdco nor AUM has authorized anyone to provide you with information that differs from that contained in this proxy statement/prospectus. You should not assume that the information contained in this proxy statement/prospectus is accurate as on any date other than the date of this proxy statement/prospectus, and neither the mailing of this proxy statement/prospectus to Mountain Crest stockholders nor the consummation of the Business Combination shall create any implication to the contrary.

This proxy statement/prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction to or from any person to whom it is not lawful to make any such offer or solicitation in such jurisdiction.

MOUNTAIN CREST ACQUISITION CORP. V
INDEX TO FINANCIAL STATEMENTS

AUM BIOSCIENCES PTE LTD
Consolidated Financial Statements

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and the Board of Directors of

Mountain Crest Acquisition Corp. V

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Mountain Crest Acquisition Corp. V (the “Company”) as of December 31, 2022 and 2021 and the related statements of operations, changes in stockholders’ deficit and cash flows for year ended December 31, 2022 and the period from April 8, 2021 (inception) through December 31, 2021, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2022 and 2021, and the results of its operations and its cash flows for year ended December 31, 2022 and the period from April 8, 2021 (inception) through December 31, 2021, in conformity with accounting principles generally accepted in the United States of America.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, if the Company is unable to complete a Business Combination within the Combination Period, then the Company will cease all operations except for the purpose of liquidating. This date for mandatory liquidation and subsequent dissolution raises substantial doubt about the Company’s ability to continue as a going concern. Management’s plan in regard to this matter is also discussed in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ UHY LLP

We have served as the Company’s auditor since 2021.

New York, New York

March 31, 2023

MOUNTAIN CREST ACQUISITION CORP. V

BALANCE SHEETS

	December 31,
	2022	2021
ASSETS
Current assets
Cash	$259,408	$474,538
Prepaid expenses	11,430	97,419
Investments held in Trust Account	19,572,432	69,000,843
TOTAL ASSETS	$19,843,270	$69,572,800

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities
Accounts payable and accrued expenses	$319,873	$98,001
Income taxes payable	180,872	-
Accrued offering costs	-	7,298
Deferred underwriting fee payable	2,070,000	2,070,000
TOTAL LIABILITIES	2,570,745	2,175,299

COMMITMENTS AND CONTINGENCIES
Common stock subject to possible redemption, $0.0001 par value, 1,934,108 and 6,900,000 shares at redemption value of $10.11 and $10.00 per share as of December 31, 2022 and 2021, respectively	19,550,035	69,000,000

Stockholders’ Deficit
Common Stock; $0.0001 par value; 30,000,000 shares authorized; 2,125,900 issued and outstanding (excluding 1,934,108 and 6,900,000 shares subject to possible redemption) as of December 31, 2022 and 2021, respectively	213	213
Additional paid-in capital	-	-
Accumulated deficit	(2,277,723)	(1,602,712)
Total Stockholders’ Deficit	(2,277,510)	(1,602,499)
TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$19,843,270	$69,572,800

The accompanying notes are an integral part of the financial statements.

MOUNTAIN CREST ACQUISITION CORP. V

STATEMENTS OF OPERATIONS

	For the Year Ended December 31, 2022	For the Period From April 8, 2021 (Inception) Through December 31, 2021
General and administrative expenses	$746,913	$151,598
Loss from operations	(746,913)	(151,598)

Other income
Interest earned on investments held in Trust Account	932,256	843
Total other income	932,256	843

Income (Loss) before provision for income taxes	185,343	(150,755)
Provision for income taxes	(180,872)	-
Net income (loss)	$4,471	$(150,755)

Weighted average shares outstanding of redeemable common stock	6,682,317	1,156,180
Basic and diluted income per share, redeemable common stock	$(0.03)	$5.23

Weighted average shares outstanding of non-redeemable common stock	2,125,900	1,603,669
Basic and diluted net loss per share, non-redeemable common stock	$(0.13)	$(3.87)

The accompanying notes are an integral part of the financial statements.

MOUNTAIN CREST ACQUISITION CORP. V

STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT

FOR THE YEAR ENDED DECEMBER 31, 2022 AND THE PERIOD FROM APRIL 8, 2021 (INCEPTION) THROUGH DECEMBER 31, 2021

	Common Stock		Additional Paid-in	Accumulated	Total Stockholders’
	Shares	Amount	Capital	Deficit	Deficit
Balance – April 8, 2021 (Inception)	-	$-	$-	$-	$-

Issuance of common stock to Sponsor	1,725,000	173	24,827	-	25,000

Proceeds allocated to Public Rights	-	-	5,865,000	-	5,865,000

Allocation of offering costs related to redeemable shares	-	-	4,657,681	-	4,657,681

Offering costs	-	-	(5,090,361)	-	(5,090,361)

Sale of 223,000 Private Units	223,000	22	2,229,978	-	2,230,000

Issuance of Representative Shares	177,900	18	1,383,599	-	1,383,617

Accretion for common stock subject to redemption amount	-	-	(9,070,724)	(1,451,957)	(10,522,681)

Net loss	-	-	-	(150,755)	(150,755)

Balance – December 31, 2021	2,125,900	213	-	(1,602,712)	(1,602,499)

Accretion for common stock subject to redemption amount	-	-	-	(679,482)	(679,482)

Net income	-	-	-	4,471	4,471

Balance – December 31, 2022	2,125,900	$213	$-	$(2,277,723)	$(2,277,510)

The accompanying notes are an integral part of the financial statements.

MOUNTAIN CREST ACQUISITION CORP. V

STATEMENTS OF CASH FLOWS

	For the Year Ended December 31, 2022	For the Period from April 8, 2021 (inception) through December 31, 2021
Cash Flows from Operating Activities:
Net income (loss)	$4,471	$(150,755)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Interest earned on investments held in Trust Account	(932,256)	(843)
Changes in operating assets and liabilities:
Prepaid expenses	85,989	(97,419)
Accounts payable and accrued expenses	214,574	-
Income taxes payable	180,872	98,001
Net cash used in operating activities	(446,350)	(151,016)

Cash Flows from Investing Activities:
Investment of cash into Trust Account	-	(69,000,000)
Cash withdrawn from Trust Account to pay franchise and income taxes	231,220	-
Cash withdrawn from Trust Account in connection with redemption	50,129,447	-
Net cash provided by (used in) investing activities	50,360,667	(69,000,000)

Cash Flows from Financing Activities:
Proceeds from issuance of common stock to Sponsor	-	25,000
Proceeds from sale of Units, net of underwriting discounts paid	-	67,620,000
Proceeds from sale of Private Units	-	2,230,000
Repayment of promissory note – related party	-	(83,571)
Payment of offering costs	-	(165,875)
Redemption of Common stock	(50,129,447)	-
Net cash (used in) provided by financing activities	(50,129,447)	69,625,554

Net Change in Cash	(215,130)	474,538
Cash – Beginning of period	474,538	-
Cash – End of period	$259,408	$474,538

Non-Cash Investing and Financing Activities:
Offering costs included in accrued offering costs	$-	$7,298
Issuance of Representative Shares	$-	$1,383,617
Offering costs paid through promissory note	$-	$83,571
Accretion for common stock subject to redemption amount	$679,482	$10,522,681
Deferred underwriting fee payable	$-	$2,070,000

The accompanying notes are an integral part of the financial statements.

NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS

Mountain Crest Acquisition Corp. V (the “Company”) is a newly organized blank check company that was incorporated in Delaware on April 8, 2021. The Company was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (the “Business Combination”). Although the Company is not limited to a particular industry or sector for purposes of consummating a Business Combination, the Company intends to focus its search on private companies in North America and Asia Pacific regions that have positive operating cash flow or compelling economics and clear paths to positive operating cash flow, significant assets, and successful management teams that are seeking access to the U.S. public capital markets. The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.

As of December 31, 2022, the Company had not commenced any operations. All activity for the period from April 8, 2021 (inception) through December 31, 2022 relates to the Company’s formation, the initial public offering (“Initial Public Offering”), which is described below, and subsequent to the Initial Public Offering, identifying a target company for a Business Combination. The Company will not generate any operating revenues until after the completion of its initial Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income from the proceeds derived from the Initial Public Offering.

The registration statement for the Company’s Initial Public Offering was declared effective on November 12, 2021. On November 16, 2021, the Company consummated the Initial Public Offering of 6,000,000 units (the “Units”) and, with respect to the shares of common stock included in the Units sold, the Public Shares at $10.00 per Unit, generating gross proceeds of $60,000,000, which is described in Note 3.

Simultaneously with the closing of the Initial Public Offering, the Company consummated the sale of 205,000 units (the “Private Units”) at a price of $10.00 per Private Unit in a private placement to Mountain Crest Global Holdings LLC (the “Sponsor”) generating gross proceeds of $2,050,000, which is described in Note 4.

Following the closing of the Initial Public Offering on November 16, 2021, an amount of $60,000,000 ($10.00 per Unit) from the net proceeds of the sale of the Units in the Initial Public Offering and the sale of the Private Units was placed in a trust account (the “Trust Account”), which may be invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act of 1940, as amended, (the “Investment Company Act”), with a maturity of 180 days or less or in any open-ended investment company that holds itself out as a money market fund meeting the conditions of Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earlier of: (i) the consummation of a Business Combination or (ii) the distribution of the funds in the Trust Account as described below.

On November 18, 2021, the underwriters fully exercised their over-allotment option, resulting in an additional 900,000 Units issued for an aggregate amount of $9,000,000. In connection with the underwriters’ full exercise of their over-allotment option, the Company also consummated the sale of an additional 18,000 Private Units at $10.00 per Private Unit, generating total proceeds of $180,000. A net total of $9,000,000 was deposited into the Trust Account, bringing the aggregate proceeds held in the Trust Account to $69,000,000.

Transaction costs amounted to $5,090,361 consisting of $1,380,000 of underwriting fees, $2,070,000 of deferred underwriting fees and $1,640,361 of other offering costs (which includes $1,383,617 of Representative Shares at fair value See Note 6).

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering and the sale of the Private Units, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. The Company’s initial Business Combination must be with one or more target businesses that together have a fair market value equal to at least 80% of the balance in the Trust Account (as defined below) (less any deferred underwriting commissions and net of amounts previously released to the Company to pay its tax obligations) at the time of the signing of an agreement to enter into a Business Combination. The Company will only complete a Business Combination if the post-Business Combination company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act. There is no assurance that the Company will be able to successfully effect a Business Combination.

The Company will provide its holders of the outstanding Public Shares (the “public stockholders”) with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a stockholder meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek stockholder approval of a Business Combination or conduct a tender offer will be made by the Company, solely in its discretion. The stockholders will be entitled to redeem their shares for a pro rata portion of the amount then on deposit in the Trust Account (initially $10.00 per share, plus any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations). The per-share amount to be distributed to stockholders who redeem their shares will not be reduced by the deferred underwriting commission the Company will pay to the underwriters (as discussed in Note 6).

The Company will proceed with a Business Combination if a majority of the outstanding shares voted are voted in favor of the Business Combination. If a stockholder vote is not required by law and the Company does not decide to hold a stockholder vote for business or other legal reasons, the Company will, pursuant to its Amended and Restated Certificate of Incorporation, conduct the redemptions pursuant to the tender offer rules of the Securities and Exchange Commission (“SEC”), and file tender offer documents with the SEC prior to completing a Business Combination. If, however, stockholder approval of the transaction is required by law, or the Company decides to obtain stockholder approval for business or other legal reasons, the Company will offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. If the Company seeks stockholder approval in connection with a Business Combination, the Company’s Sponsor has agreed to (a) vote its Insider Shares (as defined in Note 5), Private Shares (as defined in Note 4) and any Public Shares held by it in favor of a Business Combination and (b) not to redeem any shares in connection with a stockholder vote to approve a Business Combination or sell any such shares to the Company in a tender offer in connection with a Business Combination. Additionally, each public stockholder may elect to redeem their Public Shares irrespective of whether they vote for or against the proposed transaction.

Notwithstanding the above, if the Company seeks stockholder approval of a Business Combination and it does not conduct redemptions pursuant to the tender offer rules, the Amended and Restated Certificate of Incorporation provides that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming its shares with respect to more than an aggregate of 20% or more of the Public Shares, without the prior consent of the Company.

The Sponsor has agreed to (i) waive its redemption rights with respect to Insider Shares, Private Shares and any Public Shares it may acquire during or after the Initial Public Offering in connection with the consummation of a Business Combination and (ii) not to propose an amendment to the Company’s Amended and Restated Certificate of Incorporation that would affect the substance or timing of the Company’s obligation to redeem 100% of its Public Shares if the Company does not complete a Business Combination, unless the Company provides the public stockholders an opportunity to redeem their Public Shares in conjunction with any such amendment. However, the Sponsor will be entitled to liquidating distributions with respect to any Public Shares acquired if the Company fails to consummate a Business Combination or liquidates within the Combination Period (defined below).

The Company will have until November 16, 2022 (or until February 16, 2023 if the Company has executed a definitive agreement for a Business Combination by November 16, 2022 but has not completed the Business Combination by such date) to consummate a Business Combination. However, if the Company anticipates that it may not be able to consummate a Business Combination within 12 months, and the Company has not entered into a definitive agreement for a Business Combination by such date, the Company may extend the period of time to consummate a Business Combination up to two times, each by an additional three months for a total of 18 months to complete a Business Combination (the “Combination Period”). On October 19, 2022, upon the upon the execution of a Business Combination Agreement, the period of time for the Company to complete a Business Combination under its amended and restated certificate of incorporation is extended for a period of 3 months from November 16, 2022 to February 16, 2023. Subsequently, as approved by its stockholders at the special meeting of Stockholders held on December 20, 2022 (the “Special Meeting”), the Company entered into an amendment to the Investment Management Trust Agreement, dated as of November 12, 2021, with Continental Stock Transfer & Trust Company, on December 20, 2022 (the “Trust Amendment”). Pursuant to the Trust Amendment, SPAC has the right to extend the time for SPAC to complete its business combination (the “Business Combination Period”) under the Trust Agreement for a period of 3 months from February 16, 2023 to May 16, 2023 and to the extent SPAC’s Amended and Restated Certificate of Incorporation is amended to extend the Business Combination Period, by depositing $300,000 into SPAC’s trust account (“Trust Account”). The Company extended the time it has to complete its initial business combination from February 16, 2023, to May 16, 2023 by depositing $300,000 into the trust account on February 15, 2023 (Note 10).

In connection with the stockholders’ vote at the Special Meeting of Stockholders held by SPAC on December 20, 2022, 4,965,892 shares were tendered for redemption.

If the Company is unable to complete a Business Combination within the Combination Period, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account including interest earned on the funds held in the Trust Account and not previously released to the Company to pay taxes, divided by the number of then outstanding Public Shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and the Company’s board of directors, dissolve and liquidate, subject in the case of clauses (ii) and (iii) to the Company’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.

The Sponsor has agreed to waive its liquidation rights with respect to the Private Shares if the Company fails to complete a Business Combination within the Combination Period. However, if the Sponsor or any of its respective affiliates acquire Public Shares after the Initial Public Offering, such Public Shares will be entitled to liquidating distributions from the Trust Account if the Company fails to complete a Business Combination within the Combination Period. The underwriters have agreed to waive their rights to their deferred underwriting commission (see Note 6) held in the Trust Account in the event the Company does not complete a Business Combination within the Combination Period and, in such event, such amounts will be included with the other funds held in the Trust Account that will be available to fund the redemption of the Public Shares. In the event of such distribution, it is possible that the per share value of the assets remaining available for distribution will be less than the Initial Public Offering price per Unit ($10.00).

In order to protect the amounts held in the Trust Account, the Sponsor has agreed to be liable to the Company if and to the extent any claims by a vendor for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amounts in the Trust Account to below the lesser of (i) $10.00 per Public Share and (ii) the actual amount per Public Share held in the Trust Account as of the date of the liquidation of the Trust Account, if less than $10.00 per Public Share due to reductions in the value of the trust assets, less taxes payable, provided that such liability will not apply to any claims by a third party who executed a waiver of any and all rights to the monies held in the Trust Account nor will it apply to any claims under the Company’s indemnity of the underwriters of Initial Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third-party claims. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers, prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.

Risks and Uncertainties

Management continues to evaluate the impact of the COVID-19 pandemic and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, results of its operations, and/or search for a target company, the specific impact is not readily determinable as of the date of these financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

In February 2022, the Russian Federation and Belarus commenced a military action with the country of Ukraine. As a result of this action, various nations, including the United States, have instituted economic sanctions against the Russian Federation and Belarus. Further, the impact of this action and related sanctions on the world economy are not determinable as of the date of these financial statements. The specific impact on the Company’s financial condition, results of operations, and cash flows is also not determinable as of the date of these financial statements.

On August 16, 2022, the Inflation Reduction Act of 2022 (the “IR Act”) was signed into federal law. The IR Act provides for, among other things, a new U.S. federal 1% excise tax on certain repurchases (including redemptions) of stock by publicly traded domestic (i.e., U.S.) corporations and certain domestic subsidiaries of publicly traded foreign corporations. The excise tax is imposed on the repurchasing corporation itself, not its shareholders from which shares are repurchased. The amount of the excise tax is generally 1% of the fair market value of the shares repurchased at the time of the repurchase. However, for purposes of calculating the excise tax, repurchasing corporations are permitted to net the fair market value of certain new stock issuances against the fair market value of stock repurchases during the same taxable year. In addition, certain exceptions apply to the excise tax. The U.S. Department of the Treasury (the “Treasury”) has been given authority to provide regulations and other guidance to carry out and prevent the abuse or avoidance of the excise tax. The IR Act applies only to repurchases that occur after December 31, 2022.

Any redemption or other repurchase that occurs after December 31, 2022, in connection with a Business Combination, extension vote or otherwise, may be subject to the excise tax. Whether and to what extent the Company would be subject to the excise tax in connection with a Business Combination, extension vote or otherwise would depend on a number of factors, including (i) the fair market value of the redemptions and repurchases in connection with the Business Combination, extension or otherwise, (ii) the structure of a Business Combination, (iii) the nature and amount of any “PIPE” or other equity issuances in connection with a Business Combination (or otherwise issued not in connection with a Business Combination but issued within the same taxable year of a Business Combination) and (iv) the content of regulations and other guidance from the Treasury. In addition, because the excise tax would be payable by the Company and not by the redeeming holder, the mechanics of any required payment of the excise tax have not been determined. The foregoing could cause a reduction in the cash available on hand to complete a Business Combination and in the Company’s ability to complete a Business Combination.

Going Concern

In connection with the Company’s assessment of going concern considerations in accordance with Financial Accounting Standard Board (“FASB”) Accounting Standards Update (“ASU”) 2014-15, “Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern,” the Company has until May 16, 2023 to consummate the proposed Business Combination. It is uncertain that the Company will be able to consummate the proposed Business Combination by this time. If a business combination is not consummated by this date, there will be a mandatory liquidation and subsequent dissolution of the Company. Management has determined that the mandatory liquidation, should a business combination not occur, and potential subsequent dissolution, raises substantial doubt about the Company’s ability to continue as a going concern. No adjustments have been made to the carrying amounts of assets or liabilities should the Company be required to liquidate after May 16, 2023. The Company intends to complete the proposed Business Combination before the mandatory liquidation date. However, there can be no assurance that the Company will be able to consummate any business combination by May 16, 2023.

Liquidity and Capital Resources

As of December 31, 2022, the Company had $259,408 of cash held outside its Trust Account for use as working capital (the “Working Capital”).

The promissory note from the Sponsor was paid in full at November 16, 2021. In addition, in order to finance transaction costs in connection with a business combination, the Sponsor or an affiliate of the Sponsor or certain of the Company’s officers and directors may, but are not obligated to, provide the Company working capital loans, as defined below (see Note 5). To date, there were no amounts outstanding under any working capital loans.

The Company will need to raise additional capital through loans or additional investments from its Sponsor, stockholders, officers, directors, or third parties. The Company’s officers, directors and Sponsor may, but are not obligated to, loan the Company funds, from time to time or at any time, in whatever amount they deem reasonable in their sole discretion, to meet the Company’s working capital needs. Accordingly, the Company may not be able to obtain additional financing. If the Company is unable to raise additional capital, it may be required to take additional measures to conserve liquidity, which could include, but not necessarily be limited to, curtailing operations, suspending the pursuit of a potential transaction, and reducing overhead expenses. The Company cannot provide any assurance that new financing will be available to it on commercially acceptable terms, if at all.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements are presented in U.S. dollars and have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the accounting and disclosure rules and regulations of the Securities and Exchange Commission (the “SEC”).

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of the financial statements in conformity with U.S. GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. At December 31, 2022 and 2021, the Company had no cash equivalents.

Investment Held in Trust Account

The Company’s portfolio of investments held in the Trust Account is comprised of investments in money market funds that invest in U.S. treasury securities and generally have a readily determinable fair value, or a combination thereof. Gains and losses resulting from the change in fair value of these securities are included in interest earned on marketable securities held in Trust Account in the accompanying statements of operations. The estimated fair values of investments held in the Trust Account are determined using available market information.

Interest income earned on these investments is fully reinvested into the Investments held in Trust Account and therefore considered as an adjustment to reconcile net profit/(loss) to net cash used in operating activities in the Statements of Cash Flows. Such interest income reinvested will be used to redeem all or a portion of the ordinary shares upon the completion of business combination.

Common Stock Subject to Possible Redemption

The Company accounts for its common stock subject to possible redemption in accordance with the guidance in FASB Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” Common stock subject to mandatory redemption is classified as a liability instrument and is measured at fair value. Conditionally redeemable common stock (including common stock that features redemption rights that is either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) is classified as temporary equity. At all other times, common stock is classified as stockholders’ equity. The Company’s common stock features certain redemption rights that are considered to be outside of the Company’s control and subject to occurrence of uncertain future events.

In connection with the stockholders’ vote at the Special Meeting of Stockholders held by SPAC on December 20, 2022, 4,965,892 shares were tendered for redemption.

Accordingly, at December 31, 2022 and 2021, 1,934,108 and 6,900,000 common stock subject to possible redemption is presented at redemption value of $10.11 and $10.00, respectively, as temporary equity, outside of the stockholders’ deficit section of the Company’s balance sheets.

At December 31, 2022 and 2021, the common stock reflected in the balance sheets are reconciled in the following table:

Gross proceeds	$69,000,000
Less:
Allocation of offering costs related to redeemable shares	(4,657,681)
Proceeds allocated to Public Rights	(5,865,000)
Plus:
Accretion of carrying value to redemption value	10,522,681

Common stock subject to possible redemption, December 31, 2021	69,000,000
Less:
Redemptions of Common stock on December 20, 2022	(50,129,447)
Plus:
Accretion of carrying value to redemption value	679,482
Common stock subject to possible redemption, December 31, 2022	$19,550,035

Offering Costs

Offering costs consisted of legal, accounting and other expenses incurred through the Initial Public Offering that were directly related to the Initial Public Offering. Offering costs were allocated to the separable financial instruments issued in the Initial Public Offering based on a relative fair value basis, compared to total proceeds received. Offering costs associated with the common stock issued were initially charged to temporary equity and then accreted to common stock subject to redemption upon the completion of the Initial Public Offering. Offering costs amounted to $5,090,361 consisting of $1,380,000 of underwriting fees, $2,070,000 of deferred underwriting fees and $1,640,361 of other offering costs. These were charged to stockholders’ deficit upon the completion of the Initial Public Offering. $4,657,681 was allocated to Public Shares and charged to temporary equity, and $432,681 was allocated to public rights and charged to stockholders’ deficit.

Income Taxes

The Company follows the asset and liability method of accounting for income taxes under FASB ASC 740, “Income Taxes.” Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

Any interest payable in respect of U.S. debt obligations (if any) held by the Trust Account is intended to qualify for the portfolio interest exemption or otherwise be exempt from U.S. withholding taxes. Furthermore, shareholders of the Company’s shares may be subject to tax in their respective jurisdictions based on applicable law, for instance, United States persons may be subject to tax on amounts deemed received depending on whether the Company is a passive foreign investment company and whether U.S. persons have made any applicable tax elections permitted under applicable law.

FASB ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. There were no unrecognized tax benefits as of December 31, 2022. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception.

Net Income (Loss) per Common Share

The Company complies with accounting and disclosure requirements of FASB ASC 260, Earnings Per Share. The statements of operations includes a presentation of income (loss) per redeemable public share and income (loss) per non-redeemable share following the two-class method of loss per share. In order to determine the net income (loss) attributable to both the public redeemable shares and non-redeemable shares, the Company first considered the total income (loss) allocable to both sets of shares. This is calculated using the total net income (loss) less any dividends paid. For purposes of calculating net income (loss) per share, any remeasurement of the accretion to redemption value of the redeemable shares subject to possible redemption was considered to be dividends paid to the public stockholders. Subsequent to calculating the total income (loss) allocable to both sets of shares, the Company split the amount to be allocated using a ratio of 76% for the redeemable Public Shares and 24% for the non-redeemable shares for the year ended December 31, 2022, reflective of the respective participation rights.

The earnings per share presented in the statements of operations is based on the following:

	For the Year ended December 31, 2022		For the Period from April 8, 2021 (Inception) Through December 31, 2021
	Redeemable Shares	Non- Redeemable Shares	Redeemable Shares	Non- Redeemable Shares
Basic and diluted net income (loss) per share:
Numerators:
Allocation of net loss including accretion of temporary equity	$(869,058)	(276,480)	$(4,471,409)	(6,202,027)
Accretion of temporary equity to redemption value	679,482	-	10,522,681	-
Allocation of net income (loss)	$(189,576)	$(276,480)	$6,051,272	$(6,202,027)

Denominator:
Weighted-average shares outstanding	6,682,317	2,125,900	1,156,180	1,603,669
Basic and diluted net income (loss) per share	$(0.03)	$(0.13)	$5.23	$(3.87)

As of December 31, 2022, the Company did not have any dilutive securities and other contracts that could, potentially, be exercised or converted into common shares and then share in the Company’s earnings. As a result, diluted income (loss) per share is the same as basic income (loss) per share for the periods presented.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in a financial institution, which, at times, may exceed the Federal Depository Insurance Coverage of $250,000. At December 31, 2022 and 2021, the Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.

Fair Value of Financial Instruments

The fair value of the Company’s assets and liabilities approximates the carrying amounts represented in the balance sheets, primarily due to their short-term nature.

Recent Accounting Standards

In August 2020, the FASB issued ASU 2020-06, Debt — Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging—Contracts in Entity’s Own Equity (Subtopic 815-40) (“ASU 2020-06”) to simplify accounting for certain financial instruments. ASU 2020-06 eliminates the current models that require separation of beneficial conversion and cash conversion features from convertible instruments and simplifies the derivative scope exception guidance pertaining to equity classification of contracts in an entity’s own equity. The new standard also introduces additional disclosures for convertible debt and freestanding instruments that are indexed to and settled in an entity’s own equity. ASU 2020-06 amends the diluted earnings per share guidance, including the requirement to use the if-converted method for all convertible instruments. As a smaller reporting company, ASU 2020-06 is effective December 1, 2024 for fiscal years beginning after December 15, 2023 and should be applied on a full or modified retrospective basis, with early adoption permitted beginning on January 1, 2021. The Company is currently assessing the impact, if any, that ASU 2020-06 would have on its financial position, results of operations or cash flows. The Company has not adopted this guidance as of December 31, 2022.

The Company’s management does not believe that any recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s financial statements.

NOTE 3. INITIAL PUBLIC OFFERING

Pursuant to the Initial Public Offering, the Company sold 6,000,000 Units, at a purchase price of $10.00 per Unit. Each Unit consisted of one share of common stock and one right (“Public Right”). Each Public Right entitled the holder to receive one-tenth of one share of common stock at the closing of a Business Combination (see Note 7). On November 18, 2021, the underwriters fully exercised their over-allotment option, resulting in an additional 900,000 Units issued for an aggregate amount of $9,000,000.

In connection with the stockholders’ vote at the Special Meeting of Stockholders held by SPAC on December 20, 2022, 4,965,892 shares were tendered for redemption.

NOTE 4. PRIVATE PLACEMENT

Simultaneously with the closing of the Initial Public Offering, on November 16, 2021, the Sponsor purchased an aggregate of 205,000 Private Units at a price of $10.00 per Private Unit, for an aggregate purchase price of $2,050,000, in a private placement. In connection with the underwriters’ full exercise of their over-allotment option, on November 18, 2021, the Company also consummated the sale of an additional 18,000 Private Units at $10.00 per Private Unit, generating total proceeds of $180,000. Each Private Unit consists of one share of common stock (“Private Share”) and one right (“Private Right”). Each Private Right entitles the holder to receive one-tenth of one share of common stock at the closing of a Business Combination. The proceeds from the Private Units were be added to the proceeds from the Initial Public Offering held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the proceeds from the sale of the Private Units will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law), and the Private Units and all underlying securities will expire worthless.

NOTE 5. RELATED PARTY TRANSACTIONS

Founder Shares

On April 8, 2021, the Company issued 1,437,500 shares of common stock (the “Insider Shares”) to the Sponsor for an aggregate purchase price of $25,000. The 1,437,500 Insider Shares include an aggregate of up to 187,500 shares subject to forfeiture by the Sponsor to the extent that the underwriters’ over-allotment is not exercised in full or in part, so that the Sponsor will collectively own 20% of the Company’s issued and outstanding shares after the Initial Public Offering (assuming the Sponsor does not purchase any Public Shares in the Initial Public Offering and excluding the Private Shares). In connection with the increase in the size of the offering, on November 2, 2021, the company declared a 20% stock dividend on each insider share thereby increasing the number of issued and outstanding Insider Shares to 1,725,000, including up to an aggregate of 225,000 shares of common stock subject to forfeiture by our insiders to the extent that the underwriters’ over-allotment option is not exercised in full or in part. The stock dividend was considered in substance a recapitalization transaction, which was recorded and presented retroactively. As a result of the underwriters’ election to fully exercise their over-allotment option on November 18, 2021, no Insider Shares are currently subject to forfeiture.

Administrative Support Agreement

The Company agreed, commencing on November 12, 2021, to pay the Sponsor, affiliates, or advisors a total of up to $10,000 per month for office space, utilities, out of pocket expenses, and secretarial and administrative support. The arrangement will terminate upon the earlier of the Company’s consummation of a Business Combination or its liquidation. For the year ended December 31, 2022, the Company incurred and paid $120,000 in fees for these services. For the period from April 8, 2021 (inception) through December 31, 2021, the Company incurred and paid $20,000 in fees for these services.

Promissory Notes — Related Parties

On April 9, 2021, the Sponsor agreed to loan the Company an aggregate of up to $500,000 to cover expenses related to the Initial Public Offering pursuant to a promissory note (the “Note”). This Note was non-interest bearing and payable on the completion of the closing of the Initial Public Offering. The Note was paid in full on November 16, 2021. The Company can no longer borrow against this note.

Related Party Loans

In order to finance transaction costs in connection with a Business Combination, the Sponsor, an affiliate of the Sponsor, or the Company’s officers and directors may, but are not obligated to, loan the Company funds from time to time or at any time, as may be required (“Working Capital Loans”). Each Working Capital Loan would be evidenced by a promissory note. The Working Capital Loans would either be paid upon consummation of a Business Combination, without interest, or, at the holder’s discretion, up to $1,500,000 of the Working Capital Loans may be converted into Private Units at a price of $10.00 per unit. The Private Units would be identical to the Private Units. In the event that a Business Combination does not close, the Company may use a portion of the proceeds held outside the Trust Account to repay the Working Capital Loans, but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. As of December 31, 2022 and 2021, no Working Capital Loans were outstanding.

NOTE 6. COMMITMENTS & CONTINGENCIES

Professional Fee

The Company paid legal counsel a retainer of $25,000 upon filing the registration statement and $100,000 upon the closing of the Initial Public Offering and agreed to pay $50,000 upon closing of a business combination.

Underwriting Agreement

The Company paid an underwriting fee of $0.20 per Unit (6,900,000 Units), or $1,380,000, in total which includes the fee due upon the full exercise of the underwriters’ over-allotment option.

The underwriters are entitled to a deferred fee of $0.30 per unit, or $2,070,000 in the aggregate will be payable to the underwriters for deferred underwriting commissions. The deferred fee will become payable to the underwriters from the amounts held in the Trust Account solely in the event that the Company completes a Business Combination, subject to the terms of the underwriting agreement.

Representative Shares

The Company issued to the underwriter and/or its designees 177,900 shares of common stock (the “Representative Shares”). The Company accounted for the Representative Shares as an expense of the Initial Public Offering, resulting in a charge directly to stockholder’s equity. The Company estimates the fair value of Representative Shares to be $1,383,617 based upon the offering price of the shares of $7.78 per share. The Representative Shares have been deemed compensation by FINRA and are therefore subject to a lock-up for a period of 180 days immediately following the effective date of the registration statement related to the Initial Public Offering pursuant to Rule 5110(g)(1) of FINRA’s NASD Conduct Rules. Pursuant to FINRA Rule 5110(g)(1), these securities will not be the subject of any hedging, short sale, derivative, put or call transaction that would result in the economic disposition of the securities by any person for a period of 180 days immediately following the effective date of the registration statements related to the Initial Public Offering, nor may they be sold, transferred, assigned, pledged or hypothecated for a period of 180 days immediately following the effective date of the registration statements related to the Initial Public Offering except to any underwriter and selected dealer participating in the Initial Public Offering and their bona fide officers or partners.

Business Combination Agreement

On October 19, 2022, the Company entered into a Business Combination Agreement (as it may be amended, supplemented or otherwise modified from time to time, the “Business Combination Agreement”) with AUM Biosciences Pte. Ltd., a private company limited by shares incorporated in Singapore, with company registration 201810204D (the “Target”).

Based upon the execution of the Business Combination Agreement, the period of time for the Company to complete a business combination under its certificate of incorporation is extended for a period of three months from November 16, 2022 to February 16, 2023. Additionally, the Company may elect to extend the time to complete the business combination for another three-month period to May 16, 2023 by depositing certain funds into its trust account as set forth in its certificate of incorporation and its investment management trust agreement with Continental Stock Transfer & Trust Company.

Pursuant to the terms of the Business Combination Agreement, the Target will promptly incorporate a Cayman Islands exempted company as a direct wholly owned subsidiary of the Target (“Holdco”). Holdco upon incorporation will form a private company limited by shares incorporated in Singapore as a direct wholly owned subsidiary of Holdco (“Amalgamation Sub”) and a Delaware corporation as a direct wholly owned subsidiary of Holdco (“Merger Sub” and, together with Holdco and Amalgamation Sub, each, individually, an “Acquisition Entity” and, collectively, the “Acquisition Entities”). Each Acquisition Entity upon formation will become a party to the Business Combination Agreement as if a party on the date of execution thereof by signing a joinder agreement.

Pursuant to the Business Combination Agreement, subject to the terms and conditions set forth therein, (i) Amalgamation Sub will amalgamate with and into the Target (the “Amalgamation”) whereby the separate existence of Amalgamation Sub will cease and the Target will be the surviving corporation of the Amalgamation and become a direct wholly owned subsidiary of Holdco, and (ii) following confirmation of the effective filing of the Amalgamation but on the same day, Merger Sub will merge with and into the Company (the “SPAC Merger” and together with the Amalgamation, the “Mergers”), the separate existence of Merger Sub will cease and the Company will be the surviving corporation of the SPAC Merger and a direct wholly owned subsidiary of Holdco.

As a result of the Mergers, among other things, (i) all outstanding Company Shares will be cancelled in exchange for approximately 40 million Holdco Ordinary Shares valued at $10 per Holdco share, on a fully-diluted basis (as described below in more detail), subject to closing adjustments, (ii) each outstanding SPAC Unit will be automatically detached, (iii) each unredeemed outstanding share of the Company’s Common Stock will be cancelled in exchange for the right to receive one (1) Holdco Ordinary Share, and (iv) every ten (10) outstanding Company Rights will be cancelled and cease to exist in exchange for one (1) Holdco Ordinary Share.

Pursuant to the Business Combination Agreement, each AUM ordinary share issued and paid-up in the share capital of AUM shall be automatically cancelled and each AUM shareholder shall be entitled to receive, as consideration for such AUM ordinary share, such number of newly issued Holdco Ordinary Shares equal to the Company Exchange Ratio. The Company Exchange Ratio means the quotient obtained by dividing the Price per Company Share by $10.00 (ten dollars). The Price per Company Share is a dollar number, dividing the Purchase Price by the Fully-Diluted Company Shares. The Purchase Price is $400,000,000 plus the Post-Signing Investment Amount. Post-Signing Investment Amount means the amount of proceeds received by the AUM Companies from the sale of AUM Company Interests for not more than $10,000,000 in the aggregate after the Business Combination Agreement was signed and before the Closing. The number of Fully-Diluted Company Shares is the sum of (a) the total number of outstanding AUM ordinary shares and (b) the total number of AUM ordinary shares subject to issuance pursuant to the vested AUM options, in each case, as of immediately prior to the Closing.

Additional Agreements Executed In Connection With the Business Combination Agreement

Shareholder Support Agreement

Contemporaneously with the execution of the Business Combination Agreement, the Company, the Target and Key Target Shareholders entered into a voting and support agreement (the “Shareholder Support Agreement”), pursuant to which, among other things, certain Target Shareholders agreed not to transfer and will vote their Shares in the Target in favor of the Business Combination Agreement (including by execution of written resolutions), the Mergers and the other Transactions, effective at Closing. The Target Shareholders party to the Shareholder Support Agreement collectively have a sufficient number of votes to approve the Merger. The Shareholder Support Agreement and all of its provisions will terminate and be of no further force or effect upon the earlier of the Closing or the termination of the Business Combination Agreement.

Sponsor Support Agreement

Contemporaneously with the execution of the Business Combination Agreement, the Company, Sponsor, and the Target entered into a Sponsor Support Agreement, pursuant to which they agree that, among other things, Sponsor (i) will not transfer and will vote its shares of the Company’s Common Stock or any additional shares of the Company’s Common Stock it acquires prior to the Company Stockholder Meeting in favor of the Business Combination Agreement, the Mergers and the other Transactions and each of the Transaction Proposals, (ii) will not redeem any shares of the Company’s Common Stock in connection with the SPAC Merger, and (iii) waives its anti-dilution rights under the Company Charter. The Sponsor Support Agreement and all of its provisions will terminate and be of no further force or effect upon the earlier of the Closing or the termination of the Business Combination Agreement.

NOTE 7. STOCKHOLDERS’ DEFICIT

Common Stock

The Company is authorized to issue 30,000,000 shares of common stock with a par value of $0.0001 per share. At May 27, 2021, there were 1,437,500 shares of common stock issued and outstanding, of which up to an aggregate of 187,500 shares are subject to forfeiture to the extent that the underwriters’ over-allotment option is not exercised in full so that the Sponsor will own 20% of the issued and outstanding shares after the Initial Public Offering (assuming the Sponsor does not purchase any Public Shares in the Initial Public Offering and excluding the Private Shares). In connection with the increase in the size of the offering, on November 2, 2021, the Company declared a 20% stock dividend on each insider share thereby increasing the number of issued and outstanding Insider Shares to 1,725,000, including up to an aggregate of 225,000 shares of common stock subject to forfeiture by our insiders to the extent that the underwriters’ over-allotment option is not exercised in full or in part. According to ASC 260-10-55, the stock dividend was considered in substance a recapitalization transaction, which was recorded and presented retroactively.

As a result of the underwriters’ election to fully exercise their over-allotment option on November 18, 2021, no Insider Shares are currently subject to forfeiture. At December 31, 2022 and 2021, there were 2,125,900 shares of common stock issued and outstanding, excluding 1,934,108 and 6,900,000 of common stock subject to possible redemption which are presented as temporary equity, respectively.

Rights

Except in cases where the Company is not the surviving company in a Business Combination, each holder of a Public Right will automatically receive one-tenth (1/10) of one share of common stock upon consummation of a Business Combination, even if the holder of a Public Right converted all shares held by him, her or it in connection with a Business Combination or an amendment to the Company’s Amended and Restated Certificate of Incorporation with respect to its pre-business combination activities. In the event that the Company will not be the surviving company upon completion of a Business Combination, each holder of a Public Right will be required to affirmatively convert his, her or its rights in order to receive the one-tenth (1/10) of a share underlying each Public Right upon consummation of the Business Combination.

The Company will not issue fractional shares in connection with an exchange of Public Rights. Fractional shares will either be rounded down to the nearest whole share or otherwise addressed in accordance with the applicable provisions of the Delaware General Corporation Law. As a result, the holders of the Public Rights must hold rights in multiples of 10 in order to receive shares for all of the holders’ rights upon closing of a Business Combination.

NOTE 8. INCOME TAX

The Company’s net deferred tax assets for the year ended December 31, 2022 and 2021 are as follows:

	December 31, 2022	December 31, 2021
Deferred tax assets
Net operating loss carryforward	$-	$2,553
Startup/Organization Expenses	133,921	29,106
Total deferred tax assets	133,921	31,659
Valuation Allowance	(133,921)	(31,659)
Deferred tax assets. Net of allowance	$-	$-

The income tax provision consists of the following:

	December 31, 2022	For the period from April 8, 2021 (inception) through December 31, 2021
Federal
Current	$180,872	$-
Deferred	(102,262)	(31,659)

State
Current	-	-
Deferred	-	-

Change in valuation allowance	102,262	31,659
Income tax provision	$180,872	$-

As of December 31, 2022 and 2021, the Company have $0 and $12,159 of U.S. federal and state net operating loss carryovers available to offset future taxable income, respectively.

In assessing the realization of the deferred tax assets, management considers whether it is more likely than not that some portion of all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which temporary differences representing net future deductible amounts become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. After consideration of all of the information available, management believes that significant uncertainty exists with respect to future realization of the deferred tax assets and has therefore established a full valuation allowance. For the year ended December 31, 2022, the change in the valuation allowance was $102,262. For the period from April 8, 2021 (inception) through December 31, 2021, the change in the valuation allowance was $31,659.

A reconciliation of the federal income tax rate to the Company’s effective tax rate at December 31, 2022 and 2021 is as follows:

	December 31, 2022	For the period from April 8, 2021 (inception) through December 31, 2021
Statutory federal income tax rate	21.0%	21.0%
Merger & Acquisitions expenses	21.3%	0.0%
Interest & Penalties	0.1%
Change in valuation allowance	55.2%	(21.1)%
Income tax provision	97.6%	0.0%

The Company files income tax returns in the U.S. federal jurisdiction in various state and local jurisdictions and is subject to examination by the various taxing authorities.

NOTE 9. FAIR VALUE MEASUREMENTS

The fair value of the Company’s financial assets and liabilities reflects management’s estimate of amounts that the Company would have received in connection with the sale of the assets or paid in connection with the transfer of the liabilities in an orderly transaction between market participants at the measurement date. In connection with measuring the fair value of its assets and liabilities, the Company seeks to maximize the use of observable inputs (market data obtained from independent sources) and to minimize the use of unobservable inputs (internal assumptions about how market participants would price assets and liabilities). The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities:

Level 1:	Quoted prices in active markets for identical assets or liabilities. An active market for an asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2:	Observable inputs other than Level 1 inputs. Examples of Level 2 inputs include quoted prices in active markets for similar assets or liabilities and quoted prices for identical assets or liabilities in markets that are not active.

Level 3:	Unobservable inputs based on our assessment of the assumptions that market participants would use in pricing the asset or liability.

The Company classifies its securities in the Trust Account that are invested in funds, such as Mutual Funds or Money Market Funds, that primarily invest in U.S. Treasury and equivalent securities as Trading Securities in accordance with ASC Topic 320 “Investments - Debt and Equity Securities. Trading Securities are recorded at fair market value on the accompanying balance sheets.

At December 31, 2022, assets held in the Trust Account were comprised of $19,572,432 in a mutual fund that is invested primarily in U.S. Treasury Securities. Through December 31, 2022, the Company withdrew $231,220 of the interest earned on the Trust Account to pay franchise and income taxes and $50,129,447 in connection with the redemption of shares.

At December 31, 2021, assets held in the Trust Account were comprised of $69,000,843 in a mutual fund that is invested primarily in U.S. Treasury Securities. Through December 31, 2021, the Company did not withdraw any of the interest earned on the Trust Account.

The following table presents information about the Company’s assets that are measured at fair value on a recurring basis at December 31, 2022 and 2021 and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value:

Scheduled of fair value measurements
	Trading Securities	Level	Fair Value
December 31, 2022	Investments held in Trust Account - Mutual Fund	1	$19,572,432

December 31, 2021	Investments held in Trust Account - Mutual Fund	1	$69,000,843

NOTE 10. SUBSEQUENT EVENTS

The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the financial statements were issued. Based upon this review, other than as noted below, the Company did not identify any subsequent events that would have required adjustment or disclosure in the financial statements.

On January 27, 2023, the Company, the Target, AUM Biosciences Limited, a Cayman Islands exempted company (“Holdco”), AUM Biosciences Subsidiary Pte. Ltd., a private company limited by shares incorporated in Singapore, with company registration number 202238778Z and a direct wholly-owned subsidiary of Holdco (“Amalgamation Sub”), and AUM Biosciences Delaware Merger Sub, Inc., a Delaware corporation and a direct wholly-owned subsidiary of Holdco (“Merger Sub”) entered into a joinder agreement pursuant to which Holdco, Amalgamation Sub, and Merger Sub joined the Business Combination Agreement as parties.

On February 10, 2023, the Company, the Target, Holdco, Amalgamation Sub, and Merger Sub entered into an amendment to Business Combination Agreement (the “Amendment”) to extend the Outside Date in the Business Combination Agreement from February 15, 2023 to May 15, 2023. No other changes were made to the Business Combination Agreement.

As previously reported, pursuant to the stockholders’ approval at the special meeting of stockholders held on December 20, 2022 (the “Special Meeting”), the Company, (1) filed an amendment to its Amended and Restated Certificate of Incorporation with the Delaware Secretary of State on December 20, 2022, giving the Company the right to extend the date by which it has to complete a business combination (the “Business Combination Period”) from February 16, 2023 to May 16, 2023 and (2) entered into an amendment to the Investment Management Trust Agreement, dated as of November 12, 2021, with Continental Stock Transfer & Trust Company, on December 20, 2022 (the “Trust Amendment”). The Trust Amendment provides that Company may extend the Business Combination Period by depositing $300,000 into the trust account.

The $300,000 was loaned to the Company, by the Sponsor. On February 15, 2023, SPAC issued a non-interest bearing, unsecured promissory note in the aggregate principal amount of $300,000 (the “Note”) to the Sponsor. Pursuant to the Note, the Sponsor loaned the Company an aggregate amount of $300,000 that is due and payable upon the Company’s consummation of an initial business combination with a target business. The Note will either be paid upon consummation of the Company’s initial business combination, or, at the Sponsor’s discretion, converted upon consummation of the Company’s business combination into private units at a price of $10.00 per unit. The loan will be forgiven, except to the extent of any funds held outside of the trust account, by the Sponsor or its affiliates if the Company is unable to consummate an initial business combination during the Business Combination Period. On February 15, 2023, SPAC extended the Business Combination Period from February 16, 2023 to May 16, 2023 by depositing $300,000 into the trust account.

On March 30, 2023, AUM, Mountain Crest, Holdco, Amalgamation Sub and Merger Sub signed an amendment No. 2 to Business Combination Agreement (the “Amendment No. 2”) to consent to the termination of the Stock Escrow Agreement, eliminate Mountain Crest’s right to designate a director of the Holdco Board, remove the Closing condition that Mountain Crest shall have net tangible assets of at least $5,000,001 on its pro forma consolidated balance sheet after giving effect to the Closing, and update the Company Interests issued and paid-up as of the Amalgamation Effective Time from 8,779,752 AUM ordinary shares to 9,841,118 AUM ordinary shares.

On March 31, 2023, the Company and UHY Advisors/UHY LLP, the Company’s independent registered public accounting firm, entered into an unsecured promissory note for services rendered and unpaid in the principal sum of One Hundred Eight Thousand One Dollars and Ninety Cents ($108,001.90), plus interest applied monthly on any un-paid balance at the rate of eight (8%) percent per year until such sum is fully paid. If $108,001.90 is paid in full on this promissory note no later than July 31, 2023, all accrued finance charges on this promissory note will be forgiven. The promissory note is payable by the Company in advance without penalty.

NOTE 11. EVENTS (UNAUDITED) SUBSEQUENT TO THE DATE OF THE INDEPENDENT AUDITOR’S REPORT

On April 19, 2023, AUM, Mountain Crest, Holdco, Amalgamation Sub and Merger Sub signed an amendment No. 3 to Business Combination Agreement to (1) amend the definition of “Fully-Diluted Company Shares” and (2) update the Company Interests issued and paid-up as of the Amalgamation Effective Time from 9,841,118 AUM ordinary shares to 9,125,538 AUM ordinary shares.

AUM BIOSCIENCES PTE LTD

Consolidated Financial Statements

(Expressed in Singapore Dollars)

For the Years Ended March 31, 2022 and 2021 (Audited) and for the

six month periods from April 1 through September 30, 2022 and 2021 (Unaudited)

Statement by the Management

To the Board of Directors and Shareholders of AUM Biosciences Pte. Ltd:

The accompanying consolidated financial statements were prepared by management of AUM Biosciences Pte. Ltd (“AUM” or the “Company”), and were reviewed and approved by the Board of Directors of AUM.

Management is responsible for the consolidated financial statements and believes that they fairly present the Company’s financial condition and results of operation in conformity with International Financial Reporting Standards. Management has included in the Company’s consolidated financial statements amounts based on estimates and judgments that it believes are reasonable, under the circumstances.

To discharge its responsibilities for financial reporting and safeguarding of assets, management believes that it has established appropriate systems of internal accounting control which provide reasonable assurance that the financial records are reliable and form a proper basis for the timely and accurate preparation of financial statements. Consistent with the concept of reasonable assurance, the Company recognizes that the relative cost of maintaining these controls should not exceed their expected benefits. Management further assures the quality of the financial records through careful selection and training of personnel and through the adoption and communication of financial and other relevant policies.

These consolidated financial statements have been audited by the Company’s auditor, Macias Gini & O’Connell LLP, and their report is presented herein.

On behalf of the Management

/s/ Vishal Chetankumar Doshi	/s/ Sunil Gladson Peter
Vishal Chetankumar Doshi	Sunil Gladson Peter
CEO	VP – Finance

November 8, 2022

Report of Independent Registered Public Accounting Firm

To the Board of Directors of AUM Biosciences, Pte. Ltd.
10 Anson Road

24-16 A/B International Plaza
Singapore 079903

Opinion

We have audited the consolidated financial statements of AUM Biosciences, Pte., Ltd. (the “Company”), which comprise the consolidated statement of financial position as at March 31, 2022, and 2021, respectively, and the consolidated statements of loss and comprehensive loss, consolidated statements of changes in Shareholders equity (deficiency) and consolidated statements of cash flows for the year then ended, and the related notes to the consolidated financial statements, including a summary of significant accounting policies.

In our opinion, the accompanying consolidated financial statements present fairly, in all material respects, the financial position of the Company as of March 31, 2022, and 2021, respectively, and its financial performance and its cash flows for the years then ended in accordance with International Financial Reporting Standards (IFRSs) as issued by the International Accounting Standards Board.

Basis for Opinion

These consolidated financial statements are the responsibility of the entity’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

Macias Gini & O’Connell LLP
60 South Market Street, Suite 1500
San Jose, CA 95113	www.mgocpa.com

Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2b to the consolidated financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2b. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Key Audit Matters

Key audit matters are those matters that, in our professional judgment, were of most significance in our audit of the consolidated financial statements of the current period. These matters were addressed in the context of our audit of the consolidated financial statements as a whole, and in forming our opinion thereon, and we do not provide a separate opinion on these matters.

Convertible Debt Derivatives/SAFE

During the years ended March 31, 2022, and 2021, respectively, the Company had entered into transactions that involve complex equity linked instruments that require significant judgment, estimates and follow intricate accounting guidance that can be exceedingly challenging to analyze. These include derivative financial instruments in the form of a SAFE (Simple Agreement for Future Equity).

How the Audit Matter was addressed in the Audit

Considered management’s process of identifying and classifying equity transactions, including any embedded derivatives and other features. Confirmed a sample of balances as of March 31, 2021. We also performed alternative procedures on nonresponsive confirmations, and tested conversions/extinguishments. Additionally, we reviewed disclosures, underlying technical accounting and valuations.

Responsibilities of Management and Those Charged with Governance for the Financial Statements

Management is responsible for the preparation and fair presentation of the consolidated financial statements in accordance with IFRSs, and for such internal control as management determines is necessary to enable the preparation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the consolidated financial statements, management is responsible for assessing the Company’s ability to continue as a going concern, disclosing, as applicable, matters related to going concern and using the going concern basis of accounting unless management either intends to liquidate the Company or to cease operations, or has no realistic alternative but to do so.

Those charged with governance are responsible for overseeing the Company’s financial reporting process.

We have served as the Company’s auditor since 2022.

San Jose, California

November 8, 2022

AUM BIOSCIENCES PTE LTD

Consolidated Financial Statements
(Expressed in Singapore Dollars)

As of March 31, 2022 and 2021 (Audited) and as of April 1 through September 30, 2022 and 2021 (Unaudited)

Consolidated Statements of Financial Position

	Notes	As at March 31, 2022	As at March 31, 2021	As at September 30, 2022	As at September 30, 2021
		(Audited)	(Audited)	(Unaudited)	(Unaudited)
Assets
Current assets
Cash and cash equivalents		5,399,189	1,468,285	3,360,899	4,375,282
Other receivables	10	530,933	29,589	2,198,152	40,668
Other non-financial assets	11	50,808	3,387	1,441,264	3,293
Total current assets		5,980,930	1,501,261	7,000,315	4,419,242

Plant and equipment (net)	9	4,361	5,154	7,005	3,203

Total assets		5,985,291	1,506,415	7,007,320	4,422,446

Liabilities, Shareholders’ Equity (Deficiency) & Reserves
Current liabilities
Deferred revenue	18B	-	609,583	-	609,583
Trade payables	16	1,927,879	809,075	1,719,067	633,879
Total current liabilities		1,927,879	1,418,658	1,719,067	1,243,463

Non-current liabilities
Other financial liabilities	14	638,455	2,714,728	554,148	691,146
Total non-current liabilities		638,455	2,714,728	554,148	691,146
Total liabilities		2,566,334	4,133,386	2,273,215	1,934,609

Shareholders’ Equity (Deficiency) & Reserves
Share capital	12	11,838,720	1,079,106	14,655,226	8,078,817
Share Premium	12	8,432,141	-	10,540,335	1,123,201
Accumulated Deficit	12	(16,942,892)	(3,706,091)	(20,801,990)	(6,713,005)
Accumulated other comprehensive income (loss)	12	90,989	14	340,534	(1,176)

Total Shareholders’ Equity (Deficiency) & Reserves		3,418,957	(2,626,971)	4,734,105	2,487,837
Total Liabilities, Shareholders’ Equity (Deficiency) & Reserves		5,985,291	1,506,415	7,007,320	4,422,446

The accompanying notes form an integral part of these consolidated financial statements.

AUM BIOSCIENCES PTE LTD

Consolidated Financial Statements
(Expressed in Singapore Dollars)

For the Years Ended March 31, 2022 and 2021 (Audited) and for the six month periods from April 1 through September 30, 2022 and 2021 (Unaudited)

Consolidated Statements of Loss and Other Comprehensive Loss

	Notes	Year ended March 31, 2022	Year ended March 31, 2021	6 months period ended September 30, 2022	6 months period ended September 30, 2021
		(Audited)	(Audited)	(Unaudited)	(Unaudited)
Research and development costs	5	3,685,599	1,249,321	1,990,753	1,611,390
Depreciation expense	9	3,221	3,019	1,942	1,951
Employee benefits expense	6	326,468	256,623	1,499,131	144,208
Other expenses	7	8,279,321	361,907	2,216,648	191,648
Finance costs	8	73,032	31,364	14,499	65,816
Other income/(losses)	4	869,161	(651,221)	(1,863,876)	991,902
Loss from continuing operations		13,236,801	1,251,013	3,859,098	3,006,914

Other comprehensive income (loss):
Item that may be reclassified subsequently to profit or loss:
Exchange differences on translating foreign operations		90,975	(16,831)	249,545	(1,191)
Other comprehensive income (loss) for the year		90,975	(16,831)	249,545	(1,191)
Total comprehensive loss for the year		13,145,826	1,267,844	3,609,553	3,008,104

Loss per share
Basic and diluted loss per share	12A	2.01	0.21	0.48	0.50

The accompanying notes form an integral part of these consolidated financial statements.

AUM BIOSCIENCES PTE LTD

Consolidated Financial Statements

(Expressed in Singapore Dollars)

For the Years Ended March 31, 2022 and 2021 (Audited) and for the six month periods from April 1 through September 30, 2022 and 2021 (Unaudited)

Consolidated Statements of Changes in Shareholders’ Equity (Deficiency)

	Notes	Total Equity	Share Capital	Number of Shares	Share Premium	Accumulated Deficit	Accumulated Other Comprehensive Income (Loss)
(Audited)
Opening balance at April 1, 2020		(1,359,127)	1,079,106	5,918,262	-	(2,455,078)	16,845
Changes in equity:
Total comprehensive loss for the year		(1,267,844)	-	-	-	(1,251,013)	(16,831)
Closing balance at March 31, 2021	12	(2,626,971)	1,079,106	5,918,262	-	(3,706,091)	14

(Audited)
Opening balance at April 1, 2021		(2,626,971)	1,079,106	5,918,262	-	(3,706,091)	14
Changes in equity:
Issuance of Shares upon conversion of SAFE		3,644,787	3,644,787	177,904	-	-	-
Issuance of Shares - Series A		7,114,827	7,114,827	1,238,885	-	-	-
Issuance of stock Based compensation		7,308,940	-	-	7,308,940	-	-
Change in fair value of Derivative Liability		1,123,201			1,123,201
Total comprehensive loss for the year		(13,145,826)	-	-	-	(13,236,801)	90,975
Closing balance at March 31, 2022	12	3,418,957	11,838,720	7,335,051	8,432,141	(16,942,892)	90,989

(Unaudited)
Opening balance at April 1, 2021		(2,626,971)	1,079,106	5,918,262	-	(3,706,091)	14
Changes in equity:
Issuance of Shares upon conversion of SAFE		3,644,787	3,644,787	177,904	-	-	-
Issuance of Shares - Series A		3,354,924	3,354,924	533,639
Change in fair value of Derivative Liability		1,123,201	-	-	1,123,201	-	-
Total comprehensive loss for the period from April 1, 2021- September 30, 2021		(3,008,104)	-	-	-	(3,006,914)	(1,190)
Closing balance at September 30, 2021	12	2,487,837	8,078,817	6,629,805	1,123,201	(6,713,005)	(1,176)

(Unaudited)
Opening balance at April 1, 2022		3,418,957	11,838,720	7,335,051	8,432,141	(16,942,892)	90,989
Changes in equity:
Issuance of Shares - Series A		2,816,506	2,816,506	324,410	-	-	-
Issuance of stock Based compensation		2,108,193	-	-	2,108,193	-	-
Total comprehensive loss for the period from April 1, 2022- September 30, 2022		(3,609,553)	-	-	-	(3,859,098)	249,545
Closing balance at September 30, 2022	12	4,734,105	14,655,226	7,659,461	10,540,334	(20,801,990)	340,534

The accompanying notes form an integral part of these consolidated financial statements.

AUM BIOSCIENCES PTE LTD

Consolidated Financial Statements
(Expressed in Singapore Dollars)

For the Years Ended March 31, 2022 and 2021 (Audited) and for the six month periods from April 1 through September 30, 2022 and 2021 (Unaudited)

Consolidated Statements of Cash Flows

	Notes	Year ended March 31, 2022	Year ended March 31, 2021	6 months period ended September 30, 2022	6 months period ended September 30, 2021
		(Audited)	(Audited)	(Unaudited)	(Unaudited)
Cash flows from operating activities
Loss from continuing operations		(13,236,801)	(1,251,013)	(3,859,098)	(3,006,914)
Adjustments for:
Depreciation of plant and equipment	9	3,221	3,019	1,942	1,951
Stock Based compensation		7,308,940	-	1,574,441
Loss on Derivative Liability		1,123,201		533,752	1,123,201
Deferred Revenue		-	609,583	-	-
Net effect of exchange rate changes in consolidating foreign operations		90,975	(16,831)	249,545	(1,191)
Operating cash flows before changes in working capital		(4,710,465)	(655,242)	(1,499,417)	(1,882,953)
Other receivables		(501,344)	61,846	(1,667,219)	11,079
Other non-financial assets	11	(47,421)	(3,387)	(1,390,456)	32,327
Trade payables	16	509,221	(543,861)	(208,812)	(175,196)
Net cash flows used in operating activities		(4,750,009)	(1,140,644)	(4,765,903)	(2,014,743)

Cash flows from investing activities
Purchase of plant and equipment	9	(2,428)	(6,407)	(4,586)	-
Net cash flows used in investing activities		(2,428)	(6,407)	(4,586)	-

Cash flows from financing activities
Share Issuance -Series A	12	8,744,886	-	2,816,506	3,354,926
SAFE Issuance		-	2,265,298	-	1,575,668
Repayment of bank loan	15	(61,545)	-	(84,307)	(8,854)
Net cash flows from financing activities		8,683,341	2,265,298	2,732,199	4,921,740

Net increase (decrease) in cash and cash equivalents		3,930,904	1,118,247	(2,038,290)	2,906,997
Cash and cash equivalents, beginning balance		1,468,285	350,038	5,399,189	1,468,285
Cash and cash equivalents, flows, ending balance		5,399,189	1,468,285	3,360,899	4,375,282

The accompanying notes form an integral part of these consolidated financial statements.

AUM BIOSCIENCES PTE LTD

Consolidated Financial Statements
(Expressed in Singapore Dollars)

For the Years Ended March 31, 2022 and 2021 (Audited) and for the six month periods from April 1 through September 30, 2022 and 2021 (Unaudited)

Notes to the Consolidated Financial Statements

1.	General

The company was incorporated on March 26, 2018 in Singapore with limited liability. The financial statements are presented in Singapore dollars and they cover the company (referred to as “parent”) and the fully owned subsidiaries.

These consolidated financial statements are issued on October 31, 2022, the date the Board of Directors approved the consolidated financial statements.

The principal activities of the company are conducting research and experimental development on biotechnology, life and medical science.

The registered office address is: 10 Anson Road, International Plaza, #24-16A/B, Singapore 079903.

The Covid-19 pandemic

On March 11, 2020, the COVID-19 outbreak was declared a pandemic by the World Health Organization. The outbreak and efforts to contain the virus may have a significant impact on the Company’s business. A prolonged economic slowdown could result in future negative impacts on the Company’s operations that could have a material adverse effect on its financial results. Although the Company has adjusted some of its operating procedures in response to COVID-19, operations have not experienced any significant negative impact to date. The extent to which the pandemic impacts future operations and financial results, and the duration of any such impact, depends on future developments, which are highly uncertain and unknown at this time.

Basis of measurement

The Company’s consolidated financial statements have been prepared on a going concern and historical cost basis, except for:

●	Derivative financial assets, which are measured at fair value,

●	Liabilities related to cash-settled share-based arrangements and derivative financial liabilities, which are measured at fair value,

●	Lease liabilities which are measured at present value of lease payments not paid at commencement date,

●	Equity-classified share-based payment arrangements are measured at fair value at the grant date pursuant to IFRS 2, Share-based Payment

Statement of compliance with financial reporting standards

The consolidated financial statements of the Company have been prepared in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”).

AUM BIOSCIENCES PTE LTD

Consolidated Financial Statements
(Expressed in Singapore Dollars)

For the Years Ended March 31, 2022 and 2021 (Audited) and for the six month periods from April 1 through September 30, 2022 and 2021 (Unaudited)

Basis of presentation

The consolidated financial statements are the financial statements of the company (the parent and its subsidiaries) presented as those of a single economic entity and are prepared using uniform accounting policies for like transactions and other events in similar circumstances. Subsidiaries are consolidated from the date the reporting entity obtains control of the investee and cease when the reporting entity loses control of the investee.

The corporate structure and the list of subsidiaries are as follows:

Entity Name	%	Holding Company Name
AUM Biosciences Pte. Ltd., Singapore	-	Parent Company
AUM Biosciences Inc., USA	100%	AUM Biosciences Pte. Ltd., Singapore
Suzhou AUM Biotechnology Co., Ltd., China (Pre-operational)	100%	AUM Biosciences Pte. Ltd., Singapore
AUM Australasia Pty Ltd., Australia	100%	AUM Biosciences Pte. Ltd., Singapore
AUM Biosciences Pty Ltd., Australia	100%	AUM Australasia Pty Ltd., Australia
NuovoTRK Therapeutics Pty Ltd., Australia	100%	AUM Australasia Pty Ltd., Australia

Changes in the ownership interest in a subsidiary that do not result in the loss of control are accounted for within equity as transactions with owners in their capacity as owners. The carrying amounts of the non-controlling interests are adjusted to reflect the changes in the relative interests in the subsidiary. When the Company loses control of a subsidiary, it derecognizes the assets and liabilities and related equity components of the former subsidiary. Any gain or loss is recognized in profit or loss. Any investment retained in the former subsidiary is measured at fair value at the date when control is lost and is subsequently accounted as equity investment financial assets in accordance with the financial reporting standard on financial instruments.

2.	Significant accounting policies and other explanatory information

2A.	Significant accounting policies

Other receivable

Other receivable are amounts due to the company against government grants and GST refunds. These are classified as current assets since funding claims are expected to be realized or paid within twelve months of the Consolidated Statements of Financial Position date. Due to the short-term nature of other accounts receivables, their carrying amount is considered to be the same as their fair value.

AUM BIOSCIENCES PTE LTD

Consolidated Financial Statements
(Expressed in Singapore Dollars)

For the Years Ended March 31, 2022 and 2021 (Audited) and for the six month periods from April 1 through September 30, 2022 and 2021 (Unaudited)

Revenue recognition

The financial reporting standard on revenue from contracts with customers (IFRS 15) establishes a five-step model to account for revenue arising from contracts with customers. Revenue is recognized at an amount that reflects the consideration to which the entity expects to be entitled in exchange for transferring goods or services to a customer (which excludes estimates of variable consideration that are subject to constraints, such as right of return exists, and modifications), net of any related taxes and excluding any amounts collected on behalf of third parties. An asset (goods or services) is transferred when or as the customer obtains control of that asset. As a practical expedient the effects of any significant financing component is not adjusted if the payment for the good or service will be within one year.

Collaboration Agreements

The Company from time to time enters into licensing and collaboration agreements. The terms of the agreements may include non-refundable signing and licensing fees, milestone payments and royalties on any product sales derived from licensing arrangements.

The Company will only recognize revenue if a contract meets the following parameters: when it has approval and commitment from both parties, the rights of the parties are identified, payment terms are identified, the contract has commercial substance and collectability of consideration is probable. Once it is determined that a contract exists, the Company will evaluate the performance obligations within the agreement. Performance obligations will be analyzed to determine whether they are distinct or whether they must be accounted for as a single unit of multiple related distinct goods and services. The Company will then perform an analysis to determine the total transaction price that it expects to receive from satisfying the performance obligations in the agreement.

If the contract also provides for development and regulatory milestone payments, royalties and sales-based milestone payments, these amounts are contingent on the occurrence of a future event and therefore give rise to variable consideration. The Company estimates variable consideration at the most likely amount to which it expects to be entitled. Estimated amounts are included in the transaction price when it becomes highly probable that the amount will not be subject to significant reversal when the uncertainty associated with the variable consideration is resolved.

Estimates of variable consideration and determination of whether to include estimated amounts in the transaction price are based largely on an assessment of anticipated performance and all information (historical, current and forecasted) that is reasonably available. Based on this information and related analysis, any quarterly adjustments to revenue are recognized as necessary in the period they become known.

The upfront license fee is not considered a significant financing component because it is used to meet working capital demands that can be higher in the early stages of a contract and to protect the Company from the other party failing to adequately complete some or all of its obligations under the contract.

AUM BIOSCIENCES PTE LTD

Consolidated Financial Statements

(Expressed in Singapore Dollars)

For the Years Ended March 31, 2022 and 2021 (Audited) and for the six month periods from April 1 through September 30, 2022 and 2021 (Unaudited)

Sales-based royalty revenue and sales-based milestone payments will be recognized when the later of the following events occurs: the subsequent sale occurs or the performance obligation to which some or all of the sales-based royalty or sales-based milestone payment has been allocated has been satisfied. (Refer Note No.18 “collaboration agreement” for more details).

Government grants

Government grants are recognized at fair value when there is reasonable assurance that the conditions attaching to them will be complied with and that the grants will be received. Grants in recognition of specific expenses are recognized in profit or loss on a systematic basis over the periods necessary to match them with the related costs that they are intended to compensate. The grant related to assets is presented in the statement of financial position by recognizing the grant as deferred income that is recognized in profit or loss on a systematic basis over the useful life of the asset and in the proportions in which depreciation expense on those assets is recognized.

The company has successfully applied for a grant from the Australian tax authorities against their Research & Development (R&D) expenses for two of their molecules (AUM 001 and AUM 601). The company will receive a cash refund of 43.5% of the approved R&D related expenses incurred during the year. During the six- month review period ended September 30, 2022 the company has recognized SGD$ 2.2M as Grant receivable.

Under the provisions of IAS 20, government grants “are assistance by government in the form of transfers of resources to an entity in return for past or future compliance with certain conditions relating to the operating activities of the entity.” A government grant is recognized when there is reasonable assurance that the Company will meet the terms for receiving and realizing the benefit of the grant. IAS 20 does not define “reasonable assurance”, Under IAS 20, government grants are recognized in earnings on a systematic basis over the periods in which the Company recognizes costs for which the grant is intended to compensate (i.e. qualified expenses). Further, IAS 20 permits for the recognition in earnings either separately under a general heading such as other income, or as a reduction of the related expenses. The Company has elected to recognize government grant income separately within other income to present a clearer distinction in its financial statements between its operating income and the amount of net income resulting from the grants. (Refer Note No.5 “Government grant” for more details).

Employee benefits

Contributions to a defined contribution retirement benefit plan are recorded as an expense as they fall due. The entity’s legal or constructive obligation is limited to the amount that it is obligated to contribute for the Singapore employees to an independently administered fund (such as the Central Provident Fund in Singapore, a government managed defined contribution retirement benefit plan). Certain subsidiaries overseas have defined contribution retirement benefit plans such as the superannuation fund in Australia, and the Social Security fund in United States of America).

AUM BIOSCIENCES PTE LTD

Consolidated Financial Statements

(Expressed in Singapore Dollars)

For the Years Ended March 31, 2022 and 2021 (Audited) and for the six month periods from April 1 through September 30, 2022 and 2021 (Unaudited)

The assets of the fund may or may not be held separately from those of the entity in an independently administered fund. The entity contributes an amount equal to a fixed percentage of the salary of each participating employee. (Refer Note No.7 “Contributions to defined contribution plans” for more details).

For employee leave entitlement the expected cost of short-term employee benefits in the form of compensated absences is recognized in the case of accumulating compensated absences. When the employees render service that increases their entitlement to future compensated absences, and in the case of non-accumulating compensated absences, when the absences occur. (Refer Note No.6 “Provision for Unclaimed Annual Leave” for more details). A liability for bonuses is recognized where the entity is contractually obliged or where there is constructive obligation based on past practice.

Share-based compensation

For the equity-settled share-based compensation transactions, the fair value of the employee services received in exchange for the grant of the options is recognized as an expense. The total amount to be expensed on a straight-line basis over the vesting period is measured by reference to the fair value of the options granted. The fair value is measured using a Black Scholes option pricing model. The expected lives used in the model are adjusted, based on management’s best estimate, for the effects of non- transferability, exercise restrictions and behavioral considerations. Forfeitures are recognized when they occur. The proceeds received net of any directly attributable transaction costs are credited to share capital when the options are exercised. (Refer Note No.6 “Stock Based compensation” for more details).

Borrowing costs

Borrowing costs are interest and other costs incurred in connection with the borrowings and are recognized as an expense in the period in which they are incurred. Interest expense is calculated using the effective interest rate method. (Refer Note No.15B for more details).

Foreign currency transactions

The functional currency is the Singapore dollar as it reflects the primary economic environment in which the entity operates. Transactions in foreign currencies are recorded in the functional currency at the rates prevailing at the dates of the transactions. At each end of the reporting year, recorded monetary balances and balances measured at fair value that are denominated in non- functional currencies are reported at the rates ruling at the end of the reporting year and fair value measurement dates respectively.

All realized and unrealized exchange adjustment gains and losses are dealt with in profit or loss. The presentation is in the functional currency.

AUM BIOSCIENCES PTE LTD

Consolidated Financial Statements

(Expressed in Singapore Dollars)

For the Years Ended March 31, 2022 and 2021 (Audited) and for the six month periods from April 1 through September 30, 2022 and 2021 (Unaudited)

Each foreign subsidiary determines the appropriate functional currency as it reflects the primary economic environment in which the relevant entity operates. In translating the financial statements of such an entity for incorporation in the combined financial statements in the presentation/reporting currency, the assets and liabilities denominated in other currencies are translated at end of the reporting year rates of exchange. Income and expense items for each statement presenting profit or loss and other comprehensive income are translated at average rates of exchange for the reporting year. The resulting translation adjustments (if any) are recognized in other comprehensive income and accumulated in a separate component of equity until the disposal of that relevant reporting entity. (Refer Note No.4 “Foreign exchange adjustments (losses) gains” for more details).

Income tax

The income taxes are accounted using the asset and liability method that requires the recognition of taxes payable or refundable for the current year and deferred tax liabilities and assets for the future tax consequence of events that have been recognized in the financial statements or tax returns. The measurements of current and deferred tax liabilities and assets are based on provisions of the enacted or substantially enacted tax laws; the effects of future changes in tax laws or rates are not anticipated. Tax expense (tax income) is the aggregate amount included in the determination of profit or loss for the reporting year in respect of current tax and deferred tax. Current and deferred income taxes are recognized as income or as an expense in profit or loss unless the tax relates to items that are recognized in the same or a different period outside profit or loss. For such items recognized outside profit or loss the current tax and deferred tax are recognized (a) in other comprehensive income if the tax is related to an item recognized in other comprehensive income and (b) directly in equity if the tax is related to an item recognized directly in equity. Deferred tax assets and liabilities are offset when they relate to income taxes levied by the same income tax authority. The carrying amount of deferred tax assets is reviewed at each end of the reporting year and is reduced, if necessary, by the amount of any tax benefits that, based on available evidence, are not expected to be realized. A deferred tax amount is recognized for all temporary differences, unless the deferred tax amount arises from the initial recognition of an asset or liability in a transaction which;

●	is not a business combination; And

●	at the time of the transaction, affects neither accounting profit nor taxable profit (tax loss).

A deferred tax liability or asset is recognized for all taxable temporary differences associated with investments in subsidiaries except where the reporting entity is able to control the timing of the reversal of the taxable temporary difference and it is probable that the taxable temporary difference will not reverse in the foreseeable future or for deductible temporary differences, they will not reverse in the foreseeable future and they cannot be utilized against taxable profits. The company has not turned profit till date and as such is unable to realize any deferred tax asset. Accordingly, no tax benefit has been recognized due to recurring net operating losses.

AUM BIOSCIENCES PTE LTD

Consolidated Financial Statements

(Expressed in Singapore Dollars)

For the Years Ended March 31, 2022 and 2021 (Audited) and for the six month periods from April 1 through September 30, 2022 and 2021 (Unaudited)

Plant and equipment

Plant and equipment are carried at cost on initial recognition and after initial recognition at cost less any accumulated depreciation and any accumulated impairment losses. Depreciation is calculated on a straight-line basis over the estimated useful lives of the assets as follows:

Plant and equipment – Three years

An asset is depreciated when it is available for use until it is derecognized even if during that period the item is idle. Fully depreciated assets still in use are retained in the financial statements. The gain or loss arising from the de-recognition of an item of plant and equipment is recognized in profit or loss. The residual value and the useful life of an asset is reviewed at least at each end of the reporting year and, if expectations differ significantly from previous estimates, the changes are accounted for as a change in an accounting estimate, and the depreciation charge is adjusted prospectively. Cost also includes acquisition cost, borrowing cost capitalized and any cost directly attributable to bringing the asset or component to the location and condition necessary for it to be capable of operating in the manner intended by management. Subsequent costs are recognized as an asset only when it is probable that future economic benefits associated with the item will flow to the entity and the cost of the item can be measured reliably. All other repairs and maintenance are charged to profit or loss when they are incurred. There are no repairs and maintenance expense were for the periods presented.

Subsidiaries

A subsidiary is an entity including unincorporated and special purpose entity that is controlled by the parent reporting entity and the reporting entity is exposed, or has rights, to variable returns from its involvement with the investee and has the ability to affect those returns through its power and control over the investee. The existence and effect of substantive potential voting rights that the reporting entity has the practical ability to exercise (that is, substantive rights) are considered when assessing whether the reporting entity controls another entity. The investee is consolidated in instances where the reporting entity is deemed to be the primary beneficiary due to control. No such investees have been consolidated, outside of the fully owned subsidiaries discussed in Note No. 1.

Financial instruments

Recognition and de-recognition of financial instruments

A financial asset or a financial liability is recognized in the statement of financial position when, and only when, the entity becomes party to the contractual provisions of the instrument. All other financial instruments are recognized and derecognized, as applicable, using trade date accounting or settlement date accounting. A financial asset is derecognized when the contractual rights to the cash flows from the financial asset expire or it transfers the rights to receive the contractual cash flows in a transaction in which substantially all of the risks and rewards of ownership of the financial asset are transferred or in which the entity neither transfers nor retains substantially all of the risks and rewards of ownership and it does not retain control of the financial asset. A financial liability is removed from the statement of financial position when, and only when, it is extinguished, that is, when the obligation specified in the contract is discharged or cancelled or expires.

AUM BIOSCIENCES PTE LTD

Consolidated Financial Statements

(Expressed in Singapore Dollars)

For the Years Ended March 31, 2022 and 2021 (Audited) and for the six month periods from April 1 through September 30, 2022 and 2021 (Unaudited)

At initial recognition the financial asset or financial liability is measured at its fair value plus or minus, in the case of a financial asset or financial liability not at fair value through profit or loss, transaction costs that are directly attributable to the acquisition or issue of the financial asset or financial liability.

Classification and measurement of financial assets:

●	Financial asset classified as measured at amortized cost: A financial asset is measured at amortized cost if it meets both of the following conditions and is not designated as at fair value through profit or loss (FVTPL), that is (a) the asset is held within a business model whose objective is to hold assets to collect contractual cash flows; and (b) the contractual terms of the financial asset give rise on specified dates to cash flows that are solely payments of principal and interest on the principal amount outstanding. Typically, trade and other receivables, bank and cash balances are classified in this category

●	Financial asset that is a debt asset instrument classified as measured at fair value through other comprehensive income (FVTOCI): There were no financial assets classified in this category.

●	Financial asset that is an equity investment classified as measured at fair value through other comprehensive income (FVTOCI): There were no financial assets classified in this category.

●	Financial asset classified as measured at fair value through profit or loss (FVTPL): There were no financial assets classified in this category.

Classification and measurement of financial liabilities

Financial liabilities are classified as at fair value through profit or loss (FVTPL) in either of the following circumstances: (1) the liabilities are managed, evaluated and reported internally on a fair value basis; or (2) the designation eliminates or significantly reduces an accounting mismatch that would otherwise arise. All other financial liabilities are carried at amortized cost using the effective interest method.

Derivative financial instruments

Derivative financial instruments are recorded as either assets or liabilities measured at their fair value unless exempted from derivative treatment. Certain derivatives embedded in other contracts must also be measured at fair value. The changes in the fair value of derivatives are recognized through profit or loss in the year in which they occur.

Cash and cash equivalents

For the statement of cash flows, cash and cash equivalents includes cash and cash equivalents less cash subject to restriction and bank overdrafts payable on demand that form an integral part of cash management. Cash equivalents are short-term, highly liquid investments that are readily convertible to known amounts of cash and which are subject to an insignificant risk of changes in value.

AUM BIOSCIENCES PTE LTD

Consolidated Financial Statements

(Expressed in Singapore Dollars)

For the Years Ended March 31, 2022 and 2021 (Audited) and for the six month periods from April 1 through September 30, 2022 and 2021 (Unaudited)

Fair value measurement

The fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When measuring the fair value of an asset or a liability, market observable data to the extent possible is used. If the fair value of an asset or a liability is not directly observable, an estimate is made using valuation techniques that maximize the use of relevant observable inputs and minimize the use of unobservable inputs (by use of the market comparable approach that reflects recent transaction prices for similar items, discounted cash flow analysis, or option pricing models refined to reflect the issuer’s specific circumstances). Inputs used are consistent with the characteristics of the asset/liability that market participants would take into account. The entity’s intention to hold an asset or to settle or otherwise fulfil a liability is not taken into account as relevant when measuring fair value.

Fair values are categorized into different levels in a fair value hierarchy based on the degree to which the inputs to the measurement are observable and the significance of the inputs to the fair value measurement in its entirety: Level 1 fair value measurements are those derived from quoted prices (unadjusted) in active markets for identical assets or liabilities. Level 2 fair value measurements are those derived from inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly (i.e. as prices) or indirectly (i.e. derived from prices). Level 3 fair value measurements are those derived from valuation techniques that include inputs for the asset or liability that are not based on observable market data (unobservable inputs). Transfers between levels of the fair value hierarchy are recognized at the end of the reporting period during which the change occurred.

The carrying values of current financial instruments approximate their fair values due to the short-term maturity of these instruments and the disclosures of fair value are not made when the carrying amount of current financial instruments is a reasonable approximation of the fair value. The fair values of non-current financial instruments may not be disclosed separately.

Segment reporting

Operating segments are defined as components of an enterprise about which separate discrete information is available for evaluation by the chief operating decision maker, or decision-making group, in deciding how to allocate resources and in assessing performance. The Company views its operations and manages its business in one operating segment.

2B.	Critical judgements, assumptions and estimation uncertainties

The critical judgements made in the process of applying the accounting policies that have the most significant effect on the amounts recognized in the financial statements and the key assumptions concerning the future, and other key sources of estimation uncertainty at the end of the reporting year, that have a significant risk of causing a material adjustment to the carrying amounts of assets and liabilities currently or within the next reporting year are discussed below. These estimates and assumptions are periodically monitored to ensure they incorporate all relevant information available at the date when financial statements are prepared. However, this does not prevent actual figures differing from estimates.

AUM BIOSCIENCES PTE LTD

Consolidated Financial Statements

(Expressed in Singapore Dollars)

For the Years Ended March 31, 2022 and 2021 (Audited) and for the six month periods from April 1 through September 30, 2022 and 2021 (Unaudited)

Evaluation of the Company’s ability to continue as a going concern

As of September 30, 2022, the Company has an accumulated deficit of SGD$ 20,801,990 (March 31, 2022- SGD$ 16,942,892, March 31, 2021 – SGD$ 3,706,091) and is not yet generating revenues or operating cash flows. These conditions give rise to material uncertainty about the Company’s ability to continue operating as a going concern. The consolidated financial statements do not include any adjustments to reflect any events since September 30, 2022 or the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from this uncertainty. The Company’s ability to continue to operate is dependent upon continuing financial support.

These financial statements have been prepared on a going concern basis as management believes that there are sufficient funds at its disposal to meet its cash requirement over the next 12- month period through the following sources –

1.	Available cash balance as at 30th September 2022 – SGD$ 3,360,899.

2.	On 4th Oct the company received a sum of AUD 2,044,177.82 from the ATO, Australia being the R&D rebate

3.	Expected additional R&D rebate to be received before end 2022 from the ATO, Australia – AUD 294,311.67

4.	The company has a drawdown facility (Note 15C) of USD 15 million of which the company expects to draw down up to USD 2.5 million over the next 12 months.

5.	The company is entitled to receive a grant of RMB 1 million in March 23 and another RMB 1 million in August 23 from Suzhou Industrial Park – Science and Technology Innovation Commission, China

6.	The company expects to receive a milestone payment of USD 1 million by Q2 2023 from Newsoara Biopharma Co. Ltd for Initiation (Ethics Committee Approval) of the first phase II clinical trial.

Besides the above source of funds, the company is expected to raise pre-pipe and PIPE funds as they work towards the closing of the SPAC merger by Q1 of 2023 (Note 19). The transaction is expected to provide approximately USD 69 million of cash held in Mountain Crest’s trust account, assuming no redemptions.

Determination of functional currency of the Company

The functional currency for each of the Company and its subsidiary is the currency of the primary economic environment in which each entity operates. The determination of each entity’s functional currency requires analyzing facts that are considered primary factors, and if the result is not conclusive, the secondary factors. The analysis requires management to apply significant judgment.

Revenue recognition and deferred revenue

The assessment of the timing of revenue recognition and the determination of deferred revenue requires significant estimates and assumptions

AUM BIOSCIENCES PTE LTD

Consolidated Financial Statements

(Expressed in Singapore Dollars)

For the Years Ended March 31, 2022 and 2021 (Audited) and for the six month periods from April 1 through September 30, 2022 and 2021 (Unaudited)

2C.	New and Future accounting standards and interpretations

Future accounting standards and interpretations

New IFRS pronouncements that have been issued but are not yet effective at the date of these consolidated financial statements are listed below. The Company plans to apply the new standards or interpretations in the annual period for which they are first required.

Presentation of financial statements

An amendment to IAS 1 was issued in January 2020 and applies to annual reporting periods beginning on or after January 1, 2023. The amendment clarifies the criterion for classifying a liability as non-current relating to the right to defer settlement of a liability for at least 12 months after the reporting period. The Company does not expect this pronouncement to have a significant impact upon adoption.

3.	Related party relationships and transactions

The financial reporting standard on related party disclosures requires the reporting entity to disclose related party relationships, transactions and outstanding balances. A party is related to a party if the party controls, or is controlled by, or can significantly influence or is significantly influenced by the other party.

3A.	Related party transactions

Certain Directors of the Company have provided guarantees on certain loan instruments of the company.

3B.	Key management compensation

	Year ended	Year ended	6 months period ended	6 months period ended
	March 31, 2022	March 31, 2021	September 30, 2022	September 30, 2021
	(Audited)	(Audited)	(Unaudited)	(Unaudited)
Salaries and other short-term employee benefits	484,861	12	767,906	60,223
Stock Based compensation	1,610,946	-	1,888,413	-
Total	2,095,807	12	2,656,319	60,223

The above amounts are included under employee benefits expense. Included in the above amounts are the following items:

	Year ended	Year ended	6 months period ended	6 months period ended
	March 31, 2022	March 31, 2021	September 30, 2022	September 30, 2021
	(Audited)	(Audited)	(Unaudited)	(Unaudited)
Remuneration of directors of the company	287,799	12	374,633	6

Key management personnel include the directors and those persons having authority and responsibility for planning, directing and controlling the activities of the entity, directly or indirectly. The above amounts are included under employee benefits expense.

The founding directors were paid a SGD$ 1.00 per month until the closing of series A.

AUM BIOSCIENCES PTE LTD

Consolidated Financial Statements

(Expressed in Singapore Dollars)

For the Years Ended March 31, 2022 and 2021 (Audited) and for the six month periods from April 1 through September 30, 2022 and 2021 (Unaudited)

4.	Other income/(losses)

	Year ended	Year ended	6 months period ended	6 months period ended
	March 31, 2022	March 31, 2021	September 30, 2022	September 30, 2021
	(Audited)	(Audited)	(Unaudited)	(Unaudited)
Government grant	188,928	100,149	2,206,444	19,208
Other Income	92,728	462,543	3,054	89,764
Gain/(Loss) on derivative fair value adjustment	(1,123,201)	-	-	(1,123,201)
Interest income	-	28	49	-
Foreign exchange adjustments (losses) gains	(27,615)	88,502	(345,671)	22,326
Net	869,161	(651,221)	(1,863,876)	991,902

5.	Research and development costs

	Year ended	Year ended	6 months period ended	6 months period ended
	March 31, 2022	March 31, 2021	September 30, 2022	September 30, 2021
	(Audited)	(Audited)	(Unaudited)	(Unaudited)
Intellectual properties expenses	362,387	87,042	317,599	-
Royalties	591,313	-	-	-
Research and development expenses	2,731,899	1,162,279	1,673,154	1,611,390
	3,685,599	1,249,321	1,990,753	1,611,390

6.	Employee benefits expense

	Year ended	Year ended	6 months period ended	6 months period ended
	March 31, 2022	March 31, 2021	September 30, 2022	September 30, 2021
	(Audited)	(Audited)	(Unaudited)	(Unaudited)
Employee salaries expense	223,684	248,168	837,925	132,010
Provision for Unclaimed Annual Leave	59,242	-	49,138	-
Stock Based compensation	-	-	533,752	-
Contributions to defined contribution plans	43,543	8,455	78,316	12,198
Total employee benefits expense	326,468	256,623	1,499,131	144,208

7.	Other expenses

The major components include the following:

	Year ended	Year ended	6 months period ended	6 months period ended
	March 31, 2022	March 31, 2021	September 30, 2022	September 30, 2021
	(Audited)	(Audited)	(Unaudited)	(Unaudited)
Consultancy expenses	7,516,706	101,883	1,668,708	53,358
Professional fee	463,304	194,912	273,102	10,900
Other expenses	299,311	65,112	274,837	127,390
	8,279,321	361,907	2,216,648	191,648

AUM BIOSCIENCES PTE LTD

Consolidated Financial Statements

(Expressed in Singapore Dollars)

For the Years Ended March 31, 2022 and 2021 (Audited) and for the six month periods from April 1 through September 30, 2022 and 2021 (Unaudited)

8.	Finance costs

	Year ended	Year ended	6 months period ended	6 months period ended
	March 31, 2022	March 31, 2021	September 30, 2022	September 30, 2021
	(Audited)	(Audited)	(Unaudited)	(Unaudited)
Interest on convertible notes/SAFE	54,389	23,432	-	54,389
Bank Charges	-	-	6,497	2,826
Interest Expense	-	-	-	294
Interest on bank loan	18,643	7,932	8,003	8,307
Total finance costs	73,032	31,364	14,499	65,816

9.	Plant and equipment

SGD$
Cost:
At April 1, 2020	2,649
Additions	6,407
At March 31, 2021	9,056
At September 30, 2021
Additions	2,428
At March 31, 2022	11,484
Additions	4,586
At September 30, 2022	16,070

Accumulated depreciation:
At April 1, 2020	883
Depreciation for the year	3,019
At March 31, 2021	3,902
Depn. for 6 month period ending September 30, 2021	1,951
As at September 30, 2021	5,853
Depn. for 6 month period ending March 31, 2022	1,270
As at March 31, 2022	7,123
Depn. for 6 month period ending September 30, 2022	1,942
At September 30, 2022	9,065

Carrying value:
At March 31, 2021 (Audited)	5,154
At March 31, 2022 (Audited)	4,361
At September 30, 2021 (Unudited)	3,203
At September 30, 2022 (Unudited)	7,005

AUM BIOSCIENCES PTE LTD

Consolidated Financial Statements
(Expressed in Singapore Dollars)

For the Years Ended March 31, 2022 and 2021 (Audited) and for the six month periods from April 1 through September 30, 2022 and 2021 (Unaudited)

10.	Other receivables

	As at March 31, 2022	As at March 31, 2021	As at September 30, 2022	As at September 30, 2021
	(Audited)	(Audited)	(Unaudited)	(Unaudited)
Other receivables:
Government Grants and GST refunds	530,933	29,589	2,198,152	40,668
Net other receivables – subtotal	530,933	29,589	2,198,152	40,668

The other receivables shown above are subject to the expected credit loss (ECL) allowance assessment under the financial reporting standard on financial instruments. The other receivables can be graded for credit risk individually. At inception they are recorded net of credit losses expected over a 12- month period.

At each reporting date, an evaluation is made whether there is a significant change in credit risk by comparing the debtor’s credit risk at initial recognition (based on the original, unmodified cash flows) with the credit risk at the reporting date (based on the modified cash flows). Adjustment to the loss allowance is made for any increase or decrease in credit risk. At every reporting date the historical observed default rates are updated and changes in the forward-looking estimates (including the impact of the Covid- 19 pandemic). There are no write-off (credit losses) incurred during the period presented.

11.	Other non-financial assets

	As at March 31, 2022	As at March 31, 2021	As at September 30, 2022	As at September 30, 2021
	(Audited)	(Audited)	(Unaudited)	(Unaudited)
Prepayments	3,587	-	30,438	-
Deposits & Advances	47,221	3,387	1,410,825	3,293
Other non-financial assets	50,808	3,387	1,441,264	3,293

Balance as of September 30, 2022 includes USD $1M paid as an escrow deposit for upcoming amalgamation/SPAC transaction. If the deal does not close, the deposit amount will be refunded.

AUM BIOSCIENCES PTE LTD

Consolidated Financial Statements

(Expressed in Singapore Dollars)

For the Years Ended March 31, 2022 and 2021 (Audited) and for the six month periods from April 1 through September 30, 2022 and 2021 (Unaudited)

12.	Share capital

● ●	Number of shares issued	share capital SGD$
Ordinary shares:

Balance at March 31, 2020	5,918,262	1,079,106
Issue of shares from April 1, 2020 to March 31, 2021	-	-
Balance at March 31, 2021	5,918,262	1,079,106
Issue of shares from April 1, 2021 to September 30, 2021 (a)	711,543	3,711,964
Issue of shares from October 1, 2021 to March 31, 2021 (a)	180,450	62
Balance at March 31, 2022	6,810,255	4,791,132
Issue of shares from April 1, 2022 to September 30, 2022 (a)	142,750	338,027
Balance at September 30, 2022	6,953,005	5,129,159

Series A Preference shares:
Balance at March 31, 2020	-	-
Issue of shares from April 1, 2020 to March 31, 2021	-	-
Balance at March 31, 2021	-	-
Issue of shares from April 1, 2021 to September 30, 2021 (b)	-	-
Issue of shares from October 1, 2021 to March 31, September 2021(b)	524,796	7,047,588
Balance at March 31, 2022	524,796	7,047,588
Issue of shares from 1 Apr. 2022 to 30th September 2022	181,660	2,478,479
Balance at September 30, 2022	706,456	9,526,067
Total Share Capital	7,659,461	14,655,226

●	Authorized – Unlimited common shares without par value

a.	During the period from April 1, 2021 to March 31, 2022, 891,993 ordinary shares of no par value were issued by conversion of convertible loans of SGD$ 3,644,787 and by cash of SGD$ 67,239. During the period from April 1, 2022 to September 30, 2022, 142,750 ordinary shares of no par value were issued for cash of SGD$ 338,027.

b.	During the period from April 1, 2021 to March 31, 2022, 524,796 Series A Preference shares of no par value were issued for cash of SGD$ 7,047,588 and during period from April 1, 2022 to September 30, 2022, 181,660 Series A Preference shares of no par value were issued for cash of SGD$ 2,478,479.

The ordinary shares of no par value are fully paid, carry one vote each and have no right to fixed income.

AUM BIOSCIENCES PTE LTD

Consolidated Financial Statements

(Expressed in Singapore Dollars)

For the Years Ended March 31, 2022 and 2021 (Audited) and for the six month periods from April 1 through September 30, 2022 and 2021 (Unaudited)

12A.	Loss per share

Basic and diluted loss per share calculation is as follows

	Year ended March 31, 2022	Year ended March 31, 2021	6 months period ended September 30, 2022	6 months period ended September 30, 2021
	(Audited)	(Audited)	(Unaudited)	(Unaudited)
Opening No. of Shares	5,918,262	5,890,388	7,335,051	5,918,262
Addition during the period - Weighted avg.	630,882	18,252	161,348	135,551
No. of Shares end of the period - Weighted avg	6,549,144	5,908,640	7,496,399	6,053,813

Loss for the period	13,145,826	1,267,844	3,609,553	3,008,104
Loss per Share	2.01	0.21	0.48	0.50

Diluted EPS is not calculated as the same would be anti-dilutive. The inclusion of unvested stock options would result in a dilution of basic EPS and as such, unvested option grants are excluded.

Capital management:

The objectives when managing capital are: to safeguard the reporting entity’s ability to continue as a going concern, so that it can continue to provide returns for owners and benefits for other stakeholders, and to provide an adequate return to owners by pricing the sales commensurately with the level of risk. The management sets the amount of capital to meet its requirements and the risk taken. There were no changes in the approach to capital management during the reporting year. The management manages the capital structure and makes adjustments to it where necessary or possible in the light of changes in conditions and the risk characteristics of the underlying assets. In order to maintain or adjust the capital structure, the management may adjust the amount of dividends paid to owners, return capital to owners, issue new shares, or sell assets to reduce debt. The company does not have significant external borrowings, except for convertible loans which have been converted to share capital during the reporting year.

13.	Stock Options

On 7 February 2022, the board of directors approved the “AUM Biosciences Share Option Scheme 2022” (the “Plan”). The purpose of the Plan is to acknowledge and recognize the contributions of the employees, advisors and directors. The Plan is established to give the employees, advisors and directors, an opportunity to have a personal stake in the company so as to motivate, retain and align the interests of the various parties with the shareholders. The Plan shall continue to be in force at the discretion of the company, for a term of ten years. The grant letter will include the vesting schedule and the subscription price and are typically vested on step-up basis on the anniversary of the next four years started from the grant date.

The aggregate number of shares which the company may grant under the Plan shall not exceed the number of ordinary shares of the company comprising 10% of the share capital of the company on a fully diluted basis.

AUM BIOSCIENCES PTE LTD

Consolidated Financial Statements

(Expressed in Singapore Dollars)

For the Years Ended March 31, 2022 and 2021 (Audited) and for the six month periods from April 1 through September 30, 2022 and 2021 (Unaudited)

The following table summarizes information about the share options outstanding at the end of the reporting year March 31, 2022:

Exercise price	Number of options outstanding	Number of options exercisable	Weighted average remaining life (Years)
SGD$ 4.00 (USD. 2.97)	39,000	39,000	4

Subsequent to the fiscal year ended March 31, 2022 there were additional 66,400 options granted in April 2022.

The Company recognizes compensation costs for all stock options granted to employees under the AUM Biosciences Share Option Scheme 2022. AUM Biosciences measures the stock options issued to employees or directors at fair value. The option exercise price on the date of grant was SGD$ 4.00. IFRS 2, Share based payments (“IFRS 2”), requires that the Company record these amounts as contributed surplus. The fair value of the stock options is determined using the Black-Scholes option pricing model.

The fair value of awards at the date of grant is recorded as an expense in these Consolidated Financial Statements and is recognized over the vesting period (employees requisite service period) based on the number of options expected to vest. When the options will be exercised, they will be settled with shares.

Expected life of stock options

When the Company grants 10-year options, management estimates that the period of time from the date of grant to the date of exercise is 1 years pursuant to IFRS 2 (Share-based Payment). The effects of an expected early exercise can be accounted for by using an estimate of the option’s expected life as an input into the option pricing model. Accordingly, for 10-year options, an expected life of 1 years is used as an input when estimating fair value, as the options have an acceleration provision related to the anticipated SPAC merger.

The fair value of the options granted was estimated using the Black-Scholes option pricing model with the following assumptions:

As at September 30, 2022 SGD$
Volatility	70%
Expected life	1 year
Share price	13.35
Risk free rate	2.10%
Exercise price	4.00

AUM BIOSCIENCES PTE LTD

Consolidated Financial Statements

(Expressed in Singapore Dollars)

For the Years Ended March 31, 2022 and 2021 (Audited) and for the six month periods from April 1 through September 30, 2022 and 2021 (Unaudited)

14.	Other financial liabilities

	As at March 31, 2022	As at March 31, 2021	As at September 30, 2022	As at September 30, 2021
	(Audited)	(Audited)	(Unaudited)	(Unaudited)
Financial instruments with fixed interest rates
Convertible notes/SAFE	-	2,014,728	-	-
Bank loans	638,455	700,000	554,148	691,146
Total other financial liabilities	638,455	2,714,728	554,148	691,146

The non-current portion is repayable as follows: Due within 2 to 5 years	638,455	2,714,728	554,148	691,146
Total non-current portion	638,455	2,714,728	554,148	691,146

15A.	Convertible notes/SAFE

The convertible notes bear an interest with a range of 0% to 10% per annum. The total outstanding principal amounts, together with the unpaid accrued interest will be mandatory converted into shares of the company on the closure of Series A Funding Round based on the conversion formula that provides for discounts ranging from 20%-25%. The instruments were issued at various periods during 2019, 2020 and 2021. These instruments resemble convertible debt while also sharing characteristics with SAFE (Simple Agreement for Future Equity). They have no stated maturity date and are convertible if and when there is a future round of equity financing. These instruments are a derivative financial liability and are carried at fair value with resulting changes recorded in profit and loss. For the year ended March 31,2022, a mark to market adjustment of SGD$ 11,23,201was charged as a loss.

15B.	Bank loans

The bank loans are covered by joint and several guarantees from some of the directors of the company.

The bank loans are repayable on June 7, 2025 and December 7, 2025 with a fixed interest rate ranging from 2.5% to 3.0%.

15C.	Loan facility

AUM Biosciences Group has entered into a loan agreement on September 9, 2021 with Trial Cap Pte. Limited, Singapore. The loan is contingent and restricted to specific R&D expenses that would qualify for rebate in accordance with ATO approval. The loan is for a maximum sum of USD.15.0M. bearing an interest rate of 12% of annum. The loan is to be utilized as a reimbursement against payment of invoices from SPRIM Australia Pty. Limited that fall under the approved ATO rebate for AUM001 and AUM601. The loan amount is restricted to 33.33% of such invoices. Any outstanding loan is to be settled by September 30, every year. As of date of this report, the loan facility has not been utilized.

AUM BIOSCIENCES PTE LTD

Consolidated Financial Statements

(Expressed in Singapore Dollars)

For the Years Ended March 31, 2022 and 2021 (Audited) and for the six month periods from April 1 through September 30, 2022 and 2021 (Unaudited)

16.	Payables and accrued liabilities

	As at March 31, 2022	As at March 31, 2021	As at September 30, 2022	As at September 30, 2021
	(Audited)	(Audited)	(Unaudited)	(Unaudited)
Outside parties and accrued liabilities	1,927,879	809,075	1,719,067	633,879
Total trade payables	1,927,879	809,075	1,719,067	633,879

14 vendors account for substantially all of the outstanding payables

17	Financial instruments: information on financial risks

17A.	Financial risk management

The main purpose for holding or issuing financial instruments is to raise and manage the finances for the entity’s operating, investing and financing activities. There are exposures to the financial risks on the financial instruments such as credit risk, liquidity risk and market risk comprising interest rate, currency risk and price risk exposures. Management has certain practices for the management of financial risks. However these are not formally documented in written form. The guidelines include the following:

1.	Minimize interest rate, currency, credit and market risks for all kinds of transactions.

2.	Maximize the use of “natural hedge”: favouring as much as possible the natural off- setting of sales and costs and payables and receivables denominated in the same currency and therefore put in place hedging strategies only for the excess balance (if necessary). The same strategy is pursued with regard to interest rate risk.

3.	All financial risk management activities are carried out and monitored by senior staff.

4.	All financial risk management activities are carried out following acceptable market practices.

There have been no changes to the exposures to risk; the objectives, policies and processes for managing the risk and the methods used to measure the risk.

17B.	Fair value of financial instruments

The analyses of financial instruments that are measured subsequent to initial recognition at fair value, grouped into Levels 1 to 3 are disclosed in the relevant notes to the financial statements. These include the significant financial instruments stated at amortized cost and at fair value in the statement of financial position. The carrying values of current financial instruments approximate their fair values due to the short-term maturity of these instruments and the disclosures of fair value are not made when the carrying amount of current financial instruments is a reasonable approximation of the fair value.

AUM BIOSCIENCES PTE LTD

Consolidated Financial Statements

(Expressed in Singapore Dollars)

For the Years Ended March 31, 2022 and 2021 (Audited) and for the six month periods from April 1 through September 30, 2022 and 2021 (Unaudited)

17C.	Credit risk on financial assets

Financial assets that are potentially subject to concentrations of credit risk and failures by Counterparties to discharge their obligations in full or in a timely manner. These arise principally from cash balances with banks, cash equivalents and receivables.

The maximum exposure to credit risk is the total of the fair value of the financial assets at the end of the reporting year. Credit risk on cash balances with banks is limited because the counter-parties are entities with acceptable credit ratings. For expected credit losses (ECL) on financial assets, the three-stage approach in the financial reporting standard on financial instruments is used to measure the impairment allowance. Under this approach the financial assets move through the three stages as their credit quality changes. However, a simplified approach is permitted by the financial reporting standards on financial instruments for financial assets that do not have a significant financing component, such as trade receivables. On initial recognition, a day-1 loss is recorded equal to the 12 month ECL (or lifetime ECL for trade receivables), unless the assets are considered credit impaired. For credit risk on trade receivables an ongoing credit evaluation is performed on the financial condition of the debtors and an impairment loss is recognized in profit or loss.

Reviews and assessments of credit exposures in excess of designated limits are made. Renewals and reviews of credits limits are subject to the same review process.

Cash and cash equivalents are also subject to the impairment requirements of the standard on financial instruments. There was no identified impairment loss.

17D.	Liquidity risk – financial liabilities maturity analysis

The liquidity risk refers to the difficulty in meeting obligations associated with financial liabilities that are settled by delivering cash or another financial asset. It is expected that all the liabilities will be settled at their contractual maturity. The average credit period taken to settle trade payables is about 60 days.

The following table analyses the non-derivative financial liabilities by remaining contractual maturity (contractual undiscounted cash flows):

AUM BIOSCIENCES PTE LTD

Consolidated Financial Statements

(Expressed in Singapore Dollars)

For the Years Ended March 31, 2022 and 2021 (Audited) and for the six month periods from April 1 through September 30, 2022 and 2021 (Unaudited)

	Less than 1 year	2 – 5 years	Total
Non-derivative financial liabilities:	SGD$	SGD$	SGD$
As at March 31, 2022
Trade and other payables	1,927,879	-	1,927,879
Other financial liabilities	-	589,138	589,138
At end of year	1,927,879	589,138	2,517,017

As at March 31, 2021
Trade and other payables	809,075	-	809,075
Other financial liabilities	-	2,714,728	2,714,728
At end of year	809,075	2,714,728	3,523,803

As at September 30, 2022
Trade and other payables	1,719,067	-	1,719,067
Other financial liabilities	-	554,148	554,148
At end of 6 months period	1,719,067	554,148	2,273,214

As at September 30, 2021
Trade and other payables	633,879	-	633,879
Other financial liabilities	-	691,146	691,146
At end of 6 months period	633,879	691,146	1,325,025

17E.	Interest rate risk

Interest rate risk arises on interest-bearing financial instruments recognized in the statement of financial position and on some financial instruments not recognized in the statement of financial position.

The Company’s exposure to interest rate risk relates to its ability to earn short term interest on cash balances at variable rates. The Company is exposed to interest rate risk on its cash and cash equivalents. The Company has no floating interest rate loans. Management does not believe that the impact of interest rate fluctuation will be significant

17F.	Foreign currency risk

Since the Company’s functional currency is the Singapore dollar, it has a foreign exchange risk regarding its Australian dollar, United States dollar and Euro denominated obligations since it has foreign subsidiaries. A significant change in the currency exchange rates between these currencies relative to the Singapore dollar could have an effect on the Company’s results of operations, financial position and cash flows. The Company has not entered into any derivative financial instruments to manage exposures to currency fluctuations. A 1% fluctuation in the Singapore dollar against these currencies would have a before-tax effect of approximately an SGD$ 42,367 increase or decrease in accumulated other comprehensive income, based on amounts held at year end.

The Company’s monetary assets and liabilities denominated in foreign currencies were approximately as follows:

AUM BIOSCIENCES PTE LTD

Consolidated Financial Statements

(Expressed in Singapore Dollars)

For the Years Ended March 31, 2022 and 2021 (Audited) and for the six month periods from April 1 through September 30, 2022 and 2021 (Unaudited)

Analysis of amounts denominated in non-functional currency as at March 31, 2022.

Currency	Monetary Assets	Monetary Liabilities	Net-Monetary Liabilities	Exchange rate to convert SGD$	Net-Monetary Liabilities in SGD$	Gain/Loss on a 1 % increase/decrease on the revaluation of monetary assets and liabilities denominated in the SGD$
USD	3,902,124	532,272	(3,369,852)	1.35484	(4,565,610.57)	(45,656)
AUD	58,539	306,215	247,677	1.01415	251,181.32	2,512
GBP	-	6,950	6,950	1.78070	12,375.87	124
EURO	-	43,514	43,514	1.50220	65,366.73	654
	3,960,663	888,951	(3,071,712)		(4,236,687)	(42,367)

18A.	Licensing Agreement

In May 2021, the company entered into an exclusive License agreement with CMG Pharmaceutical Co. Ltd, Korea and Handok Inc., Korea for the right to use, develop and commercialize Licensor Technology for the use of its development of its molecule AUM601. On signing of the agreement the company paid a sum of USD 500,000/- to CMG Pharmaceuticals and a sum of USD 500,000/- to Handok Inc. as an upfront payment. As part of the technical transfer payment, the company will issue a total number of 103,016 shares to be equally split between CMG Pharmaceuticals and Handok Inc. Till date there has been no technical transfer and as such, these shares have not been issued. Under this agreement, the company is also liable to pay the following milestone payments –

Development and Regulatory Milestones

Milestone Event (USD)	Milestone Payment(USD)
Upon written approval of the Phase 1 Clinical Study Report by the JSC	1,000,000
First IND Approval for Phase 2 Registration Trial by US FDA, EU EMA or China NMPA. To be clear, such milestone payment is only in respect of the first such approval and not for any subsequent approvals.	1,000,000
Upon first dosing of the 1st patient in the US	2,000,000
Upon first dosing of the 1st patient in EU, China, or anywhere else	1,000,000
Upon Completion of Clinical Study Report of Phase 2 Registration Trial	20,000,000
First receipt of a Registration from the FDA in the U.S. for a Licensed Product	20,000,000
First receipt of a Registration from the EMA in Europe for a Licensed Product	10,000,000
First receipt of a Registration from the National Medical Products Administration “China NMPA” in China for a Licensed Product	5,000,000

AUM BIOSCIENCES PTE LTD

Consolidated Financial Statements

(Expressed in Singapore Dollars)

For the Years Ended March 31, 2022 and 2021 (Audited) and for the six month periods from April 1 through September 30, 2022 and 2021 (Unaudited)

Sales Milestones

Milestone Event (USD)	Milestone Payment(USD)
Upon first achieving Aggregate Net Sales for Licensed Products of one hundred million dollars ($100,000,000)	5,000,000
Upon first achieving Aggregate Net Sales for Licensed Products of three hundred million dollars ($300,000,000)	15,000,000
Upon first achieving Aggregate Net Sales for Licensed Products of five hundred million dollars ($500,000,000)	20,000,000
Upon first achieving Aggregate Net Sales for Licensed Products of seven hundred fifty million dollars ($750,000, 000)	30,000,000
Upon first achieving Aggregate Net Sales for Licensed Products of one billion dollars ($1,000,000,000)	40,000,000

Royalty Payments for Licensed Products

Annual Net Sales (USD)	Royalty Rate
Aggregate Annual Net Sales up to two hundred fifty million dollars ($ 250,000,000)	7%
Aggregate Annual Net Sales between two hundred fifty million dollars ($ 250,000,000) and five hundred million dollars (S500,000,000)	9%
Aggregate Annual Net Sales greater than five hundred million dollars ($ 500,000,000)	11%

18B.	Collaboration Agreement/Deferred Revenues

In November 2020 the company entered into a Discovery and co-development collaboration agreement with Newsoara Biopharma Co. Ltd, China for a joint drug discovery and development of new drug candidates and Licenses Products. Under this agreement, the company will receive the following payments from Newsoara as milestone payments –

Collaboration fees

USD 500,000/- on receipt of invoice after signing the agreement. This amount has been deferred upon receipt and recognized as an offset against research and development expenses in periods earned.

AUM BIOSCIENCES PTE LTD

Consolidated Financial Statements

(Expressed in Singapore Dollars)

For the Years Ended March 31, 2022 and 2021 (Audited) and for the six month periods from April 1 through September 30, 2022 and 2021 (Unaudited)

Development Milestone

Development Milestone Events	Development Milestone Payments
Initiation (Ethics Committee Approval) of the first phase II clinical trial in the Territory	$1 M
Initiation (Ethics Committee Approval) of first phase III clinical trial in the Territory	$5 M
NDA Approval in the Territory	$10 M

Commercial Milestone

Commercial Milestone Events	Commercial Milestone Payments
The annual Net Sales of a Licensed Product in the Territory is equal to or more than one hundred million Dollars ($100,000,000)	$5 M
The annual Net Sales of a Licensed Product in the Territory is equal to or more than two hundred and fifty million Dollars ($250,000,000)	$9 M
The annual Net Sales of a Licensed Product in the Territory is equal to or more than five hundred million Dollars ($500,000,000)	$15 M

Royalties

That portion of Net Sales of each Licensed Product in the Territory in a Calendar Year that is:	Royalty Rate
Less than or equal to five hundred million Dollars ($500,000,000)	Six percent (6%)
Greater than five hundred million Dollars ($500,000,000) and less than or equal to one billion Dollars ($1,000,000,000)	Eight percent (8%)
Greater than one billion Dollars ($1,000,000,000)	Ten percent (10%)

19.	Events after the Balance Sheet Date

The transaction that have taken place after September 30, 2022 are as follows -

AUM Biosciences has entered into a Business combination agreement with Mountain Crest Acquisition Corp V (NASDAQ:MCAG), a public trading special purpose acquisition company to go public via a SPAC merger. The transaction is expected to close in the first quarter of 2023 and reflects a pre-money valuation of USD 400 million. The combined company will operate under a holding entity to be formed as a Cayman Islands exempted company (“Holdco”) and intends to trade on the Nasdaq Stock Market under the ticker symbol AUMB.

Two of the key management employees have been issued a combined amount of 94,000 options shares under the current AUM Biosciences Share Option Scheme 2022.

Annex A

Execution Version

BUSINESS COMBINATION AGREEMENT

by and between

MOUNTAIN CREST ACQUISITION CORP. V,

and

AUM BIOSCIENCES PTE. LTD.

dated as of October 19, 2022

*Certain exhibits and the schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5). The Registrant agrees to furnish supplementally a copy of any omitted exhibit or schedule to the SEC upon its request, however the Registrant may request confidential treatment of omitted items.

i

TABLE OF CONTENTS CONTINUED

TABLE OF CONTENTS CONTINUED

TABLE OF CONTENTS CONTINUED

BUSINESS COMBINATION AGREEMENT

This BUSINESS COMBINATION AGREEMENT (this “Agreement”), dated as of October 19, 2022, is made and entered into by and between Mountain Crest Acquisition Corp. V, a Delaware corporation (“SPAC”) and AUM Biosciences Pte. Ltd., a private company limited by shares incorporated in Singapore, with company registration number 201810204D (the “Company”). Certain terms used in this Agreement are used as defined in Section 1.1.

RECITALS

WHEREAS, SPAC is a blank check company formed for the purpose of effecting a merger, share exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses or entities;

WHEREAS, the Company will incorporate a Cayman Islands exempted company (“Holdco”) for the purpose of participating in the transactions contemplated hereby and becoming the publicly traded holding company for the Surviving Corporation (as defined below) and SPAC;

WHEREAS, Holdco upon incorporation will form a private company limited by shares incorporated in Singapore as a direct wholly-owned subsidiary of Holdco (“Amalgamation Sub”) for the purpose of effectuating the Amalgamation (as defined below);

WHEREAS, Holdco upon incorporation will form a Delaware corporation to be a direct wholly-owned subsidiary of Holdco (“Merger Sub”) for the purpose of effectuating the SPAC Merger (as defined below);

WHEREAS, upon the terms and subject to the conditions of this Agreement, and in accordance with the Delaware General Corporation Law (“DGCL”) and the Singapore Companies Act, as applicable, (a) Amalgamation Sub will amalgamate with and into the Company (the “Amalgamation”), the separate existence of Amalgamation Sub will cease and the Company will be the surviving corporation of the Amalgamation and a direct wholly owned subsidiary of Holdco, and (b) following confirmation of the effective filing of the Amalgamation but on the same day, Merger Sub will merge with and into SPAC (the “SPAC Merger”), the separate existence of Merger Sub will cease and SPAC will be the surviving corporation of the SPAC Merger and a direct wholly owned subsidiary of Holdco;

WHEREAS, upon the Amalgamation Effective Time (as defined below), each Company Share (as defined below) in the issued and paid-up share capital of the Company immediately prior to the Amalgamation Effective Time shall automatically be cancelled and converted into, and the holders of Company Shares will receive, Ordinary Shares of Holdco, par value $0.0001 per share (“Holdco Ordinary Shares”) in accordance with this Agreement, the Holdco Governing Documents and the Company Governing Documents, and upon the SPAC Merger Effective Time (as defined below), the holders of SPAC Common Stock will receive Holdco Ordinary Shares;

Annex A-1

WHEREAS, concurrently with the execution and delivery of this Agreement, SPAC, the Company and the Key Company Shareholders (as defined below) have entered into a voting and support agreement in the form attached hereto as Exhibit A (the “Shareholder Support Agreement”) pursuant to which, among other things, the Key Company Shareholders will not transfer and will vote their Company Shares in favor of this Agreement (including by execution of written resolutions), the SPAC Merger, the Amalgamation and the other Transactions, effective at the Closing (as defined below);

WHEREAS, concurrently with the execution and delivery of this Agreement, the Company, SPAC and Mountain Crest Global Holdings LLC (“Sponsor”) have entered into a voting and support agreement in the form attached hereto as Exhibit B (the “Sponsor Support Agreement”) pursuant to which, among other things, Sponsor (i) will not transfer and will vote its shares of SPAC Common Stock or any additional shares of SPAC Common Stock it acquires prior to the SPAC Stockholder Meeting (as defined below) in favor of this Agreement, the SPAC Merger, the Amalgamation and the other Transactions and each of the Transaction Proposals (as defined below), (ii) will not redeem any shares of SPAC Common Stock in connection with the SPAC Merger, and (iii) waives its anti-dilution rights under the SPAC Charter;

WHEREAS, at or prior to Closing, Holdco, SPAC and shareholders representing at least 93% of outstanding Company Shares, which amount shall include all shareholders owning greater than one percent (1%) of Company Shares, will enter into a Lock-Up Agreement in the form attached hereto as Exhibit C (collectively, the “Lock-Up Agreement”) pursuant to which, among other things, such shareholders will not sell, for the period set forth in the Lock-Up Agreement, the Holdco Ordinary Shares that they will receive in the Amalgamation;

WHEREAS, at Closing, Holdco, certain holders of Company Shares, certain shareholders of SPAC Common Stock, and the holders of the private SPAC Units will enter into a registration rights agreement in the form attached hereto as Exhibit D (the “Registration Rights Agreement”) pursuant to which, among other things, Holdco agrees to provide the above holders with certain rights relating to the registration for resale of the Holdco Ordinary Shares that they will receive by Closing;

WHEREAS, each of the board of directors of SPAC (the “SPAC Board”) and the board of directors of the Company (the “Company Board”) has (i) determined that it is fair to, advisable for and in the best interests of, respectively, SPAC and the Company and their respective stockholders and shareholders, as applicable, to enter into this Agreement and to consummate the SPAC Merger, the Amalgamation and the other Transactions, (ii) approved the execution and delivery of this Agreement and the Ancillary Agreements and the consummation of the SPAC Merger, the Amalgamation and the other Transactions, and (iii) determined to recommend to their respective stockholders and shareholders, as applicable, the approval and adoption of this Agreement, the SPAC Merger, the Amalgamation and the other Transactions; and

WHEREAS, for U.S. federal income tax purposes, it is intended that (a) the Amalgamation and the SPAC Merger will qualify as an exchange under Section 351 of the Code, and (b) the SPAC Merger will not result in a gain being recognized under Section 367(a)(1) of the Code by any stockholder of SPAC (other than any stockholder that would be a “five-percent transferee shareholder” (within the meaning of the Treasury Regulations Section 1.367(a)-3(c)(5)(ii)) of Holdco following the transaction that does not enter into a five-year gain recognition agreement pursuant to the Treasury Regulations Section 1.367(a)-8(c)), (a) and (b), together, the “Intended Tax Treatment”).

Annex A-2

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Agreement and intending to be legally bound hereby, SPAC, Holdco, Amalgamation Sub, Merger Sub and the Company agree as follows:

ARTICLE I
CERTAIN DEFINITIONS

1.1 Definitions. As used herein, the following terms shall have the following meanings:

1.1.1 “Acquisition Proposal” means any inquiry, proposal or offer, or any indication of interest in making an offer or proposal, from any Person or group at any time relating to an Alternative Transaction.

1.1.2 “ACRA” means the Singapore Accounting and Corporate Regulatory Authority.

1.1.1 “Action” means any action, lawsuit, complaint, claim, petition, suit, audit, examination, assessment, arbitration, mediation or inquiry, or any proceeding or investigation, by or before any Governmental Authority.

1.1.2 “Affiliate” means, with respect to any specified Person, any Person that, directly or indirectly, controls, is controlled by, or is under common control with, such specified Person, whether through one or more intermediaries or otherwise. The term “control” (including the terms “controlling,” “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by Contract or otherwise.

1.1.3 “Alternative Transaction” means, (i) as to the Company, a transaction (other than the Transaction) concerning the sale or transfer of (a) all or any material part of the business or assets of the AUM Companies (as defined below), taken as a whole, or (b) any of the Company Ordinary Shares or other equity interests or profit interests (including any phantom or synthetic equity) of any AUM Company, whether newly issued or already outstanding, in any case, whether such transaction takes the form of a sale or issuance of shares or other equity interests, assets, merger consolidation, issuance of debt securities or convertible securities, warrants, management Contract, joint venture or partnership, or otherwise, and (ii) as to SPAC, a transaction (other than the Transaction) involving the sale or transfer of SPAC Common Stock, in any case, whether such transaction takes the form of a sale of shares or other equity interests, assets, merger, consolidation, business combination, issuance of debt securities or convertible securities, warrants, management Contract, joint venture or partnership, or otherwise.

1.1.4 “Ancillary Agreements” means, collectively, the (i) Shareholder Support Agreement, (ii) Sponsor Support Agreement, (iii) Registration Rights Agreement, (iv) Lock-Up Agreement and (v) Holdco Governing Documents.

Annex A-3

1.1.5 “Anti-Bribery Laws” means any applicable Laws relating to corruption and bribery, including the U.S. Foreign Corrupt Practices Act of 1977 (as amended), the UK Bribery Act 2010, the Prevention of Corruption Act 1960 of Singapore, the Indonesian Law No. 31 of 1999 on Eradication of Corruption (as amended by Law No. 20 of 2001) and any of its implementing regulations, and any similar Law that prohibits bribery or corruption.

1.1.6 “AUM Companies” means the Company and all of its direct and indirect Subsidiaries.

1.1.7 “Business Combination” has the meaning set forth in the SPAC’s Charter.

1.1.8 “Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in New York, Singapore or the Cayman Islands are authorized or required by Law to close; provided that such banks shall be deemed to be open for business in the event of measures enacted by any Governmental Authority in response to the COVID-19 pandemic requiring the closure of physical branch locations if such banks’ electronic funds transfer systems (including wire transfers) are open for use by customers on such day.

1.1.9 “CARES Act” means the Coronavirus Aid, Relief, and Economic Security Act of 2020.

1.1.10 “Cayman Islands Registrar” means the Registrar of Companies of the Cayman Islands.

1.1.11 “Code” means the U.S. Internal Revenue Code of 1986, as amended.

1.1.12 [Reserved].

1.1.13 “Company Constitution” means the Constitution of AUM Biosciences Pte. Ltd., dated March 26, 2018, as amended and/or restated from time to time.

1.1.14 “Company Exchange Ratio” means the quotient obtained by dividing the Price per Company Share by $10.00 (ten dollars).

1.1.15 “Company Governing Documents” means, the Company Constitution.

1.1.16 “Company Incentive Plans” means the AUM Biosciences Share Option Scheme 2022, as amended, restated or otherwise modified from time to time.

1.1.17 “Company Intellectual Property” means, collectively, any and all (i) Owned Intellectual Property and (ii) the Licensed Intellectual Property.

1.1.18 “Company Interests” means all of the outstanding Equity Interests of the AUM Companies.

Annex A-4

1.1.19 “Company Material Adverse Effect” means any Event that has had, or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on (i) the business, assets and liabilities, results of operations or financial condition of the AUM Companies, taken as a whole or (ii) the ability of the AUM Companies to consummate the Transactions; provided, however, that in no event would any of the following, alone or in combination, be deemed to constitute, or be taken into account in determining whether there has been or will be, a “Company Material Adverse Effect”: (a) any enactment of, or change or proposed change in, any applicable Laws, accounting rules or any interpretation, enforcement or implementation thereof following the date of this Agreement, (b) any change in interest rates or economic, political, business or financial market conditions generally, (c) the taking of any action expressly required to be taken under this Agreement or any Ancillary Agreement, (d) any natural disaster (including hurricanes, storms, tornados, flooding, earthquakes, volcanic eruptions or similar occurrences), epidemic, pandemic, disease or outbreak (including any Permitted COVID-19 Measures, or any change in COVID-19 Measures or binding interpretations of an applicable Governmental Authority with respect thereto following the date of this Agreement), acts of nature or change in climate, (e) any acts of terrorism or war (whether or not declared), sabotage, civil unrest, terrorism, curfews, public disorder, riots, the outbreak or escalation of hostilities, geopolitical conditions, local, regional, state, national or international political conditions, or social conditions, (f) any Events generally applicable to the industries or markets in which the AUM Companies operate, (g) any action taken by or at the express written request of an authorized officer of, or with the written approval or consent (except with respect to the matters requiring consent set forth in Section 6.3, unless otherwise agreed by SPAC to be subject to this exception (g)) of, SPAC (other than actions contemplated by this Agreement or any Ancillary Agreement), or (h) the announcement, pendency or completion of the Transactions contemplated by this Agreement; provided, that in the case of each of clauses (a), (b), (d), (e) and (f), any such Event to the extent it disproportionately affects the AUM Companies, taken as a whole, relative to other participants in the industries or geographical areas in which such Persons operate shall not be excluded from the determination of whether there has been, or would reasonably be expected to be, a Company Material Adverse Effect.

1.1.20 “Company Options” means all options to purchase Company Ordinary Shares, including options granted under the Company Incentive Plans.

1.1.21 “Company Ordinary Shares” means the ordinary shares issued in the capital of the Company.

1.1.22 “Company Preferred Shares” means the series A preference shares issued in the capital of the Company.

1.1.23 “Company Products” means any product that is being researched, tested, developed, commercialized, manufactured, sold or distributed by or behalf of the AUM Companies and all products (if any) with respect to which the AUM Companies have the right to receive payment.

1.1.24 “Company Shareholder” means any holder of any Company Shares.

1.1.25 “Company Shares” means Company Ordinary Shares and Company Preferred Shares until converted immediately prior to the Amalgamation Effective Time.

Annex A-5

1.1.26 “Company Transaction Expenses” means any out-of-pocket fees and expenses payable by any of the AUM Companies or their respective Affiliates (whether or not billed or accrued for) as a result of or in connection with the negotiation, documentation and execution of this Agreement, the Ancillary Agreements and consummation of the Transactions, including (i) all fees, costs, expenses, brokerage fees, commissions, finders’ fees and disbursements of financial advisors, investment banks, data room administrators, attorneys, accountants and other advisors and service providers; (ii) any change in control bonus, transaction bonus, retention bonus, termination or severance payment or payment relating to terminated options, warrants or other equity appreciation, phantom equity, profit participation or similar rights, in any case, to be made to any current or former employee, independent contractor, director or officer of any of the AUM Companies at or after the Closing pursuant to any agreement to which any of the AUM Companies is a party prior to the Closing which become payable (including if subject to continued employment) as a result of the execution of this Agreement or the consummation of the Transactions; and (iii) any and all filing fees paid to Governmental Authorities in connection with the Transactions.

1.1.27 “Computer Security Incident” means any data or security breaches or unauthorized access, modification, disclosure, misuse, loss, or unavailability of Personal Information or IT Systems or violation or suspected (after investigation that did not eliminate such suspicion) violation of Privacy Laws, computer security policies, acceptable use policies, standard security practices or Privacy Policies. Examples of such incidents include: (i) an attacker commands a botnet to send high volumes of connection requests to a web server, causing it to crash; (ii) users are tricked into opening a “quarterly report” sent via email that is actually malware; running the tool has infected their computers and established connections with an external host; (iii) an attacker obtains sensitive data and threatens that the details will be released publicly if the organization does not pay a designated sum of money; or (iv) a user provides or exposes sensitive information to others through peer-to-peer file sharing services.

1.1.28 [Reserved].

1.1.29 “Confidential Information” means any non-public information of or concerning the AUM Companies or any of their respective businesses, including business plans, financial data, customer and client lists, customer and client information (including names, addresses and contact information and including prospective customers and prospective clients), marketing plans, technology, products, services, solutions, offerings, platforms, Proprietary Information and Intellectual Property, whether existing or being developed.

1.1.30 “Contract Worker” means any independent contractor, consultant, temporary employee, leased employee or other agent employed or used with respect to the operation of the business of the AUM Companies and classified by the Company as other than employees or compensated other than through wages paid by the Company through its payroll department and reported on a form W-2 or other equivalent foreign form/document.

1.1.31 “Contracts” means any contracts, subcontracts, agreements, license, sublicense, arrangements, understandings, commitments, instruments, undertakings, indentures, leases, mortgages and purchase orders, whether written or oral.

Annex A-6

1.1.32 “Copyrights” means all rights in copyrights, and other rights in any works of authorship of any type, in all forms, media or medium, now known or hereinafter developed, and whether or not completed, published, or used, including all drafts, plans, sketches, artwork, layouts, copy, designs, photographs, illustrations, collections, serials, printed or graphic matter, slides, compilations, serials, promotions, audio or visual recordings, transcriptions, Software, and all derivative works, translations, adaptations and combinations of any of the foregoing, all registrations and applications therefor and all extensions, restorations, and renewals of any of the foregoing, all worldwide rights and priorities afforded under any Law with respect to any of the foregoing, and all termination rights, moral rights, author rights and all other rights associated therewith.

1.1.33 “COVID-19” means SARS-CoV-2 or COVID-19, and any evolutions or mutations thereof.

1.1.34 “COVID-19 Measures” means any quarantine, “shelter in place,” “stay at home,” workforce reduction, social distancing, shut down, closure, sequester, workplace safety or similar applicable Law promulgated by any Governmental Authority, including the Centers for Disease Control and Prevention and the World Health Organization, in each case, in connection with or in response to COVID-19, including the CARES Act and the Families First Coronavirus Response Act of 2020.

1.1.35 “Databases” means all compilations of data, the selection and arrangement of that data, and all related documentation, including documentation regarding the procedures used in connection with the selection, collection, arrangement, processing and distribution of data contained therein to the extent they exist, together with documentation regarding the attributes of the data contained therein or the relationships among such data and documentation regarding data structures and formats, and file structures and formats, whether registered or unregistered, and any registrations or applications for registration therefor.

1.1.36 “Develop” or “Development” means any conception, reduction to practice, invention, creation, formulation, design, enhancement, testing, discovery, editing, commercialization, modification, improvement, or development (and any contribution to the foregoing), whether independently or jointly.

1.1.37 “Disclosure Letter” means, as applicable, the Company Disclosure Letter or the SPAC Disclosure Letter.

1.1.38 “Environmental Laws” means any Law in any way relating to (a) the protection of human health and safety, (b) the protection, preservation or restoration of the environment and natural resources (including air, water vapor, surface water, groundwater, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource), or (c) the exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of Hazardous Materials.

Annex A-7

1.1.39 “Environmental Permits” means the Permits required for conducting the current business (including any business to be conducted before closing of this Agreement) of the AUM Companies under applicable Environmental Laws.

1.1.40 “Equity Interest” means, with respect to Holdco, the Company, Amalgamation Sub and Merger Sub or any of their respective Affiliates (including, following the Effective Time, the Company and any Subsidiary), any shares, capital stock of, or other ownership, membership, partnership, voting, joint venture, equity interest, preemptive right, stock or share appreciation, phantom stock, profit participation or similar rights in, such Person or any indebtedness, securities, options, warrants, call, subscription or other rights or entitlements of, or granted by, such Person or any of its Affiliates that are convertible into, or are exercisable or exchangeable for, or give any person any right or entitlement to acquire any such shares, capital stock or other ownership, partnership, voting, joint venture, equity interest, preemptive right, stock or share appreciation, phantom stock, profit participation or similar rights, in all cases, whether vested or unvested, of such Person or any of its Affiliates or any similar security or right that is derivative or provides any economic benefit based, directly or indirectly, on the value or price of any such shares, capital stock or other ownership, partnership, voting, joint venture, equity interest, preemptive right, stock or share appreciation, phantom stock, profit participation or similar rights, in all cases, whether vested or unvested.

1.1.41 “ERISA Affiliate” means any trade or business, whether or not incorporated, that together with a company would be deemed to be a “single employer” within the meaning of Section 414(b), (c), (m) or (o) of the Code.

1.1.42 “Event” means any event, state of facts, development, change, circumstance, occurrence or effect.

1.1.43 “Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

1.1.44 “Export Laws” means (i) all Laws imposing trade sanctions on any Person, including, all Laws administered by OFAC, all sanctions Laws or embargos imposed or administered by the U.S. Department of State, the United Nations Security Council, Her Majesty’s Treasury or the European Union, and all anti-boycott Laws administered by the U.S. Department of State or the Department of Treasury, and (ii) all Laws relating to the import, export, re-export, or transfer of information, data, goods, and technology, including the Export Administration Regulations administered by the U.S. Department of Commerce, the International Traffic in Arms Regulations administered by the U.S. Department of State, and the export control Laws of the United Kingdom or the European Union.

1.1.45 “FDA” means the U.S. Food and Drug Administration.

1.1.46 “Fully-Diluted Company Shares” means the sum of (a) the total number of outstanding Company Ordinary Shares and (b) the total number of Company Ordinary Shares subject to issuance pursuant to the Vested Company Options, in each case, as of immediately prior to the Closing.

Annex A-8

1.1.47 “GAAP” means generally accepted accounting principles in the United States as in effect from time to time.

1.1.48 “Governing Documents” (i) the memorandum and articles of association or the constitution of a company or certificate of incorporation and the bylaws of a corporation or any such equivalent documents; (ii) the partnership agreement and any statement of partnership of a general partnership; (iii) the limited partnership agreement and the certificate of limited partnership of a limited partnership; (iv) the limited liability company agreement, operating agreement and the certificate of organization of a limited liability company, (v) the trust agreement and any documents that govern the formation of a trust; (vi) any charter, constitution, memorandum and articles of association or similar document adopted or filed in connection with the creation, formation, incorporation or organization of a Person; (vii) any Shareholders or shareholders agreements, investor rights agreements or other similar agreements and (viii) any amendment to any of the foregoing.

1.1.49 “Governmental Authority” means any federal, state, provincial, municipal, local, international, supranational or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any self-regulated organization or other non-governmental Regulatory Authority or quasi-Governmental Authority exercising executive, legislative, judicial, regulatory or administrative functions (to the extent that the rules, regulations or orders of such organization or Governmental Authority have the force of Law), governmental commission, department, board, bureau, agency, court, arbitral tribunal, securities exchange or similar body or instrumentality thereof.

1.1.50 “Governmental Order” means any order, judgment, injunction, decree, writ, stipulation, determination, award rule or consent, in each case, entered by or with any Governmental Authority.

1.1.51 “Hazardous Materials” means any solid, liquid or gaseous material, alone or in combination, mixture or solution, which is now defined, listed or identified as “hazardous” (including “hazardous substances” or “hazardous wastes”), “toxic,” a “pollutant” or a “contaminant” pursuant to any applicable Environmental Law, including asbestos, urea formaldehyde, polychlorinated biphenyls (PCBs), radon, petroleum (including its derivatives, by-products or other hydrocarbons).

1.1.52 “Healthcare Law” means all federal, state, local, and foreign laws, statutes, or any regulation, or guidance or order thereunder governing the development, testing, regulatory approval, marketing, sale, pricing, coverage or reimbursement, distribution, use, handling and control, safety, efficacy, reliability or manufacturing of drug or biological products or medical devices, including without limitation: (a) the Federal Food, Drug and Cosmetic Act (“FDCA”) (21 U.S.C. § 301) and FDA implementing regulations; (b) any comparable foreign Laws for the foregoing; (c) the federal Anti-Kickback Statute (42 U.S.C. §1320a-7(b)) and the regulations promulgated thereunder, the Federal Health Care Fraud law (18 U.S.C. § 1347), the Federal Civil Monetary Penalties Law (42 U.S.C. §1320a-7(a)), the Physician Payments Sunshine Act (42 U.S.C. §1320a-7(h)), the Exclusion Law (42 U.S.C. §1320a-7), the Criminal False Statements Law (42 U.S.C. §1320a-7b(a)), Stark Law (42 U.S.C. §1395nn), the Federal False Claims Act (31 U.S.C. §§3729 et seq. 42 U.S.C. §1320a-7b(a)), the Health Insurance Portability and Accountability Act of 1996 (HIPAA), (42 U.S.C. §§1320d et seq.) as amended by the Health Information Technology for Economic and Clinical Health Act of 2009 (HITECH Act), any other Law or regulation of any Governmental Authority which regulates kickbacks, patient or Health Care Program reimbursement, the hiring of employees or acquisition of services or products from those who have been excluded from governmental health care programs or any other aspect of providing health care applicable to the operations of the Company; (d) the applicable requirements of Medicare, Medicaid and other Governmental Authority healthcare programs, including the Veterans Health Administration and U.S. Department of Defense healthcare and contracting programs, and the analogous laws of any federal, state, local, or foreign jurisdiction applicable to the Company; (e) all applicable Laws governing the privacy, security, integrity, accuracy, transmission, storage, or other protection of health information; (f) applicable state licensing, disclosure and transparency reporting requirements, (g) any Laws of any other country in which the Company Products are tested, manufactured, marketed or distributed, or in which country the Company does business, which Laws are similar, analogous, or comparable to any item set forth in Clauses (a) through (f) above.

Annex A-9

1.1.53 “Holdco Governing Documents” means the Memorandum of Association and Articles of Association of Holdco to be adopted by Holdco prior to Closing.

1.1.54 [Reserved].

1.1.55 [Reserved].

1.1.56 “HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

1.1.57 “IFRS” means the International Financial Reporting Standards issued by the International Accounting Standards Board, as in effect from time to time.

1.1.58 “Indebtedness” means (a) all indebtedness of such Person for borrowed money (including the outstanding principal and accrued but unpaid interest), (b) any other indebtedness of such Person that is evidenced by a note, bond, debenture, credit agreement or similar instrument, (c) all obligations of such Person under leases that should be classified as capital leases in accordance with IFRS or GAAP (as applicable based on the accounting principles used by the applicable Person), (d) all obligations of such Person for the reimbursement of any obligor on any line or letter of credit, banker’s acceptance, guarantee or similar credit transaction, in each case, that has been drawn or claimed against, (e) all interest rate and currency swaps, caps, collars and similar agreements or hedging devices under which payments are obligated to be made by such Person, whether periodically or upon the happening of a contingency, (f) any premiums, prepayment fees or other penalties, fees, costs or expenses associated with payment of any Indebtedness of such Person and (g) all obligations described in clauses (a) through (f) above of any other Person which is directly or indirectly guaranteed by such Person or which such Person has agreed (contingently or otherwise) to purchase or otherwise acquire.

1.1.59 “Intellectual Property” means all of the worldwide intellectual property rights and proprietary rights associated with and including any Trade Secrets, Trademark, Patent, Copyright, domain name(s) and social media accounts and identifiers, whether or not registered, unregistered or registrable, to the extent recognized in a particular jurisdiction and other intellectual property, and all embodiments and fixations thereof and related documentation and registrations and all additions, improvements and accessions thereto.

Annex A-10

1.1.60 “Investment Company Act” means the United States Investment Company Act of 1940, as amended.

1.1.61 “IRS” means the United States Internal Revenue Service.

1.1.62 “IT Systems” means, collectively, the hardware, Software, data, Databases, data communication lines, network and telecommunications equipment, platforms, servers, peripherals, computer systems, and other information technology equipment, facilities, infrastructure and documentation used, owned, leased or licensed by any of the AUM Companies and used in their business as currently conducted.

1.1.63 “Key Company Shareholders” means the persons and entities listed in Section 1.1.63 of the Company Disclosure Letter.

1.1.64 “Knowledge” means, (a) with respect to the phrase “to the Knowledge of the Company” or “to the Company’s Knowledge” shall mean the knowledge of the individuals identified in Section 1.1.64 of the Company Disclosure Letter; and (b) with respect to the phrase “to the Knowledge of SPAC” or “to SPAC’s Knowledge” shall mean the knowledge of the individuals identified in Section 1.1.64 of the SPAC Disclosure Letter, in each case of clauses (a) and (b), as such individuals would have acquired in the exercise of a reasonable inquiry of direct reports.

1.1.65 “Law” means any statute, law, ordinance, code, rule, regulation or Governmental Order, in each case, of any Governmental Authority, or any provisions or interpretations of the foregoing, including general principles of common and civil law and equity.

1.1.66 “Leases” means, collectively, the leases described on Section 1.1.66 of the Company Disclosure Letter, together with all fixtures and improvements erected on the premises leased thereby.

1.1.67 “Licensed Intellectual Property” means the Intellectual Property licensed or made available by another Person to any of the AUM Companies.

1.1.68 “Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, and any conditional sale or voting agreement or proxy, including any agreement to give any of the foregoing.

1.1.69 “Nasdaq” means the Nasdaq Stock Market.

1.1.70 “OFAC” means the U.S. Office of Foreign Assets Control.

Annex A-11

1.1.71 “Open Source Software” means all Software that is distributed as “free software,” “open source software,” “shareware” or under a similar licensing or distribution model, including Software licensed, provided, or distributed under any open source license, including any license meeting the Open Source Definition (as promulgated by the Open Source Initiative) or the Free Software Foundation (as promulgated by the Free Software Foundation) or any Software that contains or is derived from any such Software.

1.1.72 “Ordinary Course” means, with respect to an action taken by a Person, that such action is consistent with the past practices of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person.

1.1.73 “Owned Intellectual Property” means any and all Intellectual Property owned or purported to be owned by the AUM Companies.

1.1.74 “Patents” means all (a) U.S. and foreign patents (including certificates of invention and other patent equivalents), utility models, design, and applications for any of the foregoing, including provisional applications, and all patents of addition, improvement patents, continuations, continuations-in-part, divisionals, reissues, re-examinations, renewals, confirmations, substitutions and extensions thereof or related thereto, and all applications or counterparts in any jurisdiction pertaining to any of the foregoing, including applications filed pursuant to any international patent law treaty, (b) inventions, discoveries, improvements, idea submissions and invention disclosures, and (c) other patent rights and any other Governmental Authority-issued indicia of invention ownership (including inventors’ certificates, petty patents and innovation patents), together with all worldwide rights and priorities afforded under any Law with respect to any of the foregoing.

1.1.75 “PCAOB” means the United States Public Company Accounting Oversight Board and any division or subdivision thereof.

1.1.76 “Permit” means any consent, franchise, approval, registration, variance, license, permit, grant, certificate, registration, order or other authorization or approval of a Governmental Authority or pursuant to any applicable Law, including, without limitation, Regulatory Authorizations, required to be obtained and maintained by the Company under applicable Law to carry out or otherwise affecting, or relating in any way to, the business, and all pending applications for any of the foregoing.

1.1.77 “Permitted COVID-19 Measures” means any COVID-19 Measures (i) except as would not reasonably be expected to have a Company Material Adverse Effect, to the extent referring to actions prior to the date of this Agreement, implemented prior to the date of this Agreement and disclosed to SPAC prior to the date of this Agreement, if material, or (ii) reasonably implemented by a party hereto following the date hereof in good faith and with respect to which, if material, such party provides at least one (1) Business Day’s prior written notice to the other parties hereto prior to implementation (except that no such notice shall be required to be provided in advance of taking such action if it shall be impracticable for the Company to provide such advance notice, but in such case notice is provided as soon as practicable following such action).

Annex A-12

1.1.78 “Permitted Liens” means (a) all defects, exceptions, restrictions, easements, rights of way and encumbrances disclosed in policies of title insurance which have been made available to SPAC; (b) mechanics’, carriers’, workers’, repairers’ and similar statutory Liens arising or incurred in the Ordinary Course for amounts (i) that are not delinquent, (ii) that are not material to the business, operations and financial condition of the Company so encumbered, either individually or in the aggregate, and (iii) not resulting from a breach, default or violation by the Company of any Contract or Law; (c) liens for Taxes not yet due and payable or which are being contested in good faith by appropriate proceedings (and for which adequate accruals or reserves have been established on the Financial Statements in accordance with IFRS); and (d) the Liens set forth on Section 1.1.78 of the Company Disclosure Letter.

1.1.79 “Person” means any individual, firm, corporation, partnership, limited liability company, incorporated or unincorporated association, trust, estate, joint venture, joint stock company, Governmental Authority or instrumentality or other entity of any kind.

1.1.80 “Personal Information” means (a) all data and information that, whether alone or in combination with any other data or information, identifies, relates to, describes, is reasonably capable of being associated with, or could reasonably be linked, directly or indirectly, with a natural person, household, or his, her or its device, including name, street address, telephone number, e-mail address, photograph, social security number, driver’s license number, passport number, government-issued ID number, customer or account number, health information, financial information, credit report information, device identifiers, transaction identifier, cookie ID, browser or device fingerprint or other probabilistic identifier, IP addresses, physiological and behavioral biometric identifiers, viewing history, platform behaviors, and any other similar piece of data or information; and (b) all other data or information that is otherwise protected by any Privacy Laws or otherwise considered personally identifiable information or personal data under applicable Law.

1.1.81 [Reserved].

1.1.82 “Post-Signing Investment Amount” means the amount of proceeds received by the AUM Companies from the sale of AUM Company Interests for not more than $10,000,000 in the aggregate during the Interim Period.

1.1.83 “Price per Company Share” means the quotient, expressed as a dollar number, obtained by dividing the Purchase Price by the Fully-Diluted Company Shares.

1.1.84 “Privacy Laws” means all applicable Laws concerning the privacy, secrecy, security, protection, disposal, international transfer or other Processing of Personal Information, including incident reporting and security incident notifying requirements.

1.1.85 “Process” or “Processing” means, with respect to data, the use, collection, creation, processing, receipt, storage, recording, organization, structuring, adaption, alteration, transfer, retrieval, consultation, disclosure, dissemination, making available, alignment, combination, restriction, protection, security, erasure or destruction of such data.

Annex A-13

1.1.86 “Proprietary Information” means all rights under applicable Laws in and to trade secrets, confidential information, proprietary information, designs, formulas, algorithms, procedures, methods, techniques, discoveries, developments, know-how, research and development, technical data, tools, materials, specifications, processes, inventions (whether patentable or unpatentable and whether or not reduced to practice), apparatus, creations, improvements, recordings, graphs, drawings, reports, analyses, documented and undocumented information, information and materials not generally known to the public, protocols, schematics, compositions, sketches, photographs, websites, content, images, graphics, text, artwork, audiovisual works, build instructions, Software, Databases, pricing, customer and user lists, market studies, business plans, systems, structures, architectures, devices, concepts, methods and information, together with any and all notes, analysis, compilations, lab reports, notebooks, invention disclosures, studies, summaries, and other material containing or based, in whole or in part, on any information included in the foregoing, including all copies and tangible embodiments of any of the foregoing in whatever form or medium.

1.1.87 “Purchase Price” means (a) $400,000,000, plus (b) the Post-Signing Investment Amount.

1.1.88 “Real Property” means, collectively, all real properties and interests therein (including the right to use), together with all buildings, fixtures, trade fixtures, plant and other improvements located thereon or attached thereto; all rights arising out of use thereof (including air, water, oil and mineral rights); and all subleases, franchises, licenses, permits, easements and rights-of-way which are appurtenant thereto.

1.1.89 “Registered IP” means all Intellectual Property that is registered, filed, certified, applied for, perfected, recorded, renewed or issued under the Governmental Authority of, with or by any Governmental Authority, domain name registrar or other public or quasi-public legal Governmental Authority anywhere in the world.

1.1.90 “Regulatory Authority” means the FDA and any other Governmental Authority that regulates the development, testing, marketing, sale, distribution, or other activities involving drugs, biological products, medical devices, or that enforces Healthcare Laws.

1.1.91 “Regulatory Authorizations” means all FDA or other Regulatory Authority registrations, product listings, approved marketing authorizations including New Drug Applications, in-effect Investigational New Drug Applications or similar authorizations to conduct human clinical trials, approvals by an Institutional Review Board or similar entity to conduct human clinical studies, Drug Enforcement Administration registrations, state and municipal drug distribution licenses, and any other permit, license or other form of authorization required under the Healthcare Laws.

1.1.92 “Remedial Action” means all action required under applicable Laws: (x) to clean up, remove, treat or in any other way remediate any chemical, Hazardous Material or waste containing any chemical or Hazardous Material in the environment; (y) to prevent the release of any chemical, Hazardous Material or waste containing any chemical or Hazardous Material so that they do not endanger or otherwise adversely affect the environment or public health or welfare; or (z) to perform pre-remedial studies, investigations or monitoring, in or under any real property, assets or facilities.

1.1.93 “Representatives” of a Person means, collectively, officers, directors, employees, accountants, consultants, legal counsel, agents and other representatives of such Person or its Affiliates.

Annex A-14

1.1.94 “Sanctions” means any sanctions administered or enforced by OFAC, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions Governmental Authority.

1.1.95 “Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002, as amended.

1.1.96 “SEC” means the United States Securities and Exchange Commission.

1.1.97 “Securities Act” means the United States Securities Act of 1933, as amended.

1.1.98 [Reserved].

1.1.99 “Singapore Companies Act ” means the Companies Act 1967 of Singapore.

1.1.100 “Software” means all (a) computer software, programs, applications, scripts, middleware, firmware, interfaces, tools, operating systems, software code of any nature (including object code, source code, interpreted code, data files, rules, definitions and methodology derived from the foregoing) and any derivations, updates, enhancements and customization of any of the foregoing, together with all related processes, technical data, algorithms, application programming interfaces, subroutines, operating procedures, report formats, development tools, templates and user interfaces, (b) electronic data, Databases and data collections, and (c) documentation, including user manuals, technical manuals, programming comments, descriptions, flow charts and other work products used to design, plan, organize and develop any of the foregoing, and training materials related to any of the foregoing.

1.1.101 “SPAC Bylaws” means the bylaws of SPAC in effect immediately prior to the SPAC Merger Effective Time, as amended and/or restated from time to time.

1.1.102 “SPAC Charter” means the Amended and Restated Certificate of Incorporation of SPAC, dated November 12, 2021, as amended and/or restated from time to time.

1.1.103 “SPAC Common Stock” means, common stock of SPAC, par value $0.0001 per share.

1.1.104 “SPAC Governing Documents” means, collectively, the SPAC Charter and the SPAC Bylaws.

Annex A-15

1.1.105 “SPAC Material Adverse Effect” means any Event that has had, or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on (i) the business, assets and liabilities, results of operations or financial condition of SPAC or (ii) the ability of SPAC to consummate the Transactions; provided, however, that in no event would any of the following, alone or in combination, be deemed to constitute, or be taken into account in determining whether there has been or will be, a “SPAC Material Adverse Effect”: (a) any enactment of, or change or proposed change in, any applicable Laws or GAAP or any interpretation, enforcement or implementation thereof following the date of this Agreement, (b) any change in interest rates or economic, political, business or financial market conditions generally, (c) the taking of any action expressly required to be taken under this Agreement or any Ancillary Agreement, (d) any natural disaster (including hurricanes, storms, tornados, flooding, earthquakes, volcanic eruptions or similar occurrences), epidemic, pandemic, disease or outbreak (including COVID-19 and any Permitted COVID-19 Measures, or any change in COVID-19 Measures or binding interpretations of an applicable Governmental Authority with respect thereto following the date of this Agreement), acts of nature or change in climate, (e) any acts of terrorism or war (whether or not declared), sabotage, civil unrest, terrorism, curfews, public disorder, riots, the outbreak or escalation of hostilities, geopolitical conditions, local, regional, state, national or international political conditions, or social conditions, (f) any matter as of the date of this Agreement to the extent expressly set forth in the SPAC Disclosure Letter, (g) any action taken by or at the express written request of an authorized officer of, or with the written approval or consent (except with respect to the matters requiring consent set forth in Section 7.3, unless otherwise agreed by the Company to be subject to this exception (g)) of, the Company (other than actions contemplated by this Agreement or any Ancillary Agreement), (h) any downturn in general economic conditions, including changes in the credit, debt, securities, financial or capital markets (including changes in interest or exchange rates, prices of any security or market index or commodity or any disruption of such markets), (i) any Events generally applicable to blank check companies or the market in which blank check companies operate; (j any Events that are cured by SPAC prior to the Closing, or (k) any worsening of the Events referred to in clauses (d), (e), (h) or (i) to the extent existing as of the date of this Agreement; provided, that in the case of each of clauses (a), (d), (e), (h) and (i), any such Event to the extent it disproportionately affects SPAC relative to other participants in the industries in which SPAC operates shall not be excluded from the determination of whether there has been, or would reasonably be expected to be, a SPAC Material Adverse Effect.

1.1.106 “SPAC Merger Consideration” means, with respect to each SPAC Stockholder or Company Shareholder, as applicable, subject to the terms and conditions of this Agreement, the sum of all Holdco Ordinary Shares receivable by such SPAC Stockholder pursuant to Section 2.3(g)(ii) or Company Shareholder pursuant to Section 2.2(g)(i) (and with respect to each such Company Shareholder, as allocated in accordance with the Payment Spreadsheet).

1.1.107 “SPAC Rights Agreement” means that certain Rights Agreement, dated November 12, 2021, by and between SPAC and Company and Continental Stock Transfer & Trust Company, as the rights agent.

1.1.108 “SPAC Rights” means rights to receive shares of SPAC Common Stock (each such right to receive one-tenth (1/10) of a share of SPAC Common Stock).

1.1.109 “SPAC Securities” means the SPAC Common Stock, SPAC Rights and SPAC Units, collectively.

1.1.110 “SPAC Share Redemption Amount” means the aggregate amount payable from the Trust Account with respect to all SPAC Share Redemptions.

Annex A-16

1.1.111 “SPAC Share Redemption” means the election of an eligible (as determined in accordance with the SPAC Governing Documents) holder of shares of SPAC Common Stock to redeem all or a portion of the shares of SPAC Common Stock held by such holder at a per-share price, payable in cash, equal to a pro rata share of the aggregate amount on deposit in the Trust Account (as determined in accordance with the SPAC Governing Documents) in connection with the Transaction Proposals.

1.1.112 “SPAC Stockholder” means any holder of any shares of SPAC Common Stock.

1.1.113 “SPAC Stockholders’ Approval” means the approval of the Transaction Proposals, in each case, by an affirmative vote of the holders of at least a majority of the outstanding shares of SPAC Common Stock entitled to vote, who attend and vote thereupon (as determined in accordance with the SPAC Governing Documents) at a SPAC Stockholder Meeting duly called by the SPAC Board and held for such purpose.

1.1.114 “SPAC Transaction Expenses” means any out-of-pocket fees and expenses paid or payable by SPAC or Sponsor (whether or not billed or accrued for) as a result of or in connection with the negotiation, documentation and consummation of the Transactions, mutually agreed upon by SPAC and the Company, including (A) all fees, costs, expenses, brokerage fees, commissions, finders’ fees and disbursements of financial advisors, investment banks, data room administrators, attorneys, accountants and other advisors and service providers, and (B) any and all filing fees to the Governmental Authorities.

1.1.115 “SPAC Units” means units of SPAC, each unit comprising one share of SPAC Common Stock and one SPAC Right to receive one-tenth (1/10) of a share of SPAC Common Stock upon the consummation of an initial business combination.

1.1.116 “Subsidiary” means, with respect to a Person, any company, corporation, general or limited partnership, limited liability company, joint venture or other entity in which such Person, directly or indirectly, (a) owns or controls fifty percent (50%) or more of the outstanding voting securities, profits interest or capital interest, (b) is entitled to elect at least a majority of the board of directors or similar governing body or (c) in the case of a limited partnership, limited liability company or similar entity, is a general partner or managing member and has the power to direct the policies, management and affairs of such entity, respectively.

1.1.117 “Tax Return” means any return, declaration, report, statement, information statement or other document filed or required to be filed with any Governmental Authority with respect to Taxes, including any claims for refunds of Taxes, any information returns and any amendments or supplements of any of the foregoing.

1.1.118 “Taxes” means all federal, state, local, foreign or other taxes imposed by any Governmental Authority, including all income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, ad valorem, value added, inventory, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, alternative or add-on minimum, or estimated taxes, and including any interest, penalty, or addition thereto.

Annex A-17

1.1.119 “Trademarks” means all trademarks, service marks, trade names, business names, corporate names, trade dress, look and feel, product and service names, logos, brand names, slogans, 800 numbers, Internet domain names, URLs, social media usernames, handles, hashtags and account names, symbols, emblems, insignia and other distinctive identification and indicia of source of origin, whether or not registered, including all common law rights thereto, and all applications and registrations therefor, and all goodwill associated with any of the foregoing or the business connected with the use of and symbolized by the foregoing.

1.1.120 “Trade Secrets” means all discoveries, inventions, ideas, technology, know-how, trade secrets, and Software, in each case whether or not patentable or copyrightable (including proprietary or confidential information, systems, methods, processes, procedures, practices, algorithms, formulae, techniques, knowledge, results, protocols, models, designs, drawings, specifications, materials, technical data or information, and other information related to the development, marketing, pricing, distribution, cost, sales and manufacturing).

1.1.121 “Transactions” means, collectively, the SPAC Merger, the Amalgamation and each of the other transactions contemplated by this Agreement or any of the Ancillary Agreements.

1.1.122 “Transfer Taxes” means any transfer, documentary, sales, use, real property, stamp, registration and other similar Taxes, fees and costs (including any associated penalties and interest) payable in connection with the Transactions.

1.1.123 “Treasury Regulations” means the United States Treasury regulations issued pursuant to the Code.

Other Definitions.

Acquisition Entities	Preamble
Acquisition Entity	Preamble
Additional SEC Reports	7.4
Agreement	Preamble
Amalgamation	Recitals
Amalgamation Documents	6.3(i)(1)
Amalgamation Effective Time	2.2(b)
Amalgamation Objection	6.3(vi)
Amalgamation Sub	Preamble
Amalgamation Sub Board	Recitals
Amalgamation Sub Share	5.2(a)
Anti-Money Laundering Laws	3.26
API	3.7(a)(vi)
Break-up Fee	10.2(b)
Clinical Trial Agreement	3.7(a)(vi)
Closing	2.4
Closing Date	2.4

Annex A-18

Company	Preamble
Company Benefit Plan	3.22(a)
Company Financial Statements	3.6(a)
Company Board	Recitals
Company Board Recommendation	8.2(c)(ii)
Company Cure Period	10.1(e)
Company Disclosure Letter	ARTICLE III
Company Financial Statements	3.6(a)
Company Incentive Plans	1.1
Company Information Systems	3.8(m)
Company Material Adverse Effect	9.2(a)
Company Modification in Recommendation	8.2(c)(ii)
Company Non-Recourse Party	11.16(b)
Company Ordinary Resolution	8.2(c)(i)
Company Transaction Expenses Certificate	2.1(a)(i)
Company Written Consent	8.2(c)(i)
D&O Indemnified Parties	6.5(b)
D&O Tail Insurance	6.5(b)
DGCL	Recitals
FCPA	3.25
Financial Statements	3.6(a)
Foreign Corrupt Practices Act	3.12
Half-year Financial Statements	6.8
Health Care Program	3.13(i)
Holdco	Preamble
Holdco Board	Recitals
Holdco Ordinary Shares	Recitals
Holdco Share	5.2(a)
Intended Tax Treatment	Recitals
Interim Financial Statements	3.6(a)
Interim Period	6.2
IPO	4.14
IP Contracts	3.7(a)(vii)
Lock-Up Agreement	Recitals
Material Contract	3.7(a)
Merger Sub	Preamble
Merger Sub Board	Recitals
Merger Sub Share	5.2(a)
Mergers	Recitals
Multiemployer Plan	3.22(c)
Non-U.S. Subsidiaries	8.4(b)
Other Amalgamation Documents	6.3(i)(1)
Outside Date	10.1(e)
Payment Spreadsheet	2.1(a)(iii)

Annex A-19

PFIC	8.4(b)
Privacy Policies	3.8(j)
Proxy/Registration Statement	8.2(a)(i)
Public Stockholders	11.1
Purchase Price Shares	2.2(c)(ii)
Registration Rights Agreement	Recitals
Regulatory Approvals	8.1(a)
Related Party	3.20(a)
Released Claims	11.1
Shareholder Support Agreement	Recitals
Side Letters	2.5(a)(ii)
Singapore Companies Act	Recitals
Site	3.8(j)
SPAC	Preamble
SPAC Board	Recitals
SPAC Board Recommendation	8.2(b)(ii)
SPAC Cure Period	10.1(f)
SPAC D&O Indemnified Parties	6.5(a)
SPAC Disclosure Letter	ARTICLE IV
SPAC Financing Certificate	2.1(a)(ii)
SPAC Financial Statements	4.6(a)
SPAC Financing Certificate	2.1(a)(ii)
SPAC Material Adverse Effect	9.3(a)
SPAC Merger	Recitals
SPAC Merger Certificate	2.3(c)
SPAC Merger Effective Time	2.3(a)
SPAC Modification in Recommendation	8.2(b)(ii)
SPAC Non-Recourse Party	11.16(b)
SPAC SEC Filings	4.13
SPAC Stockholder Meeting	8.2(a)(i)
SPAC Transaction Expenses Certificate	2.1(a)(ii)
Sponsor	Recitals
Sponsor Support Agreement	Recitals
Standards Setting Agreements	3.8(n)
Standards Setting Body	3.8(n)
Stockholder Litigation	8.5
Surviving Corporation	Section 2.2
Terminating Company Breach	10.1(e)
Terminating SPAC Breach	10.1(f)
Title IV Plan	3.22(c)
Transaction Proposals	8.2(a)(i)
Trust Account	11.1
Trust Agreement	4.14
Trustee	4.14

Annex A-20

1.2 Construction.

(a) Unless the context of this Agreement otherwise requires or unless otherwise specified, (i) words of any gender shall be construed as masculine, feminine, neuter or any other gender, as applicable; (ii) words using the singular or plural number also include the plural or singular number, respectively; (iii) the terms “hereof,” “herein,” “hereby,” “herewith,” “hereto” and derivative or similar words refer to this entire Agreement; (iv) the terms “Article” or “Section” refer to the specified Article or Section of this Agreement; (v) the terms “Schedule” or “Exhibit” refer to the specified Schedule or Exhibit of this Agreement; (vi) the words “including,” “included,” or “includes” shall mean “including, without limitation;” (vii) the word “extent” in the phrase “to the extent” means the degree to which a subject or thing extends and such phrase shall not simply mean “if;” and (viii) the word “or” shall be disjunctive but not exclusive.

(b) Unless the context of this Agreement otherwise requires, references to statutes shall include all regulations promulgated thereunder and references to statutes or regulations shall be construed as including all statutory and regulatory provisions consolidating, amending or replacing the statute or regulation.

(c) References to “$,” “US$,” “USD” or “dollars” are to the lawful currency of the United States of America.

(d) Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified. Time periods within or following which any payment is to be made or act is to be done under this Agreement shall be calculated by excluding the calendar day on which the period commences and including the calendar day on which the period ends, and by extending the period to the next following Business Day if the last calendar day of the period is not a Business Day.

(e) All accounting terms used herein and not expressly defined herein shall have the meanings given to them under either IFRS or GAAP, as applicable.

(f) Unless the context of this Agreement otherwise requires, references to the Company with respect to periods following the Amalgamation Effective Time shall be construed to mean the Surviving Corporation and vice versa.

Annex A-21

ARTICLE II
TRANSACTIONS; CLOSING

2.1 Pre-Closing Actions.

(a) Company Transaction Expenses Certificate; SPAC Transaction Expenses Certificate; SPAC Financing Certificate; Payment Spreadsheet.

(i) No later than two (2) Business Days prior to the Closing Date, the Company shall provide to SPAC a written report setting forth a list of all of the Company Transaction Expenses (together with written invoices and wire transfer instructions for the payment thereof), solely to the extent such fees and expenses are incurred and expected to remain unpaid as of the close of business on the Business Day immediately preceding the Closing Date (the “Company Transaction Expenses Certificate”). For the avoidance of doubt, nothing contained herein shall affect any invoices to the Company to be paid for any Company Transaction Expenses incurred in good faith after the delivery of the Company Transaction Expenses Certificate.

(ii) As soon as reasonably practicable (but in any event no later than two (2) Business Days) prior to the Closing Date, SPAC shall deliver to the Company a written notice setting forth: (A) the aggregate amount of cash proceeds that will be required to satisfy the exercise of the SPAC Share Redemption; (B) a written report setting forth a list of all of the SPAC Transaction Expenses (together with written invoices and wire transfer instructions for the payment thereof), solely to the extent such fees and expenses are incurred and expected to remain unpaid as of the close of business on the Business Day immediately preceding the Closing Date (the “SPAC Transaction Expenses Certificate”); and (C) the aggregate amount of all loans made by the Sponsor or any of its Affiliates to SPAC (x) as of the date of this Agreement and (y) during the period between the date of this Agreement and the Closing, to be repaid by SPAC or be converted into SPAC Units pursuant to Section 2.5(d) (the “SPAC Financing Certificate”). For the avoidance of doubt, nothing contained herein shall affect SPAC’s ability to be reimbursed (and any invoices to the SPAC to be paid) for any SPAC Transaction Expenses incurred in good faith after the delivery of the SPAC Transaction Expenses Certificate.

(iii) Promptly following delivery by (A) the Company of the Company Transaction Expenses Certificate pursuant to Section 2.1(a)(i) and (B) SPAC of the SPAC Transaction Expenses Certificate and the SPAC Financing Certificate pursuant to Section 2.1(a)(ii) and, in any event, not less than two (2) Business Days prior to the Closing Date the Company shall (1) deliver to SPAC a spreadsheet schedule (the “Payment Spreadsheet”) in Microsoft Excel format with underlying calculations setting forth the portion of the Purchase Price payable to each Company Shareholder in accordance with the terms of this Agreement and the Company Governing Documents. As promptly as practicable following the Company’s delivery of the Payment Spreadsheet, the parties hereto shall work together in good faith to finalize the Payment Spreadsheet in accordance with this Agreement. The allocation of the Purchase Price to the Company Shareholders pursuant to the Payment Spreadsheet shall, to the fullest extent permitted by applicable Law, be final and binding on all parties and shall be used by parties hereof for purposes of issuing the Purchase Price to the Company Shareholders pursuant to this Article II, absent manifest error. The Payment Spreadsheet shall be prepared solely by the Company, and the Company acknowledges that SPAC and its Affiliates are not responsible for, and shall have no liability with respect to, the Payment Spreadsheet or any allocations, errors or omissions therein.

Annex A-22

2.2 The Amalgamation.

(a) Amalgamation. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the Singapore Companies Act, at the Amalgamation Effective Time, Amalgamation Sub and the Company shall amalgamate and continue as one company with the Company being the surviving corporation in the Amalgamation (hereinafter referred to for the period at and after the Amalgamation Effective Time as the “Surviving Corporation”) and a wholly-owned subsidiary of Holdco.

(b) Amalgamation Effective Time. Upon the terms and subject to the conditions set forth in this Agreement, in accordance with the Singapore Companies Act, Amalgamation Sub and the Company shall execute and cause to be lodged with ACRA, an amalgamation proposal (the “Amalgamation Proposal”), the Other Amalgamation Documents, and such other documents as may be required in accordance with the applicable provisions of the Singapore Companies Act or by any other applicable Law to make the Amalgamation effective by no later than 10.00 a.m. Singapore time on the morning of the Closing prior to the SPAC Merger Effective Time. The Amalgamation shall become effective on the date as may be agreed by Amalgamation Sub, Holdco, SPAC and the Company in writing and specified in writing in the Amalgamation Proposal and as set out in the notice of amalgamation issued by ACRA in respect of the Amalgamation (the “Amalgamation Effective Time”).

(c) Effect of the Amalgamation. At and after the Amalgamation Effective Time:

(i) in accordance with Section 215G of the Singapore Companies Act, (A) all the property, rights and privileges of Amalgamation Sub and the Company shall be transferred to and vest in the Surviving Corporation; (B) all the liabilities and obligations of Amalgamation Sub and the Company shall be transferred to and become the liabilities and obligations of the Surviving Corporation; (C) all proceedings pending by or against either of Amalgamation Sub or the Company may be continued by or against the Surviving Corporation; (D) any conviction, ruling, order or judgment in favor or against either of Amalgamation Sub or the Company may be enforced by or against the Surviving Corporation; and (E) the shares and rights of the shareholders in each of Amalgamation Sub and the Company shall be cancelled, exchanged or converted into the shares and rights provided for in the Amalgamation Proposal, and in accordance Section 2.2(c)(ii).

(ii) Each Company Share issued and paid-up in the share capital of the Company immediately prior to the Amalgamation Effective Time shall be automatically cancelled (which cancellation of Company Shares shall be deemed not to be a reduction of share capital within the meaning of the Singapore Companies Act) and each Company Shareholder shall be entitled to receive, as consideration for such Company Share, such number of newly issued Holdco Shares equal to the Company Exchange Ratio (the “Purchase Price Shares”). As of the Amalgamation Effective Time, each Company Shareholder shall cease to have any other rights in and to the Company or the Surviving Corporation.

Annex A-23

(iii) Separately from the Amalgamation but as of the Amalgamation Effective Time, each Company Option outstanding immediately prior to the Amalgamation Effective Time, whether vested or unvested, shall, automatically and without any required action on the part of any holder or beneficiary thereof, be assumed by Holdco and converted into an option to purchase Holdco Shares (each, an “Assumed Option”) under Holdco equity plans. Each Assumed Option shall continue to have and be subject to substantially the same terms and conditions as were applicable to such Company Option immediately prior to the Amalgamation Effective Time (including expiration date, vesting conditions, and exercise provisions), except that (A) each Assumed Option shall be exercisable for that number of Holdco Shares equal to the product (rounded down to the nearest whole number) of (y) the number of Company Shares subject to such Company Option immediately prior to the Amalgamation Effective Time multiplied by (z) the Company Exchange Ratio; and (B) the per share exercise price for each Holdco Share issuable upon exercise of the Assumed Option shall be equal to the quotient (rounded up to the nearest whole cent) obtained by dividing (y) the exercise price per Company Share subject to such Company Option immediately prior to the Amalgamation Effective Time by (z) the Company Exchange Ratio.

(iv) Each share of Amalgamation Sub issued and paid-up in the share capital of Amalgamation Sub immediately prior to the Amalgamation Effective Time shall be automatically converted pursuant to the Amalgamation into one (1) Surviving Corporation Ordinary Share and, accordingly, Holdco shall become, pursuant to the Amalgamation and the cancellation of the Company Shares, the holder of all Surviving Corporation Ordinary Shares.

(v) Notwithstanding anything to the contrary contained herein, no fraction of a Holdco Share will be issued by virtue of the Amalgamation or the other Transactions, and each Person who would otherwise be entitled to a fraction of a Holdco Share (after aggregating all fractional Holdco Shares that otherwise would be received by such holder) shall instead have the number of Holdco Shares issued to such Person rounded down in the aggregate to the nearest whole Holdco Share.

2.3 The SPAC Merger.

(a) SPAC Merger. Upon the terms and subject to the conditions set forth in this Agreement, in accordance with the DGCL, immediately following confirmation of the effective filing of the Amalgamation, and effective on such date and time as the SPAC Merger becomes effective (the “SPAC Merger Effective Time”), Merger Sub shall be merged with and into SPAC, and the separate corporate existence of Merger Sub shall cease, and SPAC, as the surviving corporation, shall thereafter continue its corporate existence as a wholly-owned subsidiary of Holdco. The completion of the Amalgamation is a condition precedent for the completion of the SPAC Merger.

(b) Effect of the SPAC Merger. From and after the SPAC Merger Effective Time, the effect of the SPAC Merger shall be as provided in accordance with the applicable provisions of this Agreement and the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the SPAC Merger Effective Time, all the property, rights, privileges, agreements, powers and franchises, debts, liabilities, duties and obligations of the Merger Sub shall become the property, rights, privileges, agreements, powers and franchises, debts, liabilities, duties and obligations of SPAC, which shall include the assumption by SPAC of any and all agreements, covenants, duties and obligations of the Merger Sub set forth in this Agreement to be performed after the SPAC Merger Effective Time.

Annex A-24

(c) Filing of Certificate of Merger. At the Closing, and immediately following confirmation of the effective filing of the Amalgamation (subject to the satisfaction or waiver of all of the conditions set forth in this Agreement as of the filing of the Amalgamation), and provided this Agreement has not theretofore been terminated pursuant to its terms, Merger Sub and SPAC shall cause (or if Merger Sub and SPAC do not cause, the Company shall cause) a certificate of merger in respect of the SPAC Merger and such other documents as may be required in accordance with the applicable provisions of the DGCL or by any other applicable Law to make the SPAC Merger effective (collectively, the “SPAC Merger Certificate”), to be executed and duly submitted for filing with the Delaware Secretary of State in accordance with the applicable provisions of the DGCL. The SPAC Merger shall become effective at the time specified in the SPAC Merger Certificate pursuant to Section 2.3(a) when the Merger Certificate has been accepted for filing by the Delaware Secretary of State.

(d) Directors and Officers of the SPAC.

(i) From and after the SPAC Merger Effective Time, the officers of the Company holding such positions as set forth in Section 2.3(d)(i) of the Company Disclosure Letter shall be appointed the officers of SPAC, each such officer to hold office in accordance with the SPAC Governing Documents.

(ii) From and after the SPAC Merger Effective Time, the Persons identified as the directors of the Company in Section 2.3(d)(ii) of the Company Disclosure Letter shall be appointed the directors of SPAC, each to hold office in accordance with the SPAC Governing Documents.

(e) Effect of the SPAC Merger on Merger Sub Stock. At the SPAC Merger Effective Time, by virtue of the SPAC Merger and without any action on the part of any party hereto or the holders of securities of Merger Sub, each share of capital stock of Merger Sub that is issued and outstanding immediately prior to the SPAC Merger Effective Time shall automatically be converted into an equal number of shares of common stock of the SPAC, which shares shall, subject to Section 2.3(f), constitute the only shares of capital stock of the SPAC.

(f) Effect of the SPAC Merger on SPAC Securities.

(i) SPAC Units. At the SPAC Merger Effective Time, each SPAC Unit that is outstanding immediately prior to the SPAC Merger Effective Time shall be automatically detached and the holder thereof shall be deemed to hold one share of SPAC Common Stock and one SPAC Right in accordance with the terms of the applicable SPAC Unit, which underlying securities of SPAC shall be adjusted in accordance with the applicable terms of this Section 2.3(f)(i).

(ii) SPAC Common Stock. At the SPAC Merger Effective Time, and immediately following the separation of each SPAC Unit in accordance with Section 2.3(g)(i) above, by virtue of the SPAC Merger and conditioned on the consummation of the SPAC Merger and without any action on the part of any party hereto or the holders of SPAC Common Stock, each share of SPAC Common Stock that is issued and outstanding immediately prior to the SPAC Merger Effective Time shall automatically be cancelled and cease to exist in exchange for the right to receive one newly issued Holdco Ordinary Share without interest. As of the SPAC Merger Effective Time, each SPAC Stockholder shall cease to have any other rights in and to SPAC.

Annex A-25

(iii) SPAC Treasury Stock. Notwithstanding clause (ii) above or any other provision of this Agreement to the contrary, at the SPAC Merger Effective Time, if there are any shares of SPAC Common Stock that are owned by SPAC as treasury shares or any shares of SPAC Common Stock owned by any direct or indirect Subsidiary of SPAC immediately prior to the SPAC Merger Effective Time, such shares of SPAC Common Stock shall be canceled and shall cease to exist without any conversion thereof or payment or other consideration therefor.

(iv) SPAC Rights. At the SPAC Merger Effective Time, by virtue of the SPAC Merger and without any action on the part of any holder of a SPAC Right, every ten (10) SPAC Rights that were issued and outstanding immediately prior to the SPAC Merger Effective Time shall automatically be cancelled and cease to exist in exchange for one (1) newly issued Holdco Ordinary Share. As of the SPAC Merger Effective Time, each SPAC Right holder shall cease to have any other rights in and to SPAC.

2.4 Closing. In accordance with the terms and subject to the conditions of this Agreement, the closing of the Amalgamation and the SPAC Merger and the other Transactions contemplated by this Agreement to occur or become effective in connection therewith (including all Transactions contemplated to occur or become effective at the closing, the “Closing”) shall take place remotely by conference call and exchange of documents and signatures in accordance with Section 11.8 on the date which is three (3) Business Days after the first date on which all conditions set forth in Article IX shall have been satisfied or waived (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver thereof) or at such other time and place or in such other manner as shall be agreed upon by SPAC and the Company in writing. The date on which the Closing actually occurs is referred to in this Agreement as the “Closing Date.”

2.5 Closing Deliverables.

(a) At the Closing, the Company will deliver or cause to be delivered to SPAC:

(i) a certificate signed by an officer of the Company, dated as of the Closing Date, certifying that the conditions specified in Section 9.2(a) and Section 9.2(b) have been fulfilled;

(ii) evidence in form and substance reasonably acceptable to SPAC of the termination of all letter agreements between the Company and any of its investors (the “Side Letters”), if any or as applicable;

(iii) the Payment Spreadsheet; and

(iv) copies of the approvals, waivers or consents called for by Section 9.2(d), if any and as applicable.

Annex A-26

(b) At the Closing, SPAC will deliver or cause to be delivered to the Company:

(i) a certificate signed by an officer of SPAC, dated as of the Closing Date, certifying that the conditions specified in Section 9.3(a) and Section 9.3(b) have been fulfilled; and

(ii) copies of the written resignations of all the directors and officers of SPAC prior to the SPAC Merger, effective as of the SPAC Merger Effective Time.

(c) At the Closing, (i) Holdco shall pay or cause to be paid by wire transfer of immediately available funds all accrued and unpaid Company Transaction Expenses as set forth in the Company Transaction Expenses Certificate pursuant to Section 2.1(a)(i), which shall include the respective amounts and wire transfer instructions for the payment thereof and (ii) Holdco shall pay or cause to be paid by wire transfer of immediately available funds all accrued and unpaid SPAC Transaction Expenses as set forth in the SPAC Transaction Expenses Certificate pursuant to Section 2.1(a)(ii).

(d) At the SPAC Merger Effective Time, in accordance with the SPAC Financing Certificate pursuant to Section 2.1(a)(ii), SPAC shall repay the outstanding amount due under loans made by the Sponsor or any of its Affiliates to SPAC, or at the lender’s discretion, up to $1,500,000 of the loans may be converted into SPAC Units at the price of $10.00 per unit at Closing (which could result in the lenders being issued SPAC Units to acquire up to 165,000 shares of SPAC Common Stock (including 15,000 shares of SPAC Common Stock issuable upon exercise of SPAC Rights)).

(e) At the Closing, subject to the terms and conditions of this Agreement, Holdco shall issue to each Company Shareholder such number of Purchase Price Shares opposite such Company Shareholder’s name on the Payment Spreadsheet.

2.6 Withholding. Each of Holdco, the Surviving Corporation, SPAC, Amalgamation Sub and Merger Sub and their agents shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or non-U.S. Tax Law; provided that Holdco, the Surviving Corporation, SPAC, Amalgamation Sub and Merger Sub or their agent, as applicable, shall provide notice of any withholding that it either intends to make (or cause to be made) in connection with consideration payable or is otherwise deliverable pursuant to this Agreement (other than any withholding required in connection with amounts properly treated as compensation for applicable Tax purposes) at least five (5) days prior to the date of the relevant payment and shall cooperate to reduce or eliminate any such requirement to deduct or withhold to the extent permitted by Law, including providing recipients of consideration a reasonable opportunity to provide documentation establishing exemptions from or reductions of such withholdings. To the extent that amounts are so withheld by Holdco, the Surviving Corporation, SPAC, Amalgamation Sub or Merger Sub or their agents, as the case may be, and paid over to the appropriate taxing Governmental Authority, such withheld and paid amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made.

Annex A-27

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to SPAC the following, except as set forth in the disclosure letter delivered to SPAC by the Company on the date of this Agreement (the “Company Disclosure Letter”), which exceptions shall be deemed to be part of the representations and warranties made hereunder subject to, and in accordance with, Section 11.9 (and any reference in this Agreement or any Ancillary Agreement to this Article III or any provision thereof shall be deemed to refer to such Article or provision as modified by the Company Disclosure Letter in accordance with Section 11.9).

3.1 Organization, Good Standing, Corporate Power and Qualification. The Company is duly incorporated and is validly existing under the Laws of the jurisdiction of incorporation. The Company has the requisite corporate power and authority to own and operate its properties and assets, to carry on its business as presently conducted, to execute and deliver this Agreement and the Ancillary Agreements to which it is or will be a party, and to perform its obligations pursuant hereto, thereto and to the Company Governing Documents. The Company is presently qualified to do business in each jurisdiction in which it is required to be so qualified and in good standing in each such jurisdiction. Prior to the date of this Agreement, the Company has made available to SPAC accurate and complete copies of the Company Governing Documents and the Governing Documents of each other AUM Company, including all amendments thereto as in effect as of the date of this Agreement.

3.2 Due Authorization. All corporate action on the part of each of the AUM Companies and their respective directors, officers and shareholders necessary for the (a) authorization, execution and delivery by the Company of this Agreement and the Ancillary Agreements to which it is or will be a party, (b) consummation of the Transactions and (c) performance of each of the Company’s obligations hereunder or thereunder has been taken or will be taken prior to the Closing, subject to (i) obtaining the Company Written Consent or the Company Ordinary Resolution, (ii) the filing of the Amalgamation Documents and (iii) the receipt of the Regulatory Approvals (as defined below). This Agreement and the Ancillary Agreements to which it is or will be a party (assuming due authorization, execution and delivery by each other party) constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other Laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by Laws relating to the availability of specific performance, injunctive relief or other equitable remedies or by general principles of equity.

3.3 Non-Contravention. None of the AUM Companies is in material violation of any term of its Governing Documents. None of the AUM Companies is in violation of any term or provision of any Governmental Order to which it is party or by which it is bound which has had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Except as set forth in Section 3.3 of the Company Disclosure Letter, the execution and delivery by the Company and the performance by the Company of its obligations pursuant to this Agreement and the Ancillary Agreements to which it is or will be a party will not result in, by the giving of notice, the lapse of time or otherwise, (a) any violation of, conflict with, or except for (x) obtaining the Company Written Consent or the Company Ordinary Resolution, (y) the filing of the Amalgamation Documents and (z) the receipt of the Regulatory Approvals, require any consent, filing, notice, waiver or approval or constitute a default under (i) the Company’s Governing Documents, (ii) any Contract to which any of the AUM Companies is a party or by which any of the AUM Companies’ assets are bound or (iii) any applicable Law, Permit or Governmental Order, nor (b) the creation of any Lien upon any of the properties or assets of the Company (other than Permitted Liens), except, in the case of clauses (a)(ii), (a)(iii) and (b), to the extent that the occurrence of the foregoing has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

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3.4 Capitalization.

(a) As of the date of this Agreement, the issued and paid-up share capital of the Company consists of (x) 6,953,005 Company Ordinary Shares, all of which are outstanding, and (y) 706,456 Company Preferred Shares, all of which are outstanding. Set forth in Section 3.4(a) of the Company Disclosure Letter is a true, correct and complete list of each legal owner of Company Shares or other Company Interests and the number of Company Shares or other AUM Company Interests held by each such holder as of the date hereof. Except as set forth in Section 3.4(a) of the Company Disclosure Letter, pursuant to the Company Incentive Plans, or with respect to certain Company Options granted separately from the Company Incentive Plans, as of the date hereof there are no other ordinary shares, preferred shares or other Company Interests authorized, reserved for issuance, issued or outstanding. All of the issued and paid-up Company Shares (w) have been duly authorized and validly issued and allotted and are fully paid; (x) have been offered, sold, transferred and issued in compliance with applicable Law, including the Singapore Companies Act and applicable securities Laws, and including any filings and returns required under any applicable Law to be delivered or made by the Company in respect of such offer, sale, transfer or issuance, and all requirements set forth in (1) the Governing Documents of the Company and (2) any other applicable Contracts governing the issuance or allotment of such securities; (y) are not subject to, nor have they been issued in violation of, any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of any applicable Law, the Governing Documents of the Company or any Contract to which the Company is a party or otherwise bound; and (z) are free and clear of any Liens.

(b) As of immediately prior to the Amalgamation Effective Time, (i) no Company Preferred Shares shall be outstanding, (ii) the only Company Interests issued and paid-up shall be 8,779,752 Company Ordinary Shares and the Company Interests set forth in Section 3.4(b) of the Company Disclosure Letter, and (iii) the Company Preferred Shares shall have been converted into Company Ordinary Shares in compliance with the Company’s Governing Documents and the terms of such Company Preferred Shares.

(c) As of the date of this Agreement, Company Options with respect to 1,120,291 Company Ordinary Shares are issued and outstanding. Set forth in Section 3.4(c) of the Company Disclosure Letter is a true and complete list of each current or former employee, consultant or director of the Company or any of its Subsidiaries who, as of the date of this Agreement, holds a Company Option, including the number of Company Ordinary Shares subject thereto, the vesting schedule and expiration date thereof and the exercise price thereof. All Company Options are evidenced by award agreements in substantially the forms previously made available to SPAC, and no Company Option is subject to terms that are materially different from those set forth in such forms in any material respect. Each Company Option was validly issued and properly approved by the board of directors of the Company (or appropriate committee thereof).

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(d) Except as otherwise set forth in this Section 3.4 or in Section 3.4(d) of the Company Disclosure Letter, the Company has not issued, granted, and is not otherwise bound by or subject to any outstanding subscriptions, options, warrants, rights or other securities (including debt securities) convertible, exercisable or exchangeable for Company Shares, any other commitments, calls, conversion rights, rights of exchange or privilege (whether pre-emptive, contractual or by matter of Law), plans or other agreements of any character providing for the issuance of additional shares, the sale of treasury shares or other equity interests, or for the repurchase or redemption of shares or other equity interests of the Company or the value of which is determined by reference to shares or other equity interests of the Company, and there are no voting trusts, proxies or agreements of any kind which may obligate the Company to issue, purchase, register for sale, redeem or otherwise acquire any Company Shares.

3.5 Subsidiaries.

(a) The Company does not own or control, directly or indirectly, any interest in any corporation, partnership, limited liability company, association or other business entity, other than the Subsidiaries of the Company set forth in Section 3.5(a) of the Company Disclosure Letter. Section 3.5(a) of the Company Disclosure Letter sets forth the jurisdiction of incorporation of each Company Subsidiary and the Equity Interest authorized, issued and outstanding of each such Company Subsidiary. Each of the Company’s Subsidiaries has been duly organized and is validly existing and in good standing under the Laws of its jurisdiction of incorporation and has requisite corporate or other entity power and authority to own and operate its properties and assets, to carry on its business as presently conducted and contemplated to be conducted. Each of the Company’s Subsidiaries is presently qualified to do business in each jurisdiction in which it is required to be so qualified and is in good standing in each such jurisdiction. All shares or other equity securities of the Company’s Subsidiaries that are issued and outstanding have been duly authorized and validly issued in compliance with applicable Laws, are fully paid and nonassessable, and have not been issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or other similar right.

3.6 Financial Statements.

(a) The Company has made available to SPAC (i) the audited consolidated balance sheets of the Company, and the related statements of operations, changes in stockholders’ equity and cash flows, for the fiscal years ended March 31, 2022 and March 31, 2021, including the notes thereto (collectively, the “Company Financial Statements”) and (ii) reviewed financial statements for the six month period ended September 30, 2022 (the “Interim Financial Statements” and together with the Company Financial Statements, the “Financial Statements”).

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(b) The Financial Statements (i) fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries, as at the respective dates thereof, and the consolidated results of their operations, their consolidated incomes, their consolidated changes in equity and their consolidated cash flows for the respective periods then ended (subject, in the case of the Interim Financial Statements, to normal year-end adjustment and the absence of footnotes), (ii) were prepared in conformity with IFRS applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto and subject, in the case of the Interim Financial Statements, to normal year-end adjustment and the absence of footnotes), (iii) were prepared from, and are in accordance with, the books and records of the Company and its consolidated Subsidiaries and (iv) in the case of the Updated Financials (as defined below) when delivered by the Company for inclusion in the Proxy/Registration Statement (as defined below) for filing with the SEC following the date of this Agreement in accordance with Section 6.8, will comply in all material respects with the applicable accounting requirements (including the standards of the PCAOB) and with the rules and regulations of the SEC, the Exchange Act and the Securities Act applicable to a registrant, in effect as of the respective dates thereof.

(c) The Updated Financials will, when provided, present fairly in all material respects the information shown therein and will have been compiled on a basis consistent with that of the Financial Statements. The assumptions, information and data used in the preparation of such Updated Financial Statements are reasonably believed by the Company to be reasonable in light of current conditions and facts known to the Company, the pro forma adjustments used therein will be appropriate to give effect to the transactions or circumstances described therein, and the pro forma adjustments will have been properly applied to the historical amounts used in the preparation of such Updated Financials.

(d) Neither the Company nor any director or officer of the Company nor or any of its Subsidiaries, to the Knowledge of the Company, any independent auditor of the Company or its Subsidiaries, has identified or been made aware of (i) any significant deficiency or material weakness in the system of internal accounting controls utilized by the Company or any of its Subsidiaries, (ii) any fraud, whether or not material, that involves the Company’s management or other employees who have a role in the preparation of financial statements or the internal accounting controls utilized by the Company or any of its Subsidiaries or (iii) any claim or allegation regarding any of the foregoing.

(e) The Company maintains a system of internal accounting controls which is reasonably sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with IFRS and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The books and records of the Company have been, and are being, maintained in all material respects in accordance with IFRS and any other applicable legal and accounting requirements.

(f) The Company Board would, as of the date hereof and assuming all Company Preferred Shares had been converted to Company Ordinary Shares prior to the date hereof, be able to give a solvency statement in relation to each of the Company and the Surviving Corporation in accordance with Section 215I and Section 215J of the Singapore Companies Act, respectively, to effect the Amalgamation, and the Company is not aware of any fact, matter or circumstance that has occurred or is reasonably expected to occur which would render the Company Board unable to give such solvency statement when required to do so in connection with the Amalgamation.

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3.7 Material Contracts.

(a) Section 3.7(a) of the Company Disclosure Letter lists all material Contracts to which any AUM Company is a party, by which any AUM Company is bound or to which any AUM Company or any of its assets or properties are subject that are in effect as of the date of this Agreement and constitute or involve the following (together with all amendments, waivers or other changes thereto, each of the following, a “Material Contract”):

(i) all Contracts that require annual payments or expenses incurred by, or annual payments or income to, the Company of $100,000 or more (other than standard purchase and sale orders entered into in the Ordinary Course consistent with past practices);

(ii) all sales, advertising, agency, lobbying, broker, sales promotion, market research, marketing or similar Contracts, in each case requiring annual payments or expenses by any party of $100,000 or more;

(iii) each Contract with any current officer, director, employee or consultant of the Company, under which the Company (A) has continuing obligations for payment of an annual compensation of at least $150,000, and which is not terminable for any reason or no reason upon reasonable notice without payment of any penalty, severance or other obligation; (B) has severance or post-termination obligations to such Person (other than COBRA obligations); or (C) has an obligation to make a payment upon consummation of the transactions contemplated by this Agreement or any Ancillary Agreement or as a result of a change of control of the Company;

(iv) all Contracts creating a joint venture, strategic alliance, limited liability company or partnership arrangement to which the Company is a party;

(v) all Contracts relating to any acquisitions or dispositions of material assets (other than acquisitions or dispositions of inventory in the Ordinary Course) in excess of $100,000;

(vi) all Contracts, irrespective of contract value, relating to (A) the manufacturing, labeling, packaging, marketing, sales, or distribution of finished drug products (whether currently FDA-approved or under clinical investigation) by or on behalf of the Company; (B) the conduct, management, or oversight of pre-clinical or clinical drug trials on behalf of the Company (whether titled a “Clinical Trial Agreement” or otherwise); (C) the supply of active pharmaceutical ingredients (“API”) or other ingredients or components used in the manufacturing of FDA-approved or investigational drug products by or on behalf of the Company; or (D) consulting or other services provided to the Company by physicians or other licensed healthcare providers;

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(vii) all Contracts involving Intellectual Property (“IP Contracts”), separately identifying all such IP Contracts under which any of the AUM Companies is obligated to pay royalties thereunder and all such IP Contracts under which any AUM Company is entitled to receive royalties thereunder;

(viii) all Contracts limiting the freedom of the Company to compete in any line of business or industry, with any Person or in any geographic area;

(ix) all Contracts providing for guarantees, indemnification arrangements and other hold harmless arrangements made or provided by the Company, including all ongoing agreements for repair, warranty, maintenance, service, indemnification or similar obligations;

(x) all Contracts with or pertaining to the Company to which any Affiliate of the Company is a party, other than any Contracts for less than $50,000 or relating to such Affiliate’s status as a Company Shareholder;

(xi) all Contracts relating to property or assets (whether real or personal, tangible or intangible) in which the Company holds a leasehold interest (including the Lease) and which involve payments to the lessor thereunder in excess of $100,000 per year;

(xii) all Contracts creating or otherwise relating to outstanding Indebtedness (other than intercompany Indebtedness), except any such Contract with an aggregate outstanding principal amount not exceeding $100,000;

(xiii) all Contracts relating to the voting or control of the equity interests of the Company or the election of directors of the Company (other than the organizational or constitutive documents of the Company);

(xiv) all Contracts not cancellable by the Company with no more than thirty (30) days’ notice if the effect of such cancellation would result in monetary penalty to the Company in excess of $100,000 per the terms of such contract;

(xv) all Contracts that may be terminated, or the provisions of which may be altered, as a result of the consummation of the transactions contemplated by this Agreement or any Ancillary Agreement;

(xvi) all Contracts under which any of the benefits, compensation or payments (or the vesting thereof) will be increased or accelerated by the consummation of the transactions contemplated by this Agreement or any Ancillary Agreement, or the amount or value thereof will be calculated on the basis of, the transactions contemplated by this Agreement or any Ancillary Agreement; and

(xvii) all collective bargaining agreements or other agreement with a labor union or labor organization.

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(b) Each Material Contract is (i) a valid and binding agreement, (ii) in full force and effect and (iii) enforceable by and against the Company or its Subsidiaries and each counterparty that is party thereto. Neither the Company nor, to the Company’s Knowledge, any other party to a Material Contract is in material breach or default (whether with or without the passage of time or the giving of notice or both) under the terms of any such Material Contract. The Company has not assigned, delegated or otherwise transferred any of its rights or obligations under any Material Contract or granted any power of attorney with respect thereto.

(c) The Company is in compliance in all material respects with all covenants, including all financial covenants, in all notes, indentures, bonds and other instruments or Contracts establishing or evidencing any Indebtedness. The consummation and closing of the Transactions shall not cause or result in an event of default under any instruments or Contracts establishing or evidencing any Indebtedness.

3.8 Intellectual Property.

(a) The Company, or its Subsidiary, is the sole and exclusive owner of each item of Owned Intellectual Property, free and clear of any Liens (except for Permitted Liens). The Company, or its Subsidiaries, is a licensee of each item of Licensed Intellectual Property, free and clear of any Liens. The Company has a valid right to use the AUM Companies Licensed Intellectual Property as currently used.

(b) Section 3.8(b) of the Company Disclosure Letter sets forth a complete and correct list of all (i) Registered IP owned or licensed by the AUM Companies; (ii) unregistered material Trademarks constituting Owned Intellectual Property; and (iii) all social media accounts and identifiers; accurately specifying as to each of the foregoing, as applicable: (A) the jurisdiction, filing date, date of issuance, expiration date, owner (if licensed whether the license is exclusive or non-exclusive), and registration or application number, and registrar, and status and; (B) any actions that must be taken in the six (6) months after the Closing with respect to each of the foregoing, including the payment of any registration, maintenance or renewal fees or the filing of any documents, applications or certificates.

(c) All Registered IP owned by the AUM Companies is subsisting and to the Knowledge of the Company valid and enforceable. All Licensed Intellectual Property is subsisting and to the Knowledge of the Company valid and enforceable. To the Knowledge of the Company, all Persons have, in connection with the prosecution of all Patents before the United States Patent and Trademark Office and other similar offices in other jurisdictions complied with the applicable obligations of candor owed to the United States Patent and Trademark Office and such other offices. No Registered IP owned or licensed by the AUM Companies is or has been involved in any interference, opposition, reissue, reexamination, revocation, cancellation, domain-name dispute proceeding, or equivalent proceeding, and no such proceeding has been threatened in writing with respect thereto. There have been no claims filed, served or threatened in writing, or orally threatened, against the AUM Companies contesting the validity, use, ownership, enforceability, patentability, registrability, or scope of any Registered IP owned or licensed by the AUM Companies. All registration, maintenance and renewal fees currently due in the next ninety (90) days in connection with any Registered Owned IP have been paid or are scheduled to be paid in advance of any applicable deadline and all documents, recordations and certificates in connection therewith have been filed with the authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of prosecuting, maintaining and perfecting such rights and recording the Company’s ownership or interests therein.

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(d) To the Knowledge of the Company, the operation of the Business as currently conducted and as conducted, do not conflict with, infringe, misappropriate or otherwise violate any Intellectual Property right of any third Person. There have been no claims filed, served or threatened in writing, or orally threatened, against any AUM Company alleging any conflict with, infringement, misappropriation, or other violation of any Intellectual Property of a third Person (including any unsolicited written offers to license any such Intellectual Property). There are no actions pending that involving a claim against any AUM Company by a third Person alleging infringement or misappropriation of such third Person’s Intellectual Property. To the Knowledge of the AUM Companies, no third Person has conflicted with, infringed, misappropriated, or otherwise violated any Company Intellectual Property.

(e) The Company has not filed, served, or threatened a third Person with any claims alleging any conflict with, infringement, misappropriation, or other violation of any Company Intellectual Property. There are no actions pending that involve a claim against a third Person by the AUM Companies alleging infringement or misappropriation of Company Intellectual Property. The Company is not subject to any Governmental Order that adversely restricts the use, transfer, registration or licensing of any such Intellectual Property by the Company.

(f) Except as disclosed on Section 3.8(f) of the Company Disclosure Letter, each employee, agent, consultant, and contractor who has contributed to or participated in the creation or development of any material Intellectual Property on behalf of any AUM Company or any predecessor in interest thereto has executed a form of proprietary information and/or inventions agreement or similar written Contract with the Company under which such Person: (i) has assigned all right, title and interest in and to such Intellectual Property to the Company, or its Subsidiary (or such predecessor in interest, as applicable); and (ii) is obligated to maintain the confidentiality of confidential information both during and after the term of such Person’s employment or engagement. To the extent any such proprietary information and/or inventions agreement or other similar written Contract permitted such employee, agent, consultant, and contractor to exclude from the scope of such agreement or Contract any Intellectual Property in existence prior to the date of the employment or relationship, no such employee, agent, consultant, and contractor excluded Intellectual Property that was substantially related to the Business of any AUM Company. To the Knowledge of the Company, no employee, agent, consultant or contractor of any AUM Company is or has been in violation of any term of any such Contract.

(g) Except as set forth in Section 3.8(g), of the Company Disclosure Letter, no government funding or facility of a university, college, other educational institution or research center was used in the development of any item of Owned Intellectual Property.

(h) None of the execution, delivery or performance by the Company of this Agreement or any of the Ancillary Agreements to which the Company is or will be a party or the consummation by the Company of the transactions contemplated hereby or thereby will (i) cause any item of Owned Intellectual Property, or any material item of Licensed Intellectual Property immediately prior to the Closing, to not be owned, licensed or available for use by such AUM Company on substantially the same terms and conditions immediately following the Closing or (ii) require any additional payment obligations by such AUM Company in order to use or exploit any other such Intellectual Property to the same extent as the Company was permitted immediately before the Closing.

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(i) The Company has exercised reasonable efforts necessary to maintain, protect and enforce the confidentiality of all Trade Secrets constituting Owned Intellectual Property and all other material Confidential Information. No Company Intellectual Property is subject to any technology or source code escrow arrangement or obligation. No person other than the Company, its Subsidiaries, and their employees and contractors (i) has a right to access or possess any source code of the Software constituting the Owned Intellectual Property, or (ii) will be entitled to obtain access to or possession of such source code as a result of the execution, delivery and performance of by the Company of this Agreement. The Company, or its Subsidiary, is in actual possession of the source code of any Software constituting Owned Intellectual Property.

(j) None of the marketing materials and/or advertisements made, or provided by, or on behalf of any AUM Company have been inaccurate in a material way, misleading in a material way, unfair or deceptive in violation of applicable Laws.

(k) In connection with its Processing of any Personal Information, the AUM Companies are and have been in compliance with all applicable Laws, including without limitation all Data Privacy Laws and Laws related to data loss, theft, and security breach notification obligations, and, to the Knowledge of the Company, there has been no unauthorized disclosure of any Personal Information for which any AUM Company would be required to make a report to a Governmental Authority, a data subject, or any other Person. The Company has a privacy policy regarding the collection, use or disclosure of data in connection with the operation of the business as currently conducted (the “Privacy Policy”) that is made available to all visitors to the Sites prior to the collection of any data in the possession, custody, or control, or otherwise held or processed by, or on behalf of the Company. For purposes of this subsection (k), “Sites” shall mean, any websites or applications made available to the general public provided by or on behalf of the Company. The Privacy Policy accurately describes the AUM Companies data collection, disclosure and use practices, complies with all Laws, and is consistent with good industry practice. In addition, the Company has in place and since January 1, 2019 has had in place commercially reasonable policies (including the Privacy Policy and any other internal and external privacy policies), rules, and procedures regarding the Company’s collection, use, disclosure, disposal, dissemination, storage, protection and other Processing of Personal Information. The Company has complied in all respects with such privacy policies, rules, and procedures in connection with any collection, use, or disclosure by the AUM Companies of any Personal Information of any Person. The Company has not been subject to, and, to the Knowledge of the Company, there are no, complaints to or audits, proceedings, investigations or claims pending against the Company by any Governmental Authority, or by any Person, in respect of the collection, use, storage disclosure or other Processing of Personal Information. The Company has implemented commercially reasonable physical, technical, organization and administrative security measures and policies designed to protect all Personal Information of any Person accessed, Processed or maintained by the Company from unauthorized physical or virtual access, use, modification, acquisition, disclosure or other misuse. Without limiting the generality of the foregoing, since January 1, 2019, to the Knowledge of the Company, the Company has not experienced any material loss, damage or unauthorized access, use, disclosure or modification, or breach of security of Personal Information maintained by or on behalf of the Company (including by any agent, subcontractor or vendor of the Company).

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(l) The Software that constitutes Owned Intellectual Property and all Software that is used by the AUM Companies is, to the Knowledge of the Company, free of all viruses, worms, Trojan horses and other material known contaminants and does not contain any bugs, errors, or problems of a material nature that would disrupt its operation or have an adverse impact on the operation of other Software. The Company has not incorporated Open Source Software into the Company products and services, and the Company has not distributed Open Source Software as part of the Company’s products and services other than as set forth in Section 3.8(l) of the Company Disclosure Letter in a manner that subjects, in whole or in part, any Software constituting Owned Intellectual Property to any copyleft license obligations. The Company is in material compliance with all Open Source Software license terms applicable to any Open Source Software licensed to or used by the Company. The Company has not received any written (or, to the Knowledge of the Company, oral) notice from any Person that it is in breach of any license with respect to Open Source Software.

(m) The Company has implemented and maintained (or, where applicable, has required its vendors to maintain), consistent with commercially reasonable and industry practices and in compliance with its contractual obligations to other Persons, reasonable security measures designed to protect, preserve and maintain the performance, security and integrity of all computers, servers, equipment, hardware, networks, Software and systems used, owned, leased or licensed by the Company in connection with the operation of the Business (the “Company Information Systems”). To the Company’s Knowledge, there has been no unauthorized access to or use of the Company Information Systems, nor has there been any downtime or unavailability of the Company Information Systems that resulted in a material disruption of the Business. The Company Information Systems are adequate and sufficient (including with respect to working condition and capacity) for the operations of the Business. There has been no failure with respect to any Company Information System that has had a material effect on the operations of the AUM Companies.

(n) The Company is not bound by, and has not agreed in writing to be bound by, any Contract (including any written licensing commitment), bylaw, policy, or rule of any standards-setting organization (including ETSI, 3GPP, 3GPP2, TIA, IEEE, IETF, and ITU-R), university or industry body, consortium, other multi-party special interest group and any other collaborative or other group in which the AUM Companies is currently participating, or has participated in the past or applied for future participation in, including any of the foregoing that may be organized, funded, sponsored, formed or operated, in whole or in part, by any Governmental Authority, in all cases, to the extent related to any Intellectual Property (each a “Standards Setting Body”) that requires or purports to require Company to contribute, disclose or license any Intellectual Property to such Standards Setting Body or its other members, other than the Standards Setting Agreements. Section 3.8(n) of the Company Disclosure Letter sets forth a listing of the membership agreements and other Contracts relating to such Standards Bodies, to which AUM Companies is bound (collectively, “Standards Setting Agreements”). True, complete and correct copies of all Standards Setting Agreements have been delivered to Company. The Company has not made any written Patent disclosures to any Standards Setting Body. The Company is in material compliance with all Standards Setting Agreements that relate to Intellectual Property. The Company is not engaged in any material dispute with any Standards Setting Body with respect to any Intellectual Property or with any third Persons with respect to Company’s conduct with respect to any Standards Setting Body.

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3.9 Title to Properties and Assets; Liens. Each of the AUM Companies has good and marketable title to its properties, assets and rights, including the Company Intellectual Property, and has good title to all its leasehold interests, in each case free and clear of any Lien, other than Permitted Liens. All Company Products, Permits and Regulatory Authorizations, applications, submissions, registrations, listings and approvals therefore made to or granted by any Regulatory Authority, including all data, documents and information contained therein, are owned by the Company and held, listed or registered in the name of the Company. With respect to the properties, assets and rights it leases, each of the AUM Companies is in compliance with such leases in all material respects and, to the Company’s Knowledge, holds a valid leasehold interest free of any Liens, other than Permitted Liens. The properties, assets and rights owned, leased or licensed by the AUM Companies (including any Company Intellectual Property) constitute all the properties, assets and rights of any kind or description whatsoever, including goodwill, used in connection with the businesses of the AUM Companies and such properties, assets and rights constitute all the properties, assets and rights necessary for the AUM Companies to continue to conduct their respective businesses following the Closing as they are currently being conducted.

3.10 Real Property.

(a) Except as set forth in Section 3.10 of the Company Disclosure Letter, the Company does not own, or otherwise have an interest in, any Real Property, including under any Real Property lease, sublease, space sharing, license or other occupancy agreement. The Leases are the only Contracts pursuant to which the Company leases any real property or right in any Real Property. The Company has provided to Holdco and Merger Sub accurate and complete copies of all Leases. The Company has good, valid and subsisting title to its respective leasehold estates in the offices described in Section 3.10 of the Company Disclosure Letter, free and clear of all Liens, other than Permitted Liens. The Company has not breached or violated any local zoning ordinance, and no notice from any Person has been received by the Company or served upon the Company claiming any violation of any local zoning ordinance.

(b) With respect to each Lease: (i) it is valid, binding and enforceable in accordance with its terms and in full force and effect; (ii) all rents and additional rents and other sums, expenses and charges due thereunder have been paid; (iii) the Company has been in peaceable possession of the premises leased thereunder since the commencement of the original term thereof; (iv) no waiver, indulgence or postponement of the Company’s obligations thereunder has been granted by the lessor; (v) the Company has performed all material obligations imposed on it under such Lease and there exist no default or event of default thereunder by the Company or, to the Company’s Knowledge, by any other party thereto; (vi) there exists, to the Company’s Knowledge, no occurrence, condition or act which, with the giving of notice, the lapse of time or the happening of any further event or condition, would reasonably be expected to become a default or event of default by the Company thereunder; (vii) there are no outstanding claims of breach or indemnification or notice of default or termination thereunder and (viii) the Company has not exercised early termination options, if any, under such Lease. The Company holds the leasehold estate established under the Leases free and clear of all Liens, except for Liens of mortgagees of the Real Property on which such leasehold estate is located. The Real Property leased by the Company is in a state of maintenance and repair in all material respects adequate and suitable for the purposes for which it is presently being used, and there are no material repair or restoration works likely to be required in connection with such leased Real Property. The Company is in physical possession and actual and exclusive occupation of the whole of the leased premises, none of which is subleased or assigned to another Person. Each Lease leases all useable square footage of the premises located at each leased Real Property. The Company does not owe any brokerage commission with respect to any Real Property.

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3.11 Environmental Matters.

(a) Except as set forth in Section 3.11 of the Company Disclosure Letter:

(i) except as would not reasonably be expected to have a Company Material Adverse Effect, (A) since January 1, 2020, each AUM Company has materially complied with and is currently in material compliance with the provisions of all applicable Environmental Laws; and (B) the Real Property underlying the Leases is in material compliance with the provisions of all applicable Environmental Laws, to the extent any AUM Company is responsible for such compliance;

(ii) each AUM Company possesses all material Environmental Permits that are required for the operation of the business as presently operated and for the ownership and use of their assets (including the Leased Real Property) as presently owned and used, except where the failure to obtain the same would not reasonably be expected to have a Company Material Adverse Effect, and such material Environmental Permits are in good standing and in full force and effect. Prior to the date of this Agreement, true, complete and correct copies of all currently in force material Environmental Permits issued to any AUM Company have been made available to SPAC;

(iii) to the Knowledge of the Company, no Hazardous Materials have been discharged, disbursed, released, stored, treated, generated, disposed of or allowed to escape in each case by any AUM Company on, in, under, or from the Leased Real Property except in compliance with all Environmental Laws and Environmental Permits, and except as would not reasonably be expected to required investigation or result in the incurrence of material liability;

(iv) no AUM Company has received written notice from any Governmental Authority of any material violations of applicable Environmental Laws or any material violations concerning any Hazardous Materials; and

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(v) the Company has made available to SPAC all: (i) copies of all material reports, studies, analyses or tests, and any results of monitoring programs, in the possession or control of the Company, or any AUM Company within the last five (5) years pertaining to the generation, storage, use, handling, transportation, treatment, emission, spillage, disposal, release or removal of Hazardous Materials by any AUM Company at, in, on or under the Leases; and (ii) a copy of any environmental investigation or assessment of the Leases conducted by the Company or any AUM Company or any environmental consultant engaged by either of them within the past two (2) years.

3.12 Compliance with Laws. None of AUM Companies nor, to the Knowledge of the Company, any Representative or other Person acting on behalf of the Company, is in violation of, and no such Person has failed to be in compliance with, all applicable Laws and Governmental Orders. No event has occurred or circumstance exists that (with or without notice or due to lapse of time) would reasonably constitute or result in a violation by any of the AUM Companies of, or failure on the part of any of the AUM Companies to comply with, or any liability suffered or incurred by the any of the AUM Companies in respect of any violation of or material noncompliance with, any Laws, orders or policies by Governmental Authority that are or were applicable to it or the conduct or operation of its business or the ownership or use of any of its assets and no Action by any Governmental Authority is pending, or to the Knowledge of the Company, threatened, alleging any such violation or noncompliance by a member of the Company. None of the AUM Companies have been threatened in writing or, to the Company’s Knowledge, orally to be charged with, or given written or, to the Company’s Knowledge, oral notice of any violation of any Law or any judgment, order or decree entered by any Governmental Authority.

3.13 Compliance with Health Care Laws and Certain Contracts.

(a) The Company is and has been at all times in compliance in all material respects with all applicable Health Care Laws.

(b) Section 3.13(b) of the Company Disclosure Letter sets forth each Regulatory Authorization held by the Company, and the Company has provided to SPAC true, correct and complete copies of all such Regulatory Authorizations. The Regulatory Authorizations held by the AUM Companies are valid and in full force and effect, and collectively constitute all Regulatory Authorizations necessary (i) to enable AUM Companies to conduct their business in the manner in which their business is currently being conducted, and (ii) to permit the AUM Companies to own and use their assets in the manner in which it is currently owned and used. Each of the AUM Companies is, and at all times, has been, in material compliance with the terms and requirements of the Regulatory Authorizations held by such AUM Companies. None of the AUM Companies has received any written notice or other communication from any Governmental Authority or Regulatory Authority regarding (A) any violation or failure to comply with any term or requirement of any Regulatory Authorization or (B) any revocation, withdrawal, suspension, cancellation, or termination of any Regulatory Authorization.

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(c) No Company Product is (i) adulterated within the meaning of 21 U.S.C. §351 (or any similar Healthcare Law), (ii) misbranded within the meaning of 21 U.S.C. § 352 (or any similar Healthcare Law) or (iii) in material violation of the FDCA (or any other Healthcare Law). Except as set forth in Section 3.13(c) of the Company Disclosure Letter, none of the AUM Companies nor, to the Company’s Knowledge, any of their respective contract manufacturers or clinical research organizations, has received any Form FDA 483, warning letter, untitled letter, or other similar correspondence or written notice from the FDA or any other Governmental Authority alleging or asserting material noncompliance with any applicable Healthcare Laws, Permits or Regulatory Authorizations. Each Company Product is being or has been developed, manufactured, stored, distributed and marketed in compliance in all material respects with all Healthcare Laws and Regulatory Authorizations, including those related to clinical and non-clinical trials, investigational use, marketing approval, Quality System Regulations (QSR), current good manufacturing practices, packaging, labelling, advertising, storing, promotion, import/export, distribution, provision of samples, record keeping, and reporting. There is no investigation, action or proceeding pending or, to the Knowledge of the Company, threatened, including any prosecution, injunction, seizure, civil fine, debarment, suspension or recall, in each case alleging any violation applicable to any Company Product. No manufacturing site owned, leased or operated by any of the AUM Companies or, to the Company’s Knowledge, any of their respective contract manufacturers, is subject to a shutdown or import or export prohibition imposed or requested by FDA or another Governmental Authority. To the Company’s Knowledge, no event has occurred which would reasonably be expected to lead to any claim, suit, proceeding, investigation, enforcement, inspection or other action by any Governmental Authority, Regulatory Authority or any FDA warning letter, untitled letter, or request or requirement to make material changes to the Company Products or the manner in which such Company Products are manufactured or distributed.

(d) All data, information and representations contained in any submission to, or communications with, the FDA or any other Governmental Authority were accurate, complete, truthful and non-misleading in all material respects when submitted or communicated to FDA or other Governmental Authority and, to the Knowledge of the Company, remain so currently. To the Knowledge of the Company, all clinical, pre-clinical, non-clinical, manufacturing and product quality studies and tests conducted in development of the products or services and upon which the Company has relied or intends to rely in support of any application to the FDA or other Regulatory Authority related to product clearance or approval were conducted in compliance with all applicable Laws and all Health Care Laws, including without limitation those related to Good Clinical Practice, Good Laboratory Practice, Quality Systems Regulations/Good Manufacturing Practices, and the protection of human study subjects.

(e) To the Knowledge of the Company, all required Permits, approvals and authorizations for clinical studies to proceed have been obtained from an appropriate Regulatory Authority and an appropriate Institutional Review Board, and informed consent, in compliance with applicable Health Care Laws, has been obtained from all subjects enrolled in each such study. The Company has not received any written (or, to the Knowledge of the Company, oral) notice or correspondence from the FDA or any other Governmental Authority or Regulatory Authority or from any Institutional Review Board imposing a clinical hold or otherwise requiring the termination, suspension or material modification of any ongoing or planned clinical trials conducted by, or on behalf of, the AUM Companies.

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(f) The AUM Companies have to date developed, tested and manufactured and, as applicable, marketed, promoted, and distributed the Company Products and services in compliance in all material respects with all applicable Health Care Laws and other Laws. None of the AUM Companies has received notice of any, and to the Knowledge of the Company, there is no, demand, demand letter, warning letter, untitled letter, FDA Form 483, Action or request for information from the FDA or any Governmental Authority concerning noncompliance with Health Care Laws and other Laws.

(g) Except as set forth in Section 3.13(g) of the Company Disclosure Letter, none of the AUM Companies has voluntarily or involuntarily initiated, conducted or issued, caused to be initiated, or been subjected to any Governmental Order relating to, any clinical hold or other termination or suspension of any clinical studies, recall or any field corrective action, market withdrawal or replacement, safety alert, warning, “dear doctor” letter, investigator notice, or other notice or action to wholesalers, distributors, retailers, healthcare professionals, consumers or patients relating to an alleged lack of safety, efficacy or regulatory compliance of any Company Product, nor is any of the AUM Companies currently considering initiating, conducting or issuing any of the foregoing actions with respect to any Company Product. None of the AUM Companies has received any written notice from the FDA or any other Governmental Authority regarding the recall, market withdrawal or replacement of any Company Product sold or intended to be sold by the AUM Companies.

(h) None of the AUM Companies has been charged in or, to the Knowledge of the Company, identified as a target or subject of, or threatened to be charged in or identified as a target or subject of, an investigation, audit or inquiry by any Person, Governmental Authority or Regulatory Authority under any Health Care Law and to the Knowledge of the Company, none of the AUM Companies is currently under investigation or review with respect to any suspected or actual violation of any Health Care Law.

(i) None of the AUM Companies nor, to the Knowledge of the Company, any of their current officers, directors, managers, members, partners or employees, has engaged or is engaging, in any activities which reasonably may give cause for civil monetary or criminal penalties or mandatory or permissive exclusion from any healthcare program defined in 42 U.S.C. §1320a-7b(f) (each, a “Health Care Program”).

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(j) None of the AUM Companies nor any of their Affiliates, officers, directors, managers, members, partners or employees has: (i) been debarred, excluded or, to the Knowledge of the Company, received notice of action or threat of action with respect to debarment, exclusion or other action under the provisions of 21 U.S.C. §§ 335a, 335b, or 335c, 42 U.S.C. § 1320a-7 or any equivalent provisions in any other applicable jurisdiction; (ii) to the Knowledge of the Company, made or offered any payment, gratuity or other thing of value that is prohibited by any law to personnel of the FDA or any other Governmental Authority; (iii) to the Knowledge of the Company, made an untrue statement of a material fact or fraudulent statement to the FDA or other Governmental Authority, failed to disclose a material fact required to be disclosed to the FDA or any other Governmental Authority, or in any records and documentation prepared or maintained to comply with applicable Laws, or committed any act, made any statement, or failed to make any statement that, at the time such disclosure in the foregoing in this subsection (iv) to the Knowledge of the Company, was made could reasonably be expected to provide a basis for the FDA or any other Governmental Authority to invoke its policy respecting “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities” set forth in 56 Fed. Reg. 46191 (September 10, 1991) or any similar policy, nor (v) received written notice of or, to the Knowledge of the Company, been subject to any other material enforcement action involving the FDA or any other similar Governmental Authority, including any suspension, consent decree, notice of criminal investigation, indictment, sentencing memorandum, plea agreement, court order or target or no-target letter that would reasonably be expected to result in a Company Material Adverse Effect, and none of the foregoing are pending or threatened in writing against any of the AUM Companies.

3.14 Absence of Changes. Since March 31, 2022, the date of the most recent Company Financial Statements, (a) there has not been, individually or in the aggregate, any Company Material Adverse Effect, (b) the AUM Companies have conducted their businesses in all material respects in the Ordinary Course (other than with respect to the evaluation of and negotiations in connection with this Agreement and the Transactions contemplated hereby); and (c) none of the AUM Companies has sold, assigned or otherwise transferred any right, title or interest in or to any of their respective assets (including ownership in Intellectual Property and IT Systems) valued in excess of $50,000 individually or $100,000 in the aggregate to any Person other than any of the other AUM Companies and other than non-exclusive licenses in the Ordinary Course.

3.15 Litigation. As of the date of this Agreement (a) there are no Actions pending or, to the Company’s Knowledge, currently threatened against any of the AUM Companies or their respective assets or properties before any Governmental Authority that (i) question the validity of this Agreement or any Ancillary Agreement, or the right of the Company to enter into this Agreement or any Ancillary Agreement, or the right of any of the AUM Companies to perform its obligations contemplated by this Agreement or any Ancillary Agreement, or (ii) if determined adversely to any AUM Company, would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect or result in any change in the current equity ownership of the Company; (b) none of the AUM Companies is a party or subject to the provisions of any Governmental Order; and (c) there is no Action initiated by any of the AUM Companies currently pending or which any of the AUM Companies currently intends to initiate, except, in the case of each of clauses (a)(i), (b) and (c), as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

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3.16 Insurance. All liability, property, workers’ compensation and other insurance policies currently in effect that insure the property, assets or business of the AUM Companies or their employees (other than self-obtained insurance policies by such employees) are set forth in Section 3.16 of the Company Disclosure Letter), and such policies are in full force and effect. All premiums with respect to such policies covering all periods up to and including the Closing Date have been or will be paid when due, no notice of cancellation or termination has been received with respect to any such policy which was not replaced on substantially similar terms prior to the date of such cancellation or termination and there is no claim by any of the AUM Companies or, to the Company’s Knowledge, any other Person pending under any of such insurance policies as to which coverage has been questioned, denied or disputed by the underwriters or issuers of such policies. There is no existing default or event which, with or without the passage of time or the giving of notice or both, would constitute noncompliance with, or a default under, any such policy or entitle any insurer to terminate or cancel any such policy. Such policies will not in any way be affected by or terminate or lapse by reason of the transactions contemplated by this Agreement or the Ancillary Agreements. The insurance policies to which any of the AUM Companies is a party are sufficient for compliance with all requirements of all Material Contracts to which any of the AUM Companies is a party or by which any of the AUM Companies is bound, and, in light of the nature of the AUM Companies business, assets and properties, are in amounts and have coverage as are carried by Persons engaged in similar business and having similar assets and properties. None of the AUM Companies has been refused any insurance with respect to its assets or operations or had its coverage limited by any insurance carrier to which it has applied for any such insurance or with which it has carried insurance. The AUM Companies do not have any self-insurance arrangements. Except as set forth in Section 3.16 of the Company Disclosure Letter, no fidelity bonds, letters of credit, performance bonds or bid bonds have been issued to or in respect of the AUM Companies.

3.17 Governmental Consents. Assuming the accuracy of the representations made by SPAC in Article IV, no consent, approval or authorization of or registration, qualification, designation, declaration or filing with any Governmental Authority on the part of any of the AUM Companies is required in connection with the valid execution and delivery of this Agreement or any Ancillary Agreement, or the consummation of any Transaction contemplated hereby or thereby, except for (i) such filings or notices as may be required under the Securities Act or under applicable state securities Laws, including the filing of the Amalgamation Documents and any other filings or notices required for the consummation of the Amalgamation, (ii) the Regulatory Approvals, and (iii) the failure to obtain such consents, approvals or authorizations of or registrations, qualifications, designations, declarations or filings, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Company Material Adverse Effect.

3.18 Licenses and Permits. Section 3.18 of the Company Disclosure Letter sets forth a complete and correct list of each material Permit, together with the name of the Governmental Authority issuing the same. Such Permits are valid and in full force and effect, and none of the Permits will be terminated or impaired or become terminable as a result of the transactions contemplated by this Agreement or any Ancillary Agreement. Each AUM Company has all Permits necessary to operate the its business, and each of the Permits is in full force and effect. No AUM Company is in material breach or violation of, or material default under, any such Permit, and, to the Company’s Knowledge, no basis (including the execution of this Agreement and the other Ancillary Agreements to which any of the AUM Companies is a party and the consummation of the transactions contemplated by this Agreement or any Ancillary Agreement) exists which, with notice or lapse of time or both, would reasonably constitute any such breach, violation or default or give any Governmental Authority grounds to suspend, revoke or terminate any such Permit. None of the AUM Companies has received any written (or, to the Company’s Knowledge, oral) notice from any Governmental Authority regarding any material violation of any Permit. There has not been and there is not any pending or, to the Company’s Knowledge, threatened Action, investigation or disciplinary proceeding by or from any Governmental Authority against any of the AUM Companies involving any Permit.

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3.19 Brokers or Finders; Transaction Expenses. Except as set forth in Section 3.19 of the Company Disclosure Letter, none of the AUM Companies has incurred, or will incur, directly or indirectly, as a result of any action taken by the AUM Companies, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with this Agreement or any of the other Transactions.

3.20 Related-Party Transactions. Except as set forth in Section 3.20 of the Company Disclosure Letter (and other than with respect to actions expressly contemplated by this Agreement and the Ancillary Agreements):

(a) No director, officer or employee of any of the AUM Companies or any member of such Person’s immediate family or any corporation, partnership or other entity in which such Person has a significant ownership interest or otherwise controls (each, a “Related Party”) is indebted to any of the AUM Companies, nor is any of the AUM Companies indebted (or committed to make loans or extend or guarantee credit) to any Related Party.

(b) To the Company’s Knowledge, no Related Party has any direct or indirect ownership interest in (i) any Person with which any of the AUM Companies is party to a Contract or has a material business relationship or (ii) any Person that competes with any of the AUM Companies, except that Related Parties may own stock in publicly traded companies that may compete with each of the AUM Companies.

(c) No Related Party is directly or indirectly interested in any Contract with any of the AUM Companies, other than any such Contracts related to such Person’s (i) ownership of Company Ordinary Shares, options or other securities of the Company, (ii) indemnification by the Company or (iii) salary, commission and other employment benefits provided by the Company to such Person.

3.21 Labor Agreements and Actions; Employee Compensation.

(a) None of the AUM Companies is bound by or subject to (and none of their assets or properties is bound by or subject to) any Contract with any labor union, and, to the Company’s Knowledge, no labor union has requested or has sought to represent any of the employees of any of the AUM Companies. In the past three (3) years there has not been, and there is not pending or, to the Company’s Knowledge, threatened, any strike, lockout, slowdown, picketing, work stoppage, or other labor dispute involving any of the AUM Companies, nor, to the Knowledge of the Company, is there any labor organization activity involving the employees of any of the AUM Companies.

(b) To the Company’s Knowledge, no officer, management employee, or any group of management employees, intends to terminate their employment with any of the AUM Companies, nor does any of the AUM Companies have a present intention to terminate the employment of any of the foregoing. Each officer and management employee of each of the AUM Companies is currently providing full-time services to the conduct of the business of each of the AUM Companies. To the Company’s Knowledge, no officer or management employee is currently working for a competitive enterprise.

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(c) Except as set forth in Section 3.21(c) of the Company Disclosure Letter, the employment of each employee of each of the AUM Companies is terminable at the will of each of the AUM Companies and no such individual is entitled to any material compensation upon termination of employment, except as required by Law applicable to the jurisdiction in which such employee is employed. Except as set forth in Section 3.21(c) of the Company Disclosure Letter, the consummation of the transactions contemplated in this Agreement will not result in (i) any employee of any AUM Company receiving severance pay, unemployment compensation, bonus payment or any other payment, (ii) acceleration of the time of payment for vesting of, or increase the amount of compensation due to, any such employee, or (iii) any such employee having the right to terminate, shorten or otherwise change the terms of their employment.

(d) Except as expressly set forth in Section 3.21(d) of the Company Disclosure Letter and except as has been mandated by any Governmental Authority, as of the date of this Agreement, the AUM Companies have not had, nor are there any facts that would give rise to, any material workforce changes due to COVID-19 or COVID-19 Measures, whether directly or indirectly, including any actual or expected terminations, layoffs, furloughs, shutdowns (whether voluntary or by Governmental Order), or any material changes to benefit or compensation programs, nor are any such changes currently contemplated.

(e) With respect to all current and former Persons who have performed services for or on behalf of any of the AUM Companies, each of the AUM Companies is in compliance, and during the past three (3) years has complied in all material respects with all applicable state and federal equal employment opportunity, wage and hour, compensation and other Laws and COVID-19 Measures related to employment, including overtime requirements, classification of employees and independent contractors under federal and state Laws (including for Tax purposes and for purposes of determining eligibility to participate in any Company Benefit Plan (as defined below)), hours of work, leaves of absence, equal opportunity, sexual and other harassment, whistleblower protections, immigration, occupational health and safety, workers’ compensation, and the withholding and payment of all applicable Taxes, and there are no arrears in the payments of wages, unemployment insurance premiums or other similar obligations.

(f) Set forth in Section 3.21(f) of the Company Disclosure Letter is a complete and accurate list, as of the date of this Agreement and separately for each AUM Company, of all their employees including for each such employee his or her (i) name; (ii) job title; (iii) location; (iv) status as a full-time or part-time employee; and (v) base salary or wage rate. Section 3.21(f) of the Company Disclosure Letter also lists, as of the date of this Agreement, each employee of each of the AUM Companies who is not actively at work for any reason other than vacation, and the reason for such absence.

(g) Set forth in Section 3.21(g) of the Company Disclosure Letter are complete and accurate lists, as of the date of this Agreement and separately for each AUM Company, of all individuals who perform services for any of the AUM Companies as an independent contractor, including for each such individual his or her name, the engaging entity, services performed, and rate of compensation (if any), and location at which such individual or entity performs services for such AUM Company.

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(h) Currently and during the last four (4) years, there are no and have not been any material claims, disputes, grievances, or controversies or, to the Knowledge of the Company, threatened involving any employee or group of employees. To the Knowledge of the Company there are no material charges, investigations, administrative proceedings or formal complaints of (i) discrimination, harassment or retaliation (including discrimination, harassment or retaliation based upon sex, age, marital status, race, national origin, sexual orientation, disability or veteran status), (ii) unfair labor practices, (iii) violations of health and safety Laws, (iv) workplace injuries or (v) whistleblower retaliation against any of the AUM Companies, in each case that (y) pertain to any current or former employee and/or (z) have been threatened by such employee or are pending before the Equal Employment Opportunity Commission, the National Labor Relations Board, the U.S. Department of Labor, the U.S. Occupational Health and Safety Administration, the Workers Compensation Appeals Board, or any other Governmental Authority or similar authority. To the Knowledge of the Company, there are no facts that would reasonably be expected to give rise to a claim of sexual harassment, other unlawful harassment or unlawful discrimination or retaliation against or involving the AUM Companies or any AUM Company employee, officer, director or independent contractor. The AUM Companies have not, nor within the last four (4) years have been, subject to any judgment or decision by any Governmental Authority or private settlement Contract in respect of any labor or employment matters.

3.22 Employee Benefit Plans.

(a) Section 3.22(a) of the Company Disclosure Letter sets forth a complete list, as of the date hereof, of each material Company Benefit Plan. For purposes of this Agreement, a “Company Benefit Plan” means (i) any “employee benefit plan” as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974 (“ERISA”), (ii) any other employee benefit plan, agreement, arrangement, program, policy or practice, including any equity or equity-based compensation (including stock option, stock purchase, stock award, stock appreciation, phantom stock, restricted stock or restricted stock unit), deferred compensation, pension, retirement, savings, bonus, profit sharing, incentive compensation, retention, change-in-control, medical, dental, vision, prescription drug, life insurance, death benefit, cafeteria, flexible spending, dependent care, fringe benefit, vacation, paid time off, holiday pay, disability, sick pay, workers compensation, unemployment, severance, employee loan or educational assistance plan, agreement, arrangement, program, policy or practice, and (iii) any employment, consulting, or other individual services agreement, which in the case of each of clauses (i), (ii) and (iii), is sponsored or maintained by any of the AUM Companies, or to which any of the AUM Companies contributes or is required to contribute or is a party, on behalf of current or former employees, officers, independent contractors or directors of any of the AUM Companies or their spouses, beneficiaries or dependents, or with respect to which any of the AUM Companies has or may have any liability, contingent or otherwise. No material Company Benefit Plan covers individuals other than current or former employees, officers, independent contractors or directors (or spouses, beneficiaries or dependents thereof) of any of the AUM Companies. None of the AUM Companies has communicated to present or former employees of any of the AUM Companies, or formally adopted or authorized, any additional material Company Benefit Plan or any change in or termination of any existing material Company Benefit Plan. With respect to each material Company Benefit Plan, the Company has made available to SPAC, to the extent applicable, true, complete and correct copies of (A) such Company Benefit Plan (or, if not in writing, a written summary of its material terms) and, as applicable, all plan documents, trust agreements, insurance Contracts or other funding vehicles and all amendments thereto, (B) the most recent summary plan descriptions, including any summary of material modifications, (C) the most recent annual reports (or equivalent filings or audits required to be made by applicable Law), if any, required by applicable Law to be filed with a Governmental Authority with respect to Taxes in connection with each Company Benefit Plan, (D) the most recent determination or opinion letter, or equivalent materials, from the applicable taxing Governmental Authority with respect to each Company Benefit Plan, if any, and (E) the most recent actuarial report or other financial statement relating to such Company Benefit Plan.

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(b) Except as set forth in Section 3.22(b) of the Company Disclosure Letter, (i) each Company Benefit Plan has been established, operated, funded, maintained and administered in compliance with its terms and all applicable Laws, including ERISA and the Code, except where failure to comply would not be or reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole; (ii) in all material respects, all contributions required to be made with respect to any Company Benefit Plan on or before the date hereof have been made and all obligations in respect of each Company Benefit Plan as of the date hereof have been accrued and reflected in the Company Financial Statements to the extent required by IFRS; (iii) each Company Benefit Plan which is intended to be qualified within the meaning of Section 401(a) of the Code has received a favorable determination or opinion letter from the IRS as to its qualification or may rely upon an opinion letter for a prototype plan and, to the Knowledge of the Company, no fact or event has occurred that would reasonably be expected to adversely affect the qualified status of any such Company Benefit Plan.

(c) No Company Benefit Plan is a multiemployer pension plan (as defined in Section 3(37) of ERISA) (a “Multiemployer Plan”) or other pension plan that is subject to Title IV of ERISA (“Title IV Plan”), and neither the Company nor any of its ERISA Affiliates has sponsored or contributed to, been required to contribute to, or had any actual or contingent liability under, a Multiemployer Plan or Title IV Plan at any time within the previous six (6) years. Neither the Company nor any of its ERISA Affiliates has incurred any withdrawal liability under Section 4201 of ERISA that has not been fully satisfied.

(d) With respect to each Company Benefit Plan, no material actions, suits or claims (other than routine claims for benefits in the Ordinary Course) are pending or, to the Knowledge of the Company, threatened, and to the Knowledge of the Company, no facts or circumstances exist that would reasonably be expected to give rise to any such material actions, suits or claims.

(e) No Company Benefit Plan provides medical, surgical, hospitalization, death or similar benefits (whether or not insured) for employees or former employees of the Company or any Subsidiary for periods extending beyond the cessation of their employment with the Company or any Subsidiary (as the case may be) for any reason, other than (i) coverage mandated by applicable Law, (ii) death benefits under any “pension plan,” or (iii) benefits the full cost of which is borne by the current or former employee (or his or her beneficiary).

(f) No Company Benefit Plan is, and the Company has never sponsored, maintained or contributed to, a U.S. Benefit Plan.

(g) Except as set forth in Section 3.22(g) of the Company Disclosure Letter, the consummation of the transactions contemplated hereby will not, either alone or in combination with another event (such as termination following the consummation of the transactions contemplated hereby), (i) entitle any current or former employee, officer or other service provider of the Company or any Subsidiary of the Company to any severance pay or any other compensation or benefits payable or to be provided by the Company or any Subsidiary of the Company, (ii) accelerate the time of payment, funding or vesting, or increase the amount of compensation or benefits due to any such employee, officer or other individual service provider by the Company or a Subsidiary of the Company, or (iii) accelerate the vesting and/or settlement of any Restricted Stock Unit Award.

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(h) The consummation of the transactions contemplated hereby will not, either alone or in combination with another event, result in any “excess parachute payment” under Section 280G of the Code (or any corresponding provision of state, local, or non-U.S. Tax Law). No Company Benefit Plan provides for a Tax gross-up, make whole or similar payment with respect to the Taxes imposed under Sections 409A or 4999 of the Code.

(i) All Company Options have been granted in accordance with the terms of the Company Incentive Plans. The Company has made available to SPAC accurate and complete copies of (i) the Company Incentive Plans, (ii) the forms of standard award agreement under the Company Incentive Plans and (iii) a list of all outstanding equity and equity-based awards granted under any Company Incentive Plans, together with the material terms thereof (including, but not limited to, grant date, exercise price, vesting terms, form of award, expiration date, and number of shares underlying such award). The treatment of the Company Options and under this Agreement does not violate the terms of the Company Incentive Plans or any Contract governing the terms of such awards and will not cause adverse Tax consequences under Section 409A of the Code.

3.23 Taxes.

(a) (i) All income and other material Tax Returns required to be filed by or on behalf of the Company have been filed (taking into account any extensions of time within which to file), (ii) all such Tax Returns (taking into account all amendments thereto) are true, correct and complete in all respects and (iii) all income and other material Taxes due and payable (whether or not shown as due on such Tax Returns) have been fully and timely paid, except in the case of each of (i) and (iii), with respect to Taxes for which adequate reserves have been established.

(b) The Company has complied in all material respects with all applicable Tax Laws with respect to the withholding of Taxes (including reporting and recordkeeping requirements related thereto) and has duly and timely withheld and paid over to the appropriate Tax Governmental Authority all material amounts required to be so withheld and paid over.

(c) The Company does not have any material liability for Taxes of any Person (other than the Company) (i) under any Tax indemnity, Tax sharing or Tax allocation agreement or any other contractual obligation (excluding for this purpose, agreements entered into in the Ordinary Course the primary purpose of which is not related to Taxes, such as leases, licenses or credit agreements), (ii) arising from the application of Treasury Regulation Section 1.1502-6 or any analogous provision of state, local or non-U.S. Law, or (iii) as a transferee or successor, by Contract (but excluding any Contract the primary purpose of which does not relate to Taxes) or by operation of Law (other than Taxes of the Company).

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(d) No Liens for Taxes have been filed against the Company, except for Permitted Liens.

(e) No Tax Return related to income or other material Taxes of the Company is under audit or examination by any Tax Governmental Authority, and there are no audits, claims, assessments, levies, administrative or judicial proceedings pending or threatened in writing against, or regarding, any income or other material Taxes of the Company, and no Tax Governmental Authority has proposed, assessed or asserted in writing any material deficiency with respect to Taxes against the Company with respect to any Tax period for which the period of assessment or collection remains open.

(f) No jurisdiction in which the Company does not currently file Tax Returns has claimed in writing that the Company is, or may be, subject to taxation by that jurisdiction or required to file such Tax Returns. The Company has not commenced a voluntary disclosure proceeding in any jurisdiction that has not been fully resolved or settled.

(g) No written waiver of or agreement to extend any statute of limitations relating to Taxes for which the Company is liable and that remains in effect has been granted or requested.

(h) The unpaid Taxes of the Company (i) do not, as of the most recent Company Financial Statements, exceed the reserve for Tax-related liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the most recent Company Financial Statements (rather than in any notes thereto) and (ii) do not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Company in filing its Tax Returns.

(i) The Company is not, nor has it ever been, a member of an “affiliated group” as defined in Section 1504(a) of the Code or any affiliated, combined, unitary, consolidated or similar group under state, local or foreign Tax Law (other than a group all of the members of which consisted of the Company and its subsidiaries).

(j) The Company has not constituted either a “distributing corporation” or a “controlled corporation” (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code.

(k) The Company is in material compliance with all applicable transfer pricing laws and regulations, including the execution and maintenance of contemporaneous documentation substantiating the transfer pricing practices and methodology among the Company. The prices for any property or services (or for the use of any property) provided by or to the Company is arm’s-length prices for purposes of all applicable transfer pricing laws, including Section 482 of the Code (or any corresponding provisions of state, local or non-U.S. Tax law).

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(l) Not including any action taken or agreed to be taken pursuant to this Agreement, the Company has not taken or agreed to take any action that would reasonably be expected to prevent the Transactions from qualifying for the Intended Tax Treatment. The Company does not have any Knowledge of any fact or circumstance that would reasonably be expected to prevent the Transactions from qualifying for the Intended Tax Treatment.

(m) The Company has no current plan or intention to cause SPAC or the Surviving Corporation to liquidate (for federal income tax purposes) following the Transactions.

(n) The Company and/or qualified subsidiaries of the Company have been engaged in an active trade or business outside of the United States for the entire 36-month period immediately before the Closing Date and have no current intention to substantially dispose of or discontinue such trade or business (all within the meaning of Treasury Regulation Section 1.367(a)-3(c)(3)(i)).

3.24 Books and Records. The minute books of each of the AUM Companies contain complete and accurate records of all meetings and other corporate actions of each of the Company Shareholders, the Company Board or the Subsidiaries’ shareholders or board of directors (or similar governing body) and all committees, if any, appointed by the Company Board or the Subsidiaries’ board of directors (or similar governing body), as applicable. The registers of members of each of the AUM Companies are complete and reflect all issuances, transfers, repurchases and cancellations of shares, or shares of capital stock (as the case may be) of each of the AUM Companies.

3.25 Foreign Corrupt Practices Act. To the Knowledge of the Company, none of the AUM Companies or their respective Affiliates, nor any of their respective directors, officers, employees, or, to the Company’s Knowledge, agents, distributors, resellers, or other third parties have made, directly or indirectly, any payment or promise to pay, or any gift or promise to give or authorized such a promise or gift, of any money or anything of value, directly or indirectly, to (a) any foreign official (as such term is defined in the U.S. Foreign Corrupt Practices Act (the “FCPA”)) for the purpose of influencing any official act or decision of such foreign official or inducing him or her to use his or her influence to affect any act or decision of a Governmental Authority or (b) any foreign political party or official thereof or candidate for foreign political office for the purpose of influencing any official act or decision of such party, official or candidate or inducing such party, official or candidate to use his, her or its influence to affect any act or decision of a Governmental Authority, in the case of both (a) and (b) above in order to assist any of the AUM Companies to obtain or retain business for, or direct business to any of the AUM Companies. To the Knowledge of the Company, none of the AUM Companies nor any of their respective directors, officers, employees, agents, distributors, resellers, or other third parties has made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment of funds or received or retained any such funds in violation of any Anti-Bribery Laws. No Action by or before any Governmental Authority involving any of the AUM Companies with respect to FCPA or any other applicable Anti-Bribery Laws is pending or, to the Company’s Knowledge, threatened. Each of the AUM Companies has sought to maintain accurate financial records and a system of internal controls sufficient to provide reasonable assurance over management’s control, Governmental Authority, and responsibility over the company’s assets.

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3.26 Anti-Money Laundering. The operations of each of the AUM Companies are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, applicable provisions of the USA PATRIOT Act of 2001, the money laundering Laws of all jurisdictions to the extent applicable to each of the AUM Companies, or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Authority (collectively, the “Anti-Money Laundering Laws”) in each case, to the extent applicable to each of the AUM Companies, and, no Action by or before any Governmental Authority involving any of the AUM Companies with respect to Anti-Money Laundering Laws is pending or, to the Knowledge of the Company, threatened.

3.27 OFAC. Neither the AUM Companies nor any director or officer of the AUM Companies (nor, to the Knowledge of the AUM Companies, any agent, employee, affiliate, or Person acting on behalf of the AUM Companies) is currently identified on the specially designated nationals or other blocked person list or otherwise currently subject to any U.S. sanctions administered by the OFAC; and to the Knowledge of the Company the AUM Companies have not, directly or indirectly, used any funds, or loaned, contributed or otherwise made available such funds to any subsidiary, joint venture partner or other Person, in connection with any sales or operations in the Balkans, Belarus, Burma, Cote D’Ivoire (Ivory Coast), Cuba, the Democratic Republic of the Congo, Iran, Iraq, Liberia, North Korea, Sudan, Syria, and Zimbabwe or any other country sanctioned by OFAC or for the purpose of financing the activities of any Person currently subject to, or otherwise in violation of, any U.S. sanctions administered by OFAC in the previous fiscal years.

3.28 Sanctions. None of any of the AUM Companies nor any of their respective Affiliates, directors, officers, employees or, to the Knowledge of the Company, agents, is a Person that is, or is owned or controlled by, a Person that is (i) the subject of any Sanctions; nor (ii) located, organized, incorporated or resident in a country or territory that is the subject of comprehensive Sanctions (including the Crimea region of Ukraine, Cuba, Iran, North Korea, and Syria). To the Company’s Knowledge, none of the AUM Companies has engaged in, or is now engaged in, any dealings or transactions with any Person, or in any country or territory, that at the time of such dealing or transaction is or was, or whose government is or was, the subject of Sanctions.

3.29 Export Controls. The AUM Companies, and to the Company’s Knowledge, their respective Representatives in their capacity as such, have during the five (5) years preceding the date of this Agreement been in compliance with, in all material respects, all applicable Export Laws, and none of the AUM Companies has (A) received written notice of, any actual, alleged or potential violation of any Export Law or (B) been a party to or the subject of any pending (or to the Knowledge of the Company, threatened) Action by or before any Governmental Authority (including receipt of any subpoena) related to any actual, alleged or potential violation of any Export Law.

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3.30 Takeover Statutes and Charter Provisions. The Company Board has taken all action necessary so that the restrictions on a “business combination” contained under any foreign Laws will be inapplicable to this Agreement and the Transactions. As of the date of this Agreement, no “fair price,” “moratorium,” “control share acquisition” or other antitakeover statute or similar domestic or foreign Law applies with respect to any of the AUM Companies in connection with this Agreement or the Transactions. As of the date of this Agreement, there is no stockholder rights plan, “poison pill” or similar antitakeover agreement or plan in effect to which any of the AUM Companies is subject, party or otherwise bound.

3.31 Proxy/Registration Statement. The information supplied by the Company for inclusion or incorporation by reference in the Proxy/Registration Statement, any current report of SPAC on Form 8-K or any current report of Holdco on Form 6-K shall not, (i) in the case of the Proxy/Registration Statement, on the effective date of the Proxy/Registration Statement, (ii) in the case of the Proxy/Registration Statement or any current report of SPAC on Form 8-K or any current report of Holdco on Form 6-K, when filed, made available, mailed or distributed, as the case may be, and (iii) in the case of the Proxy/Registration Statement, at the time of the SPAC Stockholder Meeting and the SPAC Merger Effective Time, contain any untrue statement of a material fact or fail to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. All documents that the Company is responsible for filing with the SEC in connection with the Transactions will comply as to form and substance in all material respects with the applicable requirements of the Securities Act and the Exchange Act. Notwithstanding the foregoing, the Company makes no representation, warranty or covenant with respect to any information supplied by or on behalf of SPAC, its Affiliates or any holder of SPAC Common Stock.

3.32 Board Approval. The Company Board (including any required committee or subgroup of such board) has, as of the date of this Agreement, unanimously (a) declared the advisability of the transactions contemplated by this Agreement, (b) determined that the Transactions are in the best interests of the Company Shareholders, and (c) subject to the effectiveness of the Proxy/Registration Statement and receipt of the Regulatory Approvals, recommended that the Company Shareholders approve, authorize and adopt this Agreement, the SPAC Merger, the Amalgamation and the other Transactions and execute the Company Written Consent or vote in favor of the Company Ordinary Resolution.

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3.33 No Additional Representations or Warranties. Except as provided in Article III or in the case of intentional fraud, neither the Company, its Subsidiaries, nor any of their Affiliates, nor any of their respective equityholders, partners, members or Representatives has made, or is making, any representation or warranty whatsoever to SPAC or its Affiliates, and except as provided in Article III or in the case of intentional fraud, the Company hereby expressly disclaims and negates, to the fullest extent permitted by applicable Law, any other representation or warranty whatsoever (whether at Law or in equity), and any statement, information, opinion, projection or advice made, communicated or furnished (orally or in writing) to SPAC or any of its Affiliates or its or their respective Representatives, with respect to any of the AUM Companies, their respective equityholders, partners, members or Representatives, and any matter relating to any of them, including their affairs, the condition, value or quality of the assets, liabilities, financial condition or results of operations, or with respect to the accuracy or completeness of any other information provided or made available to SPAC, its affiliates or any of their respective Representatives by, or on behalf of, any of the AUM Companies, whether orally or in writing, in any confidential information memoranda, any actual or virtual “datarooms,” management presentations, due diligence discussions or in any other form in contemplation of the Transactions, and except as provided in Article III, or in the case of intentional fraud, no such party shall be liable in respect of the accuracy or completeness of any such information. Without limiting the generality of the foregoing, except as provided in Article III, or in the case of intentional fraud, neither the Company nor any other Person on behalf of the Company has made or makes, any representation or warranty, whether express or implied, with respect to any projections, forecasts, estimates or budgets made available to SPAC, its affiliates or any of their respective Representatives of future revenues, future results of operations (or any component thereof), future cash flows or future financial condition (or any component thereof) of the Company (including the reasonableness of the assumptions underlying any of the foregoing), or the probable success or profitability of any of the AUM Companies, whether or not included in any management presentation or in any other information made available to SPAC, its Affiliates or any of their respective Representatives or any other person, and that, except as provided in Article III or in the case of intentional fraud, any such representations or warranties are expressly disclaimed. SPAC acknowledges that SPAC and its Representatives have been provided with full and complete access to the Representatives, books and records of the Company and the Company Subsidiaries and other information that they have requested in connection with their investigation of the AUM Companies and the Transactions. Except as provided in Article III, or in the case of intentional fraud, SPAC is not relying on any representation or warranty, oral or written, express or implied, whatsoever as to the condition, merchantability, suitability or fitness for a particular purpose or trade as to any of the assets of any of the Company or its Subsidiaries, the prospects (financial or otherwise) or the viability or likelihood of success of the business of any of the Company and its Subsidiaries as conducted after the Closing, as contained in any materials provided by the Company or any of its Affiliates or any of their respective stockholders, partners, members or Representatives or otherwise.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF SPAC

SPAC hereby represents and warrants to the Company the following, except as set forth in (i) the SPAC SEC Filings (excluding “risk factors” or predictive or forward-looking statements) or (ii) the disclosure letter delivered to the Company by SPAC on the date of this Agreement (the “SPAC Disclosure Letter”), which exceptions shall, in the case of clause (ii), be deemed to be part of the representations and warranties made hereunder subject to, and in accordance with, Section 11.9 (and any reference in this Agreement or any Ancillary Agreement to this Article IV or any provision thereof shall be deemed to refer to such Article or provision as modified by the SPAC Disclosure Letter in accordance with Section 11.9).

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4.1 Organization, Good Standing, Corporate Power and Qualification. SPAC is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware. SPAC has all corporate power and authority, and all governmental licenses, permits, authorizations, consents and approvals required to own and operate its properties and assets and to carry on its business as presently conducted and contemplated to be conducted, to execute and deliver this Agreement and the Ancillary Agreements to which it is or will be a party, and to perform its obligations pursuant hereto, thereto and to its Governing Documents. As of the date of this Agreement, SPAC has either delivered or made available to the Company, including via the SEC’s Electronic Data Gathering Analysis and Retrieval system database, accurate and complete copies of the certificate of incorporation and bylaws of SPAC, including all amendments thereto as in effect as of the date of this Agreement. SPAC is and at all times has been, in compliance in all material respects with all restrictions, covenants, terms and provisions set forth in the SPAC Governing Documents.

4.2 Due Authorization. All corporate action on the part of SPAC and its respective directors, officers and stockholders necessary and required for the (a) authorization, execution and delivery by SPAC of this Agreement and the Ancillary Agreements to which it is or will be a party, (b) consummation of the Transactions and (c) performance of each of their obligations hereunder or thereunder has been or will be duly and validly authorized, approved and taken prior to the Closing, subject to (i) obtaining the SPAC Stockholders’ Approval, (ii) the filing of the SPAC Merger Certificate and (iii) the receipt of the Regulatory Approvals. This Agreement and the Ancillary Agreements to which SPAC is or will be a party (assuming due authorization, execution and delivery by each other party) constitute valid and binding obligations of SPAC, enforceable against SPAC and such Person in accordance with their respective terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other Laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by Laws relating to the availability of specific performance, injunctive relief or other equitable remedies or by general principles of equity.

4.3 Non-Contravention. SPAC is not in material violation of any term of its respective Governing Documents. SPAC is not in violation of any term or provision of any Governmental Order by which it is bound which has had or would reasonably be expected to have, individually or in the aggregate, a SPAC Material Adverse Effect. The execution, delivery and the performance by SPAC of its obligations pursuant to this Agreement and the Ancillary Agreements to which it is or will be a party will not result in, by the giving of notice, the lapse of time or otherwise, (a) any violation of, conflict with, termination or acceleration of, or a right of termination, cancellation, modification or acceleration, or, subject to obtaining the SPAC Stockholders’ Approval, the filing of the SPAC Merger Certificate and the receipt of the Regulatory Approvals, will require any consent, filing, notice, waiver or approval or constitute a default, trigger any payment, vesting or increase in the amount of any compensation or benefit payable under, (i) its Governing Documents, (ii) any Contract to which it is a party or by which its assets are bound or (iii) any applicable Law, Permit or Governmental Order, nor (b) the creation of any Lien upon any of its properties or assets (other than Permitted Liens) except, in the case of clauses (a)(ii), (a)(iii) and (b), to the extent that the occurrence of the foregoing has not had, and would not reasonably be expected to have, individually or in the aggregate, a SPAC Material Adverse Effect.

4.4 Consents; Required Approvals. Assuming the accuracy of the representations made by the Company in Article III and Article V, no consent, approval or authorization of or registration, qualification, designation, declaration or filing with any Governmental Authority on the part of SPAC is required in connection with the valid execution and delivery of this Agreement or any Ancillary Agreement, or the consummation of any Transaction contemplated hereby or thereby, except for (i) such filings or notices as may be required under the Securities Act or under applicable state securities Laws, including the filing of the SPAC Merger Certificate and any other filings or notices required for the consummation of the SPAC Merger, (ii) the Regulatory Approvals and (iii) the failure to obtain such consents, approvals or authorizations of or registrations, qualifications, designations, declarations or filings, individually or in the aggregate, has not had, and would not reasonably be expected to have, a SPAC Material Adverse Effect.

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4.5 Capitalization.

(a) The authorized share capital of SPAC consists of 30,000,000 shares of SPAC Common Stock, of which 9,025,900 shares of SPAC Common Stock are issued and outstanding as of the date hereof. 712,300 shares of SPAC Common Stock are reserved for issuance upon the exercise of the SPAC Rights. All outstanding shares of SPAC Common Stock are duly authorized, validly issued, fully paid and nonassessable and not subject to or issued in violation of any purchase option, right of first refusal, preemptive right, subscription right or any similar right under any provision of Delaware Law, SPAC’s Governing Documents or any contract to which SPAC is a party or by which SPAC is bound. Except as set forth in SPAC’s Governing Documents, there are no outstanding contractual obligations of SPAC to repurchase, redeem or otherwise acquire any SPAC Common Stock or any capital equity of SPAC. Other than as set forth in the SPAC SEC Documents, and any promissory notes that may be issued by the Sponsor to the SPAC for working capital purposes that are set forth in Section 4.5 of the SPAC Disclosure Letter, there are no outstanding or authorized options, warrants, convertible securities or other rights, agreements, arrangements or commitments of any character relating to the capital stock of the SPAC or obligating SPAC to issue or sell any shares of capital stock of, or any other interest in, SPAC. SPAC does not have outstanding or authorized any stock appreciation, phantom stock, profit participation or similar rights. Except as set forth in the SPAC SEC Documents, there are no voting trusts, stockholder agreements, proxies or other agreements or understandings in effect with respect to the voting or transfer of any of the shares of SPAC Common Stock. There are no outstanding contractual obligations of SPAC to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any other Person.

(b) SPAC does not directly or indirectly own, or hold any rights to acquire, any capital stock or any other securities or interests in any other Person.

4.6 Financial Statements.

(a) The financial statements (including the notes and schedules thereto) of SPAC contained in the SPAC SEC Filings (the “SPAC Financial Statements”) are complete, true and correct in all material respects and present fairly the financial condition, operating results, stockholders equity and cash flows of SPAC as of the dates and during the periods indicated. The SPAC Financial Statements have been prepared in accordance with GAAP and Regulation S-X, applied on a consistent basis throughout the periods indicated (except that they are subject to normal and recurring year-end adjustments and as may be indicated in the notes thereto or, in the case of unaudited financial statements, as permitted by Form 10-Q of the SEC). The books of account, ledgers, order books, records and other financial documents of SPAC accurately and completely reflect all material information relating to SPAC’s business, the nature, acquisition, maintenance, location and collection of its assets and the nature of all transactions giving rise to its obligations and accounts receivable. SPAC has no material off-balance sheet arrangements that are not disclosed in the SPAC SEC Filings.

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(b) SPAC has in place disclosure controls and procedures that are designed to reasonably ensure that material information relating to SPAC (including any fraud that involves management or other employees who have a significant role in the internal controls of the SPAC) is made known to the management of SPAC by others within SPAC and are effective in recording, processing, summarizing and reporting financial data. SPAC maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(c) Since the formation of SPAC, neither SPAC nor, to the Knowledge of SPAC, any Representative of SPAC has received or otherwise had or obtained knowledge of any written complaint, allegation, assertion or claim, regarding the accounting or auditing practices, procedures, methodologies or methods of SPAC or Merger Sub with respect to the SPAC Financial Statements or the internal accounting controls of SPAC or Merger Sub, including any written complaint, allegation, assertion or claim that SPAC or Merger Sub has engaged in questionable accounting or auditing practices. Since the formation of SPAC, no attorney representing SPAC, whether or not employed by SPAC, has reported evidence of a violation of securities Laws, breach of fiduciary duty or similar violation by SPAC or any of its Representatives to the SPAC Board or any committee thereof or to any director or officer of SPAC.

(d) SPAC has no liability or obligation absolute or contingent, individually or in the aggregate, liquidated or unliquidated, asserted or unasserted or otherwise, that would be required to be set forth on a consolidated balance sheet of SPAC prepared in accordance with GAAP applied and in accordance with past practice, other than (i) obligations and liabilities that have not had and would not reasonably be expected to have, individually or in the aggregate, a SPAC Material Adverse Effect, (ii) obligations and liabilities under Contracts incurred in the Ordinary Course (other than due to a breach under any such Contracts, or any act or omission that with the giving of notice, the lapse of time or otherwise, would constitute a breach thereunder), (iii) SPAC Transaction Expenses, (iv) obligations incurred by SPAC’s execution of this Agreement (other than due to a breach hereunder, or any act or omission that with the giving of notice, the lapse of time or otherwise, would constitute a breach hereunder), and (v) obligations and liabilities reflected, or reserved against, in the SPAC Financial Statements or as set forth in Section 4.6(d) of the SPAC Disclosure Letter.

4.7 Absence of Changes. Since the date of the most recent SPAC Financial Statements, (a) there has not been, individually or in the aggregate, any SPAC Material Adverse Effect and (b) SPAC has conducted its business in all material respects in the Ordinary Course (other than with respect to the evaluation of and negotiations in connection with this Agreement and the Transactions contemplated hereby).

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4.8 Litigation. As of the date of this Agreement (a) there are no Actions or any basis therefore pending or, to SPAC’s Knowledge, currently threatened against SPAC, any of its officers or directors or any of its securities or any of its assets or properties before any Governmental Authority that (i) question the validity of this Agreement or any Ancillary Agreement, or the right of SPAC to enter into this Agreement or any Ancillary Agreement, or the right of SPAC to perform its obligations contemplated by this Agreement or any Ancillary Agreement, or (ii) if determined adversely to SPAC, would reasonably be expected to have, individually or in the aggregate, a SPAC Material Adverse Effect; (b) SPAC is not a party or subject to the provisions of any Governmental Order; and (c) there is no Action initiated by SPAC currently pending or which SPAC currently intends to initiate, except, in the case of each of clauses (a)(i), (b) and (c), as has not had, and would not reasonably be expected to have, individually or in the aggregate, a SPAC Material Adverse Effect.

4.9 Brokers or Finders; Transaction Expenses. Except as set forth in Section 4.9 of the SPAC Disclosure Letter, SPAC has not incurred, or will incur, directly or indirectly, as a result of any action taken by SPAC, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with this Agreement or any of the other Transactions.

4.10 Tax.

(a) (i) All income and other material Tax Returns required to be filed by SPAC or on behalf of SPAC have been filed (taking into account any extensions of time within which to file), (ii) all such Tax Returns (taking into account all amendments thereto) are true, correct and complete in all material respects and (iii) all income and other Taxes due and payable (whether or not shown as due on such Tax Returns) have been fully and timely paid, except in the case of each of (i) and (iii), with respect to Taxes for which adequate reserves have been established.

(b) SPAC has complied in all material respects with all applicable Tax Laws with respect to the withholding of Taxes (including reporting and recordkeeping requirements related thereto) and has duly and timely withheld and paid over to the appropriate Tax Governmental Authority all material amounts required to be so withheld and paid over.

(c) SPAC does not have any material liability for Taxes of any Person (other than SPAC) (i) under any Tax indemnity, Tax sharing or Tax allocation agreement or any other contractual obligation (excluding for this purpose, agreements entered into in the Ordinary Course the primary purpose of which is not related to Taxes, such as leases, licenses or credit agreements), (ii) arising from the application of Treasury Regulation Section 1.1502-6 or any analogous provision of state, local or non-U.S. Law, or (iii) as a transferee or successor, by Contract (but excluding any Contract the primary purpose of which does not relate to Taxes) or by operation of Law (other than Taxes of SPAC).

(d) No Liens for Taxes have been filed against SPAC, except for Permitted Liens.

(e) No Tax Return related to income or other material Taxes of SPAC is under audit or examination by any Tax Governmental Authority, and there are no audits, claims, assessments, levies, administrative or judicial proceedings pending or threatened in writing against, or regarding, any income or other material Taxes of SPAC, and no Tax Governmental Authority has proposed, assessed or asserted in writing any material deficiency with respect to Taxes against SPAC with respect to any Tax period for which the period of assessment or collection remains open.

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(f) No jurisdiction in which SPAC does not currently file Tax Returns has claimed in writing that SPAC is, or may be, subject to taxation by that jurisdiction or required to file such Tax Returns. SPAC has not commenced a voluntary disclosure proceeding in any jurisdiction that has not been fully resolved or settled.

(g) No written waiver of or agreement to extend any statute of limitations relating to Taxes for which SPAC is liable and that remains in effect has been granted or requested.

(h) The unpaid Taxes of SPAC (i) do not, as of the most recent SPAC Financial Statements, exceed the reserve for Tax-related liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the most recent SPAC Financial Statements (rather than in any notes thereto) and (ii) do not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of SPAC in filing its Tax Returns.

(i) SPAC is not, nor has it ever been, a member of an “affiliated group” as defined in Section 1504(a) of the Code or any affiliated, combined, unitary, consolidated or similar group under state, local or foreign Tax Law (other than a group the common parent of which was or is SPAC).

(j) SPAC has not constituted either a “distributing corporation” or a “controlled corporation” (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code.

(k) SPAC is in material compliance with all applicable transfer pricing laws and regulations, including the execution and maintenance of contemporaneous documentation substantiating the transfer pricing practices and methodology among SPAC. The prices for any property or services (or for the use of any property) provided by or to SPAC is arm’s-length prices for purposes of all applicable transfer pricing laws, including Section 482 of the Code (or any corresponding provisions of state, local or non-U.S. Tax law).

(l) Not including any action taken or agreed to be taken pursuant to this Agreement, SPAC has not taken or agreed to take any action that would reasonably be expected to prevent the Transactions from qualifying for the Intended Tax Treatment. SPAC does not have any Knowledge of any fact or circumstance that would reasonably be expected to prevent the Transactions from qualifying for the Intended Tax Treatment.

(m) Except as set forth in Section 4.10(m) of the SPAC Disclosure Letter, SPAC has not made any distributions or redemptions with respect to its stock since its formation and SPAC has no plan or intention to make a distribution or to redeem any of its stock except for certain redemptions occurring in connection with the Transactions.

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(n) SPAC is not a “United States real property holding corporation” within the meaning of Section 897(c)(2) of the Code at any time during the five-year period ending on the Closing Date.

(o) SPAC is not required to include in income any amounts determined pursuant to Section 965 of the Code or to make any deferred payments with respect to Section 965(h) of the Code.

4.11 Takeover Statutes and Charter Provisions. SPAC Board has taken all action necessary so that the restrictions on a “business combination” (as such term is used in Section 203 of the DGCL) contained in Section 203 of the DGCL or any similar restrictions under any foreign Laws will be inapplicable to this Agreement and the Transactions. As of the date of this Agreement, no “fair price,” “moratorium,” “control share acquisition” or other antitakeover Law or similar domestic or foreign Law applies with respect to SPAC in connection with this Agreement or the Transactions. As of the date of this Agreement, there is no stockholder rights plan, “poison pill” or similar antitakeover agreement or plan in effect to which SPAC is subject, party or otherwise bound.

4.12 Proxy/Registration Statement. The information supplied by SPAC for inclusion or incorporation by reference in the Proxy/Registration Statement, or any current report of SPAC on Form 8-K or any current report of Holdco on Form 6-K shall not, (i) in the case of the Proxy/Registration Statement, on the effective date of the Proxy/Registration Statement, (ii) in the case of the Proxy/Registration Statement or any current report of SPAC on Form 8-K or any current report of Holdco on Form 6-K, when filed, made available, mailed or distributed, as the case may be, and (iii) in the case of the Proxy/Registration Statement, at the time of the SPAC Stockholder Meeting and the SPAC Merger Effective Time, contain any untrue statement of a material fact or fail to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. All documents that SPAC is responsible for filing with the SEC in connection with the Transactions will comply as to form and substance in all material respects with the applicable requirements of the Securities Act and the Exchange Act. Notwithstanding the foregoing, SPAC makes no representation, warranty or covenant with respect to any information supplied by or on behalf of the Company, its Affiliates, the Acquisition Entities or any Company Shareholder.

4.13 SEC Filings. SPAC has filed or furnished, and will file all statements, prospectuses, registration statements, forms, reports and documents required to be filed with or furnished by it to the SEC, pursuant to the Exchange Act or the Securities Act (collectively, as they have been amended since the time of their filing through the date of this Agreement, the “SPAC SEC Filings”). Each of the SPAC SEC Filings, as of the respective date of its filing, and as of the date of any amendment, complied in all material respects with the requirements of the Securities Act, the Exchange Act and/or the Sarbanes-Oxley Act, and the rules and regulations thereunder, applicable to the SPAC SEC Filings. As of the respective date of its filing (or if amended or superseded by a filing prior to the date of this Agreement or the Closing Date, then on the date of such filing), the SPAC SEC Filings did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. As of the date of this Agreement, there are no outstanding or unresolved comments in comment letters received from the SEC with respect to the SPAC SEC Filings. To the Knowledge of SPAC, none of the SPAC SEC Filings filed on or prior to the date of this Agreement is subject to ongoing SEC review or investigation as of the date of this Agreement.

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4.14 Trust Account. As of the date of this Agreement, SPAC has at least $69 million in the Trust Account, such monies invested in United States government securities or money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act pursuant to the Investment Management Trust Agreement, dated as of November 12, 2021, between SPAC and Continental Stock Transfer & Trust Company, as trustee (the “Trustee,” and such Investment Management Trust Agreement, the “Trust Agreement”). There are no separate Contracts or Side Letters that would cause the description of the Trust Agreement in the SPAC SEC Filings to be inaccurate in any material respect or that would entitle any Person (other than (i) SPAC Stockholders holding SPAC Common Stock (prior to the SPAC Merger Effective Time) sold in SPAC’s initial public offering (the “IPO”) who shall have elected to redeem their shares of SPAC Common Stock (prior to the SPAC Merger Effective Time) pursuant to the SPAC Governing Documents, (ii) the Sponsor if the Sponsor chooses to get paid in cash for any part of the outstanding amount due under loans made by the Sponsor or any of its Affiliates to SPAC, pursuant to Section 2.5(d) of this Agreement and (iii) as contemplated by the following sentence) to any portion of the proceeds in the Trust Account. Prior to the Closing, none of the funds held in the Trust Account may be released other than to pay Taxes and payments with respect to all SPAC Share Redemptions. There are no Actions pending or, to the Knowledge of SPAC, threatened with respect to the Trust Account. SPAC has performed all material obligations required to be performed by it to date under, and is not in default, breach or delinquent in performance or any other respect (claimed or actual) in connection with, the Trust Agreement, and no event has occurred which, with due notice or lapse of time or both, would constitute such a default or breach thereunder. As of the Closing, the obligations of SPAC to dissolve or liquidate pursuant to the SPAC Governing Documents shall terminate, and as of the Closing, SPAC shall have no obligation whatsoever pursuant to the SPAC Governing Documents to dissolve and liquidate the assets of SPAC by reason of the consummation of the Transactions. To SPAC’s Knowledge, as of the date of this Agreement, following the Closing, no SPAC Stockholder shall be entitled to receive any amount from the Trust Account except to the extent such SPAC Stockholder is exercising a SPAC Share Redemption (or a redemption right in connection with an amendment of SPAC’s Governing Documents to extend SPAC’s deadline to consummate the Business Combination), and excluding claims that a SPAC Stockholder may make against SPAC assets, properties or funds that are not held in the Trust Account or have been distributed therefrom (other than to other Public Stockholders exercising redemption rights). The Trust Agreement is in full force and effect and is a legal, valid and binding obligation of SPAC and the Trustee, enforceable in accordance with its terms. The Trust Agreement has not been terminated, rescinded, amended or modified in any respect.

4.15 Investment Company Act; JOBS Act. SPAC is not an “investment company” or a Person directly or indirectly “controlled” by or acting on behalf of an “investment company,” in each case within the meaning of the Investment Company Act. SPAC constitutes an “emerging growth company” within the meaning of the JOBS Act.

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4.16 Business Activities.

(a) Since its incorporation, SPAC has not conducted any business activities other than activities related to the IPO or directed toward the accomplishment of a Business Combination. Except as set forth in the SPAC Governing Documents or as otherwise contemplated by this Agreement or the Ancillary Agreements and the Transactions, there is no Contract to which SPAC is a party or Governmental Order binding upon SPAC which has or would reasonably be expected to have the effect of prohibiting or impairing in any material respect any business practice of SPAC or any acquisition of property by SPAC or the conduct of business by SPAC as currently conducted or as contemplated to be conducted as of the Closing. SPAC has not entered into any material Contract except for those filed in the SEC Filings or listed in Section 4.16(a) of the SPAC Disclosure Letter.

(b) SPAC does not own or have a right to acquire, directly or indirectly, any interest or investment (whether equity or debt) in any corporation, partnership, joint venture, business, trust or other entity.

(c) Other than any former officers or as described in the SPAC SEC Filings, SPAC has never had any employees. Other than reimbursement of any out-of-pocket expenses incurred by SPAC’s officers and directors in connection with activities on SPAC’s behalf, SPAC has no unsatisfied liability with respect to any employee. SPAC does not currently maintain or have any liability under any employment or employee benefit plan, program or arrangement, and neither the execution and delivery of this Agreement or any of the Ancillary Agreements nor the consummation of the Transactions will (i) result in any payment (including severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any current or former director, officer or employee of SPAC, or (ii) result in the acceleration of the time of payment or vesting of any such benefits. The Transactions shall not be the direct or indirect cause of any amount paid or payable by SPAC being classified as an “excess parachute payment” under Section 280G of the Code.

4.17 Nasdaq Quotation. As of the date of this Agreement, SPAC Common Stock, SPAC Rights and SPAC Units are each registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on the Nasdaq under the symbols “MCAG,” “MCAGR” and “MCAGU” respectively. SPAC is in compliance with the rules of the Nasdaq and there is no Action pending or, to the Knowledge of SPAC, threatened against SPAC by Nasdaq or the SEC with respect to any intention by such entity to deregister the SPAC Common Stock, SPAC Rights or SPAC Units or terminate the listing of SPAC Common Stock, SPAC Rights and SPAC Units on Nasdaq. SPAC has not taken any action in an attempt to terminate the registration of SPAC Common Stock, SPAC Rights or SPAC Units under the Exchange Act except as contemplated by this Agreement.

4.18 Board Approval. The SPAC Board (including any required committee or subgroup of such board) has, as of the date of this Agreement, (a) declared the advisability of the Transactions contemplated by this Agreement, (b) determined that the Transactions contemplated hereby are in the best interests of the SPAC Stockholders, (c) determined that the Transactions contemplated hereby constitutes a Business Combination and (d) subject to the receipt of the Regulatory Approvals, recommended that the SPAC Stockholders approve the Transaction Proposal and this Agreement.

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4.19 [Reserved].

4.20 Anti-Money Laundering. The operations of SPAC are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Anti-Money Laundering Laws, to the extent applicable to SPAC, and, no Action by or before any Governmental Authority involving SPAC with respect to Anti-Money Laundering Laws is pending or, to the Knowledge of SPAC, threatened.

4.21 OFAC. Neither SPAC nor any director or officer of SPAC (nor, to the Knowledge of SPAC, any agent, employee, affiliate, or Person acting on behalf of SPAC) is currently identified on the specially designated nationals or other blocked person list or otherwise currently subject to any U.S. sanctions administered by the OFAC; and SPAC has not, directly or indirectly, used any funds, or loaned, contributed or otherwise made available such funds to any subsidiary, joint venture partner or other Person, in connection with any sales or operations in the Balkans, Belarus, Burma, Cote D’Ivoire (Ivory Coast), Cuba, the Democratic Republic of the Congo, Iran, Iraq, Liberia, North Korea, Sudan, Syria, and Zimbabwe or any other country sanctioned by OFAC or for the purpose of financing the activities of any Person currently subject to, or otherwise in violation of, any U.S. sanctions administered by OFAC in the previous fiscal years.

4.22 Sanctions. None of SPAC nor any of its respective Affiliates, directors, officers, employees or, to the Knowledge of SPAC, agents, is a Person that is, or is owned or controlled by, a Person that is (i) the subject of any Sanctions; nor (ii) located, organized, incorporated or resident in a country or territory that is the subject of comprehensive Sanctions (including the Crimea region of Ukraine, Cuba, Iran, North Korea, and Syria). To SPAC’s Knowledge, SPAC has not engaged in, or is now engaged in, any dealings or transactions with any Person, or in any country or territory, that at the time of such dealing or transaction is or was, or whose government is or was, the subject of Sanctions.

4.23 Export Controls. SPAC, and to SPAC’s Knowledge, its Representatives in their capacity as such, have been in compliance with, in all material respects, all applicable Export Laws, and SPAC has not (A) received written notice of, any actual, alleged or potential violation of any Export Law or (B) been a party to or the subject of any pending (or to the Knowledge of the SPAC, threatened) Action by or before any Governmental Authority (including receipt of any subpoena) related to any actual, alleged or potential violation of any Export Law.

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4.24 No Additional Representations or Warranties. Except as provided in Article IV or in the case of intentional fraud, neither SPAC nor any of its Affiliates, nor any of its equityholders, partners, members or Representatives has made, or is making, any representation or warranty whatsoever to the Company, its Subsidiaries or holders of Company Ordinary Shares, and except as provided in Article IV or in the case of intentional fraud, SPAC hereby expressly disclaims and negates, to the fullest extent permitted by applicable Law, any other representation or warranty whatsoever (whether at Law or in equity), and any statement, information, opinion, projection or advice made, communicated or furnished (orally or in writing) to any of the AUM Companies or its or their respective Representatives, with respect to SPAC or any of its Affiliates, their respective equityholders, partners, members or Representatives, and any matter relating to any of them, including their affairs, the condition, value or quality of the assets, liabilities, financial condition or results of operations, or with respect to the accuracy or completeness of any other information provided or made available to the Company, its affiliates or any of their respective Representatives by, or on behalf of, SPAC or any of its Affiliates, whether orally or in writing, in any confidential information memoranda, any actual or virtual “datarooms,” management presentations, due diligence discussions or in any other form in contemplation of the Transactions, and except as provided in Article IV or in the case of intentional fraud, no such party shall be liable in respect of the accuracy or completeness of any information provided to the Company, its Subsidiaries or Company Shareholders or their respective Affiliates. Without limiting the generality of the foregoing, except as provided in Article IV, or in the case of intentional fraud, neither SPAC nor any other Person on behalf of SPAC has made or makes, any representation or warranty, whether express or implied, with respect to any projections, forecasts, estimates or budgets made available to the Company, its affiliates or any of their respective Representatives of future revenues, future results of operations (or any component thereof), future cash flows or future financial condition (or any component thereof) of SPAC (including the reasonableness of the assumptions underlying any of the foregoing), or the probable success or profitability of Holdco or the AUM Companies, whether or not included in any management presentation or in any other information made available to the Company, its Affiliates or any of their respective Representatives or any other person, and that, except as provided in Article IV or in the case of intentional fraud, any such representations or warranties are expressly disclaimed. The Company acknowledges that the Company and its Representatives have been provided with full and complete access to the Representatives, books and records of SPAC and other information that they have requested in connection with their investigation of SPAC and the Transactions. Except as provided in Article IV, or in the case of intentional fraud, the Company is not relying on any representation or warranty, oral or written, express or implied, whatsoever as to the condition, merchantability, suitability or fitness for a particular purpose or trade as to any of the assets of SPAC, the prospects (financial or otherwise) or the viability or likelihood of success of the business of SPAC as conducted after the Closing, as contained in any materials provided by SPAC or any of its Affiliates or any of their respective stockholders, partners, members or Representatives or otherwise.

ARTICLE V
REPRESENTATIONS AND WARRANTIES OF THE ACQUISITION ENTITIES

Holdco, Amalgamation Sub and Merger Sub, when joined as parties to this Agreement, hereby jointly and severally represent and warrant to SPAC, the following:

5.1 Organization, Good Standing, Corporate Power and Qualification. Each Acquisition Entity is a company duly incorporated, validly existing and in good standing under the Laws of the Cayman Islands or the DGCL, as applicable. Each Acquisition Entity has the requisite corporate power and authority to own and operate its properties and assets and to carry on its business as presently conducted, to execute and deliver this Agreement and the Ancillary Agreements to which it is or will be a party, and to perform its obligations pursuant hereto, thereto and to its Governing Documents. The respective Governing Documents of Holdco, Amalgamation Sub and Merger Sub are in full force and effect.

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5.2 Capitalization and Voting Rights.

(a) Capitalization. Upon incorporation, the authorized share capital of Holdco shall be US$50,000 consisting of 500,000,000 Holdco Ordinary Shares, of which one (1) Holdco Ordinary Share (the “Holdco Share”) will be issued and outstanding at such time. Upon formation, the Amalgamation Sub will have an issued and paid-up share capital of SGD$ 1.00 comprising (1) ordinary share (the “Amalgamation Sub Share”). Upon formation, the authorized share capital of Merger Sub shall consist of 1,000 shares of common stock, par value US$0.01 per share, of which one (1) share of common stock (the “Merger Sub Share”) shall be issued and outstanding as of such date. The Holdco Share, the Amalgamation Sub Share and the Merger Sub Share, and any Holdco Ordinary Shares and shares of Amalgamation Sub and Merger Sub that will be issued pursuant to the Transactions, (i) have been, or will be prior to such issuance, duly authorized and have been, or will be at the time of issuance, validly issued and are fully paid and non-assessable (or equivalent status, to the extent that such concept exists), (ii) were, or will be, issued, in compliance in all material respects with applicable Law and their respective Governing Documents, and (iii) were not, and will not be, issued in breach or violation of any preemptive rights or Contract.

(b) Except as set forth in Section 5.2(a), including any Holdco Ordinary Shares and shares of Amalgamation Sub and Merger Sub that will be issued pursuant to the Transactions, there are no outstanding options, warrants or other equity appreciation, phantom equity, profit participation or similar rights for the purchase or acquisition from any Acquisition Entity of any shares or shares of capital stock of any Acquisition Entity, or any other Contracts to which any Acquisition Entity is a party or by which any Acquisition Entity is bound obligating SPAC to issue or sell any shares or shares of capital stock of, other equity securities in, or debt securities of any Acquisition Entity.

(c) Holdco does not own or control, directly or indirectly, any interest in any corporation, partnership, limited liability company, association or other business entity, other than, as of the date of this Agreement, Amalgamation Sub and Merger Sub and, as of the Closing Date, SPAC and the Surviving Corporation. Neither Amalgamation Sub nor Merger Sub owns or controls, directly or indirectly, any interest in any company, corporation, partnership, limited liability company, association or other business entity.

5.3 Due Authorization. All corporate actions on the part of each Acquisition Entity necessary for the authorization, execution and delivery of this Agreement and the other Ancillary Agreements to which it is or will be a party and the performance of all its obligations thereunder and the consummation of the Transactions contemplated hereby and thereby (including any board or shareholder approval, as applicable) have been duly and validly authorized, approved and taken, subject to the filing of the Amalgamation Documents and the SPAC Merger Certificate. This Agreement and the other Ancillary Agreements to which an Acquisition Entity is or will be a party is, or when executed by the other parties thereto, will be, valid and legally binding obligations of such Acquisition Entity enforceable against it in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other applicable Laws now or hereafter in effect of general application affecting enforcement of creditors’ rights generally, and (b) as limited by applicable Laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

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5.4 Non-Contravention. No Acquisition Entity is in material violation of any term of its respective Governing Documents or any applicable Laws. No Acquisition Entity is in violation of any term or provision of any Governmental Order by which it is bound which has had or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of any Acquisition Entity to enter into this Agreement and the Ancillary Agreements and to consummate the Transactions. The execution and delivery by each Acquisition Entity and the performance by each of Acquisition Entity of its obligations pursuant to this Agreement and the Ancillary Agreements to which it is or will be a party will not result in, by the giving of notice, the lapse of time or otherwise, (a) any violation of, conflict with, require any consent, filing, notice, waiver or approval or constitute a default under, (i) its Governing Documents, (ii) any Contract to which it is a party or by which its assets are bound or (iii) any applicable Law, Permit or Governmental Order, nor (b) the creation of any Lien (other than Permitted Liens) upon any of its properties or assets except, in the case of clauses (a)(ii), (a)(iii) and (b), to the extent that the occurrence of the foregoing has not had, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of any Acquisition Entity to enter into this Agreement and the Ancillary Agreements and to consummate the Transactions.

5.5 Absence of Changes. Since the date of its incorporation (a) there has not been, individually or in the aggregate, a material adverse effect on the ability of any Acquisition Entity to enter into this Agreement and the Ancillary Agreements and to consummate the Transactions and (b) each Acquisition Entity has not conducted any business (other than with respect to the evaluation of and negotiations in connection with this Agreement and the Transactions contemplated hereby).

5.6 Actions. (a) There are no Actions pending or, threatened in writing against any Acquisition Entity; and (b) there is no judgment or award unsatisfied against any Acquisition Entity, nor is there any Governmental Order in effect and binding on any Acquisition Entity or its assets or properties that has, individually or in the aggregate, a material adverse effect on the ability of any Acquisition Entity to enter into this Agreement or the Ancillary Agreements or to consummate the Transactions.

5.7 Brokers or Finders; Transaction Expenses. Except as set forth in Section 5.7 of the Company Disclosure Letter, no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission or expense reimbursement in connection with the Transactions contemplated based upon arrangements made by and on behalf of any Acquisition Entity.

5.8 Proxy/Registration Statement. The information supplied by each Acquisition Entity for inclusion or incorporation by reference in the Proxy/Registration Statement, or any current report of SPAC on Form 8-K or any current report of Holdco on Form 6-K shall not, (i) in the case of the Proxy/Registration Statement, on the effective date of the Proxy/Registration Statement, (ii) in the case of the Proxy/Registration Statement or any current report of SPAC on Form 8-K or any current report of Holdco on Form 6-K, when filed, made available, mailed or distributed, as the case may be, and (iii) in the case of the Proxy/Registration Statement, at the time of the SPAC Stockholder Meeting and the SPAC Merger Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. All documents that an Acquisition Entity is responsible for filing with the SEC in connection with the Transactions will comply as to form and substance in all material respects with the applicable requirements of the Securities Act and the Exchange Act. Notwithstanding the foregoing, none of the Acquisitions Entities makes any representation, warranty or covenant with respect to any information supplied by or on behalf of SPAC, its Affiliates or any holder of SPAC Common Stock.

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5.9 Investment Company Act. No Acquisition Entity is an “investment company” or a Person directly or indirectly “controlled” by or acting on behalf of an “investment company,” in each case within the meaning of the Investment Company Act.

5.10 Business Activities. Each Acquisition Entity was formed or incorporated solely for the purpose of effecting the Transactions and has not engaged in any business activities or conducted any operations other than in connection with the Transactions and has no, and at all times prior to the Closing except as expressly contemplated by Agreement or the Ancillary Agreements and the Transactions, will have no, assets, liabilities or obligations of any kind or nature whatsoever other than those incident to its formation or incorporation.

5.11 Intended Tax Treatment. None of the Acquisition Entities has taken, or agreed to take, any action not contemplated by this Agreement and/or any Ancillary Agreements that could reasonably be expected to prevent the Transactions from qualifying for the Intended Tax Treatment. Holdco has no current plan or intention to liquidate SPAC or the Surviving Corporation (or to cause SPAC or the Surviving Corporation to liquidate for U.S. federal income tax purposes) following the Transactions.

5.12 Foreign Private Issuer. Holdco is and shall be at all times commencing from the date 30 days prior to the first filing of the Proxy/Registration Statement with the SEC through the Closing, a foreign private issuer as defined in Rule 405 under the Securities Act.

ARTICLE VI
COVENANTS OF THE COMPANY AND THE ACQUISITION ENTITIES

6.1 Holdco Nasdaq Listing. From the date of this Agreement through the Closing, Holdco shall apply for, and shall use reasonable best efforts to cause, the Holdco Ordinary Shares to be issued in connection with the Transactions to be approved for listing on Nasdaq, subject to official notice of issuance, prior to the Closing Date.

6.2 Company Conduct of Business. Except (i) as expressly permitted by this Agreement or the Ancillary Agreements, (ii) as required by applicable Law, Governmental Authority, or any Contract to which any of the AUM Companies is a party; (iii) as required by Permitted COVID-19 Measures, (iv) as set forth in Section 6.2 of the Company Disclosure Letter, (v) for the incurrence of Company Transaction Expenses or (vi) as consented to by SPAC in writing (which consent shall not be unreasonably conditioned, withheld, delayed or denied and in any event, such consent shall be deemed given if SPAC has not affirmatively denied consent in writing within five (5) Business Days of receipt of the Company’s written request for consent), from the date of this Agreement through the earlier of the Closing or valid termination of this Agreement pursuant to Article X (the “Interim Period”), the Company shall, and shall cause the other AUM Companies to, and each Acquisition Entity shall, operate its business in the Ordinary Course. Without limiting the generality of the foregoing, except (A) as expressly permitted by this Agreement or the Ancillary Agreements, (B) as required by applicable Law, (C) as set forth in Section 6.2 of the Company Disclosure Letter, (D) for the incurrence of Company Transaction Expenses, or (E) as consented to by SPAC in writing (which consent, except with respect to clauses (i) and (l) below, shall not be unreasonably conditioned, withheld, delayed or denied), the Company shall not, and shall cause the other AUM Companies not to, and each Acquisition Entity shall not:

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(a) change or amend the Governing Documents of any AUM Company or any Acquisition Entity;

(b) make or declare any dividend or distribution to its stockholders or members, as applicable, of any AUM Company or any Acquisition Entity or make any other distributions in respect of any of the AUM Companies’ or any Acquisition Entity’s shares, capital stock or equity interests, except dividends and distributions by a wholly-owned Subsidiary of a AUM Company to such AUM Company or another wholly-owned Subsidiary of such AUM Company;

(c) split, subdivide, combine, reclassify, recapitalize or otherwise amend any terms of any shares or series of the AUM Companies’ or any Acquisition Entity’s shares, capital stock or equity interests, except for any such transaction by a wholly-owned Subsidiary of a AUM Company that remains a wholly-owned Subsidiary of such AUM Company after consummation of such transaction;

(d) purchase, repurchase, redeem or otherwise acquire any issued and outstanding share capital, outstanding shares or shares of capital stock, membership interests or other equity interests of any AUM Company or any Acquisition Entity, except for transactions between a AUM Company and any wholly-owned Subsidiary of such AUM Company;

(e) sell, assign, transfer, convey, lease or otherwise dispose of any material assets or properties of the AUM Companies or any Acquisition Entity, except for (i) dispositions of equipment in the Ordinary Course, (ii) sales of inventory in the Ordinary Course or (iii) transactions solely among the AUM Companies;

(f) acquire any ownership interest in any real property;

(g) acquire by merger or consolidation with, or merge or consolidate with, or purchase substantially all or a material portion of the equity or assets of, any corporation, partnership, association, joint venture or other business organization or division thereof;

(h) (A) make, change or revoke any material election in respect of Taxes, except to comply with IFRS or applicable Law, or settle or compromise any material U.S. federal, state, local or non-U.S. Tax liability, except in the Ordinary Course, or (B) change any annual Tax accounting period, adopt or change any material method of Tax accounting, amend any material Tax Returns or file claims for material Tax refunds, enter into any material closing agreement with respect to any Tax, waive or extend any statute of limitations period in respect of a material amount of Taxes, settle any material Tax claim, audit or assessment, or surrender any right to claim a Tax refund, offset or other reduction in Tax liability;

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(i) take, agree to take, or fail to take, any material action that could reasonably be expected to prevent the Transactions from qualifying for the Intended Tax Treatment;

(j) except with respect to the Post-Signing Investment Amount, (A) issue any additional interests of any Acquisition Entity or AUM Company Interests or securities exercisable for or convertible into AUM Company Interests or interests of any Acquisition Entity; or (B) grant any options, warrants, convertible equity instruments or other equity-based awards that relate to the equity of any AUM Company;

(k) adopt a plan of, or otherwise enter into or effect a, complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization of any AUM Company or any Acquisition Entity, merge or consolidate with any Person or be acquired by any Person, or file for bankruptcy in respect of any AUM Company or any Acquisition Entity;

(l) waive, release, settle, compromise or otherwise resolve any Action, except in the Ordinary Course or where such waivers, releases, settlements or compromises involve only the payment of monetary damages in an amount less than $100,000 in the aggregate;

(m) other than Indebtedness under existing credit or lending facilities in existence on the date hereof, incur, assume or guarantee any Indebtedness except for borrowed money the principal amount of which does not exceed $100,000 in the aggregate;

(n) enter into, renew or amend in any material respect, (i) any transaction or Contract with a Company Shareholder or any of their respective family members or other related Persons that would require disclosure of transactions therewith under Item 404 of Regulation S-K promulgated by the SEC, (ii) any Contract between any AUM Company or any Acquisition Entity and any broker, finder, investment banker or financial advisor with respect to any of the Transactions, or (iii) any Contract that, had such Contract been entered into on or before the date of this Agreement, would have been required to be disclosed pursuant to Section 3.7(a)(i), (iv), (v), (vi) (only with respect to subclauses (B) or (C)), (vii), (viii) or (ix) of the Company Disclosure Letter, except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect;

(o) limit the right of any AUM Company to engage in any line of business or in any geographic area, to develop, market or sell products or services, or to compete with any Person; or

(p) enter into any agreement or otherwise make a binding commitment to do any action prohibited under this Section 6.2.

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During the Interim Period, other than as would not be reasonably expected to, individually or in the aggregate, have a Company Material Adverse Effect, the Company shall, and shall cause its Subsidiaries to, and each Acquisition Entity shall, comply (1) in all material respects with, and continue performing under, as applicable, the Company Governing Documents, such Subsidiary’s Governing Documents, and the Governing Documents of each Acquisition Entity, and all other Material Contracts to which any of the AUM Companies may be a party, and (2) with all applicable Sanctions and Export Law. If, during the Interim Period, the Company or any Acquisition Entity (A) receives written notice of, any actual, alleged or potential violation of any Sanctions or Export Law, (B) becomes a party to or the subject of any pending (or to the Knowledge of the Company, threatened) Action by or before any Governmental Authority (including receipt of any subpoena) related to any actual, alleged or potential violation of any Sanctions or Export Law, or (C) to the Knowledge of the Company, otherwise becomes aware of any actual, alleged, or potential violation of any Sanctions or Export Law, it shall provide written notice to the SPAC within three (3) Business Day of the discovery of the actual, alleged, or potential violation.

6.3 Execution and Filing of Amalgamation Documents.

(i) Prior to the Amalgamation Effective Time, each of the Company and Amalgamation Sub shall take all such actions as are reasonably necessary so that the Amalgamation shall be consummated in accordance with the terms and subject to the conditions set forth in this Agreement. Without limiting the generality of the foregoing:

(1)	as soon as practicable following the execution of this Agreement, the Company and Amalgamation Sub shall begin drafting (or cause its auditors to begin drafting) directors’ declarations, statements of material interests of directors, solvency statements, accompanying auditors’ reports and such other information relating to the Amalgamation as is or may be required under the Singapore Companies Act, in each case with respect to the Amalgamation (the “Other Amalgamation Documents” together with the Amalgamation Proposal, the “Amalgamation Documents”);

(2)	as soon as practicable following the execution of this Agreement, each of the Company and Amalgamation Sub shall contact and engage with its secured creditors (if any) and such other creditors of the Company and/or Amalgamation Sub as may be agreed between SPAC and the Company and use its reasonable best efforts to obtain the written consent of such creditors to the Amalgamation and the Transactions on terms satisfactory to the Company and the SPAC, both acting reasonably;

(3)	as soon as practicable before or following (as applicable) the effectiveness of the Proxy/Registration Statement each of the Company and Amalgamation Sub shall:

a. so far as they are lawfully able, exercise their powers to cause the boards of directors of each of Amalgamation Sub and the Company, respectively, to approve the Amalgamation, resolve that the Amalgamation is in the best interests of the Company and make solvency statements and/or declarations in respect of Amalgamation Sub and/or the Company (as the case may be);

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b. dispatch the Amalgamation Documents to its shareholders in accordance with the Singapore Companies Act;

c. dispatch the notice of Amalgamation Proposal to its secured creditors (if any) in accordance with the Singapore Companies Act and such other creditors of the Company and/or Amalgamation Sub as may be agreed between SPAC and the Company; and

d. cause the notice of Amalgamation Proposal to be published in one daily English-language newspaper of general circulation in Singapore in accordance with the Singapore Companies Act;

(4)	as soon as practicable following receipt of the SPAC Stockholder Approval and the Company Written Consent or Company Ordinary Resolution, each of the Company and Amalgamation Sub shall take all steps reasonably necessary to secure the pre-clearance, if pre-clearance is possible, of the Amalgamation by ACRA;

(5)	if pre-clearance is possible, each of the Company and Amalgamation Sub shall provide to SPAC evidence reasonably satisfactory to SPAC that ACRA has no further comments on the relevant Amalgamation Documents following ACRA’s review, that the Amalgamation Documents may be filed pursuant to Section 215E of the Singapore Companies Act and that promptly following such filing ACRA will confirm the Amalgamation has become effective; provided that, for the purposes of determining satisfaction of the conditions in Article IX as they relate to the performance of the covenants in this Section 6.3(a)(v), the words “in all material respects” in Section 9.3(b) shall be disregarded for purposes of determining whether the covenants set forth in this Section 6.3(a)(v) have been performed; and

(6)	immediately prior to the SPAC Merger Effective Time, the Company shall pay the fee prescribed by ACRA to effect the Amalgamation and lodge with ACRA the prescribed form relating to the Amalgamation, the Amalgamation Proposal, the required directors’ declarations, the required solvency statements, the required declaration of the directors of each of the Company and Amalgamation Sub that the Amalgamation has been approved by the shareholders of the Company and Amalgamation Sub, respectively, the required declarations regarding no prejudice to creditors, and the constitution of the amalgamated entity, in each case relating to the Amalgamation and in accordance with the Singapore Companies Act.

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(ii) The Company and Amalgamation Sub shall, and the Company shall cause each of the Company’s Subsidiaries to, (i) cause the Amalgamation Documents when delivered to shareholders, secured creditors or such other creditors as may be agreed between SPAC and the Company or lodged with ACRA, to comply in all material respects with all Laws applicable thereto (including the Singapore Companies Act) and rules and regulations promulgated by ACRA, (ii) respond as promptly as reasonably practicable to and resolve all comments received from the ACRA concerning the Amalgamation Documents, and (iii) cause the Amalgamation to be declared effective under the Singapore Companies Act.

(iii) Any filing of, or amendment or supplement to, the Amalgamation Documents will be mutually prepared and agreed upon by the Company, SPAC and Amalgamation Sub. Each of the Company and Amalgamation Sub will advise the Company, Holdco and SPAC, promptly after receiving notice thereof, of the time when the Amalgamation has become effective under the Singapore Companies Act or of any request by the ACRA for amendment of the Amalgamation Documents or comments thereon and responses thereto or requests by ACRA for additional information and responses thereto, and shall provide the Company, Holdco and SPAC a reasonable opportunity to provide comments and amendments to any such filing. SPAC, Holdco, Amalgamation Sub and the Company shall cooperate and mutually agree upon (such agreement not to be unreasonably withheld or delayed) any response to comments of ACRA or its staff with respect to the Amalgamation Documents and any amendment to the Amalgamation Documents filed in response thereto.

(iv) Each of SPAC, Holdco, Amalgamation Sub and the Company shall ensure that all of the information supplied by it or on its behalf for inclusion or incorporation by reference in the Amalgamation Documents will, at the time the Amalgamation Documents are (i) sent to shareholders, secured creditors and such other creditors as may be agreed between SPAC and the Company, in each case, of the Company or Amalgamation Sub, as applicable or (ii) lodged with ACRA, be true, accurate and not misleading.

(v) If at any time prior to the Amalgamation Effective Time the Company, Holdco, Amalgamation Sub or SPAC becomes aware that any information relating to the Company, Holdco, Amalgamation Sub, SPAC or any of their respective Subsidiaries, Affiliates, directors or officers set forth in the Amalgamation Documents is required to be amended, so that the Amalgamation Documents would not fail to be true, accurate or not misleading, the party which discovers such information shall promptly notify the other parties and an appropriate amendment or supplement describing and/or correcting such information shall be promptly lodged with ACRA and, to the extent required by the Singapore Companies Act, disseminated to the shareholders and secured creditors of the Company and Amalgamation Sub.

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(vi) If at any time prior to the Amalgamation Effective Time the Company, Holdco, Amalgamation Sub or SPAC becomes aware that any member or creditor of the Company or Amalgamation Sub or any other person to whom the Company or Amalgamation Sub is under an obligation, intends to object or has objected to the Amalgamation Proposal (or the notification of publication thereof) (each, an “Amalgamation Objection”), (i) SPAC, the Company, Holdco and Amalgamation Sub shall discuss in good faith how to address any such Amalgamation Objection and the Company shall, and shall cause its Subsidiaries to, use their respective reasonable efforts to deal with such Amalgamation Objection (whether by paying or discharging obligations to the applicable creditors or otherwise) so that no member or creditor of the Company or Amalgamation Sub, or other person to whom the Company or Amalgamation Sub is under an obligation, is able to delay the Amalgamation or cause the Amalgamation not to be consummated pursuant to the Amalgamation Proposal and (ii) neither the Company nor Amalgamation Sub shall agree to any material settlement or accommodation in respect of any Amalgamation Objection without the prior written consent of SPAC (not to be unreasonably withheld, conditioned or delayed).

6.4 Post-Closing Directors and Officers of Holdco. Subject to the terms of the Holdco Governing Documents, Holdco shall take all such action within its power as may be necessary or appropriate such that immediately following the Closing:

(a) the Holdco Board, shall consist of no less than six (6) directors, of whom (i) one (1) will be designated by SPAC, and (ii) five (5) will be designated by the Company, of which a majority must qualify as an “independent director” under stock exchange regulations applicable to Holdco, and which shall comply with all diversity requirements under applicable Law, each such director to hold office in accordance with the Holdco Governing Documents; and

(b) the officers of the Company holding such positions as set forth in Section 6.4(b) of the Company Disclosure Letter shall be appointed as the officers of Holdco, each such officer to hold office in accordance with the Holdco Governing Documents.

6.5 D&O Indemnification and Insurance.

(a) The parties agree that all rights to exculpation, indemnification and advancement of expenses existing in favor of the current or former directors and officers of SPAC (the “SPAC D&O Indemnified Parties”) as provided in SPAC Governing Documents as in effect on the date of this Agreement, or under any indemnification, employment or other similar agreements between any SPAC D&O Indemnified Parties and SPAC in effect on the date hereof and disclosed in Section 6.5(a) of SPAC Disclosure Letter, shall survive the Closing and continue in full force and effect in accordance with its terms to the extent permitted by applicable Law. For a period of six (6) years after the SPAC Merger Effective Time, Holdco shall cause the Governing Documents of Holdco and the Company to contain provisions no less favorable with respect to exculpation and indemnification of and advancement of expenses to SPAC D&O Indemnified Parties than are set forth as of the date of this Agreement in the Governing Documents of SPAC to the extent permitted by applicable Law. The provisions of this Section 6.4 shall survive the Closing and are intended to be for the benefit of, and shall be enforceable by, each of the SPAC D&O Indemnified Parties and their respective heirs and representatives.

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(b) The Company shall, or shall cause Holdco to, obtain and fully pay the premium for a “tail” insurance policy (the “D&O Tail Insurance”) that provides coverage for up to a six-year period from the Closing Date, for the benefit of the directors and officers of Holdco, the Surviving Corporation and SPAC (the “D&O Indemnified Parties”) that is substantially equivalent to and in any event not less favorable in the aggregate than SPAC’s existing policy or, if substantially equivalent insurance coverage is unavailable, the best available coverage; provided that in no event shall the Company or Holdco be required to expend for such policies pursuant to this Section 6.5(b) an annual premium amount in excess of 250% of the amount per annum SPAC paid in its last full fiscal year, which amount is set forth in Section 6.5(b) of the SPAC Disclosure Letter. Holdco shall cause such D&O Tail Insurance to be maintained in full force and effect, for its full term, and cause the other parties to honor all obligations thereunder.

6.6 No Trading in SPAC Stock. The Company acknowledges and agrees that it and each other AUM Company is aware of the restrictions imposed by U.S. federal securities Laws and the rules and regulations of the SEC and Nasdaq promulgated thereunder or otherwise and other applicable Laws on a Person possessing material nonpublic information about a publicly traded company. The Company hereby agrees that, while it is in possession of such material nonpublic information, it shall not purchase or sell any securities of SPAC (except with the prior written consent of SPAC), take any other action with respect to SPAC in violation of such Laws, or cause or encourage any third party to do any of the foregoing.

6.7 Anti-Takeover Matters. The Company shall not adopt any shareholder rights plan, “poison pill” or similar anti-takeover instrument or plan in effect to which any AUM Company would be or become subject, party or otherwise bound.

6.8 Financials. The Company shall provide to SPAC as promptly as practicable after the date of this Agreement (and in any event on or prior to October 31, 2022) the Company’s audited financial statements for the twelve month periods ended March 31, 2022 and March 31, 2021, consisting of the audited consolidated balance sheets as of such date, the audited consolidated income statements for the twelve month period ended on such date, and the audited consolidated cash flow statements for the twelve month period ended on such date prepared under IFRS in accordance with requirements of the PCAOB (the “Updated Financials”). Subsequent to the delivery of the Updated Financials, the Company’s consolidated interim financial statements for each 6-month period thereafter shall be delivered to SPAC no later than thirty (30) calendar days following the end of each 6-month period and consolidated interim monthly information for each month thereafter shall be delivered to SPAC no later than twenty (20) days following the end of each month prepared under IFRS in accordance with requirements of the PCAOB (the “Required Financial Statements”). The Required Financial Statements shall be accompanied by a certificate of the Chief Executive Officer of the Company to the effect that all such financial statements fairly present the financial position and results of operations of the Company as of the date or for the periods indicated, in accordance with IFRS, except as otherwise indicated in such statements and subject to year-end audit adjustments. The Company will promptly provide additional Company financial information (including information required to prepare a Management Discussion and Analysis and management accounts required to complete any pro-forma information) reasonably requested by SPAC for inclusion in the Proxy/Registration Statement and any other filings to be made by SPAC with the SEC.

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6.9 Financing. Subject to the approval by SPAC (which shall not be unreasonably conditioned, withheld, delayed or denied), the Company should use commercially reasonable efforts to raise debt or equity financing by (the “Financing”). SPAC shall use commercially reasonable efforts to take, or cause to be taken, and do, or cause to be done, all actions to assist the Company and Holdco in their efforts to consummate the transactions contemplated by the Financing on the terms and conditions agreed to among the parties; provided, however, that neither Holdco nor the Company shall be required to dispose of any assets or incur any expenses or make any other payments in connection therewith other than the incurrence of the Company’s ordinary course legal fees in connection with such matters.

6.10 Shareholder Support Agreement. In the event any Key Company Shareholder fails to comply in any material respect with his, her or its obligations under the Shareholder Support Agreement in a timely manner, the Company will utilize the proxy granted to it under Section 5.1 of the Shareholder Support Agreement by such Key Company Shareholder to act for such Key Company Shareholder in accordance with the terms and conditions of the Shareholder Support Agreement, the Singapore Companies Act and other applicable Law; provided that no such action by the Company will be necessary if the failed action by such Key Company Shareholder is not necessary for any vote or written consent to be approved by a required percentage of shareholders.

6.11 Formation of Acquisition Entities. Within forty-five (45) days of the date hereof, the Company shall cause the formation of each Acquisition Entity. Upon formation each Acquisition Entity shall sign a joinder agreement in form and substance reasonably agreed by the parties, agreeing to be bound by this Agreement as if parties hereto on the date hereof.

ARTICLE VII
COVENANTS OF SPAC

7.1 Trust Account Payments. Upon satisfaction or waiver of the conditions set forth in Article IX and provision of notice thereof to the Trustee (which notice SPAC shall provide to the Trustee in accordance with the terms of the Trust Agreement), (i) in accordance with and pursuant to the Trust Agreement, at the Closing, SPAC (a) shall cause any documents, opinions and notices required to be delivered to the Trustee pursuant to the Trust Agreement to be so delivered and (b) shall use its reasonable best efforts to cause the Trustee to, and the Trustee shall thereupon be obligated to (1) pay as and when due all amounts payable to SPAC Stockholders pursuant to the SPAC Share Redemptions, and (2) immediately thereafter, disburse all remaining amounts then available in the Trust Account as directed by SPAC, subject to this Agreement and mutual agreement by the Company and SPAC, and the Trust Agreement and (ii) thereafter, the Trust Account shall terminate, except as otherwise provided therein.

7.2 SPAC Nasdaq Listing. From the date of this Agreement until the Closing, SPAC shall use reasonable best efforts to ensure that the SPAC Common Stock, SPAC Rights and SPAC Units remain listed on Nasdaq.

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7.3 SPAC Conduct of Business.

(a) Except (i) as expressly permitted by this Agreement or the Ancillary Agreements, (ii) as required by applicable Law, Governmental Authority, or any Contract to which SPAC is a party, (iii) as required by Permitted COVID-19 Measures, (iv) as set forth in Section 7.3(a) of the SPAC Disclosure Letter, (v) for the incurrence of SPAC Transaction Expenses or (vi) as consented to by the Company in writing (which consent shall not be unreasonably withheld, conditioned or delayed), during the Interim Period, SPAC shall operate its business in the Ordinary Course and shall not:

(i) (A) change, modify or amend the Trust Agreement or the SPAC Governing Documents, or seek any approval from the SPAC Stockholders to do take any such action, except as contemplated by the Transaction Proposals or (B) change, modify or amend its Governing Documents;

(ii) change, modify or amend the SPAC Rights Agreement (as defined in the SPAC Rights Agreement);

(iii) (x) make or declare any dividend or distribution to the SPAC Stockholders or make any other distributions in respect of its capital stock, share capital or equity interests, (y) split, combine, reclassify or otherwise amend any terms of any shares or series of its capital stock or equity interests or (z) purchase, repurchase, redeem or otherwise acquire any issued and outstanding share capital, outstanding shares of capital stock, share capital or membership interests, warrants or other equity interests, other than a redemption of SPAC Common Stock (prior to the SPAC Merger Effective Time) made as part of the SPAC Share Redemptions;

(iv) merge, consolidate or amalgamate with or into, or acquire (by purchasing a substantial portion of the assets of or equity in, or by any other manner) any other Person or business, or be acquired by any other Person;

(v) (A) make, change or revoke any material election in respect of Taxes, except to comply with GAAP or applicable Law, or settle or compromise any material U.S. federal, state, local or non-U.S. Tax liability, except in the Ordinary Course, or (B) change any annual Tax accounting period, adopt or change any method of Tax accounting, amend any Tax Returns or file claims for Tax refunds, enter into any closing agreement, waive or extend any statute of limitations period in respect of an amount of Taxes, settle any Tax claim, audit or assessment, or surrender any right to claim a Tax refund, offset or other reduction in Tax liability;

(vi) take, agree to take, or fail to take, any action that could reasonably be expected to prevent the Transactions from qualifying for the Intended Tax Treatment;

(vii) enter into, renew or amend in any material respect, any transaction or Contract (A) with an Affiliate of SPAC, other than any transaction or Contract pursuant to which Sponsor or any of its Affiliates provides debt financing to SPAC as identified on the SPAC Financing Certificate or with the Company’s prior consent, which consent shall not be unreasonably withheld, (B) with any SPAC Stockholder except as permitted or contemplated by this Agreement, or (C) with any Person in which any Sponsor has a direct or indirect legal, contractual or beneficial ownership interest of 5% or greater;

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(viii) incur or assume any Indebtedness or guarantee any Indebtedness of another Person, issue or sell or guaranty any debt securities or warrants or other rights to acquire any debt securities or guaranty any debt securities of another Person, other than any (a) Indebtedness for borrowed money or guarantee expressly contemplated by this Agreement or (b) debt financing provided by Sponsor or any of its Affiliates to SPAC as identified on the SPAC Financing Certificate;

(ix) (A) make any material change in its accounting principles, policies, procedures or methods unless required by an amendment in GAAP made subsequent to the date hereof, as agreed to by its independent accountants, or (B) engage in any conduct in a new line of business or engage in any material commercial activities (other than to consummate the Transactions contemplated by this Agreement);

(x) (A) issue, sell, pledge, dispose of, grant or encumber, or authorize the issuance, sale, pledge, disposition, grant or encumbrance of, any SPAC Common Stock securities or rights exercisable for or convertible into SPAC Common Stock, or (B) grant any options, warrants or other equity-based awards with respect to SPAC Common Stock not outstanding on the date of this Agreement and disclosed in documents filed publicly with the SEC;

(xi) waive, release, compromise, settle or agree to waive, release, compromise, or settle any Action except where such waivers, releases, settlements or compromises involve only the payment of monetary damages in an amount less than $250,000 in the aggregate;

(xii) (A) hire, or otherwise enter into any employment, collective bargaining, consulting or similar agreement with, any person, (B) grant any increase in the compensation of any current or former officer or director, (C) adopt any benefit plan for the benefit of any current or former officer or director, or (D) materially amend any existing agreement with any current or former officer or director;

(xiii) make any loans, advances or capital contributions to, or investments in, any other Person (including to any of its officers, directors, agents or consultants, other than business expenses advanced to officers or directors in the Ordinary Course), make any change in its existing borrowing or lending arrangements for or on behalf of such Persons, or enter into any “keep well” or similar agreement to maintain the financial condition of any Person;

(xiv) liquidate, dissolve, reorganize or otherwise wind-up its business and operations;

(xv) enter into any formal or informal agreement or otherwise make a binding commitment to do any action prohibited under this Section 7.3;

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(xvi) split, combine, reclassify, recapitalize or otherwise amend any terms of any shares or series of SPAC’s capital stock or equity interests; or

(xvii) purchase, repurchase, redeem (except for the exercise of the SPAC Share Redemption) or otherwise acquire any issued and outstanding share capital, outstanding shares of capital stock, membership interests or other equity interests of SPAC.

(b) During the Interim Period, SPAC shall comply (1) in all material respects with, and continue performing under, as applicable, its Governing Documents, the Trust Agreement and all other material Contracts to which it may be a party and (2) with all applicable Sanctions and Export Law. If, during the Interim Period, the SPAC (A) receives written notice of, any actual, alleged or potential violation of any Sanctions or Export Law, (B) becomes a party to or the subject of any pending (or to the Knowledge of SPAC, threatened) Action by or before any Governmental Authority (including receipt of any subpoena) related to any actual, alleged or potential violation of any Sanctions or Export Law, or (C) to the Knowledge of SPAC, otherwise becomes aware of any actual, alleged, or potential violation of any Sanctions or Export Law, it shall provide written notice to the Company within three (3) Business Day of the discovery of the actual, alleged, or potential violation.

7.4 SPAC Public Filings. Between the date of this Agreement and the SPAC Merger Effective Time or the earlier termination of this Agreement, SPAC will keep current and file all of the forms, reports, schedules, statements and other documents required to be filed by SPAC with the SEC, including all necessary amendments and supplements thereto, and otherwise comply in all material respects with applicable securities Laws (the “Additional SEC Reports”). All such Additional SEC Reports (including any financial statements or schedules included therein) (i) shall be prepared in all material respects in accordance with either the requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act, as the case may be, and the rules and regulations promulgated thereunder and (ii) will not, at the time they are filed, or, if amended, as of the date of such amendment, contain any untrue statement of a material fact or fail to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As used in this Section 7.4, the term “file” shall be broadly construed to include any manner in which a document or information is furnished, supplied or otherwise made available to the SEC or Nasdaq. SPAC shall consult with the Company regarding any Additional SEC Reports which discuss or refer to this Agreement or the Transactions; provided, however, that SPAC will have the final approval.

7.5 SPAC Extension Costs. In the event SPAC decides to seek one three-month extension of its term to consummate the Transactions, SPAC agrees to pay for the costs related to such extension up to and not exceeding an amount equal to $350,000.

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ARTICLE VIII
JOINT COVENANTS

8.1 Regulatory Approvals; Other Filings.

(a) Each of the Company, SPAC and the Acquisition Entities shall use their commercially reasonable efforts to cooperate in good faith with any Governmental Authority and to undertake promptly any and all action required to obtain any necessary or advisable regulatory approvals, consents, Actions, nonactions or waivers in order to complete lawfully the Transactions, under the Laws set forth and described in Section 8.1(a) of their respective Disclosure Letters (the “Regulatory Approvals”) as soon as practicable (but in any event prior to the Outside Date (as defined below)) and any and all action necessary to consummate the Transactions as contemplated hereby. Each of the Company, SPAC and the Acquisition Entities shall take such action as may be required to cause the expiration or termination of the waiting, notice or review periods under any applicable Regulatory Approval with respect to the Transactions as promptly as practicable after the execution of this Agreement. Notwithstanding anything to the contrary contained in this Agreement, nothing contained in this Section 8.1(a), the first sentence of Section 8.1(b) or Section 8.3 shall require or obligate SPAC, any AUM Companies, or any of their respective Affiliates to agree or otherwise be required to, take or forbear from any commercially impracticable action or accept any condition or restriction in order to obtain any Regulatory Approvals.

(b) With respect to each of the Regulatory Approvals and any other requests, inquiries, Actions or other proceedings by or from Governmental Authorities, each of the Company, SPAC and the Acquisition Entities shall (i) to the extent required by applicable Laws, promptly (and, in the case of the initial filing required under the HSR Act, within twenty (20) Business Days after the date hereof) submit all notifications, reports, and other filings required to be submitted to a Governmental Authority in order to obtain the Regulatory Approvals; (ii) diligently and expeditiously defend and use commercially reasonable efforts to obtain any necessary clearance, approval, consent or Regulatory Approval under any applicable Laws prescribed or enforceable by any Governmental Authority for the Transactions and to resolve any objections as may be asserted by any Governmental Authority with respect to the Transactions; and (iii) cooperate fully with each other in the defense of such matters. To the extent not prohibited by Law, the Company and the Acquisition Entities shall promptly furnish to SPAC, and SPAC shall promptly furnish to the Company, copies of any substantive notices or written communications received by such party or any of its Affiliates from any Governmental Authority with respect to the Transactions, and each such party shall permit counsel to the other parties an opportunity to review in advance, and each such party shall consider in good faith the views of such counsel in connection with, any proposed substantive written communications by such party or its Affiliates to any Governmental Authority concerning the Transactions; provided, however, that none of the Company, SPAC or any of the Acquisition Entities shall enter into any agreement with any Governmental Authority relating to any Regulatory Approval contemplated in this Agreement without the written consent of the other parties. To the extent not prohibited by Law, the Company and the Acquisition Entities agree to provide SPAC and its counsel, and SPAC agrees to provide to the Company and its counsel, the opportunity, on reasonable advance notice, to participate in any substantive meetings or discussions, either in person or by telephone, between such party or any of its Affiliates or Representatives, on the one hand, and any Governmental Authority, on the other hand, concerning or in connection with the Transactions. Each of the Company, SPAC and the Acquisition Entities agrees to make all filings, to provide all information reasonably required of such party and to reasonably cooperate with each other, in each case, in connection with the Regulatory Approvals; provided, further, that such party shall not be required to provide information to the extent that (w) any applicable Law requires it or its Affiliates to restrict or prohibit access to such information, (x) in the reasonable judgment of such party, the information is subject to confidentiality obligations to a third party, (y) in the reasonable judgment of such party, the information is commercially sensitive and disclosure of such information would have a material impact on the business, results of operations or financial condition of such party, or (z) disclosure of any such information would reasonably be likely to result in the loss or waiver of the attorney-client, work product or other applicable privilege.

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8.2 Preparation of Proxy/Registration Statement; SPAC Stockholder Meeting and Approvals; Company Written Consent and Approvals.

(a) Proxy/Registration Statement.

(i) As promptly as reasonably practicable after the execution of this Agreement, the Company and SPAC shall prepare and mutually agree upon and Holdco shall file with the SEC a proxy/registration statement on Form F-4 (as amended or supplemented from time to time, the “Proxy/Registration Statement”) relating to the meeting of SPAC Stockholders (including any adjournment or postponement thereof, the “SPAC Stockholder Meeting”) (x) in connection with the registration under the Securities Act of the Holdco Ordinary Shares pursuant to this Agreement, (y) to provide the Public Stockholders (as defined below) an opportunity in accordance with SPAC Governing Documents to have their shares of SPAC Common Stock redeemed in the SPAC Share Redemption and (z) to solicit proxies from SPAC Stockholders for the approval and adoption of: (A) this Agreement, the Ancillary Agreements, the SPAC Merger and the other Transactions, (B) any other proposals as the SEC (or staff member thereof) may indicate are necessary in its comments to the Proxy/Registration Statement or correspondence related thereto, (C) any other proposals as determined by SPAC, the Company and Holdco to be necessary or appropriate in connection with the Transactions contemplated hereby, and (D) adjournment of the SPAC Stockholder Meeting, if necessary, to permit further solicitation of proxies because there are not sufficient votes to approve and adopt any of the foregoing (such proposals in (A) through (D), collectively, the “Transaction Proposals”). The Company, each Acquisition Entity and SPAC shall furnish all information concerning such party as SPAC and the Company may reasonably request in connection with such actions and the preparation of the Proxy/Registration Statement. Each such Party each shall use their commercially reasonable efforts to (1) cause the Proxy/ Registration Statement when filed with the SEC to comply in all material respects with all Laws applicable thereto, including all rules and regulations promulgated by the SEC, (2) respond as promptly as reasonably practicable to and resolve all comments received from the SEC concerning the Proxy/Registration Statement, (3) cause the Proxy/Registration Statement to be declared effective under the Securities Act as promptly as practicable and (4) keep the Proxy/Registration Statement effective as long as is necessary to consummate the Transactions. Prior to the effective date of the Proxy/Registration Statement, the Company, SPAC and Holdco shall take all or any action required under any applicable federal or state securities Laws in connection with the issuance of Holdco Ordinary Shares pursuant to this Agreement. Each of the Company, SPAC and Holdco also agrees to use its commercially reasonable efforts to obtain all necessary state securities Law or “Blue Sky” permits and approvals required to carry out the Transactions, and the Company and SPAC shall furnish all information concerning the Company and its Subsidiaries (in the case of the Company) or SPAC (in the case of SPAC) and any of their respective members or shareholders as may be reasonably requested in connection with any such action. As promptly as practicable after finalization and effectiveness of the Proxy/Registration Statement, SPAC shall mail (or cause to be mailed) the Proxy/Registration Statement to the SPAC Stockholders. Each of SPAC, Holdco and the Company shall furnish to the other parties all information concerning itself, its Subsidiaries, officers, directors, managers, shareholders, and other equityholders and information regarding such other matters as may be reasonably necessary or advisable or as may be reasonably requested in connection with the Proxy/Registration Statement, a current report of SPAC on Form 8-K or a current report of Holdco on Form 6-K pursuant to the Exchange Act in connection with the Transactions, or any other statement, filing, notice or application made by or on behalf of SPAC, Holdco, the Company or their respective Affiliates to any Regulatory Authority (including Nasdaq) in connection with the Transactions. Subject to Section 11.6, the Company, on the one hand, and SPAC, on the other, shall each be responsible for and pay one-half of the cost for the preparation, filing and mailing of the Proxy/Registration Statement and other related fees. SPAC shall comply in all material respects with all applicable rules and regulations promulgated by the SEC, any applicable rules and regulations of Nasdaq, SPAC Governing Documents, and this Agreement in the distribution of the Proxy/Registration Statement, any solicitation of proxies thereunder, the calling and holding of the SPAC Stockholder Meeting and the SPAC Share Redemption.

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(ii) Any filing of, or amendment or supplement to, the Proxy/Registration Statement will be mutually prepared and agreed upon by SPAC, Holdco and the Company. Holdco and the Company will advise SPAC, and SPAC will advise Holdco and the Company, as applicable, promptly after receiving notice thereof, of the time when the Proxy/Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order, of the suspension of the qualification of Holdco Ordinary Shares to be issued or issuable in connection with this Agreement for offering or sale in any jurisdiction, or of any request by the SEC for amendment of the Proxy/Registration Statement or comments thereon and responses thereto or requests by the SEC for additional information and responses thereto, and shall provide each other with a reasonable opportunity to provide comments and amendments to any such filing. SPAC and the Company shall cooperate and mutually agree upon (such agreement not to be unreasonably withheld or delayed) any response to comments of the SEC or its staff with respect to the Proxy/Registration Statement and any amendments filed in response thereto.

(iii) If, at any time prior to the Closing, any event or circumstance relating to SPAC or its officers or directors is discovered by SPAC which should be set forth in an amendment or a supplement to the Proxy/Registration Statement, a current report of SPAC on Form 8-K or a current report of Holdco on Form 6-K, SPAC shall promptly inform the Company and Holdco. If, at any time prior to the Closing, any event or circumstance relating to an Acquisition Entity, the Company, any of its Subsidiaries or their respective officers or directors is discovered by an Acquisition Entity or the Company which should be set forth in an amendment or a supplement to the Proxy/Registration Statement, a current report of SPAC on Form 8-K or a current report of Holdco on Form 6-K, the Company or Holdco, as the case may be, shall promptly inform SPAC. Thereafter, SPAC, Holdco and the Company shall promptly cooperate in the preparation of an appropriate amendment or supplement to the Proxy/Registration Statement describing or correcting such information and shall promptly file such amendment or supplement with the SEC and, to the extent required by Law, disseminate such amendment or supplement to the SPAC Stockholders.

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(b) SPAC Stockholders’ Approval.

(i) Prior to or as promptly as practicable after the Proxy/Registration Statement is declared effective under the Securities Act, SPAC shall establish a record date for, duly call, give notice of, and convene and hold the SPAC Stockholder Meeting (and in any event, such meeting shall be held not more than thirty (30) days after the date on which the Proxy/Registration Statement is mailed to the SPAC Stockholders) for the purpose of voting on the Transaction Proposals and obtaining the SPAC Stockholders’ Approval (including any adjournment or postponement of such meeting for the purpose of soliciting additional proxies in favor of the adoption of this Agreement), providing SPAC Stockholders with the opportunity to elect to effect a SPAC Share Redemption and such other matters as may be mutually agreed by SPAC and the Company. SPAC will use its reasonable best efforts to (A) solicit from its stockholders proxies in favor of the adoption of this Agreement and the Transaction Proposals, including the SPAC Stockholders’ Approval, and will take all other action necessary or advisable to obtain such proxies and SPAC Stockholders’ Approval and (B) to obtain the vote or consent of its stockholders required by and in compliance with all applicable Law or Nasdaq rules (as applicable) and the SPAC Charter; provided, that none of SPAC, Sponsor or any of their Affiliates shall be required to pay any additional consideration to any SPAC Stockholder in order to obtain the SPAC Stockholders’ Approval. SPAC (x) shall consult with the Company regarding the record date and the date of the SPAC Stockholder Meeting and (y) shall not adjourn or postpone the SPAC Stockholder Meeting without the prior written consent of Company (which consent shall not be unreasonably withheld, conditioned or delayed); provided, however, that SPAC may adjourn or postpone the SPAC Stockholder Meeting without any such consent (1) to the extent necessary to ensure that any supplement or amendment to the Proxy/Registration Statement that SPAC reasonably determines (following consultation with the Company) is necessary to comply with applicable Laws, is provided to the SPAC Stockholders in advance of a vote on the adoption of this Agreement, (2) if, as of the time that the SPAC Stockholder Meeting is originally scheduled, there are insufficient shares of SPAC Common Stock represented at such meeting (either in person or by proxy) to constitute a quorum necessary to conduct the business of the SPAC Stockholder Meeting, (3) if, as of the time that the SPAC Stockholder Meeting is originally scheduled, adjournment or postponement of the SPAC Stockholder Meeting is necessary to enable SPAC to solicit additional proxies required to obtain SPAC Stockholder Approval, or (4) in the event that, as a result of the SPAC Share Redemptions submitted by the SPAC Stockholders prior to the SPAC Stockholder Meeting, SPAC reasonably believes that conditions set forth in Section 9.3(c) would not be satisfied as of the Closing, provided, further, that in addition to the exceptions specified in the foregoing proviso, SPAC may postpone or adjourn on one occasion without the consent of the Company so long as the date of the SPAC Stockholder Meeting is not postponed or adjourned more than an aggregate of fifteen (15) consecutive calendar days in connection with such postponement or adjournment. To the extent practicable, and in any event subject to the SPAC’s obligations under Law, SPAC shall provide the Company with (I) reasonable updates with respect to the tabulated vote counts received by SPAC, and (II) the right to review and discuss all material communication sent to SPAC Stockholders and holders of SPAC Rights with respect to the SPAC Stockholder Meeting.

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(ii) Subject to clause (iii) below, the Proxy/Registration Statement shall include a statement to the effect that SPAC Board has unanimously recommended that the SPAC Stockholders vote in favor of the Transaction Proposals at the SPAC Stockholder Meeting (such statement, the “SPAC Board Recommendation”) and neither the SPAC Board nor any committee thereof shall withhold, withdraw, qualify, amend or modify, or publicly propose or resolve to withhold, withdraw, qualify, amend or modify, the SPAC Board Recommendation (a “SPAC Modification in Recommendation”).

(iii) Promptly following the execution of this Agreement, Holdco shall approve and adopt this Agreement, authorize the Plan of Amalgamation, and approve the Transactions, as the sole stockholder of Amalgamation Sub and Merger Sub.

(c) Written Consent/Approval of Company Shareholders.

(i) The Company shall seek (a) the irrevocable written consent of holders representing more than 50% of the Company Ordinary Shares entitled to vote, who attend and vote thereupon by way of passing a resolution of the Company Shareholders by written means in accordance with the Singapore Companies Act (the “Company Written Consent”), in form and substance reasonably acceptable to SPAC, or (b) the ordinary resolution of holders representing more than 50% of the Company Ordinary Shares entitled to vote, who attend and vote thereupon passed at a duly convened and quorate meeting of the Company Shareholders (the “Company Ordinary Resolution”), in favor of the approval, authorization and adoption of this Agreement, the Ancillary Agreements, the SPAC Merger, the Amalgamation and the other Transactions (including as required under the Singapore Companies Act and the Company Governing Documents) as promptly as reasonably practicable, but in any event within ten (10) Business Days after the Proxy/Registration Statement becomes effective. The Company will use its reasonable best efforts to solicit the Company Written Consent or the Company Ordinary Resolution from the Company Shareholders, and to take all other action necessary or advisable to obtain the Company Written Consent or the Company Ordinary Resolution and to secure the vote or consent of its shareholders required by and in compliance with all applicable Law or Nasdaq rules and the Company Governing Documents, and all Side Letters as applicable; provided, that none of the Company or any of its Affiliates shall be required to pay or provide any additional consideration to any Company Shareholder in order to obtain the Company Written Consent or the Company Ordinary Resolution. To the extent practicable, and in any event subject to the Company’s obligations under Law, the Company shall provide SPAC with (1) reasonable updates regarding the status of and any issues arising with respect to obtaining the Company Written Consent or the Company Ordinary Resolution and (2) the right to review and discuss all material communication sent to Company Shareholders with respect to the Company Written Consent or the Company Ordinary Resolution. The Company shall comply in all material respects with Company Governing Documents, the applicable provisions of the Singapore Companies Act and this Agreement in the distribution of any solicitation of the Company Written Consent or the Company Ordinary Resolution.

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(ii) (a) The Company Board has recommended that the Company Shareholders vote in favor of the Company Ordinary Resolution or execute and deliver the Company Written Consent (the “Company Board Recommendation”) and (b) neither the Company Board nor any committee thereof shall withhold, withdraw, qualify, amend or modify, or publicly propose or resolve to withhold, withdraw, qualify, amend or modify, the Company Board Recommendation (a “Company Modification in Recommendation”).

8.3 Support of Transaction. (i) The Company shall, and shall cause the other AUM Companies and the Acquisition Entities to, and (ii) SPAC shall, (a) use reasonable best efforts to obtain all material consents and approvals of third parties that any AUM Company or any of the Acquisition Entities and SPAC, as applicable, are required to obtain in order to consummate the Transactions, and (b) take or cause such other action as may be reasonably necessary or as another party hereto may reasonably request to satisfy the conditions of Article IX or otherwise to comply with this Agreement and to consummate the Transactions as soon as practicable; provided, that, notwithstanding anything contained herein to the contrary, nothing in this Agreement shall require any AUM Company, SPAC or the Acquisition Entities or any of their respective Affiliates to (i) commence or threaten to commence, pursue or defend against any Action (except as required under Section 8.5, and without limiting the express obligations to make regulatory filings under Section 8.1), whether judicial or administrative, (ii) seek to have any stay or other Governmental Order vacated or reversed, (iii) propose, negotiate, commit to or effect by consent decree, hold separate order or otherwise, the sale, divestiture, licensing or disposition of any assets or businesses of the AUM Companies, (iv) take or commit to take actions that limit the freedom of action of any of the AUM Companies or SPAC with respect to, or the ability to retain, control or operate, or to exert full rights of ownership in respect of, any of the businesses, product lines or assets of the AUM Companies or SPAC or (v) bear any material expense, pay any material fee or grant any financial, legal or other accommodation to any other Person (for the avoidance of doubt, without limiting the express obligations of such parties under the terms of this Agreement and the Ancillary Agreements).

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8.4 Tax Matters.

(a) Each of Holdco, SPAC, Amalgamation Sub, Merger Sub, Surviving Corporation and the Company shall use its respective reasonable best efforts to cause the Transactions to qualify, and agree not to, and not to permit or cause any of their Affiliates or Subsidiaries to, take any action which to its knowledge could reasonably be expected to prevent or impede the Transactions from qualifying, for the Intended Tax Treatment. Each of Holdco, SPAC, Amalgamation Sub, Merger Sub, Surviving Corporation and the Company shall report the SPAC Merger, the Amalgamation consistently with the Intended Tax Treatment unless otherwise required pursuant to a “determination” within the meaning of Section 1313(a) of the Code (or any similar state, local or non-U.S. Law) or a change in applicable Law. In the event the SEC requests or requires tax opinions with respect to the U.S. federal income tax consequences of the Transactions, Holdco shall use reasonable best efforts to cause DLA Piper LLP (US) to deliver such opinions, and each party shall use reasonable best efforts to execute and deliver customary tax representation letters as the applicable tax advisor may reasonably request in form and substance reasonably satisfactory to such advisor. Notwithstanding anything to the contrary in this Agreement, no party or their tax advisors are obligated to provide any opinion that the relevant portions of the Transactions contemplated by this Agreement otherwise qualify for their respective Intended Tax Treatment (other than, to the extent required by the SEC, a customary opinion regarding the material accuracy of any disclosure regarding U.S. federal income tax considerations of such transactions included in the Proxy/Registration Statement as may be required to satisfy applicable rules and regulations promulgated by the SEC). The covenants contained in this Section 8.4(a), notwithstanding any provision elsewhere in this Agreement, shall survive in full force and effect indefinitely.

(b) Within one hundred twenty (120) days after the end of Holdco’s current taxable year and each subsequent taxable year of Holdco for which Holdco reasonably believes that it may be a “passive foreign investment company” within the meaning of Section 1297 of the Code (“PFIC”), Holdco shall (1) determine its status as a PFIC, (2) determine the PFIC status of each of its Subsidiaries that at any time during such taxable year was a foreign corporation within the meaning of Section 7701(a) of the Code (the “Non-U.S. Subsidiaries”), and (3) make such PFIC status determinations available to the shareholders of Holdco. If Holdco determines that it was, or could reasonably be deemed to have been, a PFIC in such taxable year, Holdco shall use commercially reasonable efforts to provide the statements and information (including without limitation, a PFIC Annual Information Statement meeting the requirements of Treasury Regulation Section 1.1295-1(g)) necessary to enable Holdco shareholders and their direct and/or indirect owners that are United States persons (within the meaning of Section 7701(a)(30) of the Code) to comply with all provisions of the Code with respect to PFICs, including but not limited to making and complying with the requirements of a “Qualified Electing Fund” election pursuant to Section 1295 of the Code or filing a “protective statement” pursuant to Treasury Regulation Section 1.1295-3 with respect to Holdco or any of the Non-U.S. Subsidiaries, as applicable. The covenants contained in this Section 8.4(b), notwithstanding any provision elsewhere in this Agreement, shall survive in full force and effect until the later of (x) five years after the end of Holdco’s current taxable year, or (y) such time as Holdco has reasonably determined that it is not a PFIC for three (3) consecutive taxable years.

(c) Each of the parties hereto agree to file all Tax and other informational returns on a basis consistent with the Intended Tax Treatment unless otherwise required pursuant to a “determination” within the meaning of Section 1313(a) of the Code (or any similar state, local or non-U.S. Law) or a change in applicable Law.

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(d) The Company acknowledges that any SPAC Stockholder who owns five percent (5%) or more of Holdco Ordinary Shares immediately after the Closing, as determined under Section 367 of the Code and the Treasury Regulations promulgated thereunder, may enter into (and cause to be filed with the IRS) a gain recognition agreement in accordance with Treasury Regulations Section 1.367(a)-8. Upon the written request of any such SPAC Stockholder made following the Closing Date, the Company shall (i) use reasonable best efforts to furnish to such SPAC Stockholder such information as such SPAC Stockholder reasonably requests in connection with such SPAC Stockholder’s preparation of a gain recognition agreement, and (ii) use reasonable best efforts to provide such SPAC Stockholder with the information reasonably requested by such SPAC Stockholder for purposes of determining whether there has been a gain “triggering event” under the terms of such SPAC Stockholder’s gain recognition agreement, in each case, at the sole cost and expense of such requesting SPAC Stockholders.

(e) Following the Closing Date, the Company shall, or shall cause SPAC to, comply with the Tax reporting obligations of Treasury Regulations Section 1.367(a)-3(c)(6).

(f) Any Transfer Taxes incurred in connection with the Transactions shall be borne and paid fifty percent (50%) by the Company and fifty percent (50%) by SPAC. The Parties shall cooperate in the execution and delivery of all instruments and certificates reasonably necessary to minimize the amount of any Transfer Taxes and to enable any of the foregoing to comply with any Tax Return filing requirements for such Transfer Taxes. The Person(s) required by applicable Law to file any necessary Tax Returns and other documentation with respect to any Transfer Taxes shall timely file, or shall cause to be timely filed, with the relevant Governmental Authority each such Tax Return and shall timely pay to the relevant Governmental Authority all Transfer Taxes due and payable thereon (subject to reimbursement in accordance with this Section 8.4). Any costs and expenses incurred in connection with the filing of any such Tax Return shall be borne fifty percent (50%) by the Company and fifty percent (50%) by SPAC.

8.5 Stockholder Litigation. The Company and Holdco shall promptly advise SPAC, and SPAC shall promptly advise the Company, as the case may be, in writing of any Action commenced (or to the Knowledge of the Company or Holdco (as applicable) or the Knowledge of SPAC, as applicable, threatened) on or after the date of this Agreement against such party, any of its Subsidiaries or any of its directors by any Company Shareholder or SPAC Stockholder relating to this Agreement, the SPAC Merger, the Amalgamation or any of the other Transactions (any such Action, “Stockholder Litigation”), and such party shall keep the other party reasonably informed regarding any such Stockholder Litigation. Each of the parties shall reasonably cooperate with the other in connection with the defense, settlement and compromise of any such Stockholder Litigation. The Company and Holdco shall give SPAC the opportunity to participate in the defense or settlement of any such Stockholder Litigation brought against the Company or Holdco, any of its Subsidiaries or any of its directors, and no such settlement shall be agreed to without the SPAC’s prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed). The SPAC shall give the Company the opportunity to participate in the defense or settlement of any such Stockholder Litigation brought against the SPAC, any of their respective Subsidiaries or any of their respective directors, and no such settlement shall be agreed to without the Company’s prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed).

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8.6 Acquisition Proposals and Alternative Transactions. Except with respect to the Post-Signing Investment Amount, during the Interim Period, each of the Company and SPAC shall not, and shall cause its Representatives not to, (i) initiate any negotiations with any Person with respect to, or provide any non-public information or data concerning the Company and SPAC or their respective Subsidiaries, to any Person relating to an Acquisition Proposal or Alternative Transaction or afford to any Person access to the business, properties, assets or personnel of any AUM Company or SPAC or any of its Subsidiaries in connection with an Acquisition Proposal or Alternative Transaction, (ii) enter into any acquisition agreement, merger agreement or similar definitive agreement, or any letter of intent, memorandum of understanding or agreement in principle, or any other agreement relating to an Acquisition Proposal or Alternative Transaction, (iii) grant any waiver, amendment or release under any confidentiality agreement or the anti-takeover Laws of any state relating to an Acquisition Proposal or Alternative Transaction, or (iv) otherwise knowingly facilitate any such inquiries, proposals, discussions, or negotiations or any effort or attempt by any Person to make an Acquisition Proposal or Alternative Transaction. Each of the Company and SPAC shall, and shall cause its Representatives to, immediately cease any and all existing discussions or negotiations with any person conducted heretofore with respect to any Alternative Transaction or Acquisition Proposal. Without limiting the foregoing, the parties agree that any violation of the restrictions set forth in this Section 8.6 by a party or its affiliates or Representatives shall be deemed to be a breach of this Section 8.6 by such party. Notwithstanding the foregoing, any transaction between the existing Company Shareholders does not constitute an Acquisition Proposal or Alternative Transaction.

8.7 Access to Information; Inspection(a). During the Interim Period, to the extent permitted by applicable Law, each of the Company, SPAC and the Acquisition Entities shall, and shall cause each of its Subsidiaries to, (i) afford to the other party and its Representatives reasonable access, during normal business hours and with reasonable advance notice, in such manner as to not materially interfere with the Ordinary Course of its operations, to all of its respective assets, properties, facilities, books, Contracts, Tax Returns, records and appropriate officers, employees and other personnel, and shall furnish such Representatives with all financial and operating data and other information concerning its affairs that are in its possession as such Representatives may reasonably request, and (ii) cooperate with the other party and its Representatives regarding all due diligence matters, including document requests. All information obtained by the Company, SPAC, the Acquisition Entities and their respective Representatives pursuant to the foregoing shall be kept confidential by the Party receiving such information. Notwithstanding the foregoing, neither the Company nor SPAC shall be required to directly or indirectly provide access to or disclose information where the access or disclosure would violate its obligations of confidentiality or similar legal restrictions with respect to such information, jeopardize the protection of attorney-client privilege or contravene applicable Law (it being agreed that the parties shall use their reasonable best efforts to cause such information to be provided in a manner that would not result in such jeopardy or contravention), be inconsistent with COVID-19 Measures, or violate any Law or regulations applicable to such party.

8.8 Delisting and Deregistration. The Company, Holdco and SPAC shall use their respective reasonable best efforts to cause the SPAC Units, SPAC Common Stock and SPAC Rights to be delisted from Nasdaq (or be succeeded by the respective Holdco securities) and to terminate its registration with the SEC pursuant to Sections 12(b), 12(g) and 15(d) of the Exchange Act (or be succeeded by Holdco) as of the SPAC Merger Effective Time or as soon as practicable thereafter.

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ARTICLE IX
CONDITIONS TO OBLIGATIONS

9.1 Conditions to the Obligations of SPAC, the Acquisition Entities and the Company. The obligations of each of SPAC, the Acquisition Entities and the Company to consummate, or cause to be consummated, the Transactions at the Closing are subject to the satisfaction of the following conditions, any one or more of which may be waived in writing by all of such parties:

(a) The SPAC Stockholders’ Approval and the Company Written Consent or the Company Ordinary Resolution shall have been obtained;

(b) No Amalgamation Objection shall have been raised, or any such Amalgamation Objection which has been raised shall have been addressed such that no member or creditor of the Company or Amalgamation Sub, or other person to whom the Company or Amalgamation Sub is under an obligation, shall have the ability to delay the Amalgamation or cause the Amalgamation not to be consummated pursuant to the Amalgamation Proposal;

(c) All Regulatory Approvals shall have been obtained or have expired or been terminated, as applicable;

(d) The Proxy/Registration Statement shall have become effective under the Securities Act and no stop order suspending the effectiveness of the Proxy/Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC and not withdrawn;

(e) (i) Holdco’s initial listing application with Nasdaq in connection with the Transactions shall have been conditionally approved and, immediately following the Closing, Holdco shall satisfy any applicable initial and continuing listing requirements of Nasdaq and Holdco shall not have received any notice of non-compliance therewith, and (ii) the Holdco Ordinary Shares to be issued in connection with the Transactions shall have been approved for listing on Nasdaq, subject to any requirement to have a sufficient number of round lot holders of the Holdco Ordinary Shares, and the outstanding Holdco Ordinary Shares held by Public Stockholders shall be listed on such exchange on the Closing Date;

(f) No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Law (whether temporary, preliminary or permanent) or Governmental Order that is then in effect and which has the effect of making the Transactions illegal or which otherwise prevents or prohibits consummation of the Transactions;

(g) There shall not be any Action brought by a third party that is not an Affiliate of the parties hereto to enjoin or otherwise restrict the consummation of the Closing;

(h) Each of the Ancillary Agreements shall have been entered into and the same shall be in full force and effect; and

(i) After giving effect to the Closing, SPAC shall have net tangible assets of at least $5,000,001 on its pro forma consolidated balance sheet.

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9.2 Conditions to the Obligations of SPAC. The obligations of SPAC to consummate, or cause to be consummated, the Transactions at the Closing are subject to the satisfaction of the following additional conditions, any one or more of which may be waived in writing by SPAC:

(a) Each of the representations and warranties of the Company and of each Acquisition Entity contained in this Agreement shall be true and correct as of the date hereof and as of the Closing Date as though then made, except with respect to such representations and warranties which speak as to an earlier date, which representations and warranties shall be true and correct at and as of such date, except for, in each case, inaccuracies or omissions that (without giving effect to any limitation as to “materiality” or “Company Material Adverse Effect” or another similar materiality qualification set forth therein), individually or in the aggregate, have not had, and would not reasonably be expected to have, a Company Material Adverse Effect;

(b) Each of the covenants and obligations of the Company and of each Acquisition Entity to be performed as of or prior to the Closing shall have been performed in all material respects;

(c) There has not been any Event that has had, or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect;

(d) All approvals, waivers or consents from any third parties set forth and described in Section 9.2(d) of the Company Disclosure Letter shall have been obtained;

(e) Holdco shall have delivered to SPAC a true, correct and complete copy of the Lock-Up Agreement duly executed by the shareholders representing at least 93% of outstanding Company Shares, which amount shall include all shareholders owning greater than one percent (1%) of outstanding Company Shares;

(f) The Company and the Acquisition Entities, as applicable, shall have delivered executed counterparts to the Ancillary Agreements to which they are a party to SPAC; and

(g) Holdco shall have been in material compliance with the applicable reporting requirements under the Securities Act and the Exchange Act, as applicable.

9.3 Conditions to the Obligations of the Company. The obligations of the Company to consummate, or cause to be consummated, the Transactions at the Closing are subject to the satisfaction of the following additional conditions, any one or more of which may be waived in writing by the Company:

(a) Each of the representations and warranties of SPAC contained in this Agreement shall be true and correct as of the date hereof and as of the Closing Date, except with respect to such representations and warranties which speak as to an earlier date, which representations and warranties shall be true and correct at and as of such date, and except for, in each case, inaccuracies or omissions that (without giving effect to any limitation as to “materiality” or “SPAC Material Adverse Effect” or another similar materiality qualification set forth therein) individually or in the aggregate, have not had, and would not reasonably be expected to have a SPAC Material Adverse Effect;

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(b) Each of the covenants and obligations of SPAC and of each Acquisition Entity to be performed as of or prior to the Closing shall have been performed in all material respects;

(c) There has not been any Event that has had, or would reasonably be expected to have, individually or in the aggregate, a SPAC Material Adverse Effect;

(d) SPAC shall have delivered executed counterparts to the Ancillary Agreements to which it is a party to the Company; and

(e) SPAC shall have been in material compliance with the applicable reporting requirements under the Securities Act and the Exchange Act, as applicable.

9.4 Frustration of Conditions. None of SPAC, the Acquisition Entities or the Company may rely on the failure of any condition set forth in this Article IX to be satisfied if such failure was caused by such party’s failure to act in good faith or to take such actions as may be necessary to cause the conditions of the other party hereto to be satisfied, as required by Section 8.3.

ARTICLE X
TERMINATION/EFFECTIVENESS

10.1 Termination. This Agreement may be terminated and the Transactions abandoned:

(a) by mutual written consent of the Company and SPAC;

(b) by written notice from the Company or SPAC to the other if any Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Governmental Order which has become final and nonappealable and has the effect of making consummation of the Transactions illegal or otherwise preventing or prohibiting consummation of the Transactions;

(c) by written notice from the Company or SPAC to the other if the SPAC Stockholders’ Approval shall not have been obtained by reason of the failure to obtain the required vote at the SPAC Stockholder Meeting duly convened therefor or at any adjournment or postponement thereof;

(d) by written notice from the Company or SPAC to the other if the Company Written Consent or the Company Ordinary Resolution shall not have been obtained within ten (10) Business Days after the Proxy/Registration Statement becomes effective;

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(e) prior to the Closing, by written notice to the Company from SPAC if (i) there is any breach of any representation, warranty, covenant or agreement on the part of the Company or any Acquisition Entity set forth in this Agreement, such that the conditions specified in Section 9.2(a) or 9.2(b) would not be satisfied at the Closing (a “Terminating Company Breach”), except that, if such Terminating Company Breach is curable by the Company through the exercise of its reasonable best efforts, then, for a period of up to fifteen (15) days after receipt by the Company of notice from SPAC of such breach (the “Company Cure Period”), such termination shall not be effective, and such termination shall become effective only if the Terminating Company Breach is not cured within the Company Cure Period, or (ii) the Closing has not occurred on or before February 15, 2023 (the “Outside Date”), unless the SPAC is in material breach hereof;

(f) prior to the Closing, by written notice to SPAC from the Company if (i) there is any breach of any representation, warranty, covenant or agreement on the part of SPAC set forth in this Agreement, such that the conditions specified in Section 9.3(a) and Section 9.3(b) would not be satisfied at the Closing (a “Terminating SPAC Breach”), except that, if any such Terminating SPAC Breach is curable by SPAC through the exercise of its reasonable best efforts, then, for a period of up to fifteen (15) days after receipt by SPAC of notice from the Company of such breach (the “SPAC Cure Period”), such termination shall not be effective, and such termination shall become effective only if the Terminating SPAC Breach is not cured within the SPAC Cure Period or (ii) the Closing has not occurred on or before the Outside Date, unless the Company is in material breach hereof.

10.2 Effect of Termination.

(a) In the event of the termination of this Agreement pursuant to Section 10.1, this Agreement shall forthwith become void and have no effect, without any liability on the part of any party hereto or its respective Affiliates, officers, directors, members, stockholders, or other Representatives, other than liability of the Company, SPAC or any Acquisition Entity, as the case may be, for any willful and material breach of this Agreement occurring prior to such termination, except that the provisions of this Section 10.2 and Article XI shall survive any termination of this Agreement.

(b) In the event of the termination of this Agreement by SPAC for any reason and provided the Company is not in material breach of this Agreement, SPAC shall be obligated to pay the Company a break-up fee of $1,750,000 (the “Break-up Fee”), within five (5) Business Days after termination of this Agreement by SPAC.

(c) The Company and SPAC acknowledge and agree that the Break-up Fee in Section 10.2(b) (i) is a fair and reasonable estimate of the actual damages suffered by the Company, which amount would otherwise be impossible to calculate with precision, (ii) constitutes liquidated damages hereunder and is not intended to be a penalty, and (iii) shall be the sole and exclusive remedy available to the Company against the SPAC.

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ARTICLE XI
MISCELLANEOUS

11.1 Trust Account Waiver. The Company and each Acquisition Entity acknowledge that, as described in the final prospectus of SPAC, dated November 12, 2021 and available at www.sec.gov, substantially all of SPAC’s assets consist of the cash proceeds of the IPO and private placements of its securities occurring simultaneously with the IPO, and substantially all of those proceeds (including overallotment securities acquired by SPAC’s underwriters) have been deposited in a trust account (the “Trust Account”) for the benefit of SPAC’s public stockholders (including overallotment shares acquired by the underwriters of SPAC) (“Public Stockholders”). The Company and each Acquisition Entity understands and acknowledges that, except with respect to interest earned on the funds held in the Trust Account that may be released to SPAC to pay its Taxes, cash in the Trust Account may be disbursed only (i) to the Public Stockholders that elect to redeem their SPAC Common Stock if SPAC completes a transaction which constitutes a Business Combination or in connection with an extension of the deadline to consummate a Business Combination; (ii) to the Public Stockholders if SPAC fails to complete a Business Combination within twelve (12) months after the closing of the IPO (as such date may be extended by amendment to the SPAC Governing Documents with the consent of the SPAC Stockholders); and (iii) to SPAC after or concurrently with the consummation of a Business Combination. For and in consideration of SPAC entering into this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company, on behalf of itself and its Affiliates, and each Acquisition Entity hereby agrees that, notwithstanding anything to the contrary contained in this Agreement, neither it nor any of its Affiliates do now or shall at any time hereafter have any right, title, interest or claim of any kind in or to any monies in the Trust Account or distributions therefrom, or make any claim against the Trust Account (including any distributions therefrom), regardless of whether such claim arises as a result of, in connection with or relating in any way to this Agreement, or any proposed or actual business relationship between SPAC or its Representatives, on the one hand, and the Company or its Representatives, on the other hand, or any other matter, and regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability (any and all such claims are collectively referred to hereafter as the “Released Claims”). The Company on behalf of itself and its Affiliates hereby irrevocably waives any Released Claims that the Company or any of its Affiliates may have against the Trust Account (including any distributions therefrom) now or in the future as a result of, or arising out of, any negotiations, contracts or agreements with SPAC or its Representatives and will not seek recourse against the Trust Account (including any distributions therefrom) for any reason whatsoever. The Company acknowledges and agrees that such irrevocable waiver is material to this Agreement and specifically relied upon by SPAC and its Affiliates to induce SPAC to enter into this Agreement, and the Company further intends and understands such waiver to be valid, binding and enforceable against the Company and each of its Affiliates under applicable Law. To the extent that the Company or any of its Affiliates commences any Action based upon, in connection with, relating to or arising out of any matter relating to SPAC or its Representatives, which Action seeks, in whole or in part, monetary relief against SPAC or its Representatives, the Company hereby acknowledges and agrees that the Company’s and its Affiliates’ sole remedy shall be against funds held outside of the Trust Account and that such claim shall not permit the Company or any of its Affiliates (or any Person claiming on any of their behalves or in lieu of any of them) to have any claim against the Trust Account (including any distributions therefrom) or any amounts contained therein. This Section 11.1 will survive any termination of this Agreement for any reason and continue indefinitely. Notwithstanding the foregoing, (x) nothing herein shall prohibit the AUM Companies’ right to pursue a claim against SPAC for legal relief against monies or other assets held outside the Trust Account (other than distributions therefrom directly or indirectly to the Public Stockholders), for specific performance or other equitable relief in connection with the consummation of the Transactions (including a claim for SPAC to specifically perform its obligations under this Agreement and cause the disbursement of the balance of the cash remaining in the Trust Account (after giving effect to the SPAC Share Redemptions) to SPAC in accordance with the terms of this Agreement and the Trust Agreement) so long as such claim would not affect SPAC’s ability to fulfill its obligations to effectuate the SPAC Share Redemptions and (y) nothing herein shall serve to limit or prohibit any claims that the AUM Companies may have in the future against SPAC’s assets or funds that are not held in the Trust Account (including any funds that have been released from the Trust Account and any assets that have been purchased or acquired with any such funds, but excluding distributions from the Trust Account directly or indirectly to the Public Stockholders).

Annex A-92

11.2 Waiver. Any party to this Agreement may, at any time prior to the Closing, by action taken by its board of directors or officers or Persons thereunto duly authorized, (a) extend the time for the performance of the obligations or acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties (of another party hereto) that are contained in this Agreement or (c) waive compliance by the other parties hereto with any of the agreements or conditions contained in this Agreement, but such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party granting such extension or waiver.

11.3 Notices. All notices and other communications among the parties shall be in writing and shall be deemed to have been duly given (i) when delivered in person, (ii) when delivered after posting in the United States mail having been sent registered or certified mail return receipt requested, postage prepaid, (iii) when delivered by FedEx or other nationally recognized overnight delivery service, or (iv) when delivered by email during normal business hours at the location of the recipient, and otherwise on the next following Business Day, addressed as follows:

(a)	If to SPAC, to:

Mountain Crest Acquisition Corp. V
311 West 43rd Street, 12th Floor
New York, New York
E-mail: sliu@mcacquisition.com

Attention: Suying Liu

with a copy to:

Loeb & Loeb LLP
345 Park Avenue
New York, New York 10154
Email: mnussbaum@loeb.com
Attention: Mitchell Nussbaum

(b)	If to the Company or any Acquisition Entity, to:

AUM Biosciences Pte. Ltd.

10 Anson Road

# 24-16 A/B International Plaza

Singapore 079903

Email: vishald@aumbiosciences.com
Attention: Vishal Doshi

Annex A-93

with copies (which shall not constitute notice) to:

DLA Piper LLP (US)

51 John F. Kennedy Parkway, Suite 120

Short Hills, New Jersey 07078

Email: andrew.gilbert@us.dlapiper.com
Attention: Andrew P. Gilbert

or to such other address or addresses as the parties may from time to time designate in writing. Copies delivered solely to outside counsel shall not constitute notice.

11.4 Assignment. No party hereto shall assign this Agreement or any part hereof without the prior written consent of the other parties and any such transfer without prior written consent shall be void. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns.

11.5 Rights of Third Parties. Nothing expressed or implied in this Agreement is intended or shall be construed to (i) confer upon or give any Person (including any equityholder, any current or former director, manager, officer, employee or independent contractor of the Company, or any participant in any Company Benefit Plan or other employee benefit plan, agreement or other arrangement (or any dependent or beneficiary thereof)), other than the parties hereto, any right or remedies under or by reason of this Agreement, (ii) establish, amend or modify any employee benefit plan, program, policy, agreement or arrangement or (iii) limit the right of SPAC, the Company or their respective Affiliates to amend, terminate or otherwise modify any Company Benefit Plan or other employee benefit plan, policy, agreement or other arrangement following the Closing.

11.6 Expenses. Except as otherwise set forth in this Agreement, each party hereto shall be responsible for and pay its own expenses incurred in connection with this Agreement and the Transactions, including all fees of its legal counsel, financial advisers and accountants; provided, that if the Closing shall occur, Holdco shall pay or cause to be paid, in accordance with Section 2.5(c), the Company Transaction Expenses (in the case of the Company) and the SPAC Transaction Expenses (in the case of SPAC), respectively.

11.7 Governing Law. This Agreement, and all claims or causes of action based upon, arising out of, or related to this Agreement or the Transactions, shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without giving effect to principles or rules of conflict of Laws to the extent such principles or rules would require or permit the application of Laws of another jurisdiction (provided that the fiduciary duties of the Board of Directors of the Company, the Amalgamation and any exercise of appraisal and dissenters rights with respect to the Amalgamation, shall in each case be governed by the Laws of Singapore).

Annex A-94

11.8 Headings; Counterparts. The headings in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement. This Agreement may be executed in two or more counterparts, and by different parties in separate counterparts, with the same effect as if all parties hereto had signed the same document, but all of which together shall constitute one and the same instrument. Copies of executed counterparts of this Agreement transmitted by electronic transmission (including by email or in .pdf format) or facsimile as well as electronically or digitally executed counterparts (such as DocuSign) shall have the same legal effect as original signatures and shall be considered original executed counterparts of this Agreement.

11.9 Company and SPAC Disclosure Letters. The Company Disclosure Letter and the SPAC Disclosure Letter (including, in each case, any section thereof) referenced herein are a part of this Agreement as if fully set forth herein. All references herein to the Company Disclosure Letter and/or the SPAC Disclosure Letter (including, in each case, any section thereof) shall be deemed references to such parts of this Agreement, unless the context shall otherwise require. Any disclosure made by a party in the applicable Disclosure Letter, or any section thereof, with reference to any section of this Agreement or section of the applicable Disclosure Letter shall be deemed to be a disclosure with respect to such other applicable sections of this Agreement or sections of applicable Disclosure Letter if it is reasonably apparent on the face of such disclosure that such disclosure is responsive to such other section of this Agreement or section of the applicable Disclosure Letter. Certain information set forth in the Disclosure Letters is included solely for informational purposes and may not be required to be disclosed pursuant to this Agreement. The disclosure of any information shall not be deemed to constitute an acknowledgment that such information is required to be disclosed in connection with the representations and warranties made in this Agreement, nor shall such information be deemed to establish a standard of materiality.

11.10 Entire Agreement. This Agreement (together with the Company Disclosure Letter and the SPAC Disclosure Letter), and the Ancillary Agreements constitute the entire agreement among the parties to this Agreement relating to the Transactions and supersede any other agreements, whether written or oral, that may have been made or entered into by or among any of the parties hereto or any of their respective Subsidiaries relating to the Transactions (including the non-binding term sheet between SPAC and the Company, dated August 28, 2022). No representations, warranties, covenants, understandings, agreements, oral or otherwise, relating to the Transactions exist between such parties except as expressly set forth or referenced in this Agreement, and the Ancillary Agreements.

11.11 Amendments. This Agreement may be amended or modified in whole or in part, only by a duly authorized agreement in writing executed in the same manner as this Agreement and which makes reference to this Agreement.

Annex A-95

11.12 Publicity.

(a) All press releases or other public communications relating to the Transactions, and the method of the release for publication thereof, shall prior to the Closing be subject to the prior mutual approval of SPAC and the Company, which approval shall not be unreasonably withheld by any party; provided, that no party shall be required to obtain consent pursuant to this Section 11.12(a) to the extent any proposed release or statement is substantially equivalent to the information that has previously been made public without breach of the obligation under this Section 11.12(a). For the avoidance of doubt, nothing contained in this Section 11.12 shall prevent SPAC or the Company and/or their respective Affiliates from furnishing customary summarized information concerning the Transactions and publicly available information to their current and prospective investors.

(b) The restriction in Section 11.12(a) shall not apply to the extent the public announcement is required by applicable securities Law, any Governmental Authority or stock exchange rule; provided, however, that in such an event, the party making the announcement shall use its reasonable best efforts to consult with the other party in advance as to its form, content and timing. Disclosures resulting from the parties’ efforts to satisfy or obtain approval or early termination in connection with the Regulatory Approvals and to make any relating filing shall be deemed not to violate this Section 11.12.

11.13 Severability. If any term or provision of this Agreement is held to be invalid, illegal or unenforceable by any court of competent jurisdiction, all other terms and provisions of this Agreement shall remain in full force and effect. The parties further agree that if any provision contained herein is, to any extent, held invalid, illegal or unenforceable in any respect under the Laws governing this Agreement, they shall take any actions necessary to render the remaining provisions of this Agreement valid and enforceable to the fullest extent permitted by Law and, to the extent necessary, shall amend or otherwise modify this Agreement to replace any provision contained herein that is held invalid, illegal or unenforceable with a valid, legal and enforceable provision giving effect to the original intent of the parties.

11.14 Jurisdiction; Waiver of Jury Trial.

(a) Any Action based upon, arising out of or related to this Agreement or the Transactions must be brought in the Court of Chancery of the State of Delaware (or, to the extent such court does not have subject matter jurisdiction, the Complex Commercial Litigation Division of the Delaware Superior Court, New Castle County), or, if it has or can acquire jurisdiction, in the United States District Court for the District of Delaware, and each of the parties irrevocably submits to the exclusive jurisdiction of each such court in any such Action, waives any objection it may now or hereafter have to personal jurisdiction, venue or to convenience of forum, agrees that all claims in respect of the Action shall be heard and determined only in any such court, and agrees not to bring any Action arising out of or relating to this Agreement or the Transactions in any other court. Nothing herein contained shall be deemed to affect the right of any party to serve process in any manner permitted by Law or to commence Actions or otherwise proceed against any other party in any other jurisdiction, in each case, to enforce judgments obtained in any Action brought pursuant to this Section 11.14.

Annex A-96

(b) THE PARTIES EACH HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY PROCEEDING (I) ARISING UNDER THIS AGREEMENT OR UNDER ANY ANCILLARY AGREEMENT OR (II) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES IN RESPECT OF THIS AGREEMENT OR ANY ANCILLARY AGREEMENT OR ANY OF THE TRANSACTIONS RELATED HERETO OR THERETO OR ANY FINANCING IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREBY OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREBY, IN EACH CASE, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY, OR OTHERWISE. THE PARTIES EACH HEREBY AGREES AND CONSENTS THAT ANY SUCH PROCEEDING SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY AND (D) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 11.14.

11.15 Enforcement. The parties hereto agree that irreparable damage could occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to specific enforcement of the terms and provisions of this Agreement, in addition to any other remedy to which any party is entitled at Law or in equity. In the event that any Action shall be brought in equity to enforce the provisions of this Agreement, no party shall allege, and each party hereby waives the defense, that there is an adequate remedy at law, and each party agrees to waive any requirement for the securing or posting of any bond in connection therewith.

11.16 Non-Recourse.

(a) Solely with respect to the Company, SPAC and the Acquisition Entities, this Agreement may only be enforced against, and any claim or cause of action based upon, arising out of, or related to this Agreement or the Transactions may only be brought against, the Company, SPAC or the Acquisition Entities as named parties hereto; and

(b) Except to the extent a party hereto (and then only to the extent of the specific obligations undertaken by such party hereto), (i) no past, present or future director, officer, employee, incorporator, member, partner, stockholder, Affiliate, agent, attorney, advisor or other Representative of the Company or any Acquisition Entity (each, a “Company Non-Recourse Party”) or of SPAC (each, a “SPAC Non-Recourse Party”) and (ii) no past, present or future director, officer, employee, incorporator, member, partner, stockholder, Affiliate (including Sponsor), agent, attorney, advisor or other Representative of any of the foregoing shall have any liability (whether in Contract, tort, equity or otherwise) for any one or more of the representations, warranties, covenants, agreements or other obligations or liabilities of any one or more of the Company, SPAC or the Acquisition Entities under this Agreement for any claim based on, arising out of, or related to this Agreement or the Transactions.

Annex A-97

11.17 Non-Survival of Representations, Warranties and Covenants. Except as otherwise contemplated by Section 10.2, none of the representations, warranties, covenants, obligations or other agreements in this Agreement or in any certificate (including confirmations therein), statement or instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such representations, warranties, covenants, obligations, agreements and other provisions, shall survive the Closing and shall terminate and expire upon the occurrence of the Closing (and there shall be no liability after the Closing in respect thereof), except for (a) those covenants and agreements contained herein that by their terms expressly apply in whole or in part after the Closing and then only with respect to any breaches occurring after the Closing and (b) this Article XI.

[Remainder of page intentionally left blank]

Annex A-98

IN WITNESS WHEREOF the parties have hereunto caused this Business Combination Agreement to be duly executed as of the date first above written.

SPAC:

Mountain Crest Acquisition Corp. V

By:	/s/ Suying Liu
Name:	Suying Liu
Title:	CEO

[Signature Page to Business Combination Agreement]

Annex A-99

IN WITNESS WHEREOF the parties have hereunto caused this Business Combination Agreement to be duly executed as of the date first above written.

COMPANY:

AUM Biosciences Pte. Ltd.

By:	/s/ Vishal Doshi
	Name:	Vishal Doshi
	Title:	Chairman, CEO

[Signature Page to Business Combination Agreement]

Annex A-100

EXHIBIT A

Form of Shareholder Support Agreement

A-1

EXHIBIT B

Form of Sponsor Support Agreement

B-1

EXHIBIT C

Form of Lock-Up Agreement

C-1

EXHIBIT D

Form of Registration Rights Agreement

D-1

JOINDER AGREEMENT

This JOINDER AGREEMENT, dated as of January 27, 2023 (this “Joinder Agreement”), to the Business Combination Agreement (as the same may be amended, restated, supplemented or modified from time to time in accordance with the terms hereof, the “Business Combination Agreement”), dated as of October 19, 2022, by and between Mountain Crest Acquisition Corp. V, a Delaware corporation (“SPAC”), and AUM Biosciences Pte. Ltd., a private company limited by shares incorporated in Singapore, with company registration number 201810204D (the “Company”), is entered into by and between SPAC, the Company, AUM Biosciences Limited, a Cayman Islands exempted company (“Holdco”), AUM Biosciences Subsidiary Pte. Ltd., a private company limited by shares incorporated in Singapore, with company registration number 202238778Z and a direct wholly-owned subsidiary of Holdco (“Amalgamation Sub”), and AUM Biosciences Delaware Merger Sub, Inc., a Delaware corporation and a direct wholly-owned subsidiary of Holdco (“Merger Sub”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Business Combination Agreement.

WHEREAS, Holdco was incorporated after the effective date of the Business Combination Agreement for the purpose of participating in the transactions contemplated thereby and becoming the publicly traded holding company;

WHEREAS, Amalgamation Sub was formed after the effective date of the Business Combination Agreement for the purpose of merging with and into the Company, with the Company being the surviving entity and a wholly-owned subsidiary of Holdco;

WHEREAS, Merger Sub was formed after the effective date of the Business Combination Agreement for the purpose of merging with and into SPAC with SPAC being the surviving entity and a wholly-owned subsidiary of Holdco; and

WHEREAS, the parties hereto desire to execute this Joinder Agreement to evidence each of Holdco’s, Amalgamation Sub’s, and Merger Sub’s execution of the Business Combination Agreement.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Joinder Agreement hereby agree as follows:

1. Agreement to be Bound. Each of Holdco, Amalgamation Sub, and Merger Sub hereby agrees that upon execution of this Joinder Agreement, it shall become a party to the Business Combination Agreement and shall be fully bound by, and subject to, all of the covenants, terms, representations, warranties, rights, obligations and conditions of the Business Combination Agreement applicable to such party as though an original party thereto.

2. Successors and Assigns. This Joinder Agreement shall be binding upon, enforceable by and inure to the benefit of the parties and their respective successors and assigns.

3. Entire Agreement. This Joinder Agreement represents the entire agreement between the parties hereto with respect to the subject matter hereof and, except as expressly provided in this Joinder Agreement or the Business Combination Agreement, supersedes all prior negotiations, representations or agreements, either oral or written, with respect to such subject matter.

4. Counterparts. This Joinder Agreement may be executed in separate counterparts each of which shall be an original and all of which taken together shall constitute one and the same agreement. This Joinder Agreement may be executed and delivered by facsimile or electronic transmission.

5. Governing Law. This Joinder Agreement and any claim, controversy or dispute arising under or related to this Joinder Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and to be performed wholly within such State (including in respect of the statute of limitations or other limitations period applicable hereto), and without regard to the conflicts of laws principles thereof. Any suit brought hereon, whether in contract, tort, equity or otherwise, shall be brought in the exclusive jurisdiction and venue of the courts of the State of Delaware or, if it has or can acquire jurisdiction, in the United States District Court for the District of Delaware, and any appellate court thereof, the parties hereto hereby waiving any claim or defense that such forum is not convenient or proper. Each party hereby agrees that any such court shall have in personam jurisdiction over it, consents to service of process in any manner prescribed in Section 11.14 of the Business Combination Agreement or in any other manner authorized by Delaware law, and agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner specified by applicable law.

6. Headings. The headings contained in this Joinder Agreement are for convenience or reference only and shall not be deemed to alter or affect any provision hereof.

[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Joinder Agreement to be effective as of the date first written above.

SPAC:

Mountain Crest Acquisition Corp. V,
a Delaware corporation

By:	/s/ Suying Liu
Name:	Suying Liu
Title:	Chief Executive Officer

COMPANY:

AUM Biosciences Pte. Ltd.,
a private company limited by shares incorporated in Singapore

By:	/s/ Vishal Doshi
Name:	Vishal Doshi
Title:	Chairman and Chief Executive Officer

HOLDCO:

AUM Biosciences Limited,
a Cayman Islands exempted company

By:	/s/ Vishal Doshi
Name:	Vishal Doshi
Title:	Director

[Signature Page to Joinder Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Joinder Agreement to be effective as of the date first written above.

AMALGAMATION SUB:

AUM Biosciences Subsidiary Pte. Ltd.,
a private company limited by shares incorporated in Singapore

By:	/s/ Vishal Doshi
Name:	Vishal Doshi
Title:	Director

MERGER SUB:

AUM Biosciences Delaware Merger Sub, Inc.,
a Delaware corporation

By:	/s/ Vishal Doshi
Name:	Vishal Doshi
Title:	Director

[Signature Page to Joinder Agreement]

AMENDMENT TO BUSINESS COMBINATION AGREEMENT

THIS AMENDMENT TO BUSINESS COMBINATION AGREEMENT (this “Amendment”) is made as of February 10, 2023 (the “Amendment Date”) by and among Mountain Crest Acquisition Corp. V, a Delaware corporation (“SPAC”), AUM Biosciences Limited, a Cayman Islands exempted company (“Holdco”), AUM Biosciences Subsidiary Pte. Ltd., a private company limited by shares incorporated in Singapore, with company registration number 202238778Z and a direct wholly-owned subsidiary of Holdco (“Amalgamation Sub”), AUM Biosciences Delaware Merger Sub, Inc., a Delaware corporation and a direct wholly-owned subsidiary of Holdco (“Merger Sub”), and AUM Biosciences Pte. Ltd., a private company limited by shares incorporated in Singapore, with company registration number 201810204D (the “Company”). Each of SPAC, the Company, Holdco, Amalgamation Sub and Merger Sub shall individually be referred to herein as a “Party” and, collectively, the “Parties.” Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Agreement (as defined below).

WHEREAS, SPAC and the Company entered into that certain Business Combination Agreement dated as of October 19, 2022 (as may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof, the “Agreement”);

WHEREAS, the Parties entered into that certain joinder agreement dated as of January 27, 2023, pursuant to which Holdco, Amalgamation Sub and Merger Sub joined the Agreement as parties;

WHEREAS, pursuant to Section 11.11 of the Agreement, the Agreement may be amended in whole or in part, by a duly authorized agreement in writing executed in the same manner as the Agreement and which makes reference to the Agreement; and

WHEREAS, the Parties wish to amend the Agreement as set forth in this Amendment.

NOW, THEREFORE, intending to be legally bound and in consideration of the mutual provisions set forth in this Amendment and the Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

ARTICLE 1

AMENDMENT TO THE AGREEMENT

Section 1.1 Amendment to Section 10.1(e) of the Agreement. The date February 15, 2023 with respect to the defined term “Outside Date” in Section 10.1(e) of the Agreement is hereby deleted and shall be replaced with “May 15, 2023.”

ARTICLE 2

MISCELLANEOUS

Section 2.1 No Other Amendment. Except to the extent that any provisions of or any Exhibits or Schedules to the Agreement are expressly amended by Article 1 of this Amendment, all terms and conditions of the Agreement and all other documents, instruments and agreements executed thereunder, shall remain in full force and effect pursuant to the terms thereof. In the event of any inconsistency or contradiction between the terms of this Amendment and the Agreement, the provisions of this Amendment shall prevail and control.

Section 2.2 Reference to the Agreement. On and after the date hereof, each reference in the Agreement to “this Agreement,” “hereof,” “herein,” “herewith,” “hereunder” and words of similar import shall, unless otherwise stated, be construed to refer to the Agreement as amended by this Amendment. No reference to this Amendment need be made in any instrument or document at any time referring to the Agreement and a reference to the Agreement in any such instrument or document shall be deemed to be a reference to the Agreement as amended by this Amendment.

[Signature Page Follows]

2

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

SPAC:
MOUNTAIN CREST ACQUISITION CORP. V

By:	/s/ Suying Liu
Name:	Suying Liu
Title:	Chief Executive Officer

COMPANY:
AUM BIOSCIENCES PTE. LTD.

By:	/s/ Vishal Doshi
Name:	Vishal Doshi
Title:	Chairman and Chief Executive Officer

HOLDCO:
AUM BIOSCIENCES LIMITED

By:	/s/ Vishal Doshi
Name:	Vishal Doshi
Title:	Director

AMALGAMATION SUB:
AUM BIOSCIENCES SUBSIDIARY PTE. LTD.

By:	/s/ Vishal Doshi
Name:	Vishal Doshi
Title:	Director

MERGER SUB:
AUM BIOSCIENCES DELAWARE MERGER SUB, INC.

By:	/s/ Vishal Doshi
Name:	Vishal Doshi
Title:	Director

[Signature Page to the Amendment to the Business Combination Agreement]

AMENDMENT #2 TO BUSINESS COMBINATION AGREEMENT

THIS AMENDMENT #2 TO BUSINESS COMBINATION AGREEMENT (this “Amendment #2”) is made as of March 30, 2023 (the “Amendment Date”) by and among Mountain Crest Acquisition Corp. V, a Delaware corporation (“SPAC”), AUM Biosciences Limited, a Cayman Islands exempted company (“Holdco”), AUM Biosciences Subsidiary Pte. Ltd., a private company limited by shares incorporated in Singapore, with company registration number 202238778Z and a direct wholly-owned subsidiary of Holdco (“Amalgamation Sub”), AUM Biosciences Delaware Merger Sub, Inc., a Delaware corporation and a direct wholly-owned subsidiary of Holdco (“Merger Sub”), and AUM Biosciences Pte. Ltd., a private company limited by shares incorporated in Singapore, with company registration number 201810204D (the “Company”). Each of SPAC, the Company, Holdco, Amalgamation Sub and Merger Sub shall individually be referred to herein as a “Party” and, collectively, the “Parties.” Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Agreement (as defined below).

WHEREAS, SPAC and the Company entered into that certain Business Combination Agreement dated as of October 19, 2022 (as may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof, the “Agreement”);

WHEREAS, the Parties entered into that certain joinder agreement dated as of January 27, 2023, pursuant to which Holdco, Amalgamation Sub and Merger Sub joined the Agreement as parties;

WHEREAS, pursuant to Section 11.11 of the Agreement, the Agreement may be amended in whole or in part, by a duly authorized agreement in writing executed in the same manner as the Agreement and which makes reference to the Agreement;

WHEREAS, the Parties entered into that certain Amendment to Business Combination Agreement dated as of February 10, 2023 (“Amendment #1” and together with this Amendment #2, the “Amendments”), pursuant to which the Agreement was amended in the manner described therein; and

WHEREAS, the Parties wish to further amend the Agreement as set forth in this Amendment #2.

NOW, THEREFORE, intending to be legally bound and in consideration of the mutual provisions set forth in the Amendments and the Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

ARTICLE 1

AMENDMENT TO THE AGREEMENT

Section 1.1 Amendment to Section 3.4(b) of the Agreement. Section 3.4(b) of the Agreement is hereby amended and revised to read as, “(b) As of immediately prior to the Amalgamation Effective Time, (i) no Company Preferred Shares shall be outstanding, (ii) the only Company Interests issued and paid-up shall be 9,841,118 Company Ordinary Shares, and (iii) the Company Preferred Shares shall have been converted into Company Ordinary Shares in compliance with the Company’s Governing Documents and the terms of such Company Preferred Shares.”

Section 1.2 Amendment to Section 6.4(a) of the Agreement. Section 6.4(a) of the Agreement is hereby amended and revised to read as, “(a) the Holdco Board shall consist of no less than five (5) directors, all of whom shall be designated by the Company, and which shall comply with all diversity requirements under applicable Law, each such director to hold office in accordance with the Holdco Governing Documents; and”.

Section 1.3 Amendment to Section 9.1(i) of the Agreement. Section 9.1(i) of the Agreement is hereby deleted and shall be replaced with “[Reserved].”

Section 1.4 Addition of Section 11.18 to the Agreement. Section 11.18 is hereby added to the Agreement and shall read as, “11.18 Termination of Stock Escrow Agreement. Each of SPAC, the Acquisition Entities and the Company hereby determine in their reasonable business judgment that in order to satisfy Section 9.1(e) of this Agreement, SPAC shall seek termination of that certain stock escrow agreement, dated as of November 21, 2021, as amended, restated or otherwise modified from time to time, originally entered by and among SPAC, the initial shareholders listed on the signature pages thereto and Continental Stock Transfer & Trust Company, as escrow agent, and hereby consent to such termination thereof.”

ARTICLE 2

MISCELLANEOUS

Section 2.1 No Other Amendment. Except to the extent that any provisions of or any Exhibits or Schedules to the Agreement are expressly amended by Article 1 of this Amendment #2, all terms and conditions of the Agreement and all other documents, instruments and agreements executed thereunder, shall remain in full force and effect pursuant to the terms thereof. In the event of any inconsistency or contradiction between the terms of this Amendment #2 and the Agreement, the provisions of this Amendment #2 shall prevail and control.

Section 2.2 Reference to the Agreement. On and after the date hereof, each reference in the Agreement to “this Agreement,” “hereof,” “herein,” “herewith,” “hereunder” and words of similar import shall, unless otherwise stated, be construed to refer to the Agreement as amended by the Amendments. No reference to the Amendments need be made in any instrument or document at any time referring to the Agreement and a reference to the Agreement in any such instrument or document shall be deemed to be a reference to the Agreement as amended by the Amendments.

[Signature Page Follows]

2

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

SPAC:
MOUNTAIN CREST ACQUISITION CORP. V

By:	/s/ Suying Liu
Name:	Suying Liu
Title:	Chief Executive Officer

COMPANY:
AUM BIOSCIENCES PTE. LTD.

By:	/s/ Vishal Doshi
Name:	Vishal Doshi
Title:	Chairman and Chief Executive Officer

HOLDCO:
AUM BIOSCIENCES LIMITED

By:	/s/ Vishal Doshi
Name:	Vishal Doshi
Title:	Director

AMALGAMATION SUB:
AUM BIOSCIENCES SUBSIDIARY PTE. LTD.

By:	/s/ Vishal Doshi
Name:	Vishal Doshi
Title:	Director

MERGER SUB:
AUM BIOSCIENCES DELAWARE MERGER SUB, INC.

By:	/s/ Vishal Doshi
Name:	Vishal Doshi
Title:	Director

[Signature Page to the Amendment to the Business Combination Agreement]

AMENDMENT NO. 3 TO BUSINESS COMBINATION AGREEMENT

THIS AMENDMENT NO. 3 TO BUSINESS COMBINATION AGREEMENT (this “Amendment No. 3”) is made as of April 19, 2023 (the “Amendment Date”) by and among Mountain Crest Acquisition Corp. V, a Delaware corporation (“SPAC”), AUM Biosciences Limited, a Cayman Islands exempted company (“Holdco”), AUM Biosciences Subsidiary Pte. Ltd., a private company limited by shares incorporated in Singapore, with company registration number 202238778Z and a direct wholly-owned subsidiary of Holdco (“Amalgamation Sub”), AUM Biosciences Delaware Merger Sub, Inc., a Delaware corporation and a direct wholly-owned subsidiary of Holdco (“Merger Sub”), and AUM Biosciences Pte. Ltd., a private company limited by shares incorporated in Singapore, with company registration number 201810204D (the “Company”). Each of SPAC, the Company, Holdco, Amalgamation Sub and Merger Sub shall individually be referred to herein as a “Party” and, collectively, the “Parties.” Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Agreement (as defined below).

WHEREAS, SPAC and the Company entered into that certain Business Combination Agreement dated as of October 19, 2022 (as may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof, the “Agreement”);

WHEREAS, the Parties entered into that certain joinder agreement dated as of January 27, 2023, pursuant to which Holdco, Amalgamation Sub and Merger Sub joined the Agreement as parties;

WHEREAS, pursuant to Section 11.11 of the Agreement, the Agreement may be amended in whole or in part, by a duly authorized agreement in writing executed in the same manner as the Agreement and which makes reference to the Agreement;

WHEREAS, the Parties entered into that certain Amendment to Business Combination Agreement dated as of February 10, 2023 (“Amendment No. 1”) and Amendment # 2 to Business Combination Agreement dated as of March 30, 2023 (“Amendment No. 2,” and together with Amendment No. 1 and this Amendment No. 3, the “Amendments”), pursuant to which the Agreement was amended in the manner described therein; and

WHEREAS, the Parties wish to further amend the Agreement as set forth in this Amendment No. 3.

NOW, THEREFORE, intending to be legally bound and in consideration of the mutual provisions set forth in the Amendments and the Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

ARTICLE 1

AMENDMENT TO THE AGREEMENT

Section 1.1 Amendment to Section 1.1.46 of the Agreement. Section 1.1.46 of the Agreement is hereby amended and revised to read as, ““Fully-Diluted Company Shares” means the sum of (a) the total number of outstanding Company Ordinary Shares and (b) the total number of Company Ordinary Shares underlying the total number of outstanding Company Options, in each case, as of immediately prior to the Closing.”

Section 1.2 Amendment to Section 3.4(b) of the Agreement. Section 3.4(b) of the Agreement is hereby amended and revised to read as, “(b) As of immediately prior to the Amalgamation Effective Time, (i) no Company Preferred Shares shall be outstanding, (ii) the only Company Interests issued and paid-up shall be 9,125,538 Company Ordinary Shares, and (iii) the Company Preferred Shares shall have been converted into Company Ordinary Shares in compliance with the Company’s Governing Documents and the terms of such Company Preferred Shares.”

ARTICLE 2

MISCELLANEOUS

Section 2.1 No Other Amendment. Except to the extent that any provisions of or any Exhibits or Schedules to the Agreement are expressly amended by Article 1 of this Amendment No. 3, all terms and conditions of the Agreement and all other documents, instruments and agreements executed thereunder, shall remain in full force and effect pursuant to the terms thereof. In the event of any inconsistency or contradiction between the terms of this Amendment No. 3 and the Agreement, the provisions of this Amendment No. 3 shall prevail and control.

Section 2.2 Reference to the Agreement. On and after the date hereof, each reference in the Agreement to “this Agreement,” “hereof,” “herein,” “herewith,” “hereunder” and words of similar import shall, unless otherwise stated, be construed to refer to the Agreement as amended by the Amendments. No reference to the Amendments need be made in any instrument or document at any time referring to the Agreement and a reference to the Agreement in any such instrument or document shall be deemed to be a reference to the Agreement as amended by the Amendments.

[Signature Page Follows]

2

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

SPAC:
MOUNTAIN CREST ACQUISITION CORP. V

By:	/s/ Suying Liu
Name:	Suying Liu
Title:	Chief Executive Officer

COMPANY:
AUM BIOSCIENCES PTE. LTD.

By:	/s/ Vishal Doshi
Name:	Vishal Doshi
Title:	Chairman and Chief Executive Officer

HOLDCO:
AUM BIOSCIENCES LIMITED

By:	/s/ Vishal Doshi
Name:	Vishal Doshi
Title:	Director

AMALGAMATION SUB:
AUM BIOSCIENCES SUBSIDIARY PTE. LTD.

By:	/s/ Vishal Doshi
Name:	Vishal Doshi
Title:	Director

MERGER SUB:
AUM BIOSCIENCES DELAWARE MERGER SUB, INC.

By:	/s/ Vishal Doshi
Name:	Vishal Doshi
Title:	Director

[Signature Page to Amendment No. 3 to Business Combination Agreement]

Annex B

AUM Biosciences Limited

2023 SHARE INCENTIVE PLAN

Section 1. Purpose.

The purpose of the AUM Biosciences Limited 2023 Share Incentive Plan (as amended from time to time, “2023 Plan”) is to enhance the ability of AUM Biosciences Limited (the “Company”) to attract and retain exceptionally qualified individuals and to encourage them to acquire a proprietary interest in the growth and performance of the Company.

This 2023 Plan is adopted by the Company in connection with the anticipated consummation of the Business Combination. From and after the time of the Business Combination, the Company intends to use this 2023 Plan to grant new Awards (as defined below) to eligible Participants (as defined below) from time to time, subject to and in accordance with the terms and conditions described herein.

Section 2. Structure.

Each Award granted by the Company pursuant to the terms of this 2023 Plan, shall be granted to each Participant, and the corresponding Shares (as defined below) issuable upon the exercise of such Award (the “Award Shares”) shall be issued to the Participants or an entity designated by the Participants.

Section 3. Definitions.

As used in this 2023 Plan and any Award Agreement (as defined below), the following terms shall have the meanings set forth below:

(a) “2023 Plan” shall have the meaning set forth in Section 1.

(b) “Administrator” shall have the meaning set forth in Section 5.

(c) “Affiliate” shall mean (i) any entity that, directly or indirectly, is controlled by the Company and (ii) any entity in which the Company has a significant equity interest, in either case as determined by the Administrator.

(d) “Applicable Laws” shall mean all laws, statutes, regulations, ordinances, rules or governmental requirements that are applicable to this 2023 Plan or any Award granted pursuant to this 2023 Plan, including but not limited to the applicable laws of Singapore, the United States and the Cayman Islands, and the rules and requirements of any applicable securities exchange.

(e) “Award” shall mean any Option, award of Restricted Share, Restricted Share Unit or Other Share-Based Award granted under this 2023 Plan.

(f) “Award Agreement” shall mean any written agreement, contract or other instrument or document evidencing any Award granted under this 2023 Plan.

(g) “Board” shall mean the board of directors of the Company.

(h) “Business Combination” shall mean the transactions contemplated by that certain Business Combination Agreement dated October 19, 2022, by and among the AUM Biosciences Pte. Ltd. and Mountain Crest Acquisition Corp. V.

Annex B-1

(i) “Committee” shall mean a compensation committee of the Board or another board committee designated by the Board to administer this 2023 Plan.

(j) “Company” shall mean AUM Biosciences Limited, a company incorporated under the laws of the Cayman Islands, together with any successor thereto.

(k) “Consultant” means any individual, including an advisor, who is engaged by the Company or an Affiliate to render services and is compensated for such services, and any director of the Company whether or not compensated for such services.

(l) [Reserved].

(m) “Fair Market Value” shall mean, with respect to any property (including, without limitation, any Shares or other securities) the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Administrator.

(n) “Option” shall mean an option granted under Section 7 hereof.

(o) “Other Share-Based Award” shall mean a right granted under Section 9 hereof.

(p) “Participant” shall mean an individual granted an Award under this 2023 Plan.

(q) [Reserved].

(r) “Restricted Share” shall mean any Share granted under Section 8 hereof.

(s) “Restricted Share Unit” shall mean a contractual right granted under Section 8 hereof that is denominated in Shares, each of which represents a right to receive the value of a Share (or a percentage of such value, which percentage may be higher than 100%) upon the terms and conditions set forth in this 2023 Plan and the applicable Award Agreement.

(t) “Shares” shall mean Ordinary Shares of the Company, par value US$0.0001 per share.

(u) “Substitute Awards” shall mean Awards granted in assumption of, or in substitution for, outstanding awards previously granted by, or held by the employees of, a company or other entity or business acquired (directly or indirectly) by the Company or with which the Company combines.

Section 4. Eligibility.

(a) Employees (each, an “Employee”) and Consultants of the Company or an Affiliate are eligible to participate in this 2023 Plan. An Employee or Consultant who has been granted an Award may, if he or she is otherwise eligible, be granted additional Awards.

(b) An individual who has agreed to accept employment by, or to provide services to, the Company or an Affiliate shall be deemed to be eligible for Awards hereunder.

Section 5. Administration.

(a) This 2023 Plan shall be administered by the Administrator formed in accordance with applicable laws and stock exchange rules, unless otherwise determined by the Board. The term “Administrator” shall refer to the Board or the Committee, as applicable. The Administrator may delegate its duties and powers under this 2023 Plan in whole or in part to a person or a board committee designated by it.

Annex B-2

(b) Subject to the terms of this 2023 Plan and Applicable Laws, the Administrator shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards (including Substitute Awards) to be granted to each Participant under this 2023 Plan; (iii) determine the number of Shares to be covered by (or with respect to which payments, rights, or other matters are to be calculated in connection with) Awards; (iv) determine the terms and conditions of any Award including, but not limited to, any restrictions or limitations on the Award, any schedule for lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, any provisions related to non-competition and recapture of gain on an Award, based in each case on such considerations as the Administrator in its sole discretion determines; (v) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, other Awards, or other property, or canceled, forfeited or suspended, and the method or methods by which Awards may be settled, exercised, canceled, forfeited or suspended; (vi) determine whether, to what extent, and under what circumstances cash, Shares, other securities, other Awards, other property, and other amounts payable with respect to an Award under this 2023 Plan shall be deferred either automatically or at the election of the holder thereof or of the Administrator; (vii) interpret and administer this 2023 Plan and any instrument or agreement relating to, or Award made under, this 2023 Plan; (viii) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of this 2023 Plan; (ix) determine whether and to what extent Awards should comply or continue to comply with any requirement of statute or regulation; (x) determine whether and to what extent Awards should continue being effective in the event of a change of control of the Company including, but not limited to, canceling Awards and causing to be paid to the holders of vested Awards the value of such Awards, if any, as determined by the Administrator, in its sole discretion, it being understood that in the case of any Option with an exercise price that equals or exceeds the price paid for a Share in connection with a change of control of the Company, the Administrator may cancel the Option without the payment of consideration therefor; and (xi) make any other determination and take any other action that the Administrator deems necessary or desirable for the administration of this 2023 Plan.

(c) All decisions of the Administrator shall be final, conclusive and binding upon all persons, including the Company, the shareholders of the Company and the Participants and their beneficiaries.

(d) The Administrator may impose restrictions on any Award with respect to non-competition, confidentiality, lock-up and any other events that it considers to be detrimental to the Company, and impose other restrictive covenants as it deems necessary or appropriate in its sole discretion. In the event that these restrictions are breached, the Administrator may request the Participants to return all benefits made available to them under this 2023 Plan and such Participants shall cease to be entitled to potential benefits intended to be made available to them under this 2023 Plan.

Section 6. Shares Available for Awards.

(a) Subject to adjustment as provided below, the maximum aggregate number of Shares that may be issued pursuant to all Awards shall initially not exceed 881,350 Shares.

(b) If, after the effective date of this 2023 Plan, any Shares covered by an Award, or to which such an Award relates, are forfeited, cancelled or if such an Award otherwise terminates without the delivery of Shares or of other consideration, then the Shares covered by such Award, or to which such Award relates, to the extent of any such forfeiture or termination, shall again be, or shall become, available for issuance under this 2023 Plan.

(c) In the event that any Option or other Award granted hereunder (other than a Substitute Award) is exercised through the delivery of Shares, or in the event that withholding tax liabilities arising from such Option or Award are satisfied by the withholding of Shares by the Company, the number of Shares available for Awards under this 2023 Plan shall be increased by the number of Shares so surrendered or withheld.

(d) Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares, treasury Shares or Shares purchased on the open market.

Annex B-3

(e) In the event that the Administrator shall determine that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that an adjustment is determined, in its absolute discretion, by the Administrator to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this 2023 Plan, then the Administrator shall, in such manner as it may deem appropriate, adjust any or all of (i) the number and type of Shares (or other securities or property) which thereafter may be made the subject of Awards, including the aggregate limit specified in Section 6(a) hereof, (ii) the number and type of Shares (or other securities or property) subject to outstanding Awards, (iii) the grant price, purchase price, or exercise price with respect to any Award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award, and (iv) the minimum number of Shares which may be acquired by the holder of an outstanding Award at any one time; provided, however, that the number of Shares subject to any Award denominated in Shares shall always be a whole number.

(f) Shares underlying Substitute Awards shall not reduce the number of Shares remaining available for issuance under this 2023 Plan.

(g) Except as expressly provided in this 2023 Plan, no Participant shall have any rights by reason of any subdivision or consolidation of Shares of any class, the payment of any dividend, any increase or decrease in the number of shares of any class or any dissolution, liquidation, merger, or consolidation of the Company or any other corporation. Except as expressly provided in this 2023 Plan or pursuant to action of the Administrator under this 2023 Plan, no issuance by the Company of shares of any class, or securities convertible into shares of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of shares subject to an Award or the grant or exercise price of any Award.

Section 7. Options.

The Administrator is hereby authorized to grant Options to Participants with the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of this 2023 Plan, as the Administrator shall determine and set forth in the Award Agreement:

(a) The purchase price per Share under an Option shall be determined by the Administrator.

(b) The term of each Option shall be fixed by the Administrator.

(c) The Administrator shall determine the time or times at which an Option may be exercised in whole or in part, and the method or methods by which, and the form or forms, including, without limitation, cash, Shares, other Awards, or other property, or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant exercise price, in which, payment of the exercise price with respect thereto may be made or deemed to have been made.

Section 8. Restricted Shares and Restricted Share Units.

(a) The Administrator is hereby authorized to grant Awards of Restricted Shares and Restricted Share Units to Participants.

(b) Restricted Shares and Restricted Share Units shall be subject to such restrictions as the Administrator may impose (including, without limitation, any limitation on the right to vote a Restricted Share or the right to receive any dividend or other right or property), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise, as the Administrator may deem appropriate.

Annex B-4

(c) Any Restricted Share granted under this 2023 Plan may be evidenced in such manner as the Administrator may deem appropriate including, without limitation, book-entry registration or issuance of a share certificate or certificates, creation of a new class of shares or amendment of the Memorandum and/or Articles of Association of the Company. In the event any share certificate is issued in respect of Restricted Shares granted under this 2023 Plan, such certificate shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Share.

Section 9. Other Share-Based Awards.

The Administrator is hereby authorized to grant to Participants such other Awards (including, without limitation, share appreciation rights and rights to dividends and dividend equivalents) that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares) as are deemed by the Administrator to be consistent with the purposes of this 2023 Plan. Subject to the terms of this 2023 Plan, the Administrator shall determine the terms and conditions of such Awards. Shares or other securities delivered pursuant to a purchase right granted under this Section 9 shall be purchased for such consideration, which may be paid by such method or methods and in such form or forms, including, without limitation, cash, Shares, other securities, other Awards, or other property, or any combination thereof, as the Administrator shall determine.

Section 10. General Provisions Applicable to Awards.

(a) All Awards shall be evidenced by an Award Agreement between the Company and each Participant.

(b) Awards shall be granted for no cash consideration or for such minimal cash consideration as may be required by Applicable Laws.

(c) Awards may, in the discretion of the Administrator, be granted either alone or in addition to or in tandem with any other Award or any award granted under any other plan of the Company. Awards granted in addition to or in tandem with other Awards, or in addition to or in tandem with awards granted under any other plan of the Company, may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

(d) Subject to the terms of this 2023 Plan, payments or transfers to be made by the Company upon the grant, exercise or payment of an Award may be made in such form or forms as the Administrator shall determine including, without limitation, cash, Shares, other securities, other Awards, or other property, or any combination thereof, and may be made in a single payment or transfer, in installments, or on a deferred basis, in each case in accordance with rules and procedures established by the Administrator. Such rules and procedures may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of dividend equivalents in respect of installment or deferred payments.

(e) Unless the Board or the Administrator shall otherwise determine, no Award and no right under any such Award, shall be assignable, alienable, saleable or transferable by a Participant otherwise than by will or by the laws of descent and distribution; provided, however, that, if so determined by the Administrator or the Board, a Participant may, in the manner established by the Administrator, designate a beneficiary or beneficiaries to exercise the rights of the Participant, and to receive any property distributable, with respect to any Award upon the death of the Participant. Each Award, and each right under any Award, shall be exercisable during the Participant’s lifetime only by the Participant or, if permissible under Applicable Laws and the applicable Award Agreement, by the Participant’s guardian or legal representative. No Award and no right under any such Award, may be pledged, charged, mortgaged, alienated, attached, or otherwise encumbered, and any purported pledge, charge, mortgage, alienation, attachment or encumbrance thereof shall be void and unenforceable against the Company. The provisions of this paragraph shall not apply to any Award which has been fully exercised, earned or paid, as the case may be, and shall not preclude forfeiture of an Award in accordance with the terms hereof and of the applicable Award Agreement.

Annex B-5

(f) All certificates for Shares or other securities delivered under this 2023 Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Administrator may deem advisable under this 2023 Plan or the rules, regulations, and other requirements of the United States Securities and Exchange Commission, any stock exchange upon which such Shares or other securities are then listed, and any Applicable Laws, and the Administrator may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(g) No Shares shall be delivered under the 2023 Plan to any Participant until such Participant has made arrangements acceptable to the Administrator for the satisfaction of any income and employment tax withholding obligations under Applicable Laws. The Company or any of its subsidiaries shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company or its subsidiaries, an amount sufficient to satisfy all applicable taxes (including the Participant’s payroll tax obligations) required or permitted by Applicable Laws to be withheld with respect to any taxable event concerning a Participant arising as a result of the 2023 Plan. The Administrator may in its discretion and in satisfaction of the foregoing requirement allow a Participant to elect to have the Company withhold Shares otherwise issuable under an Award (or allow the return of Shares) having a Fair Market Value equal to the sum required to be withheld. Notwithstanding any other provision of the 2023 Plan, the number of Shares which may be withheld with respect to the issuance, vesting, exercise or payment of any Award (or which may be repurchased from the Participant of such Award after such Shares were acquired by the Participant from the Company) in order to satisfy any income and payroll tax liabilities applicable to the Participant with respect to the issuance, vesting, exercise or payment of the Award shall, unless specifically approved by the Administrator, be limited to the number of Shares which have a Fair Market Value on the date of withholding or repurchase equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates for the applicable income and payroll tax purposes that are applicable to such supplemental taxable income.

Section 11. Amendment and Termination.

(a) Except to the extent prohibited by Applicable Laws and unless otherwise expressly provided in an Award Agreement or in this 2023 Plan, the Administrator may amend, alter, suspend, discontinue or terminate this 2023 Plan, or any Award Agreement hereunder or any portion hereof or thereof at any time; provided, however, that no such amendment, alteration, suspension, discontinuation or termination shall be made without (i) shareholder approval with such legally mandated threshold for a resolution of the shareholders of the Company, if such approval is necessary to comply with any tax or regulatory requirement for which or with which the Administrator deems it necessary or desirable to qualify or comply, (ii) shareholder approval with such threshold for a resolution of the shareholders of the Company in respect of such amendment, alteration, suspension, discontinuation or termination as provided in the Company’s Memorandum and Articles of Association for any amendment to this 2023 Plan that increases the total number of Shares reserved for the purposes of this 2023 Plan, and (iii) with respect to any Award Agreement, the consent of the affected Participant, if such action would materially and adversely affect the rights of such Participant under any outstanding Award.

(b) The Administrator may waive any conditions or rights under, amend any terms of, or amend, alter, suspend, discontinue or terminate, any Award theretofore granted, prospectively or retroactively, without the consent of any relevant Participant or holder or beneficiary of an Award; provided, however, that no such action shall materially and adversely affect the rights of any affected Participant or holder or beneficiary under any Award theretofore granted under this 2023 Plan; and provided further that, except as provided in Section 6(e) hereof, no such action shall reduce the exercise price of any Option established at the time of grant thereof.

(c) The Administrator shall be authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 6(e) hereof affecting the Company, or the financial statements of the Company, or of changes in Applicable Laws or accounting principles); whenever the Administrator determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this 2023 Plan.

Annex B-6

(d) Any provision of this 2023 Plan or any Award Agreement to the contrary notwithstanding, with the affected Participant’s consent, the Administrator may cause any Award granted hereunder to be canceled in consideration of a cash payment or alternative Award made to the holder of such canceled Award equal in value to the Fair Market Value of such canceled Award as of the time of the cancellation.

(e) The Administrator may correct any defect, supply any omission, or reconcile any inconsistency in this 2023 Plan or any Award in the manner and to the extent it shall deem desirable to carry this 2023 Plan into effect.

Section 12. Withholding Taxes.

The exercise of each Award granted under this 2023 Plan shall be subject to the condition that, if at any time, the Administrator shall determine that the satisfaction of withholding tax is necessary or desirable in respect of such exercise, such exercise shall not be effective unless such withholding has been effected to the satisfaction of the Administrator. In such circumstances, the Administrator may require the exercising Participant to pay to the Company, in addition to and in the same manner as the exercise price for the Award Shares, such amount as the Company or any Affiliate is obliged to remit to the relevant taxing authority in respect of the exercise of the Awards. Alternatively, the Administrator may direct the Company or an Affiliate thereof to withhold the appropriate amount of tax from the applicable Participant’s salary in connection with a requested exercise. Any such additional payment shall be due no later than the date as of which any amount with respect to the Award exercised first becomes includable in the gross income of the exercising Participant for tax purposes.

Section 13. Miscellaneous.

(a) No Employee, independent contractor, Participant or other person shall have any claim to be granted any Award under this 2023 Plan, and there is no obligation for uniformity of treatment of Employees, independent contractors, Participants, or holders or beneficiaries of Awards under this 2023 Plan. The terms and conditions of Awards need not be the same with respect to each recipient.

(b) Nothing contained in this 2023 Plan shall prevent the Company from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

(c) The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ or service of the Company or any Affiliate. Further, the Company or the applicable Affiliate may at any time dismiss a Participant from employment or terminate the services of an independent contractor, free from any liability, or any claim under this 2023 Plan, unless otherwise expressly provided in this 2023 Plan or in any Award Agreement or in any other agreement binding upon the parties.

(d) If any provision of this 2023 Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction, or as to any person or Award, or would disqualify this 2023 Plan or any Award under any Applicable Laws, such provision shall (to the fullest extent permitted by Applicable Laws) be construed or deemed to be amended to conform to Applicable Laws, or if it cannot be so construed or deemed to be amended without, in the determination of the Administrator, materially altering the intent of this 2023 Plan or the Award, such provision shall be stricken as to such jurisdiction, person or Award, and the remainder of this 2023 Plan and any such Award shall remain in full force and effect.

(e) Awards payable under this 2023 Plan shall be payable in Shares or from the general assets of the Company, and no special or separate reserve, fund or deposit shall be made to assure payment of such awards. No Participant, beneficiary or other person shall have any right, title or interest in any fund or in any specific asset (including Shares, except as expressly otherwise provided) of the Company or one of its subsidiaries by reason of any award hereunder.

Annex B-7

(f) Neither this 2023 Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a Participant. To the extent that any person acquires a right to receive payments from the Company pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company.

(g) No fractional Shares shall be issued or delivered pursuant to this 2023 Plan or any Award, and the Administrator shall determine whether cash, other securities or other property shall be paid or transferred in lieu of any fractional Shares, or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

(h) [Reserved].

(i) In order to assure the viability of Awards granted to Participants employed in various jurisdictions, the Administrator may, in its sole discretion, provide for such special terms as it may consider necessary or appropriate to accommodate differences in local law, tax policy, or custom applicable in the jurisdiction in which the Participant resides or is employed. Moreover, the Administrator may approve such supplements to, amendments, restatements or alternative versions of this 2023 Plan as it may consider necessary or appropriate for such purposes without thereby affecting the terms of this 2023 Plan as in effect for any other purpose; provided, however, that no such supplements, restatements or alternative versions shall increase the share limitations contained in Section 6 hereof. Notwithstanding the foregoing, the Administrator may not take any actions hereunder, and no Awards shall be granted, that would violate any Applicable Laws.

(j) The Company shall not be obligated to grant any Awards, permit the exercise of any Awards, issue any Award Shares upon the exercise of any Awards, make any payments or take any other action pursuant to this 2023 Plan if, in the opinion of the Administrator, such action would conflict or be inconsistent with any Applicable Law or the Company’s trading policies, and the Administrator reserves the right to refuse to take such action for so long as such conflict or inconsistency or issue remains outstanding.

(k) The Company shall maintain a register of Awards granted to the Participants and Award Shares issued to the Participants or an entity designated by the Participants, including the dates of grant of such Awards and the exercise of such Awards and any other details as the Administrator may deem appropriate.

(l) The 2023 Plan and all Award Agreements shall be governed by and construed in accordance with the laws of the Cayman Islands.

Section 14. Effective Date of 2023 Plan.

The 2023 Plan shall be effective after the closing the Business Combination, its approval by the Board of the Company and its approval by the shareholders of the Company (the “Effective Date”).

Section 15. Term of 2023 Plan.

No Award shall be granted under this 2023 Plan after the tenth anniversary of the Effective Date. However, unless otherwise expressly provided in this 2023 Plan or in an applicable Award Agreement, any Award theretofore granted may extend beyond such date, and the authority of the Administrator to amend, alter, adjust, suspend, discontinue, or terminate any such Award, or to waive any conditions or rights under any such Award, and the authority of the Board to amend this 2023 Plan, shall extend beyond such date.

Annex B-8

Annex C

THE COMPANIES ACT (AS REVISED)
OF THE CAYMAN ISLANDS
COMPANY LIMITED BY SHARES

AMENDED AND RESTATED
MEMORANDUM AND ARTICLES

OF

ASSOCIATION

OF

AUM BIOSCIENCES LIMITED

(Adopted pursuant to a special resolution passed on [    ] 2023 and effective on [    ] 2023)

THE COMPANIES ACT (AS REVISED)
OF THE CAYMAN ISLANDS
COMPANY LIMITED BY SHARES

AMENDED AND RESTATED

MEMORANDUM OF ASSOCIATION

OF

AUM BIOSCIENCES LIMITED

(Adopted pursuant to a special resolution passed on [    ] 2023 and effective on [    ] 2023)

1.	The name of the Company is AUM Biosciences Limited.

2.	The registered office of the Company shall be at the offices of Maples Corporate Services Limited at PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands, or at such other place as the Directors may determine.

3.	The objects for which the Company is established are unrestricted and the Company shall have full power and authority to carry out any object not prohibited by the Companies Act (As Revised) or as the same may be revised from time to time, or any other law of the Cayman Islands.

4.	The liability of each Member is limited to the amount from time to time unpaid on such Member’s Shares.

5.	The authorized share capital of the Company is US$50,000 divided into 500,000,000 ordinary shares of a par value of US$0.0001 each. Subject to the Companies Act (As Revised) and the Amended and Restated Articles of Association of the Company, the Company shall have power to redeem or purchase any of its Shares and to increase or reduce its authorized share capital and to sub-divide or consolidate the said Shares or any of them and to issue all or any part of its capital whether original, redeemed, increased or reduced with or without any preference, priority, special privilege or other rights or subject to any postponement of rights or to any conditions or restrictions whatsoever and so that unless the conditions of issue shall otherwise expressly provide every issue of shares whether stated to be ordinary, preference or otherwise shall be subject to the powers on the part of the Company hereinbefore provided.

6.	The Company has power to register by way of continuation as a body corporate limited by shares under the laws of any jurisdiction outside the Cayman Islands and to be deregistered in the Cayman Islands.

7.	Capitalized terms that are not defined in this Amended and Restated Memorandum of Association bear the same meaning as those given in the Amended and Restated Articles of Association of the Company.

THE COMPANIES ACT (AS REVISED)
OF THE CAYMAN ISLANDS
COMPANY LIMITED BY SHARES

AMENDED AND RESTATED

ARTICLES OF ASSOCIATION

OF

AUM BIOSCIENCES LIMITED

(Adopted pursuant to a special resolution passed on [    ] 2023 and effective on [    ] 2023)

INTERPRETATION

1.	In these Articles Table A in the First Schedule to the Statute does not apply and, unless there is something in the subject or context inconsistent therewith:

“Affiliate”	means, with respect to any specified Person, any other Person who directly or indirectly Controls, is Controlled by, or is under common Control with such specified Person, provided. With respect to any Person who is a natural Person, such Person’s Affiliates shall also include his or her Immediate Family Members and their respective Affiliates;

“Articles”	means these amended and restated articles of association of the Company, as amended and altered from time to time by Special Resolutions;

“Audit Committee”	means the audit committee of the Company formed by the Board pursuant to Article 139 hereof, or any successor audit committee.

“Auditor”	means the person for the time being performing the duties of auditor of the Company (if any);

“Board” and “Board of Directors”	means the board of directors of the Company;

“Business Day”	means any day other than a Saturday, Sunday or other day on which commercial banking institutions in New York, Singapore or the Cayman Islands are authorized or required by Law or executive order to close;

“Chairman”	means the chairman of the Board of Directors;

“Class” or “Classes”	means any class or classes of Shares as may from time to time be issued by the Company;

“Commission”	means the Securities and Exchange Commission of the United States of America or any other federal agency for the time being administering the Securities Act;

“Company”	means AUM Biosciences Limited, a Cayman Islands exempted company;

“Company’s Website”	means the main corporate/investor relations website of the Company, the address or domain name of which has been disclosed in any registration statement filed by the Company in connection or which has otherwise been notified to Members;

Annex C-1

“Control”	means, as used with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise; the terms “Controlled by” and “under common Control with” shall have correlative meanings;

“Designated Stock Exchange”	means the stock exchange in the United States on which any Shares are listed for trading;

“Designated Stock Exchange Rules”	means the relevant code, rules and regulations, as amended, from time to time, applicable as a result of the original and continued listing of any Shares on the Designated Stock Exchange;

“Directors”	means the directors for the time being of the Company;

“Electronic Transactions Act”	means the Electronic Transactions Act (As Revised) of the Cayman Islands and any statutory amendment or re-enactment thereof;

“Government Authority”	means any nation or government or any province or state or any other political subdivision thereof, or any entity, authority or body exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any government authority, agency, department, board, commission or instrumentality or any political subdivision thereof, any court, tribunal or arbitrator, and any self-regulatory organization or national or international stock exchange on which the securities of the applicable Party or its Affiliates are listed;

“Immediate Family Members”	means, with respect to any natural Person, (a) such Person’s spouse, parents, parents-in-law, grandparents, children, grandchildren, siblings and siblings-in-law (in each case whether adoptive or biological), (b) spouses of such Person’s children, grandchildren and siblings (in each case whether adoptive or biological), and (c) estates, trusts, partnerships and other Persons which directly or indirectly through one or more intermediaries are Controlled by the foregoing;

“Law”	means any federal, state, territorial, foreign or local law, common law, statute, ordinance, rule, regulation, code, measure, notice, circular, opinion or order of any Government Authority, including any rules promulgated by a stock exchange or regulatory body;

“Lien”	means any encumbrance, right, interest or restriction, including any mortgage, judgment lien, materialman’s lien, mechanic’s lien, other lien (statutory or otherwise), charge, security interest, pledge, hypothecation, encroachment, easement, title defect, title retention agreement, voting trust agreement, right of pre-emption, right of first refusal, claim, option, limitation, forfeiture, penalty, equity, adverse interest or other third party right or security interest of any kind or an agreement, arrangement or obligation to create any of the foregoing;

“Member”	has the same meaning as in the Statute;

“Memorandum”	means the amended and restated memorandum of association of the Company or as amended and altered from time to time by Special Resolutions;

Annex C-2

“Ordinary Resolution”	means a resolution passed by a simple majority of the votes cast by the Members as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at a general meeting, and includes a unanimous written resolution. In computing the majority when a poll is demanded regard shall be had to the number of votes to which each Member is entitled by these Articles;

“Ordinary Shares”	means the ordinary shares of a par value of US$0.0001 each in the share capital of the Company having the rights set out in these Articles;

“Person”	means any individual or any company, partnership, firm, corporation, limited liability company, association, trust, unincorporated organization or other entity;

“Register of Members”	means the register maintained in accordance with the Statute and includes (except where otherwise stated) any branch or duplicate Register of Members;

“Registered Office”	means the registered office for the time being of the Company;

“Seal”	means the common seal of the Company and includes every duplicate seal;

“Securities Act”	means the Securities Act of 1933 of the United States of America, as amended, or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time;

“Secretary”	means any person, firm, corporation or other entity appointed by the Board to perform any of the duties of secretary of the Company and includes any assistant, deputy, temporary or acting secretary;

“Share” and “Shares”	means a share in the capital of the Company, and includes an Ordinary Share. All references to “Shares” herein shall be deemed to be Shares of any or all Classes as the context may require;

“Share Premium Account”	means the share premium account established in accordance with these Articles and the Statute;

“Special Resolution”	has the same meaning as in the Statute, and includes a unanimous written resolution;

“Statute”	means the Companies Act (As Revised) of the Cayman Islands, as amended;

“US$”	means the lawful money of the United States of America; and

“United States”	means the United States of America, its territories, its possessions and all areas subject to its jurisdiction.

2.	In these Articles:

2.1.	words importing the singular number include the plural number and vice versa;

2.2.	words importing the masculine gender include the feminine gender;

2.3.	words importing persons include corporations as well as any other legal or natural person;

Annex C-3

2.4.	references to provisions of any law or regulation shall be construed as references to those provisions as amended, modified, re-enacted or replaced from time to time;

2.5.	the word “including” or any variation thereof means (unless the context of its usage otherwise requires) “including, without limitation” and shall not be construed to limit any general statement that it follows to the specific or similar items or matters immediately following it;

2.6.	when calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to these Articles, the date that is the reference date in calculating such period shall be excluded;

2.7.	“fully-diluted” or any variation thereof means all of the issued and outstanding Shares, treating the maximum number of Shares issuable under any issued and outstanding Convertible Securities and all Shares reserved for issuance under the ESOP as issued and outstanding;

2.8.	references to “in the ordinary course of business” and comparable expressions mean the ordinary and usual course of business of the relevant party, consistent in all material respects (including nature and scope) with the prior practice of such party;

2.9.	references to “writing,” “written” and comparable expressions include any mode of representing or reproducing words in a legible and nontransitory form (including in the form of an Electronic Record (as defined in the Electronic Transactions Act)), including emails and faxes, provided the sender complies with the provision of Article 165;

2.10.	if any payment hereunder would have been, but for this Article, due and payable on a date that is not a Business Day, then such payment shall instead be due and payable on the first Business Day after such date;

2.11.	headings are inserted for reference only and shall be ignored in construing these Articles;

2.12.	any requirements as to execution or signature under the Articles including the execution of the Articles themselves can be satisfied in the form of an electronic signature as defined in the Electronic Transactions Act;

2.13.	Sections 8 and 19(3) of the Electronic Transactions Act shall not apply;

2.14.	the term “holder” in relation to a Share means a person whose name is entered in the Register of Members as the holder of such Share; and

2.15.	the term “and/or” is used to mean both “and” as well as “or.” The use of “and/or” in certain contexts in no respects qualifies or modifies the use of the terms “and” or “or” in others. The term “or” shall not be interpreted to be exclusive and the term “and” shall not be interpreted to require the conjunctive (in each case, unless the context otherwise requires).

SHARE CAPITAL

3.	(1) The authorized share capital of the Company is US$50,000 divided into 500,000,000 shares of a par value of US$0.0001 each.

(2) Subject to the Statute, the Memorandum and these Articles and, where applicable, Designated Stock Exchange Rules and/or the rules of any competent regulatory authority, any power of the Company to purchase or otherwise acquire its own shares shall be exercisable by the Board in such manner, upon such terms and subject to such conditions as it thinks fit.

Annex C-4

SHARES

4.	Subject to the Law, these Articles and, where applicable, the Designated Stock Exchange Rules (and to any direction that may be given by the Company during a general meeting) and without prejudice to any rights attached to any existing Shares, the Directors may in their absolute discretion and without the approval of the Members, cause the Company to:

(a).	allot, issue, grant options over or otherwise dispose of Shares with or without preferred, deferred or other rights or restrictions, whether in regard to dividend, voting, return of capital or otherwise and to such Persons, at such times and on such other terms as they think proper;

(b).	grant rights over Shares or other securities to be issued in one or more Classes or series as they deem necessary or appropriate and determine the designations, powers, preferences, privileges and other rights attaching to such Shares or securities, including dividend rights, voting rights, conversion rights, terms of redemption and liquidation preferences, any or all of which may be greater than the powers, preferences, privileges and rights associated with the then issued and outstanding Shares, at such times and on such other terms as they think proper; and

(c).	issue options, warrants or convertible securities or securities of similar nature conferring the right upon the holders thereof to subscribe for, purchase or receive any Class of shares or securities in the capital of the Company on such terms as it may from time to time determine.

5.	The Directors may authorise the division of Shares into any number of Classes and the different Classes shall be authorized, established and designated (or re-designated as the case may be) and the variations in the relative rights (including, without limitation, voting, dividend and redemption rights), restrictions, preferences, privileges and payment obligations as between the different Classes (if any) may be fixed and determined by the Directors or by a Special Resolution. The Directors may issue from time to time, out of the authorized share capital of the Company, preferred shares with such preferred or other rights, all or any of which may be greater than the rights of Ordinary Shares, at such time and on such terms as they may think appropriate in their absolute discretion and without approval of the Members; provided, however, before any preferred shares of any such series are issued, the Directors may by resolution of Directors determine, with respect to any series of preferred shares, the terms and rights of that series, including:

(a).	the designation of such series, the number of preferred shares to constitute such series and the subscription price thereof if different from the par value thereof;

(b).	whether the preferred shares of such series shall have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights, which may be general or limited;

(c).	the dividends, if any, payable on such series, whether any such dividends shall be cumulative, and, if so, from what dates, the conditions and dates upon which such dividends shall be payable, and the preference or relation which such dividends shall bear to the dividends payable on any shares of any other Class or any other series of shares;

(d).	whether the preferred shares of such series shall be subject to redemption by the Company, and, if so, the times, prices and other conditions of such redemption;

(e).	whether the preferred shares of such series shall have any rights to receive any part of the assets available for distribution amongst the Members upon the liquidation of the Company, and, if so, the terms of such liquidation preference, and the relation which such liquidation preference shall bear to the entitlements of the holders of shares of any other Class or any other series of shares;

Annex C-5

(f).	whether the preferred shares of such series shall be subject to the operation of a retirement or sinking fund and, if so, the extent to and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the preferred shares of such series for retirement or other corporate purposes and the terms and provisions relative to the operation thereof;

(g).	whether the preferred shares of such series shall be convertible into, or exchangeable for, shares of any other Class or any other series of preferred shares or any other securities and, if so, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same, and any other terms and conditions of conversion or exchange;

(h).	the limitations and restrictions, if any, to be effective while any preferred shares of such series are outstanding upon the payment of dividends or the making of other distributions on, and upon the purchase, redemption or other acquisition by the Company of, the existing shares or shares of any other Class of shares or any other series of preferred shares;

(i).	the conditions or restrictions, if any, upon the creation of indebtedness of the Company or upon the issue of any additional shares, including additional shares of such series or of any other Class of shares or any other series of preferred shares; and

(j).	any other powers, preferences and relative, participating, optional and other special rights, and any qualifications, limitations and restrictions thereof;

and, for such purposes, the Directors may reserve an appropriate number of Shares for the time being unissued.

6.	Neither the Company nor the Board shall be obliged, when making or granting any allotment of, offer of, option over or disposal of shares, to make, or make available, any such allotment, offer, option or shares to Members or others with registered addresses in any particular territory or territories being a territory or territories where, in the absence of a registration statement or other special formalities, this would or might, in the opinion of the Board, be unlawful or impracticable. Members affected as a result of the foregoing sentence shall not be, or be deemed to be, a separate class of members for any purpose whatsoever. Except as otherwise expressly provided in the resolution or resolutions providing for the establishment of any Class or series of preferred shares, no vote of the holders of preferred shares or Ordinary Shares shall be a prerequisite to the issuance of any shares of any Class or series of the preferred shares authorized by and complying with the conditions of the Memorandum and these Articles.

7.	The Company shall not issue Shares to bearer.

8.	The Company may in connection with the issue of any shares exercise all powers of paying commissions and brokerage conferred or permitted by the Law. Such commissions and brokerage may be satisfied by the payment of cash or the lodgement of fully or partly paid-up Shares or partly in one way and partly in the other.

9.	The Directors may refuse to accept any application for Shares, and may accept any application in whole or in part, for any reason or for no reason.

FRACTIONAL SHARES

10.	The Company shall not issue fractional Shares or register the transfer of fractions of a Share.

Annex C-6

REGISTER OF MEMBERS

11.	The Company shall maintain or cause to be maintained the Register of Members in accordance with the Statute. The Directors may determine that the Company shall maintain one or more branch registers of Members in accordance with the Statute. The Directors may also determine which register of Members shall constitute the principal register and which shall constitute the branch register or registers, and to vary such determination from time to time.

CLOSING REGISTER OF MEMBERS OR FIXING RECORD DATE

12.	For the purpose of determining Members entitled to notice of, or to vote at any meeting of Members or any adjournment thereof, or Members entitled to receive payment of any dividend, or in order to make a determination of Members for any other purpose, the Directors may provide that the Register of Members shall be closed for transfers for a stated period which shall not in any case exceed forty (40) calendar days. If the Register of Members shall be closed for the purpose of determining Members entitled to notice of, or to vote at, a meeting of Members, the Register of Members shall be closed for at least ten (10) calendar days immediately preceding the meeting and the record date for such determination shall be the date of closure of the Register of Members.

13.	In lieu of, or apart from, closing the Register of Members, the Directors may fix in advance or arrears a date as the record date for any such determination of Members entitled to notice of, or to vote at any meeting of the Members or any adjournment thereof, or for the purpose of determining the Members entitled to receive payment of any dividend or in order to make a determination of Members for any other purpose.

14.	If the Register of Members is not so closed and no record date is fixed for the determination of Members entitled to notice of, or to vote at, a meeting of Members or Members entitled to receive payment of a dividend, the date on which notice of the meeting is sent or the date on which the resolution of the Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of Members. When a determination of Members entitled to vote at any meeting of Members has been made as provided in this Article, such determination shall apply to any adjournment thereof.

SHARE CERTIFICATES

15.	A Member shall only be entitled to a share certificate if the Directors resolve that share certificates shall be issued. Share certificates representing Shares, if any, shall be in such form as the Directors may determine. Share certificates shall be signed by one or more Directors or other person authorized by the Directors. The Directors may authorize certificates to be issued with the authorized signature(s) affixed by mechanical process. All certificates for Shares shall be consecutively numbered or otherwise identified and shall specify the Shares to which they relate. All certificates surrendered to the Company for transfer shall be cancelled and, subject to these Articles, no new certificate shall be issued until the former certificate representing a like number of relevant Shares shall have been surrendered and cancelled.

16.	No certificate shall be issued representing shares of more than one Class.

17.	The Company shall not be bound to issue more than one certificate for Shares held jointly by more than one person and delivery of a certificate to one joint holder shall be a sufficient delivery to all of them. In the event that Shares are held jointly by several persons, any request may be made by any one of the joint holders and if so made shall be binding on all of the joint holders.

18.	Every share certificate of the Company shall bear legends required under the applicable laws, including the Securities Act.

Annex C-7

19.	Share certificates shall be issued within the relevant time limit as prescribed by the Law or as the Designated Stock Exchange may from time to time determine, whichever is the shorter, after allotment or, except in the case of a transfer which the Company is for the time being entitled to refuse to register and does not register, after lodgment of a transfer with the Company.

20.	(1) Upon every transfer of Shares the certificate held by the transferor shall be given up to be cancelled, and shall forthwith be cancelled accordingly, and a new certificate shall be issued to the transferee in respect of the Shares transferred to him at such fee as is provided in paragraph (2) of this Article. If any of the Shares included in the certificate so given up shall be retained by the transferor a new certificate for the balance shall be issued to him at the aforesaid fee payable by the transferor to the Company in respect thereof.

(2) The fee referred to in paragraph (1) above shall be an amount not exceeding the relevant maximum amount as the Designated Stock Exchange may from time to time determine provided that the Board may at any time determine a lower amount for such fee.

21.	If a share certificate shall be damaged or defaced or alleged to have been lost, stolen or destroyed, a new certificate representing the same Shares may be issued to the relevant Member upon request, subject to delivery up of the old certificate or (if alleged to have been lost, stolen or destroyed) compliance with such conditions as to evidence and indemnity and the payment of out-of-pocket expenses of the Company in connection with the request as the Directors may think fit.

REDEMPTION

22.	Subject to the provisions of the Statute and these Articles, the Company may:

(a).	issue Shares that are to be redeemed or are liable to be redeemed at the option of the Member or the Company. The redemption of Shares shall be effected in such manner and upon such terms as may be determined, before the issue of such Shares, by the Board or by a Special Resolution of the Members;

(b).	purchase its own Shares (including any redeemable Shares) in such manner and upon such terms as have been approved by the Board and as the Board has agreed with the relevant Member, or are otherwise authorized by these Articles; and

(c).	make a payment in respect of the redemption or purchase of its own Shares in any manner permitted by the Statute, including out of capital.

23.	The purchase of any Share shall not oblige the Company to purchase any other Share other than as may be required pursuant to applicable law and any other contractual obligations of the Company.

24.	The holder of the Shares being purchased shall be bound to deliver up to the Company the certificate(s) (if any) thereof for cancellation and thereupon the Company shall pay to him the purchase or redemption monies or consideration in respect thereof.

25.	The Directors may accept the surrender for no consideration of any fully paid Share.

TREASURY SHARES

26.	The Directors may, prior to the purchase, redemption or surrender of any Share, determine that such Share shall be held as a Treasury Share. The Directors may determine to cancel a Treasury Share or transfer a Treasury Share on such terms as they think proper (including, without limitation, for nil consideration).

Annex C-8

NON RECOGNITION OF TRUSTS

27.	The Company shall not be bound by or compelled to recognize in any way (even when notified) any equitable, contingent, future or partial interest in any Share, or (except only as is otherwise provided by these Articles or the Statute) any other rights in respect of any Share other than an absolute right to the entirety thereof in the registered holder.

LIEN ON SHARES

28.	The Company shall have a first and paramount Lien on all Shares (whether fully paid- up or not) registered in the name of a Member (whether solely or jointly with others) for all debts, liabilities or engagements to or with the Company (whether presently payable or not) by such Member or his estate, either alone or jointly with any other person, whether a Member or not, but the Directors may at any time declare any Share to be wholly or in part exempt from the provisions of this Article. The registration of a transfer of any such Share shall operate as a waiver of the Company’s Lien thereon. The Company’s Lien on a Share shall also extend to any amount payable in respect of that Share.

29.	The Company may sell, in such manner as the Directors think fit, any Shares on which the Company has a Lien, if a sum in respect of which the Lien exists is presently payable, and is not paid within fourteen (14) calendar days after notice has been given to the holder of the Shares, or to the person entitled to it in consequence of the death or bankruptcy of the holder, demanding payment and stating that if the notice is not complied with the Shares may be sold.

30.	To give effect to any such sale, the Directors may authorize any Person to execute an instrument of transfer of the Shares sold to, or in accordance with the directions of, the purchaser. The purchaser or his nominee shall be registered as the holder of the Shares comprised in any such transfer, and he shall not be bound to see to the application of the purchase money, nor shall his title to the Shares be affected by any irregularity or invalidity in the sale or the exercise of the Company’s power of sale under these Articles.

31.	The net proceeds of such sale after deduction of expenses, fees and commission incurred by the Company shall be applied in payment of such part of the amount in respect of which the Lien exists as is presently payable and any residue shall (subject to a like Lien for sums not presently payable as existed upon the Shares before the sale) be paid to the person entitled to the Shares at the date of the sale.

CALLS ON SHARES

32.	Subject to these Articles and the terms of the allotment and issue of any Shares, the Directors may from time to time make calls upon the Members in respect of any monies due and payable but unpaid on their Shares (whether in respect of par value or premium), and each Member shall (subject to receiving at least fourteen (14) calendar days’ notice specifying the time or times of payment) pay to the Company at the time or times so specified the amount called on the Shares. A call may be revoked or postponed as the Directors may determine. A call may be required to be paid by installments. A person upon whom a call is made shall remain liable for calls made upon him notwithstanding the subsequent transfer of the Shares in respect of which the call was made.

33.	A call shall be deemed to have been made at the time when the resolution of the Directors authorizing such call was passed.

34.	The joint holders of a Share shall be jointly and severally liable to pay all calls in respect thereof.

35.	If a call remains unpaid after it has become due and payable, the person from whom it is due shall pay interest on the amount unpaid from the day it became due and payable until it is paid at such rate as the Directors may determine, but the Directors may waive payment of the interest in whole or in part.

Annex C-9

36.	An amount payable in respect of a Share on allotment or at any fixed date, whether on account of the par value of the Share or premium or otherwise, shall be deemed to be a call and, if it is not paid, all the provisions of these Articles shall apply as if that amount had become due and payable by virtue of a call.

37.	The Directors may issue Shares with different terms as to the amount and times of payment of calls, or the interest to be paid.

38.	The Directors may, if they think fit, receive an amount from any Member willing to advance all or any part of the monies uncalled and unpaid upon any Shares held by him, and may (until the amount would otherwise become payable) pay interest at such rate as may be agreed upon between the Directors and the Member paying such amount in advance. No such amount paid in advance of calls shall entitle the Member paying such amount to any portion of a dividend declared in respect of any period prior to the date upon which such amount would, but for such payment, become payable.

FORFEITURE OF SHARES

39.	If a call remains unpaid after it has become due and payable, the Directors may give to the person from whom it is due not less than fourteen (14) calendar days’ notice requiring payment of the amount unpaid together with any interest, which may have accrued. The notice shall specify where payment is to be made and shall state that if the notice is not complied with, the Shares in respect of which the call was made will be liable to be forfeited.

40.	If the notice is not complied with, any Share in respect of which it was given may, before the payment required by the notice has been made, be forfeited by a resolution of the Directors. Such forfeiture shall include all dividends or other monies declared payable in respect of the forfeited Share and not paid before the forfeiture.

41.	A forfeited Share may be sold, re-allotted or otherwise disposed of on such terms and in such manner as the Directors think fit and at any time before a sale, re-allotment or disposition the forfeiture may be cancelled on such terms as the Directors think fit. Where for the purposes of its disposal a forfeited Share is to be transferred to any person, the Directors may authorize some person to execute an instrument of transfer of the Share in favor of that person.

42.	A person any of whose Shares have been forfeited shall cease to be a Member in respect of them and shall surrender to the Company for cancellation the certificate for the Shares forfeited and shall remain liable to pay to the Company all monies which at the date of forfeiture were payable by him to the Company in respect of those Shares together with interest, but his liability shall cease if and when the Company shall have received payment in full of all monies due and payable by him in respect of those Shares.

43.	A certificate in writing under the hand of one Director of the Company that a Share has been forfeited on a specified date shall be conclusive evidence of the fact as against all persons claiming to be entitled to the Share. The certificate shall (subject to the execution of an instrument of transfer) constitute a good title to the Share and the person to whom the Share is disposed of shall not be bound to see to the application of the purchase money, if any, nor shall his title to the Share be affected by any irregularity or invalidity in the proceedings in reference to the forfeiture, sale or disposal of the Share.

44.	The provisions of these Articles as to forfeiture shall apply in the case of non-payment of any sum which, by the terms of issue of a Share, becomes payable at a fixed time, whether on account of the par value of the Share or by way of premium as if it had been payable by virtue of a call duly made and notified.

Annex C-10

TRANSFER OF SHARES

45.	Subject to these Articles, any Member may transfer all or any of his shares by an instrument of transfer in the usual or common form or in a form prescribed by the Designated Stock Exchange or in any other form approved by the Board and may be under hand or, if the transferor or transferee is a clearing house or its nominee(s), by hand or by machine imprinted signature or by such other manner of execution as the Board may approve from time to time.

46.	The instrument of transfer of any Share shall be in writing and in any usual or common form or such other form as the Directors may, in their absolute discretion, approve and be executed by or on behalf of the transferor and if in respect of a nil or partly paid up Share, or if so required by the Directors, shall also be executed on behalf of the transferee and shall be accompanied by the certificate (if any) of the Shares to which it relates and such other evidence as the Directors may reasonably require to show the right of the transferor to make the transfer. The transferor shall be deemed to remain a Member until the name of the transferee is entered in the Register of Members in respect of the relevant Shares.

47.	The Board may, in its absolute discretion, and without giving any reason therefor, refuse to register a transfer of any share (not being a fully paid up share) to a person of whom it does not approve, or any share under which a restriction on transfer imposed by its terms of issue still subsists.

48.	The Directors may in their absolute discretion decline to register any transfer of Shares which is not fully paid up or on which the Company has a lien. The Directors may also decline to register any transfer of any Share unless:

(a).	the instrument of transfer is lodged with the Company, accompanied by the certificate for the Shares to which it relates and such other evidence as the Board may reasonably require to show the right of the transferor to make the transfer;

(b).	the instrument of transfer is in respect of only one Class of Shares;

(c).	the instrument of transfer is properly stamped, if required;

(d).	in the case of a transfer to joint holders, the number of joint holders to whom the Share is to be transferred does not exceed four; and

(e).	a fee of such maximum sum as the Designated Stock Exchange may determine to be payable, or such lesser sum as the Board of Directors may from time to time require, is paid to the Company in respect thereof.

49.	The registration of transfers may, after compliance with any notice required by the Designated Stock Exchange Rules, be suspended and the Register of Members closed at such times and for such periods as the Directors may, in their absolute discretion, from time to time determine, provided always that such registration of transfers shall not be suspended nor the Register of Members closed for more than thirty (30) calendar days in any calendar year.

50.	All instruments of transfer that are registered shall be retained by the Company. If the Directors refuse to register a transfer of any Shares, they shall within two calendar months after the date on which the instrument of transfer was lodged with the Company send notice of the refusal to each of the transferor and the transferee.

Annex C-11

TRANSMISSION OF SHARES

51.	If a Member dies, the survivor or survivors where he was a joint holder, and his legal personal representatives where he was a sole holder, shall be the only persons recognized by the Company as having any title to his interest. The estate of a deceased Member is not thereby released from any liability in respect of any Share, which had been jointly held by him. Any person becoming entitled to a Share in consequence of the death or bankruptcy or liquidation or dissolution of a Member (or in any other way than by transfer) may, upon such evidence being produced as may from time to time be required by the Directors, elect either to become the holder of the Share or to have some person nominated by him as the transferee. If he elects to become the holder, he shall give notice to the Company to that effect, but the Directors shall, in either case, have the same right to decline or suspend registration as they would have had in the case of a transfer of the Share by that Member before the death or bankruptcy or liquidation or dissolution of that Member, as the case may be.

52.	If the person so becoming entitled shall elect to be registered himself as holder, he shall deliver or send to the Company a notice in writing signed by him stating that he so elects.

53.	A person becoming entitled to a Share by reason of the death or bankruptcy or liquidation or dissolution of a Member (or in any other case than by transfer) shall be entitled to the same dividends and other advantages to which he would be entitled if he were the registered holder of the Share. However, he shall not, before being registered as a Member in respect of the Share, be entitled in respect of it to exercise any right conferred by membership in relation to meetings of the Company and the Directors may at any time give notice requiring any such person to elect either to be registered himself or to have some other person nominated by him become the holder of the Share (but the Directors shall, in either case, have the same right to decline or suspend registration as they would have had in the case of a transfer of the Share by the relevant Member before the death or bankruptcy or liquidation or dissolution of such Member or in any other case than by transfer, as the case may be). If the notice is not complied with within ninety (90) calendar days, the Directors may thereafter withhold payment of all dividends, bonuses or other monies payable in respect of the Share until the requirements of the notice have been complied with.

AMENDMENTS OF MEMORANDUM AND ARTICLES OF ASSOCIATION AND ALTERATION OF CAPITAL

54.	Subject to the provisions of the Statute and the provisions of these Articles, the Company may from time to time by Ordinary Resolution:

(a).	increase the share capital by such sum, to be divided into Shares of such Classes and amount, as the resolution shall prescribe and with such rights, priorities and privileges annexed thereto, as the Company in general meeting may determine;

(b).	consolidate and divide all or any of its share capital into Shares of larger amount than its existing Shares;

(c).	divide its Shares into several Classes and without prejudice to any special rights previously conferred on the holders of existing Shares attach thereto respectively any preferential, deferred, qualified or special rights, privileges, conditions or such restrictions which in the absence of any such determination by the Company in general meeting, as the Directors may determine provided always that, for the avoidance of doubt, where a Class of Shares has been authorized by the Company, no resolution of the Company in general meeting is required for the issuance of Shares of that Class and the Directors may issue Shares of that Class and determine such rights, privileges, conditions or restrictions attaching thereto as aforesaid, and further provided that where the Company issues shares which do not carry voting rights, the words “non-voting” shall appear in the designation of such Shares and where the equity capital includes shares with different voting rights, the designation of each Class of Shares, other than those with the most favourable voting rights, must include the words “restricted voting” or “limited voting”;

Annex C-12

(d).	subdivide its Shares, or any of them, into Shares of smaller amount than is fixed by the Memorandum or into Shares without par value (subject, nevertheless, to the Law), and may by such resolution determine that, as between the holders of the Shares resulting from such sub-division, one or more of the Shares may have any such preferred, deferred or other rights or be subject to any such restrictions as compared with the other or others as the Company has power to attach to unissued or new shares; and

(e).	cancel any Shares that at the date of the passing of the resolution have not been taken or agreed to be taken by any Person and diminish the amount of its share capital by the amount of the Shares so cancelled or, in the case of shares, without par value, diminish the number of shares into which its capital is divided.

55.	All new Shares created in accordance with Article 54 shall be subject to the same provisions of the Articles with reference to the payment of calls, Liens, transfer, transmission, forfeiture and otherwise as the Shares in the original share capital. The Board may settle as it considers expedient any difficulty which arises in relation to any consolidation and division under Article 54 and in particular but without prejudice to the generality of the foregoing may arrange for the sale of the shares representing fractions and the distribution of the net proceeds of sale (after deduction of the expenses of such sale) in due proportion amongst the Members who would have been entitled to the fractions, and for this purpose the Board may authorise some person to transfer the shares representing fractions to their purchaser or resolve that such net proceeds be paid to the Company for the Company’s benefit. Such purchaser will not be bound to see to the application of the purchase money nor will his title to the shares be affected by any irregularity or invalidity in the proceedings relating to the sale.

56.	Subject to the provisions of the Statute and the provisions of these Articles, the Company may from time to time by Special Resolution:

(a).	change its name;

(b).	alter, amend or add to these Articles;

(c).	alter or add to the Memorandum with respect to any objects, powers or other matters specified therein; and

(d).	reduce its share capital and any capital redemption reserve fund in any manner authorized by Law.

SHARE RIGHTS

57.	Subject to the provisions of applicable Law, Designated Stock Exchange Rules, the Memorandum and these Articles and to any special rights conferred on the holders of any Shares or Class of Shares, any share in the Company (whether forming part of the present capital or not) may be issued with or have attached thereto such rights or restrictions whether in regard to dividend, voting, return of capital or otherwise as the Board may determine, including without limitation on terms that they may be, or at the option of the Company or the holder are, liable to be redeemed on such terms and in such manner, including out of capital, as the Board may deem fit.

58.	Subject to the provisions of applicable Law and these Articles, any preferred shares may be issued or converted into shares that, at a determinable date or at the option of the Company or the holder if so authorized by the Memorandum, are liable to be redeemed on such terms and in such manner as the Company before the issue or conversion may by Special Resolution of the Members determine. Where the Company purchases for redemption a redeemable share, purchases not made through the market or by tender shall be limited to a maximum price as may from time to time be determined by the Board, either generally or with regard to specific purchases. If purchases are by tender, tenders shall comply with applicable Law.

Annex C-13

59.	The rights and restrictions attaching to the Ordinary Shares are as follows:

(a).	Income.

Holders of Ordinary Shares shall be entitled to such dividends as the Directors may in their absolute discretion lawfully declare from time to time.

(b).	Capital

Holders of Ordinary Shares shall be entitled to a return of capital on liquidation, dissolution or winding-up of the Company (other than on a conversion, redemption or purchase of Shares, or an equity financing or series of financings that do not constitute the sale of all or substantially all of the shares of the Company).

(c).	Attendance at General Meetings and Voting

Holders of Ordinary Shares have the right to receive notice of, attend, speak and vote at general meetings of the Company. Each Ordinary Share shall be entitled to one (1) vote on all matters subject to vote at general meetings of the Company.

VARIATION OF RIGHTS OF SHARES

60.	Subject to the provisions of these Articles, if at any time the share capital of the Company is divided into different Classes, the rights attached to any Class (unless otherwise provided by the terms of issue of the Shares of that Class) may, whether or not the Company is being wound up, be varied, modified or abrogated with the consent in writing of the holders of a majority of the issued Shares of that Class, or with the sanction of an Ordinary Resolution passed at a general meeting of the holders of the Shares of that Class.

61.	The provisions of these Articles relating to general meetings shall apply to every class meeting of the holders of one Class of Shares except that the necessary quorum shall be one person holding or representing by proxy at least one third of the issued Shares of the Class and that any holder of Shares of the Class present in person or by proxy may demand a poll.

62.	Subject to the provisions of the Articles, the rights conferred upon the holders of the Shares of any Class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the Shares of that Class, be deemed to be varied by the creation or issue of further Shares ranking pari passu with or subsequent to the Shares of that Class or the redemption or purchase of any Shares of any Class by the Company, and the rights of the holders of Shares shall not be deemed to be varied by the creation or issue of Shares with preferred or other rights including, without limitation, the creation of Shares with enhanced or weighted voting rights.

REGISTERED OFFICE

63.	Subject to the provisions of the Statute, the Company may by resolution of the Directors change the location of its Registered Office.

Annex C-14

GENERAL MEETINGS

64.	All general meetings other than annual general meetings shall be called extraordinary general meetings.

65.	The Company may, but shall not (unless required by the Statute) be obliged to hold a general meeting in each calendar year as its annual general meeting and shall specify the meeting as such in the notices calling it. The annual general meeting shall be held at such time and place as the Directors shall appoint. At these meetings the report of the Directors (if any) shall be presented.

66.	The Chairman or a majority of the Directors may call general meetings, and they shall on a Member’s requisition forthwith proceed to convene an extraordinary general meeting of the Company.

67.	A Members’ requisition is a requisition of Members of the Company holding at the date of deposit of the requisition not less than one-third (1/3) of all votes attaching to all issued and outstanding Shares entitled to vote at general meetings of the Company.

68.	The requisition must state the objects of the meeting and must be signed by the requisitionists and deposited at the Registered Office, and may consist of several documents in like form each signed by one or more requisitionists.

69.	If there are no Directors as at the date of the deposit of a Members’ requisition, or if the Directors do not within twenty-one (21) calendar days from the date of the deposit of such requisition duly proceed to convene a general meeting to be held within a further twenty-one (21) calendar days, the requisitionists, or any of them representing more than one-half of the total voting rights of all of them, may themselves convene a general meeting, but any meeting so convened shall not be held after the expiration of three calendar months after the expiration of the said twenty-one (21) calendar days.

70.	A general meeting convened as aforesaid by requisitionists shall be convened in the same manner as nearly as possible as that in which general meetings are to be convened by Directors.

NOTICE OF GENERAL MEETINGS

71.	At least fifteen (15) calendar days’ notice shall be given of any general meeting. Every notice shall be exclusive of the day on which it is given or deemed to be given and of the day for which it is given and shall specify the place, the day and the hour of the meeting and the general nature of the business and shall be given in the manner hereinafter mentioned or in such other manner if any as may be prescribed by the Company, provided that a general meeting of the Company shall, whether or not the notice specified in this Article has been given and whether or not the provisions of the Articles regarding general meetings have been complied with, be deemed to have been duly convened if it is so agreed:

(a).	in the case of an annual general meeting, by all the Members (or their proxies) entitled to attend and vote thereat; and

(b).	in the case of an extraordinary general meeting, by a majority in number of the Members (or their proxies) having a right to attend and vote at the meeting, being a majority together holding not less than seventy-five percent (75%) in voting rights of the Shares giving that right.

72.	The accidental omission to give notice of a general meeting to, or the non-receipt of notice of a meeting by, any Person entitled to receive notice shall not invalidate the proceedings at any meeting.

Annex C-15

PROCEEDINGS AT GENERAL MEETINGS

73.	No business shall be transacted at any general meeting unless a quorum is present at the time when the meeting proceeds to business. Two or more holders of Shares which carry not less than one-half of all votes attaching to Shares in issue and entitled to vote at such general meeting, present in person or by proxy or, if a corporate or other non-natural person, by its duly authorised representative, shall constitute a quorum; unless the Company has only one Member entitled to vote at such general meeting in which case the quorum shall be that one Member present in person or by proxy or (in the case of a corporation or other non-natural person) by a duly authorized representative or proxy.

74.	A person may participate at a general meeting by telephone or other similar communications equipment by means of which all the persons participating in such meeting can communicate with each other. Participation by a person in a general meeting in this manner is treated as presence in person at that meeting.

75.	A resolution (including a Special Resolution) in writing (in one or more counterparts) signed by all Members for the time being entitled to receive notice of and to attend and vote at general meetings (or, being corporations, signed by their duly authorized representatives) shall be as valid and effective as if the resolution had been passed at a general meeting of the Company duly convened and held.

76.	If a quorum is not present within half an hour from the time appointed for the meeting or if during such a meeting a quorum ceases to be present, the meeting shall be dissolved and in any other case it shall stand adjourned to the same day in the next week at the same time and place or to such other day, time or such other place as the Directors may determine, and if at the adjourned meeting a quorum is not present within half an hour from the time appointed for the meeting, the Members constituting a majority of the outstanding share capital of the Company (calculated on an as- converted basis) shall be a quorum and may transact the business for which the meeting was called, provided, that, such present Members shall only discuss and/or approve the matters as described in the meeting notice delivered in accordance with these Articles.

77.	The Chairman, if any, of the Board of Directors shall preside as chairman at every general meeting of the Company, or if there is no such Chairman, or if he shall not be present within fifteen (15) minutes after the time appointed for the holding of the meeting, or is unwilling to act, the Directors present shall elect one of their number to be chairman of the meeting.

78.	If no Director is willing to act as chairman or if no Director is present within fifteen (15) minutes after the time appointed for holding the meeting, the Members present shall choose one of their number to be chairman of the meeting.

79.	The chairman may, with the consent of a meeting at which a quorum is present (and shall if so directed by the meeting), adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place. When a general meeting is adjourned for thirty calendar days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. Otherwise, it shall not be necessary to give any such notice.

80.	A resolution put to the vote of the meeting shall be decided on the vote of the requisite majority pursuant to a poll of the Members. Unless otherwise required by the Statute or these Articles, such requisite majority shall be a simple majority of votes that are able to be cast.

81.	The Directors may cancel or postpone any duly convened general meeting at any time prior to such meeting, except for general meetings requisitioned by the Members in accordance with these Articles, for any reason or for no reason, upon notice in writing to Members. A postponement may be for a stated period of any length or indefinitely as the Directors may determine. Notice of the business to be transacted at such postponed general meeting shall not be required. If a general meeting is postponed in accordance with this Article, the appointment of a proxy will be valid if it is received as required by the Articles not less than 48 hours before the time appointed for holding the postponed meeting.

Annex C-16

VOTES OF MEMBERS

82.	Subject to any rights and restrictions for the time being attached to any Share, every Member present in person or by proxy (or, if a corporation or other non-natural person, by its duly authorized representative or proxy) shall, at a general meeting of the Company, have one (1) vote for each Ordinary Share of which he is the holder.

83.	In the case of joint holders of record the vote of the senior holder who tenders a vote, whether in person or by proxy (or, if a corporation or other non-natural person, by its duly authorized representative or proxy), shall be accepted to the exclusion of the votes of the other joint holders and for this purpose seniority shall be determined by the order in which the names of the holders stand in the Register of Members.

84.	Shares carrying the right to vote that are held by a Member of unsound mind, or in respect of whom an order has been made by any court, having jurisdiction in lunacy, may be voted by his committee, receiver, curator bonis, or other Person on such Member’s behalf appointed by that court, and any such committee, receiver, curator bonis or other person may vote by proxy.

85.	No Person shall be entitled to vote at any general meeting or at any separate meeting of the holders of a Class of Shares unless he is registered as a Member on the record date for such meeting nor unless all calls or other monies then payable by him in respect of Shares have been paid.

86.	No objection shall be raised to the qualification of any voter except at the general meeting or adjourned general meeting at which the vote objected to is given or tendered and every vote not disallowed at the meeting shall be valid. Any objection made in due time shall be referred to the chairman whose decision shall be final and conclusive.

87.	Votes may be cast either personally or by proxy. A Member may appoint more than one proxy or the same proxy under one or more instruments to attend and vote at a meeting. All resolutions shall be determined by poll and not on a show of hands. An instrument appointing a proxy may be in any usual or common form or such other form as the Directors may approve.

88.	A Member holding more than one Share need not cast the votes in respect of his Shares in the same way on any resolution and therefore may vote a Share or some or all such Shares either for or against a resolution and/or abstain from voting a Share or some or all of the Shares and, subject to the terms of the instrument appointing him, a proxy appointed under one or more instruments may vote a Share or some or all of the Shares in respect of which he is appointed either for or against a resolution and/or abstain from voting.

PROXIES

89.	The instrument appointing a proxy shall be in writing, be executed under the hand of the appointor or of his attorney duly authorized in writing, or, if the appointor is a corporation, under the hand of an officer or attorney duly authorized for that purpose. A proxy need not be a Member of the Company.

90.	The instrument appointing a proxy shall be deposited at the Registered Office or at such other place as is specified for that purpose in the notice convening the meeting, or in any instrument of proxy sent out by the Company:

(a).	not less than forty-eight (48) hours before the time for holding the meeting or adjourned meeting at which the person named in the instrument proposes to vote; or

(b).	in the case of a poll taken more than forty-eight (48) hours after it is demanded, be deposited as aforesaid after the poll has been demanded and not less than twenty-four (24) hours before the time appointed for the taking of the poll; or

Annex C-17

(c).	where the poll is not taken forthwith but is taken not more than forty-eight (48) hours after it was demanded be delivered at the meeting at which the poll was demanded to the Chairman or to the secretary or to any director;

provided that the Directors may in the notice convening the meeting, or in an instrument of proxy sent out by the Company, direct that the instrument appointing a proxy may be deposited (no later than the time for holding the meeting or adjourned meeting) at the Registered Office or at such other place as is specified for that purpose in the notice convening the meeting, or in any instrument of proxy sent out by the Company. The Chairman may in any event at his discretion direct that an instrument of proxy shall be deemed to have been duly deposited. An instrument of proxy that is not deposited in the manner permitted shall be invalid.

91.	The instrument appointing a proxy may be in any usual or common form and may be expressed to be for a particular meeting or any adjournment thereof or generally until revoked. An instrument appointing a proxy shall be deemed to confer authority to demand or join or concur in demanding a poll.

92.	Votes given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the previous death or insanity of the principal or revocation of the proxy or of the authority under which the proxy was executed, or the transfer of the Share in respect of which the proxy is given unless notice in writing of such death, insanity, revocation or transfer was received by the Company at the Registered Office before the commencement of the general meeting, or adjourned meeting at which it is sought to use the proxy.

CORPORATIONS ACTING BY REPRESENTATIVES

93.	Any corporation or other non-natural person which is a Member or a Director may in accordance with its constitutional documents, or in the absence of such provision by resolution of its directors or other governing body, authorize such person as it thinks fit to act as its representative at any meeting of the Company or of any meeting of holders of a Class or of the Directors or of a committee of Directors, and the person so authorized shall be entitled to exercise the same powers on behalf of the corporation which he represents as that corporation could exercise if it were an individual Member or Director.

SHARES THAT MAY NOT BE VOTED

94.	Shares in the Company that are beneficially owned by the Company shall not be voted, directly or indirectly, at any meeting and shall not be counted in determining the total number of outstanding Shares at any given time.

CLEARING HOUSES

95.	If a recognised clearing house (or its nominee(s)) is a Member of the Company it may, by resolution of its directors or other governing body or by power of attorney, authorise such Person(s) as it thinks fit to act as its representative(s) at any general meeting of the Company or of any class of Members provided that, if more than one Person is so authorized, the authorization shall specify the number and Class of Shares in respect of which each such Person is so authorized. A Person so authorized pursuant to this Article shall be entitled to exercise the same powers on behalf of the recognised clearing house (or its nominee(s)) which he represents as that recognised clearing house (or its nominee(s)) could exercise if it were an individual Member holding the number and Class of Shares specified in such authorization.

Annex C-18

DIRECTORS

96.	Unless otherwise determined by the Company in general meeting, the number of Directors shall not be less than three (3) Directors, and there shall be no maximum number of Directors.

97.	The Board of Directors shall have a Chairman elected and appointed by a majority of the Directors then in office. The period for which the Chairman will hold office will also be determined by a majority of all of the Directors then in office. The Chairman shall preside as chairman at every meeting of the Board of Directors, save and except that if the Chairman is not present at a meeting of the Board of Directors within fifteen (15) minutes after the time appointed for holding the same, or if the Chairman is unable or unwilling to act as the chairman of a meeting of the Board of Directors, the attending Directors may choose one of their number to be the chairman of the meeting.

98.	The Company may by Ordinary Resolution appoint any person to be a Director.

99.	The Board may, by the affirmative vote of a simple majority of the remaining Directors present and voting at a Board meeting, appoint any person as a Director, to fill a casual vacancy on the Board or as an addition to the existing Board.

100.	A Director shall hold office until the expiration of his or her term or his or her successor shall have been elected and qualified, or until his or her office is otherwise vacated.

101.	A Director shall not be required to hold any Shares in the Company by way of qualification. A Director who is not a Member of the Company shall nevertheless be entitled to attend and speak at general meetings.

102.	A Director may be removed from office by Ordinary Resolution of the Company, notwithstanding anything in these Articles or in any agreement between the Company and such Director (but without prejudice to any claim for damages under such agreement). A vacancy on the Board created by the removal of a Director under the previous sentence may be filled by Ordinary Resolution or by the affirmative vote of a simple majority of the remaining Directors present and voting at a Board meeting. The notice of any meeting at which a resolution to remove a Director shall be proposed or voted upon must contain a statement of the intention to remove that Director and such notice must be served on that Director not less than ten (10) calendar days before the meeting. Such Director is entitled to attend the meeting and be heard on the motion for his removal.

103.	The remuneration of the Directors may be determined by the Directors or by Ordinary Resolution.

104.	The Directors shall be entitled to be paid their travelling, hotel and other expenses properly incurred by them in going to, attending and returning from meetings of the Directors, or any committee of the Directors, or general meetings of the Company, or otherwise in connection with the business of the Company, or to receive such fixed allowance in respect thereof as may be determined by the Directors from time to time, or a combination partly of one such method and partly the other.

105.	Subject to applicable Law, Designated Stock Exchange Rules and the Articles, the Board may establish any committee of the Board as the Board shall deem appropriate from time to time, and committees of the Board shall have the rights, powers and privileges granted to such committees by the Board from time to time.

Annex C-19

POWERS AND DUTIES OF DIRECTORS

106.	Subject to the provisions of the Statute, the Memorandum and these Articles and to any directions given by Special Resolution, the business and affairs of the Company shall be conducted as directed by the Board of Directors of the Company. The Board shall have all such powers and authorities, and may do all such acts and things, to the maximum extent permitted by applicable Law, the Memorandum and these Articles. No resolution passed by the Company in general meeting shall invalidate any prior act of the Directors that would have been valid if that resolution had not been passed.

107.	The Board may, from time to time, and except as required by applicable Law or Designated Stock Exchange Rules, adopt, institute, amend, modify or revoke the corporate governance policies or initiatives of the Company and determine on various corporate governance related matters of the Company as the Board shall determine by resolution of Directors from time to time.

108.	Subject to these Articles, the Directors may from time to time appoint any natural person or corporation, whether or not a Director to hold such office in the Company as the Directors may think necessary for the administration of the Company, including but not limited to, chief executive officer, one or more other executive officers, president, one or more vice-presidents, treasurer, assistant treasurer, manager or controller, and for such term and at such remuneration (whether by way of salary or commission or participation in profits or partly in one way and partly in another), and with such powers and duties as the Directors may think fit. Any natural person or corporation so appointed by the Directors may be removed by the Directors. The Directors may also appoint one or more of their number to the office of managing director upon like terms, but any such appointment shall ipso facto terminate if any managing director ceases for any cause to be a Director, or if the Company by Ordinary Resolution resolves that his tenure of office be terminated.

109.	The Directors may appoint any natural person or corporation to be a Secretary (and if need be an assistant Secretary or assistant Secretaries) who shall hold office for such term, at such remuneration and upon such conditions and with such powers as they think fit. Any Secretary or assistant Secretary so appointed by the Directors may be removed by the Directors.

110.	The Directors may delegate any of their powers to committees consisting of such member or members of their body as they think fit; any committee so formed shall in the exercise of the powers so delegated conform to any regulations that may be imposed on it by the Directors.

111.	The Directors may from time to time and at any time by power of attorney (whether under Seal or under hand) or otherwise appoint any company, firm or Person or body of Persons, whether nominated directly or indirectly by the Directors, to be the attorney or attorneys or authorized signatory (any such person being an “Attorney” or “Authorized Signatory”, respectively) of the Company for such purposes and with such powers, authorities and discretion (not exceeding those vested in or exercisable by the Directors under these Articles) and for such period and subject to such conditions as they may think fit, and any such power of attorney or other appointment may contain such provisions for the protection and convenience of Persons dealing with any such Attorney or Authorized Signatory as the Directors may think fit, and may also authorise any such Attorney or Authorized Signatory to delegate all or any of the powers, authorities and discretion vested in him.

112.	The Directors may from time to time provide for the management of the affairs of the Company in such manner as they shall think fit and Articles 113 to 115 shall not limit the general powers conferred by this Article.

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113.	The Directors from time to time and at any time may establish any committees, local boards or agencies for managing any of the affairs of the Company and may appoint any natural person or corporation to be a member of such committees or local boards and may appoint any managers or agents of the Company and may fix the remuneration of any such natural person or corporation.

114.	The Directors from time to time and at any time may delegate to any such committee, local board, manager or agent any of the powers, authorities and discretions for the time being vested in the Directors and may authorise the members for the time being of any such local board, or any of them to fill any vacancies therein and to act notwithstanding vacancies and any such appointment or delegation may be made on such terms and subject to such conditions as the Directors may think fit and the Directors may at any time remove any natural person or corporation so appointed and may annul or vary any such delegation, but no Person dealing in good faith and without notice of any such annulment or variation shall be affected thereby.

115.	Any such delegates as aforesaid may be authorized by the Directors to sub-delegate all or any of the powers, authorities, and discretion for the time being vested in them.

BORROWING POWERS OF DIRECTORS

116.	The Directors may from time to time at their discretion exercise all the powers of the Company to borrow money, to mortgage or charge all or any part of its undertaking, property and assets (present and future) and uncalled capital, and to issue debentures, bonds and other securities, whenever money is borrowed or as security for any debt, liability or obligation of the Company or of any third party.

DISQUALIFICATION OF DIRECTORS

117.	The office of a Director shall be vacated if:

(a).	he gives notice in writing to the Company that he resigns the office of Director;

(b).	he dies, becomes bankrupt or makes any arrangement or composition with his creditors generally;

(c).	he is prohibited by any applicable Law or Designated Stock Exchange Rules from being a Director and he gives notice in writing to the Company that he therefore resigns the office of Director;

(d).	he is found to be or becomes of unsound mind; or

(e).	is removed from office pursuant to any other provision of these Articles.

MEETINGS OF THE BOARD OF DIRECTORS

118.	The Board shall meet at such times and in such places as the Board shall designate from time to time. A meeting of the Board may be called by any Director on no less than five (5) calendar days’ prior written notice of the time, place and agenda of the meeting. Subject to these Articles, questions arising at any meeting shall be decided by a majority of votes of the Directors present at a meeting at which there is a quorum, with each having one (1) vote and in case of an equality of votes, the Chairman shall have a second or casting vote.

119.	A Director may participate in any meeting of the Board or of any committee of the Board by means of video conference, teleconference or other similar communications equipment by means of which all persons participating in the meeting can hear each other and such participation shall constitute such Director’s presence in person at the meeting.

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120.	The quorum necessary for the transaction of the business of the Board may be fixed by the Directors, and unless so fixed, the presence of three (3) Directors then in office shall constitute a quorum. A Director represented by proxy or by an alternate Director at any meeting shall be deemed to be present for the purposes of determining whether or not a quorum is present.

121.	If a quorum is not present at any duly called meeting, such meeting may be adjourned to a time no earlier than forty-eight (48) hours after written notice of such adjournment has been given to the Directors. The Directors present at such adjourned meeting shall constitute a quorum, provided that the Directors present at such adjourned meeting may only discuss and/or approve the matters as described in the meeting notice delivered to the Directors in accordance with Article 118.

122.	A resolution in writing (in one or more counterparts), signed by all the Directors or all the members of a committee of Directors entitled to receive notice of a meeting of Directors or committee of Directors, as the case may be (an alternate Director, subject as provided otherwise in the terms of appointment of the alternate Director, being entitled to sign such a resolution on behalf of his appointer), shall be as valid and effectual as if it had been passed at a meeting of the Directors or committee of Directors, as the case may be, duly convened and held. When signed a resolution may consist of several documents each signed by one or more of the Directors or his duly appointed alternate.

123.	Subject to any regulations imposed on it by the Directors, a committee appointed by the Directors may elect a chairman of its meetings. If no such chairman is elected, or if at any meeting the chairman is not present within fifteen (15) minutes after the time appointed for holding the meeting, the committee members present may choose one of their number to be chairman of the meeting.

124.	A committee appointed by the Directors may meet and adjourn as it thinks proper. Subject to any regulations imposed on it by the Directors, questions arising at any meeting shall be determined by a majority of votes of the committee members present and in case of an equality of votes, the chairman shall have a second or casting vote.

125.	All acts done by any meeting of the Directors or of a committee of Directors, or by any Person acting as a Director, shall notwithstanding that it be afterwards discovered that there was some defect in the appointment of any such Director or Person acting as aforesaid, or that they or any of them were disqualified, be as valid as if every such Person had been duly appointed and was qualified to be a Director.

126.	The Company shall pay all fees, charges and expenses (including travel and related expenses) incurred by each Director in connection with: (i) attending the meetings of the Board and all committees thereof (if any) and (ii) conducting any other Company business requested by the Company.

PRESUMPTION OF ASSENT

127.	A Director who is present at a meeting of the Board at which action on any Company matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent from such action with the person acting as the chairman or secretary of the meeting before the adjournment thereof or shall forward such dissent by registered post to such person immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favor of such action.

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DIRECTORS’ INTERESTS

128.	A Director may:

(a).	hold any other office or place of profit with the Company (except that of Auditor) in conjunction with his office of Director for such period and upon such terms as the Board may determine. Any remuneration (whether by way of salary, commission, participation in profits or otherwise) paid to any Director in respect of any such other office or place of profit shall be in addition to any remuneration provided for by or pursuant to any other Article;

(b).	act by himself or his firm in a professional capacity for the Company (otherwise than as Auditor) and he or his firm may be remunerated for professional services as if he were not a Director;

(c).	continue to be or become a director, managing director, joint managing director, deputy managing director, executive director, manager or other officer or member of any other company promoted by the Company or in which the Company may be interested as a vendor, shareholder or otherwise and (unless otherwise agreed) no such Director shall be accountable for any remuneration, profits or other benefits received by him as a director, managing director, joint managing director, deputy managing director, executive director, manager or other officer or member of or from his interests in any such other company. Subject as otherwise provided by these Articles the Directors may exercise or cause to be exercised the voting powers conferred by the shares in any other company held or owned by the Company, or exercisable by them as Directors of such other company in such manner in all respects as they think fit (including the exercise thereof in favour of any resolution appointing themselves or any of them directors, managing directors, joint managing directors, deputy managing directors, executive directors, managers or other officers of such company) or voting or providing for the payment of remuneration to the director, managing director, joint managing director, deputy managing director, executive director, manager or other officers of such other company and any Director may vote in favour of the exercise of such voting rights in manner aforesaid notwithstanding that he may be, or about to be, appointed a director, managing director, joint managing director, deputy managing director, executive director, manager or other officer of such a company, and that as such he is or may become interested in the exercise of such voting rights in manner aforesaid.

Notwithstanding the foregoing, no “Independent Director” as defined in the rules of the Designated Stock Exchange or in Rule 10A-3 under the Securities Exchange Act of 1934, as amended, and with respect of whom the Board has determined constitutes an “Independent Director” for purposes of compliance with applicable Law or the Company’s listing requirements, shall without the consent of the Audit Committee take any of the foregoing actions or any other action that would reasonably be likely to affect such Director’s status as an “Independent Director” of the Company.

129.	Subject to applicable Law and to these Articles, no Director or proposed or intending Director shall be disqualified by his office from contracting with the Company, either with regard to his tenure of any office or place of profit or as vendor, purchaser or in any other manner whatever, nor shall any such contract or any other contract or arrangement in which any Director is in any way interested be liable to be avoided, nor shall any Director so contracting or being so interested be liable to account to the Company or the Members for any remuneration, profit or other benefits realised by any such contract or arrangement by reason of such Director holding that office or of the fiduciary relationship thereby established provided that such Director shall disclose the nature of his interest in any contract or arrangement in which he is interested in accordance with Article 130 herein. Any such transaction that would reasonably be likely to affect a Director’s status as an “Independent Director”, or that would constitute a “related party transaction” as defined by Item 7 of Form 20-F promulgated by the Commission, shall require the approval of the Audit Committee.

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130.	A Director who to his knowledge is in any way, whether directly or indirectly, interested in a contract or arrangement or proposed contract or arrangement with the Company shall declare the nature of his interest at the meeting of the Board at which the question of entering into the contract or arrangement is first considered, if he knows his interest then exists, or in any other case at the first meeting of the Board after he knows that he is or has become so interested. For the purposes of this Article, a general Notice to the Board by a Director to the effect that:

(a).	he is a member or officer of a specified company or firm and is to be regarded as interested in any contract or arrangement which may after the date of the Notice be made with that company or firm; or

(b).	he is to be regarded as interested in any contract or arrangement which may after the date of the Notice be made with a specified person who is connected with him;

shall be deemed to be a sufficient declaration of interest under this Article in relation to any such contract or arrangement, provided that no such Notice shall be effective unless either it is given at a meeting of the Board or the Director takes reasonable steps to secure that it is brought up and read at the next Board meeting after it is given.

131.	Following a declaration being made pursuant to Articles 129 and 130, subject to any separate requirement for Audit Committee approval under applicable Law or the Designated Stock Exchange Rules, and unless disqualified by the chairman of the relevant Board meeting, a Director may vote in respect of any contract or proposed contract or arrangement in which such Director is interested and may be counted in the quorum at such meeting.

MINUTES

132.	The Directors shall cause minutes to be made for the purpose of all appointments of officers made by the Directors, all proceedings at meetings of the Company or the holders of any Class of Shares and of the Directors, and of committees of Directors including the names of the Directors or alternate Directors present at each meeting.

133.	When the chairman of a meeting of the Directors signs the minutes of such meeting the same shall be deemed to have been duly held notwithstanding that all the Directors have not actually come together or that there may have been a technical defect in the proceedings.

ALTERNATE DIRECTORS

134.	Any Director (other than an alternate Director) may by writing appoint any other Director, or any other person willing to act, to be an alternate Director and by writing may remove from office an alternate Director so appointed by him.

135.	An alternate Director shall be entitled to receive notice of all meetings of Directors and of all meetings of committees of Directors of which his appointor is a member, to attend and vote at every such meeting at which the Director appointing him is not personally present, and generally to perform all the functions of his appointor as a Director in his absence.

136.	An alternate Director shall cease to be an alternate Director if his appointor ceases to be a Director.

137.	Any appointment or removal of an alternate Director shall be by notice to the Company signed by the Director making or revoking the appointment or in any other manner approved by the Directors.

138.	An alternate Director shall be deemed for all purposes to be a Director and shall alone be responsible for his own acts and defaults and shall not be deemed to be the agent of the Director appointing him.

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AUDIT COMMITTEE

139.	Without prejudice to the freedom of the Directors to establish any other committees, for so long as the Shares are listed or quoted on the Designated Stock Exchange, the Board shall establish and maintain an Audit Committee as a committee of the Board, the composition and responsibilities of which shall comply with the charter of the Audit Committee, the Designated Stock Exchange Rules and the rules and regulations of the Commission.

NO MINIMUM SHAREHOLDING

140.	The Company in general meeting may fix a minimum shareholding required to be held by a Director, but unless and until such a shareholding qualification is fixed, a Director is not required to hold Shares.

SEAL

141.	The Company may, if the Directors so determine, have a Seal. The Seal shall only be used by the authority of the Directors or of a committee of the Directors authorized by the Directors. Every instrument to which the Seal has been affixed shall be signed by at least one person who shall be either a Director or some officer or other person appointed by the Directors for the purpose.

142.	The Company may have for use in any place or places outside the Cayman Islands a duplicate Seal or Seals each of which shall be a facsimile of the common Seal of the Company and, if the Directors so determine, with the addition on its face of the name of every place where it is to be used.

143.	A Director or officer, representative or attorney of the Company may without further authority of the Directors affix the Seal over his signature alone to any document of the Company required to be authenticated by him under seal or to be filed with the Registrar of Companies in the Cayman Islands or elsewhere wheresoever.

DIVIDENDS, DISTRIBUTIONS AND RESERVE

144.	Subject to the Statute and these Articles any rights and restrictions for the time being attached to any Shares, the Directors may from time to time declare dividends (including interim dividends) and other distributions on Shares in issue and authorize payment of the dividends or distributions out of the funds of the Company lawfully available therefor. No dividend or distribution shall be paid except out of the realized or unrealized profits of the Company, or out of the share premium account or as otherwise permitted by the Statute.

145.	Except as otherwise provided by the rights attached to Shares, all dividends shall be declared and paid according to the par value of the Shares that a Member holds. If any Share is issued on terms providing that it shall rank for dividend as from a particular date, that Share shall rank for dividend accordingly.

146.	The Directors may deduct from any dividend or distribution payable to any Member all sums of money (if any) then payable by him to the Company on account of calls or otherwise.

147.	The Directors may declare that any dividend or distribution be paid wholly or partly by the distribution of specific assets and in particular of shares, debentures, or securities of any other company or in any one or more of such ways and where any difficulty arises in regard to such distribution, the Directors may settle the same as they think expedient and fix the value for distribution of such specific assets or any part thereof and may determine that cash payments shall be made to any Members upon the basis of the value so fixed in order to adjust the rights of all Members and may vest any such specific assets in trustees as may seem expedient to the Directors.

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148.	Any dividend, distribution, interest or other monies payable in cash in respect of Shares may be paid by wire transfer to the holder or by cheque or warrant sent through the post directed to the registered address of the holder or, in the case of joint holders, to the registered address of the holder who is first named on the Register of Members or to such person and to such address as such holder or joint holders may in writing direct. Every such cheque or warrant shall be made payable to the order of the person to whom it is sent. Any one of three or more joint holders may give effectual receipts for any dividends, bonuses, or other monies payable in respect of the Share held by them as joint holders.

149.	If several Persons are registered as joint holders of any Share, any of them may give effective receipts for any dividend or other moneys payable on or in respect of the Share.

150.	No dividend or distribution shall bear interest against the Company.

151.	Any dividend which cannot be paid to a Member and/or which remains unclaimed after six (6) months from the date of declaration of such dividend may, in the discretion of the Directors, be paid into a separate account in the Company’s name, provided that the Company shall not be constituted as a trustee in respect of that account and the dividend shall remain as a debt due to the Member. Any dividend which remains unclaimed after a period of six (6) years from the date of declaration of such dividend shall be forfeited and shall revert to the Company.

CAPITALIZATION

152.	Subject to applicable Law, the Directors may:

(a).	resolve to capitalise any sum standing to the credit of any of the Company’s reserve accounts or funds (including the Share Premium Account and capital redemption reserve fund) or any sum standing to the credit of the profit and loss account or otherwise available for distribution;

(b).	appropriate the sum resolved to be capitalised to the Members in proportion to the nominal amount of Shares (whether or not fully paid) held by them respectively and apply that sum on their behalf in or towards:

(i)	paying up the amounts (if any) for the time being unpaid on Shares held by them respectively, or

(ii)	paying up in full unissued Shares or debentures of a nominal amount equal to that sum,

and allot the Shares or debentures, credited as fully paid, to the Members (or as they may direct) in those proportions, or partly in one way and partly in the other, but the Share Premium Account, the capital redemption reserve and profits which are not available for distribution may, for the purposes of this Article, only be applied in paying up unissued Shares to be allotted to Members credited as fully paid;

(c).	make any arrangements they think fit to resolve a difficulty arising in the distribution of a capitalised reserve and in particular, without limitation, where Shares or debentures become distributable in fractions the Directors may deal with the fractions as they think fit;

(d).	authorise a Person to enter (on behalf of all the Members concerned) into an agreement with the Company providing for either:

(i)	the allotment to the Members respectively, credited as fully paid, of Shares or debentures to which they may be entitled on the capitalisation, or

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(ii)	the payment by the Company on behalf of the Members (by the application of their respective proportions of the reserves resolved to be capitalised) of the amounts or part of the amounts remaining unpaid on their existing Shares, and any such agreement made under this authority being effective and binding on all those Members; and

(e).	generally do all acts and things required to give effect to the resolution.

153.	Notwithstanding any provisions in these Articles, the Directors may resolve to capitalise any sum standing to the credit of any of the Company’s reserve accounts or funds (including the Share Premium Account and capital redemption reserve fund) or any sum standing to the credit of the profit and loss account or otherwise available for distribution by applying such sum in paying up in full unissued Shares to be allotted and issued to:

(a).	employees (including Directors) or service providers of the Company or its Affiliates upon exercise or vesting of any options or awards granted under any share incentive scheme or employee benefit scheme or other arrangement which relates to such persons that has been adopted or approved by the Directors or the Members;

(b).	any trustee of any trust or administrator of any share incentive scheme or employee benefit scheme to whom shares are to be allotted and issued by the Company in connection with the operation of any share incentive scheme or employee benefit scheme or other arrangement which relates to such persons that has been adopted or approved by the Directors or Members; or

(c).	the holders of warrants issued by the Company upon the cashless exercise of such warrant in accordance with the terms thereof.

BOOKS OF ACCOUNT

154.	The Directors shall cause proper books of account to be kept with respect to all sums of money received and expended by the Company and the matters in respect of which the receipt or expenditure takes place, all sales and purchases of goods by the Company and the assets and liabilities of the Company. Proper books shall not be deemed to be kept if there are not kept such books of account as are necessary to give a true and fair view of the state of the Company’s affairs and to explain its transactions.

155.	The Directors shall from time to time determine whether and to what extent and at what times and places and under what conditions or regulations the accounts and books of the Company or any of them shall be open to the inspection of Members not being Directors and no Member (not being a Director) shall have any right of inspecting any account or book or document of the Company except as conferred by the Statute or authorized by the Directors or by the Company in general meeting.

156.	The Directors may from time to time cause to be prepared and to be laid before the Company in general meeting profit and loss accounts, balance sheets, group accounts (if any) and such other reports and accounts as may be required by the Law.

AUDIT

157.	Subject to applicable Law and Designated Stock Exchange Rules, the Directors may appoint an Auditor of the Company who shall hold office until removed from office by a resolution of the Directors.

158.	The remuneration of the Auditor shall be determined by the Audit Committee or, in the absence of such Audit Committee, by the Board.

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159.	If the office of auditor becomes vacant by the resignation or death of the Auditor, or by his becoming incapable of acting by reason of illness or other disability at a time when his services are required, the Directors shall fill the vacancy and determine the remuneration of such Auditor.

160.	Auditors of the Company shall have a right of access at all times to the books and accounts and vouchers of the Company and shall be entitled to require from the Directors and officers of the Company such information and explanation as may be necessary for the performance of the duties of the Auditors.

161.	Auditors shall, if so required by the Directors, make a report on the accounts of the Company during their tenure of office at the next annual general meeting following their appointment and at any time during their term of office upon request of the Directors or any general meeting of the Members.

162.	The statement of income and expenditure and the balance sheet provided for by these Articles shall be examined by the Auditor and compared by him with the books, accounts and vouchers relating thereto; and he shall make a written report thereon stating whether such statement and balance sheet are drawn up so as to present fairly the financial position of the Company and the results of its operations for the period under review and, in case information shall have been called for from Directors or officers of the Company, whether the same has been furnished and has been satisfactory. The financial statements of the Company shall be audited by the Auditor in accordance with generally accepted auditing standards. The Auditor shall make a written report thereon in accordance with generally accepted auditing standards and the report of the Auditor shall be submitted to the Audit Committee. The generally accepted auditing standards referred to herein may be those of a country or jurisdiction other than the Cayman Islands. If so, the financial statements and the report of the Auditor should disclose this act and name such country or jurisdiction.

SHARE PREMIUM ACCOUNT

163.	The Directors shall in accordance with the Statute establish a Share Premium Account and shall carry to the credit of such account from time to time a sum equal to the amount or value of the premium paid on the issue of any Share.

164.	There shall be debited to any Share Premium Account on the redemption or purchase of a Share the difference between the nominal value of such Share and the redemption or purchase price provided always that at the discretion of the Directors such sum may be paid out of the profits of the Company or, if permitted by the Statute, out of capital.

NOTICES

165.	Except as otherwise provided in these Articles, any notice or document may be served by the Company or by the Person entitled to give notice to any Member either personally, or by posting it by airmail or by a recognized courier service in a prepaid letter addressed to such Member at his address as appearing in the Register of Members, or by electronic mail to any electronic mail address such Member may have specified in writing for the purpose of such service of notices, or by facsimile to any facsimile number such Member may have specified in writing for the purpose of such service of notices, or, to the extent permitted by applicable Law, by placing it on the Company’s Website should the Directors deem it appropriate. In the case of joint holders of a Share, all notices shall be given to that one of the joint holders whose name stands first in the Register of Members in respect of the joint holding, and notice so given shall be sufficient notice to all the joint holders.

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166.	Any notice or other document, if served by:

(a).	post, shall be deemed to have been served five (5) calendar days after the time when the letter containing the same is posted;

(b).	facsimile, shall be deemed to have been served upon production by the transmitting facsimile machine of a report confirming transmission of the facsimile in full to the facsimile number of the recipient;

(c).	recognized courier service, shall be deemed to have been served 48 hours after the time when the letter containing the same is delivered to the courier service;

(d).	electronic mail, shall be deemed to have been served immediately upon the time of the transmission by electronic mail; or

(e).	placing it on the Company’s Website, shall be deemed to have been served immediately upon the time when the same is placed on the Company’s Website.

167.	Any Members present, either personally or by proxy, at any meeting of the Company shall for all purposes be deemed to have received due notice of such meeting and, where requisite, of the purposes for which such meeting was convened.

168.	A notice may be given by the Company to the person or persons which the Company has been advised are entitled to a Share or Shares in consequence of the death or bankruptcy of a Member in the same manner as other notices which are required to be given under these Articles and shall be addressed to them by name, or by the title of representatives of the deceased, or trustee of the bankrupt, or by any like description at the address supplied for that purpose by the persons claiming to be so entitled, or at the option of the Company by giving the notice in any manner in which the same might have been given if the death or bankruptcy had not occurred.

169.	Notice of every general meeting shall be given in any manner hereinbefore authorized to every person shown as a Member in the Register of Members on the record date for such meeting except that in the case of joint holders the notice shall be sufficient if given to the joint holder first named in the Register of Members and every person upon whom the ownership of a Share devolves by reason of his being a legal personal representative or a trustee in bankruptcy of a Member of record where the Member of record but for his death or bankruptcy would be entitled to receive notice of the meeting, and no other person shall be entitled to receive notices of general meetings.

INFORMATION

170.	No Member shall be entitled to require discovery of any information in respect of any detail of the Company’s trading or any information which is or may be in the nature of a trade secret or secret process which may relate to the conduct of the business of the Company and which in the opinion of the Board would not be in the interests of the Members of the Company to communicate to the public, except information required to be disclosed by the Company to the Members as required under the Designated Stock Exchange Rules and the rules and regulations of the Commission.

171.	The Board shall be entitled to release or disclose any information in its possession, custody or control regarding the Company or its affairs to any of its Members including, without limitation, information contained in the Register of Members and transfer books of the Company.

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WINDING UP

172.	If the Company shall be wound up, the liquidator may, with the sanction of a Special Resolution of the Company and any other sanction required by the Statute, divide amongst the Members in species or in kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may for that purpose value any assets and determine how the division shall be carried out as between the Members or different classes of Members. The liquidator may, with the like sanction, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the Members as the liquidator, with the like sanction, shall think fit, but so that no Member shall be compelled to accept any asset upon which there is a liability.

173.	If the Company shall be wound up, and the assets available for distribution amongst the Members shall be insufficient to repay the whole of the share capital, such assets shall be distributed so that, as nearly as may be, the losses shall be borne by the Members in proportion to the par value of the Shares held by them. If in a winding up the assets available for distribution amongst the Members shall be more than sufficient to repay the whole of the share capital at the commencement of the winding up, the surplus shall be distributed amongst the Members in proportion to the par value of the Shares held by them at the commencement of the winding up subject to a deduction from those Shares in respect of which there are monies due, of all monies payable to the Company for unpaid calls or otherwise. This Article is without prejudice to the rights of the holders of Shares issued upon special terms and conditions.

INDEMNITY

174.	Every Director (including for the purposes of this Article any alternate Director appointed pursuant to the provisions of these Articles), Secretary, assistant Secretary, or other officer for the time being and from time to time of the Company (but not including the Company’s Auditors) and the personal representatives of the same (each, an “Indemnified Person”) shall be indemnified and secured harmless against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such Indemnified Person, other than by reason of such Indemnified Person’s wilful neglect, wilful default or actual fraud, in or about the conduct of the Company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such Indemnified Person in defending (whether successfully or otherwise) any civil proceedings concerning the Company or its affairs in any court whether in the Cayman Islands or elsewhere.

FISCAL YEAR

175.	Unless the Board otherwise prescribes, the financial year of the Company shall end on 31st March in each year.

DISCLOSURE

176.	The Directors, or any service providers (including the officers, the Secretary and the registered office provider of the Company) specifically authorized by the Directors, shall be entitled to disclose to any regulatory or judicial authority any information regarding the affairs of the Company including without limitation information contained in the Register of Members and books of the Company.

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TRANSFER BY WAY OF CONTINUATION

177.	The Company may by Special Resolution resolve to be registered by way of continuation in a jurisdiction outside the Cayman Islands or such other jurisdiction in which it is for the time being incorporated, registered or existing. In furtherance of a resolution adopted pursuant to this Article, the Directors may cause an application to be made to the Registrar of Companies to deregister the Company in the Cayman Islands or such other jurisdiction in which it is for the time being incorporated, registered or existing and may cause all such further steps as they consider appropriate to be taken to effect the transfer by way of continuation of the Company.

MERGERS AND CONSOLIDATIONS

178.	The Company shall have the power to merge or consolidate with one or more other constituent companies (as defined in the Statute) upon such terms as the Directors may determine and (to the extent required by the Statute) with the approval of a Special Resolution.

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Annex D

TERMINATION AGREEMENT

This TERMINATION AGREEMENT, dated as of [ ], 2023 (this “Agreement”), by and among MOUNTAIN CREST ACQUISITION CORP. V, a Delaware corporation (“Company”), the initial shareholders listed on the signature pages hereto (collectively, the “Initial Shareholders”), CONTINENTAL STOCK TRANSFER & TRUST COMPANY, a New York corporation (“Escrow Agent”).

WHEREAS, the Company, the Initial Shareholders and the Escrow Agent entered into a Stock Escrow Agreement, dated as of November 12, 2021 (the “Escrow Agreement”).

WHEREAS, pursuant to section 6.2 of the Escrow Agreement, Chardan Capital Markets LLC must provide its prior written consent to any modifications or changes to the Escrow Agreement.

WHEREAS, the parties thereto desire to terminate the Escrow Agreement as it relates to the Initial Shareholders on the terms and conditions set forth in this Agreement.

IT IS AGREED:

1. Definitions. Capitalized terms used herein without definition are used herein with the meanings ascribed to such terms in the Escrow Agreement.

2. Release of Escrow Shares. The certificates representing the Initial Shareholders’ Escrow Shares are hereby released and shall be returned by the Escrow Agent to the Initial Shareholders.

3. Termination of the Escrow Agreement. The Escrow Agreement is hereby terminated in its entirety and shall be of no further force or effect, provided, that, the provisions of Section 5 of the Escrow Agreement shall remain in full force and effect.

4. Miscellaneous.

4.1. Governing Law. This Agreement shall for all purposes be deemed to be made under and shall be construed in accordance with the laws of the State of New York. The Company hereby agrees that any action, proceeding or claim against it arising out of or relating in any way to this Agreement shall be brought and enforced in the courts of the State of New York or the U.S. District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The Company hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenience forum. Any such process or summons to be served upon the Company may be served by transmitting a copy thereof by registered or certified mail, return receipt requested, postage prepaid, addressed to it at the address set forth in Section 4.5 hereof. Such mailing shall be deemed personal service and shall be legal and binding upon the Company in any action, proceeding or claim.

4.2. Entire Agreement. This Agreement contains the entire agreement of the parties hereto with respect to the subject matter hereof and, except as expressly provided herein, may not be changed or modified except by an instrument in writing signed by the party to the charged. It may be executed in several original or facsimile counterparts, each one of which shall constitute an original, and together shall constitute but one instrument

4.3. Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation thereof.

4.4. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the respective parties hereto and their legal representatives, successors and assigns.

Annex D-1

4.5. Notices. Any notice or other communication required or which may be given hereunder shall be in writing and either be delivered personally or be mailed, certified or registered mail, or by private national courier service, return receipt requested, postage prepaid, and shall be deemed given when so delivered personally or, if mailed, two days after the date of mailing, as follows:

If to the Company, to:

Mountain Crest Acquisition Corp. V

311 West 43rd Street, 12th Floor

New York, NY 10036

Attn: Suying Liu, Chief Executive Officer

If to an Initial Shareholder, to the address set forth in Exhibit A.

and if to the Escrow Agent, to:

Continental Stock Transfer & Trust Company

1 State Street

New York, New York 10004

Attention: Administrative Department

A copy of any notice sent hereunder shall be sent to:

Loeb & Loeb LLP

345 Park Avenue

New York, New York 10154

Attn: Mitchell S. Nussbaum, Esq.

and Ronelle C. Porter, Esq.

Fax: (212) 407-4990

and:

Chardan Capital Markets LLC

17 State Street, 21st Floor

New York, NY 10004

Attn: Shai Gerson

Fax: (646) 465-9039

The parties may change the persons and addresses to which the notices or other communications are to be sent by giving written notice to any such change in the manner provided herein for giving notice.

4.6. Counterparts and Electronic Signatures. This Agreement may be manually or electronically executed in one or more counterparts, each of which shall constitute an original, but all of which shall constitute one agreement. This Agreement shall become effective upon delivery to each party of an executed counterpart or the earlier delivery to each party of original, photocopied, or electronically transmitted signature pages that together (but need not individually) bear the signatures of all other parties.

Annex D-2

WITNESS the execution of this Agreement as of the date first above written.

COMPANY:

MOUNTAIN CREST ACQUISITION CORP. V

By:
	Name:	Suying Liu
	Title:	Chairman, Chief Executive Officer and Chief Financial Officer

INITIAL SHAREHOLDERS:

MOUNTAIN CREST GLOBAL HOLDINGS LLC

By:
Dong Liu

Nelson Haight

Todd Milbourn

Wenhua Zhang

ESCROW AGENT:

CONTINENTAL STOCK TRANSFER & TRUST COMPANY

By:
Administrative Department

The undersigned hereby consents to the terms and conditions of this Agreement as required pursuant to section 6.2 of the Escrow Agreement.

Chardan Capital Markets LLC

By:	______________

Name:	George Kaufman

Title:	Partner, Head of Investment Banking

Annex D-3

EXHIBIT A

Name of Initial Shareholder	Number of Shares	Address
Mountain Crest Global Holdings LLC	1,717,800	311 West 43rd Street, 12th Floor, New York, NY 10036
Nelson Haight	2,400	c/o Mountain Crest Global Holdings LLC 311 West 43rd Street, 12th Floor, New York, NY 10036
Todd Milbourn	2,400	c/o Mountain Crest Global Holdings LLC 311 West 43rd Street, 12th Floor, New York, NY 10036
Wenhua Zhang	2,400	c/o Mountain Crest Global Holdings LLC 311 West 43rd Street, 12th Floor, New York, NY 10036

Annex D-4

Annex E

AMENDMENT NO. 3 TO THE AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION OF MOUNTAIN CREST ACQUISITION CORP. V

[●], 2023

Mountain Crest Acquisition Corp. V, a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY AS FOLLOWS:

1. The name of the Corporation is “Mountain Crest Acquisition Corp. V.” The original certificate of incorporation was filed with the Secretary of State of the State of Delaware on April 8, 2021. The Amended and Restated Certificate of Incorporation (the “Amended and Restated Certificate”) was filed with the Secretary of State of Delaware on November 12, 2021. The Amendment to the Amended and Restated Certificate was filed with the Secretary of State of Delaware on December 20, 2022. The Amendment No. 2 to the Amended and Restated Certificate was filed with the Secretary of State of Delaware on May 12, 2023.

2. This Amendment No. 3 to the Amended and Restated Certificate amends the Amended and Restated Certificate.

3. This Amendment to the Amended and Restated Certificate was duly adopted by the Board of Directors of the Corporation and the stockholders of the Corporation in accordance with Section 242 of the General Corporation Law of the State of Delaware.

4. The text of Paragraph D of Article SIXTH is hereby amended and restated to read in full as follows:

“D. The Corporation will not consummate any Business Combination unless it (or any successor) (i) has net tangible assets of at least $5,000,001 upon consummation of such Business Combination, or (ii) is otherwise exempt from the provisions of Rule 419 promulgated under the Securities Act of 1933, as amended.”

IN WITNESS WHEREOF, Mountain Crest Acquisition Corp. V has caused this Amendment to the Amended and Restated Certificate to be duly executed in its name and on its behalf by an authorized officer as of the date first set above.

Mountain Crest Acquisition Corp. V

By:
Name:	Suying Liu
Title:	Chief Executive Officer

Annex E-1

PROXY CARD

Mountain Crest Acquisition Corp. V

311 West 43rd Street, 12th Floor

New York, New York 10036

SPECIAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
MOUNTAIN CREST ACQUISITION CORP. V

The undersigned hereby appoints Suying Liu as proxy (the “proxy”), with full power to act, with the power to appoint a substitute, and hereby authorizes him to represent and to vote, as designated on the reverse side, all common stock of Mountain Crest Acquisition Corp. V (“Mountain Crest”) held of record by the undersigned on May 17, 2023 at the special meeting of stockholders to be held on June 23, 2023, or any postponement or adjournment thereof (the “Special Meeting”). Due to the public health concerns relating to the COVID-19 pandemic, after careful consideration, Mountain Crest has determined that the Special Meeting will be a virtual meeting conducted exclusively via live webcast to facilitate stockholder attendance and participation while safeguarding the health and safety of Mountain Crest’s stockholders, board of directors and management. To register and receive access to the virtual meeting, stockholders of record and beneficial owners (those holding shares through a bank, broker or other nominee) will need to follow the instructions applicable to them provided in the proxy statement. Such shares shall be voted as indicated with respect to the proposals listed on the reverse side hereof and in the Proxy’ discretion on such other matters as may properly come before the Special Meeting, or any postponement or adjournment thereof.

The undersigned acknowledges receipt of the accompanying proxy statement and revokes all prior proxies for the Special Meeting.

THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO SPECIFIC DIRECTION IS GIVEN AS TO THE PROPOSALS ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED “FOR” EACH OF THE PROPOSALS PRESENTED TO THE STOCKHOLDERS. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY.

PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.

THIS PROXY REVOKES ALL PRIOR PROXIES GIVEN BY THE UNDERSIGNED.

(Continued and to be marked, dated and signed on reverse side)

[White Card]

PROXY

THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1 THROUGH 6 BELOW. MOUNTAIN CREST’S BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH PROPOSAL.

(1)	Proposal 1. Business Combination Proposal — to approve and adopt the Business Combination Agreement (as may be amended, supplemented or otherwise modified from time to time, the “Business Combination Agreement”), dated as of October 19, 2022, by and among AUM Biosciences Pte. Ltd., a private company limited by shares incorporated in Singapore, with company registration number 201810204D (“AUM”), Mountain Crest, AUM Biosciences Limited, a Cayman Islands exempted company (“Holdco”), AUM Biosciences Subsidiary Pte. Ltd., a private company limited by shares incorporated in Singapore, with company registration number 202238778Z (“Amalgamation Sub”) and AUM Biosciences Delaware Merger Sub, Inc., a Delaware corporation (“Merger Sub”), as amended on February 10, 2023;

☐ FOR	☐ ■ AGAINST	☐ ■ ABSTAIN

(2)	Proposal 2. Redomestication Proposal — to approve the “redomestication” from Delaware to Cayman Islands that will take place with respect to the new public holding company pursuant to the terms of the Business Combination Agreement;

☐ FOR	☐ ■ AGAINST	☐ ■ ABSTAIN

(3)	Proposal 3. Nasdaq Proposal — to approve, for purposes of complying with applicable listing rules of Nasdaq, or Nasdaq Listing Rules, the issuance of more than 20% of the current total issued and outstanding ordinary shares of Holdco pursuant to the terms of the Business Combination Agreement;

(4)	Proposal 4. Incentive Plan Proposal — to approve Holdco’s 2023 Share Incentive Plan;

☐ FOR	☐ ■ AGAINST	☐ ■ ABSTAIN

(5)	Proposal 5. Holdco Charter Proposal — to amend and restate Holdco’s memorandum and articles of association;

☐ FOR	☐ ■ AGAINST	☐ ■ ABSTAIN

(6)	Proposal 6. Adjournment Proposal — to adjourn the Special Meeting under certain circumstances, which is more fully described in the accompanying proxy statement/prospectus.

☐ FOR	☐ ■ AGAINST	☐ ■ ABSTAIN

Signature	Signature	Date

Sign exactly as name appears on this proxy card. If shares are held jointly, each holder should sign. Executors, administrators, trustees, guardians, attorneys and agents should give their full titles. If stockholder is a corporation, sign in corporate name by an authorized officer, giving full title as such. If stockholder is a partnership, sign in partnership name by an authorized person, giving full title as such.